FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-259741-03

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated April 18, 2022, may be amended or completed prior to the time of sale.

$994,639,000 (Approximate)

BANK 2022-BNK41

(Central Index Key Number 0001920442)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2022-BNK41. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in June 2022. The rated final distribution date for the certificates is the distribution date in April 2065.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description
Class A-1	$13,400,000%		(5)	Class A-S-1(6)	$0(6)%		(6)
Class A-SB	$18,700,000%		(5)	Class A-S-2(6)	$0(6)%		(6)
Class A-3(6)	(6)(7)%		(5)(6)	Class A-S-X1(6)	$0(6)%		(6)
Class A-3-1(6)	$0(6)(7)%		(6)	Class A-S-X2(6)	$0(6)%		(6)
Class A-3-2(6)	$0(6)(7)%		(6)	Class B(6)	$43,064,000(6)%		(5)(6)
Class A-3-X1(6)	$0(6)(7)%		(6)	Class B-1(6)	$0(6)%		(6)
Class A-3-X2(6)	$0(6)(7)%		(6)	Class B-2(6)	$0(6)%		(6)
Class A-4(6)	(6)(7)%		(5)(6)	Class B-X1(6)	$0(6)%		(6)
Class A-4-1(6)	$0(6)(7)%		(6)	Class B-X2(6)	$0(6)%		(6)
Class A-4-2(6)	$0(6)(7)%		(6)	Class C(6)	$43,064,000(6)%		(5)(6)
Class A-4-X1(6)	$0(6)(7)%		(6)	Class C-1(6)	$0(6)%		(6)
Class A-4-X2(6)	$0(6)(7)%		(6)	Class C-2(6)	$0(6)%		(6)
Class X-A	$777,930,000(8)%		Variable(9)	Class C-X1(6)	$0(6)%		(6)
Class X-B	$173,645,000(10)%		Variable(11)	Class C-X2(6)	$0(6)%		(6)
Class A-S(6)	$130,581,000(6)%		(5)(6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 69 and page 71, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale.

Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 19.7% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to 43.5% of each class of offered certificates, and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 36.8% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 5, 2022. Morgan Stanley Capital I Inc. expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from May 1, 2022, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$994,639,000	100%	$994,639,000	$92,203.04

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Morgan Stanley	Wells Fargo Securities	BofA Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc.		Drexel Hamilton
Co-Manager		Co-Manager

April , 2022

BANK 2022-BNK41

Commercial Mortgage Pass-Through Certificates, Series BANK 2022-BNK41
Geographic Overview of Mortgage Pool

Washington
1 property
$15,598,419
1.3% of total
North Dakota
1 property
$785,824
0.1% of total
Iowa
2 properties
$6,280,672
0.5% of total
Minnesota
3 properties
$7,780,787
0.7% of total
Wisconsin
1 property
$28,150,000
2.4% of total
Illinois
1 property
$10,487,309
0.9% of total
Indiana
4 properties
$1,288,869
0.1% of total
Pennsylvania
6 properties
$50,347,241
4.3% of total
New York
32 properties
$319,514,734
27.3% of total
New Hampshire
1 property
$1,255,585
0.1% of total
Maine
1 property
$573,777
0.0% of total
Michigan
1 property
$168,391
0.0% of total
Massachusetts
5 properties
$19,319,773
1.7% of total
Wyoming
1 property
$199,575
0.0% of total
Ohio
5 properties
$9,803,363
0.8% of total
Connecticut
2 properties
$3,037,163
0.3% of total
Nevada
1 property
$341,976
0.0% of total
New Jersey
8 properties
$31,740,104
2.7% of total
Maryland
2 properties
$10,745,280
0.9% of total
California
10 properties
$127,877,311
10.9% of total
District of Columbia
3 properties
$210,884,375
18.0% of total
West Virginia
1 property
$623,670
0.1% of total
Colorado
1 property
$7,200,000
0.6% of total
North Carolina
3 properties
$1,403,258
0.1% of total
Virginia
5 properties
$77,342,370
6.6% of total
Arizona
2 properties
$5,481,709
0.5% of total
South Carolina
1 property
$1,247,797
0.1% of total
Nebraska
1 property
$194,585
0.0% of total
Georgia
3 properties
$27,525,000
2.4% of total
Kansas
1 property
$566,960
0.0% of total
Texas
11 properties
$113,062,264
9.7% of total
Arkansas
3 properties
$4,841,273
0.4% of total
Mississippi
2 properties
$4,161,995
0.4% of total
Alabama
1 property
$773,351
0.1% of total
Florida
6 properties
$64,550,000
5.5% of total
Louisiana
6 properties
$2,194,072
0.2% of total
Tennessee
2 properties
$1,709,880
0.1% of total
Kentucky
1 property
$760,878
0.1% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Other 2.1%
Hospitality 2.0%
Industrial 5.2%
Mixed Use 0.6%
Self Storage 5.8%
Various 7.3%
Office 36.4%
Multifamily 16.0%
Retail 24.7%

.

SUMMARY OF CERTIFICATES

Class or Interest	Approx. Initial Certificate Balance Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$13,400,000		30.000%	%	(5)	May 2027	2.94	1 – 60
Class A-SB	$18,700,000		30.000%	%	(5)	December 2031	7.43	60 – 115
Class A-3(6)	(6)	(7)	30.000%	%	(5)(6)	(7)	(7)	(7)
Class A-4(6)	(6	)(7)	30.000%	%	(5)(6)	(7)	(7)	(7)
Class X-A	$777,930,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
Class X-B	$173,645,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
Class A-S(6)	$130,581,000	(6)	18.250%	%	(5)(6)	April 2032	9.93	118 – 119
Class B(6)	$43,064,000	(6)	14.375%	%	(5)(6)	April 2032	9.94	119 – 119
Class C(6)	$43,064,000	(6)	10.500%	%	(5)(6)	April 2032	9.94	119 – 119
Non-Offered Certificates
Class X-D	$47,231,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
Class X-F	$22,227,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
Class X-G	$11,113,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
Class X-H	$36,118,611	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
Class D	$26,394,000		8.125%	%	(5)	April 2032	9.94	119 – 119
Class E	$20,837,000		6.250%	%	(5)	April 2032	9.94	119 – 119
Class F	$22,227,000		4.250%	%	(5)	April 2032	9.94	119 – 119
Class G	$11,113,000		3.250%	%	(5)	April 2032	9.94	119 – 119
Class H	$36,118,611		0.000%	%	(5)	April 2032	9.94	119 – 119
Class V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$58,490,979.54		NAP	%	(16)	April 2032	9.73	1 – 119

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) fixed rate per annum (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A- S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C- X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
3

(7)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A- 4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $745,830,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. In the event that the Class A-4 trust component is issued with an initial certificate balance of $745,830,000, the Class A-3 trust component (and, correspondingly, the Class A-3 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$0 - $340,000,000	NAP – March 2032	NAP – 9.78	NAP / 115 – 118
Class A-4	$405,830,000 - $745,830,000	March 2032 – March 2032	9.82 – 9.86	115 – 118 / 118 – 118

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class A-S and Class B trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
4

(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective RR Interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	16
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	17
SUMMARY OF TERMS	26
SUMMARY OF RISK FACTORS	69
RISK FACTORS	71
Risks Related to Market Conditions and Other External Factors	71
The Coronavirus Pandemic Has Adversely Affected the Global Economy and
Will Likely Adversely Affect the Performance of the Mortgage Loans	71
Risks Relating to the Mortgage Loans	75
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	75
Risks of Commercial and Multifamily Lending Generally	76
Performance of the Mortgage Loans Will Be Highly Dependent on the
Performance of Tenants and Tenant Leases	78
Office Properties Have Special Risks	83
Retail Properties Have Special Risks	84
Multifamily Properties Have Special Risks	87
Residential Cooperative Properties Have Special Risks	91
Self Storage Properties Have Special Risks	95
Industrial Properties Have Special Risks	96
Data Center Properties Have Special Risks	98
Hospitality Properties Have Special Risks	98
Mixed Use Properties Have Special Risks	100
Risks Relating to Affiliation with a Franchise or Hotel Management Company	100
Sale-Leaseback Transactions Have Special Risks	101
Mortgaged Properties Leased to Startup Companies Have Special Risks	102
Mortgaged Properties Leased to Government Tenants Have Special Risks	102
Condominium Ownership May Limit Use and Improvements	103
Operation of a Mortgaged Property Depends on the Property Manager’s
Performance	105
Concentrations Based on Property Type, Geography, Related Borrowers and
Other Factors May Disproportionately Increase Losses	105
Adverse Environmental Conditions at or Near Mortgaged Properties May
Result in Losses	107
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged
Properties	108
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	109
Risks Related to Zoning Non-Compliance and Use Restrictions	112
Risks Relating to Inspections of Properties	113
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	113
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at
Mortgaged Real Properties Located in New York City	114
Insurance May Not Be Available or Adequate	114
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	115
Terrorism Insurance May Not Be Available for All Mortgaged Properties	115
Risks Associated with Blanket Insurance Policies or Self-Insurance	117
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	117

6

Limited Information Causes Uncertainty	118
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	118
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	119
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	121
Static Pool Data Would Not Be Indicative of the Performance of this Pool	121
Appraisals May Not Reflect Current or Future Market Value of Each Property	122
The Performance of a Mortgage Loan and Its Related Mortgaged Property
Depends in Part on Who Controls the Borrower and Mortgaged Property	125
The Borrower’s Form of Entity May Cause Special Risks	125
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	128
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	129
Other Financings or Ability to Incur Other Indebtedness Entails Risk	130
Risks Relating to Shari’ah Compliant Loans	132
Tenancies-in-Common May Hinder Recovery	133
Risks Relating to Delaware Statutory Trusts	134
Risks Relating to Enforceability of Cross-Collateralization	134
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment
Premiums or Defeasance Provisions	135
Risks Associated with One Action Rules	135
State Law Limitations on Assignments of Leases and Rents May Entail Risks	135
Various Other Laws Could Affect the Exercise of Lender’s Rights	136
Risks of Anticipated Repayment Date Loans	136
The Absence of Lockboxes Entails Risks That Could Adversely Affect
Distributions on Your Certificates	137
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and
Interest-Only Provisions Increase Risk	137
Climate Change May Directly or Indirectly Have an Adverse Effect on the
Mortgage Pool	138
Risks Related to Ground Leases and Other Leasehold Interests	139
Increases in Real Estate Taxes May Reduce Available Funds	141
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or
Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	141
Risks Related to Conflicts of Interest	141
Interests and Incentives of the Originators, the Sponsors and Their Affiliates
May Not Be Aligned With Your Interests	141
The Servicing of the Shearer’s Industrial Portfolio Whole Loan Will Shift to
Other Servicers	144
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	145
Interests and Incentives of the Underwriter Entities May Not Be Aligned With
Your Interests	145
Potential Conflicts of Interest of Each Applicable Master Servicer and Special
Servicer	147
Potential Conflicts of Interest of the Operating Advisor	150
Potential Conflicts of Interest of the Asset Representations Reviewer	151
Potential Conflicts of Interest of the Directing Certificateholder and the
Companion Holders	151

7

Potential Conflicts of Interest in the Selection of the Underlying Mortgage
Loans	154
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of
the Applicable Whole Loan	155
Other Potential Conflicts of Interest May Affect Your Investment	156
Other Risks Relating to the Certificates	156
EU Securitization Regulation and UK Securitization Regulation	156
Recent Developments Concerning the Proposed Japanese Retention
Requirements	159
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be
Downgraded	160
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	163
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated
Certificates	167
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest,
Respectively	168
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can
Impact Your Investment	168
Risks Relating to Modifications of the Mortgage Loans	174
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All
Losses on a Defective Mortgage Loan	175
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material
Mortgage Loan Event of Default	176
Risks Relating to Interest on Advances and Special Servicing Compensation	176
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage
Loans and the Ability to Replace the Servicer	177
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the
Mortgage Loans	177
The Requirement of Each Applicable Special Servicer to Obtain
FIRREA-Compliant Appraisals May Result in an Increased Cost to the
Issuing Entity	178
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	179
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage
Loans or Your Investment	179
General	183
The Certificates May Not Be a Suitable Investment for You	183
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of
Loss	183
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value
of CMBS	183
Other Events May Affect the Value and Liquidity of Your Investment	183

8

The Certificates Are Limited Obligations	184
The Certificates May Have Limited Liquidity and the Market Value of the
Certificates May Decline	184
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	185
DESCRIPTION OF THE MORTGAGE POOL	188
General	188
Co-Originated Whole Loans	189
Certain Calculations and Definitions	190
Definitions	191
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	206
Mortgage Pool Characteristics	210
Overview	210
Property Types	212
Significant Obligors	216
Mortgage Loan Concentrations	216
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and
Related Borrower Mortgage Loans	217
Geographic Concentrations	219
Mortgaged Properties With Limited Prior Operating History	220
Shari’ah Compliant Loan	220
Tenancies-in-Common and Crowd-Funded Entities	221
Delaware Statutory Trusts	221
Condominium and Other Shared Interests	222
Residential Cooperatives	223
Fee & Leasehold Estates; Ground Leases	224
Environmental Considerations	225
Redevelopment, Renovation and Expansion	228
Assessment of Property Value and Condition	229
Litigation and Other Considerations	230
Condemnations	232
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	232
Tenant Issues	233
Tenant Concentrations	233
Lease Expirations and Terminations	234
Purchase Options and Rights of First Refusal	237
Affiliated Leases	240
Competition from Certain Nearby Properties	241
Insurance Considerations	242
Use Restrictions	245
Appraised Value	246
Non-Recourse Carveout Limitations	247
Real Estate and Other Tax Considerations	248
Delinquency Information	250
Certain Terms of the Mortgage Loans	251
Amortization of Principal	251
Due Dates; Mortgage Rates; Calculations of Interest	251
ARD Loans	252
Single-Purpose Entity Covenants	253
Prepayment Protections and Certain Involuntary Prepayments	253
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	256
Defeasance	257
Releases; Partial Releases; Property Additions	258

9

Escrows	262
Mortgaged Property Accounts	263
Exceptions to Underwriting Guidelines	265
Additional Indebtedness	266
General	266
Whole Loans	267
Mezzanine Indebtedness	267
Other Secured Indebtedness	269
Preferred Equity	272
Other Unsecured Indebtedness	272
The Whole Loans	273
General	273
The Serviced Pari Passu Whole Loans	279
The Non-Serviced Pari Passu Whole Loans	282
The Constitution Center Pari Passu-A/B Whole Loan	285
The 601 Lexington Avenue Pari Passu-A/B Whole Loan	295
The Journal Squared Tower 2 Pari Passu-A/B Whole Loan	301
The ILPT Logistics Portfolio Pari Passu-A/B Whole Loan	306
Additional Information	312
TRANSACTION PARTIES	313
The Sponsors and Mortgage Loan Sellers	313
Bank of America, National Association	313
Wells Fargo Bank, National Association	329
Morgan Stanley Mortgage Capital Holdings LLC	342
National Cooperative Bank, N.A.	356
The Depositor	365
The Issuing Entity	365
The Trustee	366
The Certificate Administrator	367
The Master Servicers	370
Wells Fargo Bank, National Association	370
National Cooperative Bank, N.A.	374
The Special Servicers	378
Rialto Capital Advisors, LLC	378
National Cooperative Bank, N.A.	383
The MSC 2022-L8 Special Servicer and BMARK 2022-B34 Special Servicer	387
The BANK 2022-BNK40 Special Servicer	391
The Operating Advisor and Asset Representations Reviewer	395
CREDIT RISK RETENTION	396
General	396
RR Interest	398
Qualifying CRE Loans	400
DESCRIPTION OF THE CERTIFICATES	400
General	400
Distributions	403
Method, Timing and Amount	403
Available Funds	404
Priority of Distributions	405
Pass-Through Rates	409
Exchangeable Certificates	411
Interest Distribution Amount	415
Principal Distribution Amount	415
Certain Calculations with Respect to Individual Mortgage Loans	417

10

Excess Interest	419
Application Priority of Mortgage Loan Collections or Whole Loan Collections	419
Allocation of Yield Maintenance Charges and Prepayment Premiums	422
Assumed Final Distribution Date; Rated Final Distribution Date	427
Prepayment Interest Shortfalls	427
Subordination; Allocation of Realized Losses	429
Reports to Certificateholders; Certain Available Information	432
Certificate Administrator Reports	432
Information Available Electronically	439
Voting Rights	444
Delivery, Form, Transfer and Denomination	445
Book-Entry Registration	445
Definitive Certificates	448
Certificateholder Communication	449
Access to Certificateholders’ Names and Addresses	449
Requests to Communicate	449
List of Certificateholders	450
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	450
General	450
Dispute Resolution Provisions	462
Asset Review Obligations	463
POOLING AND SERVICING AGREEMENT	463
General	463
Assignment of the Mortgage Loans	464
Servicing Standard	464
Subservicing	466
Advances	467
P&I Advances	467
Servicing Advances	468
Nonrecoverable Advances	469
Recovery of Advances	470
Accounts	472
Withdrawals from the Collection Account	474
Servicing and Other Compensation and Payment of Expenses	477
General	477
Master Servicing Compensation	484
Special Servicing Compensation	487
Disclosable Special Servicer Fees	492
Certificate Administrator and Trustee Compensation	493
Operating Advisor Compensation	493
Asset Representations Reviewer Compensation	494
CREFC® Intellectual Property Royalty License Fee	495
Appraisal Reduction Amounts	495
Maintenance of Insurance	503
Modifications, Waivers and Amendments	507
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	515
Inspections	518
Collection of Operating Information	519
Special Servicing Transfer Event	519
Asset Status Report	523
Realization Upon Mortgage Loans	526
Sale of Defaulted Loans and REO Properties	529
The Directing Certificateholder	532

11

General	532
Major Decisions	535
Asset Status Report	540
Replacement of a Special Servicer	540
Control Termination Event and Consultation Termination Event	540
Servicing Override	543
Rights of the Directing Certificateholder with respect to Non-Serviced
Mortgage Loans or Servicing Shift Whole Loans	544
Rights of the Holders of Serviced Pari Passu Companion Loans	545
Limitation on Liability of Directing Certificateholder	545
The Operating Advisor	546
General	546
Duties of Operating Advisor While No Control Termination Event Has Occurred
and Is Continuing	546
Duties of Operating Advisor While a Control Termination Event Has Occurred
and Is Continuing	548
Recommendation of the Replacement of a Special Servicer	550
Eligibility of Operating Advisor	551
Other Obligations of Operating Advisor	551
Delegation of Operating Advisor’s Duties	552
Termination of the Operating Advisor With Cause	552
Rights Upon Operating Advisor Termination Event	553
Waiver of Operating Advisor Termination Event	554
Termination of the Operating Advisor Without Cause	554
Resignation of the Operating Advisor	555
Operating Advisor Compensation	555
The Asset Representations Reviewer	555
Asset Review	555
Eligibility of Asset Representations Reviewer	561
Other Obligations of Asset Representations Reviewer	562
Delegation of Asset Representations Reviewer’s Duties	562
Asset Representations Reviewer Termination Events	562
Rights Upon Asset Representations Reviewer Termination Event	564
Termination of the Asset Representations Reviewer Without Cause	564
Resignation of Asset Representations Reviewer	564
Asset Representations Reviewer Compensation	565
Limitation on Liability of Risk Retention Consultation Party	565
Replacement of a Special Servicer Without Cause	565
Replacement of a Special Servicer After Operating Advisor Recommendation
and Certificateholder Vote	568
Termination of a Master Servicer or Special Servicer for Cause	569
Servicer Termination Events	569
Rights Upon Servicer Termination Event	571
Waiver of Servicer Termination Event	573
Resignation of a Master Servicer or Special Servicer	573
Limitation on Liability; Indemnification	574
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	577
Dispute Resolution Provisions	578
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by
a Certificateholder	578
Repurchase Request Delivered by a Party to the PSA	578
Resolution of a Repurchase Request	579
Mediation and Arbitration Provisions	582

12

Servicing of the Non-Serviced Mortgage Loans	583
General	583
Servicing of the Constitution Center and ExchangeRight Net Leased Portfolio
#54 Mortgage Loans	586
Servicing of the Life Science Office Portfolio Mortgage Loan, the UCI Research Park Phases 12 & 13 Mortgage Loan and the Silver Sands Premium Outlets Mortgage Loan	587
Servicing of the 601 Lexington Avenue Mortgage Loan	588
Servicing of the Shearer’s Industrial Portfolio Mortgage Loan	589
Servicing of the Journal Squared Tower 2 Mortgage Loan	589
Servicing of the ILPT Logistics Portfolio Mortgage Loan	590
Servicing of the Servicing Shift Mortgage Loans and the Shearer’s Industrial
Portfolio Whole Loan	592
Rating Agency Confirmations	593
Evidence as to Compliance	595
Limitation on Rights of Certificateholders to Institute a Proceeding	597
Termination; Retirement of Certificates	597
Amendment	599
Resignation and Removal of the Trustee and the Certificate Administrator	602
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	603
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	603
General	605
Types of Mortgage Instruments	605
Leases and Rents	606
Personalty	606
Foreclosure	606
General	606
Foreclosure Procedures Vary from State to State	607
Judicial Foreclosure	607
Equitable and Other Limitations on Enforceability of Certain Provisions	607
Nonjudicial Foreclosure/Power of Sale	608
Public Sale	608
Rights of Redemption	609
Anti-Deficiency Legislation	610
Leasehold Considerations	610
Cooperative Shares	611
Bankruptcy Laws	611
Environmental Considerations	619
General	619
Superlien Laws	619
CERCLA	619
Certain Other Federal and State Laws	620
Additional Considerations	620
Due-on-Sale and Due-on-Encumbrance Provisions	621
Subordinate Financing	621
Default Interest and Limitations on Prepayments	621
Applicability of Usury Laws	621
Americans with Disabilities Act	622
Servicemembers Civil Relief Act	622
Anti-Money Laundering, Economic Sanctions and Bribery	623
Potential Forfeiture of Assets	623
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	624

13

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	626
USE OF PROCEEDS	626
YIELD AND MATURITY CONSIDERATIONS	626
Yield Considerations	626
General	626
Rate and Timing of Principal Payments	627
Losses and Shortfalls	628
Certain Relevant Factors Affecting Loan Payments and Defaults	629
Delay in Payment of Distributions	630
Yield on the Certificates with Notional Amounts	630
Weighted Average Life	631
Pre-Tax Yield to Maturity Tables	637
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	644
General	644
Qualification as a REMIC	645
Exchangeable Certificates	647
Taxation of Regular Interests Underlying an Exchangeable Certificate	647
Status of Offered Certificates	647
Taxation of Regular Interests	648
General	648
Original Issue Discount	648
Acquisition Premium	651
Market Discount	651
Premium	652
Election To Treat All Interest Under the Constant Yield Method	652
Treatment of Losses	653
Yield Maintenance Charges and Prepayment Premiums	654
Sale or Exchange of Regular Interests	654
3.8% Medicare Tax on “Net Investment Income”	655
Backup Withholding	655
Information Reporting	655
Taxation of Certain Foreign Investors	655
FATCA	656
Backup Withholding	657
Taxes That May Be Imposed on a REMIC	657
Prohibited Transactions	657
Contributions to a REMIC After the Startup Day	657
Net Income from Foreclosure Property	658
Administrative Matters	658
REMIC Partnership Representative	658
Reporting Requirements	659
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	660
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	660
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	664
WHERE YOU CAN FIND MORE INFORMATION	665
FINANCIAL INFORMATION	665
CERTAIN ERISA CONSIDERATIONS	665
General	665
Plan Asset Regulations	667
Administrative Exemptions	667
Insurance Company General Accounts	670
LEGAL INVESTMENT	670
LEGAL MATTERS	671
14

RATINGS	671
INDEX OF DEFINED TERMS	674

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross- Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

15

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15c2-11 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO THE PUBLICATION OR

16

SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate
17

percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2022-BNK41 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

18

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A

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“UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

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THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402 (AS AMENDED, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED

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CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED

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CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

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THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

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SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41.
Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK 2022-BNK41, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Bank of America, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	National Cooperative Bank, N.A., a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Bank of America, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association
●	National Consumer Cooperative Bank, a federally chartered corporation
●	National Cooperative Bank, N.A., a national banking association
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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, National Association	16	$423,866,222	36.2%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	16	345,776,936	29.6
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	11	208,384,300	17.8
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	25	111,992,133	9.6
Wells Fargo Bank, National Association/Bank of America, National Association	Wells Fargo Bank, National Association/Bank of America, National Association(3)	1	79,800,000	6.8
Total		69	$1,169,819,591	100.0%

(1)	Certain of the mortgage loans are part of whole loans that were co- originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “Description of the Mortgage Pool—Co-Originated Whole Loans”.
(2)	With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., 21 of such mortgage loans (7.9%) were originated by National Consumer Cooperative Bank and 4 of such mortgage loans (1.7%) were originated by National Cooperative Bank, N.A.
(3)	The Life Science Office Portfolio mortgage loan (6.8%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Bank of America, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-1-2, with an outstanding principal balance as of the cut-off date of$43,890,000. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $35,910,000.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 44 of the mortgage loans (90.4%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 25 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to

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be sold to the depositor by National Cooperative Bank, N.A.) (9.6%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Shearer’s Industrial Portfolio Whole Loan”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non- Serviced Whole Loans” under “—The Mortgage Pool— Whole Loans”. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.
Special Servicers	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the initial general special servicer under the pooling and servicing agreement with respect to 44 of the mortgage loans (90.4%). National Cooperative Bank, N.A. will act as the special servicer with respect to 25 of the mortgage loans (9.6%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). Rialto Capital Advisors, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the

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non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Rialto Capital Advisors, LLC are located at 200 S. Biscayne Blvd, Suite 3550, Miami, Florida 33131. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of

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certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Rialto Capital Advisors, LLC is expected to be appointed a special servicer by RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. RREF IV Debt AIV, LP is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Shearer’s Industrial Portfolio Whole Loan”.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The Other Special Servicers	LNR Partners, LLC, a Florida limited liability company, is, or is expected to be, the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreements identified in the table below titled “Non-Serviced Whole Loans”. The principal servicing office of LNR Partners, LLC is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicers—The MSC 2022-L8 Special Servicer and BMARK 2022-B34 Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

CWCapital Asset Management LLC, a Delaware limited liability company is, or is expected to be, the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement identified in the table below titled “Non-Serviced Whole Loans”. CWCapital Asset Management LLC maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. See “Transaction Parties—The Special Servicers—The BANK 2022-BNK40 Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2022- BNK41. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage

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loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties— The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties— The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control

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eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.
It is expected that on the closing date RREF IV Debt AIV, LP (i) will purchase Class G and Class H certificates, (ii) may purchase the Class X-G and Class X-H certificates and (iii) will receive the Class V certificates. It is expected that on the closing date RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be appointed as the initial directing certificateholder. In addition, it is expected that Rialto Real Estate Fund IV-Debt, LP may purchase the Class X- F and Class F Certificates.
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool— The Whole Loans”, during such time as the holder of
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such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
As of the closing date, there will be no servicing shift whole loans or serviced A/B whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan, serviced A/B whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Morgan Stanley Mortgage Capital Holdings LLC is expected to be appointed as the initial risk retention consultation party.
With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

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Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2022 (or, in the case of any mortgage loan that has its first due date after May 2022, the date that would have been its due date in May 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about May 5, 2022.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2022.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, Pennsylvania, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
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Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2027
Class A-SB	December 2031
Class A-3	NAP – March 2032(1)(2)
Class A-4	March 2032 – March 2032(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	April 2032(2)
Class B	April 2032(2)
Class C	April 2032(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-3 trust component ranging from $0 to $340,000,000 and the initial certificate balance of the Class A-4 trust component ranging from $405,830,000 to $745,830,000.
(2)	Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in April 2065.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-BNK41: Class A-1, Class A-SB, Class A-3, Class A- 3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S- 2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C- 2, Class C-X1 and Class C-X2.
The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X- D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts .	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$13,400,000		1.15%	30.000%
Class A-SB	$18,700,000		1.60%	30.000%
Class A-3	$(2)	(3)	(2)(3)	30.000%
Class A-4	$(2)	(3)	(2)(3)	30.000%
Class X-A	$777,930,000		NAP	NAP
Class X-B	$173,645,000		NAP	NAP
Class X-S	$130,581,000	(2)	11.16%(2)	18.250%
Class B	$43,064,000	(2)	3.68%(2)	14.375%
Class C	$43,064,000	(2)	3.68%(2)	10.500%

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(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentage set forth for the Class A- S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non- retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(3)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A- 4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-3 trust component is expected to be within the range of $0 - $340,000,000 (0.00% - 29.06% of the Initial Pool Balance), and the initial certificate balance of the Class A-4 trust component is expected to be within the range of $405,830,000 - $745,830,000 (34.69% - 63.76% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $745,830,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component.

 Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-SB	%
Class A-3(2)%
Class A-4(2)%
Class X-A	%
Class X-B	%
Class A-S(2)%
Class B(2)%
Class C(2)%

(1)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the

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following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3- X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass- through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions— Exchangeable Certificates.”

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month,
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calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to (1) with respect to each serviced mortgage loan (other than any mortgage loan sold to the depositor by National Cooperative Bank, N.A.), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (i) the Village Green East Apartments mortgage loan, 0.02000% per annum, and (ii) the Hydrafacial and Red Oak Depot mortgage loan, 0.04250% per annum), (2) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.0% per annum, (3) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non- Serviced Mortgage Loans” in the “Summary of Terms— Offered Certificates,” and (4) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00250% per annum.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan
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basis at the special servicing fee rate equal to (a) with respect to Rialto Capital Advisors, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $2,500 for the related month. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement— Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.00658%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.
The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00099%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00036%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity

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for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non- serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—the Constitution Center Pari Passu A/B Whole Loan”, “—the 601 Lexington Avenue Pari Passu A/B Whole Loan”, “—the Journal Squared Tower 2 Pari Passu A/B Whole Loan”, “—the ILPT Logistics Portfolio Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Constitution Center	0.00250%	0.25000%(2)
Life Science Office Portfolio	0.00250%	0.25000%(2)
601 Lexington Avenue	0.00500%	0.15000%
UCI Research Park Phases 12 & 13	0.00250%	0.25000%(2)
Shearer’s Industrial Portfolio	0.00125%	0.25000%(2)(3)
Journal Squared Tower 2	0.00750%	0.25000%
ExchangeRight Net Leased Portfolio #54	0.00250%	0.25000%(2)
Silver Sands Premium Outlets	0.00250%	0.25000%(2)
ILPT Logistics Portfolio	0.01375%	0.15000%

(1)	Included as part of the servicing fee rate.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(3)	From and after the securitization of the related note A-1-1 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation between
RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the Class V and Class R Certificates and other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

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B. Amount and Order
of Distributions
on Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-3, Class A-3-X1, Class A-3- X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, (d) fourth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 and Class A-SB certificates, the Class A-3 and Class A-4 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, to reimburse the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata,
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based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as

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set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest— Priority of Distributions”, respectively.

D. Yield Maintenance
Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to
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the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non- retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non- retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non- retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and non- retained certificates and the manner in which the non- retained certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

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(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X- H certificates are interest-only certificates.
(2)	The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”
(3)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and the RR Interest are non-offered certificates.
(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest.
Other than the subordination of certain classes of non- retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

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The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 and Class A- SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and

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●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates— Prepayment Interest Shortfalls”.
G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. Neither any master servicer nor the trustee will be required to advance balloon

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payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non- serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their

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sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 69 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 141 commercial, multifamily and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,169,819,591.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Constitution Center	$110,000,000	9.4%	$288,000,000	$52,000,000	43.5%	49.2%	4.30x	3.68x
Dallas Design District	$85,000,000	7.3%	$45,350,000	NAP	65.2%	65.2%	1.61x	1.61x
Life Science Office Portfolio	$79,800,000	6.8%	$110,000,000	NAP	62.3%	62.3%	2.50x	2.50x
601 Lexington Avenue	$65,567,280	5.6%	$657,732,720	$276,700,000	42.5%	58.8%	4.50x	3.25x
UCI Research Park Phases 12 & 13	$50,000,000	4.3%	$100,000,000	NAP	50.0%	50.0%	3.66x	3.66x
Norfolk Premium Outlets	$50,000,000	4.3%	$25,000,000	NAP	58.1%	58.1%	1.88x	1.88x
Shearer’s Industrial Portfolio	$41,279,400	3.5%	$96,318,600	NAP	62.8%	62.8%	1.95x	1.95x
Journal Squared Tower 2	$23,500,000	2.0%	$160,000,000	$166,500,000	38.0%	72.4%	3.37x	1.77x
ExchangeRight Net Leased Portfolio #54	$19,893,833	1.7%	$68,000,000	NAP	55.0%	55.0%	2.54x	2.54x
Silver Sands Premium Outlets	$19,000,000	1.6%	$121,000,000	NAP	50.7%	50.7%	3.27x	3.27x
ILPT Logistics Portfolio	$12,114,538	1.0%	$329,025,462	$103,860,000	29.0%	37.9%	3.12x	2.40x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.
Each of the Dallas Design District whole loan and the Norfolk Premium Outlets whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.
Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related

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companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non- serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, there will be no servicing shift whole loans.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Constitution Center	MSC 2022-L8	9.4%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Life Science Office Portfolio	BANK 2022-BNK40	6.8%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
601 Lexington Avenue	BXP 2021-601L	5.6%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association
UCI Research Park Phases 12 & 13	BANK 2022-BNK40	4.3%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Shearer’s Industrial Portfolio	BMARK 2022-B34(3)	3.5%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association
Journal Squared Tower 2	WFCM 2022-JS2	2.0%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association
ExchangeRight Net Leased Portfolio #54	MSC 2022-L8	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Silver Sands Premium Outlets	BANK 2022-BNK40	1.6%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
ILPT Logistics Portfolio	ILPT 2022-LPFX	1.0%	Berkadia Commercial Mortgage LLC	Situs Holdings, LLC	Wilmington Trust, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Constitution Center	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	Third Party Holder(4)
Life Science Office Portfolio	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Pentalpha Surveillance LLC	Ellington Management Group, LLC
601 Lexington Avenue	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	N/A(5)
UCI Research Park Phases 12 & 13	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Pentalpha Surveillance LLC	Ellington Management Group, LLC
Shearer’s Industrial Portfolio	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	Goldman Sachs Bank USA
Journal Squared Tower 2	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	RICP II HRR JS2, LLC
ExchangeRight Net Leased Portfolio #54	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC
Silver Sands Premium Outlets	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Pentalpha Surveillance LLC	Ellington Management Group, LLC
ILPT Logistics Portfolio	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	CPPIB Credit Structured North America III, Inc.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
(3)	The Shearer’s Industrial Portfolio whole loan is currently serviced under the pooling and servicing agreement governing the BMARK 2022-B34 trust. From and after the securitization of the related note A-1-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(4)	With respect to the Constitution Center whole loan, the initial directing holders are the holders of Note B-1, Note B-2 and Note B-3, collectively. During the continuance of a control appraisal event under the related co-lender agreement, Note A-5 will be the control note and the party designated under the MSC 2022-L8 pooling and servicing agreement will be entitled to exercise the rights of the control note holder. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in this prospectus.
(5)	The BXP 2021-601L trust and servicing agreement provides for a directing holder; however, the certificateholders entitled to make such an appointment have not done so as of the date hereof. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu-A/B Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan”.
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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool— Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults,

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delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$1,169,819,591
Number of mortgage loans	69
Number of mortgaged properties	141
Number of crossed loans	2
Crossed loans as a percentage	1.8%
Range of Cut-off Date Balances	$999,068 to $110,000,000
Average Cut-off Date Balance	$16,953,907
Range of Mortgage Rates	2.7920% to 5.3830%
Weighted average Mortgage Rate	3.8117%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 119 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	360 months to 480 months
Weighted average original amortization term(3)	391 months
Range of remaining amortization terms(3)	357 months to 479 months
Weighted average remaining amortization term(3)	390 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(7)	2.2% to 69.2%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(7)	50.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)(7)	2.1% to 67.8%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)(7)	49.0%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.25x to 22.29x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	3.39x
Range of U/W NOI Debt Yields(5)(6)(7)	7.7% to 92.2%
Weighted average U/W NOI Debt Yield(5)(6)(7)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	72.0%
Amortizing Balloon	11.0%
Interest Only, Amortizing Balloon	8.6%
Interest Only - ARD	8.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 39 mortgage loans (80.4%) identified on Annex A-1, which are interest- only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut- off date and the loan-to-value ratios at the maturity date) with respect to the

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mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as- stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Constitution Center mortgage loan (9.4%), the related loan-to-value ratio as of the cut-off date,loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 49.2%, 49.2%, 3.68x and 12.5%, respectively. With respect to the 601 Lexington Avenue mortgage loan (5.6%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 58.8%, 58.8%, 3.25x and 9.5%, respectively. With respect to the Journal Squared Tower 2 mortgage loan (2.0%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 72.4%, 72.4%, 1.77x and 6.3%, respectively. With respect to the ILPT Logistics Portfolio mortgage loan (1.0%) the related loan-to-value ratio as of the cut-off date, loan- to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 37.9%, 37.9%, 2.40x and 10.1%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.
(8)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under
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“Description of the Mortgage Pool—Certain Calculations and Definitions— Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	None of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	52 of the mortgaged properties (25.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics— Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Morgan Stanley Mortgage Capital Holdings LLC, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Regulation
and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person

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undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and
may be available to certificateholders through:
●	the applicable master servicer’s website initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after May 2032 and the 1600 Broadway mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the
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remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to the Life Science Office Portfolio mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the

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note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

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In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates and the RR Interest (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class certificates will represent regular interests issued with original issue discount, the Class certificates will represent regular interests issued with de minimis original issue discount and that the Class certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and

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consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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SUMMARY OF RISK FACTORS

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, self-storage, mixed use, multifamily, retail, hospitality, industrial, leased fee, and parking) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non- serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

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With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of coronavirus infections and COVID-19 deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases;

●	retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●	multifamily and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income and, with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non- essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants; and

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;

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●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non- payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of mortgage loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic.

In addition, leases for certain of the tenants at the Mortgaged Properties, including single tenants or major tenants, include provisions which allow the tenants to abate or delay rent payments, or in certain circumstances, to terminate the related lease, if the tenant is required to suspends its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or other pandemic or epidemic. Such provisions have become increasingly common following the COVID-19 pandemic.

Investors should understand that the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicers, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicers and special servicers operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change. In addition, some federal, state and local administrative offices and courts were at one time closed due to the outbreak of the COVID-19 pandemic. Foreclosures,

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recordings of assignments and similar activities may be delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed.

The loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

In addition, although the mortgage loans generally require the borrowers to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider, as the country reopens, the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. Increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross- collateralized mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt

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service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, all residential cooperative mortgage loans do not have separate guarantors for non-recourse carveouts. Moreover, certain mortgage loans may permit the

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replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

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●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants. :

Other factors are more general in nature, such as

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

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●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant- shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

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There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues— Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such

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mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

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●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease

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Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

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●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter- term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Office Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as

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fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and

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telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent

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abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

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●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or

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unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In addition, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

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Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant- stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Multifamily Properties”.

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Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal

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and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and shoul d not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed

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appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units

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for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium

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board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “— Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

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●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

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●	building design and adaptability;

●	unavailability of labor sources;

●	supply chain disruptions;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.

Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Industrial Properties”.

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Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. Further, data centers require significant quantities of water for cooling. Data center located in states that are subject to droughts, such as California, therefore face additional risk. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans

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provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties operate family entertainment resorts that include waterparks. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential

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waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other waterparks could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “— Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “— Industrial Properties Have Special Risks” and “—Self Storage Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set

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forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Hospitality Properties”.

Sale-Leaseback Transactions Have Special Risks

Each of the mortgaged properties securing the Shearer’s Industrial Portfolio mortgage loan (3.5%) and the Augustine Plastics mortgaged property (0.6%) was the subject of a sale-leaseback transaction in connection with the acquisition of such mortgaged property by the related borrower. Such mortgaged property is leased to the former owner of the mortgaged property. A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume

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or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale- leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagee; however, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case. There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United

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States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a

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foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

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A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: office, retail, multifamily, various, self storage and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, the District of Columbia, California, Texas, Virginia and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage

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loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

·	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.— National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

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Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool— Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, office, mixed use or retail properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, mixed use or retail properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

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●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain office, mixed use or retail properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the

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mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

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Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that

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appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans— Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

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The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2022. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what

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is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues— Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds.

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Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet

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actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii)  are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and

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those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

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The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “— National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all

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income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the

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appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as- is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.— National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering

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such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or

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become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool— Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial

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condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single- purpose entity” and thus may have liabilities arising from events prior to becoming a single- purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single- purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may

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become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware

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statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single- Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors

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that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other

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proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

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●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.

The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to

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certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the

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mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, including the Shari’ah compliant mortgage loans included in the mortgage pool, the related master lease payments do not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments.

By its terms, the master lease is subordinate to the related mortgage loan. However, in some cases, including in the case of the Shari’ah compliant mortgage loans included in the mortgage pool, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee.

If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, including the laws of states where the mortgaged properties securing the Shari’ah compliant mortgage loans included in the mortgage pool are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender does not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management

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and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

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The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

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●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires,

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with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the

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lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics— Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary

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mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed- in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors and the anticipated initial risk retention consultation party, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed

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offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which

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may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Morgan Stanley Mortgage Capital Holdings LLC is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest, as described in “Credit Risk Retention”, and Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A., (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt,

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the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Shearer’s Industrial Portfolio Whole Loan Will Shift to Other Servicers

The servicing of the Shearer’s Industrial Portfolio whole loan is governed by the BMARK 2022-B34 pooling and servicing agreement only temporarily, until the securitization of the related note A-1-1 companion loan. At that time, the servicing and administration of the Shearer’s Industrial Portfolio whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related note A-1 companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such note A-1-1 companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of such note A-1-1 companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Shearer’s Industrial Portfolio whole loan other than those limited consent and consultation rights as

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are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, there will be no servicing shift whole loans.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing

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views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with each applicable special servicer on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A., each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions

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(including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a

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mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness— Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that

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holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2022-BNK41 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and,

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accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has

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financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with

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respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it

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is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non- controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non- binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause— Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take

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direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause— Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

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We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be the initial directing certificateholder. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement

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governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non- recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Tenant Issues—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a)  in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical

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standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b)  in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)  in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally- managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such credit institutions and, in certain cases, of such investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and the UK Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d)  EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor

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Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i)  where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii)  in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii)  in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv)  where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

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Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately

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originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

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●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical

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rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleges certain related failures of internal controls. The complaint does not make any allegations about the integrity of any MCR ratings, but it alleges that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, seeks injunctive relief, disgorgement with prejudgment interest, and civil penalties. We cannot assure you what the outcome of the litigation will be. Although MCR is an affiliate of DBRS Morningstar, MCR is not a rating agency, and the complaint does not make any allegations about DBRS Morningstar. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. The filing of the complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In

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the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

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●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

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Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool— Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-3 and Class A-4 trust components
Class X-B	Class A-S and Class B trust components
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment

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or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 certificates and the Class A-3 and Class A-4 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 certificates and the Class A-3 and Class A-4 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates

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with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 or Class A-SB certificates or the Class A-3 or Class A-4  trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S or Class B trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity

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before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non- retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of th e pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any

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servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder— Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation

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rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non- Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

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(ii)    may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)    may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non- controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing

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standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related

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servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of

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seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing

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agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Life Science Office Portfolio mortgage loan (6.8%), each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—the Constitution Center Pari Passu A/B Whole Loan”, “—the 601 Lexington Avenue Pari Passu A/B Whole Loan”, “—the Journal Squared Tower 2 Pari Passu A/B Whole Loan”, “—the ILPT Logistics Portfolio Pari Passu A/B Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is

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incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

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In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to

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hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub- servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, Computershare Trust Company, National Association (“Computershare”) recently entered into a business combination transaction with Wells Fargo Bank, National Association (“Wells Fargo”), acquiring substantially all of its trustee and certificate administrator lines of business. A combination transaction of the size and nature of the transaction between Wells Fargo and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that such transaction will not cause disruptions in the performance of Computershare’s duties and obligations as certificate administrator and custodian under the pooling and servicing agreement.

See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged

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properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for federal income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of Revenue Procedure 2020-26. On January 14, 2021, the IRS issued Revenue Procedure 2021-12 extending the expiration date relevant to the application of the aforementioned safe harbor to September 30, 2021. The time period covered by IRS Revenue Procedure 2020-26 (as extended by IRS Revenue Procedure 2021-12) has lapsed and it is unclear whether the IRS will further extend the application of IRS Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021.

The applicable special servicer will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue

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Procedure 2021-12 and any future guidance)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence.

This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the

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timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii)  require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

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If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently

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no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 were not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

On March 25, 2020, the Coronavirus Aid Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is extensive and significant legislation, and the majority of implementing regulations have not yet been issued. The potential impact of the CARES Act on the borrowers is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the borrowers and may have an adverse impact on the ability of the master servicer to effectively service the mortgage loans. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow mortgagors to forgo making scheduled payments for some period of time, require modifications to mortgage loans (e.g. waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including foreclosure actions or temporary closures of the master servicer or the special servicer as “non-essential businesses” or otherwise.

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DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the issuing entity will consist of a pool of 69 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,169,819,591 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in May 2022 (or, in the case of any Mortgage Loan that has its first due date after May 2022, the date that would have been its due date in May 2022 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

11 Mortgage Loans (47.5%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans		Number of Mortgaged Properties		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance

Bank of America, National Association	Bank of America, National Association	1	6	3	2	$423,866,222	36.2%

Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	1	6	2	8	345,776,936	29.6

Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	1	1	4	7	208,384,300	17.8

National Cooperative Bank, N.A.	National Consumer Cooperative or National Bank Cooperative Bank, N.A.(2)	2	5	2	5	111,992,133	9.6

Wells Fargo Bank, National Association / Bank of America, National Association	Wells Fargo Bank, National Association / Bank of America, National Association(3)		1		9	79,800,000	6.8
Total		6	9	14	1	$1,169,819,591	100.0%

(1)	Certain of the Mortgage Loans are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “—Co-Originated Whole Loans” below.
(2)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., 21 of such Mortgage Loans (7.9%), were originated by National Consumer Cooperative Bank, and 4 of such Mortgage Loans (1.7%), were originated by National Cooperative Bank, N.A.
(3)	The Life Science Office Portfolio mortgage loan (6.8%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Bank of America, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-1-2, with an outstanding principal balance as of the cut-off date of $43,890,000. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $35,910,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity:

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●	The Life Science Office Portfolio Mortgage Loan (6.8%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Bank of America, National Association.

●	The 601 Lexington Avenue Mortgage Loan (5.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., DBR Investments Co. Limited and Citi Real Estate Funding Inc.

●	The Norfolk Premium Outlets Mortgage Loan (4.3%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Column Financial, Inc.

●	The Shearer’s Industrial Portfolio Mortgage Loan (3.5%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

●	The Silver Sands Premium Outlets Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Bank of America, National Association and JPMorgan Chase Bank, National Association.

●	The ILPT Logistics Portfolio Mortgage Loan (1.0%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., UBS AG, New York Branch, Bank of America, National Association, Bank of Montreal and Morgan Stanley Bank, N.A.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 5, 2022 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Constitution Center Mortgage Loan or the Constitution Center Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Constitution Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Constitution Center Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date

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Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A-1). In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest- only periods prior to the maturity date or the Anticipated Repayment Date, as

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applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest- only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as- stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1  is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Constitution Center(1)	9.4%	43.5%	43.5%	$914,000,000	44.2%	44.2%	$900,000,000
Dallas Design District(2)	7.3%	65.2%	65.2%	$200,000,000	69.1%	69.1%	$188,700,000
Shops at Dakota Crossing(3)	3.9%	66.7%	66.7%	$68,900,000	68.7%	68.7%	$66,900,000
Shearer’s
Industrial Portfolio(4)	3.5%	62.8%	62.8%	$219,100,000	66.7%	66.7%	$206,300,000
980 Jolly Road(5)	2.1%	67.8%	67.8%	$36,500,000	79.3%	79.3%	$31,200,000
ILPT Logistics Portfolio(6)	1.0%	29.0%	29.0%	$1,175,000,000	30.2%	30.2%	$1,128,300,000

(1)	The Other than “As-Is” Appraised Value represents the hypothetical as-is value as of December 29, 2021, which is based on the assumption that a capital reserve account is established to address the General Service Administration’s free rent under its lease agreement dated April 30, 2021, with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The appraisal also attributes $1,473,043 to the present value of a solar incentive, which has not yet been received.
(2)	The Other than “As-Is” Appraised Value represents a portfolio value, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000 (the “As-Is” Appraised Value).
(3)	The Other than “As-Is” Appraised Value assumes that the outstanding tenant improvements, leasing commissions and free rent of $1,080,190 have been paid. At origination, the borrowers reserved $60,000 for the upcoming free rent and have provided a recourse guaranty for outstanding tenant improvements allowances and leasing commissions of $1,020,190. In addition, the borrowers are required to deposit $150,000 per month into the Existing TI/LC Reserve until the account balance reaches the lesser of $1,020,190 or the landlord obligations outstanding.

(4)	The Other than “As-Is” Appraised Value represents a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion to increase the SF of the 821 Route 97 property from 145,485 SF to 221,876 SF. The expansion is expected to be completed by August 2022. The Other than “As-Is” Appraised Value assumes the expansion for the 821 Route 97 property is completed as planned. The funds for the expansion were reserved upfront at loan origination.
(5)	The Other than “As-Is” Appraised Value represents the “Hypothetical As-Is” value, which assumes tenants with signed leases are in occupancy, paying full rent and all leasing costs have been paid. All estimated property renovation work and leasing costs for the tenant were reserved at loan closing.
(6)	The Other Than “As-Is” Appraised Value represents the portfolio market value of the ILPT Logistics Portfolio Mortgaged Properties as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single purchaser.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross- collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating

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Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

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The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non- “as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR” , “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

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In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b)  required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross- collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail

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and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

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●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

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“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and

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other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i)  if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii)  property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties,

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generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross- collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b)  fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent- controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross- collateralization feature, any particular Mortgage Loan that is part of a group of cross- collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c)  in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

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“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross- collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential

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cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the

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residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement/FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to National Cooperative Bank, N.A. mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of March 31, 2022, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of March 31, 2022, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A)  that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of March 31, 2022, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of March 31, 2022 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

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With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non- Recourse Carveout Guarantor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop– Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non- tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1  with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,169,819,591
Number of Mortgage Loans	69
Number of Mortgaged Properties	141
Number of Crossed Loans	2
Crossed Loans as a percentage	1.8%
Range of Cut-off Date Balances	$999,068 to $110,000,000
Average Cut-off Date Balance	$16,953,907
Range of Mortgage Rates	2.7920% to 5.3830%
Weighted average Mortgage Rate	3.8117%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 119 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	360 months to 480 months
Weighted average original amortization term(3)	391 months
Range of remaining amortization terms(3)	357 months to 479 months
Weighted average remaining amortization term(3)	390 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(7)	2.2% to 69.2%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(7)	50.2%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)(7)	2.1% to 67.8%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)(7)	49.0%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.25x to 22.29x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	3.39x
Range of U/W NOI Debt Yields(5)(6)(7)	7.7% to 92.2%
Weighted average U/W NOI Debt Yield(5)(6)(7)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	72.0%
Amortizing Balloon	11.0%
Interest Only, Amortizing Balloon	8.6%
Interest Only - ARD	8.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 39 Mortgage Loans (80.4%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Constitution Center Mortgage Loan (9.4%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 49.2%, 49.2%, 3.68x and 12.5%, respectively.

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With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 58.8%, 58.8%, 3.25x and 9.5%, respectively. With respect to the Journal Squared Tower 2 Mortgage Loan (2.0%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 72.4%, 72.4%, 1.77x and 6.3%, respectively. With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 37.9%, 37.9%, 2.40x and 10.1%, respectively.

(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors— Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(8)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions— Definitions”.

The issuing entity will include 6 Mortgage Loans (17.4%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties		Aggregate Cut-off Date Balance		Approx. % of Initial Pool Balance
Office
CBD		3	$230,	467,280	19.	7%
Medical	1	4	99,	225,979	8.	5
Suburban		3	81,	350,000	7.	0
Urban		1	14,	200,000	1.	2
Subtotal:	2	1	$425,	243,259	36.	4%
Retail
Single Tenant	3	5	$120,	307,854	10.	3%
Anchored		6	85,	213,375	7.	3
Outlet Center		2	69,	000,000	5.	9
Unanchored		2	14,	100,000	1.	2
Subtotal:	4	5	$288,	621,229	24.	7%
Multifamily
Cooperative	2	6	$125,	992,133	10.	8%
Garden		2	38,	150,000	3.	3
High Rise		1	23,	500,000	2.	0
Subtotal:	2	9	$187,	642,133	16.	0%
Various
Various		4	$85,	000,000	7.	3%
Subtotal:		4	$85,	000,000	7.	3%
Self Storage
Self Storage		9	$68,	255,242	5.	8%
Subtotal:		9	$68,	255,242	5.	8%
Industrial
Manufacturing/Warehouse		5	$23,	502,140	2.	0%
Warehouse/Distribution	1	7	22,	329,497	1.	9
Warehouse/Manufacturing		1	7,	000,000	0.	6
Manufacturing		1	6,	741,800	0.	6
Manufacturing/Distribution		3		820,500	0.	1
Subtotal:	2	7	$60	,393,938	5.	2%
Other
Data Center		2	$24	,500,000	2.	1%
Subtotal:		2	$24	,500,000	2.	1%
Hospitality

Limited Service		2	$12	,486,014	1.	1%
Extended Stay		1	$10	,487,309	0.	9%
Subtotal:		3	$22	,973,323	2.	0%

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Mixed Use
Retail/Office		1	$7	,190,467	0.	6%
Subtotal:		1	$7	,190,467	0.6%
Total:	14	1	$1,169	,819,591	100.	0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non- paying tenants due to a variety of factors including (but not limited to): government- mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the 1600 Broadway Mortgage Loan (8.4%), approximately 24% of the rental income is from signage leased and maintained by the sole tenant, Mars Retail Group, LLC (such lease is guaranteed by parent company Mars, Inc.).

●	With respect to the 1600 Broadway Mortgage Loan (8.4%), the sole tenant, Mars Retail Group, LLC, is expected to invest approximately $25.0 million of capital to redesign and transform the store to be consistent with the global M&M brand. Mars Retail Group, LLC has assembled a team to complete the build-out and is responsible for all construction and costs in connection with the renovation. Construction is anticipated to commence in August 2022 with an estimated completion in July 2023, during which time the store will be closed to the public. No assurances can be made that Mars Retail Group, LLC will complete such renovation as described. Mars Retail Group, LLC will be required to continue to pay full, unabated rent regardless of any construction or closure period pursuant to its lease, which lease is guaranteed by the parent company, Mars, Inc.

●	With respect to the Edgewood Square Shopping Center Mortgage Loan (0.2%), the largest tenant is Harveys Supermarket, which leases 59.4% of the net rentable area. Southeastern Grocers, the parent company of Harvey’s Supermarket, emerged from Chapter 11 bankruptcy in May 2018.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Village Green East Apartments Mortgage Loan (2.4%), the sponsor entered into a Land Use Restriction Agreement (“LURA”) with the Wisconsin Housing and Economic Development Authority (“WHEDA”) in April 2012 in connection with obtaining tax-exempt bond financing for the property. Until its expiration in April 2027, the LURA requires that 82 of the property’s 406 total units be designated as affordable housing units and set aside for residents whose income does not exceed 60% of the Rock County, Wisconsin median income. Further, the affordable housing units are rent-restricted, and the sponsor is obligated to provide compliance-related documentation to the WHEDA, including tenant income information.

●	Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

●	With respect to the 77th Apartment Corp. Mortgage Loan (0.2%), there are 25 sponsor-owned units representing 52.1% of the total units. As of the date of origination of such Mortgage Loan, the sponsor was current on all obligations to the cooperative.

●	With respect to the 34 Downing Owners Corp. Mortgage Loan (0.1%), there are 8 sponsor-owned units representing 66.7% of the total units. As of the date of origination of such Mortgage Loan, the sponsor was current on all obligations to the cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors— Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “— Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Hospitality Properties

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Home2 Suites – Loves Park Rockford	$10,487,309	0.9%	2/28/2039	4/1/2032
Basecamp Tahoe South	$8,490,490	0.7%	NAP	4/11/2032
Basecamp Tahoe City	$3,995,525	0.3%	NAP	4/11/2032

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors— Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Medical Office	17	14.4%
Restaurant	7	7.7%
Other-Data Center	2	2.1%
Bank Branch	2	1.9%
Health Club	2	1.4%

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, laboratories, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—

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Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), the Kum & Go—North Little Rock, AR Mortgaged Property includes a gas station.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
Constitution Center	$110,000,000	9.4%	$282.26	4.30x	43.5%	Office
1600 Broadway	$98,000,000	8.4%	$3,814.27	2.70x	49.7%	Retail
Dallas Design District	$85,000,000	7.3%	$248.75	1.61x	65.2%	Various
Life Science Office Portfolio	$79,800,000	6.8%	$257.23	2.50x	62.3%	Office
601 Lexington Avenue	$65,567,280	5.6%	$431.65	4.50x	42.5%	Office
2115 Wisconsin Avenue	$54,900,000	4.7%	$297.04	2.14x	58.1%	Office
UCI Research Park Phases 12 & 13	$50,000,000	4.3%	$218.57	3.66x	50.0%	Office
Norfolk Premium Outlets	$50,000,000	4.3%	$225.71	1.88x	58.1%	Retail
Shops at Dakota Crossing	$45,984,375	3.9%	$329.24	1.68x	66.7%	Retail
Shearer’s Industrial Portfolio	$41,279,400	3.5%	$62.35	1.95x	62.8%	Industrial
Village Green East Apartments	$28,150,000	2.4%	$69,334.98	1.25x	69.2%	Multifamily
980 Jolly Road	$24,750,000	2.1%	$165.98	2.46x	67.8%	Office
Journal Squared Tower 2	$23,500,000	2.0%	$260,653.41	3.37x	38.0%	Multifamily
Storage Express I(4)	$14,500,000	1.2%	$107.69	2.89x	50.6%	Self Storage
Storage Express II(4)	$6,500,000	0.6%	$107.69	2.89x	50.6%	Self Storage
Top 3 Total/Weighted
Average	$293,000,000	25.0%		2.98x	51.9%
Top 5 Total/Weighted
Average	$438,367,280	37.5%		3.12x	52.4%
Top 10 Total/Weighted
Average	$680,531,055	58.2%		2.82x	54.7%
Top 15 Total/Weighted
Average	$777,931,055	66.5%		2.77x	55.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-

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collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	With respect to the Constitution Center Mortgage Loan (9.4%) the U/W NCF DSCR and Cut-off Date LTV Ratio calculated including the related Subordinate Companion Loans are 3.68x and 49.2%, respectively. With respect to the 601 Lexington Avenue Mortgage Loan (5.6%) the U/W NCF DSCR and Cut-off Date LTV Ratio calculated including the related Subordinate Companion Loans are 3.25x and 58.8%, respectively. With respect to the Journal Squared Tower 2 Mortgage Loan (2.0%) the U/W NCF DSCR and Cut-off Date LTV Ratio calculated including the related Subordinate Companion Loans are 1.77x and 72.4%, respectively.
(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.
(4)	The Storage Express I and Storage Express II Mortgage Loans are cross-collateralized and cross-defaulted.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans or groups of Cross-Collateralized Mortgage Loans set forth in the table below (24.3%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross- collateralized Mortgage Loans.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Cross-Collateralized/Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Dallas Design District	Multi-Property Loan	$85,000,000	7.3%
Life Science Office Portfolio	Multi-Property Loan	79,800,000	6.8
Shearer’s Industrial Portfolio	Multi-Property Loan	41,279,400	3.5
Storage Express I	Cross-Collateralized Loan	14,500,000	1.2
Storage Express II	Cross-Collateralized Loan	6,500,000	0.6
ExchangeRight Net Leased Portfolio #54	Multi-Property Loan	19,893,833	1.7
Hydrafacial and Red Oak Depot	Multi-Property Loan	13,200,000	1.1
Basecamp Tahoe Portfolio	Multi-Property Loan	12,486,014	1.1
ILPT Logistics Portfolio	Multi-Property Loan	12,114,538	1.0
Total		$284,773,785	24.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

4 groups of Mortgage Loans (collectively, 10.5%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross- collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Norfolk Premium Outlets	1	$50,000,000	4.3%
Silver Sands Premium Outlets	1	19,000,000	1.6
Total	2	$69,000,000	5.9%
Group 2
7510-7610 Mason King Data Center	1	$13,000,000	1.1%
45360 Severn Way Data Center	1	11,500,000	1.0
Total	2	$24,500,000	2 2.1%
Group 3
ShopRite Square Shopping Center – Kingston NY	1	$13,000,000	1.1%
Edgewood Square Shopping Center	1	2,750,000	0.2
Total	2	$15,750,000	1.3%
Group 4
Superior Self Storage	1	$7,860,000	0.7%
Bryant Circle Self Storage	1	6,020,000	0.5
Total	2	$13,880,000	1.2%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance		% of Initial Pool Balance
New York	32	$319,	514,734	27.3%
District of Columbia	3	$210,	884,375	18.0%
California	10	$127,	877,311	10.9%
Texas	11	$113,	062,264	9.7%
Virginia	5	$77,	342,370	6.6%
Florida	6	$64,	550,000	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 32 other states, with no more than 4.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	12 Mortgaged Properties, securing approximately 12.3% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

●	4 Mortgaged Properties (3.5%) are located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina or in Puerto Rico, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Texas, Washington, Colorado and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

52 of the Mortgaged Properties (25.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Shari’ah Compliant Loan

The 2115 Wisconsin Avenue Mortgage Loan (4.7%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the
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property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

In order to facilitate a Shari'ah compliant loan structure for the 2115 Wisconsin Avenue Mortgage Loan (4.7%), the related borrower master leases the 2115 Wisconsin Avenue Property to a master tenant (the “2115 Wisconsin Avenue Master Tenant”), which is ultimately controlled by the borrower sponsors, Ritz Banc Group and Lincoln Property Company. The 2115 Wisconsin Avenue Master Tenant is required to pay monthly rent in an amount equal to the interest due under such Mortgage Loan plus $10,000 (the estimated cost to the borrower to obtain insurance for the Mortgaged Property, fund property tax payments and perform or cause to be performed maintenance at the Mortgaged Property) plus certain other de minimis amounts as set forth in the master lease. Pursuant to the master lease financing facility agreement and the related supplemental agreement between the borrower and the 2115 Wisconsin Avenue Master Tenant, the 2115 Wisconsin Avenue Master Tenant is required to fund and pay reserves for property taxes, replacements, and leasing, as well as to obtain certain insurance and perform or cause to be performed maintenance for the related Mortgaged Property, and the borrower is required to pay $10,000 monthly to the 2115 Wisconsin Avenue Master Tenant for performing such obligations (which such amount is subject to change by agreement of the parties pursuant to the master lease). The related master lease provides that it is subject and subordinate to the related Mortgage Loan.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the Shops at Dakota Crossing Mortgage Loan, the Hydrafacial and Red Oak Depot Mortgage Loan, the Harundale Plaza Mortgage Loan, the Superior Self Storage Mortgage Loan, the Fresno Center Mortgage Loan and the Augustine Plastics Mortgage Loan (collectively, 7.8%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), the related borrower is a Delaware statutory trust (“DST”). A DST borrower is restricted in its ability to actively operate a property. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant then enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, and “— Risks Relating to Delaware Statutory Trusts”.

With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), the related borrower, which is permitted to have up to 400 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly- owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan

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documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #54 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases— Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The 7 Mortgage Loans identified on Annex A-1 as 1600 Broadway, 601 Lexington Avenue, Journal Squared Tower 2, ExchangeRight Net Leased Portfolio #54 (solely as to the Forsyth Memorial Hospital Winston-Salem, NC Property), 45360 Severn Way Data Center, Shops at City Line and 111 Fulton - Chipotle (collectively, 18.0%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the 1600 Broadway Mortgage Loan (8.4%), the related Mortgaged Property is part of a condominium, which consists of 139 units: 137 residential units and 2 commercial units. The commercial units are sub-divided into: (1) Retail 1 Unit, Retail 2 Unit and Retail 3 Unit and (2) Retail Storage Unit and Residential Storage Unit. The related Mortgaged Property consists of Retail 1 Unit (which subunit also includes the related signage rights) and Retail Storage Unit, which together represent approximately 9.24% of the total condominium common interests (approximately 86% of the commercial condominium common interests) and the related voting rights in the condominium. Retail 1 Unit holds the right to appoint one of the six members of the condominium board. Neither the related borrower nor the related borrower sponsors owns or controls the voting rights with respect to any other non-collateral units or subunits in the condominium. The related condominium documents provide that most decisions are majority decisions (both decisions that require the condominium board and decisions by the unit owners), with a limited number of decisions that require an 80% vote of the respective residential or commercial unit members (as required should the matter affect such units), including any vote to terminate the condominium, to not repair the building or the general common elements following a casualty/condemnation or to amend the condominium documents. In the event that the condominium board or the unit members decide not the reconstruct the improvements following a casualty, it is anticipated that the proceeds of the casualty insurance allocated to

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the related Mortgaged Property would be substantially lower than the principal amount of the 1600 Broadway Mortgage Loan.

With respect to the Journal Squared Tower 2 Mortgage Loan (2.0%), the Mortgaged Property is the second of three master units in a residential condominium project that will consist of three high-rise residential towers at completion. The related borrower has 43.4409% (43 of 100 total votes) of the voting rights in the owners’ association, and the right to appoint one of three condominium board members. The borrower lacks the voting rights necessary to affirmatively control the owners’ association’s operations; however, it does have negative control or the ability to block decisions of the condominium’s board of trustees for certain actions requiring a super-majority, including: (A) amending the declaration, which requires 67% of the votes, (B) levying a special assessment that exceeds $100,000 (adjusted for increases in CPI), which requires two-thirds of the votes, (C) levying a capital improvement assessment that exceeds $500,000 (adjusted for increases in CPI), which requires two-thirds of the votes, and (D) terminating the condominium form of ownership, which requires 80% of the votes. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses if the borrower votes to amend or modify the condominium documents in violation of the Mortgage Loan documents, the borrower fails to pay any condominium assessments or the condominium is terminated without lender’s consent to the extent required under the Mortgage Loan documents. The borrower is a single purpose entity, and there can be no assurance that the guarantors will have the resources to, or will, pay for any such recourse liabilities.

With respect to the 45360 Severn Way Data Center Mortgage Loan (1.0%), the related Mortgaged Property is comprised of one unit in a two unit condominium. Each unit in such condominium is comprised of a building and the related land on which the building is located. The related Mortgaged Property represents 50% of the general common elements of the condominium. Each unit has the right to elect one member to the board of directors of the condominium, and each unit has one vote as to matters determined by a vote of unit holders, and accordingly neither unit controls the condominium.

With respect to the 111 Fulton - Chipotle Mortgage Loan (0.4%), the Mortgaged Property comprises a single retail condominium unit in a condominium building comprised of 163 residential condominiums and 5 ground floor retail condominiums. The residential condominiums represent approximately 86.87% of the common area. The borrower does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Each of the National Cooperative Bank, N.A. Mortgage Loans and the Oakwood North and South Owners Corp. Mortgage Loan (collectively, 10.8%) is structured as a residential cooperative.

With respect to Oakwood North and South Owners Corp. (1.2%), 47.35% of the total shares have been sold to 3rd party ownership. The remaining cooperative shares were retained by the sponsorship that made the initial cooperative offering (Kluger/Bratsafolis grandchildren). Those corresponding units, which comprise 52.65% of the total shares, are leased as rental apartments. In addition, pursuant to their percent of cooperative shares owned, Kluger/Bratsafolis have two (2) seats on the 5-member board of directors of the cooperative.

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In addition, (i) with respect to the 77th Apartment Corp. Mortgage Loan (0.2%), there are 25 sponsor-owned units representing 52.1% of the total units and (ii) with respect to the 34 Downing Owners Corp. Mortgage Loan (0.1%), there are 8 sponsor-owned units representing 66.7% of the total units. As of the date of origination of each such Mortgage Loan, the sponsor was current on all obligations to the cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	138	$1,052,911,231	90.0%
Fee/Leasehold(3)	1	65,567,280	5.4
Leasehold	2	51,341,079	4.4
Total	141	$1,169,819,591	100%

(1)       Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)       For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)       With respect to such Mortgage Loan, the Mortgaged Property consists of both a fee interest and a leasehold interest.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the Mortgaged Property is comprised of (i) the borrower’s fee simple interest in three condominium units totaling approximately 1,657,621 square feet within the four unit condominium known as the 601 Lexington Avenue Condominium (the “601 Lexington Avenue Condominium”) and (ii)  the borrower’s leasehold interest in a portion of what is commonly known as the “Church Unit” within the 601 Lexington Avenue condominium (approximately 18,038 square feet). The related ground lease expires April 30, 2036 (the loan matures January 9, 2032) and, upon expiration, the borrower is required, pursuant to the ground lease, to purchase the fee simple interest from the ground lessor for a fixed price of approximately $23,284,421. If the leasehold mortgagee forecloses upon the leasehold, the leasehold mortgagee’s initial

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assignment of its interest does not require the ground lessor’s consent; however, any subsequent transfers of the leasehold interest require the ground lessor’s consent. In addition, the ground lease may be amended without the leasehold mortgagee’s prior consent, but any amendment of the ground lease will not be binding on the lender without the lender’s prior written consent. Further, (i) the ground lease does not provide that the lender is entitled to a new lease either generally upon a termination of the ground lease or specifically upon a rejection of the ground lease in bankruptcy, and (ii) the ground lease requires the ground lessor to provide the leasehold mortgagee notice of any default by the tenant under the ground lease but does not specifically provide that any notice of default or termination is ineffective against the leasehold mortgagee unless such notice is given to the leasehold mortgagee.

With respect to the UCI Research Park Phases 12 & 13 Mortgage Loan (4.3%), the Mortgaged Property is subject to a long-term ground lease with The Regents of the University of California. The ground lease has 54 years remaining, fully extended, and expires in April 2076. The ground lease payment is readjusted per the consumer price index every five years (the next adjustment is May 2022) and is based upon the change in the consumer price index between adjustment dates. The consumer price index increase is floored at 2.25% and capped at 4.25%. Every 20 years the ground lease payment is readjusted per an appraisal with the next adjustment occurring in May 2041. Per the reappraisal ground lease adjustment, ground lease payments will be adjusted (increased or decreased) to 8% of the fair market value as determined by a written agreement of fair market value or an appraisal of the value of the land as if vacant and entitled for the uses and densities as contemplated by the development plan. In addition, the related ground lease documents provide that in the event the lender or its subsidiary forecloses or acquires the leasehold interest in the property through foreclosure or an assignment in lieu thereof, it cannot assign or transfer its leasehold interest in the Mortgaged Property without the prior written consent of the ground lessor, which consent must be based on ground lessor's exclusive determination that its programmatic and financial interests in consenting to such assignment or transfer are not impaired. The ground lessor is also generally prohibited from unreasonably withholding, delaying or conditioning its consent to any assignment. The related ground lease documents also provide that, upon a total or substantially total loss or taking of the related Mortgaged Property, the condemnation award will be applied, first to the related ground lessor, mortgagor and mortgagee for the reimbursement of all costs and expenses incurred by each of them in the collection of the award and then to the extent not applied to restoration, to such mortgagee.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Shearer’s Industrial Portfolio Mortgage Loan (3.5%), the Phase I environmental site assessment obtained in connection with loan origination identified RECs or controlled recognized environmental conditions (each, a “CREC”), as follows: (i) with respect to the 3000 East Mount Pleasant Street Mortgaged Property (0.5%), four RECs in connection with (a) potential releases from a former bulk oil underground storage tank associated with a historic on-site gas station use, (b) soil and groundwater impacts including, among other things, arsenic, from a septic system associated with a historic on-site radiator repair shop, (c) potential soil and ground water impacts from certain former underground storage tanks associated with historic on-site manufacturing operations, and (d) potential soil and groundwater impacts from prior operations at adjacent properties including, among other things, a foundry and an auto repair shop and gas station; (ii) with respect to the 821 Route 97 Mortgaged Property (0.4%), a CREC in connection with potential residual contamination from nitrates due to historic wastewater management practices that affect groundwater at the site and surrounding areas. Regulatory closure was granted in 2017 with land use restrictions; namely, that groundwater at the property cannot be used as a potable water source; (iii) with respect to the 3200 Northern Cross Boulevard Mortgaged Property (0.4%), a REC in connection with potential soil and groundwater impacts from spill incidents and oil releases in the vicinity of on-site transformers; and (iv) with respect to the 3636 Medallion Avenue Mortgaged Property (0.4%), a REC in connection with soil and groundwater impacts including, among other things, polynuclear aromatic hydrocarbons (“PAH”) and metals, from prior manufacturing operations at such Mortgaged Property. While the metals and PAH impacts exceeded residential screening levels, they did not exceed screening levels for industrial uses. Based on the current site use and the lack of any onsite production wells, the Phase I ESA considered the condition a REC, but did not require further action. In lieu of obtaining a Phase II ESA, lender required a $10,000,000 pollution legal liability-type environmental insurance policy with $5,000,000 sublimit per claim from Great American E & S Insurance Company, with a 13-year term (3 years past the loan term) and having a $100,000 deductible per claim. Great American Insurance Group has an S&P rating of “A+”.

●	With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), a REC was identified at the Dollar Tree – Teaneck, NJ Mortgaged Property (0.0%), which was historically used as a gas station, auto repair shop, and car wash. Soil and groundwater sampling in April 2017 identified contamination exceeding regulatory thresholds, and as a result, an Administrative Consent Order was entered into with the New Jersey Department of Environmental Protection (“NJDEP”), with a Licensed Site Remediation Professional (“LSRP”) being engaged to oversee remediation. Additional contaminants were discovered in 2019 during building renovation and expansion. A vapor intrusion risk was identified and it was recommended that the building addition be equipped with vapor barriers and extraction piping; however, such items were not installed. Based on the identified subsurface impacts, the active regulatory status, and the ongoing monitoring activities, the ESA characterized this issue as a REC. The ESA recommended continuing remedial and monitoring activities until the LSRP issues a Response Action
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Outcome (“RAO”). In addition, the ESA recommended reviewing the most recent sampling data that was submitted to NJDEP in May 2021. The borrower has obtained an environmental impairment liability insurance policy issued by Great American Insurance Company, which (1) names the Dollar Tree—Teaneck, NJ Mortgaged Property as the covered location and the lender and its successors and assigns as their interests may appear as an additional named insured, (2) includes $2,000,000 limits of liability per incident and in the aggregate and a $50,000 deductible, and (3) includes a policy period expiring February 17, 2032 with respect to the borrower, and February 17, 2035 with respect to the lender. In addition, the borrower has also contributed approximately $356,352 to an environmental reserve to cover estimated potential costs related to performing necessary activities to obtain an RAO at the Dollar Tree—Teaneck, NJ Mortgaged Property.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), with respect to the 510 John Dodd Road Mortgaged Property (0.1%), the related ESA stated that according to the regulatory database report, the adjoining parcel to the south (575 John Dodd Road), has known volatile organic compounds (chlorinated solvents) in the soil and groundwater. The ESA stated that the adjoining parcel is potentially a REC originating from an off-property facility, and recommended that a regulatory file review at the South Carolina Department of Environmental Control should be completed to determine the extent of contamination and to evaluate the potential for the adjoining parcel to impact the Mortgaged Property. Such investigation has not been conducted.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), with respect to the 309 Dulty’s Lane Mortgaged Property (0.1%), the related ESA stated that confirmed groundwater impact on the adjacent property to the north, followed by site remediations and the establishment of a Classification Exception Area and associated Response Action Outcome-Entire Site (Limited Restricted Use) approval that extend to the northern portion of the Mortgaged Property represent a CREC on the Mortgaged Property. The ESA concluded that given the identified responsible party, no further investigations/remediations are warranted at the time of the ESA.

●	With respect to the 45360 Severn Way Data Center Mortgage Loan (1.0%), the related Phase I ESA identified a CREC at such Mortgaged Property relating to a prior occupant that performed maintenance, repair and testing of aircraft landing and hydraulic systems with respect to which approximately 714.8 tons of contaminated soil was removed from such Mortgaged Property between September and October of 2006. A restrictive covenant was put in place on May 18, 2007 stating that groundwater beneath such Mortgaged Property may not be used for any purpose other than environmental monitoring and testing. On June 12, 2007, the Virginia Department of Environmental Quality issued a Completion of Remediation Certificate stating no further action was required except for the implementation of an institutional control restricting groundwater use at such Mortgaged Property. The Phase I ESA recommended continual implementation of the property use restriction currently in-place under the Completion of Remediation Certificate. The related environmental indemnity agreement does not exclude the foregoing in the scope of the indemnity provided thereunder by the related borrower and guarantor.

●	With respect to the Harundale Plaza Mortgage Loan (0.8%), the related ESA identified a CREC related to two former tenants which operated dry cleaners at the Mortgaged Property. A groundwater analysis performed in 2017 detected tetrachloroethene (“PCE”) concentration in one area which exceeded the Maryland
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Department of the Environment Groundwater Cleanup Standards. The ESA concluded that based on the non-use of groundwater, localized PCE detection only in the groundwater sample collected in the parking lot, no related concern with sub- slab vapor or exterior soil gas samples, and the Mortgaged Property redevelopment, the detected PCE concentration is considered a CREC, and no further assessment is recommended.

●	With respect to the Augustine Plastics Mortgage Loan (0.6%), the ESA for the related Mortgaged Property identified a CREC pertaining to residual groundwater contamination on such property that exceeds applicable regulatory thresholds. The Mortgaged Property participated in a voluntary cleanup program in the Pennsylvania Land Recycling Program, and the Pennsylvania Department of Environmental Protection approved case closure in September 2012, subject to the imposition of a groundwater use restriction prohibiting the use of groundwater for drinking purposes at the Mortgaged Property. The ESA concluded that this restriction, which is ongoing, represents a CREC, but requires no further investigation or action.

●	With respect to the Stafford Self Storage Mortgage Loan (0.2%), the Phase I ESA obtained in connection with loan origination identified a REC in connection with release of dry-cleaning contaminants from an up-gradient, adjacent property. The Connecticut Department of Energy and Environmental Protection issued a no-liability letter to the owner in 2008 so long as the source of contamination is off-site. Given the self-storage use and non-reliance on groundwater, the Phase I consultant opined that human health risks were low.

●	With respect to the Edgewood Square Shopping Center Mortgage Loan (0.2%), the ESA for the related Mortgaged Property identified a CREC, related to the operation of a dry cleaner at the Mortgaged Property from 1991 to 1997, utilizing PCE as solvents. The ESA stated that the regulatory listing indicated that two above-ground storage tanks which stored PCE and trichloroethylene (“TCE”) were removed from this facility. In 1997, the dry cleaner was reportedly investigated for potential contamination from the dry cleaning operation, and the Mortgaged Property was accepted to the Dry Cleaner Solvent Cleanup Program (“DCSCP”) by the Florida Department of Environmental Protection (“FDEP”). Several site assessments and remedial activities including groundwater monitoring events and soil vapor extraction have been performed for this case from 2006 through the present. According to the most recent groundwater sampling event from Annual Natural Attenuation Monitoring (“NAM”) Report in July 2021, no constituents of concern were detected above Natural Attenuation Default Concentrations (“NADC”); however, vinyl chloride (“VC”) was detected above the Groundwater Cleanup Target Levels, but below the NADC. The July 2021 NAM Report recommended continued annual NAM activities using the same monitoring wells that were recently sampled. The next groundwater sampling event is scheduled to occur in July 2022. The ESA concluded that given the ground water monitoring is being addressed as part of the DCSCP and the groundwater is not used for potable purposes, the former dry cleaners and related release case constitute a CREC, and no further assessment is warranted at this time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the

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top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the 1600 Broadway Mortgage Loan (8.4%), the sole tenant, Mars Retail Group, LLC, is expected to invest approximately $25.0 million of capital to redesign and transform the store to be consistent with the global M&M brand. Mars Retail Group, LLC has assembled a team to complete the build-out and is responsible for all construction and costs in connection with the renovation. Construction is anticipated to commence in August 2022 with an estimated completion in July 2023, during which time the store will be closed to the public. No assurances can be made that Mars Retail Group, LLC will complete such renovation as described. Mars Retail Group, LLC will be required to continue to pay full, unabated rent regardless of any construction or closure period pursuant to its lease, which lease is guaranteed by the parent company, Mars, Inc.

●	With respect to certain of the Mortgage Loans secured by residential cooperative properties that are expected to be sold to the Depositor by National Cooperative Bank, N.A., the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds. For example, with respect to the Sun Garden Homes Association, Inc. Mortgage Loan (0.2%), the related Mortgaged Property is currently undergoing and expected to undergo material redevelopment, renovation or expansion work. In order to fund portions of that work, at origination the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $2,000,000 (equating to 83.3% of the original amount of the Mortgage Loan), to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the $2,000,000 escrowed amount, the borrower is expected to pay such excess amount from its own funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied,

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with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 17 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

With respect to the Dallas Design District Mortgage Loan (7.3%), the property manager is a Dunhill Partners’ affiliate. While not directly involved in property management at the related Mortgaged Property, Dunhill’s founder and current principal, Bill Hutchinson, was charged with sexual assault in 2021. His criminal prosecution is currently pending. The borrower is unaffiliated with both Dunhill Partners and Mr. Hutchinson.

With respect to the Shops at Dakota Crossing Mortgage Loan (3.9%), the related guarantor, David Taban, disclosed an ongoing legal matter related to two tenants’ illegal activities at two properties which he owns. The two tenants were operating unlicensed cannabis dispensaries at properties in Los Angeles County. The illegal activities of the tenants were in direct violation of the terms of their respective lease agreements, which expressly required each tenant to comply with all laws. Once the illegal activity was discovered, both tenants were promptly terminated via legal measures. As owner of the properties, the Los Angeles City Attorney’s office also charged Mr. Taban with misdemeanors related to the illegal activity of the tenants. The cases, which are dated back to March of 2019, have not reached resolution due to the pandemic and court closures over the past two years. According to Mr. Taban’s attorney, the court was satisfied that the

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charged violations have been addressed by Mr. Taban and granted diversion of both cases in February 2022. As a result, the proceedings will be stayed for a period of 12 months until February 2023. So long as there are no additional violations and any fines and fees are paid, the matters will be dismissed by the court.

With respect to the Soho Plaza Corp. Mortgage Loan (0.8%), the borrower is a defendant in an action commenced by a resident tenant-shareholder against the borrower and others based on the installation by the borrower of an HVAC chiller unit on the roof of the building which, according to the plaintiff’s allegations, infringes on certain portions of the plaintiff’s dedicated rooftop space and creates unreasonable noise. The case has been tendered to the borrower’s liability insurance carrier, and the carrier has assumed defense with certain reservations. The suit seeks certain equitable and monetary relief. The borrower and the plaintiff have agreed in principle to resolve the suit in exchange for the payment by the borrower of the sum of $250,000 (which would not be covered by insurance but, rather, would be paid from the borrower’s own funds), but the parties have yet to execute a settlement stipulation to effectuate that resolution. At the closing of the Mortgage Loan, the borrower executed a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $320,000 for the purpose of providing funds for the payment of the settlement of the suit and to collaterally secure the borrower’s obligation to cause the suit to be dismissed with prejudice. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not any adverse effects on the borrower as a result of such adjudication.

With respect to the Fresno Center Mortgage Loan (0.7%), the borrower sponsor, Ronen Armony, was an 80% limited partner in a limited partnership that owned two Victorville, California properties. The developer and general partner filed for bankruptcy in June 2011 as a defense to creditor actions. Mr. Armony sued the general partner for fraud, seeking dismissal of the bankruptcy filing on grounds that it was done without his knowledge or consent. The bankruptcy court dismissed the bankruptcy petition, and recognized Mr. Armony as sole owner of the related properties. The general partner has appealed the decision.

With respect to the 333 West End Tenants Corp. Mortgage Loan (0.5%), the borrower is a defendant in an action commenced by a resident tenant-shareholder against the borrower, the borrower’s current and former board of directors and a neighboring resident tenant- shareholder arising from the installation by the neighboring tenant-shareholder of an HVAC unit which has, according to the plaintiff’s allegations, created unreasonable noise. The case has been tendered to the borrower’s liability insurance carrier, and the carrier has assumed defense with certain reservations. The suit seeks certain equitable and monetary relief including, without limitation, a partial abatement of the plaintiff’s monthly maintenance obligations to the borrower. At the closing of the Mortgage Loan, the borrower executed a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $300,000 for the purpose of providing funds for the payment of any adverse claims associated with the suit and to collaterally secure the loan. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

With respect to the Park Place at Heathrow Mortgage Loan (0.6%), the borrower has informed the lender that there is a pending condemnation by the State of Florida Department of Transportation (“FLDOT”) in connection with the widening of a road adjacent to the Mortgaged Property. The anticipated area of condemnation is an approximately 3201 square foot strip of land, with no improvements other than paving, curbing, sidewalks, signage, fencing, landscaping, irrigation and similar items. The anticipated payment by the FLDOT for the condemned land is $172,000.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	51 of the Mortgage Loans (51.0%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	13 of the Mortgage Loans (36.3%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	5 of the Mortgage Loans (12.8%), was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust.

For example:

●	With respect to the Norfolk Premium Outlets, Village Green East Apartments, ExchangeRight Net Leased Portfolio #54, Silver Sands Premium Outlets, ShopRite Square Shopping Center – Kingston, NY, Basecamp Tahoe Portfolio, Harundale Plaza, Shops at City Line, Augustine Plastics, 111 Fulton-Chipotle and Edgewood Square Shopping Center (collectively, 14.8%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or
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out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross- collateralized Mortgage Loans, we note the following:

●	With respect to the Norfolk Premium Outlets Mortgage Loan (4.3%) and the Silver Sands Premium Outlets Mortgage Loan (1.6%), a related sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Norfolk Premium Outlets Mortgage Loan (4.3%), the Lightstone Group, which elected to place their Extended Stay Hotels chain under Chapter 11 bankruptcy protection in June 2009, is an indirect owner of 35% of the equity interest in the borrower.

●	With respect to the Village Green East Apartments Mortgage Loan (2.4%), affiliates of the borrower sponsor (Peter Jungbacker) have been involved in reported mortgage defaults related to retail properties in Menasha, Ashwaubenon, Oshkosh and Appleton, WI. The sponsor or its affiliated property manager filed for Chapter 11 bankruptcy protection in each instance. The Menasha, WI property is reporting a 46% occupancy following a fitness tenant’s vacating due to COVID-19 (0.97x DSCR for second quarter of 2021). The Ashwaubenon, WI property was the subject of foreclosure in June 2014. The Oshkosh and Appleton, WI properties were the subject of a foreclosure filing in 2013, but the special servicer sold the note at a discount, and the sponsor was able to bring in new equity to maintain its ownership and refinance the debt. The current loan is performing.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	4 Mortgaged Properties (6.7%) are each leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

●	75 Mortgaged Properties (25.6%) are each leased entirely (or substantially in its entirety) to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors— Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the largest tenant, Kirkland & Ellis, has an option to terminate either the highest or the lowest
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odd number floor, other than the 51st floor, effective February 28, 2034. In addition, Kirkland & Ellis has an option to terminate the lease with respect to the 32nd floor effective June 30, 2027.

●	With respect to the UCI Research Park Phases 12 & 13 Mortgage Loan (4.3%), the second, third, fourth and fifth largest tenants (Acorns Grow Incorporated, Skyworks Solutions, Inc., The Regents of the University and LPA, Inc.) each have a one-time right to terminate the lease by providing 12 months’ notice and payment of a termination fee.

●	With respect to the 980 Jolly Road Mortgage Loan (2.1%), (i) the third largest tenant, Fox Rothschild, has a one-time right to terminate its lease effective March 31, 2030 (end of 96th month of lease term commencing April 1, 2022) with 12 months’ notice, and payment of $681,604 termination fee (one-half upon notice and one-half upon termination); (ii) the fourth largest tenant, Hub International, has a one-time right to terminate its lease effective January 31, 2028 (end of 95th month of lease term commencing March 31, 2020) with 12 months’ notice and payment of $681,000 termination fee; and (iii) the fifth largest tenant, Elevate, has a one-time right to terminate its lease effective January 31, 2030 (end of 94th month of lease term commencing April 17, 2022) with 12 months’ notice, payment of termination fee (one-half upon notice and one-half upon termination) and compliance with covenant not to open a new office within 40-mile radius of subject property.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), YNAP Corporation, the sole tenant at the 725 Darlington Avenue Mortgaged Property (0.0%), has the right to terminate its lease effective April 30, 2030 upon provision of notice by October 31, 2028 and payment of a termination fee. In addition, Barrett Distribution Centers, LLC, the sole tenant at the 4836 Hickory Hill Road Mortgaged Property (0.0%) has a one-time right to terminate its lease effective August 31, 2023 with written notice no less than eight months prior to the termination date and payment of a termination fee.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

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●	With respect to the Constitution Center Mortgage Loan, (9.4%), the largest tenant at the Mortgaged Property, the OCC (United States Office of the Controller of the Currency) (33.4% of the net rentable area), is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. The OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent has been reserved for. The fourth largest tenant, ASPR (United States Assistant Secretary for Preparedness and Response) (13.2% of net rentable area), has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. In addition, approximately $4,468,440 of straight line rent was underwritten for the Mortgage Loan. Further, due to the COVID-19 pandemic, it was estimated that as of origination only approximately 10% of the space at the Mortgaged Property was being utilized by tenants.

●	With respect to the 1600 Broadway Mortgage Loan (8.4%), $1,163,405 of straight- line rent (through the lease term) has been underwritten with respect to the sole tenant, Mars Retail Group, LLC, whose lease is guaranteed by its investment-grade rated parent, Mars, Inc.

●	With respect to the Life Science Office Portfolio Mortgage Loan (6.8%), the rents for five tenants, Stryker, Quest Diagnostics Clinical Laboratories, Inc., Atrius Health, Trustees of Columbia University in the City of New York and Maimonides Medical Center, which are investment grade-rated, were underwritten on a straight-line rent averaging basis.

●	With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the largest tenant, Kirkland and Ellis (36.8% of NRA), has $4,062,504 of outstanding free rent. Boston Properties Limited Partnership, a Delaware limited partnership (“BPLP”), an affiliate of the borrower sponsor, provided a payment guaranty for the outstanding free rent at closing. In addition, (i) the second largest tenant, Citibank (12.9% of NRA), is currently subleasing Suites 1900 and 2100 totaling 59,978 SF (3.6% of NRA), and (ii) the fifth largest tenant, Freshfields (8.3% of NRA), is currently subleasing Suite 5510 totaling 15,932 square feet (1.0% of NRA). As of the origination date, Freshfields was also publicly marketing the remainder of its leased space for sublet. In addition, Citadel, the fourth largest tenant (8.6% of NRA), has provided notice it intends to vacate its space at its lease expiration in August 2022. The third largest tenant, NYU (11.7% of NRA), took occupancy of the 4th floor and is expected to take occupancy of the remaining space in July to December 2022. Further, the rent for each of Kirkland & Ellis, NYU and Freshfields was underwritten on a straight-line rent averaging basis.

●	With respect to the 2115 Wisconsin Avenue Mortgage Loan (4.7%), $717,599 of straight-line rent (through the lease term) has been underwritten with respect to the investment-grade rated tenants, Directors of Georgetown College (89.2% of NRA) and MedStar Medical Group, Gtown Hospital (10.3% of NRA). In addition, MedStar Medical Group, Gtown Hospital, has a free rent period from May to July 2022, which free rent of $181,241 was not reserved by the lender.

●	With respect to the UCI Research Park Phases 12 & 13 Mortgage Loan (4.3%), straight-line rent of approximately $386,539 and $318,999 was underwritten for the third largest tenant, Skyworks Solutions, Inc. (13.3% of NRA) and the fourth
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largest tenant, The Regents of the University (12.4% of NRA), respectively. In addition, the second largest tenant (Acorns Grow Incorporated (13.3% of NRA)) currently subleases a portion of its space (22,784 SF), coterminous with its prime lease.

●	With respect to the Shops at Dakota Crossing Mortgage Loan (3.9%), the fifth largest tenant, Hook & Reel Cajun Seafood (4.2% of the net rentable area) has an executed lease but is not yet open for business. The tenant is currently completing the buildout of its space and is expected to open in April 2022.

●	With respect to the 980 Jolly Road Mortgage Loan (2.1%), (i) the second largest tenant, Henkels & McCoy Group, LLC, and the third largest tenant, Fox Rothschild LLP, have 12 months free rent commencing in March 2022; and (ii) the fifth largest tenant, Elevate Healthcare Marketing, has 10 months free rent from lease commencement. A rent concession reserve was obtained at closing for related amounts.

●	With respect to the Journal Squared Tower 2 Mortgage Loan (2.0%), which is a high-rise residential property with ancillary ground-floor retail, the retail tenant, Food Story, is not in occupancy or paying rent. A $415,373 reserve for the outstanding free rent was required at closing.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), approximately $1,425,124 of straight line rent steps have been underwritten.

●	With respect to the Augustine Plastics Mortgage Loan (0.6%), the single tenant, Augustine Plastics, Inc., subleases (i) approximately 18.1% of the net rentable area to Augustine Die & Mold, Inc., an affiliated company, pursuant to a sublease expiring March 17, 2032, at a rent of approximately $3.75 per square foot (compared to $3.95 per square foot rent for the prime lease), and (ii) approximately 21.3% of the net rentable area to DeVilbiss Healthcare, a customer of the single tenant, pursuant to a sublease expiring February 28, 2023, at a rent of approximately $6.64 per square foot (compared to $3.95 per square foot for the prime lease), with DeVilbiss having an option for additional space which would result in it subleasing an aggregate of 26.5% of the net rentable area at a rent of $6.67 per square foot.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the 1600 Broadway, Life Science Office Portfolio, 2115 Wisconsin Avenue, ExchangeRight Net Leased Portfolio #54, 640 2nd Street, 7510-7610 Mason King Data Center, ILPT Logistics Portfolio and 45360 Severn Way Data Center
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Mortgage Loans (collectively, 25.9%), one or more of the Mortgaged Properties related to such Mortgage Loans is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a developer, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 7 and no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the 1600 Broadway Mortgage Loan (8.4%), if the related borrower enters into a contract to sell the Retail 1 Unit and Retail Storage Unit, collectively or individually, (the “1600 Broadway ROFR Property”) to certain competitors of Mars, Inc. specified in the related lease, then the related borrower must deliver a copy of the contract for such sale to Mars, Inc. and Mars, Inc. will have the right (“Mars ROFR”) to elect to purchase the 1600 Broadway ROFR Property on the same terms and conditions as in the contract. The Mars ROFR is not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

●	With respect to the Life Science Office Portfolio Mortgage Loan (6.8%), with respect to the 330 Baker Ave Mortgaged Property, Atrius Health, Inc. (single tenant) has a ROFO to purchase such Mortgaged Property if the borrower intends to offer such property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

●	With respect to the 2115 Wisconsin Avenue Mortgage Loan (4.7%), certain indirect investors in the related Mortgaged Property require a Shari'ah compliant loan structure. In order to facilitate a Shari'ah compliant loan structure, the borrower master leases the 2115 Wisconsin Avenue Property to the 2115 Wisconsin Avenue Master Tenant, which is ultimately controlled by the borrower sponsors, Ritz Banc Group and Lincoln Property Company. The 2115 Wisconsin Avenue Master Tenant has an option to purchase such Mortgaged Property on and after the monthly payment date in October, 2031, which purchase option is conditional upon payment by the 2115 Wisconsin Avenue Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the related Mortgage Loan) and (iii) $10. The 2115 Wisconsin Avenue Master Tenant also has a purchase option to purchase the related Mortgaged Property if such Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price. Such rights do not apply to foreclosure or deed-in-lieu thereof and are extinguished by foreclosure. Furthermore with respect to such master lease, a parent entity of the 2115 Wisconsin Avenue Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the borrower at a price equal to $1,000.

●	With respect to the 2115 Wisconsin Avenue Mortgage Loan (4.7%), in the event that the related borrower elects to market the related Mortgaged Property for sale then, prior to such borrower marketing the Mortgaged Property for sale to the public, the largest tenant at such Mortgaged Property, Directors of Georgetown College, has a right of first offer to purchase such Mortgaged Property for a price equal to 100% of the fair market value of such Mortgaged Property (the “2115
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Wisconsin Avenue Landlord’s ROFO Purchase Offer” ). Such right of first offer does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after a foreclosure, but would apply to subsequent transfers.
In addition, in the event that the related borrower receives (i) an unsolicited bona fide third party offer to purchase the related Mortgaged Property which such borrower is willing to accept or (ii) a bona fide third party offer to purchase such Mortgaged Property during such borrower’s marketing of such Mortgaged Property which such borrower is willing to accept and which is at a purchase price that is less than 95% of a 2115 Wisconsin Avenue Landlord’s ROFO Purchase Offer pursuant to the Directors of Georgetown College’s right of first offer (each such offer, a “2115 Wisconsin Avenue Third Party Offer”), then Directors of Georgetown College has the right to purchase such Mortgaged Property upon the same terms and conditions as set forth in the 2115 Wisconsin Avenue Third Party Offer. Such right of first refusal does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

●	The related single tenant at each of the following eleven ExchangeRight Net Leased Portfolio #54 Mortgaged Properties (and additionally, as to the Forsyth Memorial Hospital—Winston-Salem property, the related condominium association in which such Mortgaged Property constitutes a condominium unit) has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property: Tractor Supply— Minot, ND, Walgreens—Baton Rouge, LA, Walgreens—Prattville, AL, Tractor Supply—Elizabethtown, KY, CVS—Kenova, WV, CVS—Abbeville, LA, Tractor Supply—Holden, ME, Kum & Go—North Little Rock, AR, Forsyth Memorial Hospital— Winston-Salem, NC, Dollar Tree—Teaneck, NJ and Family Dollar—Lafayette, LA. With respect to certain of such Mortgaged Properties, the ROFR may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.

●	With respect to each of the 7510-7610 Mason King Data Center Mortgage Loan (1.1%) and the 45360 Severn Way Data Center Mortgage Loan (1.0%), prior to the related Mortgaged Property being marketed for sale, the sole tenant, Amazon Data Services, Inc. (“Amazon”), has a right of first offer to purchase the related Mortgaged Property on the terms that the related borrower intends to market the property. Notwithstanding, such right of first offer does not apply if the related Mortgaged Property is to be marketed along with two or more other properties as a portfolio. If Amazon declines the right of first offer to purchase or fails to respond within a 30 day period, then the related borrower is free to sell such Mortgaged Property to any party for any purchase price that is not more than 7.5% lower than the purchase price set forth in the borrower's notice to Amazon.

In the event that the related borrower receives an unsolicited third party offer to purchase such Mortgaged Property, Amazon also has a right of first refusal to purchase the related Mortgaged Property, on the terms that match such offer. The borrower and Amazon will have 30 days from the delivery date of the offer terms to Amazon to negotiate and execute a purchase agreement. If Amazon does not return the signed purchase agreement within such 30 day period, then the related borrower is free to sell such Mortgaged Property to such third party offeror or to any other third party for any purchase price that is not more than 7.5% lower than the purchase price set forth in the borrower's notice to Amazon. Neither Amazon's right of first offer or its right of first refusal apply to a foreclosure or deed in lieu
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thereof or the first transfer to a third party after, but would apply to subsequent transfers.

●	With respect to the 640 2nd Street Mortgage Loan (1.2%), the sole tenant, AppLovin Corporation, has a Right of First Offer (ROFO) to purchase the mortgaged property if the borrower intends to offer such mortgaged property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), the related single tenant at each of the following Mortgaged Properties has a right of first refusal and/or a right of first offer to purchase the related Mortgaged Property: 1901 Meadowville Technology Parkway, 2020 Joe B Jackson Parkway, 510 John Dodd Road, 309 Dulty’s Lane, 5300 Centerpoint Parkway and 7000 West Post Road. With respect to the 5300 Centerpoint Parkway and 7000 West Post Road Mortgaged Properties, the right of first refusal may apply to a foreclosure or deed in lieu thereof, and will apply as to subsequent transfers. With respect to each other such Mortgaged Property, the right of first refusal does not apply to a foreclosure or deed in lieu thereof, but will apply to subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Oakwood North and South Owners Corp. Mortgage Loan (1.2%), 52.65% of the cooperative shares are retained by affiliates of the related borrower (and such affiliates have two seats on the 5-member cooperative’s board of directors). Those corresponding units are leased as rental apartments.

●	In addition, (i) with respect to the 34 Downing Owners Corp. Mortgage Loan (0.1%), there are 8 sponsor-owned units representing 66.7% of the total units and (ii) with respect to the 77th Apartment Corp. Mortgage Loan (0.2%), there are 25 sponsor-owned units representing 52.1% of the total units. As of the date of origination of each such Mortgage Loan, the sponsor was current on all obligations to the cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases— Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

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Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Dallas Design District Mortgage Loan (7.3%), the borrower sponsor owns 15 other properties within close proximity to and that directly compete with the Mortgaged Property.

●	With respect to the Life Science Office Portfolio Mortgage Loan (6.8%), the borrower sponsor owns two additional properties located in the same office park as the 47900 Bayside Parkway Mortgaged Property.

●	With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the borrower sponsor also owns the property located at 599 Lexington Avenue, which is directly competitive with the Mortgaged Property.

●	With respect to the UCI Research Park Phases 12 & 13 Mortgage Loan (4.3%), the related borrower sponsor also owns buildings within the broader University of California Irvine Research Park of which the related Mortgaged Property is a part.

●	With respect to the Norfolk Premium Outlets Mortgage Loan (4.3%), Williamsburg Premium Outlets (42.0 miles from the Mortgaged Property) is owned by the borrower sponsor and was identified by the appraisal as part of the Mortgaged Property's competitive supply.

●	With respect to the Journal Squared Tower 2 Mortgage Loan (2.0%), affiliates of the borrower own the connecting residential tower and are developing a third connecting residential tower. The Mortgaged Property is the second phase of a three-phase high-rise residential project. Phase I (538 units) was completed March 2017, and Phase III (598 units) broke ground in October 2021. The related Mortgage Loan documents do not contain anti-poaching provisions pertaining to Phase I or future Phase III. We cannot assure you that the other towers will not compete with the mortgaged property for tenants and leasing revenue, or otherwise adversely affect the mortgaged property.

●	With respect to the Silver Sands Premium Outlets Mortgage Loan (1.6%), there are six tenant spaces that are not a part of the collateral but located adjacent to the Mortgaged Property. These tenant spaces are owned (separately) by the related borrower sponsorship, but excluded from the collateral for the related Mortgage Loan.

•	With respect to the Hoffner Commerce Center Mortgaged Property (1.2%), the borrower may obtain the release of unimproved parcels at the Mortgaged Property. The borrower sponsor may redevelop such parcels upon a release. The loan documents do not contain anti-poaching provisions related to such release parcels. See “Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions.”

●	With respect to the Harundale Plaza Mortgaged Property (0.8%), the borrower may obtain the release of certain improved and unimproved portions of the Mortgaged Property. The borrower sponsor may redevelop such parcels upon a release. The
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loan documents do not contain anti-poaching provisions related to such release parcels. See “Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions.”

●	With respect to the 111 Fulton-Chipotle Mortgaged Property (0.4%), the Mortgaged Property constitutes one of five ground floor retail condominium units in a mixed residential and retail condominium building. The borrower sponsor owns the remaining retail condominium units in such building.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Washington, Illinois and South Carolina) do not require earthquake insurance. 12 of the Mortgaged Properties (12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the Mortgage Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among others: (A) TRIPRA is in full force and effect; (B) the terrorism policy issued by such
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captive insurer, together with any other qualified terrorism policies in-place, provides a per occurrence limit of not less than the replacement cost and rent loss coverage as otherwise required; (C) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer must be reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better or such higher rating as the rating agency may require not to exceed S&P “A+”/ Moody’s “A1”; (D) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; and (E) such captive insurer is licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.

●	With respect to the UCI Research Park Phases 12 & 13 Mortgage Loan (4.3%), the related Mortgage Loan documents permit the borrower to satisfy terrorism coverage requirements through the use of a licensed captive insurance company that is an affiliate of the borrower sponsor (The Irvine Company LLC), subject to certain conditions, including (A) the policy limits are approved by the lender in its reasonable discretion, and the deductible is no greater than that calculated by TRIPRA, (B) other than the deductible, the portion of the insurance not reinsured by TRIPRA must be reinsured by an insurance carrier rated no less than S&P “A-” (or Moody's/ Fitch equivalents, if applicable), (C) TRIPRA is in effect and requires that the federal government must reinsure that portion of any terrorism claim above the applicable deductible and other privately reinsured amounts as set forth above, and (D) the captive insurer is not the subject of a bankruptcy or similar proceeding.

●	With respect to each of the 7510-7610 Mason King Data Center Mortgage Loan and the 45360 Severn Way Data Center Mortgage Loan (together, 2.1%), the related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of California Public Employees' Retirement System in connection with the California Public Employees' Retirement System blanket insurance program, and, solely in connection with policies issued to or for the benefit of California Public Employees' Retirement System in connection with the California Public Employees' Retirement System blanket insurance program, the related borrower is permitted to maintain a portion of the insurance coverage required under the related Mortgage Loan documents with insurance companies (including without limitation a syndicate of insurers) which do not meet the requirements set forth in the related Mortgage Loan documents (but, for the avoidance of doubt, maintain a financial strength and claims paying ability rating of not lower than “A-:VII” by A.M. Best) (the “Otherwise Rated Insurers”), provided that if the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below “A :VII” by AM Best, the related borrower is required to replace such Otherwise Rated Insurer.

●	With respect to each of the 7510-7610 Mason King Data Center Mortgage Loan and the 45360 Severn Way Data Center Mortgage Loan (together, 2.1%), the related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of the sole tenant and/or tenants under a “Major Lease” covering 50% or more of the total rentable square footage of the related Mortgaged Property or the gross rents (and any guarantor of any such tenant's lease, as applicable) (individually and collectively, “Specified Tenants”) for so long as (A) one or more
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Specified Tenants maintain insurance policies on the entire related Mortgaged Property meeting the requirements for insurance coverage required under the related Mortgage Loan documents, except with respect to (1) each Specified Tenant's property deductible, the amount of which may be in an amount reasonably acceptable to the related lender, such acceptance not to be unreasonably withheld, and (2) the extended period of indemnity may be for a period of ninety (90) days when provided by the Specified Tenants, (B) each Specified Tenant delivers evidence acceptable to the related lender of such coverage no less frequently than annually, (C) no default exists under the applicable leases with the Specified Tenants beyond any applicable notice and cure periods unless California Public Employees' Retirement System is providing “excess and contingent” insurance coverage in relation to such Mortgaged Property, (D) the related lender is named as a mortgagee/loss payee on insurance policies maintained by Specified Tenants and (E) each Specified Tenant maintains a credit rating from S&P of at least “BBB” unless CalPERS is providing “excess and contingent” insurance coverage in relation to such Mortgaged Property, (the foregoing clauses (A) - (E) are referred to collectively herein as the “Tenant Insurance Conditions”). To the extent any of the Tenant Insurance Conditions are not satisfied, the related borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of the related Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Silver Sands Premium Outlets Mortgage Loan (1.6%), the related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”) and an insurance deductible or self-insured retention not to exceed $750,000, with respect to the
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required commercial general liability insurance. In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

●	With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), the uses of the Hannaford Grocery—Gardner, MA Mortgaged Property (0.1%) and Dollar General—Edinburg, TX Mortgaged Property (0.0%) are legal non-conforming uses. With respect to the Hannaford Grocery—Gardner MA Mortgaged Property (which also has improvements with substantial non- conformities as to setbacks and density), the related zoning ordinance may require a special permit to be issued in order to reconstruct such Mortgaged Property to its existing footprint and use following a casualty. Further the anticipated insurance proceeds for such Mortgaged Property, even if the land value is added thereto, are significantly less than the allocated loan amount of such Mortgaged Property. With respect to the Dollar General, Edinburgh, TX Mortgaged Property, the related zoning letter states that such Mortgaged Property would need to be rezoned in order to permit replacement or substantial reconstruction of such Mortgaged Property to the existing use. The issuance of a special permit as to the Hannaford Grocery—Gardner, MA Mortgaged Property, and any rezoning of the Dollar General—Edinburg, TX Mortgaged Property are discretionary on the part of the applicable zoning authorities. There can be no assurance that the applicable zoning authorities would issue a special permit as to the Hannaford Grocery—Gardner, MA Mortgaged Property, or would agree to a rezoning of the Dollar General—Edinburg, TX Mortgaged Property.
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In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), in 2016, the Mortgaged Property was designated a landmark by the New York City Landmarks Preservation Commission (“NYC LPC”). The landmark designation requires that NYC LPC approval be obtained in advance for any alteration, reconstruction, demolition or new construction affecting the designated building.

●	With respect to the Soho Plaza Corp. Mortgage Loan (0.8%), the Grinnell Housing Development Fund Corporation Mortgage Loan (0.6%), the 30 Fifth Avenue Owners Incorporated Mortgage Loan (0.6%), the 333 West End Tenants Corp. Mortgage Loan (0.5%), the 855 West End Owners Corp. Mortgage Loan (0.1%) and the 34 Downing Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the NYC LPC with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as- is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Constitution Center Mortgage Loan (9.4%) and the 601 Lexington Avenue Mortgage Loan (5.6%), there is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.

●	With respect to the 1600 Broadway Mortgage Loan (8.4%), there is no non- recourse carveout guarantor and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.

●	With respect to the Life Science Office Portfolio Mortgage Loan (6.8%), the non- recourse carve-out guarantor’s liability with respect to full recourse bankruptcy events is limited to 15% of the then outstanding loan amount.

●	With respect to the Norfolk Premium Outlets Mortgage Loan (4.3%), for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non- recourse carveout guarantor’s liability is limited to 20% ($15,000,000) of the original principal amount of the related Whole Loan, plus all reasonable out-of- pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. In addition, there is no separate environmental indemnitor with respect to the related Mortgage Loan.

●	With respect to the Silver Sands Premium Outlets Mortgage Loan (1.6%), there is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

●	With respect to the Oakwood North and South Owners Corp. Mortgage Loan (1.2%), the related borrower is a cooperative housing corporation, therefore, there is no separate non-recourse carveout guarantor and no separate environmental indemnitor with respect to such Mortgage Loan.

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental
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covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to the Journal Squared Tower 2 Mortgage Loan (2.0%), the Mortgaged Property is the second phase of the sponsor’s three-phase Journal Squared development. In 2013 the City of Jersey City, New Jersey granted a sponsor affiliate three financial agreements for tax abatements and redevelopment bonds, one for each of the Journal Squared phased developments. These arrangements include agreements for payments in lieu of taxes. The PILOT agreement for the Mortgaged Property allowed for a multi-year construction period with first full-year service charge payments beginning in 2022. As of the Mortgage Loan origination date, the annual service charge was $844,774 (including $290,726 as a so-called “pledged annual service charge” as a payment on the redevelopment bonds which total is expected to be adjusted upon completion of tower 3). Fixed base annual service charges are on a schedule for approximately 22 years through 2043. Step-ups of annual service charges occur in 2032 and 2037, and are scheduled to be 10% of gross revenue (plus a pledged annual service change that is expected to be determined after completion of tower 3) from 2044 until the PILOT’s expiration in 2048. The Mortgage Loan underwriting was based on the anticipated payment due under the PILOT for the first year from loan origination. The borrower obtained final site plan approval as defined in the redevelopment bond documents on November 9, 2021 and substantial completion under the PILOT Agreement occurred on April 22, 2021. Beyond making scheduled annual service charge payments and pledged annual service charge payments, the borrower’s remaining obligation under the PILOT Agreement is to obtain a certificate of completion with respect to the Mortgaged Property’s improvements. The PILOT Agreement requires that the municipal council of Jersey City, NJ must approve any sale of the Mortgaged Property. The municipal councils’ approval will not be unreasonably withheld if (i) the foreclosing entity does not own any other project subject to long term tax exemption
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as the time of the transfer, (ii) the foreclosing entity is formed and eligible to operate under applicable laws, (iii) the entity is not in default under the PILOT Agreement or applicable law, (iv) the foreclosing entity assumes the obligations under the PILOT Agreement and (v) the foreclosing entity pays the maximum transfer fee equal to 2% of the Annual Service Charge as permitted by applicable law and the related tax exemption application fee. See Annex A-3 to this prospectus for additional information.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), the 2020 Joe B. Jackson Parkway Mortgaged Property, the 5300 Centerpoint Parkway Mortgaged Property, and the 17001 West Mercury Street Mortgaged Property (collectively, 0.2%) are subject to payment in lieu of taxes (“PILOT”) arrangements, as described below.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan—2020 Joe B. Jackson Parkway Mortgaged Property (0.1%), (the “TN PILOT Property”), the Mortgage Loan is secured by a mortgage on the subleasehold interest of ILPT Murfreesboro LLC (“TN PILOT Borrower”), in the TN PILOT Property pursuant to a lease between the TN PILOT Borrower and The Industrial Development Board of Rutherford County, Tennessee (“TN PILOT Lessor”), which expires on December 31, 2032 (the “TN PILOT Lease”). TN PILOT Lessor took ownership of the fee interest in the TN PILOT Property and as a result TN PILOT Borrower is not required to pay any real or personal property taxes for the period to the TN PILOT Lease. TN PILOT Borrower is required to pay an economic development fee on or before December 1st of each year in the amount of 15% of the difference between (i) the ad valorem taxes that would be due for such year if the TN PILOT Property were not owned by the TN PILOT Lessor and (ii) the amount of PILOT Payments with respect to the TN PILOT Property for such year. TN PILOT Borrower has the option to purchase back the fee interest for $1 at any time prior to the expiration of the TN PILOT Lease. On the origination date, TN PILOT Lessor has executed and delivered a consent agreement in favor of the mortgage lender encumbering its fee interest in the TN PILOT Property.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan—5300 Centerpoint Parkway Mortgaged Property (0.1%), the Mortgaged Property receives a 100% property tax exemption pursuant to a certain Toy Road Community Reinvestment Area Agreement, dated as of December 15, 2003 (the “OH PILOT Agreement”), by and between the Village of Obetz, Ohio (the “OH PILOT Counterparty”), and Center Point Capital, LLC, for a period of 15 years following completion by the property owner of construction of a 3,800,000 square feet of distribution facility and delivery of a certificate of substantial completion to OH PILOT Counterparty. The property owner is required to pay OH PILOT Counterparty an annual fee for such distribution facility equal to the greater of (a) 1% of the dollar value of the tax exemption received under the OH PILOT Agreement for that year or (b) $500, provided, however, if the value of the incentives exceeds $250,000, the fee cannot exceed $2,500. Pursuant to a tax increment financing agreement of even date with the OH PILOT Agreement between Center Point Capital, LLC and OH PILOT Counterparty, the property owner must make service payments in an amount equal to the amount of real property taxes that would have been charged otherwise (less any other payments received by the OH PILOT Counterparty) for a period of 30 years after the expiration of the OH PILOT Agreement. The borrowers have not provided evidence of assignment of the OH PILOT Agreement and related documents from Center Point Capital, LLC to the borrowers (which assignment is expected to be made after the
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origination date). There can be no assurance that such assignment will be made or that the Mortgaged Property will continue to benefit from the PILOT.

●	With respect to the ILPT Logistics Portfolio Mortgage Loan—17001 West Mercury Street Mortgaged Property (0.0%) (the “Gardner PILOT Property”), the Mortgage Loan is secured by a mortgage on the fee and leasehold interest of Mercury Street Industrial LLC (the “Gardner PILOT Borrower”), in the Gardner PILOT Property pursuant to a base lease (the “Gardner PILOT Base Lease”) between the Gardner PILOT Borrower and the City of Gardner, Kansas (the “Gardner PILOT Lessor”) and a lease (the “Gardner PILOT Lease”), by and between the Gardner PILOT Lessor and the Gardner PILOT Borrower, which expires on February 1, 2029. On April 1, 2018, the Gardner PILOT Lessor took leasehold title to the Gardner PILOT Property pursuant to the Gardner PILOT Base Lease, leased the Gardner Property back to Gardner PILOT Borrower pursuant to the Gardner PILOT Lease and issued a bond in the maximum principal amount of $38,000,000 for which the payment of the principal, redemption and interest on the bond and certain other costs of the bond transaction is equal to the rent due by Gardner PILOT Borrower under the Gardner PILOT Lease. Under a bond purchase agreement of the same date, the Gardner PILOT Borrower agreed to purchase the bond at an interest rate of 2% per annum computed on actual/365/366-day basis and payable on each February 1, and as a result is entitled to certain exemptions from ad valorem and property taxes on real and personal property for a total period of 10 calendar years after the year in which the bond was issued with 100% tax abatement for the first 5 years and 20% less for each year thereafter. The Gardner PILOT Borrower is instead required to make a payment in lieu of taxes in the amount of (i) $394 for the calendar year 2022, (ii) $402 for the calendar year 2023, (iii) $270,770 for the calendar year 2024, (iv) $546,955 for the calendar year 2025, (v) $828,636 for the calendar year 2026, (vi) $1,115,897 for the calendar year 2027 and (vii) $1,408,820 for the calendar year 2028. The bond must be paid in full on February 1, 2029. On the origination date, the Gardner PILOT Borrower collaterally assigned all of its interest in the Gardner PILOT Base Lease, Gardner PILOT Lease and related documents, including the bond, to the mortgage lender and caused the trustee holding the original bond to enter into a bond custody agreement in favor of the mortgage lender.

●	With respect to the Home2 Suites - Loves Park Rockford Mortgage Loan (0.9%), related Mortgaged Property is subject to a $500,000 tax increment financing (“TIF”)) agreement (“TIF Agreement”). Under the terms of the TIF Agreement, the related borrower is able to draw down the remaining TIF amount by the lesser of (i) 50% of the annual property tax amount or (ii) the then remaining amount of the TIF. Once the full amount of the TIF has been drawn down, taxes will be due at the fully assessed amount. The fully assessed property tax amount in 2022 is approximately $118,000. The related appraiser did not include the benefit of the TIF in the appraised valuation and the related lender has applied the full tax obligation in the underwriting the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

39 Mortgage Loans (80.4%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

26 Mortgage Loans (11.0%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

4 Mortgage Loans (8.6%) provide for an initial interest-only period that expires between 24 and 60 months following the related origination date (or provide for multiple such interest-only periods) and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	38	$842,788,426	72.0%
Amortizing Balloon	26	128,952,165	11.	0
Interest Only, Amortizing Balloon	4	100,079,000	8.6
Interest Only - ARD	1	98,000,000	8.4
Total:	69	$1,169,819,591	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	49	$612,878,117	52.4%
Fifth	1	9,250,000	0.8
Sixth	2	53,393,938	4.6
Ninth	2	175,567,280	15.0
Eleventh	15	318,730,256	27.2
Total:	69	$1,169,819,591	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	25	$735,125,849	62.8%
4	10	148,767,309	12.7
5	9	173,934,300	14.9
10	25	111,992,133	9.6
Total:	69	$1,169,819,591	100.0%

(1)	With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), monthly debt service payments are due on the 9th of each month, with a monetary default grace period of 2 business days, each of which grace period extensions are exercisable once in any twelve-month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The 1600 Broadway Mortgage Loan (the “ARD Loan”) (8.4%) is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service

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payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

Single-Purpose Entity Covenants

With respect to 26 Mortgage Loans (10.8%) secured by residential cooperative properties, the related borrower does not have independent directors, and no non- consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower generally do not contain single purpose entity covenants and/or lack certain bankruptcy remoteness protections.

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related

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insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	36 Mortgage Loans (55.6%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely
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prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●	2 Mortgage Loans (11.5%) prohibit voluntary principal prepayments during a Lock- out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.

●	25 Mortgage Loans (9.6%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permit the related borrower to make voluntary prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.

●	2 Mortgage Loans (9.4%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.

●	One Mortgage Loan (9.4%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	3 Mortgage Loans (4.4%) prohibit voluntary principal prepayments during a Lock- out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	1.2%
4	43	30.7
5	7	18.2
6	2	5.9
7	16	44.0
Total	69	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
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●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness— Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank. N.A.”.

Defeasance

The terms of 39 of the Mortgage Loans (76.6%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as

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close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y)  pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “— Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Dallas Design District Mortgage Loan (7.3%), the loan documents provide that, following the lockout period, the borrower may obtain the release of two of the four constituent parcels (1401 Turtle Creek (having an allocated loan amount of $5,095,000) and 1405 Turtle Creek (having an allocated loan amount of $5,577,000)) in connection with a sale on an arms-length basis (including sales to affiliates), subject to certain conditions, including: (i) no event of default has occurred or is continuing, and (ii) payment of an amount equal to 110% of the allocated loan amount for the release property; (iii) the post-release debt yield (based on net operating income) of the remaining properties’ being no less than the greater of the pre-release debt yield (based on net operating income) for the entire property and 7.4%; and (iv) payment of an amount sufficient to comply with related REMIC requirements.

●	With respect to the Life Science Office Portfolio Mortgage Loan (6.8%), the related Whole Loan documents provide that, following the lockout period, the borrower may obtain the release of any of the nine Mortgaged Properties in connection with a partial defeasance, subject to certain conditions, including: (i) no event of default
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has occurred or is continuing, (ii) partial defeasance of the Whole Loan in an amount equal to the greater of (A) 105% of the allocated amount for the release property and (B) an amount sufficient to comply with REMIC requirements, (iii) the post- release net operating income debt service coverage ratio (interest-only) of the remaining properties being no less than the greater of the pre-release net operating income debt service coverage ratio (interest-only) for all of the properties encumbered by the security instrument and 2.67x, (iv) the post-release net operating income debt yield of the remaining properties being no less than the greater of the pre-release net operating income debt yield for all of the properties encumbered by the security instrument and 9.35%, (v) a rating agency confirmation, and (vi) an opinion of counsel that the partial release complies with REMIC requirements.

●	With respect to the Shearer’s Industrial Portfolio Mortgage Loan (3.5%), the sole tenant at each of the related Mortgaged Properties, Shearer’s Foods, LLC, is expected to perform an approximately 76,391 square foot expansion of the improvements at the 821 Route 97 Mortgaged Property (the “Shearer’s Expansion”). Under the related lease, the borrower is required to provide a tenant improvement allowance in the amount of $12,243,079 to Shearer’s Foods, LLC to reimburse Shearer’s Foods, LLC for the costs and expenses it incurs in performing the Shearer’s Expansion. It is anticipated that Shearer’s Foods, LLC will complete the expansion in August 2022. At origination, the borrower deposited $12,243,079 with the lender in connection with such tenant improvement allowance obligations.
●	With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), following the defeasance lockout period, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide arm’s length third party sale of such Mortgaged Property, upon defeasance of an amount equal to the greater of (a) 115% of the allocated loan amount of such individual Mortgaged Property and (b) 90% of the net sales proceeds of such individual property (the “Release Amount”), and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties will be not less than the greater of (x) 2.54x and (y) the debt service coverage ratio of the Mortgaged Properties immediately preceding such release, (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties will be not less than the greater of (x) 9.0% and (y) the debt yield of the Mortgaged Properties immediately preceding such release, and (iii) satisfaction of REMIC related conditions.
●	With respect to the ExchangeRight Net Leased Portfolio #54 Mortgage Loan (1.7%), Kum & Go—North Little Rock, AR property (on which the sole tenant operates a convenience store and fueling station), the lease of the related sole tenant, Kum & Go, provides that in the event such tenant determines in its good faith reasonable business discretion that the leased premises are inadequate or unprofitable for the purposes for which they are then used under the lease, the tenant has the option to substitute another property having a convenience store and gasoline/diesel dispensary and/or car wash and/or quick service restaurant, for such individual property, on the same lease terms, subject to various conditions, including but not limited to the substitute property must have an appraised value at least equal to that of the property being replaced, and the substitute property must meet all of the landlord’s underwriting requirements, including, but not limited to, confirmation that the rating of any bonds or trust certificates issued in connection with a securitization
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in which the lease is included will not change as a result of the substitution. The lease further provides that any substitute property will be subject to the landlord’s approval and the approval of any then mortgagee having an interest in the leased remises. If the landlord and its mortgagee do not approve the substitute property, Kum & Go has the right to submit other properties to them for their reasonable approval.

The ExchangeRight Net Leased Portfolio #54 Mortgage Loan documents provide that if Kum & Go successfully exercises its option to substitute a property after the lender has objected to such substitution or otherwise declined to approve such substitute property, the borrower will be required to obtain the release of such property in accordance with the requirements for a defeasance, other than the requirement that such defeasance be pursuant to a bona fide arm’s length third party sale (or in the event that such substitution occurs prior to the end of the defeasance lockout period, then in connection with a prepayment of the release amount of such property, together with a yield maintenance premium). The ExchangeRight Net Leased Portfolio #54 Whole Loan documents further provide that the lender will have the right to approve any substitution, subject to the satisfaction of all customary conditions required by the lender at such time, including but not limited to rating agency confirmation and delivery of an opinion of counsel satisfactory to the lender that the BANK 2022-BNK41 securitization trust will not fail to maintain its status as a REMIC as a result of such property substitution. In the event that the lender approves a substitution, the related property would be released from the lien of the Mortgage Loan and the substitute property would be substituted therefor.

●	With respect to the Hoffner Commerce Center Mortgage Loan (1.2%), following the defeasance lockout period, the borrower has the right to obtain the release of either or both of two parcels of unimproved land totaling approximately 4.57 acres (known as “Parcel A” and “Parcel B”), upon defeasance of an amount equal to 110% of the allocated loan amount of the parcel or parcels being released, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property will be greater than the greater of (x) 1.60x and (y) the debt service coverage ratio of the Mortgaged Property immediately preceding such release, (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Property will be greater than the greater of (x) 10% and (y) the debt yield of the Mortgaged Property immediately preceding such release, (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property will be not greater than the lesser of (x) 62.2% and (y) the loan-to-value ratio of the Mortgaged Property immediately preceding such release, (iv) the borrower has provided evidence to the lender that the release parcel(s) being released constitute separate tax parcel(s) and zoning lots from the remaining Mortgaged Property, that the remaining Mortgaged Property is in compliance with zoning requirements and that the release does not violate any leases, (v) the borrower has provided the lender an easement for the benefit of the remaining Mortgaged Property allowing access for pedestrian and vehicular traffic across and through the release parcel(s) being released for tenants and owners of the remaining Mortgaged Property, and (vi) satisfaction of REMIC related conditions. The allocated loan amount of Parcel A is $796,519 and of Parcel B is $995,648.
●	With respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), the related borrowers may obtain the release of any individual Mortgaged Property upon prepayment of a release price equal to 115% of the allocated loan amount of such Mortgaged Property, together with, if prior to the open period, payment of a prepayment fee equal to the greater of 0.5% and a yield maintenance premium, and
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satisfaction of certain conditions, including among others (i) no event of default exists, (ii) after giving effect to the release, the aggregate debt yield on the Mortgage Loan and the related mezzanine loan based on the remaining Mortgaged Properties is no less than the greater of the debt yield immediately preceding such release and 6.24% and (iii) satisfaction of REMIC related conditions.

In addition, with respect to the ILPT Logistics Portfolio Mortgage Loan (1.0%), the related borrowers may obtain the release of any individual Mortgaged Property in order to cure a default or event of default related to such Mortgaged Property, but only if (i) (a) prior to obtaining such release, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or the use of any operating income or rents from any other Mortgaged Property to effectuate such cure) or (b) such event of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Such a release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

With respect to the Harundale Plaza Mortgage Loan (0.8%), the Mortgage Loan permits the free release of a release parcel (the “Release Parcel”) that is comprised of an approximately 90,159 square foot retail strip, an approximately 49,000 square foot vacant structure and an approximately 3.0 acre parcel improved as a parking lot, without prepayment or defeasance of any release price, provided that certain conditions are satisfied relating to subdivision, separate tax lots, zoning compliance, access, parking and satisfaction of REMIC related conditions. Income from the Release Parcel was not underwritten by the lender. The parcels that comprise the Release Parcel were given appraised values in the appraisal of the Mortgaged Property of $5,680,000 (“as is” value), $490,000 (“as is” value, based on the hypothetical condition that a parking and cross access easement exists between such parcel and an adequate portion of the remainder of the Mortgaged Property to meet the minimum parking requirement for the retail development on this parcel) and $1,490,000 (land value, based on the hypothetical condition that the remainder of the Mortgaged Property will remain in zoning compliance with the minimum parking requirement for retail properties upon completion of the subdivision). The overall Mortgaged Property, including the Release Parcel, was given an “as is” appraised value of $16,500,000, and the core collateral (identified in the appraisal as the remaining core

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property) was given an “as is” appraised value of $13,800,000, which is the value used for purposes of this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

18 of the Mortgage Loans (54.9%) are secured in whole or in part by office, retail, industrial and mixed use properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

38 of the Mortgage Loans (43.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

31 of the Mortgage Loans (35.2%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

16 of the Mortgage Loans (21.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

With respect to the 601 Lexington Avenue Mortgage Loan (5.6%), the borrower is permitted to provide a guaranty from BPLP in lieu of all reserves, subject to certain conditions, including BPLP maintaining a senior unsecured credit rating of at least “BBB” by S&P and “Baa3” by Moody’s. At origination, BPLP provided a guaranty in lieu of (i) depositing $52,315,328 into a reserve for approved leasing expenses outstanding at the time of origination and (ii) depositing $8,974,469 into a reserve for outstanding free and gap rent for six tenants.

With respect to the UCI Research Park Phases 12 & 13 Mortgage Loan (4.3%), under the related Whole Loan documents, provided no event of default is continuing, in lieu of monthly deposits to the real estate tax, insurance, replacement and leasing commissions reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

With respect to the Norfolk Premium Outlets Mortgage Loan (4.3%) and the Silver Sands Premium Outlets Mortgage Loan (1.6%), under the related Whole Loan documents, the borrower is permitted to provide either a guaranty from the non-recourse carveout guarantor or a letter of credit in lieu of maintaining cash reserves for alterations, real estate taxes, insurance premiums, replacements and tenant rollover.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	15	$614,560,026	52.5%
Springing/Springing Cash Management	20	200,358,202	17.1
Hard/In Place Cash Management	3	175,979,400	15.0
None	28	135,085,949	11.5
Soft/Springing Cash Management	3	43,836,014	3.7
Total:	69	$1,169,819,591	100%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves
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and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy

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taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

With respect to the Constitution Center Mortgage Loan (9.4%), certain amenities at the building, including the cafeteria, fitness center and solar energy components of the building, are operated by taxable REIT subsidiaries of the borrower. Income from such amenities is not required to be deposited into the lockbox.

Exceptions to Underwriting Guidelines

2 of the Mortgage Loans (8.3%) were originated by the applicable Mortgage Loan Seller with one or more exceptions to such Mortgage Loan Seller’s underwriting guidelines and/or typical underwriting procedures.

●	With respect to the Dallas Design District Mortgage Loan (7.3%), the underwritten vacancy is approximately 2.9% of gross revenue, which is below 5.0% of gross revenue, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the occupancy of the Dallas Design District Mortgaged Property as of January 12, 2022 was 97.8% (b) the occupancy at the Dallas Design District Mortgaged Property has been above 95.0% since the fourth quarter of 2021; and (c) the vacancy rate for the Love Field/West Dallas retail submarket as of the fourth quarter of 2021 was 2.3%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Basecamp Tahoe Portfolio (1.1%), the underwritten rooms revenue ($3,975,614) is greater than the February 2022 trailing twelve-month rooms revenue ($3,666,106), which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) due to the Caldor Fire, the applicable Mortgaged Properties experienced displaced performance in August 2021 and September 2021; (b) the Mortgage Loan was underwritten to the adjusted February 2022 trailing twelve-month rooms revenue ($3,975,614), which replaces the August 2021 and September 2021 revenue with the August 2020 and September 2020 revenue; (c) the Mortgage Loan has an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 13.2%, 1.75x and 56.5%, respectively; and (d) if the Mortgage Loan was underwritten to the actual February 2022 trailing twelve-month revenue, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 11.2% and 1.48x, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of

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America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “— Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

•	with respect to the Mortgage Loans secured by residential cooperative properties sold to the Depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of
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such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
ILPT Logistics Portfolio(3)	$12,114,538	1.0%	$255,000,000	$329,025,462	$103,860,000	4.4170%	29.0%	59.6%	3.12x	1.33x

(1) Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut- off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2) Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

(3) The Mezzanine Debt Cut-off Date Balance is comprised of a $175,000,000 Mezzanine A Loan, which accrues interest at 5.1456% per annum, and an $80,000,000 Mezzanine B Loan, which accrues interest at 5.8956% per annum.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine

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lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “— Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

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Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

●	With respect to each of the Norfolk Premium Outlets Mortgage Loan (4.3%) and the Silver Sands Premium Outlets Mortgage Loan (1.6%), the related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

With respect to each of the Mortgaged Properties located in Florida (5.5%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the Depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 3/31/2022 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	$10,978,930	$750,000	$0	$10,978,930	$11,728,930	9.3%	greater of 3.70% or the Prime Rate	4.57x
Soho Plaza Corp.	$8,832,312	$500,000	$0	$8,832,312	$9,332,312	12.0%	Greater of 3.50% or the Prime Rate	8.88x
24 Central Park South, Inc.	$8,400,000	$1,000,000	$0	$8,400,000	$9,400,000	6.1%	Greater of 3.50% or the Prime Rate	13.70x
Grinnell Housing Development Fund Corporation	$6,886,282	$1,000,000	$0	$6,886,282	$7,886,282	6.1%	Greater of 3.50% or the Prime Rate	7.93x
30 Fifth Avenue Owners Incorporated	$6,564,507	$500,000	$0	$6,564,507	$7,064,507	2.8%	Greater of 3.50% or the Prime Rate	15.96x
51 Fifth Avenue Owners Corp.	$6,387,005	$750,000	$0	$6,387,005	$7,137,005	4.3%	Greater of 3.70% or the Prime Rate	13.65x
333 West End Tenants Corp.	$6,293,940	$500,000	$0	$6,293,940	$6,793,940	6.5%	Greater of 3.50% or the Prime Rate	7.38x
Gateway Apartment Owners Corp.	$5,994,612	$500,000	$0	$5,994,612	$6,494,612	19.5%	Greater of 3.75% or Prime Rate +0.25%	4.84x
620-640 Pelham Owners Corp.	$5,167,025	$500,000	$0	$5,167,025	$5,667,025	17.7%	Greater of 3.50% or the Prime Rate	6.88x
Saxon House Apartment Corp.	$4,983,481	$500,000	$0	$4,983,481	$5,483,481	22.7%	Greater of 3.50% or the Prime Rate	5.37x
Locust Street Owners Inc.	$3,144,999	$250,000	$0	$3,144,999	$3,394,999	23.4%	Greater of 3.75% or Prime Rate +0.25%	5.79x
325 House Inc.	$3,078,802	$500,000	$0	$3,078,802	$3,578,802	8.1%	Greater of 3.50% or the Prime Rate	7.61x
345 East 77th Street Owners, Inc.	$2,993,972	$500,000	$0	$2,993,972	$3,493,972	10.9%	Greater of 3.50% or the Prime Rate	4.59x
Fairfield Owners Corp.	$2,993,909	$500,000	$0	$2,993,909	$3,493,909	17.3%	Greater of 3.50% or the Prime Rate	5.93x
Sun Garden Homes Association, Inc.	$2,396,123	$500,000	$0	$2,396,123	$2,896,123	8.3%	Greater of 3.95% or Prime Rate +0.25%	7.45x
920 Union Street Tenants' Corporation	$999,068	$200,000	$0	$999,068	$1,199,068	5.6%	Greater of 3.75% or the Prime Rate	10.69x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of March 31, 2022.
(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of March 31, 2022 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance

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with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

With respect to the Dallas Design District Mortgage Loan 7.3%, the loan agreement permits “Permitted CapEx Debt” to be incurred by the borrower, which is either (a) a preferred equity investment that is not Debt-Like Preferred Equity obtained to finance accretive capital expenditure work or (b) Permitted Affiliate Debt. “Debt-Like Preferred Equity” means preferred equity that (i) has an obligatory “hard coupon”, guaranteed minimum return or the equivalent, such as a preferred return or similar required payments that must be paid on dates certain, (ii) has a “hard maturity” such as mandatory redemption date or similar required date of repayment or redemption (but excluding a target exit date), (iii) provides for a change in control, required redemption, right to change control or management in the event of a failure to repay or redeem on date certain or satisfy preferred return or similar payment thresholds, (iv) is secured by a pledge of ownership interests, or (v) requires a recognition agreement or other intercreditor agreement from the preferred equity investor. “Permitted Affiliate Debt” means unsecured debt incurred by borrower (or its direct or indirect owners) from its constituent members to finance capex work that (a) is fully subordinate to the loan in all respects, (b) is subject to an standstill agreement acceptable to the lender and the Rating Agencies so long as the debt is outstanding (excluding preferred equity which will not require a standstill), (c) is non-recourse to the borrower and its assets until the repayment of the loan, and any debt service on such Permitted Affiliate Debt will only be payable during the term of the loan to the extent there is sufficient cash flow generated by the property after payment of all amounts then due and payable to lender and all then-current operating expenses of the property, and (d) is otherwise acceptable to the Rating Agencies.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Constitution Center, Dallas Design District, Life Science Office Portfolio, 601 Lexington Avenue, UCI Research Park Phases 12 & 13, Norfolk Premium Outlets, Shearer’s Industrial Portfolio, Journal Squared Tower 2, ExchangeRight Net Leased Portfolio #54, Silver Sands Premium Outlets and ILPT Logistics Portfolio (collectively, 47.5%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK 2022-BNK40 PSA” means the pooling and servicing agreement that governs the servicing of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan.

“BMARK 2022-B34 PSA” means the pooling and servicing agreement that governs the servicing of the Shearer’s Industrial Portfolio Whole Loan, until the securitization of the related note A-1-1 Companion Loan.

“BXP 2021-601L TSA” means the trust and servicing agreement that governs the servicing of the 601 Lexington Avenue Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“ILPT 2022-LPFX TSA” means the trust and servicing agreement that governs the servicing of the ILPT Logistics Portfolio Whole Loan.

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“MSC 2022-L8 PSA” means the pooling and servicing agreement that governs the servicing of the Constitution Center Whole Loan and the ExchangeRight Net Leased Portfolio #54 Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non- Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Constitution Center Mortgage Loan, (ii)  the Life Science Office Portfolio Mortgage Loan, (iii) the 601 Lexington Avenue Mortgage Loan, (iv) the UCI Research Park Phases 12 & 13 Mortgage Loan, (v) the Shearer’s Industrial Portfolio Mortgage Loan, (vi) the Journal Squared Tower 2 Mortgage Loan, (vii) the ExchangeRight Net Leased Portfolio #54 Mortgage Loan, (viii) the Silver Sands Premium Outlets Mortgage Loan, (ix) the ILPT Logistics Portfolio Mortgage Loan and (x) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means (i) the Constitution Center Whole Loan, (ii) the 601 Lexington Avenue Whole Loan, (iii) the Journal Squared Tower 2 Whole Loan and (iv) the ILPT Logistics Portfolio Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Life Science Office Portfolio Whole Loan, (ii) the UCI Research Park Phases 12 & 13 Whole Loan, (iii) the Shearer’s Industrial Portfolio Whole Loan, (iv) the Silver Sands Premium Outlets Whole Loan and (v) the ExchangeRight Net Leased Portfolio #54 Whole Loan.

“Non-Serviced PSA” means, (i) with respect to the Constitution Center Mortgage Loan and the ExchangeRight Net Leased Portfolio #54 Mortgage Loan, the MSC 2022-L8 PSA, (ii)

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with respect to the Life Science Office Portfolio Mortgage Loan, the UCI Research Park Phases 12 & 13 Mortgage Loan and the Silver Sands Premium Outlets Mortgage Loan, the BANK 2022-BNK40 PSA, (iii) with respect to the 601 Lexington Avenue Mortgage Loan, the BXP 2021-601L TSA, (iv) with respect to the Shearer’s Industrial Portfolio Mortgage Loan, until the securitization of the related note A-1-1 Companion Loan, the BMARK 2022-B34 PSA, and after the securitization of the related note A-1-1 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-1-1 Companion Loan, (v) with respect to the Journal Squared Tower 2 Mortgage Loan, the WFCM 2022-JS2 TSA, and (vi) with respect to the ILPT Logistics Portfolio Mortgage Loan, the ILPT 2022-LPFX TSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. There are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Dallas Design District Mortgage Loan, (ii) the Norfolk Premium Outlets Mortgage Loan and (iii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

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“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. There are no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. There are no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2022-JS2 TSA” means the trust and servicing agreement that governs the servicing of the Journal Squared Tower 2 Whole Loan.

As of the Closing Date, there will be no Servicing Shift Whole Loans or Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Constitution Center	Note A-1	Non-Control	$80,000,000	BANK 2022-BNK41
	Note A-2	Non-Control	$80,000,000	Morgan Stanley Bank, N.A.
	Note A-3	Non-Control	$50,000,000	Morgan Stanley Bank, N.A.
	Note A-4	Non-Control	$40,000,000	Morgan Stanley Bank, N.A.
	Note A-5	Non-Control	$40,000,000	MSC 2022-L8
	Note A-6	Non-Control	$30,000,000	Morgan Stanley Bank, N.A.
	Note A-7	Non-Control	$30,000,000	BANK 2022-BNK41
	Note A-8	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
	Note A-9	Non-Control	$28,000,000	MSC 2022-L8
	Note B-1(1)	Control	$16,000,000	Sun Life Assurance Company of Canada
	Note B-2(1)	Control	$16,000,000	Sun Life Insurance (Canada) Limited
	Note B-3(1)	Control	$20,000,000	Sun Life Hong Kong Limited
Dallas Design District	Note A-1	Non-Control	$10,000,000	BANK 2022-BNK41
	Note A-2	Control	$75,000,000	BANK 2022-BNK41
	Note A-3	Non-Control	$45,350,000	Wells Fargo Bank, National Association
Life Science Office Portfolio	Note A-1-1	Control	$60,500,000	BANK 2022-BNK40
	Note A-1-2	Non-Control	$43,890,000	BANK 2022-BNK41
	Note A-2	Non-Control	$49,500,000	BANK 2022-BNK40
	Note A-3	Non-Control	$35,910,000	BANK 2022-BNK41
601 Lexington Avenue	Note A-1-S1	Control	$52,500,000	BXP 2021-601L
	Note A-1-C1	Non-Control	$17,500,000	BANK 2022-BNK41
	Note A-1-C2	Non-Control	$67,543,860	BANK 2022-BNK39
	Note A-1-C3	Non-Control	$67,543,860	BANK 2022-BNK40
	Note A-1-C4	Non-Control	$48,067,280	BANK 2022-BNK41
	Note A-2-S1	Non-Control	$33,000,000	BXP 2021-601L
	Note A-2-C1	Non-Control	$11,000,000	Benchmark 2022-B33
	Note A-2-C2-1	Non-Control	$43,479,070	Benchmark 2022-B34
	Note A-2-C2-2	Non-Control	$12,800,000	Benchmark 2022-B32
	Note A-2-C3-1	Non-Control	$40,000,000	BMO 2022-C1
	Note A-2-C3-2	Non-Control	$16,279,070	Benchmark 2022-B33
	Note A-2-C4	Non-Control	$2,567,860	Benchmark 2022-B33
	Note A-3-S1	Non-Control	$33,000,000	BXP 2021-601L
	Note A-3-C1	Non-Control	$11,000,000	MSC 2022-L8
	Note A-3-C2	Non-Control	$42,456,140	BANK 2022-BNK39
	Note A-3-C3	Non-Control	$42,456,140	BANK 2022-BNK40
	Note A-3-C4	Non-Control	$30,213,720	MSC 2022-L8
	Note A-4-S1	Non-Control	$31,500,000	BXP 2021-601L
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
	Note A-4-C1	Non-Control	$10,500,000	Citi Real Estate Funding Inc.
	Note A-4-C2-1	Non-Control	$41,520,930	Benchmark 2022-B34
	Note A-4-C2-2	Non-Control	$12,200,000	Benchmark 2022-B32
	Note A-4-C3	Non-Control	$50,153,070	Benchmark 2022-B33
	Note A-4-C4	Non-Control	$6,019,000	Citi Real Estate Funding Inc.
	Note B-1	Non-Control	$96,845,000	BXP 2021-601L
	Note B-2	Non-Control	$60,874,000	BXP 2021-601L
	Note B-3	Non-Control	$60,874,000	BXP 2021-601L
	Note B-4	Non-Control	$58,107,000	BXP 2021-601L
UCI Research Park Phases 12 & 13	Note A-1	Control	$80,000,000	BANK 2022-BNK40
	Note A-2	Non-Control	$50,000,000	BANK 2022-BNK41
	Note A-3	Non-Control	$20,000,000	BANK 2022-BNK40
Norfolk Premium Outlets	Note A-1	Control	$25,000,000	BANK 2022-BNK41
	Note A-2	Non-Control	$25,000,000	BANK 2022-BNK41
	Note A-3	Non-Control	$25,000,000	Column Financial, Inc.
Shearer’s Industrial Portfolio	Note A-1-1	Control	$36,318,600	Goldman Sachs Bank USA
	Note A-1-2	Non-Control	$30,000,000	Benchmark 2022-B34
	Note A-1-3	Non-Control	$30,000,000	Goldman Sachs Bank USA
	Note A-2	Non-Control	$41,279,400	BANK 2022-BNK41
Journal Squared Tower 2	Note A-1	Control	$50,000,000	WFCM 2022-JS2
	Note A-2	Non-Control	$55,000,000	BANK 2022-BNK40
	Note A-3	Non-Control	$55,000,000	BANK 2022-BNK40
	Note A-4	Non-Control	$23,500,000	BANK 2022-BNK41
	Note B	Non-Control	$166,500,000	WFCM 2022-JS2
ExchangeRight Net Leased Portfolio #54	Note A-1-A	Control	$68,000,000	MSC 2022-L8
	Note A-1-B	Non-Control	$2,000,000	BANK 2022-BNK41
	Note A-2	Non-Control	$17,893,833	BANK 2022-BNK41
Silver Sands Premium Outlets	Note A-1	Control	$65,000,000	BANK 2022-BNK40
	Note A-2	Non-Control	$56,000,000	Benchmark 2022-B33
	Note A-3	Non-Control	$19,000,000	BANK 2022-BNK41
ILPT Logistics Portfolio	Note A-1-A	Control	$78,629,309.93	ILPT 2022-LPFX
	Note A-1-B	Non-Control	$58,713,332.75	ILPT 2022-LPFX
	Note A-1-C	Non-Control	$12,932,452.44	ILPT 2022-LPFX
	Note A-1-D	Non-Control	$12,932,452.44	ILPT 2022-LPFX
	Note A-1-E	Non-Control	$12,932,452.44	ILPT 2022-LPFX
	Note A-2-A-1	Non-Control	$36,828,193.88	Citi Real Estate Funding Inc.
	Note A-2-A-2	Non-Control	$36,828,193.88	Citi Real Estate Funding Inc.
	Note A-2-B-1	Non-Control	$15,000,000.00	WFCM 2022-C62
	Note A-2-B-2	Non-Control	$21,666,666.30	UBS AG, New York Branch
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
	Note A-2-B-3	Non-Control	$18,333,333.15	UBS AG, New York Branch
	Note A-2-C	Non-Control	$12,114,537.60	BANK 2022-BNK41
	Note A-2-D	Non-Control	$12,114,537.60	MSC 2022-L8
	Note A-2-E	Non-Control	$12,114,537.60	MSC 2022-L8
	Note B-1	Non-Control	$46,363,348.07	ILPT 2022-LPFX
	Note B-2	Non-Control	$34,619,999.65	ILPT 2022-LPFX
	Note B-3	Non-Control	$7,625,550.76	ILPT 2022-LPFX
	Note B-4	Non-Control	$7,625,550.76	ILPT 2022-LPFX
	Note B-5	Non-Control	$7,625,550.76	ILPT 2022-LPFX

(1)	The controlling holder will be collectively the holders of Constitution Center note B-1, note B-2 and note B-3; provided that (i) a Constitution Center Control Appraisal Event has not occurred and (ii) no Constitution Center Note B holder is a Borrower Party with respect to the Constitution Center Whole Loan; provided, further, that if either of the conditions set forth in clauses (i) and (ii) above is not satisfied, the controlling holder will be the holder of Note A-5. See “—The Constitution Center Pari Passu-A/B Whole Loan”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage
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Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “— General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

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Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non- Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special

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servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non- Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b)  at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non- Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non- Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari
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Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non- Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non- Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “— General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be

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deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non- Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non- Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non- Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related

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Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non- Serviced Special Servicer decides to sell the related Control Note contributed to the Non- Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c)  until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Constitution Center Pari Passu-A/B Whole Loan

General

The Constitution Center Mortgage Loan (9.4%) is part of a whole loan structure (the “Constitution Center Whole Loan”) comprised of 12 mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Constitution Center Mortgage Loan is evidenced by promissory note A-1 and promissory note A-7 with an aggregate Cut-off Date Balance of $110,000,000 (together, the “Constitution Center Mortgage Loan”). The Constitution Center Whole Loan consists of (i) the Constitution Center Mortgage Loan, (ii) promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5, promissory note A-6, promissory note A-8 and promissory note A-9 (collectively, the “Constitution Center Pari Passu Companion Loans”, and, together with the Constitution Center Mortgage Loan, “Constitution Center Note A”, and each, a “Constitution Center Note A”), and (iii) promissory note B-1 (“Constitution Center Note B-1”), promissory note B-2 and promissory note B-3 (collectively, the “Constitution Center Subordinate Companion Loans” or “Constitution Center Note B”).

The Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans are generally pari passu in right of payment with each other. The Constitution Center Subordinate Companion Loans are generally subordinate in right of payment to the Constitution Center Mortgage Loan and the Constitution Center Pari Passu

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Companion Loans. Only the Constitution Center Mortgage Loan is included in the issuing entity. Promissory note A-5 and promissory note A-9 were contributed to the MSC 2022-L8 securitization. The Constitution Center Subordinate Companion Loans are held by Sun Life Assurance Company of Canada, Sun Life Insurance (Canada) Limited and Sun Life Hong Kong Limited.

The promissory notes evidencing Constitution Center Whole Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans at a rate equal to 3.0494% per annum and on the Constitution Center Subordinate Companion Loans at a rate equal to 3.9200% per annum. For purposes of the information presented in this prospectus with respect to the Constitution Center Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the Constitution Center Pari Passu Companion Loans and does not take into account the Constitution Center Subordinate Companion Loans.

The rights of the holders of the promissory notes evidencing the Constitution Center Whole Loan are subject to an Intercreditor Agreement (the “Constitution Center Intercreditor Agreement”). The following summaries describe certain provisions of the Constitution Center Intercreditor Agreement.

Servicing

The Constitution Center Whole Loan will be serviced pursuant to the terms of the MSC 2022-L8 PSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Constitution Center Master Servicer”) and LNR Partners, LLC, as special servicer (the “Constitution Center Special Servicer”) and in accordance with the terms of the Constitution Center Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans— Servicing of the Constitution Center and ExchangeRight Net Leased Portfolio #54 Mortgage Loans”. Wilmington Trust, National Association, as trustee under the MSC 2022-L8 PSA is referred to herein as the “Constitution Center Trustee”.

Application of Payments

Distributions. Generally, as long as no Constitution Center Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Constitution Center Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Constitution Center Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the holder of promissory note A-5 (or the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable), all unreimbursed costs and expenses paid by the Constitution Center promissory note A-5 holder (or paid or advanced by the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee,
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as applicable) with respect to the Constitution Center Whole Loan, including unreimbursed advances made by the holders of the Constitution Center Mortgage Loan or the Constitution Center Pari Passu Companion Loans and interest thereon;

●	second, to the Constitution Center Master Servicer and the Constitution Center Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Constitution Center Whole Loan under the Constitution Center Intercreditor Agreement or the MSC 2022- L8 PSA;

●	third, pro rata, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective interest rates applicable to such notes (calculated at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

●	fourth, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on their respective initial principal balances), any principal payments received on the Constitution Center Whole Loan for the related interest accrual period, to be applied in reduction of the principal balance of the respective promissory notes;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Constitution Center Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, first, to the Constitution Center Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to Constitution Center Note A as described below under “—Workout”, plus interest thereon at the interest rate applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to Constitution Center Note A, and second, to the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Constitution Center Subordinate Companion Loans as described below under “— Workout”, plus interest thereon at the interest rate applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Constitution Center Subordinate Companion Loans;

●	sixth, to the Constitution Center Note B holders (or any persons acting on their behalf), up to the amount of any unreimbursed advances or cure payments made by the Constitution Center Note B holders and interest thereon at the Advance Rate and all unreimbursed costs and expenses paid by such holders (or any persons acting on their behalf), in each case, with respect to the Constitution Center Whole Loan pursuant to the Constitution Center Intercreditor Agreement or the MSC 2022-L8 PSA;

●	seventh, any interest accrued at the mortgage loan default rate on the Constitution Center Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Constitution Center Whole Loan at the non-default interest rate, first, to the Constitution Center Note A holders (subject to the allocation of such amount
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pursuant to the terms of the MSC 2022-L8 PSA) on a pro rata and pari passu basis, in an amount calculated on the principal balance of Constitution Center Note A on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note A over the non- default interest rate for Constitution Center Note A; and second, to the holders of the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount calculated on the applicable Constitution Center Note B principal balances prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note B over the non-default interest rate for Constitution Center Note B;

●	eighth, any prepayment premiums received on the Constitution Center Whole Loan will be applied (a) first, to payment of the prepayment premiums due on each Constitution Center Note A, on a pro rata basis according to the respective amounts due to them under the loan agreement; and (b) second, to payment of prepayment premiums due on each Constitution Center Note B, on a pro rata basis according to the respective amounts due to them under the loan agreement;

●	ninth, to the extent not payable to the Constitution Center Master Servicer or the Constitution Center Special Servicer as additional servicing compensation under the MSC 2022-L8 PSA, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	tenth, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a Constitution Center Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Constitution Center Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Constitution Center Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the holder of promissory note A-5 (or the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable), all unreimbursed costs and expenses paid by the Constitution Center promissory note A-5 holder (or paid or advanced by the Constitution Center Master Servicer, the Constitution Center Special Servicer or the Constitution Center Trustee, as applicable) with respect to the Constitution Center Whole Loan, including unreimbursed advances made by the holders of the Constitution Center Mortgage Loan or the Constitution Center Pari Passu Companion Loans and interest thereon;
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●	second, to the Constitution Center Master Servicer and the Constitution Center Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Constitution Center Whole Loan under the Constitution Center Intercreditor Agreement or the MSC 2022- L8 PSA;

●	third, to the Constitution Center Note A holders, on a pro rata and pari passu basis, in an amount equal to their respective amounts of accrued and unpaid interest on the principal balance of Constitution Center Note A at the related interest rate (net of any applicable servicing fees), with respect to their respective notes;

●	fourth, to the Constitution Center Note A holders, in an amount equal to the outstanding principal balance of Constitution Center Note A, until such principal balance has been reduced to zero with respect to their respective notes on a pro rata and pari passu basis;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Constitution Center Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, to the Constitution Center Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to Constitution Center Note A as described below under “—Workout”, plus interest thereon at the Constitution Center Note A interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to Constitution Center Note A;

●	sixth, to the Constitution Center Note B holders (or any persons acting on their behalf), up to the amount of any unreimbursed advances or cure payments made by the Constitution Center Note B holders and interest thereon at the Advance Rate and all unreimbursed costs and expenses paid by such holders (or any persons acting on their behalf), in each case, with respect to the Constitution Center Whole Loan pursuant to the Constitution Center Intercreditor Agreement or the MSC 2022-L8 PSA;

●	seventh, to the holders of the Constitution Center Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the principal balance of Constitution Center Note B at the related interest rate (net of any applicable servicing fees);

●	eighth, to the holders of the Constitution Center Subordinate Companion Loans, in an amount equal to the outstanding principal balance of Constitution Center Note B, until such principal balance has been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Constitution Center Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, to the holders of the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Constitution Center Note B holders as described below under “—Workout”, plus interest thereon at the Constitution Center Note B interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to Constitution Center Note B;
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●	tenth, any interest accrued at the mortgage loan default rate on the Constitution Center Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Constitution Center Whole Loan at the non-default interest rate, first, to the Constitution Center Note A holders (subject to the allocation of such amount pursuant to the terms of the MSC 2022-L8 PSA), on a pro rata and pari passu basis, in an amount calculated on the principal balance of Constitution Center Note A on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note A over the non- default interest rate for Constitution Center Note A and second, to the holders of the Constitution Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount calculated on the applicable Constitution Center Note B principal balances prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Constitution Center Note B over the non-default interest rate for Constitution Center Note B;

●	eleventh, any prepayment premiums received on the Constitution Center Whole Loan will be applied (a) first, to payment of the prepayment premiums due on each Constitution Center Note A, on a pro rata basis according to the respective amounts due to them under the loan agreement; and (b) second, to payment of prepayment premiums due on each Constitution Center Note B, on a pro rata basis according to the respective amounts due to them under the loan agreement;

●	twelfth, to the extent not payable to the Constitution Center Master Servicer or the Constitution Center Special Servicer as additional servicing compensation under the MSC 2022-L8 PSA, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	thirteenth, to the holders of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans and the Constitution Center Subordinate Companion Loans, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

“Constitution Center Triggering Event of Default” means (i) any event of default with respect to an obligation of the Constitution Center Whole Loan borrower to pay money due under such whole loan or (ii) any non-monetary event of default that causes the Constitution Center Whole Loan to become a specially serviced loan (other than any imminent event of default). A Constitution Center Triggering Event of Default will not exist to the extent the Constitution Center Note B holders are exercising their cure rights as described below and the applicable cure period has not expired.

Consultation and Control

Consent Rights of the Constitution Center Controlling Holder. Pursuant to the Constitution Center Intercreditor Agreement, the Constitution Center Controlling Holder (as defined below) is entitled to consent to the Constitution Center Master Servicer’s or the Constitution Center Special Servicer’s taking (as the case may be), subject to the applicable servicing standard, of major decisions under the MSC 2022-L8 PSA (“Constitution Center Major Decisions”).

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Notwithstanding the foregoing, if the Constitution Center Master Servicer or the Constitution Center Special Servicer, as applicable, reasonably determines, in accordance with the applicable servicing standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the Constitution Center Whole Loan (as a collective whole), the Constitution Center Master Servicer or the Constitution Center Special Servicer may take any such action without waiting for the Constitution Center Controlling Holder’s response. In addition, no advice, direction or objection from or by the Constitution Center Controlling Holder may (and the Constitution Center Master Servicer and the Constitution Center Special Servicer will be required to ignore and act without regard to any such advice, direction or objection that it has determined, in its reasonable, good faith judgment, will) require or cause it to violate any provision of the Constitution Center Intercreditor Agreement, the related mortgage loan documents or the MSC 2022-L8 PSA, including each of the Constitution Center Master Servicer’s and the Constitution Center Special Servicer’s obligation to act in accordance with the applicable servicing standard.

Consultation Rights of Non-Controlling Holders Following a Constitution Center Control Appraisal Event. If, due to the occurrence and continuance of a Constitution Center Control Appraisal Event, the MSC 2022-L8 securitization trust as holder of the Constitution Center promissory note A-5 is the Constitution Center Controlling Holder, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, will be required to (i) provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to any Constitution Center Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Constitution Center Whole Loan, to each Constitution Center Note A holder (or its representative), within the same time frame it is required to provide to the MSC 2022-L8 directing certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the MSC 2022-L8 directing certificateholder due to the occurrence of a control termination event or a consultation termination event) and (ii) use reasonable efforts to consult each Constitution Center Note A holder (or its representative) on a strictly non-binding basis, to the extent that, having received such notices, information and reports, such holder (or its representative) requests consultation with respect to any such Constitution Center Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Constitution Center Whole Loan, and consider alternative actions recommended by such holder (or its representative); provided that after the expiration of a period of 10 business days from the delivery to such holder (or its representative) by the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the MSC 2022-L8 directing certificateholder, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, will no longer be obligated to consult such holder (or its representative), whether or not such holder (or its representative) has responded within such 10 business day period (unless, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Constitution Center Note A holder (or its representative) set forth in the immediately preceding sentence, the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, may take any Constitution Center Major Decision or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect thereto is necessary to protect the interests of the note holders. The Constitution Center Master Servicer or Constitution Center Special Servicer, as

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applicable, will not be obligated at any time to follow or take any alternative actions recommended by a Constitution Center Note A holder (or its representative).

The Controlling Holder

The “Constitution Center Controlling Holder” will be the holders of Constitution Center Note B (collectively); provided that (i) a Constitution Center Control Appraisal Event has not occurred and (ii) no Constitution Center Note B holder is a Borrower Party with respect to the Constitution Center Whole Loan; provided, further, that if either of the conditions set forth in clauses (i) and (ii) above is not satisfied, the Constitution Center Controlling Holder will be the holder of the Constitution Center promissory note A-5. A “Constitution Center Control Appraisal Event” will exist with respect to Constitution Center Note B if and for so long as (A) the origination date principal balance of Constitution Center Note B, together with any Constitution Center Threshold Event Collateral (less payments of principal, appraisal reductions and realized principal losses allocated to the Constitution Center Subordinate Companion Loans) is less than (B) 25% of the origination date principal balance of Constitution Center Note B (less payments of principal allocated to the Constitution Center Subordinate Companion Loans).

With respect to any right or option granted under the Constitution Center Intercreditor Agreement to the Constitution Center Note B holders or any group of Constitution Center Note B holders, the exercise of such right or option is required to be effected under the Constitution Center Intercreditor Agreement by delivery of a written notice of such exercise from the Constitution Center Note B-1 holder. Any notices or directions entitled to be given under the Constitution Center Intercreditor Agreement by the Constitution Center Note B holders or any group of Constitution Center Note B holders must be evidenced by a written notice from the Constitution Center Note B-1 holder.

Collateral Posting Rights. If a Constitution Center Control Appraisal Event would otherwise result in the holders of Constitution Center Note B losing their status as the Constitution Center Controlling Holder, such note holders will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letter of credit, in either case with the Constitution Center Trustee as the beneficiary and in a form that is acceptable to the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, held by or on behalf of the Constitution Center Master Servicer or Constitution Center Special Servicer, as applicable, within 45 days after the receipt of the relevant appraisal (such collateral, “Constitution Center Threshold Event Collateral”). Constitution Center Threshold Event Collateral is required to be returned if and to the extent that the posting holder would be the Constitution Center Controlling Holder without regard to such posted collateral.

Appraisal Rights. Appraisal reductions applicable to the Constitution Center Whole Loan will be allocated, first to reduce principal balances of the Constitution Center Subordinate Companion Loans (on a pro rata and pari passu basis), and second to reduce the principal balances of the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans (on a pro rata and pari passu basis), in each case up to the outstanding amount thereof. If at any time an appraisal reduction exists that would result in a Constitution Center Control Appraisal Event, or at any time after the delivery of Constitution Center Threshold Event Collateral, the Constitution Center Controlling Holder will be entitled, at its cost, to obtain and deliver, or direct the Constitution Center Master Servicer (or Constitution Center Special Servicer, as the case may be), to obtain and deliver, to the Constitution Center Master Servicer, the Constitution Center Controlling Holder and the Constitution Center Trustee (if applicable) an appraisal (a “Constitution Center

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Supplemental Appraisal”) that satisfies the appraisal requirements for any such appraisal as set forth in the MSC 2022-L8 PSA. After the first Constitution Center Supplemental Appraisal, if there is a material change with respect to the Mortgaged Property related to the applicable appraisal reduction, the Constitution Center Controlling Holder will have the right, at its own cost, to request, in writing, that the Constitution Center Special Servicer obtain an additional Constitution Center Supplemental Appraisal, which request is required to set forth its belief of what constitutes a material change to the Mortgaged Property (including any related documentation). Only one Constitution Center Supplemental Appraisal of the Mortgaged Property may be requested by the Constitution Center Controlling Holder within the same six-month period. Upon receipt of a Constitution Center Supplemental Appraisal, the Constitution Center Master Servicer (or Constitution Center Special Servicer, as the case may be) will be required to recalculate (within 3 business days of receipt of such appraisal) the appraisal reduction in respect of the Constitution Center Whole Loan. If, as a result of such calculation based on a Constitution Center Supplemental Appraisal, a Constitution Center Control Appraisal Event is no longer deemed to exist, then the Constitution Center Note B holders, collectively, will be reinstated as the Constitution Center Controlling Holder. Until the appraisal reduction is recalculated based on such Constitution Center Supplemental Appraisal, as described above, the first appraisal will control.

Appraisals that are permitted to be presented by any Constitution Center Controlling Holder will be in addition to any appraisals that the Constitution Center Special Servicer may otherwise be required to obtain in accordance with the applicable servicing standard upon the occurrence of any material change or that the Constitution Center Special Servicer is otherwise required or permitted to order under the MSC 2022-L8 PSA without regard to any appraisal requests made by any Constitution Center Controlling Holder.

Rights of the Constitution Center Note B Holders.

The holders of Constitution Center Note B have certain rights under the Constitution Center Intercreditor Agreement, including, among others, the rights described below.

Cure Rights. The Constitution Center Note B holders (other than any such holder that is the related borrower or an affiliate thereof), have the right to cure monetary events of default (within 10 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (within 30 days (subject to an extension of up to 90 days for a total of 120 days in certain circumstances) of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) with respect to the Constitution Center Whole Loan. No more than 12 events of default may be cured over the life of the Constitution Center Whole Loan, no more than 6 consecutive events of default may be cured, and no more than 6 events of defaults (whether or not consecutive) may be cured in any 12-month period. In the case of an event of default related to a delinquent scheduled payment, such cure will be deemed completed on the next loan payment date. So long as the Constitution Center Note B holders are exercising a cure right and the cure period has not expired, the Constitution Center Master Servicer, the Constitution Center Special Servicer and the Constitution Center Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Constitution Center Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Constitution Center Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments—Distributions.”

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Purchase Option. At any time that the Constitution Center Whole Loan becomes and remains in default, upon written notice, the Constitution Center Note B holders have the right to purchase the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans, at a price generally equal to their aggregate unpaid principal balance, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed Advances made by the holders of the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans, and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of such purchased notes.

Such purchase option will terminate on the earliest date to occur of (i) the cure of the event or circumstance resulting in the related event of default, (ii) consummation of a foreclosure in respect of the Mortgaged Property, except that if the Constitution Center Special Servicer intends to accept a deed in lieu of foreclosure, the Constitution Center Note B holders will have 30 days from the date of notice thereof to exercise their purchase option and 10 business days from delivery of such purchase notice to consummate the purchase, and (iii) the modification of the Constitution Center mortgage loan documents effected in accordance with the Constitution Center Intercreditor Agreement in consummation of a workout of the Constitution Center Whole Loan and the MSC 2022-L8 PSA.

Workout

Notwithstanding anything to the contrary, if the Constitution Center Master Servicer or the Constitution Center Special Servicer, as applicable, in connection with a workout of the Constitution Center Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon (or the interest rate of any of the Constitution Center Mortgage Loan, the Constitution Center Pari Passu Companion Loans or the Constitution Center Subordinate Companion Loans) is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the Constitution Center Master Servicer or the Constitution Center Special Servicer pursuant to the terms of the MSC 2022-L8 PSA or (iv) any other adjustment is made to any of the payment terms of the Constitution Center Whole Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the holders of the Constitution Center Subordinate Companion Loans (up to the principal balance of Constitution Center Note B, together with accrued interest thereon and any other amounts due such holders, which amounts will be applied to the holders of the Constitution Center Subordinate Companion Loans on a pro rata and pari passu basis) and second, by the holders of the Constitution Center Mortgage Loan and the Constitution Center Pari Passu Companion Loans on a pro rata and pari passu basis (up to the principal balance of Constitution Center Note A, together with accrued interest thereon at the applicable interest rate and any other amounts due such holders), and all distributions described under “Application of Payments—Distributions” above will be made accordingly.

Sale of Defaulted Whole Loan

If the Constitution Center Whole Loan becomes a defaulted mortgage loan under the MSC 2022-L8 PSA, and if the Constitution Center Special Servicer decides to sell such defaulted mortgage loan, then the Constitution Center Special Servicer will be required to sell such defaulted mortgage loan in accordance with the procedures set forth in the MSC 2022-L8 PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Constitution Center and ExchangeRight Net Leased

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Portfolio #54 Whole Loans” in this prospectus. A sale of any Constitution Center Subordinate Companion Loan under such provisions would require the consent of the holder thereof.

Special Servicer Appointment Rights

The Constitution Center Controlling Holder may remove the existing special servicer for the Constitution Center Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the MSC 2022-L8 PSA.

The 601 Lexington Avenue Pari Passu-A/B Whole Loan

General

The 601 Lexington Avenue Mortgage Loan (as defined below), representing approximately 5.6% of the Initial Pool Balance, is part of a Whole Loan evidenced by twenty-seven (27) promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $1,000,000,000. Notes A-1-C1 and A-1-C4, with an aggregate initial principal balance of $65,567,280 (collectively, the “601 Lexington Avenue Mortgage Loan”), will be deposited into this securitization.

The 601 Lexington Avenue Whole Loan (as defined below) is evidenced by (i) the 601 Lexington Avenue Mortgage Loan, (ii) twenty-one senior promissory notes (the “601 Lexington Avenue Pari Passu Companion Loans” and, together with the 601 Lexington Avenue Mortgage Loan, the “601 Lexington Avenue Senior Notes”), which have an aggregate initial principal balance of $657,732,720 and (iii) four subordinate promissory notes, Notes B-1, B-2, B-3 and B-4 (the “601 Lexington Avenue Subordinate Companion Loans” and, together with the 601 Lexington Avenue Pari Passu Companion Loans, the “601 Lexington Avenue Companion Loans”), which have an aggregate initial principal balance of $276,700,000. The 601 Lexington Avenue Senior Notes are generally pari passu in right of payment with each other, and the 601 Lexington Avenue Subordinate Companion Loans are generally subordinate in right of payment to the 601 Lexington Avenue Senior Notes.

Only the 601 Lexington Avenue Mortgage Loan is included in the issuing entity. The current holders of the 601 Lexington Avenue Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The 601 Lexington Avenue Mortgage Loan, the 601 Lexington Avenue Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loans are collectively referred to in this prospectus as the “601 Lexington Avenue Whole Loan”. The rights of the holders of the promissory notes evidencing the 601 Lexington Avenue Whole Loan (the “601 Lexington Avenue Noteholders”) are subject to an Intercreditor Agreement (the “601 Lexington Avenue Intercreditor Agreement”). The 601 Lexington Avenue Whole Loan will be serviced and administered pursuant to the BXP 2021-601L TSA and the 601 Lexington Avenue Intercreditor Agreement. The following summaries describe certain provisions of the 601 Lexington Avenue Intercreditor Agreement.

Servicing

The 601 Lexington Avenue Whole Loan (including the 601 Lexington Avenue Mortgage Loan) and any related REO Property is serviced pursuant to the terms of the BXP 2021-601L TSA by Wells Fargo Bank, National Association, as servicer (the “601 Lexington Avenue

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Servicer”), and, if necessary, Situs Holdings, LLC, as special servicer (the “601 Lexington Avenue Special Servicer”), which governs the terms of the BXP 2021-601L securitization into which each of the 601 Lexington Avenue Pari Passu Companion Loans evidenced by Notes A-1-S1, A-1-S2, A-1-S3 and A-1-S4 and the 601 Lexington Avenue Subordinate Companion Loans were deposited, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 601 Lexington Avenue Intercreditor Agreement. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

Distributions

The 601 Lexington Avenue Intercreditor Agreement provides, in general, that (i) each 601 Lexington Avenue Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other 601 Lexington Avenue Senior Note and (ii) the 601 Lexington Avenue Subordinate Companion Loans and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the 601 Lexington Avenue Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the 601 Lexington Avenue Whole Loan, any collections received in respect of the 601 Lexington Avenue Whole Loan or related Mortgaged Property will be applied to the 601 Lexington Avenue Mortgage Loan, the 601 Lexington Avenue Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loans in accordance with 601 Lexington Avenue mortgage loan agreement. Accordingly, subject to the right of the 601 Lexington Avenue Servicer, the 601 Lexington Avenue Special Servicer, the trustee and the certificate administrator under the BXP 201-601L TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the BXP 201-601L TSA, the monthly debt service payment on the 601 Lexington Avenue Whole Loan will be applied: first, to the payment of interest due and payable on the 601 Lexington Avenue Senior Notes, pro rata and pari passu; second, to the payment of interest due and payable on each of the 601 Lexington Avenue Subordinate Companion Loans, pro rata and pari passu; third, to the reduction of the outstanding principal balance of each of the 601 Lexington Avenue Senior Notes, pro rata and pari passu, until the outstanding principal balance of each such 601 Lexington Avenue Senior Note is reduced to zero; and fourth, to the reduction of the outstanding principal balance of 601 Lexington Avenue Subordinate Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such 601 Lexington Avenue Subordinate Companion Loan is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the 601 Lexington Avenue Whole Loan, payments and proceeds with respect to the 601 Lexington Avenue Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the 601 Lexington Avenue Servicer and the trustee under the BXP 201-601L TSA (the “601 Lexington Avenue Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;
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●	second, to provide reimbursement to holders of the 601 Lexington Avenue Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the 601 Lexington Avenue Senior Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the 601 Lexington Avenue Subordinate Companion Loans for any nonrecoverable monthly debt service advances and interest thereon on the 601 Lexington Avenue Subordinate Companion Loans, on a pari passu and pro rata basis;

●	third, to provide reimbursement to the 601 Lexington Avenue Servicer and 601 Lexington Avenue Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the 601 Lexington Avenue Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the 601 Lexington Avenue Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the 601 Lexington Avenue Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventh, to the holders of the 601 Lexington Avenue Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	eighth, to the holders of the 601 Lexington Avenue Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	ninth, to the holders of the 601 Lexington Avenue Subordinate Companion Loans, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to pay the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	eleventh, to fund any other reserves to the extent then required to be held in escrow;

●	twelfth, to pay to the holders of the 601 Lexington Avenue Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the 601 Lexington Avenue Senior Notes, on a pro rata and pari passu basis, then to the holders of the 601 Lexington Avenue Subordinate Companion Loans any yield maintenance or other prepayment premium then due and payable to the holders of the 601 Lexington Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

●	thirteenth, to pay the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer default interest and late fees then due and payable under the 601
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Lexington Avenue Whole Loan documents, all of which will be applied in accordance with the BXP 201-601L TSA;

●	fourteenth, to pay any additional servicing compensation that the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer is entitled to receive under the BXP 201-601L TSA; and

●	fifteenth, any remaining amount will be paid pro rata to the holders of the 601 Lexington Avenue Companion Loans and the issuing entity as holder of the 601 Lexington Avenue Mortgage Loan, based on the original principal balance of the 601 Lexington Avenue Mortgage Loan and the 601 Lexington Avenue Companion Loans.

If a P&I Advance is made with respect to the 601 Lexington Avenue Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 601 Lexington Avenue Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement— Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the 601 Lexington Avenue Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the 601 Lexington Avenue Whole Loan in accordance with the BXP 201-601L TSA and the 601 Lexington Avenue Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the 601 Lexington Avenue Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the 601 Lexington Avenue Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the 601 Lexington Avenue Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the 601 Lexington Avenue Subordinate Companion Loans and then to the 601 Lexington Avenue Senior Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the 601 Lexington Avenue Intercreditor Agreement will be the securitization trust created pursuant to the terms of the BXP 201-601L TSA. The terms of the BXP 201-601L TSA provide for a directing certificateholder (the “601 Lexington Avenue Directing Certificateholder”) that will, if appointed, have consent and/or consultation rights with respect to the 601 Lexington Avenue Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA. If no 601 Lexington Avenue Directing Certificateholder has been appointed or identified to the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, and the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, has attempted to obtain such information from the certificate administrator appointed under the BXP 2021- 601L TSA and no such entity has been identified to the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, then until such time as a 601 Lexington Avenue Directing Certificateholder is identified, the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, will have no duty to

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consult with, provide notice to, or seek the approval or consent of any such 601 Lexington Avenue Directing Certificateholder as the case may be. No directing certificateholder has yet been appointed by the certificateholders entitled to make such appointment under the BXP 2021-601L TSA. Absent the appointment of a 601 Lexington Avenue Directing Certificateholder, the 601 Lexington Avenue Servicer and 601 Lexington Avenue Special Servicer will be required to make any servicing decisions with respect the 601 Lexington Avenue Mortgage Loan in accordance with the servicing standard set forth in the BXP 2021- 601L TSA, but will not be required to obtain the consent of any party prior to taking any servicing action. The BXP 2021-601L TSA will, however, provide that the 601 Lexington Avenue Servicer and 601 Lexington Avenue Special Servicer will be required to consult with the risk retention consultation parties named in the BXP 2021-601L TSA (the “601 Lexington Avenue Risk Retention Consultation Parties”) with respect to certain matters that are similar to those granted to the Risk Retention Consultation Party under the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the 601 Lexington Avenue Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, is required to provide to the 601 Lexington Avenue Directing Certificateholder or the 601 Lexington Avenue Risk Retention Consultation Parties (within the same time frame such notices, information and reports are required to be delivered to the 601 Lexington Avenue Directing Certificateholder or the 601 Lexington Avenue Risk Retention Consultation Parties without regard to whether or not such parties actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the BXP 2021-601L TSA) with respect to any major decisions to be taken with respect to the 601 Lexington Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 601 Lexington Avenue Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 601 Lexington Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 601 Lexington Avenue Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 601 Lexington Avenue Mortgage Loan, the related the 601 Lexington Avenue Pari Passu Companion Loans and the related the 601 Lexington Avenue Subordinate Companion Loans. Neither the 601 Lexington Avenue Servicer nor the 601 Lexington Avenue Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 601 Lexington Avenue Mortgage Loan (or its representative).

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Sale of Defaulted 601 Lexington Avenue Whole Loan

The controlling noteholder under the 601 Lexington Avenue Intercreditor Agreement will be the securitization trust created pursuant to the terms of the BXP 201-601L TSA. The terms of the BXP 201-601L TSA provide for a directing certificateholder (the “601 Lexington Avenue Directing Certificateholder”) that will, if appointed, have consent and/or consultation rights with respect to the 601 Lexington Avenue Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA. If no 601 Lexington Avenue Directing Certificateholder has been appointed or identified to the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, and the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, has attempted to obtain such information from the certificate administrator appointed under the BXP 2021- 601L TSA and no such entity has been identified to the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, then until such time as a 601 Lexington Avenue Directing Certificateholder is identified, the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such 601 Lexington Avenue Directing Certificateholder as the case may be. No directing certificateholder has yet been appointed by the certificateholders entitled to make such appointment under the BXP 2021-601L TSA. Absent the appointment of a 601 Lexington Avenue Directing Certificateholder, the 601 Lexington Avenue Servicer and 601 Lexington Avenue Special Servicer will be required to make any servicing decisions with respect the 601 Lexington Avenue Mortgage Loan in accordance with the servicing standard set forth in the BXP 2021- 601L TSA, but will not be required to obtain the consent of any party prior to taking any servicing action. The BXP 2021-601L TSA will, however, provide that the 601 Lexington Avenue Servicer and 601 Lexington Avenue Special Servicer will be required to consult with the risk retention consultation parties named in the BXP 2021-601L TSA (the “601 Lexington Avenue Risk Retention Consultation Parties”) with respect to certain matters that are similar to those granted to the Risk Retention Consultation Party under the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the 601 Lexington Avenue Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, is required to provide to the 601 Lexington Avenue Directing Certificateholder or the 601 Lexington Avenue Risk Retention Consultation Parties (within the same time frame such notices, information and reports are required to be delivered to the 601 Lexington Avenue Directing Certificateholder or the 601 Lexington Avenue Risk Retention Consultation Parties without regard to whether or not such parties actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the BXP 2021-601L TSA) with respect to any major decisions to be taken with respect to the 601 Lexington Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 601 Lexington Avenue Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 601 Lexington Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 601 Lexington Avenue Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10

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business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the 601 Lexington Avenue Servicer or the 601 Lexington Avenue Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 601 Lexington Avenue Mortgage Loan, the related the 601 Lexington Avenue Pari Passu Companion Loans and the related the 601 Lexington Avenue Subordinate Companion Loans. Neither the 601 Lexington Avenue Servicer nor the 601 Lexington Avenue Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 601 Lexington Avenue Mortgage Loan (or its representative).

Special Servicer Appointment Rights

Pursuant to the 601 Lexington Avenue Intercreditor Agreement, the 601 Lexington Avenue Directing Certificateholder, if appointed, will have the right, at any time prior to a “control event” under the BXP 2021-601L TSA, with or without cause, to replace the 601 Lexington Avenue Special Servicer then acting with respect to the 601 Lexington Avenue Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 601 Lexington Avenue Mortgage Loan or any holder of a 601 Lexington Avenue Senior Note in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “Rights Upon Servicer Termination Event” in this prospectus.

The Journal Squared Tower 2 Pari Passu-A/B Whole Loan

General

The Journal Squared Tower 2 Mortgage Loan (as defined below), representing approximately 2.0% of the Initial Pool Balance, is part of a Whole Loan evidenced by five (5)  promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $350,000,000. Note A-4, with an initial principal balance of $23,500,000 (collectively, the “Journal Squared Tower 2 Mortgage Loan”), will be deposited into this securitization.

The Journal Squared Tower 2 Whole Loan (as defined below) is evidenced by (i) the Journal Squared Tower 2 Mortgage Loan, (ii) three senior promissory notes (the “Journal Squared Tower 2 Pari Passu Companion Loans” and, together with the Journal Squared Tower 2 Mortgage Loan, the “Journal Squared Tower 2 Senior Notes”), which have an aggregate initial principal balance of $160,000,000 and (iii) one subordinate promissory note, Note B (the “Journal Squared Tower 2 Subordinate Companion Loan” and, together with the Journal Squared Tower 2 Pari Passu Companion Loans, the “Journal Squared Tower 2 Companion Loans”), which has an aggregate initial principal balance of $166,500,000. The Journal Squared Tower 2 Senior Notes are generally pari passu in right of payment with each other, and the Journal Squared Tower 2 Subordinate Companion Loan is generally subordinate in right of payment to the Journal Squared Tower 2 Senior Notes.

Only the Journal Squared Tower 2 Mortgage Loan is included in the issuing entity. The current holders of the Journal Squared Tower 2 Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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The Journal Squared Tower 2 Mortgage Loan, the Journal Squared Tower 2 Pari Passu Companion Loans and the Journal Squared Tower 2 Subordinate Companion Loan are collectively referred to in this prospectus as the “Journal Squared Tower 2 Whole Loan”. The rights of the holders of the promissory notes evidencing the Journal Squared Tower 2 Whole Loan (the “Journal Squared Tower 2 Noteholders”) are subject to an Intercreditor Agreement (the “Journal Squared Tower 2 Intercreditor Agreement”). The Journal Squared Tower 2 Whole Loan will be serviced and administered pursuant to the WFCM 2022-JS2 TSA and the Journal Squared Tower 2 Intercreditor Agreement. The following summaries describe certain provisions of the Journal Squared Tower 2 Intercreditor Agreement.

Servicing

The Journal Squared Tower 2 Whole Loan (including the Journal Squared Tower 2 Mortgage Loan) and any related REO Property is serviced pursuant to the terms of the WFCM 2022-JS2 TSA by Wells Fargo Bank, National Association, as servicer (the “Journal Squared Tower 2 Servicer”), and, if necessary, Situs Holdings, LLC, as special servicer (the “Journal Squared Tower 2 Special Servicer”), which governs the terms of the WFCM 2022- JS2 TSA securitization into which each of the Journal Squared Tower 2 Pari Passu Companion Loan evidenced by Note A-1 and the Journal Squared Tower 2 Subordinate Companion Loan were deposited, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Journal Squared Tower 2 Intercreditor Agreement. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

Distributions

The Journal Squared Tower 2 Intercreditor Agreement provides, in general, that (i) each Journal Squared Tower 2 Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other Journal Squared Tower 2 Senior Note and (ii) the Journal Squared Tower 2 Subordinate Companion Loan and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Journal Squared Tower 2 Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Journal Squared Tower 2 Whole Loan, any collections received in respect of the Journal Squared Tower 2 Whole Loan or related Mortgaged Property will be applied to the Journal Squared Tower 2 Mortgage Loan, the Journal Squared Tower 2 Pari Passu Companion Loans and the Journal Squared Tower 2 Subordinate Companion Loan in accordance with Journal Squared Tower 2 mortgage loan agreement and the WFCM 2022-JS2 TSA. Accordingly, subject to the right of the Journal Squared Tower 2 Servicer, the Journal Squared Tower 2 Special Servicer, the trustee, operating advisor and the certificate administrator under the WFCM 2022-JS2 TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the WFCM 2022-JS2 TSA, the monthly debt service payment of interest only on the Journal Squared Tower 2 Whole Loan will be applied: first, to the payment of interest due and payable on the Journal Squared Tower 2 Senior Notes, pro rata and pari passu and, second, to the payment of interest due and payable on the Journal Squared Tower 2 Subordinate Companion Loan. To the extent a prepayment of principal is received with respect to the Journal Squared Tower 2 Whole Loan, such prepayment will be applied:

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first, to the Journal Squared Tower 2 Senior Notes, pro rata and pari passu and, second, to the Journal Squared Tower 2 Subordinate Companion Loan.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Journal Squared Tower 2 Whole Loan, payments and proceeds with respect to the Journal Squared Tower 2 Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Journal Squared Tower 2 Servicer and the trustee under the WFCM 2022-JS2 TSA (the “Journal Squared Tower 2 Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the Journal Squared Tower 2 Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the Journal Squared Tower 2 Senior Notes, on a pari passu and pro rata basis, then to provide reimbursement to holder of the Journal Squared Tower 2 Subordinate Companion Loan for any nonrecoverable monthly debt service advances and interest thereon on the Journal Squared Tower 2 Subordinate Companion Loan;

●	third, to provide reimbursement to the Journal Squared Tower 2 Servicer and Journal Squared Tower 2 Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the Journal Squared Tower 2 Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the Journal Squared Tower 2 Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holder of the Journal Squared Tower 2 Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventh, to the holder of the Journal Squared Tower 2 Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Note;

●	eighth, to the holders of the Journal Squared Tower 2 Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	ninth, to the holder of the Journal Squared Tower 2 Subordinate Companion Loan, until its principal balance has been reduced to zero;

●	tenth, to pay the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;
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●	eleventh, to fund any other reserves to the extent then required to be held in escrow;

●	twelfth, to pay to the holders of the Journal Squared Tower 2 Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the Journal Squared Tower 2 Senior Notes, on a pro rata and pari passu basis, then to the holder of the Journal Squared Tower 2 Subordinate Companion Loan any yield maintenance or other prepayment premium then due and payable to the holders of the Journal Squared Tower 2 Subordinate Companion Loan;

●	thirteenth, to pay the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer default interest and late fees then due and payable under the Journal Squared Tower 2 Whole Loan documents, all of which will be applied in accordance with the WFCM 2022-JS2 TSA;

●	fourteenth, to pay any additional servicing compensation that the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer is entitled to receive under the WFCM 2022-JS2 TSA; and

●	fifteenth, any remaining amount will be paid pro rata to the holders of the Journal Squared Tower 2 Companion Loans and the issuing entity as holder of the Journal Squared Tower 2 Mortgage Loan, based on the original principal balance of the Journal Squared Tower 2 Mortgage Loan and the Journal Squared Tower 2 Companion Loans.

If a P&I Advance is made with respect to the Journal Squared Tower 2 Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Journal Squared Tower 2 Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement— Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Journal Squared Tower 2 Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Journal Squared Tower 2 Whole Loan in accordance with the Journal Squared Tower 2 TSA and the Journal Squared Tower 2 Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Journal Squared Tower 2 Subordinate Companion Loan have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Journal Squared Tower 2 Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Journal Squared Tower 2 Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Journal Squared Tower 2 Subordinate Companion Loan and then to the Journal Squared Tower 2 Senior Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

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Consultation and Control

The controlling noteholder under the Journal Squared Tower 2 Intercreditor Agreement will be the securitization trust created pursuant to the terms of the WFCM 2022-JS2 TSA. The terms of the WFCM 2022-JS2 TSA provide for a directing certificateholder, which will initially be RICP II HRR JS2, LLC (the “Journal Squared Tower 2 Directing Certificateholder”) that, prior to a control event under the WFCM 2022-JS2 TSA, will have consent and/or consultation rights with respect to the Journal Squared Tower 2 Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA.

Pursuant to the terms of the Journal Squared Tower 2 Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer, as applicable, is required to provide to the Journal Squared Tower 2 Directing Certificateholder, within the same time frame such notices, information and reports are required to be delivered to the Journal Squared Tower 2 Directing Certificateholder without regard to whether or not such party actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the WFCM 2022-JS2 TSA) with respect to any major decisions to be taken with respect to the Journal Squared Tower 2 Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Journal Squared Tower 2 Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Journal Squared Tower 2 Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Journal Squared Tower 2 Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Journal Squared Tower 2 Mortgage Loan, the related the Journal Squared Tower 2 Pari Passu Companion Loans and the related the Journal Squared Tower 2 Subordinate Companion Loan. Neither the Journal Squared Tower 2 Servicer nor the Journal Squared Tower 2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Journal Squared Tower 2 Mortgage Loan (or its representative).

Sale of Defaulted Journal Squared Tower 2 Whole Loan

Pursuant to the terms of the Journal Squared Tower 2 Intercreditor Agreement, if the Journal Squared Tower 2 Whole Loan becomes a specially serviced loan pursuant to the terms of the WFCM 2022-JS2 TSA, and if the Journal Squared Tower 2 Special Servicer determines to sell the Journal Squared Tower 2 Pari Passu Companion Loans in accordance with the WFCM 2022-JS2 TSA, then the Journal Squared Tower 2 Special Servicer will be required to sell the Journal Squared Tower 2 Mortgage Loan together with the Journal Squared Tower 2 Pari Passu Companion Loans and the Journal Squared Tower 2

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Subordinate Companion Loan as one whole loan. In connection with any such sale, the Journal Squared Tower 2 Special Servicer will be required to follow the procedures set forth under the WFCM 2022-JS2 TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Proceeds of the sale of the Journal Squared Tower 2 Whole Loan will be distributed in accordance with the priority of payments described in “— Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Journal Squared Tower 2 Special Servicer will not be permitted to sell the Journal Squared Tower 2 Pari Passu Companion Loans together with the Journal Squared Tower 2 Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Journal Squared Tower 2 Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Journal Squared Tower 2 Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Journal Squared Tower 2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Journal Squared Tower 2 Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Journal Squared Tower 2 Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Journal Squared Tower 2 Servicer or the Journal Squared Tower 2 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the WFCM 2022-JS2 TSA, the holder of the Journal Squared Tower 2 Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment rights

Pursuant to the Journal Squared Tower 2 Intercreditor Agreement, the Journal Squared Tower 2 Directing Certificateholder will have the right, at any time prior to a “control event” under the WFCM 2022-JS2 TSA, with or without cause, to replace the Journal Squared Tower 2 Special Servicer then acting with respect to the Journal Squared Tower 2 Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Journal Squared Tower 2 Mortgage Loan or any holder of a Journal Squared Tower 2 Senior Note in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “Rights Upon Servicer Termination Event” in this prospectus. In addition, the operating advisor appointed under the WFCM 2022-JS2 TSA will have the right to recommend the replacement of the Journal Squared Tower 2 Special Servicer under the circumstances described in “Pooling and Servicing Agreement—Servicing of the Non- Serviced Mortgage Loans—Servicing of the Journal Squared Tower 2 Mortgage Loan.

The ILPT Logistics Portfolio Pari Passu-A/B Whole Loan

General

The ILPT Logistics Portfolio Mortgage Loan (1.0%) is part of a split loan structure comprised of (a) the ILPT Logistics Portfolio Mortgage Loan evidenced by promissory note A-

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2-C  with an original principal balance of $12,114,538, which is being contributed to the issuing entity, (b) twelve (12) Pari Passu Companion Loans (together with the ILPT Logistics Portfolio Mortgage Loan, the “ILPT Logistics Portfolio A Notes”) evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-B-1, A-2-B-2, A-2-B-3, A-2-D  and A-2-E with an aggregate original principal balance of $329,025,462, none of which are being contributed to the issuing entity, and (c) five (5) Subordinate Companion Loans (the “ILPT Logistics Portfolio Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5 with an aggregate original principal balance of $103,860,000, none of which are being contributed to the issuing entity. The ILPT Logistics Portfolio A Notes evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, together with the ILPT Logistics Portfolio Subordinate Companion Loans, are contributed to a securitization trust governed by the ILPT 2022-LPFX TSA. The ILPT Logistics Portfolio A Notes evidenced by promissory notes A-2-A-1, A-2-A-2, A-2-B-1, A-2-B-2, A-2-B-3, A-2-D and A-2-E are expected to be contributed to one or more securitizations from time to time in the future, but the holders of such ILPT Logistics Portfolio A Notes are under no obligation to do so. Interest is payable on the ILPT Logistics Portfolio A Notes and the ILPT Logistics Portfolio Subordinate Companion Loans at a rate equal to 3.86465618% per annum.

Servicing

The related Co-Lender Agreement (the “ILPT Logistics Portfolio Co-Lender Agreement”) provides that the administration of the ILPT Logistics Portfolio Mortgage Loan will be governed by the ILPT Logistics Portfolio Co-Lender Agreement and by the servicing agreement for the securitization of the ILPT Logistics Portfolio A Notes designated as promissory notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, which servicing agreement will be the ILPT 2022-LPFX TSA. The parties to the ILPT 2022-LPFX TSA identified in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms” are expected to constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the ILPT Logistics Portfolio Whole Loan, the servicing standard set forth in the ILPT 2022-LPFX TSA will require the related Non- Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the ILPT Logistics Portfolio Companion Loans as a collective whole and consistent with the ILPT Logistics Portfolio Co- Lender Agreement.

Amounts payable to the issuing entity as holder of the ILPT Logistics Portfolio Mortgage Loan pursuant to the ILPT Logistics Portfolio Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans— Servicing of the ILPT Logistics Portfolio Mortgage Loan”.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the ILPT Logistics Portfolio Mortgage Loan (but not on any ILPT Logistics Portfolio Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the ILPT Logistics Portfolio Mortgage Loan.

Property protection advances in respect of the ILPT Logistics Portfolio Whole Loan will be made by the related Non-Serviced Master Servicer or related Non-Serviced Trustee under

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the ILPT 2022-LPFX TSA, as applicable, unless a determination of non-recoverability is made under the ILPT 2022-LPFX TSA.

Custody of the Mortgage File

Computershare Trust Company, National Association, which will be the custodian under the ILPT 2022-LPFX TSA, will be the custodian of the mortgage file related to the ILPT Logistics Portfolio Whole Loan (other than the promissory notes evidencing the ILPT Logistics Portfolio A Notes that are not included in the ILPT 2022-LPFX securitization).

Application of Payments

The ILPT Logistics Portfolio Co-Lender Agreement sets forth the respective rights of the holders of the ILPT Logistics Portfolio Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the ILPT Logistics Portfolio Whole Loan, and provides, in general, that:

●	the ILPT Logistics Portfolio Subordinate Companion Loans and the rights of their holders to receive payments of interest, principal and other amounts with respect to any such ILPT Logistics Portfolio Subordinate Companion Loan are at all times junior, subject and subordinate to the ILPT Logistics Portfolio A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the ILPT Logistics Portfolio A Notes, as and to the extent set forth in the ILPT Logistics Portfolio Co-Lender Agreement.

●	all amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the ILPT Logistics Portfolio Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof, after payments of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the ILPT 2022-LPFX TSA will be distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

o	first, to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio A Note, an amount equal to the accrued and unpaid interest on the principal balance for such ILPT Logistics Portfolio A Note at the applicable net interest rate;

o	second, to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio Subordinate Companion Loan, an amount equal to the accrued and unpaid interest on the principal balance for such ILPT Logistics Portfolio Subordinate Companion Loan at the applicable net interest rate;

o	third, to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT Logistics Portfolio A Notes, (i) at any time that no ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to such monthly payment date with respect to the ILPT Logistics Portfolio Whole Loan, until the principal balance for each ILPT Logistics Portfolio A Note has been
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reduced to zero, and (ii) at any time that an ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT Logistics Portfolio A Note has been reduced to zero;

o	fourth, to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on the respective principal balances of the ILPT Logistics Portfolio Subordinate Companion Loans, (i) at any time that no ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such monthly payment date with respect to the ILPT Logistics Portfolio Whole Loan, until the principal balance for each ILPT Logistics Portfolio Subordinate Companion Loan has been reduced to zero, and (ii) at any time that an ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT Logistics Portfolio Subordinate Companion Loan has been reduced to zero;

o	fifth, if the proceeds of any foreclosure sale or any liquidation of the ILPT Logistics Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances for the ILPT Logistics Portfolio A Notes have been reduced, such excess amount will be paid to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio A Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT Logistics Portfolio A Note as a result of such workout, plus interest on such amount at the related net interest rate;

o	sixth, if the proceeds of any foreclosure sale or any liquidation of the ILPT Logistics Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances for the ILPT Logistics Portfolio Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio Subordinate Companion Loan, an amount equal to the reduction, if any, of the principal balance for the related ILPT Logistics Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related net interest rate;

o	seventh, to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio A Note, an amount equal to all yield maintenance premiums allocated to the related ILPT Logistics Portfolio A Note in accordance with the mortgage loan agreement;

o	eighth, to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio Subordinate Companion Loan, an amount equal to all yield maintenance
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premiums allocated to the related ILPT Logistics Portfolio Subordinate Companion Loan in accordance with the mortgage loan agreement;

o	ninth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the ILPT 2022-LPFX TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the ILPT Logistics Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the ILPT Logistics Portfolio A Notes, pro rata, based on their respective percentage interests, and the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

o	tenth, if any excess amount is available to be distributed in respect of the ILPT Logistics Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid to the holders of the ILPT Logistics Portfolio A Notes and the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, pro rata, based on their respective initial percentage interests in the ILPT Logistics Portfolio Whole Loan.

For the purposes of the foregoing, “ILPT Logistics Portfolio Triggering Event of Default” means (i) any event of default with respect to an obligation of the related borrower to pay money due under the ILPT Logistics Portfolio Whole Loan or (ii) any non-monetary event of default as a result of which the ILPT Logistics Portfolio Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the ILPT Logistics Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the ILPT Logistics Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans, but not out of payments or other collections on the ILPT Logistics Portfolio Companion Loans.

Certain costs and expenses allocable to the ILPT Logistics Portfolio Mortgage Loan (such as a pro rata share of a non-recoverable property protection advance) may, to the extent not otherwise paid out of collections on the ILPT Logistics Portfolio Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the ILPT Logistics Portfolio Co-Lender Agreement, the controlling noteholder with respect to the ILPT Logistics Portfolio Whole Loan (the “ILPT Logistics Portfolio Controlling Noteholder”) will be the trustee under the ILPT 2022-LPFX TSA, as the holder of note A-1-A, provided that if a borrower restricted party is a holder of an ILPT Logistics Portfolio A Note or an ILPT Logistics Portfolio Subordinate Companion Loan, then such party will not have any rights as the ILPT Logistics Portfolio Controlling Noteholder or a controlling class representative.

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The related Non-Serviced Special Servicer will be required to (i) provide copies to each holder of an ILPT Logistics Portfolio A Note that is not the ILPT Logistics Portfolio Controlling Noteholder (each, an “ILPT Logistics Portfolio Non-Controlling Noteholder”), including the issuing entity, of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the ILPT Logistics Portfolio Controlling Noteholder or its representative with respect to any ILPT Logistics Portfolio Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the ILPT Logistics Portfolio Controlling Noteholder or its representative, and (ii) consult with each ILPT Logistics Portfolio Non-Controlling Noteholder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such ILPT Logistics Portfolio Non-Controlling Noteholder requests consultation with respect to any such ILPT Logistics Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such ILPT Logistics Portfolio Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such ILPT Logistics Portfolio Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such ILPT Logistics Portfolio Non- Controlling Noteholder, whether or not such ILPT Logistics Portfolio Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any ILPT Logistics Portfolio Non-Controlling Noteholder set forth in the immediately preceding sentence, the related Non-Serviced Special Servicer may make any ILPT Logistics Portfolio Major Decision or take any recommended action outlined in the asset status report before the expiration of the aforementioned ten (10) business day period if the Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the ILPT Logistics Portfolio Whole Loan. In no event will the Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by an ILPT Logistics Portfolio Non-Controlling Noteholder.

“ILPT Logistics Portfolio Major Decision” means a “Major Decision” under the ILPT 2022- LPFX TSA.

Sale of Defaulted Whole Loan

If the ILPT Logistics Portfolio Whole Loan becomes a defaulted mortgage loan under the ILPT 2022-LPFX TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the ILPT 2022-LPFX securitization, the related Non-Serviced Special Servicer will be required to sell the ILPT Logistics Portfolio Mortgage Loan and the ILPT Logistics Portfolio Companion Loans, together as notes evidencing one whole loan in accordance with the ILPT 2022-LPFX TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell any ILPT Logistics Portfolio A Note that is not included in the ILPT 2022-LPFX securitization (each, a “ILPT Logistics Portfolio Non-Lead Note”) without the consent of the holder thereof (each, a “ILPT Logistics Portfolio Non-Lead Noteholder”) (including the issuing entity, as holder of the ILPT Logistics Portfolio Mortgage Loan) (provided that such consent is not required if such ILPT Logistics Portfolio Non-Lead Noteholder is a borrower restricted party) unless it has delivered to such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the ILPT Logistics Portfolio Non-Lead Notes, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid

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packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents reasonably requested by such holder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the ILPT 2022-LPFX securitization) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the ILPT Logistics Portfolio Controlling Noteholder, its representative, any other holder of an ILPT Logistics Portfolio A Note or ILPT Logistics Portfolio Subordinate Companion Loan or its representative are permitted to submit an offer at any sale of the ILPT Logistics Portfolio Whole Loan unless such person is a borrower restricted party.

Special Servicer Appointment Rights

Pursuant to the ILPT Logistics Portfolio Co-Lender Agreement, the ILPT Logistics Portfolio Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace any special servicer then acting under the ILPT 2022-LPFX TSA with respect to the ILPT Logistics Portfolio Whole Loan and appoint a replacement special servicer with respect to the ILPT Logistics Portfolio Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A- 3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in April 2022 and ending on a hypothetical Determination Date in April 2022. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A. on or about May 5, 2022 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2018	2019	2020	2021	As of 3/31/2022
Multifamily	$398,925,000	$865,834,000	$412,820,000	$1,014,225,000	$99,000,000
Office	1,760,222,500	3,219,527,500	805,375,000	1,988,206,667	548,060,000
Retail	1,377,112,634	1,434,905,387	1,055,850,000	469,005,000	289,209,375
Industrial	1,317,920,000	2,670,170,250	292,725,000	1,347,654,000	1,375,156,229
Manufactured Housing	150,480,000	62,075,000	12,950,000	191,065,000	3,600,000
Self Storage	511,986,250	185,248,500	210,841,250	247,055,400	74,180,000
Lodging	2,076,288,000	2,387,905,000	270,500,000	970,000,000	10,500,000
Mixed Use	182,040,000	123,515,000	219,725,000	139,610,000	0
Other	192,300,000	0	7,500,000	402,510,992	0
Total	$7,967,274,384	$10,949,180,637	$3,288,286,250	$10,612,952,059	$2,399,705,604

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i)  directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have

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affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and
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●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy- remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front

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reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●      Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii)  the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●      Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance

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premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●      Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●      Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●      Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●      Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●      Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i)  the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related

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mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes 1 of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each
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mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.
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Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Life Science Office Portfolio Mortgage Loan (6.8%) is part of a Whole Loan that was co- originated by Wells Fargo Bank, National Association and Bank of America and was underwritten pursuant to the Bank of America underwriting guidelines. The Norfolk Premium Outlets Mortgage Loan (4.3%) is part of a Whole Loan that was co-originated by Bank of America and Column Financial, Inc. and was underwritten pursuant to the Bank of America underwriting guidelines. The Silver Sands Premium Outlets Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Bank of America and JPMorgan Chase Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines. The ILPT Logistics Portfolio Mortgage Loan (1.0%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., UBS AG, New York Branch, Bank of America, Bank of Montreal and Morgan Stanley Bank, N.A. and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Life Science Office Portfolio Mortgage Loan (6.8%), the Norfolk Premium Outlets Mortgage Loan (4.3%), the Silver Sands Premium Outlets Mortgage Loan (1.6%) and the ILPT Logistics Portfolio Mortgage Loan (1.0%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America

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mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

With respect to the Life Science Office Portfolio Whole Loan, which was co-originated by Wells Fargo Bank, National Association and Bank of America, and portions of which are being sold by Wells Fargo Bank, National Association and Bank of America, the Wells Fargo Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.
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Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross- collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in

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accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing January 1, 2019, and ending December 31, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2021 through December 31, 2021 was set forth in a Form ABS-15G filed by Bank of America on February 10, 2022. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements

Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	16,985,342.93	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00

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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	73,018,070.71	85.85	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	8,307,286.40	9.77	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	9.65	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	4.38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	345,038,859.40	49.46	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	238,080,635.50	34.13	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	114,477,423.00	16.41	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass- Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	846,229.966.00	100.00	0	0	0.00	0	0	0.00	0	0	0.00	1	149,999,944.00	17.73	0	0	0.00	0	0	0.00
Commercial Mortgages Total			678	1,645,863,304.67		0	0		0	0		0	0		4	158,220,273.30		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2019 to December 31, 2021. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2021, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2021, information regarding the asset will appear in this column and the other applicable column in this table.
Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(3)	Reflects assets that were repurchased or replaced during the period from January 1, 2019 to December 31, 2021. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.
(4)	Includes assets for which any of the following situations apply as of December 31, 2021:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2021;
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b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2019 to December 31, 2021.
(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2021
(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2021.
(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2021, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on February 9, 2022. The Central Index Key Number of Bank of America is 0001102113.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on February 9, 2022. The Central Index Key Number of BAMLCM is 0001005007.
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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $22,988,811.07 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

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Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2021, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $10.8 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,666 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $59.4 billion, which were included in 192 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

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If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii)  high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit

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and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

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Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
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●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
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Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Life Science Office Portfolio Mortgage Loan (6.8%) is part of a whole loan that was co- originated by Wells Fargo Bank and Bank of America, National Association. The 601 Lexington Avenue Mortgage Loan (5.6%) is part of a whole loan that was co-originated by Wells Fargo Bank, Morgan Stanley Bank, N.A., DBR Investments Co. Limited and Citi Real Estate Funding Inc. The Shearer’s Industrial Portfolio Mortgage Loan (3.5%) is part of a whole loan that was co-originated by Wells Fargo Bank and Goldman Sachs Bank USA.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool— Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except

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that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence

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questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2018 to September 30, 2021 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC(11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.87	0	0.00	0.00	1	30,761,712.00	3.87
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.87	0	0.00	0.00	1	30,761,712.00	3.87

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(12)(13)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(14)(15)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(16)(17)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.80	0	0.00	0.00	4	7,228,000.00	1.80

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.80	0	0.00	0.00	4	7,228,000.00	1.80

Commercial Mortgages Asset Class Total			784	2,704,571,134.74		9	54,547,072.00		0	0.00		0	0.00		9	50,292,215.00		0	0.00		9	50,292,215.00

(1)

In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)
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In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.
(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the Aloft Houston by the Galleria loan (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller's failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller's failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer's demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.
(12)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.
(13)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer's claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.
(14)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.
(15)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer's claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.
(16)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation ("Freddie Mac") is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.
(17)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to
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an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.
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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2021 through December 31, 2021 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 8, 2022, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii)  a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 8, 2022, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $19,483,346.81 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers and the anticipated initial risk retention consultation party of this securitization. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

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Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2021.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.
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Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2022, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $102,490,068,932.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been

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recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an

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affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent,
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third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land- use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some

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cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be
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significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve- month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead- based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
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●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;
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●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re- underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

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In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a

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related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2019 and ending December 31, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2021 through December 31, 2021 was set forth in a Form ABS-15G filed by MSMCH on February 14, 2022. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	0.00%(11)	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,139,689	0.00% (11)	0	-	0.00%
Aggregate Total			67	772,319,208		1	11,139,689		0	-		0	-		0	-		1	11,139,689		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2019 to December 31, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2019 to December 31, 2021.
(6)	Includes demands received during and prior to the reporting period from January 1, 2019 to December 31, 2021 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2019 to December 31, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2019 to December 31, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2021 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts
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received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2021 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Dean Witter Capital I Series 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of December 31, 2021 was zero.
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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $16,018,821.66 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may retain or own in the future classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and

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warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $62,077,011, representing approximately 5.3% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 80th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on March 31, 2022, National Cooperative Bank, N.A. and its affiliates sold approximately $7.7 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through March 31, 2022, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.2 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. 21 of the 25 Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 7.9% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements

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and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

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Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent

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regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant- stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan- to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property.

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In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

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Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A.  Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information

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collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

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The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 14, 2022. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including January 1, 2019 to December 31, 2021, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

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The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 31, 2022, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $205,388,830,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, BANK 2022-BNK41 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO

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Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2021, WTNA served as trustee on over 2,064 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $599 billion, of which approximately 797 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $545 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the

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related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as the Trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.251 billion (USD) in assets as of June 30, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services

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since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) announced that it had entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank intends to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC, as applicable, in stages after November 1, 2021. For any transaction where Wells Fargo Bank’s roles did not transfer to Computershare Trust Company or CDTC on November 1, 2021, Computershare Trust Company or CDTC performs all or virtually all of Wells Fargo Bank’s obligations as its agent as of such date.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting as agent for the certificate administrator on approximately 1,102 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $622 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that

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has been engaged in the mortgage document custody business for more than 25 years. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting primarily as agent for the custodian, but in some cases as custodian, for approximately for approximately 320,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “General Master Servicer”) and as the primary servicer for the Serviced Companion Loans. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also (i) an anticipated holder of a portion of the RR Interest, (ii)  a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Securities, LLC, an underwriter, (iv) the general master servicer under the BANK 2022- BNK40 PSA, pursuant to which each of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan is serviced, (v) the servicer under the BXP 2021-601L TSA, pursuant to which the 601 Lexington Avenue Whole Loan is serviced, (vi) the servicer under the WFCM 2022-JS2 TSA, pursuant to which the Journal Squared Tower 2 Whole Loan is serviced, and (vii) the current holder of one or more Companion Loans related to the Dallas Design District Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 3/31/2022
By Approximate Number:	30,931	30,536	29,704	29,559
By Approximate Aggregate Unpaid Principal Balance (in billions):	$594.17	$601.82	$619.35	$620.73

Within this portfolio, as of March 31, 2022, are approximately 22,949 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $490.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage- backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2022, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications;

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(iii)  tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
YTD Q1 2022	$459,418,183,984	$1,304,472,652	0.28%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer: Master Servicer: Special Servicer:	CPS1 CMS1- CSS2	Strong Strong Above Average	MOR CS1 MOR CS1 MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14, 2022 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working

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requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the General Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as General Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans,

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the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Bank of America Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intend to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $19,483,346.81 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its

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portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “— Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement— Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 25 of the Mortgage Loans, representing approximately 9.6% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of February 28, 2022, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.497 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of December 31, 2021, National Cooperative Bank, N.A. had total assets of $3,166.6 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.45%. For the year ended December 31, 2021, National Cooperative Bank, N.A. reported net income of $53.8 million (unaudited). As of December 31, 2020, National Cooperative Bank, N.A. had total assets of

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$3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer Primary Servicer Special Servicer	CMS2- CPS1- CSS2-	Average Above Average Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2019(1)	2020(1)	2021(1)	2022(2)
By Approximate Number:	3,398	3,450	3,511	3,513

By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.4 billion	$5.68 billion	$5.72 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of February 28, 2022.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of February 28, 2022, are approximately 1,341 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.497 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of February 28, 2022, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working

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requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2019	$2,237,012,724	$ 97,256.00	0.004%
Calendar Year 2020	$2,511,959,089	$ 417,969.00	0.017%
Calendar Year 2021	$2,945,929,361	$ 241,906.63	0.008%
Calendar Year 2022**	$2,990,379,527	$ 297,609.97	0.010%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of February 28, 2022.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;
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●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the

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Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on- Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non- Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed to act as the special servicer for the Mortgage Loans to be deposited into the issuing entity (provided that it will not service as special servicer for (i) any Non-Serviced Mortgage Loan, (ii) any Servicing Shift Mortgage Loan after the servicing shift securitization date, (iii) any Excluded Special Servicer Loan or (iv) Mortgage Loans serviced by National Cooperative Bank, N.A.) and any related Serviced Companion Loan, and in this capacity will be responsible for the servicing and administration of such Mortgage Loans and Serviced Companion Loans that are Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain

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Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, pursuant to the PSA. RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, Inc.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of December 31, 2021, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $9.2 billion of regulatory assets under management in the aggregate. Of the nine Funds, six are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of December 31, 2021, RCM has underwritten and purchased, primarily for the Funds, over $9.2 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 150 securitizations totaling approximately $159 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 255 employees as of December 31, 2021 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever

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possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of December 31, 2021, RCA and its affiliates were actively special servicing approximately 470 portfolio loans (and REO properties) with an unpaid principal balance of approximately $9.41 billion (see footnote 2 to the chart below). As of December 31, 2021, RCA is also performing special servicing for approximately 140 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,732 assets with an unpaid principal balance at securitization of approximately $142.3 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage- backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021
Number of CMBS Pools Named Special Servicer	105	120	129	140
Approximate Aggregate Unpaid Principal Balance(1)	$110.9 billion	$125.0 billion	$133.3 billion	$142.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	136	179	617	470
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties	$2.02 billion	$2.55 billion	$11.67 billion	$9.41 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In

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certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with unaffiliated third parties entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

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RCA, the expected special servicer for this transaction, is an affiliate of (i) RREF IV DEBT AIV, LP, the entity that (a) is expected to purchase the Class G and Class H certificates, (b) may purchase the Class X-G and Class X-H certificates, (c) will receive the Class V certificates and (d) is expected to be appointed as the initial Directing Certificateholder; (ii) Rialto Real Estate Fund IV-Debt, LP, which entity may purchase the Class X-F and Class F certificates; and (iii) Situs Holdings, LLC, the special servicer under (a) the BXP 2021-601L TSA, pursuant to which the 601 Lexington Avenue Whole Loan is serviced, (b) the WFCM 2022-JS2 TSA, pursuant to which the Journal Squared Tower 2 Whole Loan is serviced, and (c) the ILPT 2022-LPFX TSA, pursuant to which the ILPT Logistics Portfolio Whole Loan is serviced.

Except as described above, neither RCA nor any of its affiliates intends to retain any additional certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding the general special servicer set forth in this section entitled “—Rialto Capital Advisors, LLC” has been provided by Rialto. None of the depositor, the underwriters, the master servicer, National Cooperative Bank, N.A., the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The general special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The general special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The general special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of Rialto as the general special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due- On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. Rialto’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The general special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the general special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The general special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the general

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special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The general special servicer’s rights and obligations with respect to indemnification, and certain limitations on the general special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of 25 Mortgage Loans (9.6%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non- Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank,

N.A. has been servicing mortgage loans since 1990.

As of December 31, 2021, National Cooperative Bank, N.A. had total assets of $3,166.6 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.45%. For the year ended December 31, 2021, National Cooperative Bank, N.A. reported net income of $53.8 million (unaudited). As of December 31, 2020, National Cooperative Bank, N.A. had total assets of

$3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2019(1)	2020(1)	2021(1)	2022(2)
By Approximate Number:	3,398	3,450	3,511	3,513
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.4 billion	$5.68 billion	$5.72 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of February 28, 2022.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of February 28, 2022, are approximately 1,341 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.497 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of February 28, 2022, were

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located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of February 28, 2022, National Cooperative Bank, N.A. was named the special servicer in approximately 54 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.975 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2019 to February 28, 2022.

Portfolio Size – CMBS Special Servicing	2019(1)	2020(1)	2021(1)	2022(2)
Total	$8,157,140	$8,951,817	$3,166,072	$3,152,451

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	As of February 28, 2022.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements. This remote working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default

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resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

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As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

National Cooperative Bank, N.A. may be terminated, with respect to the National Cooperative Bank, N.A. Mortgage Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii)  the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

National Cooperative Bank, N.A. may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of National Cooperative Bank, N.A. as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “— Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “— Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. National Cooperative Bank, N.A.’s ability to waive or modify any terms, fees, penalties or payments on the National Cooperative Bank, N.A. Mortgage Loans and the potential effect of that ability on the potential cash flows from the National Cooperative Bank, N.A. Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

National Cooperative Bank, N.A. and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by National Cooperative Bank, N.A. as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A. will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding National Cooperative Bank, N.A.’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “— Rights Upon Servicer Termination Event”. National Cooperative Bank, N.A.’s rights and obligations with respect to indemnification, and certain limitations on National Cooperative Bank, N.A.’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The foregoing information regarding National Cooperative Bank, N.A. set forth in this section entitled “—National Cooperative Bank, N.A.” has been provided by National

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Cooperative Bank, N.A. None of the depositor, the underwriters, the master servicer, the general special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The MSC 2022-L8 Special Servicer and BMARK 2022-B34 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the current special servicer under the MSC 2022-L8 PSA, which governs the servicing for the Constitution Center Whole Loan and the ExchangeRight Net Leased Portfolio #54 Whole Loan, and the BMARK 2022-B34 PSA which governs the servicing of the Shearer’s Industrial Portfolio Whole Loan, until the securitization of the related note A-1-1 Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●      acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●      investing in high-yielding real estate-related debt and equity, and

●      investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the MSC 2022-L8 PSA and the BMARK 2022-B34 PSA , including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 172 as of December 31, 2021. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●      84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●      101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●      113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●      134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●      142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

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●      143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●      143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●      138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●      136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●      144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●      140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●      131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●      141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●      152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●      159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●      153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●      160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●      175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;

●      185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;

●      162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion; and

●      172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion.

As of December 31, 2021, LNR Partners has resolved approximately $84.8 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4

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billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, and approximately $4.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2021.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2021, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,133 assets across the United States with a then current face value of approximately $97.4 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1” Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the MSC 2022- L8 PSA and the BMARK 2022-B34 PSA for assets of the same type included in this

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securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSC 2022-L8 PSA and the BMARK 2022-B34 PSA and, accordingly, will not have any material impact on the performance or of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the ExchangeRight Net Leased Portfolio #54 Whole Loan, the Constitution Center Whole Loan and the Shearer’s Industrial Portfolio Whole Loanunderlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under the MSC 2022-L8 PSA or the BMARK 2022-B34 PSA, as applicable.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the MSC 2022-L8 securitization or the BMARK 2022-B34 securitization, as applicable, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor. LNR Partners is an affiliate of LNR Securities Holdings LLC, the current directing certificateholder for the MSC 2022-L8 securitization, and the party that appointed LNR Partners special servicer under the MSC 2022-L8 PSA.

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Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for under the MSC 2022-L8 PSA and the BMARK 2022-B34 PSA, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the MSC 2022-L8 PSA and the BMARK 2022-B34 PSA). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this sub-heading regarding LNR Partners has been provided by LNR Partners.

The BANK 2022-BNK40 Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is the Non-Serviced Special Servicer with respect to each of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan under the BANK 2022-BNK40 PSA (collectively, the “BANK 2022-BNK40 Mortgage Loan”). CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
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●	commercial mortgage and commercial real estate brokerage services;
●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly- owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties securing the BANK 2022-BNK40 Mortgage Loans for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2019, CWCAM acted as special servicer with respect to 182 domestic CMBS pools containing approximately 6,399 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $121 billion. As of December 31, 2020, CWCAM acted as special servicer with respect to 235 domestic CMBS pools containing approximately 9,292 loans secured by properties throughout the United States with a then current unpaid principal balance of 170.5 billion As of December, 31, 2021, CWCAM acted as special servicer with respect to 293 domestic CMBS pools containing approximately 10,650 loans secured by properties throughout the United States with a then current unpaid balance of $211.0 Billon. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the BANK 2022-BNK40 Mortgage Loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of December 31, 2021, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2021, within the CMBS pools described in the preceding paragraph, 122 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the BANK 2022-BNK40 Mortgage Loan for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for

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property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the BANK 2022-BNK40 securitization. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the BANK 2022-BNK40 Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving the BANK 2022-BNK40 Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the applicable servicing standard under the BANK 2022-BNK40 PSA.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts. CWCAM was the special servicer of such property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain- on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the SDNY Court ordered discovery. All fact discovery was completed in December, 2018 and expert discovery was completed on March 15, 2019. The parties submitted cross motions for summary judgment, and on March 19, 2020, the SDNY Court entered an opinion and order in which it granted summary judgment in CWCAM’s favor and held that CWCAM was entitled to the entire amount of penalty interest and that CWCAM’s determination of yield maintenance was correct. In the 127-

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page opinion, the SDNY Court found for CWCAM on every issue presented by the trustee’s petition, namely, that the funds in dispute constitute penalty interest and yield maintenance, not gain-on-sale proceeds, and that the amount of penalty interest and yield maintenance was correctly calculated. An appeal of the SDNY Court’s decision was taken on April 29, 2020. Oral argument on the appeal occurred on June 21, 2021. The parties await the decision of the appeals court.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC (“CWCI”) in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI has sought leave to file an appeal of the decision. Both requests for leave were denied by the First Department. The plaintiff has also sought leave to appeal the dismissal of the claims against CWCAM. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any controlling class certificateholder, any person with the right to appoint or remove and

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replace CWCAM as the special servicer under the BANK 2022-BNK40 PSA, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the BANK 2022-BNK40 PSA and limitations on the right of such person to replace CWCAM as the special servicer under the BANK 2022-BNK40 PSA.

Except for fees and additional special servicing compensation under the BANK 2022- BNK40 PSA applicable to the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan, neither CWCAM nor, to CWCAM’s knowledge, any affiliate of CWCAM, has any interest retained in the transaction.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding CWCAM under this sub-heading regarding CWCAM has been provided by CWCAM.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of March 31, 2022, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 263 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $254 billion. As of March 31, 2022, Pentalpha Surveillance was acting as asset representations reviewer for 106 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $103 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more

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classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, any master servicer, any special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

CREDIT RISK RETENTION

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and MSMCH is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Morgan Stanley Bank, Bank of America and Wells Fargo Bank (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $58,490,979.54, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk

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Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

MSMCH will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Wells Fargo Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $16,018,821.66 of the RR Interest, representing approximately 27.4% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank is a majority owned affiliate (within the meaning of the Credit Risk Retention Rules) of MSMCH, the Retaining Sponsor. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, $22,988,811.07 of the RR Interest, representing approximately 39.3% of the aggregate Certificate Balance of all of the outstanding RR Interest and representing at least 20% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 39.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, $19,483,346.81 of the RR Interest, representing approximately 33.3% of the aggregate Certificate Balance of all of the outstanding RR Interest and representing at least 20% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 33.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Morgan Stanley Bank) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such

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securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under this “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on- Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

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provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax- based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required

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Credit Risk Retention Percentage of such Excess Interest distributable to all certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41 will consist of the following classes: the Class A-1 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D,

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Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and a REMIC regular interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-3, Class A-3-1, Class A- 3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (ii) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B- X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The Non-Retained Certificates (other than the Class X certificates and the Exchangeable IO Certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A and Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced

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to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-H certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B- X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C- X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

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“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates, the Exchangeable Certificates and the rights of the RR Interest to receive a portion of the Excess Interest) and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in June 2022.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S.  government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The

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certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error;

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and
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(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates have not been reduced to zero, the certificate administrator is

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required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(d)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero; and

(e)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components are reduced to zero;

Third, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

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Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount

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equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class

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compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “— Exchangeable Certificates.”

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A- 1 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E

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certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each Class of the Class X-F, Class X-G and Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

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“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (7) to the table under “Summary of Certificates”	Class A-3 Certificate Pass- Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (7) to the table under “Summary of Certificates”	Class A-4 Certificate Pass- Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$130,581,000	Class A-S Certificate Pass- Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$43,064,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$43,064,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the principal balance of the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3 Class A-3-1 Class A-3-2 Class A-3-X1 Class A-3-X2	Class A-3, Class A-3-X1, Class A-3-X2 Class A-3, Class A-3-X2 Class A-3 Class A-3-X1 Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4 Class A-4-1 Class A-4-2 Class A-4-X1 Class A-4-X2	Class A-4, Class A-4-X1, Class A-4-X2 Class A-4, Class A-4-X2 Class A-4 Class A-4-X1 Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S Class A-S-1 Class A-S-2 Class A-S-X1 Class A-S-X2	Class A-S, Class A-S-X1, Class A-S-X2 Class A-S, Class A-S-X2 Class A-S Class A-S-X1 Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B Class B-1 Class B-2 Class B-X1 Class B-X2	Class B, Class B-X1, Class B-X2 Class B, Class B-X2 Class B Class B-X1 Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C Class C-1 Class C-2 Class C-X1 Class C-X2	Class C, Class C-X1, Class C-X2 Class C, Class C-X2 Class C Class C-X1 Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3, Class A- 4, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in footnote (7) to the table under “Summary of the Certificates” will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 Trust Component, Class A-4 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a

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Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

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The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a)  the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)	the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

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(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

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The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b)  interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1)  the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

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(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)          the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due”

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in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non- Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the

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amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

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Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

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Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x)	to the Non-Retained Certificates, in the following amounts:

(1)  to each class of the Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3- 2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable

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Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)  to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(3)  to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(4)  to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(5)  to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

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(6)  to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7)  to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8)  to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c)  the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9)  to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10)  to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the

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total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11)  to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12)  to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above,

(13)  to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over

(b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates, as described above, and

(14)  to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x),

and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium. All Yield Maintenance Charges and

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Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or

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otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans— Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2065. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date

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occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the

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Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “— Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to

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classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero, fourth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, and fifth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i)  the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be

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Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction

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Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Non-Retained Certificates, a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that

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substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)	a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to

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Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers
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used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, the applicable master servicer and the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

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The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be MSMCH.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to

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which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii)  that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder
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solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, Thomson Reuters Corporation and KBRA Analytics, LLC, pursuant to the terms of the PSA.

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Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;
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o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by a special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report; and

o	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

o	any notice of resignation or termination of a master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
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o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded

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Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the

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operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

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The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction

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Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the

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“Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.

Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and

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Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “— Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants

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through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest.

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Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BANK 2022-BNK41

With a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any

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Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Life Science Office Portfolio Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                 the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)              the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(iii)            an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable,

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the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                  an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)               the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)             originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)           the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)              any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                 an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                 the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)              the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)            the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)           other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)             the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to the Life Science Office Portfolio Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)           A copy of each of the following documents:

(i)           the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such

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effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)          the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)        any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)          other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)        any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)        all related environmental reports; and

(xiv)        all related environmental insurance policies;

(b)           a copy of any engineering reports or property condition reports;

(c)           other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)           for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)            a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)           a copy of the appraisal for the related Mortgaged Property(ies);

(h)           for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)            a copy of the applicable mortgage loan seller’s asset summary;

(j)            a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)           a copy of all zoning reports;

(l)            copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)           a copy of all UCC searches;

(o)           a copy of all litigation searches;

(p)           a copy of all bankruptcy searches;

(q)           a copy of any origination settlement statement;

(r)             a copy of the insurance summary report;

(s)        ̶   a copy of organizational documents of the related mortgagor and any guarantor;

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(t)             a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)           a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)           a copy of any closure letter (environmental); and

(w)            a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect.

The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code

Section 860G(a)(3), but without regard to the rule of Treasury Regulations

Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)   such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

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(x)  discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of the Life Science Office Portfolio Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Life Science Office Portfolio Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable

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mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self- storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Life Science Office Portfolio Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross- collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross- collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross- collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect

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that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross- collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b)  the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c)  75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized

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and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross- collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described

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below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Life Science Office Portfolio Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage

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Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

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The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Life Science Office Portfolio Mortgage Loan (6.8%), each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (in the case of the Life Science Office Portfolio Mortgage Loan, 42.7% with respect to Wells Fargo Bank and 57.3% with respect to Bank of America). It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all

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applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

POOLING AND SERVICING AGREEMENT

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors— Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the

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requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “— Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related

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Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination,

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(2)  the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A)  to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master

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servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount

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allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a

Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the

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trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or

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other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related

Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b)  any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion

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from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date

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made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account,

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(collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates— Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the

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Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain- on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

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(ii)      to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)        to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)        to recoup any amounts deposited in its Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses

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incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)            to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

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Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance with respect to any Serviced A/B Whole Loan is reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Fees

Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans	Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly

Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).

		Out of general collections on deposit in each applicable Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer

For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than

$20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.

		Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.

Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.
With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.
In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (other than a Serviced Mortgage Loan sold to the depositor by National Cooperative Bank, N.A.) (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (A) the Village Green East Apartments Mortgage Loan, 0.02000% per annum, and (B) the Hydrafacial and Red Oak Depot Mortgage Loan, 0.04250% per annum), (ii) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A. (and any successor REO Loan), a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.0% per annum, (iii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iv) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision (other than with respect to a Payment Accommodation), then such master servicer will be entitled to 50% of such Excess Modification Fees; provided, that no master servicer will be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the
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avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision (other than with respect to a Payment Accommodation), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each

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have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related

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modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions— Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms— Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) other than with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000; and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $2,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and

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Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, with respect to the 1600 Broadway Mortgage Loan, 0.50%) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for

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which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or, with respect to the 1600 Broadway Mortgage Loan, 0.50%) to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

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(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans and 100% of COVID Forbearance Fees related to any Payment Accommodation,

(ii)    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

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(iv)    100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision (other than with respect to a Payment Accommodation), and

(vi)    100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been

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entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the

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PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates— Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00658% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00099% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “— Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting

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Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00036% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related

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mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is

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anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)     the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its
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review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

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The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the applicable master servicer delivered in accordance with the PSA.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable special servicer to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account

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any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable special servicer. Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

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If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions— Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA

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that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. None of the master servicer, the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non- Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non- Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

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For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, and then, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, that if at any time, the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a

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second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents;

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provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines

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that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i)  have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the

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related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii)  any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a

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grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “— The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The applicable master servicer will deliver any additional information in such master servicer’s possession to the applicable special servicer requested by the special servicer relating to such Major Decision or Special Servicer Decision. The applicable master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non- Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)    grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements) (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control

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Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant timing waivers of more than 3 consecutive late deliveries of financial statements);

(ii)             consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents;

(iii)         approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)           grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases;

(v)             approve or consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(vi)          consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)             approve annual operating budgets for Mortgage Loans;

(viii)    grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

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(ix)        any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Loan holder related to a Mortgage Loan or Whole Loan if the applicable special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(x)            any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xi)         approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xii)      any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder,

(xiii)    any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)    with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt;

(xv)       to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, approve any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, or in the case of any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., any other escrow funds, reserve funds or other additional collateral with respect to such Mortgage Loan, each in accordance with the

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Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer; provided, however, that in the case of any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion; and

(xvi)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)  with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing

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Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non- binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

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(1)    extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)    provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the applicable special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the applicable master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the applicable special servicer (and the special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the

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related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans— Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)         other than with respect to residential cooperative mortgage loans secured by a residential cooperative property, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)       subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)      other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan (other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion);

(iv)       other than any request with respect to a residential cooperative property that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)       subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)      determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, nondisturbance and attornment agreement or entry into a new Ground Lease; and

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(vii)      other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the applicable special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner

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consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof with respect to such “due-on-encumbrance” clause), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on- encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any

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Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on- encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The applicable master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a

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higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan (excluding a delinquency that would have existed but for a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation), such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of

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any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2022 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such commitment to the applicable special servicer or the applicable master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

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(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than

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with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other

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than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10)   a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such

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Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer.

Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are
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applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan,

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as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable,

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and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged

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Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer,

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on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as

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special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (other than a Serviced Mortgage Loan or Serviced Whole Loan that is subject to a Payment Accommodation, for so long as the

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related borrower is complying with the terms of such Payment Accommodation) and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii)  as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s)

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(if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “— Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

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In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the applicable special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

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With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)     absent that selection, or

(2)             until a Directing Certificateholder is so selected, or

(3)     upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be RREF IV Debt AIV, LP or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-

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Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates. The Control Eligible Certificates will not include the RR Interest, and the RR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been

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identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days following written request for input on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan (and, in the case of clause (xii), a Non-Serviced Mortgage Loan), each of the following:

(i)                   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs and Payment Accommodations) of a Mortgage Loan (other than any Non- Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity

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date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decisions”;

(iii)                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                 any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)                 any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion and other than the items listed in clauses (ii), (v) and (xv) of the definition of “Master Servicer Decision”;

(vii)                   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than (A) any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision” or any such encumbrance as described under clause (xiv) of the definition of the definition of “Master Servicer Decision”, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(viii)                   other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

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(ix)                 any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                  other than in the case of any Non-Specially Serviced Loan or Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the applicable master servicer without the consent of the applicable special servicer under the PSA;

(xi)                 any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)                 subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiii)                agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)                  other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)                  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property, as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness— Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

provided that with respect to any Non-Specially Serviced Loan or any Non-Serviced Mortgage Loan, if the applicable special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the applicable master servicer, in which case, the applicable master servicer will process

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such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the applicable special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. The applicable master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the

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same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into by June 30, 2022, (ii) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (iii) requires full repayment of deferred payments, reserves and escrows by the date that is 12 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request.

Any fees or other charges charged by the applicable special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (“COVID Forbearance Fees”) (excluding

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attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees, as described in the preceding sentence, will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions

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recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class.

Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing

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Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, applicable master servicer, applicable special servicer and operating advisor. During such time, no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision, Special Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case

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may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i)  will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such

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consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)    may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the

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following, and generally will not involve an assessment of specific actions of any special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)     promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

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Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan, (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

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(iii)    if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 in the prior calendar year and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties

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under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the applicable special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

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Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

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The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii)  investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating

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advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class F, Class V and Class R certificates, then all of the rights and obligations of the operating

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advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties— The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage

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Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten

(10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 117 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to December 31, 2021, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2021, was approximately 54.13%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 7.47%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, was approximately 50.00% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 5.51%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 17.8% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the

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overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within

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150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

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In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

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No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the

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parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “— Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv)  has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective

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affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset

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Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the RR Interest;

(c)          does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)          may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)          will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each

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Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative

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Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the

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operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii)(a) has a then current ranking by DBRS Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable (if ranked by DBRS Morningstar), or (b) if not ranked by DBRS Morningstar, is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by DBRS Morningstar within the 12 month period prior to the date of determination and that DBRS Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates publicly citing servicing concerns with the special servicer, as applicable, as the sole or material factor in such rating action.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice

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of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the

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time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a

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“U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days;

(g)  (i) such master servicer or such special servicer, as applicable, has failed to maintain a ranking by DBRS Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if such master servicer or such special servicer, as applicable, has or had a DBRS Morningstar ranking on or after the Closing Date) or (ii) if such master servicer or such special servicer, as applicable, has not been ranked by DBRS Morningstar on or after the Closing Date, and DBRS Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities or placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS Morningstar within 60 days of such event); or

(h)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be

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unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool— The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder

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of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint,

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or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager,

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director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related

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Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate

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administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements— Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal

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prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “— The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the applicable master servicer or applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the

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issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or

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dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii)  any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be

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appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii)  if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

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The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable

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customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Constitution Center Pari Passu A/B Whole Loan”, “—The 601 Lexington Avenue Pari Passu-A/B Whole Loan”, “—The Journal Squared Tower 2 Pari Passu-A/B Whole Loan” and “—The ILPT Logistics Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2022-BNK41 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
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●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non- Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non- Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non- Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related
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Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non- Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2022-BNK41 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
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●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non- Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Constitution Center and ExchangeRight Net Leased Portfolio #54 Mortgage Loans

Each of the Constitution Center Mortgage Loan and the ExchangeRight Net Leased Portfolio #54 Mortgage Loan is serviced under the MSC 2022-L8 PSA. The servicing terms of the MSC 2022-L8 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including as set forth above under “—General” and the following:

●      The related Non-Serviced Master Servicer earns a servicing fee with respect to each of the Constitution Center and ExchangeRight Net Leased Portfolio #54 Mortgage Loans that is to be calculated at 0.00250% per annum.

●      Upon the related Whole Loan becoming a specially serviced loan under the MSC 2022-L8 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum. Such special servicing fee is subject to a floor of $3,500.

●      In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.5% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. Such workout fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●      The related Non-Serviced Special Servicer will be entitled to a liquidation fee of 0.5% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such liquidation fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

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●     The related Non-Serviced Directing Certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer under the MSC 2022-L8 PSA without cause if LNR Securities Holdings, LLC or its affiliate (including STWD Liquid Holdings LLC) owns less than 15% of the certificate balance of the then controlling class of certificates.

Prospective investors are encouraged to review the full provisions of the MSC 2022-L8 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in this prospectus.

Servicing of the Life Science Office Portfolio Mortgage Loan, the UCI Research Park Phases 12 & 13 Mortgage Loan and the Silver Sands Premium Outlets Mortgage Loan

Each of the Life Science Office Portfolio Mortgage Loan, the UCI Research Park Phases 12 & 13 Mortgage Loan and the Silver Sands Premium Outlets Mortgage Loan is serviced pursuant to the BANK 2022-BNK40 PSA. The servicing terms of the BANK 2022-BNK40 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the Life Science Office Portfolio Mortgage Loan, the UCI Research Park Phases 12 & 13 Mortgage Loan and the Silver Sands Premium Outlets Mortgage Loan that is to be calculated at 0.00500% per annum.
●	Upon any of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan becoming a specially serviced loan under the BANK 2022-BNK40 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25000% per annum. The special servicing fee is not subject to any cap or minimum fee.
●	In connection with a workout of any of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% (or, with respect to the UCI Research Park Phases 12 & 13 Whole Loan, 0.50%) of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan (subject to a minimum workout fee of $25,000).
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% (or, with respect to the UCI Research Park Phases 12 & 13 Whole Loan, 0.50%) of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property (subject to a minimum liquidation fee of $25,000).

Prospective investors are encouraged to review the full provisions of the BANK 2022- BNK40 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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Servicing of the 601 Lexington Avenue Mortgage Loan

The 601 Lexington Avenue Mortgage Loan is serviced pursuant to the BXP 2021-601L TSA. The servicing terms of the BXP 2021-601L TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The 601 Lexington Avenue Servicer will earn a servicing fee with respect to the 601 Lexington Avenue Mortgage Loan that is to be calculated at 0.005% per annum.

●	Upon the 601 Lexington Avenue Whole Loan becoming a specially serviced loan under the BXP 2021-601L TSA, the 601 Lexington Avenue Special Servicer will earn a special servicing fee payable monthly with respect to the 601 Lexington Avenue Mortgage Loan accruing at a rate equal to 0.15% per annum, until such time as the 601 Lexington Avenue Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The 601 Lexington Avenue Special Servicer is entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 601 Lexington Avenue Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The 601 Lexington Avenue Special Servicer is entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the 601 Lexington Avenue Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The BXP 2021-601L TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to BXP 2021-601L TSA.

●	The BXP 2021-601L TSA does not require the 601 Lexington Avenue Servicer to make the equivalent of compensating interest payments in respect of the 601 Lexington Avenue Whole Loan.

●	The BXP 2021-601L TSA does not provide for any operating advisor or similar entity.

●	While the BXP 2021-601L TSA does provide for a Non-Serviced Directing Certificateholder that has consent and consultation rights with respect to the 601 Lexington Avenue Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA, no such Non-Serviced Directing Certificateholder has been appointed as of the date hereof.

Prospective investors are encouraged to review the full provisions of the BXP 2021-601L TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan” in this prospectus.

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Servicing of the Shearer’s Industrial Portfolio Mortgage Loan

The Shearer’s Industrial Portfolio Mortgage Loan will be serviced pursuant to the BMARK 2022-B34 PSA, until the securitization of the related note A-1-1 Companion Loan. The servicing terms of the BMARK 2022-B34 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Shearer’s Industrial Portfolio Servicer will earn a servicing fee with respect to the Shearer’s Industrial Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Shearer’s Industrial Portfolio Whole Loan becoming a specially serviced loan under the BMARK 2022-B34 PSA, the Shearer’s Industrial Portfolio Special Servicer will earn a special servicing fee payable monthly with respect to the Shearer’s Industrial Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Journal Shearer’s Industrial Portfolio Whole Loan is no longer specially serviced. The special servicing fee is subject to a minimum monthly fee of $3,500.

●	The Shearer’s Industrial Portfolio Special Servicer is entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Shearer’s Industrial Portfolio Whole Loan, which is subject to a maximum fee cap of $1,000,000 and a minimum fee floor of $25,000.

•	The Shearer’s Industrial Portfolio Special Servicer is entitled to a liquidation fee equal to the lesser of (i) 1.0% of net liquidation proceeds received in connection with the liquidation of the Shearer’s Industrial Portfolio Whole Loan or the related Mortgaged Property (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to$ 25,000) and (ii) $1,000,000;

Prospective investors are encouraged to review the full provisions of BMARK 2022-B34 PSA, which is available by requesting a copy from the underwriters.

See also “—Servicing of the Servicing Shift Mortgage Loans and the Shearer’s Industrial Portfolio Whole Loan”.

Servicing of the Journal Squared Tower 2 Mortgage Loan

The Journal Squared Tower 2 Mortgage Loan is serviced pursuant to the WFCM 2022-JS2 TSA. The servicing terms of the WFCM 2022-JS2 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Journal Squared Tower 2 Servicer will earn a servicing fee with respect to the Journal Squared Tower 2 Mortgage Loan that is to be calculated at 0.0075% per annum.

●	Upon the Journal Squared Tower 2 Whole Loan becoming a specially serviced loan under the WFCM 2022-JS2 TSA, the Journal Squared Tower 2 Special Servicer will
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earn a special servicing fee payable monthly with respect to the Journal Squared Tower 2 Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Journal Squared Tower 2 Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Journal Squared Tower 2 Special Servicer is entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Journal Squared Tower 2 Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Journal Squared Tower 2 Special Servicer is entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Journal Squared Tower 2 Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The WFCM 2022-JS2 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the WFCM 2022-JS2 TSA.

●	The WFCM 2022-JS2 TSA does not require the Journal Squared Tower 2 Servicer to make the equivalent of compensating interest payments in respect of the Journal Squared Tower 2 Whole Loan.

•	The operating advisor appointed under the WFCM 2022-JS2 TSA will be entitled to consult with the WFCM 2022-JS2 Special Servicer under different circumstances than those under which the BANK 2022-BNK41 operating advisor is entitled to consult with the BANK 2022-BNK41 special servicer. In particular, the WFCM 2022-JS2 operating advisor will be required to consult on major decisions and asset status reports when the principal balance of the “eligible horizontal residual interest” (as defined under Credit Risk Retention Rules) issued by the WFCM 2022-JS2 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts). In addition, the WFCM 2022-JS2 operating advisor will at any time be entitled to recommend the termination of the WFCM 2022-JS2 Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such WFCM 2022-JS2 Special Servicer is not performing its duties as required under the WFCM 2022-JS2 TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the WFCM 2022-JS2 Special Servicer would be in the best interest of the certificateholders with respect to the WFCM2 022-JS2 securitization as a collective whole. Such recommendation would then be subject to confirmation by the WFCM 2022-JS2 securitization certificateholders pursuant to a certificateholder vote.

Prospective investors are encouraged to review the full provisions of the WFCM 2022- JS2 TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Journal Squared Tower 2 Pari Passu-A/B Whole Loan” in this prospectus.

Servicing of the ILPT Logistics Portfolio Mortgage Loan

The ILPT Logistics Portfolio Mortgage Loan is serviced under the ILPT 2022-LPFX TSA. The servicing terms of the ILPT 2022-LPFX TSA are substantially similar to the servicing

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terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the ILPT Logistics Portfolio Mortgage Loan that is to be calculated at 0.01375% per annum.

●	Upon the ILPT Logistics Portfolio Whole Loan becoming a specially serviced loan under related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the ILPT Logistics Portfolio Whole Loan accruing at a rate equal to 0.15% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the ILPT Logistics Portfolio Whole Loan. The workout fee is subject to a cap of $1,000,000.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the ILPT Logistics Portfolio Whole Loan or the ILPT Logistics Portfolio Mortgaged Property. The liquidation fee is subject to a cap of $1,000,000.

●	The operating advisor under the ILPT 2022-LPFX TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor is entitled to consult with the special servicer under the PSA. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the ILPT 2022-LPFX securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the ILPT 2022-LPFX securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the ILPT 2022-LPFX TSA will at any time be entitled to recommend the termination of the ILPT 2022-LPFX special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the ILPT 2022-LPFX TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the ILPT 2022- LPFX certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the ILPT 2022-LPFX certificateholders pursuant to a certificateholder vote.

●	The ILPT Logistics Portfolio TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the ILPT Logistics Portfolio TSA.
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Prospective investors are encouraged to review the full provisions of ILPT 2022-LPFX TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The ILPT Logistics Portfolio Pari Passu-A/B Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans and the Shearer’s Industrial Portfolio Whole Loan

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift
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Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Similarly, the Shearer’s Industrial Portfolio Whole Loan will be serviced pursuant to the BMARK 2022-B34 PSA until the securitization of the related promissory note A-1-1, from and after which such Whole Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of and parties to such future pooling and servicing agreement are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Shearer’s Industrial Portfolio Whole Loan Will Shift to Other Servicers.” The statements above with respect to a Servicing Shift Mortgage Loan and the related Non-Serviced PSA following the related Servicing Shift Securitization Date apply equally to the Shearer’s Industrial Portfolio Mortgage Loan and the related future PSA following the securitization of the related promissory note A-1-1.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of

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the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer, as applicable, (a) has a then current ranking by DBRS Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable (if ranked by DBRS Morningstar) (b) if not ranked by DBRS Morningstar, is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by DBRS Morningstar within the 12 month period prior to the date of determination and that DBRS Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates publicly citing servicing concerns with such master servicer or special servicer, as applicable, as the sole or material factor in such rating action, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and DBRS, Inc. (“DBRS Morningstar”).

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Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the

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servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

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“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then- outstanding Non-Retained Certificates (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Non- Retained Certificates and (C) each applicable master servicer consents to the exchange) or

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(3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2)  the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non- Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after May 2032 and the 1600 Broadway Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the then-aggregate principal balance of the pool of Mortgage Loans and from the Initial Pool Balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option,

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both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions— Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

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(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5

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Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master

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servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) and, if rated by DBRS Morningstar, “A” by DBRS Morningstar, (b) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating (LT) is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) and, if rated by DBRS Morningstar, “BBB(high)” by DBRS Morningstar, except that with respect to the DBRS Morningstar rating, in the case of Computershare Trust Company, National Association, it will not become ineligible as long as it maintains a long-term senior unsecured debt rating or an issuer credit rating of “BBB” by any NRSRO, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate

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administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii)  the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged

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real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

District of Columbia. Commercial mortgage loans in the District of Columbia are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in the District of Columbia may be accomplished by a non-judicial trustee’s sale under a specific “power of sale” provision in the deed of trust or by judicial foreclosure. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, a so-called statutory notice of foreclosure is filed with the D.C. Recorder of Deeds and mailed, by certified mail and regular mail, to all owners and lienholders of record. Conduct of the foreclosure cannot occur sooner than thirty days after recording this notice. By common practice, the foreclosure sale is advertised five times in a newspaper in general circulation in the District of Columbia every other day except weekends and holidays. By judicial decision, a foreclosing trustee under a deed of trust who is related to the noteholder may have the burden of showing that the foreclosure procedures followed were fair. An independent trustee for foreclosure purposes would not have that burden. The foreclosure auction is commonly conducted by a professional auctioneer, with the trustee in attendance. There is no right of redemption after the foreclosure sale. There is not statutory audit procedure after the foreclosure. On recourse loans, a deficiency judgment may be sought after a foreclosure. The D.C. Code affords lien priority to certain taxes and water/sewer charges over earlier-recorded deeds of trust. Under D.C. law, in order to enforce an assignment of rents, a mortgagee is required to (i) take actual possession of the mortgaged property, (ii) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (iii) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted)

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against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property

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is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “— Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower

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defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1)  the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period,

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the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums

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due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.

Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates,

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including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

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Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such

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accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as

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debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

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If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses

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in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is

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likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the

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Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

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Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise.

Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

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Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by

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Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S.  Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the

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certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller, a sponsor, the retaining sponsor and the anticipated initial risk retention consultation party, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non- Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the RR Interest is also a master servicer under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the general master servicer under the BANK 2022-BNK40 PSA, pursuant to which each of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan is serviced, the servicer under the BXP 2021-601L TSA, pursuant to which the 601 Lexington Avenue Whole Loan is serviced, the servicer under the WFCM 2022-JS2 TSA, pursuant to which the Journal Squared Tower 2 Whole Loan is serviced, and the current holder of one or more Companion Loans related to the Dallas Design District Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters and the holder of one or more of the Companion Loans relating to the Norfolk Premium Outlets Whole Loan.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative

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Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the BANK 2022- BNK40 PSA, pursuant to which the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan are serviced; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to any of the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan or the Silver Sands Premium Outlets Whole Loan.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Computershare, the certificate administrator and custodian, is also the certificate administrator under the MSC 2022-L8 PSA, pursuant to which the Constitution Center Whole Loan and the ExchangeRight Net Leased Portfolio #54 Whole Loan is serviced, the BANK 2022-BNK40 PSA, pursuant to which the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan is serviced, the BXP 2021-601L TSA, pursuant to which the 601 Lexington Avenue Whole Loan is serviced, the BMARK 2022-B34 PSA, pursuant to which the Shearer’s Industrial Portfolio Whole Loan is serviced (until the securitization of the related note A-1-1 Companion Loan), the WFCM 2022-JS2 TSA, pursuant to which the Journal Squared Tower 2 Whole Loan is serviced and the ILPT 2022-LPFX TSA, pursuant to which the ILPT Logistics Portfolio Whole Loan is serviced.

Computershare (as agent to Wells Fargo Bank) is the interim custodian of the loan files for all of the mortgage loans that Bank of America and MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

WTNA, the trustee, is also the trustee under (i) the MSC 2022-L8 PSA, pursuant to which the Constitution Center Whole Loan and the ExchangeRight Net Leased Portfolio #54 Whole Loan are serviced, (ii) the BANK 2022-BNK40 PSA, pursuant to which the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan are serviced, (iii) the BXP 2021-601L TSA, pursuant to which the 601 Lexington Avenue Whole Loan is serviced, (iv) the BMARK 2022- B34 PSA, pursuant to which the Shearer’s Industrial Portfolio Whole Loan is serviced (until the securitization of the related note A-1-1 Companion Loan), (v) the WFCM 2022-JS2 TSA, pursuant to which the Journal Squared Tower 2 Whole Loan is serviced, and (vi) the ILPT 2022-LPFX TSA, pursuant to which the ILPT Logistics Portfolio Whole Loan is serviced.

Rialto Capital Advisors, LLC, the expected general special servicer for this transaction, is an affiliate of (i) RREF IV Debt AIV, LP, which (a) is expected to purchase the Class G and

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Class H certificates, (b) may purchase the Class X-G and the Class X-H certificates, (c) is expected to receive the Class V certificates, and (d) is expected to be appointed as the initial Directing Certificateholder; (ii) Rialto Real Estate Fund IV-Debt, LP, the entity that may purchase the Class X-F and Class F certificates; and (iii) Situs Holdings, LLC, the special servicer under (a) the BXP 2021-601L TSA, pursuant to which the 601 Lexington Avenue Whole Loan is serviced, (b) the WFCM 2022-JS2 TSA, pursuant to which the Journal Squared Tower 2 Whole Loan is serviced, and (c) the ILPT 2022-LPFX TSA, pursuant to which the ILPT Logistics Portfolio Whole Loan is serviced.

Pentalpha Surveillance, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the BANK 2022-BNK40 PSA, pursuant to which the Life Science Office Portfolio Whole Loan, the UCI Research Park Phases 12 & 13 Whole Loan and the Silver Sands Premium Outlets Whole Loan are serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield

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Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be,

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may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors— Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among

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the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	Class A-S and Class B Trust Components
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary

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prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	Class A-S and Class B Trust Components
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the

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following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-3, Class A-4, Class A-S, Class B and Class C certificates apply equally to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
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●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in June 2022; and

●	the Offered Certificates are settled with investors on May 5, 2022.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of

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the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	87%	87%	87%	87%	87%
May 2024	73%	73%	73%	73%	73%
May 2025	50%	50%	50%	50%	50%
May 2026	26%	26%	26%	26%	26%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.94	2.94	2.94	2.94	2.94

Percent of the Initial Certificate Balance

of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	80%	80%	80%	80%	80%
May 2029	58%	58%	58%	58%	58%
May 2030	36%	36%	36%	36%	36%
May 2031	13%	13%	13%	13%	13%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.43	7.43	7.43	7.43	7.43

Percent of the Maximum Initial Certificate Balance ($340,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs

Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031	100%	100%	100%	100%	100%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.78	9.70	9.62	9.52	9.29
(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
634

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-3 Certificates

at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
May 2023	NAP	NAP	NAP	NAP	NAP
May 2024	NAP	NAP	NAP	NAP	NAP
May 2025	NAP	NAP	NAP	NAP	NAP
May 2026	NAP	NAP	NAP	NAP	NAP
May 2027	NAP	NAP	NAP	NAP	NAP
May 2028	NAP	NAP	NAP	NAP	NAP
May 2029	NAP	NAP	NAP	NAP	NAP
May 2030	NAP	NAP	NAP	NAP	NAP
May 2031	NAP	NAP	NAP	NAP	NAP
May 2032 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP
(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($745,830,000)(1)
of the Class A-4 Certificates

at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031	100%	100%	100%	100%	100%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.82	9.79	9.74	9.68	9.40

(1)      The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

635

Percent of the Minimum Initial Certificate Balance ($405,830,000)(1)
of the Class A-4 Certificates

at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031	100%	100%	100%	100%	100%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.86	9.85	9.81	9.48

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance

of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031	100%	100%	100%	100%	100%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.91	9.88	9.86	9.59
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Percent of the Initial Certificate Balance

of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031	100%	100%	100%	100%	100%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.91	9.61

Percent of the Initial Certificate Balance

of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029	100%	100%	100%	100%	100%
May 2030	100%	100%	100%	100%	100%
May 2031	100%	100%	100%	100%	100%
May 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.66

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from May 1, 2022 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on

637

any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

639

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

640

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

641

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1, Class A-S- X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components”) and the regular interest portion of the RR Interest (the entitlement of the RR Interest to Excess Interest will be held through the Grantor Trust) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess

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Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the RR Interest and the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for

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investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i)  one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

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If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations

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secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 29 Mortgaged Properties (16.0%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the

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anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years

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(that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class Certificates issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii)  the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence

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may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under

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the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the

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holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses

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will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain

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banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest or an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the

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benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be

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required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted

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in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

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Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the RR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii)  Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND

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CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-SB	Class A-3	Class A-3-1
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$

Underwriter	Class A-3-2	Class A-3-X1	Class A-3-X2	Class A-4
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$
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Underwriter	Class A-4-1	Class A-4-2	Class A-4-X1	Class A-4-X2
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$

Underwriter	Class X-A	Class X-B	Class A-S	Class A-S-1
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$

Underwriter	Class A-S-2	Class A-S-X1	Class A-S-X2	Class B
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$

Underwriter	Class B-1	Class B-2	Class B-X1	Class B-X2
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$

Underwriter	Class C	Class C-1	Class C-2	Class C-X1
Morgan Stanley & Co. LLC	$	$	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$	$	$	$

Underwriter	Class C-X2
Morgan Stanley & Co. LLC	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.
Drexel Hamilton, LLC
Total	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have

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agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2022, before deducting expenses payable by the depositor (estimated at approximately $ , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally (including, without limitation, the application of rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates). See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates— Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of the Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor, a mortgage loan seller and the initial Risk Retention Consultation Party of this securitization, and Morgan Stanley

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Bank, which is an originator and the holder of a portion of the RR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the RR Interest. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the RR Interest and is also the master servicer. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering and affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;

(2)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the Life Science Office Portfolio Mortgage Loan, the portion thereof allocable to Bank of America); and

(3)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or with respect to the Life Science Office Portfolio Mortgage Loan, the portion thereof allocable to Wells Fargo Bank).

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors— Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities,

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Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a)  it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

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The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333- 259741) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

FINANCIAL INFORMATION

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of

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ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

With respect to the Constitution Center Mortgage Loan (9.4%), the New York Common Retirement Fund, (“NYCRF”), which is a governmental plan, is a 50% owner of the related borrower. Persons who have an ongoing relationship with the NYCRF should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold any Certificates.

Prospective investors should note that the National Electrical Benefit Fund, which is a ERISA plan, owns an indirect 50% equity interest in the borrower with respect to the Journal Squared Tower 2 Mortgage Loan (2.0%). Persons who have an ongoing relationship with the National Electrical Benefit Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Prospective investors should note California Public Employees’ Retirement System (“CalPERS”), which is a governmental pension plan, owns a 99.5% indirect interest in the borrower under each of the 7510-7610 Mason King Data Center Mortgage Loan (1.1%) and the 45360 Severn Way Data Center Mortgage Loan (1.0%). Persons who have an ongoing relationship with CalPERs should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is

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applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and BofA Securities, Inc. and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the

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four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the

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trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

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Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

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The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates,

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although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in April 2065. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a)  the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in

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this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

673

INDEX OF DEFINED TERMS

@%(#)	199
1600 Broadway ROFR Property	238
17g-5 Information Provider	444
1986 Act	646
1996 Act	619
2115 Wisconsin Avenue Landlord’s ROFO Purchase Offer	239
2115 Wisconsin Avenue Master Tenant	221
2115 Wisconsin Avenue Third Party Offer	239
30/360 Basis	487
401(c) Regulations	669
601 Lexington Avenue Companion Loans	295
601 Lexington Avenue Condominium	224
601 Lexington Avenue Directing Certificateholder	298, 300
601 Lexington Avenue Intercreditor Agreement.	295
601 Lexington Avenue Mortgage Loan	295
601 Lexington Avenue Noteholders	295
601 Lexington Avenue Pari Passu Companion Loans	295
601 Lexington Avenue Risk Retention Consultation Parties	299, 300
601 Lexington Avenue Senior Notes	295
601 Lexington Avenue Servicer	296
601 Lexington Avenue Special Servicer	296
601 Lexington Avenue Subordinate Companion Loans	295
601 Lexington Avenue Trustee	296
601 Lexington Avenue Whole Loan	295
AB Modified Loan	501
Accelerated Mezzanine Loan Lender	436
Acceptable Insurance Default	505
Acting General Counsel’s Letter	178
Actual/360 Basis	252
Actual/360 Loans	473
ADA	622
Additional Exclusions	505
Administrative Fee Rate	410
ADR	191

Advances	468
Affirmative Asset Review Vote	557
Aggregate Available Funds	404
Aggregate Excess Prepayment Interest Shortfall	429
Aggregate Gain-on-Sale Entitlement Amount	405
Aggregate Principal Distribution Amount	415
Allocated Appraisal Reduction Amount	497
Allocated Collateral Deficiency Amount	501
Allocated Cumulative Appraisal Reduction Amount	498
Amazon	239
Annual Debt Service	191
Anticipated Repayment Date	252
Appraisal Institute	332
Appraisal Reduction Amount	496
Appraisal Reduction Event	495
Appraised Value	192
Appraised-Out Class	502
Approved Exchange	23
ARD Loan	252
Assessment of Compliance	596
Asset Representations Reviewer Asset Review Fee	494
Asset Representations Reviewer Fee	494
Asset Representations Reviewer Fee Rate	494
Asset Representations Reviewer Termination Event	562
Asset Representations Reviewer Upfront Fee	494
Asset Review	559
Asset Review Notice	558
Asset Review Quorum	558
Asset Review Report	560
Asset Review Report Summary	560
Asset Review Standard	559
Asset Review Trigger	556
Asset Review Vote Election	557
Asset Status Report	523
Assumed Final Distribution Date	427
Assumed Scheduled Payment	417
ASTM	225
Attestation Report	596

674

Available Funds	405
Balloon Balance	193
Balloon or ARD LTV Ratio	197
Balloon or ARD Payment	198
BAMLCM	328
BANA Qualification Criteria	324
BANK 2022-BNK40 Mortgage Loan	391
BANK 2022-BNK40 PSA	273
Bank of America	313
Bank of America Data File	322
Bank of America Guidelines	315
Bank of America Securitization Database	322
Bankruptcy Code	611
Base Interest Fraction	426
Beds	205
BMARK 2022-B34 PSA	273
Borrower Party	436
Borrower Party Affiliate	436
BPLP	236
Breach Notice	455
BXP 2021-601L TSA	273
C(WUMP)O	22
CalPERS	665
CARES Act	187
Cash Flow Analysis	193
CDTC	368
CERCLA	619
Certificate Administrator/Trustee Fee	493
Certificate Administrator/Trustee Fee Rate	493
Certificate Balance	401
Certificate Owners	446
Certificateholder	437
Certificateholder Quorum	566
Certificateholder Repurchase Request	578
Certifying Certificateholder	449
Class A Certificates	400
Class A-3 Exchangeable Certificates	401, 413
Class A-4 Exchangeable Certificates	401, 413
Class A-S Exchangeable Certificates	401, 413
Class A-SB Planned Principal Balance	417
Class B Exchangeable Certificates	401, 413
Class C Exchangeable Certificates	401, 413
Class Percentage Interest	412
Class X Certificates	401
Clearstream	445
Clearstream Participants	447
Closing Date	190, 313
CMBS	183
Code	181
Collateral Deficiency Amount	501
Collection Account	472
Collection Period	405
Communication Request	449
Companion Distribution Account	472
Companion Holder	273
Companion Holders	273
Companion Loans	188
Compensating Interest Payment	428
Computershare	179, 368
Computershare Limited	367
Computershare Trust Company	367
Constant Prepayment Rate	631
Constitution Center Control Appraisal Event	292
Constitution Center Controlling Holder	292
Constitution Center Major Decisions	290
Constitution Center Master Servicer	286
Constitution Center Mortgage Loan	285
Constitution Center Note A	285
Constitution Center Note B	285
Constitution Center Note B-1	285
Constitution Center Pari Passu Companion Loans	285
Constitution Center Special Servicer	286
Constitution Center Subordinate Companion Loans	285
Constitution Center Supplemental Appraisal	293
Constitution Center Threshold Event Collateral	292
Constitution Center Triggering Event of Default	290
Constitution Center Trustee	286
Constitution Center Whole Loan	285
Consultation Termination Event	542
Control Appraisal Period	273
Control Eligible Certificates	534
Control Note	273
Control Termination Event	542
Controlling Class	534
Controlling Class Certificateholder	534
Controlling Holder	273
Corrected Loan	523

675

Corresponding Trust Components	412
COVID Forbearance Fees	539
COVID-19	71
CPP	631
CPR	631
CPY	631
CRE Loans	338, 352
CREC	226
Credit Risk Retention Rules	396
CREFC®	433
CREFC® Intellectual Property Royalty License Fee	495
CREFC® Intellectual Property Royalty License Fee Rate	495
CREFC® Reports	433
Cross-Collateralized Mortgage Loan Repurchase Criteria	458
Cross-Over Date	409
CTS	368
Cumulative Appraisal Reduction Amount	501, 502
Cure/Contest Period	560
Custodian	368
Cut-off Date	188
Cut-off Date Balance	195
Cut-off Date Loan-to-Value Ratio	195
Cut-off Date LTV Ratio	195
CWCAM	391
CWCI	394
D(#)	199
D/@%(#)	200
DBRS Morningstar	594
DCSCP	228
Debt Service Coverage Ratio	196
Debt-Like Preferred Equity	272
Defaulted Loan	529
Defeasance Deposit	257
Defeasance Loans	257
Defeasance Lock-Out Period	257
Defeasance Option	257
Definitive Certificate	445
Delegated Directive	19
Delinquent Loan	557
Demand Entities	327, 354
Depositories	446
Determination Date	403
Diligence File	452
Directing Certificateholder	533
Disclosable Special Servicer Fees	492
Discount Rate	426
Dispute Resolution Consultation	580
Dispute Resolution Cut-off Date	580
Disputed Proceeds	393

Distribution Accounts	473
Distribution Date	403
Distribution Date Statement	433
Dodd-Frank Act	186
DOL	666
DorYM(#)	200
DorYM@%(#)	200
DSCR	196
DST	221
DTC	445
DTC Participants	446
DTC Rules	447
Due Date	251, 405
EDGAR	664
EEA	19
Effective Gross Income	194
Eligible Asset Representations Reviewer	561
Eligible Operating Advisor	551
Enforcing Party	578
Enforcing Servicer	578
ESA	225
EU	156
EU Institutional Investor	157
EU Investor Requirements	157
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	156, 157
EU SR Rules	157
Euroclear	445
Euroclear Operator	448
Euroclear Participants	447
EUWA	20, 157
Excess Interest	252, 403
Excess Interest Distribution Account	473
Excess Modification Fee Amount	488
Excess Modification Fees	486
Excess Prepayment Interest Shortfall	429
Exchange Act	312, 661
Exchangeable Certificates	401
Exchangeable IO Certificates	401
Exchangeable IO Trust Component	411
Exchangeable P&I Trust Component	411
Exchangeable Trust Components	643
Excluded Controlling Class Holder	435
Excluded Controlling Class Loan	436
Excluded Information	436
Excluded Loan	436

676

Excluded Plan	668
Excluded Special Servicer	567
Excluded Special Servicer Loan	567
Exemption	666
Exemption Rating Agency	667
FATCA	655
FDEP	228
FDIA	177
FDIC	177
Federal Court	393
FIEL	24
Final Asset Status Report	547
Final Dispute Resolution Election Notice	581
Financial Promotion Order	21
FINRA	663
FIRREA	178
Fitch	594
FLDOT	232
FPO Persons	21
FSMA	20, 157
Funds	379
GAAP	18
Gain-on-Sale Remittance Amount	405
Gain-on-Sale Reserve Account	473
Gardner PILOT Base Lease	250
Gardner PILOT Borrower	250
Gardner PILOT Lease	250
Gardner PILOT Lessor	250
Gardner PILOT Property	250
Garn Act	621
General Master Servicer	370
GLA	197
Government Securities	254
Grantor Trust	403, 644
HSTP Act	90
IDOT	126
ILPT 2022-LPFX TSA	273
ILPT Logistics Portfolio A Notes	307
ILPT Logistics Portfolio Co-Lender Agreement	307
ILPT Logistics Portfolio Controlling Noteholder	310
ILPT Logistics Portfolio Major Decision	311
ILPT Logistics Portfolio Non- Controlling Noteholder	311
ILPT Logistics Portfolio Non-Lead Note”)	311
ILPT Logistics Portfolio Non-Lead Noteholder	311
ILPT Logistics Portfolio Subordinate Companion Loans	307

ILPT Logistics Portfolio Triggering Event of Default	310
Indirect Participants	446
Initial Pool Balance	188
Initial Rate	252
Initial Requesting Certificateholder	578
Initial Subordinate Companion Loan Holder	534
In-Place Cash Management	197
Institutional Investor	23
Insurance and Condemnation Proceeds	472
Intercreditor Agreement	273
Interest Accrual Amount	415
Interest Accrual Period	415
Interest Distribution Amount	415
Interest Reserve Account	473
Interest Shortfall	415
Interested Person	531
Investor Certification	437
IRS	181
Japanese Affected Investors	159
Japanese Retention Requirement	159
JFSA	24, 159
Journal Squared Tower 2 Companion Loans	301
Journal Squared Tower 2 Directing Certificateholder	305
Journal Squared Tower 2 Intercreditor Agreement	302
Journal Squared Tower 2 Mortgage Loan	301
Journal Squared Tower 2 Noteholders	302
Journal Squared Tower 2 Pari Passu Companion Loans	301
Journal Squared Tower 2 Senior Notes	301
Journal Squared Tower 2 Servicer	302
Journal Squared Tower 2 Special Servicer	302
Journal Squared Tower 2 Subordinate Companion Loan	301
Journal Squared Tower 2 Trustee	303
Journal Squared Tower 2 Whole Loan	302
JRR Rule	159
L(#)	199
Lennar	379
Liquidation Fee	489
Liquidation Fee Rate	489
Liquidation Proceeds	472
LNR Partners	387

677

Loan Per Unit	197
Loan-Specific Directing Certificateholder	533
Local Law 97	138
Lock-out Period	254
Loss of Value Payment	459
Lower-Tier Regular Interests	643
Lower-Tier REMIC	403, 643
LSRP	226
LTV Ratio	195
LTV Ratio at Maturity / ARD	197
LTV Ratio at Maturity or Anticipated Repayment Date	197
LTV Ratio at Maturity or ARD	197
LURA	214
MAI.	460
Major Decision	510, 535
Mars ROFR	238
MAS	23
Master Servicer Decision	508
Material Defect	455
Maturity Date Balloon or ARD Payment	198
MCR	162
MIFID II	19
MLPA	450
Modification Fees	486
Moody’s	371
Morgan Stanley Bank	342
Morgan Stanley Group	342
Morgan Stanley Origination Entity	344
Mortgage	189
Mortgage File	450
Mortgage Loans	188
Mortgage Note	189
Mortgage Pool	188
Mortgage Rate	411
Mortgaged Property	189
MSC 2022-L8 PSA	274
MSMCH	342
MSMCH Data File	351
MSMCH Mortgage Loans	342
MSMCH Qualification Criteria	352
MSMCH Securitization Database	350
NADC	228
NAM	228
National Cooperative Bank, N.A. Data Tape	363
National Cooperative Bank, N.A. Deal Team	362
National Cooperative Bank, N.A. Mortgage Loans	357
Net Mortgage Rate	410

Net Operating Income	198
New Complaint	394
NFA	663
NFIP	115
NI 33-105	25
NJDEP	226
NOI Date	198
Non-Control Note	274
Non-Controlling Holder	274
Nonrecoverable Advance	469
Non-Retained Certificates	401
Non-Retained Percentage	399
Non-Serviced Certificate Administrator	274
Non-Serviced Companion Loan	56, 274
Non-Serviced Companion Loans	56
Non-Serviced Custodian	274
Non-Serviced Directing Certificateholder	274
Non-Serviced Master Servicer	274
Non-Serviced Mortgage Loan	56, 274
Non-Serviced Pari Passu Companion Loan	274
Non-Serviced Pari Passu Whole Loan	274
Non-Serviced Pari Passu-A/B Whole Loan	274
Non-Serviced PSA	274
Non-Serviced Securitization Trust	275
Non-Serviced Special Servicer	275
Non-Serviced Trustee	275
Non-Serviced Whole Loan	56, 275
Non-Specially Serviced Loan	538
Non-U.S. Person	655
Notional Amount	402
NRA	198
NRSRO	435
NRSRO Certification	438
NYC LPC	246
NYCRF	665
O(#)	200
OCC	313, 329
Occupancy Date	199
Occupancy Rate	198
Offered Certificates	401
OH PILOT Agreement	249
OH PILOT Counterparty	249
OID Regulations	647
OLA	178
Operating Advisor Consulting Fee	493
Operating Advisor Expenses	494
Operating Advisor Fee.	493
Operating Advisor Fee Rate	493

678

Operating Advisor Standard	549
Operating Advisor Termination Event	552
Operating Advisor Upfront Fee	493
Original Complaint	394
Other Master Servicer	275
Other PSA	275
Other Special Servicer	275
Otherwise Rated Insurers	243
P&I	376
P&I Advance	467
P&I Advance Date	467
PACE	136, 269
Pads	205
Par Purchase Price	529
Pari Passu Companion Loans	188
Participants	445
Parties in Interest	665
Pass-Through Rate	409
Patriot Act	623
Payment Accommodation	539
PCE	227
Pentalpha Surveillance	395
Percentage Interest	403
Periodic Payments	404
Permitted Affiliate Debt	272
Permitted CapEx Debt	272
Permitted Investments	403, 474
Permitted Special Servicer/Affiliate Fees	492
PILOT	249
PIPs	228
PL	333
Plan Fiduciary	668
Plans	665
PML	333
PRC	22
Preliminary Dispute Resolution Election Notice	580
Prepayment Assumption	649
Prepayment Interest Excess	427
Prepayment Interest Shortfall	428
Prepayment Premium	426
Prepayment Provisions	199
Primary Collateral	459
Prime Rate	472
Principal Balance Certificates	401
Principal Distribution Amount	416
Principal Shortfall	417
Privileged Information	551
Privileged Information Exception	552
Privileged Person	435
Professional Investors	22

Prohibited Prepayment	428
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	579
Proposed Course of Action Notice	579
PSA	400
PSA Party Repurchase Request	578
PTCE	669
PTE	666
Purchase Price	459
QOZs	200
Qualification Criteria	337
Qualified Opportunity Zone	200
Qualified Replacement Special Servicer	567
Qualified Substitute Mortgage Loan	460
Qualifying CRE Loan Percentage	400
RAC No-Response Scenario	593
RAO	227
Rated Final Distribution Date	427
Rating Agencies	594
Rating Agency Confirmation	594
RCA	378
RCM	379
REA	87
Realized Loss	430
REC	225
Received Classes	411
Record Date	403
Registration Statement	664
Regular Certificates	401
Regular Interestholder	647
Regular Interests	643
Regulation AB	597
Reimbursement Rate	471
Related Proceeds	470
Release Amount	259
Release Date	257
Release Parcel	261
Relevant Persons	21
Relief Act	622
Remaining Term to Maturity or ARD	200
REMIC	643
REMIC LTV Test	182
REMIC Regulations	643
REO Account	474
REO Loan	418
REO Property	522
Repurchase Request	578
Requesting Certificateholder	580

679

Requesting Holders	503
Requesting Investor	449
Requesting Party	593
Required Credit Risk Retention Percentage	400
Required Deductible	244
Requirements	623
Residual Certificates	401
Resolution Failure	579
Resolved	579
Restricted Group	667
Restricted Party	552
Retained Certificate Available Funds	398
Retained Certificate Gain-on-Sale Remittance Amount	398
Retained Certificate Gain-on-Sale Reserve Account	473
Retained Certificate Interest Distribution Amount	399
Retained Certificate Principal Distribution Amount	399
Retaining Parties	396
Retaining Sponsor	396
Review Materials	558
Revised Rate	252
RevPAR	201
Risk Retention Allocation Percentage	399
Risk Retention Consultation Party	436
ROFR	239
Rooms	205
Routine Disbursements	511
RR Interest	401
Rule 15Ga-1 Reporting Period	338
Rule 17g-5	438
S&P	594
Scheduled Principal Distribution Amount	416
SDNY Court	393
SEC	312
Securities Act	596
Securitization Accounts	400, 474
Securitization Regulations	157
SEL	333
Senior Certificates	401
Serviced A/B Whole Loan	275
Serviced Companion Loan	55, 275
Serviced Mortgage Loans	463
Serviced Pari Passu Companion Loan	275
Serviced Pari Passu Companion Loan Securities	571

Serviced Pari Passu Mortgage Loan	275
Serviced Pari Passu Whole Loan	275
Serviced Subordinate Companion Loan	276
Serviced Whole Loan	55, 276
Servicer Termination Event	569
Servicing Advances	468
Servicing Fee	484
Servicing Fee Rate	484
Servicing Shift Master Servicer	55
Servicing Shift Mortgage Loan	55, 276
Servicing Shift Pooling and Servicing Agreement	55
Servicing Shift PSA	276
Servicing Shift Securitization Date	55, 276
Servicing Shift Special Servicer	55
Servicing Shift Whole Loan	55, 276
Servicing Standard	465
SF	201
SFA	23
SFO	22
Similar Law	665
SIPC	663
SMMEA	669
Special Servicing Fee	487
Special Servicing Fee Rate	487
Specially Serviced Loans	519
Specified Tenants	243
Sq. Ft	201
Square Feet	201
SR Institutional Investors	157
SR Investor Requirements	157
SR Rules	157
Startup Day	644
State Court	393
Stated Principal Balance	417
Stone Point	379
Structured Product	22
Structuring Assumptions	632
STWD	387
Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance	369
Subject Loan	494
Subordinate Certificates	401
Subordinate Companion Loan	276
Subordinate Companion Loans	188
Subordinate LOC	208
Sub-Servicing Agreement	466
Surrendered Classes	411
T-12	201
TCE	228

680

Tenant Insurance Conditions	244
Term to Maturity	201
Termination Purchase Amount	598
Terms and Conditions	448
Tests	559
Third Party Report	191
TI/LC	262
TIF	250
TIF Agreement	250
Title V	621
TN PILOT Borrower	249
TN PILOT Lease	249
TN PILOT Lessor	249
TN PILOT Property	249
Total Operating Expenses	194
TRIPRA	116
Trust	365
Trust Components	411
Trust REMICs	403, 643
Trustee.	366
TTM	201
U.S. Person	655
U/W DSCR	196
U/W Expenses	201
U/W NCF	201
U/W NCF Debt Yield	204
U/W NCF DSCR	196
U/W NOI	204
U/W NOI Debt Yield	205
U/W NOI DSCR	204
U/W Revenues	205
UCC	606
UK	19, 157
UK CRR	157
UK Institutional Investor	157
UK Investor Requirements	157
UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor.	20
UK Retail Investor	20
UK SR Rules	157
Underwriter Entities	145
Underwriting Agreement	659
Underwritten Debt Service Coverage Ratio	196

Underwritten Expenses	201
Underwritten NCF	201
Underwritten NCF Debt Yield	204
Underwritten NCF DSCR	196
Underwritten Net Cash Flow	201
Underwritten Net Cash Flow Debt Service Coverage Ratio	196
Underwritten Net Operating Income	204
Underwritten Net Operating Income Debt Service Coverage Ratio	204
Underwritten NOI	204
Underwritten NOI Debt Yield	205
Underwritten NOI DSCR	204
Underwritten Revenues	205
Units	205
Unscheduled Principal Distribution Amount	416
Unsolicited Information	559
UPB	376
Upper-Tier REMIC	403, 643
VC	228
Volcker Rule	186
Voting Rights	444
WAC Rate	410
Wachovia Bank	329
Weighted Average Mortgage Rate	206
Weighted Averages	206
Wells Fargo	179
Wells Fargo Bank	329, 368, 370
Wells Fargo Bank Data Tape	336
Wells Fargo Bank Deal Team	335
WFCM 2022-JS2 TSA	276
WHEDA	214
Whole Loan	188
Withheld Amounts	473
Workout Fee	488
Workout Fee Rate	488
Workout-Delayed Reimbursement Amount	471
WTNA	366
Yield Maintenance Charge.	426
YM(#)	200
YM@(#)	200

681

(THIS PAGE INTENTIONALLY LEFT BLANK)

 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type
1	Loan	5, 14, A	1	Constitution Center	9.4%	100.0%	MSBNA	MSMCH	NAP	NAP	400 7th Street Southwest	Washington	District of Columbia	DC	20024	Office	CBD
2	Loan	20, B	1	1600 Broadway	8.4%	100.0%	BANA	BANA	NAP	NAP	1600 Broadway	New York	New York	NY	10019	Retail	Single Tenant
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	7.3%	100.0%	WFB	WFB	NAP	NAP	Various	Dallas	Dallas	TX	75207	Various	Various
4	Loan	5, 6, 9	9	Life Science Office Portfolio	6.8%		WFB/BANA	WFB/BANA	NAP	NAP	Various	Various	Various	Various	Various	Office	Medical
4.01	Property		1	21717 & 21823 30th Drive SE	1.3%	19.5%					21717 & 21823 30th Drive Southeast	Bothell	Snohomish	WA	98021	Office	Medical
4.02	Property		1	47900 Bayside Parkway	1.0%	14.8%					47900 Bayside Parkway	Fremont	Alameda	CA	94538	Office	Medical
4.03	Property		1	2904 Orchard Parkway	1.0%	14.2%					2904 Orchard Parkway	San Jose	Santa Clara	CA	95134	Office	Medical
4.04	Property		1	4770 Regent Boulevard	0.7%	10.9%					4770 Regent Boulevard	Irving	Dallas	TX	75063	Office	Medical
4.05	Property		1	1111 W. 34th Street	0.6%	9.4%					1111 West 34th Street	Austin	Travis	TX	78705	Office	Medical
4.06	Property		1	330 Baker Ave	0.6%	9.1%					330 Baker Avenue	Concord	Middlesex	MA	01742	Office	Medical
4.07	Property		1	6300 Eighth Avenue	0.5%	8.1%					6300 8th Avenue	Brooklyn	Kings	NY	11220	Office	Medical
4.08	Property		1	15 North Broadway	0.5%	7.8%					15 North Broadway	White Plains	Westchester	NY	10601	Office	Medical
4.09	Property		1	30 New Crossing Road	0.4%	6.2%					30 New Crossing Road	Reading	Middlesex	MA	01867	Office	Medical
5	Loan	5, 22, 23	1	601 Lexington Avenue	5.6%	100.0%	WFB	WFB	NAP	NAP	601 Lexington Avenue	New York	New York	NY	10022	Office	CBD
6	Loan		1	2115 Wisconsin Avenue	4.7%	100.0%	BANA	BANA	NAP	NAP	2115 Wisconsin Avenue Northwest	Washington	District of Columbia	DC	20007	Office	CBD
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	4.3%	100.0%	BANA	BANA	NAP	NAP	5260, 5270, 5271, 5281, 5290, 5291, 5300 and 5301 California Avenue	Irvine	Orange	CA	92617	Office	Suburban
8	Loan	5	1	Norfolk Premium Outlets	4.3%	100.0%	BANA	BANA	Group 1	NAP	1600 Premium Outlets Boulevard	Norfolk	Norfolk	VA	23502	Retail	Outlet Center
9	Loan	16	1	Shops at Dakota Crossing	3.9%	100.0%	BANA	BANA	NAP	NAP	2438 Market Street Northeast	Washington	District of Columbia	DC	20018	Retail	Anchored
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	3.5%		WFB	WFB	NAP	NAP	Various	Various	Various	Various	Various	Industrial	Various
10.01	Property		1	800 Northwest 4th Street	0.6%	17.1%					800 Northwest 4th Street	Perham	Otter Tail	MN	56573	Industrial	Manufacturing/Warehouse
10.02	Property		1	4100 Millennium Boulevard Southeast	0.6%	16.3%					4100 Millennium Boulevard Southeast	Massillon	Stark	OH	44646	Industrial	Manufacturing
10.03	Property		1	3000 East Mount Pleasant Street	0.5%	14.7%					3000 East Mount Pleasant Street	Burlington	Des Moines	IA	52601	Industrial	Manufacturing/Warehouse
10.04	Property		1	7330 West Sherman Street	0.5%	13.0%					7330 West Sherman Street	Phoenix	Maricopa	AZ	85043	Industrial	Warehouse/Distribution
10.05	Property		1	821 Route 97	0.4%	11.0%					821 Route 97	Waterford	Erie	PA	16441	Industrial	Manufacturing/Warehouse
10.06	Property		1	3200 Northern Cross Boulevard	0.4%	10.0%					3200 Northern Cross Boulevard	Fort Worth	Tarrant	TX	76137	Industrial	Warehouse/Distribution
10.07	Property		1	3636 Medallion Avenue	0.4%	9.9%					3636 Medallion Avenue	Newport	Jackson	AR	72112	Industrial	Manufacturing/Warehouse
10.08	Property		1	692 Wabash Avenue North	0.1%	4.1%					692 Wabash Avenue North	Brewster	Stark	OH	44613	Industrial	Manufacturing/Warehouse
10.09	Property		1	225 Commonwealth Avenue Extension	0.1%	3.7%					225 Commonwealth Avenue Extension	Bristol	Bristol City	VA	24201	Industrial	Warehouse/Distribution
11	Loan	24	1	Village Green East Apartments	2.4%	100.0%	WFB	WFB	NAP	NAP	3121 Village Court	Janesville	Rock	WI	53546	Multifamily	Garden
12	Loan	18	1	980 Jolly Road	2.1%	100.0%	WFB	WFB	NAP	NAP	980 Jolly Road	Blue Bell	Montgomery	PA	19422	Office	Suburban
13	Loan	5	1	Journal Squared Tower 2	2.0%	100.0%	WFB	WFB	NAP	NAP	605 Pavonia Avenue	Jersey City	Hudson	NJ	07306	Multifamily	High Rise
14	Loan	8	1	Storage Express I	1.2%	100.0%	BANA	BANA	Group 3	Group 1	7400 West Oakland Park Boulevard	Lauderhill	Broward	FL	33319	Self Storage	Self Storage
15	Loan	8	1	Storage Express II	0.6%	100.0%	BANA	BANA	Group 3	Group 1	500 Green Road	Pompano Beach	Broward	FL	33064	Self Storage	Self Storage
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	1.7%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Various	Various
16.01	Property		1	Market32 – Worcester, MA	0.3%	16.6%					72 Pullman Street	Worcester	Worcester	MA	01606	Retail	Single Tenant
16.02	Property		1	Price Chopper – Gardner, MA	0.2%	10.8%					560 Main Street	Gardner	Worcester	MA	01440	Retail	Single Tenant
16.03	Property		1	Hannaford Grocery – Gardner, MA	0.1%	8.2%					21 Timpany Boulevard	Gardner	Worcester	MA	01440	Retail	Single Tenant
16.04	Property		1	Tractor Supply – Minot, ND	0.1%	4.0%					900 21st Avenue Southeast	Minot	Ward	ND	58701	Retail	Single Tenant
16.05	Property		1	Walgreens – Baton Rouge, LA	0.1%	3.9%					5955 Airline Highway	Baton Rouge	East Baton Rouge	LA	70805	Retail	Single Tenant
16.06	Property		1	Walgreens – Prattville, AL	0.1%	3.9%					703 South Memorial Drive	Prattville	Autauga	AL	36067	Retail	Single Tenant
16.07	Property		1	Tractor Supply – Elizabethtown, KY	0.1%	3.8%					1451 Ring Road	Elizabethtown	Hardin	KY	42701	Retail	Single Tenant
16.08	Property		1	Novant Health – Winston-Salem, NC	0.1%	3.8%					1806 South Hawthorne Road	Winston Salem	Forsyth	NC	27103	Office	Medical
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	0.1%	3.2%					3 Windcrest National	Magnolia	Montgomery	TX	77354	Office	Medical
16.10	Property		1	CVS Pharmacy – Kenova, WV	0.1%	3.1%					1405 Oak Street	Kenova	Wayne	WV	25530	Retail	Single Tenant
16.11	Property		1	CVS Pharmacy – Abbeville, LA	0.0%	2.9%					1100 Veterans Memorial Drive	Abbeville	Vermilion	LA	70510	Retail	Single Tenant
16.12	Property		1	Tractor Supply – Holden, ME	0.0%	2.9%					137 Main Road	Holden	Penobscot	ME	04429	Retail	Single Tenant
16.13	Property		1	Kum and Go – North Little Rock, AR	0.0%	2.7%					8801 Maumelle Boulevard	North Little Rock	Pulaski	AR	72113	Retail	Single Tenant
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	0.0%	2.5%					725 Highland Oaks Drive Unit 200	Winston Salem	Forsyth	NC	27103	Office	Medical
16.15	Property		1	Dollar Tree – Teaneck, NJ	0.0%	2.4%					1187 Teaneck Road	Teaneck	Bergen	NJ	07666	Retail	Single Tenant
16.16	Property		1	CVS Pharmacy – Anderson, IN	0.0%	2.0%					2419 Nichol Avenue	Anderson	Madison	IN	46016	Retail	Single Tenant
16.17	Property		1	Sherwin Williams – Hilliard, OH	0.0%	1.7%					3873 Park Mill Run Drive	Hilliard	Franklin	OH	43026	Retail	Single Tenant
16.18	Property		1	Family Dollar – Pennsauken, NJ	0.0%	1.6%					7407 Maple Avenue	Pennsauken	Camden	NJ	08109	Retail	Single Tenant
16.19	Property		1	Family Dollar – Trenton, NJ	0.0%	1.6%					208 Chambers Street	Trenton	Mercer	NJ	08609	Retail	Single Tenant
16.20	Property		1	Dollar General – National Park, NJ	0.0%	1.6%					618 Hessian Avenue	National Park	Gloucester	NJ	08063	Retail	Single Tenant
16.21	Property		1	Dollar Tree – Fridley, MN	0.0%	1.4%					775 53rd Avenue Northeast	Fridley	Anoka	MN	55421	Retail	Single Tenant
16.22	Property		1	Dollar General – Greensburg, PA	0.0%	1.3%					1247 Business Route 66	Greensburg	Westmoreland	PA	15601	Retail	Single Tenant
16.23	Property		1	Dollar General – East Lyme, CT	0.0%	1.2%					144 Boston Post Road	East Lyme	New London	CT	06333	Retail	Single Tenant
16.24	Property		1	Dollar General – Hammond, LA	0.0%	1.2%					27707 Louisiana Highway 43	Hammond	Livingston	LA	70403	Retail	Single Tenant
16.25	Property		1	Dollar General – Brandon, MS	0.0%	1.2%					1932 Mississippi Highway 471	Brandon	Rankin	MS	39047	Retail	Single Tenant
16.26	Property		1	Dollar General – Edinburg, TX	0.0%	1.1%					1311 West Owassa Road	Edinburg	Hidalgo	TX	78539	Retail	Single Tenant
16.27	Property		1	Dollar Tree – Abilene, TX	0.0%	1.1%					6809 Buffalo Gap Road	Abilene	Taylor	TX	79606	Retail	Single Tenant
16.28	Property		1	Dollar General – Bossier City, LA	0.0%	1.1%					5500 Barksdale Boulevard	Bossier City	Bossier	LA	71112	Retail	Single Tenant
16.29	Property		1	Dollar General – Walker, LA	0.0%	1.0%					30332 Walker Road North	Walker	Livingston	LA	70785	Retail	Single Tenant
16.30	Property		1	Dollar General – Texarkana, AR	0.0%	1.0%					2307 East Broad Street	Texarkana	Miller	AR	71854	Retail	Single Tenant
16.31	Property		1	Family Dollar – Casper, WY	0.0%	1.0%					3654 Salt Creek Highway	Casper	Natrona	WY	82601	Retail	Single Tenant
16.32	Property		1	Dollar General – Omaha, NE	0.0%	1.0%					5719 North 16th Street	Omaha	Douglas	NE	68110	Retail	Single Tenant
16.33	Property		1	Family Dollar – Lafayette, LA	0.0%	0.9%					1944 Moss Street	Lafayette	Lafayette	LA	70501	Retail	Single Tenant
16.34	Property		1	Sherwin Williams – Saginaw, MI	0.0%	0.8%					8405 Gratiot Road	Saginaw	Saginaw	MI	48609	Retail	Single Tenant
16.35	Property		1	Dollar General – Cameron, NC	0.0%	0.8%					19805 North Carolina Highway 27	Cameron	Harnett	NC	28326	Retail	Single Tenant
16.36	Property		1	Dollar General – Kingman, AZ	0.0%	0.7%					4405 Stockton Hill Road	Kingman	Mohave	AZ	86409	Retail	Single Tenant

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type
17	Loan	5	1	Silver Sands Premium Outlets	1.6%	100.0%	BANA	BANA	Group 1	NAP	10562 and 10746 Emerald Coast Parkway	Miramar Beach	Walton	FL	32550	Retail	Outlet Center
18	Loan	9	1	Hoffner Commerce Center	1.2%	100.0%	MSBNA	MSMCH	NAP	NAP	5449 South Semoran Boulevard	Orlando	Orange	FL	32822	Office	Medical
19	Loan		1	Stor-All Vinings	1.2%	100.0%	WFB	WFB	NAP	NAP	2515 Cumberland Parkway Southeast	Atlanta	Cobb	GA	30339	Self Storage	Self Storage
20	Loan		1	640 2nd Street	1.2%	100.0%	WFB	WFB	NAP	NAP	640 2nd Street	San Francisco	San Francisco	CA	94107	Office	Urban
21	Loan	11	1	Oakwood North and South Owners Corp.	1.2%	100.0%	BANA	BANA	NAP	NAP	108-50 62nd Drive and 108-49 63rd Avenue	Forest Hills	Queens	NY	11375	Multifamily	Cooperative
22	Loan	6	2	Hydrafacial and Red Oak Depot	1.1%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Various	Various
22.01	Property		1	Hydrafacial	0.6%	50.0%					2165 East Spring Street	Long Beach	Los Angeles	CA	90806	Office	Suburban
22.02	Property		1	Red Oak Depot	0.6%	50.0%					301-309 East Ovilla Road	Red Oak	Ellis	TX	75154	Retail	Unanchored
23	Loan		1	7510-7610 Mason King Data Center	1.1%	100.0%	BANA	BANA	Group 2	NAP	7510-7610 Mason King Court	Manassas	Prince William	VA	20109	Other	Data Center
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	1.1%	100.0%	MSBNA	MSMCH	Group 4	NAP	801 Miron Lane	Kingston	Ulster	NY	12401	Retail	Anchored
25	Loan	6	2	Basecamp Tahoe Portfolio	1.1%		WFB	WFB	NAP	NAP	Various	Various	Various	CA	Various	Hospitality	Limited Service
25.01	Property		1	Basecamp Tahoe South	0.7%	68.0%					4143 Cedar Avenue	South Lake Tahoe	El Dorado	CA	96150	Hospitality	Limited Service
25.02	Property		1	Basecamp Tahoe City	0.3%	32.0%					955 North Lake Boulevard	Tahoe City	Placer	CA	96145	Hospitality	Limited Service
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	1.0%		BANA	BANA	NAP	NAP	Various	Various	Various	Various	Various	Industrial	Various
26.01	Property		1	4000 Principio Parkway	0.1%	12.3%					4000 Principio Parkway East	North East	Cecil	MD	21901	Industrial	Warehouse/Distribution
26.02	Property		1	2020 Joe B. Jackson Parkway	0.1%	11.1%					2020 Joe B. Jackson Parkway	Murfreesboro	Rutherford	TN	37127	Industrial	Warehouse/Distribution
26.03	Property		1	1901 Meadowville Technology Parkway	0.1%	10.7%					1901 Meadowville Technology Parkway	Chester	Chesterfield	VA	23836	Industrial	Warehouse/Distribution
26.04	Property		1	52 Pettengill Road	0.1%	10.4%					52 Pettengill Road	Londonderry	Rockingham	NH	03053	Industrial	Warehouse/Distribution
26.05	Property		1	510 John Dodd Road	0.1%	10.3%					510 John Dodd Road	Spartanburg	Spartanburg	SC	29303	Industrial	Warehouse/Distribution
26.06	Property		1	309 Dulty's Lane	0.1%	9.2%					309 Dulty's Lane	Burlington	Burlington	NJ	08016	Industrial	Warehouse/Distribution
26.07	Property		1	5300 Centerpoint Parkway	0.1%	5.3%					5300 Centerpoint Parkway	Groveport	Franklin	OH	43125	Industrial	Warehouse/Distribution
26.08	Property		1	17001 West Mercury Street	0.0%	4.7%					17001 Mercury Street	Gardner	Johnson	KS	66030	Industrial	Warehouse/Distribution
26.09	Property		1	725 Darlington Avenue	0.0%	4.3%					725 Darlington Avenue	Mahwah	Bergen	NJ	07430	Industrial	Warehouse/Distribution
26.10	Property		1	10100 89th Avenue North	0.0%	3.7%					10100 89th Avenue North	Maple Grove	Hennepin	MN	55369	Industrial	Warehouse/Distribution
26.11	Property		1	7303 Rickenbacker Parkway West	0.0%	3.1%					7303 Rickenbacker Parkway West	Columbus	Franklin	OH	43217	Industrial	Warehouse/Distribution
26.12	Property		1	4836 Hickory Hill Road	0.0%	3.0%					4836 Hickory Hill Road	Memphis	Shelby	TN	38141	Industrial	Warehouse/Distribution
26.13	Property		1	7000 West Post Road	0.0%	2.8%					7000 West Post Road	Las Vegas	Clark	NV	89113	Industrial	Warehouse/Distribution
26.14	Property		1	3201 Bearing Drive	0.0%	2.8%					3201 Bearing Drive	Franklin	Johnson	IN	46131	Industrial	Manufacturing/Distribution
26.15	Property		1	900 Commerce Parkway West Drive	0.0%	2.4%					900 Commerce Parkway West Drive	Greenwood	Johnson	IN	46143	Industrial	Manufacturing/Distribution
26.16	Property		1	6825 West County Road 400 North	0.0%	2.3%					6825 West County Road 400 North	Greenfield	Hancock	IN	46140	Industrial	Warehouse/Distribution
26.17	Property		1	951 Trails Road	0.0%	1.6%					951 Trails Road	Eldridge	Scott	IA	52748	Industrial	Manufacturing/Distribution
27	Loan		1	45360 Severn Way Data Center	1.0%	100.0%	BANA	BANA	Group 2	NAP	45360 Severn Way	Sterling	Loudoun	VA	20166	Other	Data Center
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	0.9%	100.0%	NCCB	NCB	NAP	NAP	7 Park Avenue	New York	New York	NY	10016	Multifamily	Cooperative
29	Loan		1	Home2 Suites - Loves Park Rockford	0.9%	100.0%	BANA	BANA	NAP	NAP	4150 North Bell School Road	Loves Park	Winnebago	IL	61111	Hospitality	Extended Stay
30	Loan		1	Town & Country Apartments	0.9%	100.0%	BANA	BANA	NAP	NAP	4260 English Oak Drive	Doraville	DeKalb	GA	30340	Multifamily	Garden
31	Loan	10	1	Harundale Plaza	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	7440 Ritchie Highway	Glen Burnie	Anne Arundel	MD	21061	Retail	Anchored
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	0.8%	100.0%	NCCB	NCB	NAP	NAP	66 Crosby Street a/k/a 514 Broadway	New York	New York	NY	10012	Multifamily	Cooperative
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	0.7%	100.0%	NCCB	NCB	NAP	NAP	24 Central Park South a/k/a 24/28 Central Park South	New York	New York	NY	10019	Multifamily	Cooperative
34	Loan		1	Superior Self Storage	0.7%	100.0%	BANA	BANA	Group 5	NAP	11260 Coloma Road	Gold River	Sacramento	CA	95670	Self Storage	Self Storage
35	Loan		1	Fresno Center	0.7%	100.0%	WFB	WFB	NAP	NAP	2017, 0247, & 2049 West Shaw Avenue	Fresno	Fresno	CA	93711	Retail	Anchored
36	Loan		1	Park Place at Heathrow	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	7025 H.E. Thomas Jr. Parkway - County Road 46A	Lake Mary	Seminole	FL	32746	Retail	Unanchored
37	Loan		1	A Storage Place - Englewood	0.6%	100.0%	WFB	WFB	NAP	NAP	3601 & 3615 South Bryant Street	Englewood	Arapahoe	CO	80110	Self Storage	Self Storage
38	Loan	G	1	Shops at City Line	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	4500-4520 City Avenue	Philadelphia	Philadelphia	PA	19131	Mixed Use	Retail/Office
39	Loan		1	Augustine Plastics	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	492 Drum Avenue	Somerset	Somerset	PA	15501	Industrial	Warehouse/Manufacturing
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	0.6%	100.0%	NCB	NCB	NAP	NAP	800 Riverside Drive	New York	New York	NY	10032	Multifamily	Cooperative
41	Loan		1	College Plaza	0.6%	100.0%	WFB	WFB	NAP	NAP	881 Hills Plaza	Edensburg	Cambria	PA	15931	Retail	Anchored
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	0.6%	100.0%	NCB	NCB	NAP	NAP	30 Fifth Avenue a/k/a 28/34 5th Avenue a/k/a 2/8 West 10th Street	New York	New York	NY	10011	Multifamily	Cooperative
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	51 Fifth Avenue	New York	New York	NY	10003	Multifamily	Cooperative
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	333/337 West End Avenue a/k/a 300 West 76th Street	New York	New York	NY	10023	Multifamily	Cooperative
45	Loan		1	Bryant Circle Self Storage	0.5%	100.0%	BANA	BANA	Group 5	NAP	412 Bryant Circle	Ojai	Ventura	CA	93023	Self Storage	Self Storage
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	10-100 Gateway Road a/k/a 170 DeHaven Drive	Yonkers	Westchester	NY	10703	Multifamily	Cooperative
47	Loan		1	Cubesmart - Wayne, NJ	0.4%	100.0%	WFB	WFB	NAP	NAP	2354 Hamburg Turnpike	Wayne	Passaic	NJ	07470	Self Storage	Self Storage
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP	620-640 Pelham Road	New Rochelle	Westchester	NY	10805	Multifamily	Cooperative
49	Loan	11, 13, I	1	210 Central Park South, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP	208-214 Central Park South	New York	New York	NY	10019	Multifamily	Cooperative
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP	31-35 West 93rd Street	New York	New York	NY	10025	Multifamily	Cooperative
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	0.4%	100.0%	NCB	NCB	NAP	NAP	155 East 76th Street	New York	New York	NY	10021	Multifamily	Cooperative
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP	23 Old Mamaroneck Road	White Plains	Westchester	NY	10605	Multifamily	Cooperative
53	Loan		1	111 Fulton - Chipotle	0.4%	100.0%	MSBNA	MSMCH	NAP	NAP	111 Fulton Street	New York	New York	NY	10038	Retail	Single Tenant
54	Loan		1	Broadmoor Self Storage Portfolio	0.3%	100.0%	WFB	WFB	NAP	NAP	4919, 4930 Old Poplar Springs Drive and 5217 Highway 493	Meridian	Lauderdale	MS	39305	Self Storage	Self Storage
55	Loan	H	1	Sandy Springs Wellness Center	0.3%	100.0%	WFB	WFB	NAP	NAP	6667 Vernon Woods Drive	Sandy Springs	Fulton	GA	30328	Office	Medical
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP	663-673 Locust Street	Mount Vernon	Westchester	NY	10552	Multifamily	Cooperative
57	Loan	11, 12, 13, I	1	325 House Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP	325 East 77th Street a/k/a 321/333 East 77th Street	New York	New York	NY	10075	Multifamily	Cooperative
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP	345 East 77th Street a/k/a 343/349 East 77th Street	New York	New York	NY	10075	Multifamily	Cooperative
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	640 West 231st Street	Bronx	Bronx	NY	10463	Multifamily	Cooperative
60	Loan		1	Stafford Self Storage	0.2%	100.0%	WFB	WFB	NAP	NAP	40 West Stafford Road	Stafford Springs	Tolland	CT	06076	Self Storage	Self Storage
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	2420 Morris Avenue	Bronx	Bronx	NY	10468	Multifamily	Cooperative
62	Loan		1	Edgewood Square Shopping Center	0.2%	100.0%	MSBNA	MSMCH	Group 4	NAP	2261 Edgewood Avenue West	Jacksonville	Duval	FL	32209	Retail	Anchored
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	637-661 41st Street a/k/a 641A 41st Street a/k/a 659 1/2 41st Street	Brooklyn	Kings	NY	11232	Multifamily	Cooperative
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	4380 Vireo Avenue a/k/a 500 East 240th Street	Bronx	Bronx	NY	10470	Multifamily	Cooperative
65	Loan	11, 13, I	1	77th Apartment Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	216-10 77th Avenue	Oakland Gardens	Queens	NY	11364	Multifamily	Cooperative
66	Loan	11, 13, I	1	855 West End Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	855 West End Avenue	New York	New York	NY	10025	Multifamily	Cooperative
67	Loan	11, 13, I	1	34 Downing Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	34 Downing Street	New York	New York	NY	10014	Multifamily	Cooperative
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	203-205 West 87th Street	New York	New York	NY	10024	Multifamily	Cooperative
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	0.1%	100.0%	NCB	NCB	NAP	NAP	920 Union Street	Brooklyn	Kings	NY	11217	Multifamily	Cooperative

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
1	Loan	5, 14, A	1	Constitution Center	1968	2010	1,410,049	SF	282.26	110,000,000	110,000,000	110,000,000	3.04940%	0.01343%	3.03597%	NAP	283,410.67	NAP	3,400,928.04	Interest Only
2	Loan	20, B	1	1600 Broadway	2005	NAP	25,693	SF	3,814.27	98,000,000	98,000,000	98,000,000	3.45100%	0.01343%	3.43757%	NAP	285,746.00	NAP	3,428,952.00	Interest Only - ARD
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	Various	Various	524,030	SF	248.75	85,000,000	85,000,000	85,000,000	4.57700%	0.01343%	4.56357%	NAP	328,707.00	NAP	3,944,484.00	Interest Only
4	Loan	5, 6, 9	9	Life Science Office Portfolio	Various	Various	737,871	SF	257.23	79,800,000	79,800,000	79,800,000	3.45700%	0.01343%	3.44357%	NAP	233,083.42	NAP	2,797,001.04	Interest Only
4.01	Property		1	21717 & 21823 30th Drive SE	1998; 2000	NAP	144,900	SF		15,598,419	15,598,419	15,598,419
4.02	Property		1	47900 Bayside Parkway	1992	NAP	122,092	SF		11,772,392	11,772,392	11,772,392
4.03	Property		1	2904 Orchard Parkway	1982	2015	78,979	SF		11,309,905	11,309,905	11,309,905
4.04	Property		1	4770 Regent Boulevard	1995	NAP	116,948	SF		8,703,161	8,703,161	8,703,161
4.05	Property		1	1111 W. 34th Street	1971	NAP	70,505	SF		7,525,922	7,525,922	7,525,922
4.06	Property		1	330 Baker Ave	2013	NAP	49,250	SF		7,294,679	7,294,679	7,294,679
4.07	Property		1	6300 Eighth Avenue	1978	NAP	71,500	SF		6,432,771	6,432,771	6,432,771
4.08	Property		1	15 North Broadway	1954	2016	50,097	SF		6,222,550	6,222,550	6,222,550
4.09	Property		1	30 New Crossing Road	1991	2007	33,600	SF		4,940,200	4,940,200	4,940,200
5	Loan	5, 22, 23	1	601 Lexington Avenue	1977	2021	1,675,659	SF	431.65	65,567,280	65,567,280	65,567,280	2.79196%	0.01593%	2.77603%	NAP	154,669.78	NAP	1,856,037.36	Interest Only
6	Loan		1	2115 Wisconsin Avenue	1988	2020	184,822	SF	297.04	54,900,000	54,900,000	54,900,000	4.17500%	0.01343%	4.16157%	NAP	193,659.11	NAP	2,323,909.32	Interest Only
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	2007	2019	686,276	SF	218.57	50,000,000	50,000,000	50,000,000	3.12600%	0.01343%	3.11257%	NAP	132,059.03	NAP	1,584,708.36	Interest Only
8	Loan	5	1	Norfolk Premium Outlets	2017	NAP	332,281	SF	225.71	50,000,000	50,000,000	42,791,281	4.50000%	0.01343%	4.48657%	253,342.65	190,104.17	3,040,111.80	2,281,250.04	Interest Only, Amortizing Balloon
9	Loan	16	1	Shops at Dakota Crossing	2016-2019	NAP	139,668	SF	329.24	45,984,375	45,984,375	45,984,375	4.86000%	0.01343%	4.84657%	NAP	188,823.34	NAP	2,265,880.08	Interest Only
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	Various	Various	2,206,965	SF	62.35	41,279,400	41,279,400	41,279,400	3.90000%	0.01218%	3.88782%	NAP	136,021.36	NAP	1,632,256.32	Interest Only
10.01	Property		1	800 Northwest 4th Street	1970	2016	515,972	SF		7,061,941	7,061,941	7,061,941
10.02	Property		1	4100 Millennium Boulevard Southeast	2009	2020	171,390	SF		6,741,800	6,741,800	6,741,800
10.03	Property		1	3000 East Mount Pleasant Street	1946; 1978	2017	444,618	SF		6,082,685	6,082,685	6,082,685
10.04	Property		1	7330 West Sherman Street	2009	NAP	207,222	SF		5,348,243	5,348,243	5,348,243
10.05	Property		1	821 Route 97	1965; 2022	2018	221,876	SF		4,557,306	4,557,306	4,557,306
10.06	Property		1	3200 Northern Cross Boulevard	1993	2020	121,253	SF		4,143,005	4,143,005	4,143,005
10.07	Property		1	3636 Medallion Avenue	1968	2004	278,553	SF		4,105,342	4,105,342	4,105,342
10.08	Property		1	692 Wabash Avenue North	1969	2017	141,878	SF		1,694,866	1,694,866	1,694,866
10.09	Property		1	225 Commonwealth Avenue Extension	1965	NAP	104,203	SF		1,544,211	1,544,211	1,544,211
11	Loan	24	1	Village Green East Apartments	1973; 1978	2016	406	Units	69,334.98	28,150,000	28,150,000	24,426,412	4.55300%	0.03093%	4.52207%	143,519.77	108,289.21	1,722,237.24	1,299,470.52	Interest Only, Amortizing Balloon
12	Loan	18	1	980 Jolly Road	1984	2019	149,115	SF	165.98	24,750,000	24,750,000	24,750,000	3.63200%	0.01343%	3.61857%	NAP	75,950.42	NAP	911,405.04	Interest Only
13	Loan	5	1	Journal Squared Tower 2	2021	NAP	704	Units	260,653.41	23,500,000	23,500,000	23,500,000	3.49000%	0.01843%	3.47157%	NAP	69,295.08	NAP	831,540.96	Interest Only
14	Loan	8	1	Storage Express I	1996	NAP	110,234	SF	107.69	14,500,000	14,500,000	14,500,000	3.58100%	0.01343%	3.56757%	NAP	43,871.39	NAP	526,456.68	Interest Only
15	Loan	8	1	Storage Express II	2001	NAP	84,763	SF	107.69	6,500,000	6,500,000	6,500,000	3.58100%	0.01343%	3.56757%	NAP	19,666.49	NAP	235,997.88	Interest Only
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	Various	Various	520,348	SF	168.91	19,893,833	19,893,833	19,893,833	3.50160%	0.01343%	3.48817%	NAP	58,856.46	NAP	706,277.52	Interest Only
16.01	Property		1	Market32 – Worcester, MA	2004	2017	64,017	SF		3,292,979	3,292,979	3,292,979
16.02	Property		1	Price Chopper – Gardner, MA	2012	NAP	61,378	SF		2,157,899	2,157,899	2,157,899
16.03	Property		1	Hannaford Grocery – Gardner, MA	1964	NAP	41,644	SF		1,634,016	1,634,016	1,634,016
16.04	Property		1	Tractor Supply – Minot, ND	2021	NAP	21,930	SF		785,824	785,824	785,824
16.05	Property		1	Walgreens – Baton Rouge, LA	2006	NAP	14,820	SF		773,351	773,351	773,351
16.06	Property		1	Walgreens – Prattville, AL	2001	NAP	14,490	SF		773,351	773,351	773,351
16.07	Property		1	Tractor Supply – Elizabethtown, KY	2018	NAP	21,930	SF		760,878	760,878	760,878
16.08	Property		1	Novant Health – Winston-Salem, NC	1972	2021	12,459	SF		754,641	754,641	754,641
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	2016	NAP	6,414	SF		639,886	639,886	639,886
16.10	Property		1	CVS Pharmacy – Kenova, WV	2012	NAP	14,280	SF		623,670	623,670	623,670
16.11	Property		1	CVS Pharmacy – Abbeville, LA	2012	NAP	13,225	SF		583,755	583,755	583,755
16.12	Property		1	Tractor Supply – Holden, ME	2020	NAP	19,050	SF		573,777	573,777	573,777
16.13	Property		1	Kum and Go – North Little Rock, AR	2012	NAP	4,995	SF		536,356	536,356	536,356
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	1997	2021	15,644	SF		491,452	491,452	491,452
16.15	Property		1	Dollar Tree – Teaneck, NJ	2021	NAP	10,700	SF		473,989	473,989	473,989
16.16	Property		1	CVS Pharmacy – Anderson, IN	1998	NAP	10,125	SF		392,912	392,912	392,912
16.17	Property		1	Sherwin Williams – Hilliard, OH	1995	2021	5,453	SF		343,019	343,019	343,019
16.18	Property		1	Family Dollar – Pennsauken, NJ	2020	NAP	9,000	SF		324,309	324,309	324,309
16.19	Property		1	Family Dollar – Trenton, NJ	1950	2019	9,441	SF		324,309	324,309	324,309
16.20	Property		1	Dollar General – National Park, NJ	2019	NAP	7,545	SF		311,835	311,835	311,835
16.21	Property		1	Dollar Tree – Fridley, MN	2021	NAP	8,700	SF		274,415	274,415	274,415
16.22	Property		1	Dollar General – Greensburg, PA	1970	2022	10,825	SF		249,468	249,468	249,468
16.23	Property		1	Dollar General – East Lyme, CT	2020	NAP	7,456	SF		240,737	240,737	240,737
16.24	Property		1	Dollar General – Hammond, LA	2021	NAP	10,640	SF		236,995	236,995	236,995
16.25	Property		1	Dollar General – Brandon, MS	2019	NAP	9,332	SF		236,995	236,995	236,995
16.26	Property		1	Dollar General – Edinburg, TX	2010	NAP	9,014	SF		225,769	225,769	225,769
16.27	Property		1	Dollar Tree – Abilene, TX	2021	NAP	9,984	SF		224,521	224,521	224,521
16.28	Property		1	Dollar General – Bossier City, LA	2021	NAP	10,640	SF		215,790	215,790	215,790
16.29	Property		1	Dollar General – Walker, LA	2019	NAP	9,100	SF		204,564	204,564	204,564
16.30	Property		1	Dollar General – Texarkana, AR	2021	NAP	9,100	SF		199,575	199,575	199,575
16.31	Property		1	Family Dollar – Casper, WY	2022	NAP	9,180	SF		199,575	199,575	199,575
16.32	Property		1	Dollar General – Omaha, NE	2022	NAP	7,489	SF		194,585	194,585	194,585
16.33	Property		1	Family Dollar – Lafayette, LA	2017	NAP	8,320	SF		179,617	179,617	179,617
16.34	Property		1	Sherwin Williams – Saginaw, MI	2007	NAP	4,000	SF		168,391	168,391	168,391
16.35	Property		1	Dollar General – Cameron, NC	2007	NAP	9,014	SF		157,165	157,165	157,165
16.36	Property		1	Dollar General – Kingman, AZ	2004	NAP	9,014	SF		133,466	133,466	133,466

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
17	Loan	5	1	Silver Sands Premium Outlets	1986, 1995, 1999, 2000 and 2007	NAP	435,156	SF	321.72	19,000,000	19,000,000	19,000,000	3.95900%	0.01343%	3.94557%	NAP	63,554.78	NAP	762,657.36	Interest Only
18	Loan	9	1	Hoffner Commerce Center	1987; 1997	2008	88,684	SF	161.25	14,300,000	14,300,000	13,160,494	4.75000%	0.01343%	4.73657%	74,595.57	57,390.34	895,146.84	688,684.08	Interest Only, Amortizing Balloon
19	Loan		1	Stor-All Vinings	2014	NAP	61,950	SF	230.59	14,285,000	14,285,000	14,285,000	4.09700%	0.01343%	4.08357%	NAP	49,448.75	NAP	593,385.00	Interest Only
20	Loan		1	640 2nd Street	1925	2019	24,096	SF	589.31	14,200,000	14,200,000	14,200,000	3.88700%	0.01343%	3.87357%	NAP	46,635.00	NAP	559,620.00	Interest Only
21	Loan	11	1	Oakwood North and South Owners Corp.	1963	NAP	200	Units	70,000.00	14,000,000	14,000,000	14,000,000	3.88700%	0.01343%	3.87357%	NAP	45,978.17	NAP	551,738.04	Interest Only
22	Loan	6	2	Hydrafacial and Red Oak Depot	Various	Various	61,120	SF	215.97	13,200,000	13,200,000	13,200,000	4.67000%	0.05343%	4.61657%	NAP	52,083.47	NAP	625,001.64	Interest Only
22.01	Property		1	Hydrafacial	1987	2017	22,515	SF		6,600,000	6,600,000	6,600,000
22.02	Property		1	Red Oak Depot	2005	NAP	38,605	SF		6,600,000	6,600,000	6,600,000
23	Loan		1	7510-7610 Mason King Data Center	1984	2011	151,840	SF	85.62	13,000,000	13,000,000	13,000,000	4.70000%	0.01343%	4.68657%	NAP	51,623.84	NAP	619,486.08	Interest Only
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	1993	NAP	82,674	SF	157.24	13,000,000	13,000,000	13,000,000	4.35000%	0.01343%	4.33657%	NAP	47,779.51	NAP	573,354.12	Interest Only
25	Loan	6	2	Basecamp Tahoe Portfolio	Various	Various	97	Rooms	128,721.80	12,500,000	12,486,014	10,427,164	5.38300%	0.01343%	5.36957%	70,058.76	NAP	840,705.12	NAP	Amortizing Balloon
25.01	Property		1	Basecamp Tahoe South	1961	2011-2015	73	Rooms		8,500,000	8,490,490	7,090,471
25.02	Property		1	Basecamp Tahoe City	1959	2015-2016	24	Rooms		4,000,000	3,995,525	3,336,692
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	Various	Various	9,438,321	SF	36.14	12,114,538	12,114,538	12,114,538	3.86466%	0.02468%	3.83998%	NAP	39,557.32	NAP	474,687.84	Interest Only
26.01	Property		1	4000 Principio Parkway	2006-2012	NAP	1,194,744	SF		1,495,280	1,495,280	1,495,280
26.02	Property		1	2020 Joe B. Jackson Parkway	2012	NAP	1,016,281	SF		1,341,079	1,341,079	1,341,079
26.03	Property		1	1901 Meadowville Technology Parkway	2012	NAP	1,016,281	SF		1,298,159	1,298,159	1,298,159
26.04	Property		1	52 Pettengill Road	2015	NAP	614,240	SF		1,255,585	1,255,585	1,255,585
26.05	Property		1	510 John Dodd Road	2012	NAP	1,015,740	SF		1,247,797	1,247,797	1,247,797
26.06	Property		1	309 Dulty's Lane	2001	NAP	633,836	SF		1,117,653	1,117,653	1,117,653
26.07	Property		1	5300 Centerpoint Parkway	2014	NAP	581,342	SF		647,955	647,955	647,955
26.08	Property		1	17001 West Mercury Street	2018	NAP	645,462	SF		566,960	566,960	566,960
26.09	Property		1	725 Darlington Avenue	1999	2010	167,424	SF		519,194	519,194	519,194
26.10	Property		1	10100 89th Avenue North	2015	NAP	319,062	SF		444,430	444,430	444,430
26.11	Property		1	7303 Rickenbacker Parkway West	2020	NAP	357,504	SF		375,724	375,724	375,724
26.12	Property		1	4836 Hickory Hill Road	1984-1987	NAP	646,160	SF		368,801	368,801	368,801
26.13	Property		1	7000 West Post Road	2011	NAP	95,953	SF		341,976	341,976	341,976
26.14	Property		1	3201 Bearing Drive	1974	2006	422,912	SF		335,227	335,227	335,227
26.15	Property		1	900 Commerce Parkway West Drive	2008	2020	294,388	SF		287,288	287,288	287,288
26.16	Property		1	6825 West County Road 400 North	2008	2020	245,041	SF		273,442	273,442	273,442
26.17	Property		1	951 Trails Road	1997	2001	171,951	SF		197,986	197,986	197,986
27	Loan		1	45360 Severn Way Data Center	1976	2011	126,869	SF	90.64	11,500,000	11,500,000	11,500,000	4.70000%	0.01343%	4.68657%	NAP	45,667.25	NAP	548,007.00	Interest Only
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	1930	2006	221	Units	49,678.42	11,000,000	10,978,930	9,510,030	3.31000%	0.08843%	3.22157%	41,368.66	NAP	496,423.92	NAP	Amortizing Balloon
29	Loan		1	Home2 Suites - Loves Park Rockford	2020	NAP	91	Rooms	115,245.15	10,500,000	10,487,309	8,643,980	4.96800%	0.01343%	4.95457%	56,161.10	NAP	673,933.20	NAP	Amortizing Balloon
30	Loan		1	Town & Country Apartments	1964	2010	88	Units	113,636.36	10,000,000	10,000,000	10,000,000	4.65000%	0.01343%	4.63657%	NAP	39,288.19	NAP	471,458.28	Interest Only
31	Loan	10	1	Harundale Plaza	1999	NAP	77,327	SF	119.62	9,250,000	9,250,000	9,250,000	4.20000%	0.01343%	4.18657%	NAP	32,824.65	NAP	393,895.80	Interest Only
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	1881	1998	37	Units	238,711.13	8,850,000	8,832,312	7,610,056	3.15000%	0.08843%	3.06157%	32,451.44	NAP	389,417.28	NAP	Amortizing Balloon
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	1960	2011	38	Units	221,052.63	8,400,000	8,400,000	8,400,000	3.15000%	0.08843%	3.06157%	NAP	22,356.25	NAP	268,275.00	Interest Only
34	Loan		1	Superior Self Storage	2002	NAP	91,405	SF	85.99	7,860,000	7,860,000	7,860,000	3.82000%	0.01343%	3.80657%	NAP	25,368.51	NAP	304,422.12	Interest Only
35	Loan		1	Fresno Center	1967, 2009, 2010	NAP	82,781	SF	92.16	7,629,000	7,629,000	6,650,259	4.22400%	0.01343%	4.21057%	37,414.06	27,227.05	448,968.72	326,724.60	Interest Only, Amortizing Balloon
36	Loan		1	Park Place at Heathrow	2004	NAP	36,423	SF	205.91	7,500,000	7,500,000	7,500,000	4.28000%	0.01343%	4.26657%	NAP	27,121.53	NAP	325,458.36	Interest Only
37	Loan		1	A Storage Place - Englewood	1977, 1985, 2018	NAP	97,922	SF	73.53	7,200,000	7,200,000	7,200,000	3.85300%	0.01343%	3.83957%	NAP	23,439.08	NAP	281,268.96	Interest Only
38	Loan	G	1	Shops at City Line	1992	2019	33,454	SF	214.94	7,200,000	7,190,467	5,829,735	4.47000%	0.01343%	4.45657%	36,353.11	NAP	436,237.32	NAP	Amortizing Balloon
39	Loan		1	Augustine Plastics	1975	2000	221,000	SF	31.67	7,000,000	7,000,000	7,000,000	4.06000%	0.01343%	4.04657%	NAP	24,012.27	NAP	288,147.24	Interest Only
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	1909	2014	81	Units	85,015.83	6,900,000	6,886,282	5,937,310	3.17000%	0.08843%	3.08157%	25,381.71	NAP	304,580.52	NAP	Amortizing Balloon
41	Loan		1	College Plaza	1989	NAP	129,945	SF	50.79	6,600,000	6,600,000	6,600,000	4.13900%	0.01343%	4.12557%	NAP	23,080.67	NAP	276,968.04	Interest Only
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	1923	1990	144	Units	45,586.85	6,575,000	6,564,507	5,126,006	3.42000%	0.08843%	3.33157%	29,231.85	NAP	350,782.20	NAP	Amortizing Balloon
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	1929	2014	85	Units	75,141.23	6,400,000	6,387,005	5,492,008	3.09000%	0.08843%	3.00157%	23,244.20	NAP	278,930.40	NAP	Amortizing Balloon
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	1925	2022	48	Units	131,123.75	6,300,000	6,293,940	5,475,991	3.48000%	0.08843%	3.39157%	24,330.12	NAP	291,961.44	NAP	Amortizing Balloon
45	Loan		1	Bryant Circle Self Storage	1996	NAP	40,491	SF	148.68	6,020,000	6,020,000	6,020,000	3.82000%	0.01343%	3.80657%	NAP	19,429.83	NAP	233,157.96	Interest Only
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	1964	2002	104	Units	57,640.50	6,000,000	5,994,612	5,261,848	3.76000%	0.08843%	3.67157%	24,188.23	NAP	290,258.76	NAP	Amortizing Balloon
47	Loan		1	Cubesmart - Wayne, NJ	1998	NAP	30,549	SF	169.20	5,183,000	5,168,816	4,139,771	4.07100%	0.01343%	4.05757%	24,957.06	NAP	299,484.72	NAP	Amortizing Balloon
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	1956	2001	127	Units	40,685.24	5,175,000	5,167,025	4,064,964	3.62000%	0.08843%	3.53157%	23,586.09	NAP	283,033.08	NAP	Amortizing Balloon
49	Loan	11, 13, I	1	210 Central Park South, Inc.	1968	2019	86	Units	58,139.53	5,000,000	5,000,000	5,000,000	3.02000%	0.08843%	2.93157%	NAP	12,758.10	NAP	153,097.20	Interest Only
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	1902	1996	33	Units	151,515.15	5,000,000	5,000,000	5,000,000	3.24000%	0.08843%	3.15157%	NAP	13,687.50	NAP	164,250.00	Interest Only
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	1959	2007	113	Units	44,177.42	5,000,000	4,992,048	3,901,058	3.44000%	0.08843%	3.35157%	22,285.11	NAP	267,421.32	NAP	Amortizing Balloon
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	1928	2002	94	Units	53,015.75	5,000,000	4,983,481	3,848,124	3.08000%	0.08843%	2.99157%	21,296.54	NAP	255,558.48	NAP	Amortizing Balloon
53	Loan		1	111 Fulton - Chipotle	1940	2007	2,194	SF	1,959.89	4,300,000	4,300,000	4,300,000	4.84000%	0.01343%	4.82657%	NAP	17,584.21	NAP	211,010.52	Interest Only
54	Loan		1	Broadmoor Self Storage Portfolio	1989-2015	NAP	87,597	SF	44.81	3,925,000	3,925,000	3,925,000	4.12400%	0.01343%	4.11057%	NAP	13,676.26	NAP	164,115.12	Interest Only
55	Loan	H	1	Sandy Springs Wellness Center	1977	2020	30,036	SF	107.87	3,240,000	3,240,000	3,240,000	4.46100%	0.01343%	4.44757%	NAP	12,211.99	NAP	146,543.88	Interest Only
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	1928	2006	83	Units	37,891.56	3,150,000	3,144,999	2,458,597	3.45000%	0.08843%	3.36157%	14,057.14	NAP	168,685.68	NAP	Amortizing Balloon
57	Loan	11, 12, 13, I	1	325 House Inc.	1939	2013	59	Units	52,183.08	3,085,000	3,078,802	2,650,957	3.13000%	0.08843%	3.04157%	11,276.20	NAP	135,314.40	NAP	Amortizing Balloon
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	1928	2002	59	Units	50,745.29	3,000,000	2,993,972	2,577,917	3.13000%	0.08843%	3.04157%	10,965.51	NAP	131,586.12	NAP	Amortizing Balloon
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	1953	2016	59	Units	50,744.21	3,000,000	2,993,909	2,574,379	3.09000%	0.08843%	3.00157%	10,895.72	NAP	130,748.64	NAP	Amortizing Balloon
60	Loan		1	Stafford Self Storage	1989	2003	36,900	SF	75.78	2,800,000	2,796,427	2,282,666	4.67200%	0.01343%	4.65857%	14,474.77	NAP	173,697.24	NAP	Amortizing Balloon
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	1954	2013	73	Units	37,931.51	2,769,000	2,769,000	2,769,000	4.32000%	0.08843%	4.23157%	NAP	10,106.85	NAP	121,282.20	Interest Only
62	Loan		1	Edgewood Square Shopping Center	1987	NAP	74,099	SF	37.11	2,750,000	2,750,000	2,750,000	4.27000%	0.01343%	4.25657%	NAP	9,921.33	NAP	119,055.96	Interest Only
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	1924	2002	69	Units	34,726.42	2,400,000	2,396,123	1,866,111	3.35000%	0.08843%	3.26157%	10,577.12	NAP	126,925.44	NAP	Amortizing Balloon
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	1958	2001	127	Units	16,816.09	2,140,000	2,135,643	1,835,757	3.08000%	0.08843%	2.99157%	7,759.86	NAP	93,118.32	NAP	Amortizing Balloon
65	Loan	11, 13, I	1	77th Apartment Corp.	1951	2014	48	Units	41,540.11	2,000,000	1,993,925	1,566,103	3.53000%	0.08843%	3.44157%	9,014.42	NAP	108,173.04	NAP	Amortizing Balloon
66	Loan	11, 13, I	1	855 West End Owners Corp.	1902	2001	24	Units	68,531.13	1,650,000	1,644,747	1,279,798	3.28000%	0.08843%	3.19157%	7,208.10	NAP	86,497.20	NAP	Amortizing Balloon
67	Loan	11, 13, I	1	34 Downing Owners Corp.	1888	2021	12	Units	99,816.04	1,200,000	1,197,792	1,042,603	3.46000%	0.08843%	3.37157%	4,619.95	NAP	55,439.40	NAP	Amortizing Balloon
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	1895	2021	39	Units	29,846.44	1,170,000	1,164,011	902,545	3.15000%	0.08843%	3.06157%	5,027.92	NAP	60,335.04	NAP	Amortizing Balloon
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	1906	2007	17	Units	58,768.72	1,000,000	999,068	872,844	3.61000%	0.08843%	3.52157%	3,940.16	NAP	47,281.92	NAP	Amortizing Balloon

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)
1	Loan	5, 14, A	1	Constitution Center	No	Actual/360	120	118	120	118	0	0	2/16/2022	2	9	4/9/2022	NAP	3/9/2032	NAP	0	0	L(24),YM1(2),DorYM1(87),O(7)
2	Loan	20, B	1	1600 Broadway	Yes	Actual/360	120	118	120	118	0	0	2/24/2022	2	1	4/1/2022	NAP	3/1/2032	5/1/2036	0	5	YM1(115),O(5)
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	No	Actual/360	120	118	120	118	0	0	2/14/2022	2	11	4/11/2022	NAP	3/11/2032	NAP	0	0	L(26),DorYM1(87),O(7)
4	Loan	5, 6, 9	9	Life Science Office Portfolio	No	Actual/360	120	117	120	117	0	0	1/28/2022	3	11	3/11/2022	NAP	2/11/2032	NAP	0	0	L(27),D(86),O(7)
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	No	Actual/360	120	116	120	116	0	0	12/10/2021	4	9	2/9/2022	NAP	1/9/2032	NAP	0	0	L(28),D(85),O(7)
6	Loan		1	2115 Wisconsin Avenue	No	Actual/360	120	119	120	119	0	0	3/31/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	4	L(25),D(88),O(7)
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	No	Actual/360	120	118	120	118	0	0	2/4/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	0	0	L(26),DorYM1(89),O(5)
8	Loan	5	1	Norfolk Premium Outlets	No	Actual/360	24	23	120	119	360	360	3/9/2022	1	1	5/1/2022	5/1/2024	4/1/2032	NAP	0	0	L(25),D(89),O(6)
9	Loan	16	1	Shops at Dakota Crossing	No	Actual/360	120	119	120	119	0	0	3/17/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	0	L(25),D(91),O(4)
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	No	Actual/360	120	118	120	118	0	0	2/16/2022	2	6	4/6/2022	NAP	3/6/2032	NAP	0	0	L(11),YM1(105),O(4)
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	No	Actual/360	30	27	120	117	360	360	2/9/2022	3	11	3/11/2022	9/11/2024	2/11/2032	NAP	0	0	L(27),D(88),O(5)
12	Loan	18	1	980 Jolly Road	No	Actual/360	120	117	120	117	0	0	1/21/2022	3	11	3/11/2022	NAP	2/11/2032	NAP	0	0	L(27),D(89),O(4)
13	Loan	5	1	Journal Squared Tower 2	No	Actual/360	120	115	120	115	0	0	11/30/2021	5	11	1/11/2022	NAP	12/11/2031	NAP	0	0	L(29),D(84),O(7)
14	Loan	8	1	Storage Express I	No	Actual/360	120	118	120	118	0	0	3/1/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	5	4	L(26),D(90),O(4)
15	Loan	8	1	Storage Express II	No	Actual/360	120	118	120	118	0	0	3/1/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	5	4	L(26),D(90),O(4)
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	No	Actual/360	120	118	120	118	0	0	2/18/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	5	5	L(26),D(89),O(5)
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)
17	Loan	5	1	Silver Sands Premium Outlets	No	Actual/360	120	118	120	118	0	0	2/10/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	0	0	L(26),D(88),O(6)
18	Loan	9	1	Hoffner Commerce Center	No	Actual/360	60	59	120	119	360	360	3/31/2022	1	1	5/1/2022	5/1/2027	4/1/2032	NAP	5	5	L(25),D(91),O(4)
19	Loan		1	Stor-All Vinings	No	Actual/360	120	117	120	117	0	0	2/10/2022	3	11	3/11/2022	NAP	2/11/2032	NAP	0	0	L(27),D(89),O(4)
20	Loan		1	640 2nd Street	No	Actual/360	120	119	120	119	0	0	3/15/2022	1	11	5/11/2022	NAP	4/11/2032	NAP	0	0	L(25),D(88),O(7)
21	Loan	11	1	Oakwood North and South Owners Corp.	No	Actual/360	120	119	120	119	0	0	3/15/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	5	4	L(25),D(92),O(3)
22	Loan	6	2	Hydrafacial and Red Oak Depot	No	Actual/360	120	117	120	117	0	0	1/31/2022	3	1	3/1/2022	NAP	2/1/2032	NAP	5	0	L(27),D(86),O(7)
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	No	Actual/360	120	119	120	119	0	0	3/25/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	4	L(25),D(88),O(7)
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	No	Actual/360	120	119	120	119	0	0	4/1/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	5	L(25),D(88),O(7)
25	Loan	6	2	Basecamp Tahoe Portfolio	No	Actual/360	0	0	120	119	360	359	3/30/2022	1	11	5/11/2022	5/11/2022	4/11/2032	NAP	0	0	L(25),D(91),O(4)
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	No	Actual/360	120	118	120	118	0	0	2/25/2022	2	6	4/6/2022	NAP	3/6/2032	NAP	0	0	YM0.5(113),O(7)
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	No	Actual/360	120	119	120	119	0	0	3/25/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	4	L(25),D(88),O(7)
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	No	Actual/360	0	0	120	118	480	478	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
29	Loan		1	Home2 Suites - Loves Park Rockford	No	Actual/360	0	0	120	119	360	359	3/18/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	5	4	L(25),D(91),O(4)
30	Loan		1	Town & Country Apartments	No	Actual/360	120	119	120	119	0	0	3/11/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	5	4	L(25),D(91),O(4)
31	Loan	10	1	Harundale Plaza	No	Actual/360	120	119	120	119	0	0	4/1/2022	1	5	5/5/2022	NAP	4/5/2032	NAP	0	0	L(25),D(91),O(4)
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	No	Actual/360	0	0	120	118	480	478	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	No	Actual/360	120	118	120	118	0	0	2/28/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
34	Loan		1	Superior Self Storage	No	Actual/360	120	118	120	118	0	0	2/25/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	5	4	L(26),D(90),O(4)
35	Loan		1	Fresno Center	No	Actual/360	36	34	120	118	360	360	3/3/2022	2	11	4/11/2022	4/11/2025	3/11/2032	NAP	0	0	L(26),D(90),O(4)
36	Loan		1	Park Place at Heathrow	No	Actual/360	120	119	120	119	0	0	3/17/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	5	5	L(25),D(90),O(5)
37	Loan		1	A Storage Place - Englewood	No	Actual/360	120	118	120	118	0	0	2/18/2022	2	11	4/11/2022	NAP	3/11/2032	NAP	0	0	L(26),D(90),O(4)
38	Loan	G	1	Shops at City Line	No	Actual/360	0	0	120	119	360	359	3/16/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	5	5	L(24),YM1(89),O(7)
39	Loan		1	Augustine Plastics	No	Actual/360	120	119	120	119	0	0	3/18/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	5	5	L(25),D(91),O(4)
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	No	Actual/360	0	0	120	118	480	478	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
41	Loan		1	College Plaza	No	Actual/360	120	117	120	117	0	0	2/11/2022	3	11	3/11/2022	NAP	2/11/2032	NAP	0	0	L(27),D(88),O(5)
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	No	Actual/360	0	0	120	119	360	359	3/21/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	No	Actual/360	0	0	120	118	480	478	2/25/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	No	Actual/360	0	0	120	119	480	479	3/22/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
45	Loan		1	Bryant Circle Self Storage	No	Actual/360	120	118	120	118	0	0	2/25/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	5	4	L(26),D(90),O(4)
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	No	Actual/360	0	0	120	119	480	479	3/23/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
47	Loan		1	Cubesmart - Wayne, NJ	No	Actual/360	0	0	120	118	360	358	3/10/2022	2	11	4/11/2022	4/11/2022	3/11/2032	NAP	5	0	L(26),D(87),O(7)
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	No	Actual/360	0	0	120	119	360	359	3/22/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
49	Loan	11, 13, I	1	210 Central Park South, Inc.	No	Actual/360	120	118	120	118	0	0	2/25/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	No	Actual/360	120	118	120	118	0	0	2/28/2022	2	1	4/1/2022	NAP	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	No	Actual/360	0	0	120	119	360	359	3/18/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	No	Actual/360	0	0	120	118	360	358	2/14/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
53	Loan		1	111 Fulton - Chipotle	No	Actual/360	120	119	120	119	0	0	3/31/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	5	L(25),D(88),O(7)
54	Loan		1	Broadmoor Self Storage Portfolio	No	Actual/360	120	118	120	118	0	0	3/4/2022	2	11	4/11/2022	NAP	3/11/2032	NAP	0	0	L(26),D(90),O(4)
55	Loan	H	1	Sandy Springs Wellness Center	No	Actual/360	120	118	120	118	0	0	2/23/2022	2	11	4/11/2022	NAP	3/11/2032	NAP	5	0	L(26),YM1(90),O(4)
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	No	Actual/360	0	0	120	119	360	359	3/14/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
57	Loan	11, 12, 13, I	1	325 House Inc.	No	Actual/360	0	0	120	118	480	478	2/24/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	No	Actual/360	0	0	120	118	480	478	2/24/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	No	Actual/360	0	0	120	118	480	478	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
60	Loan		1	Stafford Self Storage	No	Actual/360	0	0	120	119	360	359	4/5/2022	1	11	5/11/2022	5/11/2022	4/11/2032	NAP	0	0	L(25),D(88),O(7)
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	No	Actual/360	120	119	120	119	0	0	3/31/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
62	Loan		1	Edgewood Square Shopping Center	No	Actual/360	120	119	120	119	0	0	3/31/2022	1	1	5/1/2022	NAP	4/1/2032	NAP	0	5	L(25),D(90),O(5)
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	No	Actual/360	0	0	120	119	360	359	3/8/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	No	Actual/360	0	0	120	118	480	478	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
65	Loan	11, 13, I	1	77th Apartment Corp.	No	Actual/360	0	0	120	118	360	358	2/23/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
66	Loan	11, 13, I	1	855 West End Owners Corp.	No	Actual/360	0	0	120	118	360	358	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
67	Loan	11, 13, I	1	34 Downing Owners Corp.	No	Actual/360	0	0	120	118	480	478	2/28/2022	2	1	4/1/2022	4/1/2022	3/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	No	Actual/360	0	0	120	117	360	357	1/31/2022	3	1	3/1/2022	3/1/2022	2/1/2032	NAP	10	10	YM1(113),1%(3),O(4)
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	No	Actual/360	0	0	120	119	480	479	3/22/2022	1	1	5/1/2022	5/1/2022	4/1/2032	NAP	10	10	YM1(113),1%(3),O(4)

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
1	Loan	5, 14, A	1	Constitution Center	79,972,453	27,076,464	52,895,989	12/31/2021	T-12	77,660,677	26,226,920	51,433,757	12/31/2020	T-12	77,044,515	27,395,623	49,648,892	12/31/2019	T-12	97.1%	85,939,687
2	Loan	20, B	1	1600 Broadway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	11,128,335
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	12,187,833	3,006,945	9,180,888	12/31/2021	T-12	11,599,695	3,261,097	8,338,599	12/31/2020	T-12	10,667,863	3,331,023	7,336,840	12/31/2019	T-12	97.1%	13,216,597
4	Loan	5, 6, 9	9	Life Science Office Portfolio	22,835,470	6,576,515	16,258,955	10/31/2021	T-12	23,065,668	6,813,757	16,251,911	12/31/2020	T-12	22,491,499	6,202,630	16,288,869	12/31/2019	T-12	93.5%	24,677,246
4.01	Property		1	21717 & 21823 30th Drive SE	4,199,669	820,089	3,379,581	10/31/2021	T-12	4,019,368	724,364	3,295,004	12/31/2020	T-12	3,848,561	680,543	3,168,018	12/31/2019	T-12	93.7%	4,277,043
4.02	Property		1	47900 Bayside Parkway	1,957,965	615,919	1,342,046	10/31/2021	T-12	2,631,138	585,887	2,045,252	12/31/2020	T-12	2,509,449	556,169	1,953,280	12/31/2019	T-12	93.1%	3,377,407
4.03	Property		1	2904 Orchard Parkway	3,076,727	686,715	2,390,011	10/31/2021	T-12	2,969,709	821,441	2,148,268	12/31/2020	T-12	2,599,252	660,500	1,938,752	12/31/2019	T-12	93.5%	2,934,115
4.04	Property		1	4770 Regent Boulevard	2,334,694	380,737	1,953,958	10/31/2021	T-12	2,297,482	380,665	1,916,816	12/31/2020	T-12	2,217,071	390,675	1,826,396	12/31/2019	T-12	94.2%	2,393,638
4.05	Property		1	1111 W. 34th Street	3,494,520	1,673,130	1,821,390	10/31/2021	T-12	3,189,274	1,636,204	1,553,070	12/31/2020	T-12	3,618,993	1,502,233	2,116,760	12/31/2019	T-12	90.8%	3,327,060
4.06	Property		1	330 Baker Ave	1,908,045	312,136	1,595,908	10/31/2021	T-12	1,899,295	296,516	1,602,779	12/31/2020	T-12	1,889,209	277,708	1,611,501	12/31/2019	T-12	94.0%	1,929,995
4.07	Property		1	6300 Eighth Avenue	2,125,912	1,006,645	1,119,267	10/31/2021	T-12	2,253,800	1,174,288	1,079,513	12/31/2020	T-12	2,113,346	984,593	1,128,753	12/31/2019	T-12	91.0%	2,385,099
4.08	Property		1	15 North Broadway	1,640,894	432,782	1,208,112	10/31/2021	T-12	1,730,352	545,213	1,185,138	12/31/2020	T-12	1,679,392	511,263	1,168,129	12/31/2019	T-12	98.6%	2,055,131
4.09	Property		1	30 New Crossing Road	2,097,044	648,362	1,448,682	10/31/2021	T-12	2,075,251	649,179	1,426,071	12/31/2020	T-12	2,016,226	638,946	1,377,280	12/31/2019	T-12	92.7%	1,997,757
5	Loan	5, 22, 23	1	601 Lexington Avenue	155,075,181	65,527,372	89,547,809	9/30/2021	T-12	155,490,755	66,551,536	88,939,219	12/31/2020	T-12	147,502,669	64,986,057	82,516,612	12/31/2019	T-12	93.5%	159,706,334
6	Loan		1	2115 Wisconsin Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.6%	7,413,143
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	26,381,515	7,317,849	19,063,666	12/31/2021	T-12	24,456,418	7,544,986	16,911,432	6/30/2021	T-12	17,709,433	6,922,429	10,787,004	6/30/2020	T-12	94.0%	27,115,810
8	Loan	5	1	Norfolk Premium Outlets	13,459,677	4,345,621	9,114,056	12/31/2021	T-12	10,712,858	3,780,721	6,932,137	12/31/2020	T-12	12,854,091	4,871,062	7,983,029	12/31/2019	T-12	82.1%	13,645,217
9	Loan	16	1	Shops at Dakota Crossing	5,208,771	1,350,078	3,858,693	12/31/2021	T-12	3,900,517	1,272,060	2,628,457	12/31/2020	T-12	3,962,600	1,237,154	2,725,446	12/31/2019	T-12	94.0%	5,510,417
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	14,232,335
10.01	Property		1	800 Northwest 4th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,469,022
10.02	Property		1	4100 Millennium Boulevard Southeast	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,357,882
10.03	Property		1	3000 East Mount Pleasant Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,127,579
10.04	Property		1	7330 West Sherman Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,611,343
10.05	Property		1	821 Route 97	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,592,577
10.06	Property		1	3200 Northern Cross Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,450,545
10.07	Property		1	3636 Medallion Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,499,544
10.08	Property		1	692 Wabash Avenue North	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	594,048
10.09	Property		1	225 Commonwealth Avenue Extension	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	529,795
11	Loan	24	1	Village Green East Apartments	3,896,852	1,791,178	2,105,673	2/28/2022	T-12	3,611,098	1,604,993	2,006,105	12/31/2020	T-12	3,573,448	1,630,234	1,943,214	12/31/2019	T-12	95.0%	4,051,652
12	Loan	18	1	980 Jolly Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	86.8%	3,938,454
13	Loan	5	1	Journal Squared Tower 2	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.2%	27,620,045
14	Loan	8	1	Storage Express I	2,309,927	811,272	1,498,655	1/31/2022	T-12	2,296,215	817,229	1,478,986	12/31/2021	T-12	2,073,142	816,198	1,256,944	12/31/2020	T-12	95.0%	2,345,491
15	Loan	8	1	Storage Express II	1,215,970	529,840	686,130	1/31/2022	T-12	1,199,001	534,865	664,136	12/31/2021	T-12	1,043,098	528,388	514,710	12/31/2020	T-12	95.0%	1,257,774
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.4%	8,574,267
16.01	Property		1	Market32 – Worcester, MA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.02	Property		1	Price Chopper – Gardner, MA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.03	Property		1	Hannaford Grocery – Gardner, MA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.04	Property		1	Tractor Supply – Minot, ND	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.05	Property		1	Walgreens – Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.06	Property		1	Walgreens – Prattville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.07	Property		1	Tractor Supply – Elizabethtown, KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.08	Property		1	Novant Health – Winston-Salem, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.10	Property		1	CVS Pharmacy – Kenova, WV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.11	Property		1	CVS Pharmacy – Abbeville, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.12	Property		1	Tractor Supply – Holden, ME	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.13	Property		1	Kum and Go – North Little Rock, AR	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.15	Property		1	Dollar Tree – Teaneck, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.16	Property		1	CVS Pharmacy – Anderson, IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.17	Property		1	Sherwin Williams – Hilliard, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.18	Property		1	Family Dollar – Pennsauken, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.19	Property		1	Family Dollar – Trenton, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.20	Property		1	Dollar General – National Park, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.21	Property		1	Dollar Tree – Fridley, MN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.22	Property		1	Dollar General – Greensburg, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.23	Property		1	Dollar General – East Lyme, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.24	Property		1	Dollar General – Hammond, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.25	Property		1	Dollar General – Brandon, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.26	Property		1	Dollar General – Edinburg, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.27	Property		1	Dollar Tree – Abilene, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.28	Property		1	Dollar General – Bossier City, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.29	Property		1	Dollar General – Walker, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.30	Property		1	Dollar General – Texarkana, AR	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.31	Property		1	Family Dollar – Casper, WY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.32	Property		1	Dollar General – Omaha, NE	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.33	Property		1	Family Dollar – Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.34	Property		1	Sherwin Williams – Saginaw, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.35	Property		1	Dollar General – Cameron, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.36	Property		1	Dollar General – Kingman, AZ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
17	Loan	5	1	Silver Sands Premium Outlets	23,174,515	4,562,537	18,611,978	11/30/2021	T-12	20,362,688	3,283,549	17,079,139	12/31/2020	T-12	23,225,467	4,436,947	18,788,520	12/31/2019	T-12	87.6%	23,797,959
18	Loan	9	1	Hoffner Commerce Center	1,948,155	288,755	1,659,400	12/31/2021	T-12	1,793,649	314,682	1,478,966	12/31/2020	T-12	1,660,511	305,330	1,355,181	12/31/2019	T-12	88.1%	2,254,016
19	Loan		1	Stor-All Vinings	1,470,977	322,988	1,147,989	1/31/2022	T-12	1,462,982	318,229	1,144,753	12/31/2021	T-12	1,387,510	300,609	1,086,901	12/31/2020	T-12	95.0%	1,499,852
20	Loan		1	640 2nd Street	2,104,113	357,469	1,746,644	12/31/2021	T-12	1,824,055	442,014	1,382,041	12/31/2020	T-12	1,875,678	465,535	1,410,143	12/31/2019	T-12	95.0%	2,179,754
21	Loan	11	1	Oakwood North and South Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,359,661
22	Loan	6	2	Hydrafacial and Red Oak Depot	1,585,434	536,672	1,048,761	12/31/2021	T-12	1,110,387	563,129	547,258	12/31/2020	T-12	1,529,354	537,626	991,728	12/31/2019	T-12	95.0%	2,106,954
22.01	Property		1	Hydrafacial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	Red Oak Depot	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan		1	7510-7610 Mason King Data Center	1,610,534	332,323	1,278,211	12/31/2021	T-12	1,660,513	381,796	1,278,717	12/31/2020	T-12	1,607,183	352,795	1,254,388	12/31/2019	T-12	93.8%	1,637,420
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	2,101,254	403,659	1,697,595	11/30/2021	T-11 Ann	1,848,515	704,302	1,144,213	12/31/2020	T-12	2,263,259	1,065,469	1,197,790	12/31/2019	T-12	95.0%	2,331,763
25	Loan	6	2	Basecamp Tahoe Portfolio	3,931,473	2,387,771	1,543,702	2/28/2022	T-12	3,025,428	1,912,072	1,113,356	12/31/2020	T-12	3,766,839	2,574,374	1,192,465	12/31/2019	T-12	62.0%	4,286,870
25.01	Property		1	Basecamp Tahoe South	2,720,049	1,605,820	1,114,229	2/28/2022	T-12	2,092,779	1,303,558	789,220	12/31/2020	T-12	2,508,155	1,665,811	842,345	12/31/2019	T-12	59.2%	2,990,412
25.02	Property		1	Basecamp Tahoe City	1,211,424	781,951	429,473	2/28/2022	T-12	932,649	608,514	324,136	12/31/2020	T-12	1,258,684	908,563	350,120	12/31/2019	T-12	69.2%	1,296,458
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	51,220,405	9,974,466	41,245,939	12/31/2021	T-12	46,173,375	8,384,962	37,788,413	12/31/2020	T-12	43,166,777	7,222,431	35,944,346	12/31/2019	T-12	100.0%	55,178,154
26.01	Property		1	4000 Principio Parkway	6,199,172	1,165,652	5,033,520	12/31/2021	T-12	6,018,245	1,033,939	4,984,306	12/31/2020	T-12	5,838,319	942,539	4,895,780	12/31/2019	T-12	100.0%	6,501,553
26.02	Property		1	2020 Joe B. Jackson Parkway	5,183,806	771,007	4,412,799	12/31/2021	T-12	4,966,906	412,225	4,554,681	12/31/2020	T-12	4,934,718	466,890	4,467,828	12/31/2019	T-12	100.0%	5,326,380
26.03	Property		1	1901 Meadowville Technology Parkway	6,495,036	1,424,674	5,070,362	12/31/2021	T-12	6,179,097	1,217,920	4,961,177	12/31/2020	T-12	6,147,034	1,193,206	4,953,828	12/31/2019	T-12	100.0%	6,711,851
26.04	Property		1	52 Pettengill Road	4,722,999	1,373,021	3,349,978	12/31/2021	T-12	4,558,855	1,364,364	3,194,491	12/31/2020	T-12	3,240,412	885,179	2,355,233	12/31/2019	T-12	100.0%	5,099,301
26.05	Property		1	510 John Dodd Road	4,786,492	430,808	4,355,683	12/31/2021	T-12	4,611,745	407,210	4,204,535	12/31/2020	T-12	4,671,876	315,449	4,356,427	12/31/2019	T-12	100.0%	5,001,109
26.06	Property		1	309 Dulty's Lane	3,608,303	155,003	3,453,300	12/31/2021	T-12	3,546,330	151,200	3,395,129	12/31/2020	T-12	3,483,064	136,309	3,346,755	12/31/2019	T-12	100.0%	3,660,336
26.07	Property		1	5300 Centerpoint Parkway	3,079,812	464,041	2,615,772	12/31/2021	T-12	2,970,898	413,311	2,557,587	12/31/2020	T-12	2,883,912	355,641	2,528,271	12/31/2019	T-12	100.0%	3,214,617
26.08	Property		1	17001 West Mercury Street	3,069,221	371,421	2,697,801	12/31/2021	T-12	15,969	952	15,017	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	3,046,813
26.09	Property		1	725 Darlington Avenue	2,537,246	958,219	1,579,028	12/31/2021	T-12	2,376,596	732,463	1,644,133	12/31/2020	T-12	2,477,401	837,916	1,639,485	12/31/2019	T-12	100.0%	2,864,263
26.10	Property		1	10100 89th Avenue North	2,004,689	1,013,374	991,315	12/31/2021	T-12	2,514,769	943,582	1,571,187	12/31/2020	T-12	2,397,354	869,814	1,527,540	12/31/2019	T-12	100.0%	2,867,390
26.11	Property		1	7303 Rickenbacker Parkway West	836,398	95,463	740,935	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,590,343
26.12	Property		1	4836 Hickory Hill Road	1,452,723	239,607	1,213,116	12/31/2021	T-12	1,486,515	245,083	1,241,432	12/31/2020	T-12	1,365,744	185,178	1,180,566	12/31/2019	T-12	100.0%	1,518,188
26.13	Property		1	7000 West Post Road	1,379,748	155,506	1,224,242	12/31/2021	T-12	1,374,079	139,964	1,234,114	12/31/2020	T-12	980,472	76,552	903,920	12/31/2019	T-12	100.0%	1,399,009
26.14	Property		1	3201 Bearing Drive	1,563,348	92,989	1,470,359	12/31/2021	T-12	1,532,694	89,236	1,443,459	12/31/2020	T-12	1,097,639	56,170	1,041,469	12/31/2019	T-12	100.0%	1,717,992
26.15	Property		1	900 Commerce Parkway West Drive	1,598,870	518,998	1,079,871	12/31/2021	T-12	1,536,383	483,075	1,053,308	12/31/2020	T-12	1,273,562	351,655	921,907	12/31/2019	T-12	100.0%	1,739,623
26.16	Property		1	6825 West County Road 400 North	1,621,864	509,091	1,112,773	12/31/2021	T-12	1,395,608	521,431	874,177	12/31/2020	T-12	1,338,603	318,566	1,020,037	12/31/2019	T-12	100.0%	1,790,931
26.17	Property		1	951 Trails Road	1,080,677	235,593	845,084	12/31/2021	T-12	1,088,686	229,006	859,680	12/31/2020	T-12	1,036,668	231,367	805,301	12/31/2019	T-12	100.0%	1,128,453
27	Loan		1	45360 Severn Way Data Center	1,491,595	325,612	1,165,983	12/31/2021	T-12	1,442,642	278,993	1,163,649	12/31/2020	T-12	1,437,610	292,024	1,145,586	12/31/2019	T-12	93.8%	1,477,843
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.5%	7,246,773
29	Loan		1	Home2 Suites - Loves Park Rockford	3,157,943	1,566,703	1,591,240	2/28/2022	T-12	2,894,598	1,452,645	1,441,953	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	85.0%	3,157,943
30	Loan		1	Town & Country Apartments	1,277,759	487,124	790,635	12/31/2021	T-12	1,178,867	425,492	753,375	12/31/2020	T-12	1,129,254	403,081	726,173	12/31/2019	T-12	95.0%	1,308,436
31	Loan	10	1	Harundale Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,413,747
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.3%	5,735,285
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.7%	7,267,650
34	Loan		1	Superior Self Storage	1,258,563	449,465	809,098	1/31/2022	T-12	1,233,511	446,338	787,173	12/31/2021	T-12	1,051,765	415,981	635,784	12/31/2020	T-12	93.4%	1,302,364
35	Loan		1	Fresno Center	1,021,559	193,928	827,631	12/31/2021	T-12	936,219	189,783	746,436	12/31/2020	T-12	928,309	190,341	737,967	12/31/2019	T-12	90.4%	985,799
36	Loan		1	Park Place at Heathrow	1,211,230	382,080	829,149	12/31/2021	T-12	1,127,359	356,027	771,332	12/31/2020	T-12	1,335,131	362,931	972,200	12/31/2019	T-12	95.0%	1,332,582
37	Loan		1	A Storage Place - Englewood	1,174,756	541,461	633,295	1/31/2022	T-12	1,144,764	556,156	588,608	12/31/2021	T-12	907,882	459,880	448,002	12/31/2020	T-12	88.6%	1,201,663
38	Loan	G	1	Shops at City Line	1,108,332	365,974	742,358	12/31/2021	T-12	1,073,532	305,255	768,277	12/31/2020	T-12	1,060,363	387,279	673,084	12/31/2019	T-12	90.4%	1,106,370
39	Loan		1	Augustine Plastics	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.0%	818,391
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	4,994,369
41	Loan		1	College Plaza	1,116,461	364,967	751,494	12/31/2021	T-12	1,146,759	341,324	805,435	12/31/2020	T-12	1,209,136	372,115	837,021	12/31/2019	T-12	88.8%	1,149,815
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	10,544,544
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	7,436,943
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	4,793,700
45	Loan		1	Bryant Circle Self Storage	882,757	237,646	645,111	1/31/2022	T-12	879,403	233,329	646,074	12/31/2021	T-12	755,756	219,316	536,440	12/31/2020	T-12	92.9%	896,723
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	2,928,342
47	Loan		1	Cubesmart - Wayne, NJ	711,304	267,340	443,964	1/31/2022	T-12	700,481	271,816	428,665	12/31/2021	T-12	619,189	259,824	359,365	12/31/2020	T-12	88.1%	733,941
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	3,361,822
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	6,861,311
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	2,496,780
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	8,665,928
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	2,386,670
53	Loan		1	111 Fulton - Chipotle	474,817	83,812	391,005	12/31/2021	T-12	462,066	78,052	384,014	12/31/2020	T-12	423,813	127,140	296,673	12/31/2019	T-12	95.0%	486,555
54	Loan		1	Broadmoor Self Storage Portfolio	662,402	346,682	315,720	12/31/2020	T-12	633,133	333,509	299,624	12/31/2019	T-12	604,228	349,733	254,495	12/31/2018	T-12	95.0%	673,632
55	Loan	H	1	Sandy Springs Wellness Center	462,949	159,511	303,437	12/31/2021	T-12	283,505	152,044	131,461	12/31/2020	T-12	282,695	140,460	142,235	12/31/2019	T-12	95.0%	542,255
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.1%	1,667,822
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	2,197,260
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	1,654,934
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	1,623,959
60	Loan		1	Stafford Self Storage	465,852	136,577	329,275	2/28/2022	T-12	385,309	91,010	294,299	12/31/2020	T-12	367,750	87,172	280,578	12/31/2019	T-12	95.0%	508,482
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	1,412,873
62	Loan		1	Edgewood Square Shopping Center	804,303	324,447	479,857	12/31/2021	T-12	824,090	321,328	502,762	12/31/2020	T-12	664,687	314,935	349,752	12/31/2019	T-12	95.0%	773,900
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,701,982
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.1%	2,648,074
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	1,049,241
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	931,724
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.8%	517,909
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	1,355,731
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	850,568

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)
1	Loan	5, 14, A	1	Constitution Center	29,664,589	56,275,098	352,512	3,006,585	52,916,001	4.57	4.30	14.1%	13.3%	914,000,000	As Is	12/29/2021	43.5%	43.5%	100.0%
2	Loan	20, B	1	1600 Broadway	1,875,078	9,253,257	7,708	0	9,245,549	2.70	2.70	9.4%	9.4%	197,000,000	As Is	1/19/2022	49.7%	49.7%	100.0%
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	3,244,797	9,971,800	104,806	503,841	9,727,154	1.65	1.61	7.7%	7.5%	200,000,000	As Portfolio	1/14/2022	65.2%	65.2%	97.8%
4	Loan	5, 6, 9	9	Life Science Office Portfolio	7,196,922	17,480,324	179,841	687,774	16,612,710	2.63	2.50	9.2%	8.8%	304,800,000	As Is	Various	62.3%	62.3%	99.8%
4.01	Property		1	21717 & 21823 30th Drive SE	960,760	3,316,283	72,223	144,900	3,099,160					58,300,000	As Is	10/22/2021			100.0%
4.02	Property		1	47900 Bayside Parkway	725,828	2,651,579	27,844	122,092	2,501,643					44,800,000	As Is	10/20/2021			100.0%
4.03	Property		1	2904 Orchard Parkway	717,809	2,216,306	32,250	78,979	2,105,077					43,000,000	As Is	10/20/2021			100.0%
4.04	Property		1	4770 Regent Boulevard	403,026	1,990,612	3,723	116,948	1,869,941					32,000,000	As Is	10/13/2021			100.0%
4.05	Property		1	1111 W. 34th Street	1,634,991	1,692,069	18,467	70,505	1,603,097					28,700,000	As Is	10/18/2021			97.4%
4.06	Property		1	330 Baker Ave	316,880	1,613,115	5,208	49,250	1,558,657					27,400,000	As Is	10/27/2021			100.0%
4.07	Property		1	6300 Eighth Avenue	1,207,944	1,177,155	867	71,500	1,104,789					29,500,000	As Is	10/19/2021			100.0%
4.08	Property		1	15 North Broadway	571,341	1,483,790	14,242	0	1,469,548					23,200,000	As Is	10/16/2021			100.0%
4.09	Property		1	30 New Crossing Road	658,342	1,339,415	5,017	33,600	1,300,799					17,900,000	As Is	10/27/2021			100.0%
5	Loan	5, 22, 23	1	601 Lexington Avenue	64,433,228	95,273,106	418,915	2,743,708	92,110,483	4.65	4.50	13.2%	12.7%	##########	As Is	10/1/2021	42.5%	42.5%	96.3%
6	Loan		1	2115 Wisconsin Avenue	2,348,475	5,064,668	64,688	35,886	4,964,094	2.18	2.14	9.2%	9.0%	94,500,000	As Is	2/23/2022	58.1%	58.1%	99.5%
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	8,903,155	18,212,655	116,667	686,276	17,409,712	3.83	3.66	12.1%	11.6%	300,000,000	As Is	1/6/2022	50.0%	50.0%	100.0%
8	Loan	5	1	Norfolk Premium Outlets	4,352,570	9,292,647	49,842	664,562	8,578,243	2.04	1.88	12.4%	11.4%	129,000,000	As Is	2/25/2022	58.1%	49.8%	81.5%
9	Loan	16	1	Shops at Dakota Crossing	1,442,738	4,067,679	26,939	224,258	3,816,482	1.80	1.68	8.8%	8.3%	68,900,000	As Stabilized	7/1/2022	66.7%	66.7%	100.0%
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	2,846,467	11,385,868	348,967	441,202	10,595,698	2.09	1.95	8.3%	7.7%	219,100,000	Various	Various	62.8%	62.8%	100.0%
10.01	Property		1	800 Northwest 4th Street	493,804	1,975,217	81,586	76,540	1,817,092					37,500,000	As Is	1/26/2022			100.0%
10.02	Property		1	4100 Millennium Boulevard Southeast	471,576	1,886,306	27,100	73,094	1,786,111					35,800,000	As Is	1/21/2022			100.0%
10.03	Property		1	3000 East Mount Pleasant Street	425,516	1,702,064	70,303	65,955	1,565,805					32,300,000	As Is	1/26/2022			100.0%
10.04	Property		1	7330 West Sherman Street	322,269	1,289,074	32,766	49,952	1,206,357					28,400,000	As Is	1/14/2022			100.0%
10.05	Property		1	821 Route 97	318,515	1,274,061	35,083	49,370	1,189,608					24,200,000	As Complete	1/19/2022			100.0%
10.06	Property		1	3200 Northern Cross Boulevard	290,109	1,160,436	19,173	44,967	1,096,297					22,000,000	As Is	1/6/2022			100.0%
10.07	Property		1	3636 Medallion Avenue	299,909	1,199,635	44,045	46,486	1,109,104					21,800,000	As Is	1/24/2022			100.0%
10.08	Property		1	692 Wabash Avenue North	118,810	475,239	22,434	18,416	434,389					9,000,000	As Is	1/21/2022			100.0%
10.09	Property		1	225 Commonwealth Avenue Extension	105,959	423,836	16,477	16,424	390,936					8,100,000	As Is	1/24/2022			100.0%
11	Loan	24	1	Village Green East Apartments	1,789,733	2,261,919	101,500	0	2,160,419	1.31	1.25	8.0%	7.7%	40,700,000	As Is	1/7/2022	69.2%	60.0%	95.1%
12	Loan	18	1	980 Jolly Road	1,521,303	2,417,152	23,858	149,115	2,244,178	2.65	2.46	9.8%	9.1%	36,500,000	Hypothetical As Is	12/3/2021	67.8%	67.8%	86.2%
13	Loan	5	1	Journal Squared Tower 2	5,574,050	22,045,994	176,000	0	21,869,994	3.40	3.37	12.0%	11.9%	483,100,000	As Is	9/1/2021	38.0%	38.0%	98.4%
14	Loan	8	1	Storage Express I	848,150	1,497,341	25,218	0	1,472,123	2.94	2.89	10.7%	10.5%	27,970,000	As Is	1/25/2022	50.6%	50.6%	96.0%
15	Loan	8	1	Storage Express II	515,886	741,888	13,197	0	728,691	2.94	2.89	10.7%	10.5%	13,540,000	As Is	1/25/2022	50.6%	50.6%	99.1%
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	257,228	8,317,039	78,052	328,542	7,910,445	2.67	2.54	9.5%	9.0%	159,790,000	As Is	Various	55.0%	55.0%	100.0%
16.01	Property		1	Market32 – Worcester, MA	NAV	NAV	NAV	NAV	NAV					26,700,000	As Is	12/16/2021			100.0%
16.02	Property		1	Price Chopper – Gardner, MA	NAV	NAV	NAV	NAV	NAV					17,300,000	As Is	1/23/2022			100.0%
16.03	Property		1	Hannaford Grocery – Gardner, MA	NAV	NAV	NAV	NAV	NAV					13,100,000	As Is	1/23/2022			100.0%
16.04	Property		1	Tractor Supply – Minot, ND	NAV	NAV	NAV	NAV	NAV					6,300,000	As Is	1/12/2022			100.0%
16.05	Property		1	Walgreens – Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV					6,200,000	As Is	1/15/2022			100.0%
16.06	Property		1	Walgreens – Prattville, AL	NAV	NAV	NAV	NAV	NAV					6,200,000	As Is	1/9/2022			100.0%
16.07	Property		1	Tractor Supply – Elizabethtown, KY	NAV	NAV	NAV	NAV	NAV					6,100,000	As Is	1/20/2022			100.0%
16.08	Property		1	Novant Health – Winston-Salem, NC	NAV	NAV	NAV	NAV	NAV					6,050,000	As Is	1/20/2022			100.0%
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	NAV	NAV	NAV	NAV	NAV					5,130,000	As Is	1/24/2022			100.0%
16.10	Property		1	CVS Pharmacy – Kenova, WV	NAV	NAV	NAV	NAV	NAV					5,000,000	As Is	12/4/2021			100.0%
16.11	Property		1	CVS Pharmacy – Abbeville, LA	NAV	NAV	NAV	NAV	NAV					4,680,000	As Is	1/15/2022			100.0%
16.12	Property		1	Tractor Supply – Holden, ME	NAV	NAV	NAV	NAV	NAV					4,600,000	As Is	1/21/2022			100.0%
16.13	Property		1	Kum and Go – North Little Rock, AR	NAV	NAV	NAV	NAV	NAV					4,300,000	As Is	1/27/2022			100.0%
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	NAV	NAV	NAV	NAV	NAV					3,940,000	As Is	1/20/2022			100.0%
16.15	Property		1	Dollar Tree – Teaneck, NJ	NAV	NAV	NAV	NAV	NAV					3,800,000	As Is	1/4/2022			100.0%
16.16	Property		1	CVS Pharmacy – Anderson, IN	NAV	NAV	NAV	NAV	NAV					3,150,000	As Is	1/11/2022			100.0%
16.17	Property		1	Sherwin Williams – Hilliard, OH	NAV	NAV	NAV	NAV	NAV					2,750,000	As Is	1/14/2022			100.0%
16.18	Property		1	Family Dollar – Pennsauken, NJ	NAV	NAV	NAV	NAV	NAV					2,600,000	As Is	1/7/2022			100.0%
16.19	Property		1	Family Dollar – Trenton, NJ	NAV	NAV	NAV	NAV	NAV					2,600,000	As Is	1/7/2022			100.0%
16.20	Property		1	Dollar General – National Park, NJ	NAV	NAV	NAV	NAV	NAV					2,500,000	As Is	1/11/2022			100.0%
16.21	Property		1	Dollar Tree – Fridley, MN	NAV	NAV	NAV	NAV	NAV					2,200,000	As Is	1/26/2022			100.0%
16.22	Property		1	Dollar General – Greensburg, PA	NAV	NAV	NAV	NAV	NAV					2,000,000	As Is	1/10/2022			100.0%
16.23	Property		1	Dollar General – East Lyme, CT	NAV	NAV	NAV	NAV	NAV					1,930,000	As Is	1/25/2022			100.0%
16.24	Property		1	Dollar General – Hammond, LA	NAV	NAV	NAV	NAV	NAV					1,900,000	As Is	1/15/2022			100.0%
16.25	Property		1	Dollar General – Brandon, MS	NAV	NAV	NAV	NAV	NAV					1,900,000	As Is	1/17/2022			100.0%
16.26	Property		1	Dollar General – Edinburg, TX	NAV	NAV	NAV	NAV	NAV					1,810,000	As Is	1/12/2022			100.0%
16.27	Property		1	Dollar Tree – Abilene, TX	NAV	NAV	NAV	NAV	NAV					1,800,000	As Is	1/21/2022			100.0%
16.28	Property		1	Dollar General – Bossier City, LA	NAV	NAV	NAV	NAV	NAV					1,730,000	As Is	1/15/2022			100.0%
16.29	Property		1	Dollar General – Walker, LA	NAV	NAV	NAV	NAV	NAV					1,640,000	As Is	1/15/2022			100.0%
16.30	Property		1	Dollar General – Texarkana, AR	NAV	NAV	NAV	NAV	NAV					1,600,000	As Is	1/5/2022			100.0%
16.31	Property		1	Family Dollar – Casper, WY	NAV	NAV	NAV	NAV	NAV					1,600,000	As Is	1/20/2022			100.0%
16.32	Property		1	Dollar General – Omaha, NE	NAV	NAV	NAV	NAV	NAV					1,560,000	As Is	1/5/2022			100.0%
16.33	Property		1	Family Dollar – Lafayette, LA	NAV	NAV	NAV	NAV	NAV					1,440,000	As Is	1/15/2022			100.0%
16.34	Property		1	Sherwin Williams – Saginaw, MI	NAV	NAV	NAV	NAV	NAV					1,350,000	As Is	1/3/2022			100.0%
16.35	Property		1	Dollar General – Cameron, NC	NAV	NAV	NAV	NAV	NAV					1,260,000	As Is	1/20/2022			100.0%
16.36	Property		1	Dollar General – Kingman, AZ	NAV	NAV	NAV	NAV	NAV					1,070,000	As Is	1/15/2022			100.0%

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)
17	Loan	5	1	Silver Sands Premium Outlets	4,494,806	19,303,153	65,273	870,312	18,367,568	3.43	3.27	13.8%	13.1%	276,000,000	As Is	12/21/2021	50.7%	50.7%	88.5%
18	Loan	9	1	Hoffner Commerce Center	737,248	1,516,769	17,737	67,149	1,431,883	1.69	1.60	10.6%	10.0%	23,000,000	As Is	1/25/2022	62.2%	57.2%	88.5%
19	Loan		1	Stor-All Vinings	300,231	1,199,620	14,249	0	1,185,372	2.02	2.00	8.4%	8.3%	22,300,000	As Is	1/4/2022	64.1%	64.1%	98.6%
20	Loan		1	640 2nd Street	439,570	1,740,184	2,410	24,096	1,713,678	3.11	3.06	12.3%	12.1%	27,600,000	As Is	2/16/2022	51.4%	51.4%	100.0%
21	Loan	11	1	Oakwood North and South Owners Corp.	2,040,869	2,318,792	65,000	0	2,253,792	4.20	4.08	16.6%	16.1%	48,000,000	As Is	12/16/2021	29.2%	29.2%	97.0%
22	Loan	6	2	Hydrafacial and Red Oak Depot	789,253	1,317,701	12,224	152,831	1,152,646	2.11	1.84	10.0%	8.7%	22,600,000	As Is	Various	58.4%	58.4%	95.6%
22.01	Property		1	Hydrafacial	NAV	NAV	NAV	NAV	NAV					11,300,000	As Is	12/6/2021			100.0%
22.02	Property		1	Red Oak Depot	NAV	NAV	NAV	NAV	NAV					11,300,000	As Is	12/19/2021			93.1%
23	Loan		1	7510-7610 Mason King Data Center	334,337	1,303,083	53,144	78,647	1,171,292	2.10	1.89	10.0%	9.0%	33,800,000	As Is	1/19/2022	38.5%	38.5%	100.0%
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	1,050,087	1,281,676	12,401	75,233	1,194,041	2.24	2.08	9.9%	9.2%	19,800,000	As Is	12/24/2021	65.7%	65.7%	97.6%
25	Loan	6	2	Basecamp Tahoe Portfolio	2,643,297	1,643,572	171,475	0	1,472,098	1.95	1.75	13.2%	11.8%	22,100,000	As Is	3/4/2022	56.5%	47.2%	57.4%
25.01	Property		1	Basecamp Tahoe South	1,801,812	1,188,600	119,616	0	1,068,984					15,100,000	As Is	3/4/2022			54.3%
25.02	Property		1	Basecamp Tahoe City	841,486	454,972	51,858	0	403,114					7,000,000	As Is	3/4/2022			66.9%
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	10,108,560	45,069,593	1,887,664	1,415,748	41,766,181	3.37	3.12	13.2%	12.2%	##########	As Portfolio	1/3/2022	29.0%	29.0%	100.0%
26.01	Property		1	4000 Principio Parkway	1,145,058	5,356,496	238,949	179,212	4,938,335					140,000,000	As Is	12/15/2021			100.0%
26.02	Property		1	2020 Joe B. Jackson Parkway	508,544	4,817,836	203,256	152,442	4,462,138					132,100,000	As Is	12/21/2021			100.0%
26.03	Property		1	1901 Meadowville Technology Parkway	1,587,536	5,124,315	203,256	152,442	4,768,617					115,400,000	As Is	12/15/2021			100.0%
26.04	Property		1	52 Pettengill Road	1,459,081	3,640,220	122,848	92,136	3,425,236					123,000,000	As Is	1/3/2022			100.0%
26.05	Property		1	510 John Dodd Road	401,290	4,599,819	203,148	152,361	4,244,310					112,500,000	As Is	12/23/2021			100.0%
26.06	Property		1	309 Dulty's Lane	171,164	3,489,171	126,767	95,075	3,267,329					107,900,000	As Is	12/22/2021			100.0%
26.07	Property		1	5300 Centerpoint Parkway	431,314	2,783,304	116,268	87,201	2,579,834					57,600,000	As Is	12/16/2021			100.0%
26.08	Property		1	17001 West Mercury Street	315,274	2,731,539	129,092	96,819	2,505,627					50,400,000	As Is	12/20/2021			100.0%
26.09	Property		1	725 Darlington Avenue	837,845	2,026,418	33,485	25,114	1,967,820					51,400,000	As Is	12/9/2021			100.0%
26.10	Property		1	10100 89th Avenue North	1,091,485	1,775,905	63,812	47,859	1,664,234					39,500,000	As Is	12/15/2021			100.0%
26.11	Property		1	7303 Rickenbacker Parkway West	179,543	1,410,800	71,501	53,626	1,285,674					33,400,000	As Is	12/16/2021			100.0%
26.12	Property		1	4836 Hickory Hill Road	259,542	1,258,647	129,232	96,924	1,032,491					35,500,000	As Is	1/3/2022			100.0%
26.13	Property		1	7000 West Post Road	164,776	1,234,233	19,191	14,393	1,200,650					30,400,000	As Is	12/14/2021			100.0%
26.14	Property		1	3201 Bearing Drive	105,502	1,612,490	84,582	63,437	1,464,471					29,800,000	As Is	12/28/2021			100.0%
26.15	Property		1	900 Commerce Parkway West Drive	710,534	1,029,090	58,878	44,158	926,054					27,500,000	As Is	12/28/2021			100.0%
26.16	Property		1	6825 West County Road 400 North	494,997	1,295,934	49,008	36,756	1,210,170					24,300,000	As Is	12/15/2021			100.0%
26.17	Property		1	951 Trails Road	245,077	883,377	34,390	25,793	823,194					17,600,000	As Is	12/15/2021			100.0%
27	Loan		1	45360 Severn Way Data Center	306,239	1,171,604	38,688	68,152	1,064,764	2.14	1.94	10.2%	9.3%	31,000,000	As Is	1/19/2022	37.1%	37.1%	100.0%
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	4,817,535	2,429,238	31,950	0	2,397,288	4.89	4.83	22.1%	21.8%	125,500,000	As Is	12/21/2021	8.7%	7.6%	96.5%
29	Loan		1	Home2 Suites - Loves Park Rockford	1,691,391	1,466,552	126,318	0	1,340,234	2.18	1.99	14.0%	12.8%	16,900,000	As Is	2/14/2022	62.1%	51.1%	85.0%
30	Loan		1	Town & Country Apartments	479,220	829,216	27,529	0	801,687	1.76	1.70	8.3%	8.0%	16,700,000	As Is	1/26/2022	59.9%	59.9%	98.9%
31	Loan	10	1	Harundale Plaza	240,068	1,173,678	35,570	109,804	1,028,304	2.98	2.61	12.7%	11.1%	13,800,000	As Is	2/10/2022	67.0%	67.0%	100.0%
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	2,057,981	3,677,304	60,000	0	3,617,304	9.44	9.29	41.6%	41.0%	77,900,000	As Is	1/5/2022	11.3%	9.8%	91.3%
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	3,093,491	4,174,159	11,400	0	4,162,759	15.56	15.52	49.7%	49.6%	153,000,000	As Is	12/14/2021	5.5%	5.5%	96.7%
34	Loan		1	Superior Self Storage	418,636	883,728	13,681	0	870,047	2.90	2.86	11.2%	11.1%	16,440,000	As Is	1/23/2022	47.8%	47.8%	96.0%
35	Loan		1	Fresno Center	283,354	702,445	25,662	14,432	662,351	1.56	1.48	9.2%	8.7%	11,220,000	As Is	1/11/2022	68.0%	59.3%	96.7%
36	Loan		1	Park Place at Heathrow	401,896	930,686	5,463	57,585	867,638	2.86	2.67	12.4%	11.6%	15,400,000	As Is	1/28/2022	48.7%	48.7%	100.0%
37	Loan		1	A Storage Place - Englewood	524,505	677,158	9,477	0	667,681	2.41	2.37	9.4%	9.3%	15,910,000	As Is	11/16/2021	45.3%	45.3%	93.3%
38	Loan	G	1	Shops at City Line	364,664	741,706	6,882	25,951	708,873	1.70	1.62	10.3%	9.9%	11,000,000	As Is	11/16/2021	65.4%	53.0%	85.1%
39	Loan		1	Augustine Plastics	32,736	785,655	37,204	24,310	724,141	2.73	2.51	11.2%	10.3%	13,975,000	As Is	2/2/2022	50.1%	50.1%	100.0%
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	2,254,350	2,740,019	42,000	0	2,698,019	9.00	8.86	39.8%	39.2%	130,300,000	As Is	1/24/2022	5.3%	4.6%	95.0%
41	Loan		1	College Plaza	349,492	800,323	14,294	20,993	765,036	2.89	2.76	12.1%	11.6%	10,625,000	As Is	1/3/2022	62.1%	62.1%	95.8%
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	4,630,483	5,914,061	34,000	0	5,880,061	16.86	16.76	90.1%	89.6%	249,500,000	As Is	2/2/2022	2.6%	2.1%	94.9%
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	3,217,163	4,219,780	27,000	0	4,192,780	15.13	15.03	66.1%	65.6%	167,400,000	As Is	12/30/2021	3.8%	3.3%	94.9%
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	2,458,397	2,335,303	49,000	0	2,286,303	8.00	7.83	37.1%	36.3%	104,660,000	As Is	1/21/2022	6.0%	5.2%	94.0%
45	Loan		1	Bryant Circle Self Storage	262,004	634,719	5,957	0	628,762	2.72	2.70	10.5%	10.4%	11,730,000	As Is	1/26/2022	51.3%	51.3%	98.8%
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	1,396,872	1,531,470	34,600	0	1,496,870	5.28	5.16	25.5%	25.0%	33,300,000	As Is	1/27/2022	18.0%	15.8%	95.0%
47	Loan		1	Cubesmart - Wayne, NJ	250,590	483,351	3,055	0	480,296	1.61	1.60	9.4%	9.3%	8,550,000	As Is	1/31/2022	60.5%	48.4%	89.2%
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	1,261,168	2,100,654	31,500	0	2,069,154	7.42	7.31	40.7%	40.0%	32,100,000	As Is	2/8/2022	16.1%	12.7%	97.0%
49	Loan	11, 13, I	1	210 Central Park South, Inc.	3,371,077	3,490,234	78,300	0	3,411,934	22.80	22.29	69.8%	68.2%	231,050,000	As Is	1/20/2022	2.2%	2.2%	93.0%
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	625,070	1,871,710	6,600	0	1,865,110	11.40	11.36	37.4%	37.3%	50,900,000	As Is	1/4/2022	9.8%	9.8%	97.0%
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	4,065,044	4,600,884	45,500	0	4,555,384	17.20	17.03	92.2%	91.3%	168,500,000	As Is	1/6/2022	3.0%	2.3%	94.9%
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	899,439	1,487,231	19,000	0	1,468,231	5.82	5.75	29.8%	29.5%	24,200,000	As Is	1/11/2022	20.6%	15.9%	94.0%
53	Loan		1	111 Fulton - Chipotle	103,671	382,883	329	18,846	363,708	1.81	1.72	8.9%	8.5%	7,600,000	As Is	1/21/2022	56.6%	56.6%	100.0%
54	Loan		1	Broadmoor Self Storage Portfolio	298,299	375,332	13,140	0	362,193	2.29	2.21	9.6%	9.2%	7,100,000	As Is	1/26/2022	55.3%	55.3%	99.6%
55	Loan	H	1	Sandy Springs Wellness Center	155,402	386,854	8,368	6,690	371,795	2.64	2.54	11.9%	11.5%	5,600,000	As Is	1/20/2022	57.9%	57.9%	100.0%
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	610,991	1,056,831	25,200	0	1,031,631	6.27	6.12	33.6%	32.8%	14,500,000	As Is	12/15/2021	21.7%	17.0%	97.1%
57	Loan	11, 12, 13, I	1	325 House Inc.	1,008,132	1,189,128	24,000	0	1,165,128	8.79	8.61	38.6%	37.8%	44,340,000	As Is	1/13/2022	6.9%	6.0%	94.0%
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	951,022	703,912	18,000	0	685,912	5.35	5.21	23.5%	22.9%	32,170,000	As Is	1/13/2022	9.3%	8.0%	94.0%
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	713,947	910,012	30,000	0	880,012	6.96	6.73	30.4%	29.4%	20,200,000	As Is	12/16/2021	14.8%	12.7%	93.0%
60	Loan		1	Stafford Self Storage	151,814	356,668	5,535	0	351,133	2.05	2.02	12.8%	12.6%	4,350,000	As Is	2/21/2022	64.3%	52.5%	97.2%
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	741,845	671,028	18,500	0	652,528	5.53	5.38	24.2%	23.6%	14,150,000	As Is	9/1/2021	19.6%	19.6%	94.0%
62	Loan		1	Edgewood Square Shopping Center	341,257	432,643	23,258	57,797	351,587	3.63	2.95	15.7%	12.8%	5,975,000	As Is	12/15/2021	46.0%	46.0%	100.0%
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	593,736	1,108,246	13,800	0	1,094,446	8.73	8.62	46.3%	45.7%	35,000,000	As Is	12/14/2021	6.8%	5.3%	95.0%
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	961,126	1,686,948	25,600	0	1,661,348	18.12	17.84	79.0%	77.8%	24,500,000	As Is	12/28/2021	8.7%	7.5%	98.1%
65	Loan	11, 13, I	1	77th Apartment Corp.	593,638	455,603	12,250	0	443,353	4.21	4.10	22.8%	22.2%	14,300,000	As Is	1/27/2022	13.9%	11.0%	97.0%
66	Loan	11, 13, I	1	855 West End Owners Corp.	329,778	601,946	14,400	0	587,546	6.96	6.79	36.6%	35.7%	18,300,000	As Is	12/27/2021	9.0%	7.0%	93.0%
67	Loan	11, 13, I	1	34 Downing Owners Corp.	232,992	284,917	4,200	0	280,717	5.14	5.06	23.8%	23.4%	9,750,000	As Is	1/20/2022	12.3%	10.7%	96.8%
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	489,862	865,869	10,000	0	855,869	14.35	14.19	74.4%	73.5%	23,200,000	As Is	12/6/2021	5.0%	3.9%	96.1%
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	253,516	597,052	10,200	0	586,852	12.63	12.41	59.8%	58.7%	21,560,000	As Is	1/24/2022	4.6%	4.0%	94.0%

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF
1	Loan	5, 14, A	1	Constitution Center	12/1/2021	No	OCC	471,499	33.4%	10/31/2038	FHFA	377,092
2	Loan	20, B	1	1600 Broadway	5/1/2022	Yes	Mars Retail Group, LLC	25,693	100.0%	4/30/2036	NAP	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	1/12/2022	No	Walter Lee Culp Associates, Inc.	30,650	5.8%	10/31/2028	Perennials and Sutherland	29,937
4	Loan	5, 6, 9	9	Life Science Office Portfolio	1/20/2022
4.01	Property		1	21717 & 21823 30th Drive SE	1/20/2022	Yes	Seattle Genetics, Inc.	144,900	100.0%	6/30/2024	NAP	NAP
4.02	Property		1	47900 Bayside Parkway	1/20/2022	Yes	Stryker Corporation	122,092	100.0%	12/31/2030	NAP	NAP
4.03	Property		1	2904 Orchard Parkway	1/20/2022	Yes	Complete Genomics	78,979	100.0%	12/31/2025	NAP	NAP
4.04	Property		1	4770 Regent Boulevard	1/20/2022	Yes	Quest Diagnostics Clinical Laboratories, Inc.	116,948	100.0%	12/31/2025	NAP	NAP
4.05	Property		1	1111 W. 34th Street	1/20/2022	No	St. David's Healthcare Partnership	42,564	60.4%	6/30/2029	Austin Gastroenterology, P.A.	9,755
4.06	Property		1	330 Baker Ave	1/20/2022	Yes	Atrius Health, Inc.	49,250	100.0%	6/30/2030	NAP	NAP
4.07	Property		1	6300 Eighth Avenue	1/20/2022	Yes	Maimonides Medical Center	71,500	100.0%	6/30/2034	NAP	NAP
4.08	Property		1	15 North Broadway	1/20/2022	Yes	The Trustees of Columbia University in the City of New York	50,097	100.0%	12/31/2035	NAP	NAP
4.09	Property		1	30 New Crossing Road	1/20/2022	Yes	MelroseWakefield Healthcare, Inc.	33,600	100.0%	10/31/2026	NAP	NAP
5	Loan	5, 22, 23	1	601 Lexington Avenue	11/1/2021	No	Kirkland & Ellis	616,139	36.8%	2/28/2039	Citibank	216,256
6	Loan		1	2115 Wisconsin Avenue	3/14/2022	No	Directors of Georgetown College	164,799	89.2%	2/29/2036	MedStar Medical Group, Gtown Hospital	19,078
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	1/26/2022	No	Covidien LP	102,001	14.9%	4/30/2026	Acorns Grow Incorporated	91,136
8	Loan	5	1	Norfolk Premium Outlets	2/15/2022	No	H&M	20,084	6.0%	1/31/2029	Nike Factory Store	14,000
9	Loan	16	1	Shops at Dakota Crossing	2/28/2022	No	Dick's Sporting Goods	50,018	35.8%	1/31/2027	Marshalls	22,471
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	5/1/2022
10.01	Property		1	800 Northwest 4th Street	5/1/2022	Yes	Shearer's Foods	515,972	100.0%	2/28/2042	NAP	NAP
10.02	Property		1	4100 Millennium Boulevard Southeast	5/1/2022	Yes	Shearer's Foods	171,390	100.0%	2/28/2042	NAP	NAP
10.03	Property		1	3000 East Mount Pleasant Street	5/1/2022	Yes	Shearer's Foods	444,618	100.0%	2/28/2042	NAP	NAP
10.04	Property		1	7330 West Sherman Street	5/1/2022	Yes	Shearer's Foods	207,222	100.0%	2/28/2042	NAP	NAP
10.05	Property		1	821 Route 97	5/1/2022	Yes	Shearer's Foods	221,876	100.0%	2/28/2042	NAP	NAP
10.06	Property		1	3200 Northern Cross Boulevard	5/1/2022	Yes	Shearer's Foods	121,253	100.0%	2/28/2042	NAP	NAP
10.07	Property		1	3636 Medallion Avenue	5/1/2022	Yes	Shearer's Foods	278,553	100.0%	2/28/2042	NAP	NAP
10.08	Property		1	692 Wabash Avenue North	5/1/2022	Yes	Shearer's Foods	141,878	100.0%	2/28/2042	NAP	NAP
10.09	Property		1	225 Commonwealth Avenue Extension	5/1/2022	Yes	Shearer's Foods	104,203	100.0%	2/28/2042	NAP	NAP
11	Loan	24	1	Village Green East Apartments	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	18	1	980 Jolly Road	9/30/2021	No	Brightview Landscapes, LLC	55,905	37.5%	3/31/2032	Henkels & McCoy Group, LLC	28,268
13	Loan	5	1	Journal Squared Tower 2	11/2/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	8	1	Storage Express I	2/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8	1	Storage Express II	2/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	2/1/2022
16.01	Property		1	Market32 – Worcester, MA	2/1/2022	Yes	Market32	64,017	100.0%	3/31/2034	NAP	NAP
16.02	Property		1	Price Chopper – Gardner, MA	2/1/2022	Yes	Price Chopper	61,378	100.0%	9/30/2032	NAP	NAP
16.03	Property		1	Hannaford Grocery – Gardner, MA	2/1/2022	Yes	Hannaford Grocery	41,644	100.0%	12/31/2029	NAP	NAP
16.04	Property		1	Tractor Supply – Minot, ND	2/1/2022	Yes	Tractor Supply Company	21,930	100.0%	12/10/2036	NAP	NAP
16.05	Property		1	Walgreens – Baton Rouge, LA	2/1/2022	Yes	Walgreens	14,820	100.0%	2/28/2031	NAP	NAP
16.06	Property		1	Walgreens – Prattville, AL	2/1/2022	Yes	Walgreens	14,490	100.0%	12/31/2034	NAP	NAP
16.07	Property		1	Tractor Supply – Elizabethtown, KY	2/1/2022	Yes	Tractor Supply Company	21,930	100.0%	10/31/2033	NAP	NAP
16.08	Property		1	Novant Health – Winston-Salem, NC	2/1/2022	Yes	Novant Health	12,459	100.0%	11/30/2031	NAP	NAP
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	2/1/2022	Yes	Fresenius Medical Care	6,414	100.0%	12/31/2031	NAP	NAP
16.10	Property		1	CVS Pharmacy – Kenova, WV	2/1/2022	Yes	CVS Pharmacy	14,280	100.0%	1/31/2038	NAP	NAP
16.11	Property		1	CVS Pharmacy – Abbeville, LA	2/1/2022	Yes	CVS Pharmacy	13,225	100.0%	1/31/2038	NAP	NAP
16.12	Property		1	Tractor Supply – Holden, ME	2/1/2022	Yes	Tractor Supply Company	19,050	100.0%	10/31/2035	NAP	NAP
16.13	Property		1	Kum and Go – North Little Rock, AR	2/1/2022	Yes	Kum and Go	4,995	100.0%	11/28/2032	NAP	NAP
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	2/1/2022	Yes	Forsyth Medical	15,644	100.0%	3/1/2031	NAP	NAP
16.15	Property		1	Dollar Tree – Teaneck, NJ	2/1/2022	Yes	Dollar Tree	10,700	100.0%	6/30/2031	NAP	NAP
16.16	Property		1	CVS Pharmacy – Anderson, IN	2/1/2022	Yes	CVS Pharmacy	10,125	100.0%	10/31/2033	NAP	NAP
16.17	Property		1	Sherwin Williams – Hilliard, OH	2/1/2022	Yes	Sherwin Williams	5,453	100.0%	12/31/2032	NAP	NAP
16.18	Property		1	Family Dollar – Pennsauken, NJ	2/1/2022	Yes	Family Dollar	9,000	100.0%	4/30/2030	NAP	NAP
16.19	Property		1	Family Dollar – Trenton, NJ	2/1/2022	Yes	Family Dollar	9,441	100.0%	3/31/2029	NAP	NAP
16.20	Property		1	Dollar General – National Park, NJ	2/1/2022	Yes	Dollar General	7,545	100.0%	2/28/2034	NAP	NAP
16.21	Property		1	Dollar Tree – Fridley, MN	2/1/2022	Yes	Dollar Tree	8,700	100.0%	1/31/2032	NAP	NAP
16.22	Property		1	Dollar General – Greensburg, PA	2/1/2022	Yes	Dollar General	10,825	100.0%	1/31/2032	NAP	NAP
16.23	Property		1	Dollar General – East Lyme, CT	2/1/2022	Yes	Dollar General	7,456	100.0%	10/31/2035	NAP	NAP
16.24	Property		1	Dollar General – Hammond, LA	2/1/2022	Yes	Dollar General	10,640	100.0%	1/31/2036	NAP	NAP
16.25	Property		1	Dollar General – Brandon, MS	2/1/2022	Yes	Dollar General	9,332	100.0%	8/31/2034	NAP	NAP
16.26	Property		1	Dollar General – Edinburg, TX	2/1/2022	Yes	Dollar General	9,014	100.0%	8/31/2031	NAP	NAP
16.27	Property		1	Dollar Tree – Abilene, TX	2/1/2022	Yes	Dollar Tree	9,984	100.0%	3/31/2032	NAP	NAP
16.28	Property		1	Dollar General – Bossier City, LA	2/1/2022	Yes	Dollar General	10,640	100.0%	9/30/2036	NAP	NAP
16.29	Property		1	Dollar General – Walker, LA	2/1/2022	Yes	Dollar General	9,100	100.0%	5/31/2034	NAP	NAP
16.30	Property		1	Dollar General – Texarkana, AR	2/1/2022	Yes	Dollar General	9,100	100.0%	7/31/2036	NAP	NAP
16.31	Property		1	Family Dollar – Casper, WY	2/1/2022	Yes	Family Dollar	9,180	100.0%	12/31/2031	NAP	NAP
16.32	Property		1	Dollar General – Omaha, NE	2/1/2022	Yes	Dollar General	7,489	100.0%	1/31/2037	NAP	NAP
16.33	Property		1	Family Dollar – Lafayette, LA	2/1/2022	Yes	Family Dollar	8,320	100.0%	4/30/2032	NAP	NAP
16.34	Property		1	Sherwin Williams – Saginaw, MI	2/1/2022	Yes	Sherwin Williams	4,000	100.0%	9/30/2031	NAP	NAP
16.35	Property		1	Dollar General – Cameron, NC	2/1/2022	Yes	Dollar General	9,014	100.0%	2/28/2031	NAP	NAP
16.36	Property		1	Dollar General – Kingman, AZ	2/1/2022	Yes	Dollar General	9,014	100.0%	5/31/2031	NAP	NAP

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF
17	Loan	5	1	Silver Sands Premium Outlets	1/26/2022	No	Saks Fifth Avenue Off 5th	29,502	6.8%	5/31/2024	Polo Ralph Lauren	15,621
18	Loan	9	1	Hoffner Commerce Center	3/10/2022	No	Orange County True Health	16,908	19.1%	11/30/2024	Young Planet Academy	4,326
19	Loan		1	Stor-All Vinings	12/31/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	640 2nd Street	1/21/2022	Yes	Applovin Corporation	24,096	100.0%	6/30/2027	NAP	NAP
21	Loan	11	1	Oakwood North and South Owners Corp.	1/18/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Hydrafacial and Red Oak Depot	11/1/2021
22.01	Property		1	Hydrafacial	11/1/2021	Yes	The Hydrafacial Company	22,515	100.0%	3/31/2033	NAP	NAP
22.02	Property		1	Red Oak Depot	11/1/2021	No	Baylor Health Care System - Family	11,780	30.5%	1/31/2026	Touchstone Imaging	8,335
23	Loan		1	7510-7610 Mason King Data Center	5/1/2022	Yes	Amazon Data Services, Inc.	151,840	100.0%	2/28/2026	NAP	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	1/1/2022	No	ShopRite	68,819	83.2%	5/31/2037	Red Lobster	8,355
25	Loan	6	2	Basecamp Tahoe Portfolio	2/28/2022
25.01	Property		1	Basecamp Tahoe South	2/28/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Basecamp Tahoe City	2/28/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	2/1/2022
26.01	Property		1	4000 Principio Parkway	2/1/2022	Yes	Restoration Hardware, Inc.	1,194,744	100.0%	2/29/2028	NAP	NAP
26.02	Property		1	2020 Joe B. Jackson Parkway	2/1/2022	Yes	Amazon.com Services, Inc.	1,016,281	100.0%	9/30/2027	NAP	NAP
26.03	Property		1	1901 Meadowville Technology Parkway	2/1/2022	Yes	Amazon.com Services, Inc.	1,016,281	100.0%	9/30/2027	NAP	NAP
26.04	Property		1	52 Pettengill Road	2/1/2022	Yes	UPS Supply Chain Solutions, Inc.	614,240	100.0%	5/31/2030	NAP	NAP
26.05	Property		1	510 John Dodd Road	2/1/2022	Yes	Amazon.com Services, Inc.	1,015,740	100.0%	9/30/2027	NAP	NAP
26.06	Property		1	309 Dulty's Lane	2/1/2022	Yes	BJ's Wholesale Club, Inc.	633,836	100.0%	7/31/2033	NAP	NAP
26.07	Property		1	5300 Centerpoint Parkway	2/1/2022	Yes	Avnet, Inc.	581,342	100.0%	9/30/2026	NAP	NAP
26.08	Property		1	17001 West Mercury Street	2/1/2022	Yes	ELC Distribution Center LLC	645,462	100.0%	8/31/2032	NAP	NAP
26.09	Property		1	725 Darlington Avenue	2/1/2022	Yes	YNAP Corporation	167,424	100.0%	8/31/2035	NAP	NAP
26.10	Property		1	10100 89th Avenue North	2/1/2022	No	Bunzl Minneapolis, LLC	155,313	48.7%	8/31/2029	Pelican Bio Thermal LLC	117,242
26.11	Property		1	7303 Rickenbacker Parkway West	2/1/2022	Yes	SYNNEX Corporation	357,504	100.0%	4/30/2028	NAP	NAP
26.12	Property		1	4836 Hickory Hill Road	2/1/2022	Yes	Barrett Distribution Centers, LLC	646,160	100.0%	4/30/2027	NAP	NAP
26.13	Property		1	7000 West Post Road	2/1/2022	Yes	Federal Express Corporation	95,953	100.0%	9/30/2025	NAP	NAP
26.14	Property		1	3201 Bearing Drive	2/1/2022	Yes	Amcor Rigid Plastics USA, Inc.	422,912	100.0%	6/30/2029	NAP	NAP
26.15	Property		1	900 Commerce Parkway West Drive	2/1/2022	Yes	BlueTriton Brands, Inc.	294,388	100.0%	7/31/2031	NAP	NAP
26.16	Property		1	6825 West County Road 400 North	2/1/2022	No	Stanley Security Solutions, Inc.	108,467	44.3%	2/28/2027	Envigo RMS, LLC	77,041
26.17	Property		1	951 Trails Road	2/1/2022	Yes	Joseph T. Ryerson & Son, Inc.	171,951	100.0%	8/31/2033	NAP	NAP
27	Loan		1	45360 Severn Way Data Center	5/1/2022	Yes	Amazon Data Services, Inc.	126,869	100.0%	10/31/2025	NAP	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	12/21/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Town & Country Apartments	2/10/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	10	1	Harundale Plaza	3/10/2022	No	Lidl	31,452	40.7%	1/31/2031	Crazy Crab	6,734
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	1/5/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	12/14/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Superior Self Storage	1/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Fresno Center	1/18/2022	No	T.J. Maxx	25,000	30.2%	1/31/2026	Rite Aid	17,272
36	Loan		1	Park Place at Heathrow	1/12/2022	No	Friendly Confines	5,214	14.3%	10/31/2028	F & D Kitchen & Bar	5,100
37	Loan		1	A Storage Place - Englewood	1/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	G	1	Shops at City Line	11/4/2021	No	DaVita	7,830	23.4%	7/31/2023	Sardis Chicken	4,347
39	Loan		1	Augustine Plastics	5/1/2022	Yes	Augustine Plastics	221,000	100.0%	2/28/2037	NAP	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	1/24/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	College Plaza	2/9/2022	No	Big Lots	37,349	28.7%	1/31/2025	Giant Eagle	30,000
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	2/2/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	12/30/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	1/21/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Bryant Circle Self Storage	1/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	1/27/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Cubesmart - Wayne, NJ	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	2/8/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	1/20/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	1/4/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	1/6/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	1/11/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	111 Fulton - Chipotle	5/1/2022	Yes	Chipotle	2,194	100.0%	3/31/2032	NAP	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	1/10/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	H	1	Sandy Springs Wellness Center	12/31/2021	No	LDBF Boxing for Parkinson's	5,450	18.1%	10/31/2025	HCG Weight Loss Center	3,950
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	12/15/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	1/13/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	1/13/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	12/16/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Stafford Self Storage	1/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	9/1/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Edgewood Square Shopping Center	11/1/2021	No	Harveys Supermarket	44,000	59.4%	8/31/2027	Family Dollar	8,450
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	12/14/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	12/28/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	1/27/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	12/27/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	1/20/2022	No	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	12/6/2021	No	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	1/24/2022	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)
1	Loan	5, 14, A	1	Constitution Center	26.7%	1/31/2027	GSA	375,260	26.6%	2/29/2024
2	Loan	20, B	1	1600 Broadway	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	5.7%	5/31/2023	Interior Design	24,651	4.7%	6/30/2026
4	Loan	5, 6, 9	9	Life Science Office Portfolio
4.01	Property		1	21717 & 21823 30th Drive SE	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	47900 Bayside Parkway	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	2904 Orchard Parkway	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	4770 Regent Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	1111 W. 34th Street	13.8%	4/30/2022	Cranial Technologies, Inc.	4,332	6.1%	11/30/2023
4.06	Property		1	330 Baker Ave	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	6300 Eighth Avenue	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	15 North Broadway	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	30 New Crossing Road	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 22, 23	1	601 Lexington Avenue	12.9%	59,978 SF expiring 12/31/2022; 59,978 SF expiring 8/31/2023; 29,989 SF expiring 4/30/2027; 66,311 SF expiring 4/30/2032	NYU	195,326	11.7%	10/31/2049
6	Loan		1	2115 Wisconsin Avenue	10.3%	4/30/2027	NAP	NAP	NAP	NAP
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	13.3%	1/31/2026	Skyworks Solutions, Inc.	91,136	13.3%	11/30/2029
8	Loan	5	1	Norfolk Premium Outlets	4.2%	6/30/2027	Old Navy	11,244	3.4%	6/30/2027
9	Loan	16	1	Shops at Dakota Crossing	16.1%	11/30/2026	PetSmart	12,652	9.1%	1/31/2027
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio
10.01	Property		1	800 Northwest 4th Street	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	4100 Millennium Boulevard Southeast	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	3000 East Mount Pleasant Street	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	7330 West Sherman Street	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	821 Route 97	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	3200 Northern Cross Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	3636 Medallion Avenue	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	692 Wabash Avenue North	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	225 Commonwealth Avenue Extension	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	24	1	Village Green East Apartments	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	18	1	980 Jolly Road	19.0%	2/28/2033	Fox Rothschild LLP	19,835	13.3%	3/31/2033
13	Loan	5	1	Journal Squared Tower 2	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	8	1	Storage Express I	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8	1	Storage Express II	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54
16.01	Property		1	Market32 – Worcester, MA	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Price Chopper – Gardner, MA	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Hannaford Grocery – Gardner, MA	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Tractor Supply – Minot, ND	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Walgreens – Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Walgreens – Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP
16.07	Property		1	Tractor Supply – Elizabethtown, KY	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Novant Health – Winston-Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	NAP	NAP	NAP	NAP	NAP	NAP
16.10	Property		1	CVS Pharmacy – Kenova, WV	NAP	NAP	NAP	NAP	NAP	NAP
16.11	Property		1	CVS Pharmacy – Abbeville, LA	NAP	NAP	NAP	NAP	NAP	NAP
16.12	Property		1	Tractor Supply – Holden, ME	NAP	NAP	NAP	NAP	NAP	NAP
16.13	Property		1	Kum and Go – North Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP
16.15	Property		1	Dollar Tree – Teaneck, NJ	NAP	NAP	NAP	NAP	NAP	NAP
16.16	Property		1	CVS Pharmacy – Anderson, IN	NAP	NAP	NAP	NAP	NAP	NAP
16.17	Property		1	Sherwin Williams – Hilliard, OH	NAP	NAP	NAP	NAP	NAP	NAP
16.18	Property		1	Family Dollar – Pennsauken, NJ	NAP	NAP	NAP	NAP	NAP	NAP
16.19	Property		1	Family Dollar – Trenton, NJ	NAP	NAP	NAP	NAP	NAP	NAP
16.20	Property		1	Dollar General – National Park, NJ	NAP	NAP	NAP	NAP	NAP	NAP
16.21	Property		1	Dollar Tree – Fridley, MN	NAP	NAP	NAP	NAP	NAP	NAP
16.22	Property		1	Dollar General – Greensburg, PA	NAP	NAP	NAP	NAP	NAP	NAP
16.23	Property		1	Dollar General – East Lyme, CT	NAP	NAP	NAP	NAP	NAP	NAP
16.24	Property		1	Dollar General – Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP
16.25	Property		1	Dollar General – Brandon, MS	NAP	NAP	NAP	NAP	NAP	NAP
16.26	Property		1	Dollar General – Edinburg, TX	NAP	NAP	NAP	NAP	NAP	NAP
16.27	Property		1	Dollar Tree – Abilene, TX	NAP	NAP	NAP	NAP	NAP	NAP
16.28	Property		1	Dollar General – Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP
16.29	Property		1	Dollar General – Walker, LA	NAP	NAP	NAP	NAP	NAP	NAP
16.30	Property		1	Dollar General – Texarkana, AR	NAP	NAP	NAP	NAP	NAP	NAP
16.31	Property		1	Family Dollar – Casper, WY	NAP	NAP	NAP	NAP	NAP	NAP
16.32	Property		1	Dollar General – Omaha, NE	NAP	NAP	NAP	NAP	NAP	NAP
16.33	Property		1	Family Dollar – Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP
16.34	Property		1	Sherwin Williams – Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP
16.35	Property		1	Dollar General – Cameron, NC	NAP	NAP	NAP	NAP	NAP	NAP
16.36	Property		1	Dollar General – Kingman, AZ	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)
17	Loan	5	1	Silver Sands Premium Outlets	3.6%	12/31/2027	Nike Factory Store	15,327	3.5%	1/31/2029
18	Loan	9	1	Hoffner Commerce Center	4.9%	11/30/2023	Vision Online, Inc	4,100	4.6%	7/30/2022
19	Loan		1	Stor-All Vinings	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	640 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Hydrafacial and Red Oak Depot
22.01	Property		1	Hydrafacial	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Red Oak Depot	21.6%	5/29/2026	Baylor Rehab	3,660	9.5%	12/22/2025
23	Loan		1	7510-7610 Mason King Data Center	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	10.1%	4/30/2025	The Bank of Greene County	3,500	4.2%	9/30/2028
25	Loan	6	2	Basecamp Tahoe Portfolio
25.01	Property		1	Basecamp Tahoe South	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Basecamp Tahoe City	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio
26.01	Property		1	4000 Principio Parkway	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	2020 Joe B. Jackson Parkway	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	1901 Meadowville Technology Parkway	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	52 Pettengill Road	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	510 John Dodd Road	NAP	NAP	NAP	NAP	NAP	NAP
26.06	Property		1	309 Dulty's Lane	NAP	NAP	NAP	NAP	NAP	NAP
26.07	Property		1	5300 Centerpoint Parkway	NAP	NAP	NAP	NAP	NAP	NAP
26.08	Property		1	17001 West Mercury Street	NAP	NAP	NAP	NAP	NAP	NAP
26.09	Property		1	725 Darlington Avenue	NAP	NAP	NAP	NAP	NAP	NAP
26.10	Property		1	10100 89th Avenue North	36.7%	9/30/2031	Countrywide Tire and Rubber, Inc.	46,507	14.6%	10/31/2023
26.11	Property		1	7303 Rickenbacker Parkway West	NAP	NAP	NAP	NAP	NAP	NAP
26.12	Property		1	4836 Hickory Hill Road	NAP	NAP	NAP	NAP	NAP	NAP
26.13	Property		1	7000 West Post Road	NAP	NAP	NAP	NAP	NAP	NAP
26.14	Property		1	3201 Bearing Drive	NAP	NAP	NAP	NAP	NAP	NAP
26.15	Property		1	900 Commerce Parkway West Drive	NAP	NAP	NAP	NAP	NAP	NAP
26.16	Property		1	6825 West County Road 400 North	31.4%	12/31/2023	Max Siegel, Inc.	59,533	24.3%	5/31/2026
26.17	Property		1	951 Trails Road	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	45360 Severn Way Data Center	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Town & Country Apartments	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	10	1	Harundale Plaza	8.7%	3/31/2031	Outback Steakhouse	6,500	8.4%	2/28/2023
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Superior Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Fresno Center	20.9%	5/31/2029	Papaya Fresh Marketplace	13,969	16.9%	7/31/2024
36	Loan		1	Park Place at Heathrow	14.0%	7/29/2025	The Nine @ Heathrow Thai Grill & Kitchen	3,850	10.6%	12/15/2026
37	Loan		1	A Storage Place - Englewood	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	G	1	Shops at City Line	13.0%	11/30/2025	Comcast	4,032	12.1%	10/31/2025
39	Loan		1	Augustine Plastics	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	College Plaza	23.1%	10/31/2025	Cambria County Area Community College	17,231	13.3%	6/30/2023
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Bryant Circle Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Cubesmart - Wayne, NJ	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	111 Fulton - Chipotle	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	H	1	Sandy Springs Wellness Center	13.2%	11/30/2022	Benevis	3,286	10.9%	12/31/2023
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Stafford Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Edgewood Square Shopping Center	11.4%	12/31/2022	Rainbow Stores	6,000	8.1%	1/31/2025
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
1	Loan	5, 14, A	1	Constitution Center	ASPR	186,198	13.2%	10/31/2037	NAP	NAP	NAP	NAP	1/19/2022	NAP	1/18/2022	NAP
2	Loan	20, B	1	1600 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2021	NAP	12/17/2021	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	E.C. Dicken	23,083	4.4%	5/31/2025	George Cameron Nash, Inc. (GCN Inc)	21,305	4.1%	1/31/2026	Various	NAP	Various	NAP
4	Loan	5, 6, 9	9	Life Science Office Portfolio
4.01	Property		1	21717 & 21823 30th Drive SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/29/2021	NAP	10/28/2021	10/29/2021
4.02	Property		1	47900 Bayside Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/29/2021	NAP	11/1/2021	10/29/2021
4.03	Property		1	2904 Orchard Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/29/2021	NAP	11/1/2021	11/3/2021
4.04	Property		1	4770 Regent Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/28/2021	NAP	10/29/2021	NAP
4.05	Property		1	1111 W. 34th Street	Texas Physical Therapy Specialists, Inc.	4,327	6.1%	10/31/2025	Texas Children's Pediatrics	3,875	5.5%	12/31/2025	10/28/2021	NAP	10/29/2021	NAP
4.06	Property		1	330 Baker Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2021	NAP	10/29/2021	NAP
4.07	Property		1	6300 Eighth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2021	NAP	10/29/2021	NAP
4.08	Property		1	15 North Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/29/2021	NAP	10/29/2021	NAP
4.09	Property		1	30 New Crossing Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/29/2021	NAP	10/29/2021	NAP
5	Loan	5, 22, 23	1	601 Lexington Avenue	Citadel	144,193	8.6%	8/31/2022	Freshfields	139,243	8.3%	6/30/2026	11/12/2021	NAP	11/12/2021	NAP
6	Loan		1	2115 Wisconsin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/7/2022	NAP	2/2/2022	NAP
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	The Regents of the University	84,896	12.4%	11/30/2029	LPA, Inc.	55,450	8.1%	3/31/2026	1/10/2022	NAP	1/14/2022	1/11/2022
8	Loan	5	1	Norfolk Premium Outlets	Polo Ralph Lauren	10,200	3.1%	11/30/2027	Under Armour	10,000	3.0%	6/30/2027	1/14/2022	NAP	1/14/2022	NAP
9	Loan	16	1	Shops at Dakota Crossing	Five Below	8,745	6.3%	2/28/2027	Hook & Reel Cajun Seafood	5,894	4.2%	9/30/2032	2/22/2022	NAP	2/22/2022	NAP
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio
10.01	Property		1	800 Northwest 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/4/2021	NAP	2/10/2022	NAP
10.02	Property		1	4100 Millennium Boulevard Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/22/2021	NAP	2/10/2022	NAP
10.03	Property		1	3000 East Mount Pleasant Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2021	NAP	2/10/2022	NAP
10.04	Property		1	7330 West Sherman Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/8/2021	NAP	2/10/2022	NAP
10.05	Property		1	821 Route 97	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/3/2021	NAP	2/10/2022	NAP
10.06	Property		1	3200 Northern Cross Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/21/2021	NAP	2/10/2022	NAP
10.07	Property		1	3636 Medallion Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/3/2021	NAP	2/10/2022	NAP
10.08	Property		1	692 Wabash Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/2/2021	NAP	2/10/2022	NAP
10.09	Property		1	225 Commonwealth Avenue Extension	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/11/2021	NAP	2/10/2022	NAP
11	Loan	24	1	Village Green East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/6/2022	NAP	1/6/2021	NAP
12	Loan	18	1	980 Jolly Road	HUB International Group Northeast, Inc.	13,972	9.4%	2/28/2031	Elevate Healthcare Marketing	10,339	6.9%	3/31/2033	12/14/2021	NAP	12/14/2021	NAP
13	Loan	5	1	Journal Squared Tower 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2021	NAP	10/15/2021	NAP
14	Loan	8	1	Storage Express I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP
15	Loan	8	1	Storage Express II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54
16.01	Property		1	Market32 – Worcester, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/2/2021	NAP	12/6/2021	NAP
16.02	Property		1	Price Chopper – Gardner, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/27/2021	NAP	1/28/2022	NAP
16.03	Property		1	Hannaford Grocery – Gardner, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/21/2021	NAP	1/28/2022	NAP
16.04	Property		1	Tractor Supply – Minot, ND	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/10/2022	NAP	1/10/2022	NAP
16.05	Property		1	Walgreens – Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2021	NAP	12/29/2021	NAP
16.06	Property		1	Walgreens – Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/17/2021	NAP	11/16/2021	NAP
16.07	Property		1	Tractor Supply – Elizabethtown, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/11/2021	NAP	11/11/2021	NAP
16.08	Property		1	Novant Health – Winston-Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/22/2021	NAP	1/7/2022	NAP
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/28/2021	NAP	11/4/2021	NAP
16.10	Property		1	CVS Pharmacy – Kenova, WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/29/2021	NAP	11/29/2021	NAP
16.11	Property		1	CVS Pharmacy – Abbeville, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/29/2021	NAP	11/29/2021	NAP
16.12	Property		1	Tractor Supply – Holden, ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/14/2021	NAP	12/14/2021	NAP
16.13	Property		1	Kum and Go – North Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/10/2022	NAP	1/10/2022	NAP
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/9/2021	NAP	12/8/2021	NAP
16.15	Property		1	Dollar Tree – Teaneck, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/25/2022	NAP	1/26/2022	NAP
16.16	Property		1	CVS Pharmacy – Anderson, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/12/2022	NAP	1/12/2022	NAP
16.17	Property		1	Sherwin Williams – Hilliard, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/27/2022	NAP
16.18	Property		1	Family Dollar – Pennsauken, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/13/2022	NAP	1/19/2022	NAP
16.19	Property		1	Family Dollar – Trenton, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/11/2022	NAP	1/17/2022	NAP
16.20	Property		1	Dollar General – National Park, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/24/2022	NAP	1/24/2022	NAP
16.21	Property		1	Dollar Tree – Fridley, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/16/2021	NAP	12/16/2021	NAP
16.22	Property		1	Dollar General – Greensburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2021	NAP	12/29/2021	NAP
16.23	Property		1	Dollar General – East Lyme, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/22/2021	NAP	10/22/2021	NAP
16.24	Property		1	Dollar General – Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/17/2021	NAP	12/17/2021	NAP
16.25	Property		1	Dollar General – Brandon, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/8/2021	NAP	12/8/2021	NAP
16.26	Property		1	Dollar General – Edinburg, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/18/2021	NAP	11/18/2021	NAP
16.27	Property		1	Dollar Tree – Abilene, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/15/2021	NAP	10/15/2021	NAP
16.28	Property		1	Dollar General – Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/20/2021	NAP	11/9/2021	NAP
16.29	Property		1	Dollar General – Walker, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/17/2021	NAP	12/17/2021	NAP
16.30	Property		1	Dollar General – Texarkana, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	12/20/2021	NAP
16.31	Property		1	Family Dollar – Casper, WY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/9/2021	NAP	12/8/2021	NAP
16.32	Property		1	Dollar General – Omaha, NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/10/2022	NAP	1/10/2022	NAP
16.33	Property		1	Family Dollar – Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/29/2021	NAP	11/3/2021	NAP
16.34	Property		1	Sherwin Williams – Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/16/2021	NAP	12/17/2021	NAP
16.35	Property		1	Dollar General – Cameron, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/13/2021	NAP	8/23/2021	NAP
16.36	Property		1	Dollar General – Kingman, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2021	NAP	9/9/2021	NAP

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
17	Loan	5	1	Silver Sands Premium Outlets	Old Navy Outlet	12,934	3.0%	1/31/2029	Columbia Sportswear Company	12,014	2.8%	1/31/2023	12/20/2021	NAP	1/26/2022	NAP
18	Loan	9	1	Hoffner Commerce Center	Laboratory Corporation of America	3,740	4.2%	1/31/2026	Greenberg Dental Associates, LLC	3,515	4.0%	1/31/2026	1/28/2022	NAP	1/28/2022	NAP
19	Loan		1	Stor-All Vinings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/12/2022	NAP	1/12/2022	NAP
20	Loan		1	640 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/23/2022	NAP	2/23/2022	2/23/2022
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/6/2022	NAP	1/6/2022	NAP
22	Loan	6	2	Hydrafacial and Red Oak Depot
22.01	Property		1	Hydrafacial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/13/2022	NAP	12/14/2021	12/8/2021
22.02	Property		1	Red Oak Depot	Aycox Pearson Family Dentistry	2,500	6.5%	6/6/2028	Cardiovascular Provider Resources	2,255	5.8%	12/31/2024	1/21/2022	NAP	1/21/2022	NAP
23	Loan		1	7510-7610 Mason King Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2022	NAP	3/7/2022	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/13/2022	NAP	1/13/2022	NAP
25	Loan	6	2	Basecamp Tahoe Portfolio
25.01	Property		1	Basecamp Tahoe South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/1/2022	NAP	3/1/2022	2/28/2022
25.02	Property		1	Basecamp Tahoe City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/1/2022	NAP	2/28/2022	2/28/2022
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio
26.01	Property		1	4000 Principio Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.02	Property		1	2020 Joe B. Jackson Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.03	Property		1	1901 Meadowville Technology Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2021	NAP	1/3/2022	NAP
26.04	Property		1	52 Pettengill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.05	Property		1	510 John Dodd Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.06	Property		1	309 Dulty's Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/28/2021	NAP	12/22/2021	NAP
26.07	Property		1	5300 Centerpoint Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.08	Property		1	17001 West Mercury Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.09	Property		1	725 Darlington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/22/2021	NAP	12/22/2021	NAP
26.10	Property		1	10100 89th Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2021	NAP	12/22/2021	NAP
26.11	Property		1	7303 Rickenbacker Parkway West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.12	Property		1	4836 Hickory Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	12/20/2021
26.13	Property		1	7000 West Post Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/28/2021	NAP	12/22/2021	NAP
26.14	Property		1	3201 Bearing Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.15	Property		1	900 Commerce Parkway West Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.16	Property		1	6825 West County Road 400 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP
26.17	Property		1	951 Trails Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/22/2021	NAP	12/22/2021	NAP
27	Loan		1	45360 Severn Way Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/15/2022	NAP	3/14/2022	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/3/2022	NAP	1/4/2022	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/28/2022	NAP	2/28/2022	NAP
30	Loan		1	Town & Country Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP
31	Loan	10	1	Harundale Plaza	Living Fit Club	5,165	6.7%	3/31/2024	Wells Fargo	4,218	5.5%	5/31/2024	2/3/2022	NAP	2/3/2022	NAP
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/14/2022	NAP	1/14/2022	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/20/2021	NAP	1/4/2022	NAP
34	Loan		1	Superior Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/26/2022	NAP	1/26/2022	1/26/2022
35	Loan		1	Fresno Center	Citi Trends	12,000	14.5%	9/30/2023	C&S Dazzle	5,083	6.1%	8/31/2024	1/20/2022	NAP	1/19/2022	1/20/2022
36	Loan		1	Park Place at Heathrow	Coyoacan Restaurant	3,400	9.3%	9/15/2026	Halal Guys	2,671	7.3%	8/21/2030	2/11/2022	NAP	2/11/2022	NAP
37	Loan		1	A Storage Place - Englewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/22/2021	NAP	11/22/2021	NAP
38	Loan	G	1	Shops at City Line	Mattress Warehouse	3,633	10.9%	5/31/2029	Integrated Medical Care - Physical Therapy	2,825	8.4%	9/30/2026	11/22/2021	NAP	11/22/2021	NAP
39	Loan		1	Augustine Plastics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/11/2022	NAP	2/11/2022	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/26/2022	NAP	1/27/2022	NAP
41	Loan		1	College Plaza	Three Wire Systems	6,950	5.3%	3/31/2025	Anytime Fitness	6,068	4.7%	1/31/2032	12/30/2021	NAP	12/30/2021	NAP
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/8/2022	NAP	2/10/2022	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/5/2022	NAP	1/5/2022	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/2/2022	NAP	2/3/2022	NAP
45	Loan		1	Bryant Circle Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/26/2022	NAP	1/26/2022	1/26/2022
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2022	NAP	2/2/2022	NAP
47	Loan		1	Cubesmart - Wayne, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/8/2022	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/31/2022	NAP	2/1/2022	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/11/2022	NAP	1/10/2022	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/19/2022	NAP	1/19/2022	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/19/2022	NAP	1/19/2022	NAP
53	Loan		1	111 Fulton - Chipotle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2022	NAP	2/3/2022	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/26/2022	NAP	1/26/2022	NAP
55	Loan	H	1	Sandy Springs Wellness Center	Salon Do & Spa	2,948	9.8%	9/30/2022	Georgia School of Phlebotonomy	2,060	6.9%	1/31/2026	1/17/2022	NAP	1/18/2022	NAP
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/23/2021	NAP	12/23/2021	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/6/2022	NAP	1/10/2022	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/10/2022	NAP	1/11/2022	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/20/2021	NAP	12/21/2021	NAP
60	Loan		1	Stafford Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/25/2022	NAP	2/25/2022	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2021	NAP	9/10/2021	NAP
62	Loan		1	Edgewood Square Shopping Center	Star Beauty Supply	3,449	4.7%	5/31/2024	Cajun Restaurant	2,000	2.7%	6/30/2031	12/17/2021	NAP	12/17/2021	NAP
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/23/2021	NAP	12/30/2021	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2021	NAP	1/4/2022	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/8/2022	NAP	2/8/2022	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/28/2021	NAP	12/30/2021	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/28/2022	NAP	1/31/2022	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/2/2021	NAP	12/7/2021	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2022	NAP	2/3/2022	NAP

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
1	Loan	5, 14, A	1	Constitution Center	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
2	Loan	20, B	1	1600 Broadway	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	NAP	No	Fee	NAP	NAP	NAP	NAP	307,411	153,706	0	Springing	0	Springing	0
4	Loan	5, 6, 9	9	Life Science Office Portfolio								0	Springing	0	Springing	0	Springing	0
4.01	Property		1	21717 & 21823 30th Drive SE	12%	No	Fee	NAP	NAP	NAP	NAP
4.02	Property		1	47900 Bayside Parkway	19%	No	Fee	NAP	NAP	NAP	NAP
4.03	Property		1	2904 Orchard Parkway	17%	No	Fee	NAP	NAP	NAP	NAP
4.04	Property		1	4770 Regent Boulevard	NAP	No	Fee	NAP	NAP	NAP	NAP
4.05	Property		1	1111 W. 34th Street	NAP	No	Fee	NAP	NAP	NAP	NAP
4.06	Property		1	330 Baker Ave	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
4.07	Property		1	6300 Eighth Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP
4.08	Property		1	15 North Broadway	NAP	No	Fee	NAP	NAP	NAP	NAP
4.09	Property		1	30 New Crossing Road	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	5, 22, 23	1	601 Lexington Avenue	NAP	No	Fee/Leasehold	4/30/2026	None	7/18/4367	Yes	0	Springing	0	Springing	0	Springing	837,829
6	Loan		1	2115 Wisconsin Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP	179,682	89,841	6,028	6,028	510,000	5,391	0
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	7%	No	Leasehold	4/30/2066	2, 5-year	1/18/9708	No	0	Springing	0	Springing	0	Springing	0
8	Loan	5	1	Norfolk Premium Outlets	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0
9	Loan	16	1	Shops at Dakota Crossing	NAP	No	Fee	NAP	NAP	NAP	NAP	129,269	64,634	13,087	6,544	0	2,245	80,820
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio								0	Springing	0	Springing	0	Springing	0
10.01	Property		1	800 Northwest 4th Street	NAP	No	Fee	NAP	NAP	NAP	NAP
10.02	Property		1	4100 Millennium Boulevard Southeast	NAP	No	Fee	NAP	NAP	NAP	NAP
10.03	Property		1	3000 East Mount Pleasant Street	NAP	No	Fee	NAP	NAP	NAP	NAP
10.04	Property		1	7330 West Sherman Street	NAP	No	Fee	NAP	NAP	NAP	NAP
10.05	Property		1	821 Route 97	NAP	No	Fee	NAP	NAP	NAP	NAP
10.06	Property		1	3200 Northern Cross Boulevard	NAP	No	Fee	NAP	NAP	NAP	NAP
10.07	Property		1	3636 Medallion Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP
10.08	Property		1	692 Wabash Avenue North	NAP	No	Fee	NAP	NAP	NAP	NAP
10.09	Property		1	225 Commonwealth Avenue Extension	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
11	Loan	24	1	Village Green East Apartments	NAP	No	Fee	NAP	NAP	NAP	NAP	46,055	46,055	0	Springing	0	8,459	0
12	Loan	18	1	980 Jolly Road	NAP	No	Fee	NAP	NAP	NAP	NAP	41,553	8,311	3,671	3,674	0	2,487	170,000
13	Loan	5	1	Journal Squared Tower 2	NAP	No	Fee	NAP	NAP	NAP	NAP	148,128	74,062	35,746	35,742	0	14,667	0
14	Loan	8	1	Storage Express I	NAP	No	Fee	NAP	NAP	NAP	NAP	122,027	30,507	0	Springing	0	0	0
15	Loan	8	1	Storage Express II	NAP	No	Fee	NAP	NAP	NAP	NAP	91,000	15,167	0	Springing	0	0	0
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54								142,577	59,590	0	Springing	216,928	4,011	0
16.01	Property		1	Market32 – Worcester, MA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.02	Property		1	Price Chopper – Gardner, MA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.03	Property		1	Hannaford Grocery – Gardner, MA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.04	Property		1	Tractor Supply – Minot, ND	NAP	No	Fee	NAP	NAP	NAP	NAP
16.05	Property		1	Walgreens – Baton Rouge, LA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.06	Property		1	Walgreens – Prattville, AL	NAP	No	Fee	NAP	NAP	NAP	NAP
16.07	Property		1	Tractor Supply – Elizabethtown, KY	NAP	No	Fee	NAP	NAP	NAP	NAP
16.08	Property		1	Novant Health – Winston-Salem, NC	NAP	No	Fee	NAP	NAP	NAP	NAP
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	NAP	No	Fee	NAP	NAP	NAP	NAP
16.10	Property		1	CVS Pharmacy – Kenova, WV	NAP	No	Fee	NAP	NAP	NAP	NAP
16.11	Property		1	CVS Pharmacy – Abbeville, LA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.12	Property		1	Tractor Supply – Holden, ME	NAP	No	Fee	NAP	NAP	NAP	NAP
16.13	Property		1	Kum and Go – North Little Rock, AR	NAP	No	Fee	NAP	NAP	NAP	NAP
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	NAP	No	Fee	NAP	NAP	NAP	NAP
16.15	Property		1	Dollar Tree – Teaneck, NJ	NAP	No	Fee	NAP	NAP	NAP	NAP
16.16	Property		1	CVS Pharmacy – Anderson, IN	NAP	No	Fee	NAP	NAP	NAP	NAP
16.17	Property		1	Sherwin Williams – Hilliard, OH	NAP	No	Fee	NAP	NAP	NAP	NAP
16.18	Property		1	Family Dollar – Pennsauken, NJ	NAP	No	Fee	NAP	NAP	NAP	NAP
16.19	Property		1	Family Dollar – Trenton, NJ	NAP	No	Fee	NAP	NAP	NAP	NAP
16.20	Property		1	Dollar General – National Park, NJ	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
16.21	Property		1	Dollar Tree – Fridley, MN	NAP	No	Fee	NAP	NAP	NAP	NAP
16.22	Property		1	Dollar General – Greensburg, PA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.23	Property		1	Dollar General – East Lyme, CT	NAP	No	Fee	NAP	NAP	NAP	NAP
16.24	Property		1	Dollar General – Hammond, LA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.25	Property		1	Dollar General – Brandon, MS	NAP	No	Fee	NAP	NAP	NAP	NAP
16.26	Property		1	Dollar General – Edinburg, TX	NAP	No	Fee	NAP	NAP	NAP	NAP
16.27	Property		1	Dollar Tree – Abilene, TX	NAP	No	Fee	NAP	NAP	NAP	NAP
16.28	Property		1	Dollar General – Bossier City, LA	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
16.29	Property		1	Dollar General – Walker, LA	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
16.30	Property		1	Dollar General – Texarkana, AR	NAP	No	Fee	NAP	NAP	NAP	NAP
16.31	Property		1	Family Dollar – Casper, WY	NAP	No	Fee	NAP	NAP	NAP	NAP
16.32	Property		1	Dollar General – Omaha, NE	NAP	No	Fee	NAP	NAP	NAP	NAP
16.33	Property		1	Family Dollar – Lafayette, LA	NAP	No	Fee	NAP	NAP	NAP	NAP
16.34	Property		1	Sherwin Williams – Saginaw, MI	NAP	No	Fee	NAP	NAP	NAP	NAP
16.35	Property		1	Dollar General – Cameron, NC	NAP	No	Fee	NAP	NAP	NAP	NAP
16.36	Property		1	Dollar General – Kingman, AZ	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
17	Loan	5	1	Silver Sands Premium Outlets	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	174,062
18	Loan	9	1	Hoffner Commerce Center	NAP	No	Fee	NAP	NAP	NAP	NAP	86,196	14,366	16,878	8,439	0	1,109	39,908
19	Loan		1	Stor-All Vinings	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	1,033	24,792
20	Loan		1	640 2nd Street	15%	No	Fee	NAP	NAP	NAP	NAP	7,342	7,342	5,204	Springing	0	201	4,824
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	138,528	69,264	308,742	25,728	0	0	0
22	Loan	6	2	Hydrafacial and Red Oak Depot								61,733	24,971	10,872	5,436	132,040	Springing	36,672
22.01	Property		1	Hydrafacial	9%	No	Fee	NAP	NAP	NAP	NAP
22.02	Property		1	Red Oak Depot	NAP	No	Fee	NAP	NAP	NAP	NAP
23	Loan		1	7510-7610 Mason King Data Center	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	1,265	0
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	No	Fee	NAP	NAP	NAP	NAP	52,053	17,351	0	Springing	0	1,033	12,401
25	Loan	6	2	Basecamp Tahoe Portfolio								4,544	4,544	0	Springing	750,000	Springing	0
25.01	Property		1	Basecamp Tahoe South	11%	No	Fee	NAP	NAP	NAP	NAP
25.02	Property		1	Basecamp Tahoe City	9%	No	Fee	NAP	NAP	NAP	NAP
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio								0	Springing	0	Springing	0	Springing	0
26.01	Property		1	4000 Principio Parkway	NAP	No	Fee	NAP	NAP	NAP	NAP
26.02	Property		1	2020 Joe B. Jackson Parkway	NAP	No	Leasehold	12/31/2032	Automatically every 30 days	1/0/1900	No
26.03	Property		1	1901 Meadowville Technology Parkway	NAP	No	Fee	NAP	NAP	NAP	NAP
26.04	Property		1	52 Pettengill Road	NAP	No	Fee	NAP	NAP	NAP	NAP
26.05	Property		1	510 John Dodd Road	NAP	No	Fee	NAP	NAP	NAP	NAP
26.06	Property		1	309 Dulty's Lane	NAP	No	Fee	NAP	NAP	NAP	NAP
26.07	Property		1	5300 Centerpoint Parkway	NAP	No	Fee	NAP	NAP	NAP	NAP
26.08	Property		1	17001 West Mercury Street	NAP	No	Fee	NAP	NAP	NAP	NAP
26.09	Property		1	725 Darlington Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP
26.10	Property		1	10100 89th Avenue North	NAP	No	Fee	NAP	NAP	NAP	NAP
26.11	Property		1	7303 Rickenbacker Parkway West	NAP	No	Fee	NAP	NAP	NAP	NAP
26.12	Property		1	4836 Hickory Hill Road	9%	No	Fee	NAP	NAP	NAP	NAP
26.13	Property		1	7000 West Post Road	NAP	No	Fee	NAP	NAP	NAP	NAP
26.14	Property		1	3201 Bearing Drive	NAP	No	Fee	NAP	NAP	NAP	NAP
26.15	Property		1	900 Commerce Parkway West Drive	NAP	No	Fee	NAP	NAP	NAP	NAP
26.16	Property		1	6825 West County Road 400 North	NAP	No	Fee	NAP	NAP	NAP	NAP
26.17	Property		1	951 Trails Road	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
27	Loan		1	45360 Severn Way Data Center	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	1,057	0
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	No	Fee	NAP	NAP	NAP	NAP	92,040	10,227	20,319	2,258	0	5,244	0
30	Loan		1	Town & Country Apartments	NAP	No	Fee	NAP	NAP	NAP	NAP	88,490	12,641	44,580	3,715	0	2,294	0
31	Loan	10	1	Harundale Plaza	NAP	No	Fee	NAP	NAP	NAP	NAP	154,466	19,308	0	Springing	209,239	6,730	242,289
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
34	Loan		1	Superior Self Storage	6%	No	Fee	NAP	NAP	NAP	NAP	7,731	7,731	0	Springing	0	1,140	41,042
35	Loan		1	Fresno Center	7%	No	Fee	NAP	NAP	NAP	NAP	12,695	12,695	0	Springing	0	2,139	77,004
36	Loan		1	Park Place at Heathrow	NAP	No	Fee	NAP	NAP	NAP	NAP	54,540	10,908	15,085	2,155	0	455	0
37	Loan		1	A Storage Place - Englewood	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	18,134	18,134	0	Springing	0	790	28,440
38	Loan	G	1	Shops at City Line	NAP	No	Fee	NAP	NAP	NAP	NAP	6,815	6,815	0	Springing	0	573	13,763
39	Loan		1	Augustine Plastics	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	22,100	Springing	22,100
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
41	Loan		1	College Plaza	NAP	No	Fee	NAP	NAP	NAP	NAP	102,066	17,011	0	Springing	0	2,166	130,000
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
45	Loan		1	Bryant Circle Self Storage	11%	No	Fee	NAP	NAP	NAP	NAP	1,779	1,779	0	Springing	0	496	17,871
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	91,421	21,181	0	Springing	0	0	0
47	Loan		1	Cubesmart - Wayne, NJ	NAP	No	Fee	NAP	NAP	NAP	NAP	7,413	7,413	4,151	Springing	0	382	9,165
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	Yes-AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
53	Loan		1	111 Fulton - Chipotle	NAP	No	Fee	NAP	NAP	NAP	NAP	19,720	4,930	0	Springing	0	27	1,316
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	No	Fee	NAP	NAP	NAP	NAP	12,438	4,146	1,407	1,407	0	1,095	0
55	Loan	H	1	Sandy Springs Wellness Center	NAP	No	Fee	NAP	NAP	NAP	NAP	21,744	3,624	2,176	1,088	0	698	41,880
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	46,000	46,000	0	Springing	0	0	0
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	42,500	42,500	0	Springing	0	0	0
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
60	Loan		1	Stafford Self Storage	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP	17,268	4,317	722	722	0	461	0
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	24,838	12,419	0	Springing	0	0	0
62	Loan		1	Edgewood Square Shopping Center	NAP	No	Fee	NAP	NAP	NAP	NAP	29,932	5,986	0	Springing	0	1,914	45,941
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	31,000	15,500	0	Springing	0	0	0
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	26,627	26,627	0	Springing	0	0	0
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	11,990	11,990	0	Springing	0	0	0
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
1	Loan	5, 14, A	1	Constitution Center	416,036	Springing	0	0	0	0	0
2	Loan	20, B	1	1600 Broadway	0	0	0	0	0	0	0
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	3,640,000	Springing	3,640,000	0	0	0	0
4	Loan	5, 6, 9	9	Life Science Office Portfolio	0	Springing	0	0	0	0	0
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	0	Springing	10,053,948	0	0	0	0
6	Loan		1	2115 Wisconsin Avenue	381,560	Springing	0	0	0	0	0
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	0	Springing	2,000,000	0	0	0	0
8	Loan	5	1	Norfolk Premium Outlets	0	55,380	2,658,248	0	0	0	0
9	Loan	16	1	Shops at Dakota Crossing	500,000	Springing	500,000	0	0	0	0
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	0	Springing	0	0	0	0	0
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	0	0	0	0	0	0	0
12	Loan	18	1	980 Jolly Road	0	12,426	0	0	0	0	0
13	Loan	5	1	Journal Squared Tower 2	0	0	0	0	0	0	0
14	Loan	8	1	Storage Express I	0	0	0	0	0	0	0
15	Loan	8	1	Storage Express II	0	0	0	0	0	0	0
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	500,000	Springing	0	0	0	0	72,850
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
17	Loan	5	1	Silver Sands Premium Outlets	0	Springing	1,740,624	0	0	0	0
18	Loan	9	1	Hoffner Commerce Center	550,000	Springing	300,000	0	0	0	34,625
19	Loan		1	Stor-All Vinings	0	0	0	0	0	0	0
20	Loan		1	640 2nd Street	0	2,008	96,384	0	0	0	0
21	Loan	11	1	Oakwood North and South Owners Corp.	0	0	0	0	0	0	31,801
22	Loan	6	2	Hydrafacial and Red Oak Depot	25,418	6,367	229,200	0	0	0	23,438
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	0	0	0	0	0	0	0
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	0	5,994	71,926	0	0	0	0
25	Loan	6	2	Basecamp Tahoe Portfolio	0	0	0	0	0	0	0
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	0	Springing	0	0	0	0	0
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	0	0	0	0	0	0	0
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	0	0	0	0	0	0	0
29	Loan		1	Home2 Suites - Loves Park Rockford	0	0	0	0	0	0	0
30	Loan		1	Town & Country Apartments	0	0	0	0	0	0	9,480
31	Loan	10	1	Harundale Plaza	0	6,444	231,981	0	0	0	246,605
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	0	0	0	0	0	0	0
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	0	0	0	0	0	0	0
34	Loan		1	Superior Self Storage	0	0	0	0	0	0	0
35	Loan		1	Fresno Center	250,000	Springing	250,000	0	0	0	0
36	Loan		1	Park Place at Heathrow	0	Springing	273,173	0	0	0	0
37	Loan		1	A Storage Place - Englewood	0	0	0	0	0	0	0
38	Loan	G	1	Shops at City Line	117,089	Springing	117,089	0	0	0	6,500
39	Loan		1	Augustine Plastics	44,200	Springing	44,200	0	0	0	0
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	0	0	0	0	0	0	0
41	Loan		1	College Plaza	250,000	Springing	250,000	0	0	0	0
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	0	0	0	0	0	0	0
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	0	0	0	0	0	0	0
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	0	0	0	0	0	0	0
45	Loan		1	Bryant Circle Self Storage	0	0	0	0	0	0	0
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	0	0	0	0	0	0	0
47	Loan		1	Cubesmart - Wayne, NJ	0	0	0	0	0	0	0
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	0	0	0	0	0	0	0
49	Loan	11, 13, I	1	210 Central Park South, Inc.	0	0	0	0	0	0	0
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	0	0	0	0	0	0	0
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	0	0	0	0	0	0	0
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	0	0	0	0	0	0	0
53	Loan		1	111 Fulton - Chipotle	0	0	0	0	0	0	0
54	Loan		1	Broadmoor Self Storage Portfolio	0	0	0	0	0	0	0
55	Loan	H	1	Sandy Springs Wellness Center	150,000	Springing	150,000	0	0	0	325,813
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	0	0	0	0	0	0	0
57	Loan	11, 12, 13, I	1	325 House Inc.	0	0	0	0	0	0	0
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	0	0	0	0	0	0	0
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	0	0	0	0	0	0	0
60	Loan		1	Stafford Self Storage	0	0	0	0	0	0	0
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	0	0	0	0	0	0	0
62	Loan		1	Edgewood Square Shopping Center	0	3,952	237,117	0	0	0	67,769
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	0	0	0	0	0	0	0
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	0	0	0	0	0	0	0
65	Loan	11, 13, I	1	77th Apartment Corp.	0	0	0	0	0	0	0
66	Loan	11, 13, I	1	855 West End Owners Corp.	0	0	0	0	0	0	0
67	Loan	11, 13, I	1	34 Downing Owners Corp.	0	0	0	0	0	0	0
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	0	0	0	0	0	0	0
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	0	0	0	0	0	0	0

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5, 14, A	1	Constitution Center	14,343,252	0
2	Loan	20, B	1	1600 Broadway	0	0
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	0	0
4	Loan	5, 6, 9	9	Life Science Office Portfolio	951,549	0
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	0	0
6	Loan		1	2115 Wisconsin Avenue	0	0
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	0	0
8	Loan	5	1	Norfolk Premium Outlets	0	0
9	Loan	16	1	Shops at Dakota Crossing	60,000	150,000
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	12,243,079	0
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	0	0
12	Loan	18	1	980 Jolly Road	4,498,815	0
13	Loan	5	1	Journal Squared Tower 2	975,124	0
14	Loan	8	1	Storage Express I	0	0
15	Loan	8	1	Storage Express II	0	0
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	356,352	0
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)
17	Loan	5	1	Silver Sands Premium Outlets	0	0
18	Loan	9	1	Hoffner Commerce Center	0	0
19	Loan		1	Stor-All Vinings	0	0
20	Loan		1	640 2nd Street	0	0
21	Loan	11	1	Oakwood North and South Owners Corp.	0	0
22	Loan	6	2	Hydrafacial and Red Oak Depot	0	0
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	0	0
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	0	0
25	Loan	6	2	Basecamp Tahoe Portfolio	255,000	Springing
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	1,758,645	0
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	0	0
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	0	0
29	Loan		1	Home2 Suites - Loves Park Rockford	0	0
30	Loan		1	Town & Country Apartments	0	0
31	Loan	10	1	Harundale Plaza	0	0
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	320,000	0
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	0	0
34	Loan		1	Superior Self Storage	0	0
35	Loan		1	Fresno Center	17,829	0
36	Loan		1	Park Place at Heathrow	0	0
37	Loan		1	A Storage Place - Englewood	0	0
38	Loan	G	1	Shops at City Line	105,757	0
39	Loan		1	Augustine Plastics	0	0
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	0	0
41	Loan		1	College Plaza	56,343	0
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	0	0
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	0	0
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	$300,000, $187,500	0
45	Loan		1	Bryant Circle Self Storage	20,000	0
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	500,000	0
47	Loan		1	Cubesmart - Wayne, NJ	0	0
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	0	0
49	Loan	11, 13, I	1	210 Central Park South, Inc.	0	0
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	1,500,000	0
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	0	0
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	0	0
53	Loan		1	111 Fulton - Chipotle	0	0
54	Loan		1	Broadmoor Self Storage Portfolio	0	0
55	Loan	H	1	Sandy Springs Wellness Center	0	0
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	0	0
57	Loan	11, 12, 13, I	1	325 House Inc.	0	0
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	0	0
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	0	0
60	Loan		1	Stafford Self Storage	0	0
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	$600,000, $150,000	0
62	Loan		1	Edgewood Square Shopping Center	0	0
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	$2,000,000, $100,000	0
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	0	0
65	Loan	11, 13, I	1	77th Apartment Corp.	0	0
66	Loan	11, 13, I	1	855 West End Owners Corp.	0	0
67	Loan	11, 13, I	1	34 Downing Owners Corp.	100,000	0
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	0	0
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	0	0

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
1	Loan	5, 14, A	1	Constitution Center	Free Rent Reserve	0
2	Loan	20, B	1	1600 Broadway	NAP	0
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	NAP	0
4	Loan	5, 6, 9	9	Life Science Office Portfolio	Existing TI/LC Obligations Reserve ($918,824.00); Rent Concession Reserve (32,725.00)	0
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	Outstanding TI/LC Reserve ($52,315,328 guaranty) and Free Rent Reserve ($8,974,469 guaranty)	0
6	Loan		1	2115 Wisconsin Avenue	NAP	0
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	NAP	0
8	Loan	5	1	Norfolk Premium Outlets	NAP	0
9	Loan	16	1	Shops at Dakota Crossing	Rent Concession ($60,000), Existing TI/LC Reserve	1,020,190
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	Shearer Expansion Allowance	0
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	NAP	0
12	Loan	18	1	980 Jolly Road	Existing TI/LC Obligations Reserve ($2,591,868.34); Rent Concession and Reimbursement Reserve ($1,491,068.94); Prepaid Reserve ($67,835.19); HUB Last Mile Credit Reserve ($20,000); Elevate Holdover Reserve (Springing); Gap Rent Reserve ($328,042.03)	0
13	Loan	5	1	Journal Squared Tower 2	Existing TI/LC Obligations Reserve ($559,751.00); Rent Concession Reserve ($415,373.00)	0
14	Loan	8	1	Storage Express I	NAP	0
15	Loan	8	1	Storage Express II	NAP	0
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	Environmental Reserve	0
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
17	Loan	5	1	Silver Sands Premium Outlets	NAP	0
18	Loan	9	1	Hoffner Commerce Center	NAP	0
19	Loan		1	Stor-All Vinings	NAP	0
20	Loan		1	640 2nd Street	NAP	0
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	0
22	Loan	6	2	Hydrafacial and Red Oak Depot	NAP	0
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	NAP	0
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	0
25	Loan	6	2	Basecamp Tahoe Portfolio	Seasonality Reserve	255,000
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	Unfunded Obligations Reserve	0
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	NAP	0
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	0
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	0
30	Loan		1	Town & Country Apartments	NAP	0
31	Loan	10	1	Harundale Plaza	Lease Termination Rollover Funds	0
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	Collateral Security Agreement For Litigation	0
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	0
34	Loan		1	Superior Self Storage	NAP	0
35	Loan		1	Fresno Center	Lease Consideration Reserve	0
36	Loan		1	Park Place at Heathrow	NAP	0
37	Loan		1	A Storage Place - Englewood	NAP	0
38	Loan	G	1	Shops at City Line	Rent Concession ($97,159), Unfunded Scheduled Outstanding TI/LC Reserve ($8,598)	0
39	Loan		1	Augustine Plastics	NAP	0
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	0
41	Loan		1	College Plaza	Rent Concession Reserve ($53,333); Existing TI/LC Obligations Reserve ($3,010)	0
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	0
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	0
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	Collateral Security Agreement For Litigation, Collateral Security Agreement For Capital Improvements	0
45	Loan		1	Bryant Circle Self Storage	Environmental Reserve	0
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	Collateral Security Agreement For Capital Improvements	0
47	Loan		1	Cubesmart - Wayne, NJ	NAP	0
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	0
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	0
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	Collateral Security Agreement For Capital Improvements	0
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	0
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	0
53	Loan		1	111 Fulton - Chipotle	NAP	0
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	0
55	Loan	H	1	Sandy Springs Wellness Center	NAP	0
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	0
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	0
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	0
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	0
60	Loan		1	Stafford Self Storage	NAP	0
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Sponsor Interests	0
62	Loan		1	Edgewood Square Shopping Center	NAP	0
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Maintenance Arrears	0
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	0
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	0
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	0
67	Loan	11, 13, I	1	34 Downing Owners Corp.	Collateral Security Agreement For Capital Improvements	0
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	0
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	0

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1	Loan	5, 14, A	1	Constitution Center	0	NAP	Hard	Springing	Yes	No	Yes	No	110,000,000	288,000,000	742,020.67
2	Loan	20, B	1	1600 Broadway	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	0	NAP	Hard	Springing	Yes	No	Yes	Yes	85,000,000	45,350,000	175,374.86
4	Loan	5, 6, 9	9	Life Science Office Portfolio	0	NAP	Hard	In Place	Yes	Yes	Yes	No	79,800,000	110,000,000	321,292.94
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	0	NAP	Hard	Springing	Yes	No	Yes	No	65,567,280	657,732,720	1,551,557.08
6	Loan		1	2115 Wisconsin Avenue	0	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	0	NAP	Hard	Springing	Yes	No	Yes	No	50,000,000	100,000,000	264,118.05
8	Loan	5	1	Norfolk Premium Outlets	0	NAP	Hard	Springing	Yes	No	Yes	Yes	50,000,000	25,000,000	126,671.33
9	Loan	16	1	Shops at Dakota Crossing	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	0	NAP	Hard	In Place	Yes	Yes	Yes	No	41,279,400	96,318,600	317,383.16
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
12	Loan	18	1	980 Jolly Road	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
13	Loan	5	1	Journal Squared Tower 2	0	NAP	Springing	Springing	Yes	No	Yes	No	23,500,000	160,000,000	471,796.30
14	Loan	8	1	Storage Express I	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
15	Loan	8	1	Storage Express II	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	0	NAP	Hard	Springing	Yes	No	Yes	No	19,893,833	68,000,000	201,179.89
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
17	Loan	5	1	Silver Sands Premium Outlets	0	NAP	Hard	Springing	Yes	No	Yes	No	19,000,000	121,000,000	404,743.60
18	Loan	9	1	Hoffner Commerce Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
19	Loan		1	Stor-All Vinings	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
20	Loan		1	640 2nd Street	0	NAP	Springing	Springing	No	Yes	No	NAP	NAP	NAP	NAP
21	Loan	11	1	Oakwood North and South Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
22	Loan	6	2	Hydrafacial and Red Oak Depot	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
25	Loan	6	2	Basecamp Tahoe Portfolio	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	0	NAP	Hard	Springing	Yes	No	Yes	No	12,114,538	329,025,462	1,074,359.15
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
30	Loan		1	Town & Country Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
31	Loan	10	1	Harundale Plaza	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
34	Loan		1	Superior Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
35	Loan		1	Fresno Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
36	Loan		1	Park Place at Heathrow	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
37	Loan		1	A Storage Place - Englewood	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
38	Loan	G	1	Shops at City Line	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
39	Loan		1	Augustine Plastics	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
41	Loan		1	College Plaza	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
45	Loan		1	Bryant Circle Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
47	Loan		1	Cubesmart - Wayne, NJ	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
53	Loan		1	111 Fulton - Chipotle	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
55	Loan	H	1	Sandy Springs Wellness Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
60	Loan		1	Stafford Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
62	Loan		1	Edgewood Square Shopping Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
1	Loan	5, 14, A	1	Constitution Center	1,025,431.34	52,000,000	3.92000%	450,000,000	1,197,657.27	49.2%	3.68	12.5%	NAP
2	Loan	20, B	1	1600 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	504,081.86	NAP	NAP	130,350,000	504,081.86	65.2%	1.61	7.7%	NAP
4	Loan	5, 6, 9	9	Life Science Office Portfolio	554,376.36	NAP	NAP	189,800,000	554,376.36	62.3%	2.5	9.2%	NAP
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	1,706,226.86	276,700,000	2.79196%	1,000,000,000	2,358,947.68	58.8%	3.25	9.5%	NAP
6	Loan		1	2115 Wisconsin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	396,177.08	NAP	NAP	150,000,000	396,177.08	50.0%	3.66	12.1%	NAP
8	Loan	5	1	Norfolk Premium Outlets	380,013.98	NAP	NAP	75,000,000	380,013.98	58.1%	1.88	12.4%	NAP
9	Loan	16	1	Shops at Dakota Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	453,404.52	NAP	NAP	137,598,000	453,404.52	62.8%	1.95	8.3%	NAP
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	18	1	980 Jolly Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5	1	Journal Squared Tower 2	541,091.38	166,500,000	3.49000%	350,000,000	1,032,054.40	72.4%	1.77	6.3%	NAP
14	Loan	8	1	Storage Express I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8	1	Storage Express II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	260,036.35	NAP	NAP	87,893,833	260,036.35	55.0%	2.54	9.5%	NAP
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
17	Loan	5	1	Silver Sands Premium Outlets	468,298.38	NAP	NAP	140,000,000	468,298.38	50.7%	3.27	13.8%	NAP
18	Loan	9	1	Hoffner Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Stor-All Vinings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	640 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Hydrafacial and Red Oak Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	2	Basecamp Tahoe Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	1,113,916.47	103,860,000	3.86466%	445,000,000	1,453,048.10	37.9%	2.40	10.1%	255,000,000
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	0	greater of 3.70% or the Prime Rate	11,728,930	43,713.28	9.3%	4.57	20.7%	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Town & Country Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	10	1	Harundale Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	0	greater of 3.50% or the Prime Rate	9,332,312	33,930.03	12.0%	8.88	39.4%	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	0	greater of 3.50% or the Prime Rate	9,400,000	25,313.43	6.1%	13.7	44.4%	NAP
34	Loan		1	Superior Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Fresno Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Park Place at Heathrow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	A Storage Place - Englewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	G	1	Shops at City Line	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Augustine Plastics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	0	greater of 3.50% or the Prime Rate	7,886,282	28,338.89	6.1%	7.93	34.7%	NAP
41	Loan		1	College Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	0	greater of 3.50% or the Prime Rate	7,064,507	30,710.44	2.8%	15.96	83.7%	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	0	greater of 3.70% or the Prime Rate	7,137,005	25,588.82	4.3%	13.65	59.1%	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	0	greater of 3.50% or the Prime Rate	6,793,940	25,808.71	6.5%	7.38	34.4%	NAP
45	Loan		1	Bryant Circle Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	0	greater of 3.75% or Prime Rate +0.25%	6,494,612	25,772.43	19.5%	4.84	23.6%	NAP
47	Loan		1	Cubesmart - Wayne, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	0	greater of 3.50% or the Prime Rate	5,667,025	25,064.68	17.7%	6.88	37.1%	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	0	greater of 3.50% or the Prime Rate	5,483,481	22,775.13	22.7%	5.37	27.1%	NAP
53	Loan		1	111 Fulton - Chipotle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	H	1	Sandy Springs Wellness Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	0	greater of 3.75% or Prime Rate +0.25%	3,394,999	14,849.24	23.4%	5.79	31.1%	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	0	greater of 3.50% or the Prime Rate	3,578,802	12,754.79	8.1%	7.61	33.2%	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	0	greater of 3.50% or the Prime Rate	3,493,972	12,444.10	10.9%	4.59	20.1%	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	0	greater of 3.50% or the Prime Rate	3,493,909	12,374.31	17.3%	5.93	26.0%	NAP
60	Loan		1	Stafford Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Edgewood Square Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	0	greater of 3.95% or Prime Rate +0.25%	2,896,123	12,245.81	8.3%	7.45	38.3%	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	0	greater of 3.75% or the Prime Rate	1,199,068	4,573.84	5.6%	10.69	49.8%	NAP

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
1	Loan	5, 14, A	1	Constitution Center	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	20, B	1	1600 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	No
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	5, 6, 9	9	Life Science Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan		1	2115 Wisconsin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	5	1	Norfolk Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	16	1	Shops at Dakota Crossing	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	18	1	980 Jolly Road	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	5	1	Journal Squared Tower 2	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	8	1	Storage Express I	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	8	1	Storage Express II	NAP	NAP	NAP	NAP	NAP	NAP	No
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	NAP	NAP	NAP	NAP	NAP	NAP	No
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
17	Loan	5	1	Silver Sands Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	9	1	Hoffner Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	No
19	Loan		1	Stor-All Vinings	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan		1	640 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	6	2	Hydrafacial and Red Oak Depot	NAP	NAP	NAP	NAP	NAP	NAP	No
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	6	2	Basecamp Tahoe Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	Mezzanine A (5.1456%), Mezzanine B (5.8956%)	700,000,000	2,612,369.21	59.6%	1.33	6.4%	No
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan		1	Town & Country Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	10	1	Harundale Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
34	Loan		1	Superior Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No
35	Loan		1	Fresno Center	NAP	NAP	NAP	NAP	NAP	NAP	No
36	Loan		1	Park Place at Heathrow	NAP	NAP	NAP	NAP	NAP	NAP	No
37	Loan		1	A Storage Place - Englewood	NAP	NAP	NAP	NAP	NAP	NAP	No
38	Loan	G	1	Shops at City Line	NAP	NAP	NAP	NAP	NAP	NAP	No
39	Loan		1	Augustine Plastics	NAP	NAP	NAP	NAP	NAP	NAP	No
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	Yes
41	Loan		1	College Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	Yes
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
45	Loan		1	Bryant Circle Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
47	Loan		1	Cubesmart - Wayne, NJ	NAP	NAP	NAP	NAP	NAP	NAP	No
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
53	Loan		1	111 Fulton - Chipotle	NAP	NAP	NAP	NAP	NAP	NAP	No
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
55	Loan	H	1	Sandy Springs Wellness Center	NAP	NAP	NAP	NAP	NAP	NAP	No
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
60	Loan		1	Stafford Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
62	Loan		1	Edgewood Square Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	No
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	NAP	NAP	NAP	NAP	NAP	Yes

A-1-30

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
1	Loan	5, 14, A	1	Constitution Center	NAP	MetLife, Inc. and New York Common Retirement Fund
2	Loan	20, B	1	1600 Broadway	NAP	Paramount Group, Inc.
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	NAP	HN Capital Partners, L.L.C. and McCourt Partners Real Estate LLC
4	Loan	5, 6, 9	9	Life Science Office Portfolio	NAP	The LSMD Fund REIT LLC
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	NAP	BP/CGCenter MM LLC
6	Loan		1	2115 Wisconsin Avenue	NAP	Ritz Banc Group and Lincoln Property Company
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	NAP	The Irvine Company LLC
8	Loan	5	1	Norfolk Premium Outlets	NAP	Simon Property Group, L.P.
9	Loan	16	1	Shops at Dakota Crossing	NAP	David Taban and Joseph Daneshgar
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	NAP	USRA Institutional Net Lease Fund IV, LLC
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	NAP	J. Peter Jungbacker
12	Loan	18	1	980 Jolly Road	NAP	LMHT Capital, LLC
13	Loan	5	1	Journal Squared Tower 2	NAP	Affiliates of the Kushner Real Estate Group and INDURE Build-to-Core Fund, LLC
14	Loan	8	1	Storage Express I	NAP	Elyezer Hus
15	Loan	8	1	Storage Express II	NAP	Elyezer Hus
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	NAP	David Fisher, Joshua Ungerecht and Warren Thomas
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-31

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
17	Loan	5	1	Silver Sands Premium Outlets	NAP	Simon Property Group, L.P. and The Howard Group
18	Loan	9	1	Hoffner Commerce Center	NAP	Andres Korda, Enrique Teran, Maria Ureta Lyon and Jose Cury Cheul
19	Loan		1	Stor-All Vinings	NAP	Jeffrey M. Anderson, The Jeffrey M. Anderson Revocable Trust, Larry W. Anderson and The Larry W. Anderson Revocable Trust
20	Loan		1	640 2nd Street	NAP	Peter C. Caban, Ian S. Kovalik, Jason Harris and Thomas Means
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	Oakwood North and South Owners Corp.
22	Loan	6	2	Hydrafacial and Red Oak Depot	NAP	Robert F. Domergue, Jr.
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	NAP	TechCore, LLC
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	Spring Green LLC
25	Loan	6	2	Basecamp Tahoe Portfolio	NAP	Christian Strobel and Neils Cotter
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	NAP	Industrial Logistics Properties Trust
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	NAP	TechCore, LLC
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	Unsecured	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	NAP	Shah Lodging
30	Loan		1	Town & Country Apartments	NAP	Sabra Property Management
31	Loan	10	1	Harundale Plaza	NAP	Francis Greenburger
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	Unsecured	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	Unsecured	NAP
34	Loan		1	Superior Self Storage	NAP	David Spiegel
35	Loan		1	Fresno Center	NAP	Ronen Armony, The Amended and Restated AAAAR Family Trust 2012 and Miki Mor
36	Loan		1	Park Place at Heathrow	NAP	Ira Mitzner
37	Loan		1	A Storage Place - Englewood	NAP	Darryl B. Flaming, Carolyn Ann Flaming and Flaming Revocable Declaration of Trust Dated May 24, 2005
38	Loan	G	1	Shops at City Line	NAP	Lakeview Crossing Shopping Center Dallas TX. Limited Partnership
39	Loan		1	Augustine Plastics	NAP	George Hicker
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	Unsecured	NAP
41	Loan		1	College Plaza	NAP	Sassan J. Emral Shaool, Adam C. Emral Shaool and Shaool Family II Irrevocable Trust U/A/D January 1, 2016
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	Unsecured	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	Unsecured	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	Unsecured	NAP
45	Loan		1	Bryant Circle Self Storage	NAP	David Spiegel
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	Unsecured	NAP
47	Loan		1	Cubesmart - Wayne, NJ	NAP	Edmund Moy
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	Unsecured	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	Unsecured	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	Unsecured	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	Unsecured	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	Unsecured	NAP
53	Loan		1	111 Fulton - Chipotle	NAP	Jacob Klein
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	R. Alex Smith and Thomas L. Slayton
55	Loan	H	1	Sandy Springs Wellness Center	NAP	Abhishek Mathur and Brian C. Adams
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	Unsecured	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	Unsecured	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	Unsecured	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	Unsecured	NAP
60	Loan		1	Stafford Self Storage	NAP	David Schmid and Joseph S. Milazzo
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	Unsecured	NAP
62	Loan		1	Edgewood Square Shopping Center	NAP	Centurion Realty LLC
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	Unsecured	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	Unsecured	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	Unsecured	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	Unsecured	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	Unsecured	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	Unsecured	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	Unsecured	NAP

A-1-32

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)
1	Loan	5, 14, A	1	Constitution Center	NAP	No	No	Refinance		398,000,000	0
2	Loan	20, B	1	1600 Broadway	1600 Broadway Retail Owner, LLC	No	No	Acquisition		98,000,000	96,175,506
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	Vipin Nambiar	No	No	Acquisition		130,350,000	66,195,518
4	Loan	5, 6, 9	9	Life Science Office Portfolio	The LSMD Fund REIT LLC	No	No	Recapitalization		189,800,000	105,994,909
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue	BP/CGCenter I LLC and BP/CGCenter II LLC	No	No	Refinance		1,000,000,000	0
6	Loan		1	2115 Wisconsin Avenue	LPC Commercial Services Inc.	No	No	Acquisition		54,900,000	41,081,183
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	Spectrum Office Properties LLC	No	No	Recapitalization		150,000,000	0
8	Loan	5	1	Norfolk Premium Outlets	Simon Property Group, L.P.	No	No	Refinance		75,000,000	27,344,632
9	Loan	16	1	Shops at Dakota Crossing	David Taban and Joseph Daneshgar	No	Yes	Acquisition		45,984,375	23,669,901
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	USRA Net Lease IV Capital Corp.	No	No	Acquisition		137,598,000	78,997,416
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments	J. Peter Jungbacker	No	No	Refinance		28,150,000	0
12	Loan	18	1	980 Jolly Road	T. William Lingo and Douglas A. Motley	No	No	Acquisition		24,750,000	12,254,757
13	Loan	5	1	Journal Squared Tower 2	Murray Kushner	No	No	Refinance		183,500,000	0
14	Loan	8	1	Storage Express I	Elyezer Hus	No	No	Refinance		14,500,000	0
15	Loan	8	1	Storage Express II	Elyezer Hus	No	No	Refinance		6,500,000	0
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	Exchangeright Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition			0
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-33

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)
17	Loan	5	1	Silver Sands Premium Outlets	Silver Sands GL I, LLC and Silver Sands GL II, LLC	No	No	Refinance			0
18	Loan	9	1	Hoffner Commerce Center	Andres Korda, Enrique Teran, Maria Ureta Lyon and Jose Cury Cheul	No	No	Acquisition			0
19	Loan		1	Stor-All Vinings	Jeffrey M. Anderson, The Jeffrey M. Anderson Revocable Trust, Larry W. Anderson and The Larry W. Anderson Revocable Trust	No	No	Refinance			0
20	Loan		1	640 2nd Street	Peter C. Caban, Ian S. Kovalik, Jason Harris and Thomas Means	No	No	Refinance			0
21	Loan	11	1	Oakwood North and South Owners Corp.	Oakwood North and South Owners Corp.	No	No	Refinance			0
22	Loan	6	2	Hydrafacial and Red Oak Depot	Robert F. Domergue, Jr.	No	Yes	Acquisition			0
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center	TechCore, LLC	No	No	Refinance			0
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	Spring Green LLC	No	No	Refinance			0
25	Loan	6	2	Basecamp Tahoe Portfolio	Christian Strobel and Neils Cotter	No	No	Refinance			0
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	Industrial Logistics Properties Trust	No	No	Recapitalization			0
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center	TechCore, LLC	No	No	Refinance			0
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	No	No	Refinance			0
29	Loan		1	Home2 Suites - Loves Park Rockford	Amit C. Shah	No	No	Refinance			0
30	Loan		1	Town & Country Apartments	Gideon Levy	No	No	Refinance			0
31	Loan	10	1	Harundale Plaza	Francis Greenburger	No	Yes	Acquisition			0
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	No	No	Refinance			0
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	No	No	Refinance			0
34	Loan		1	Superior Self Storage	David Spiegel	No	Yes	Refinance			0
35	Loan		1	Fresno Center	Ronen Armony, The Amended and Restated AAAAR Family Trust 2012 and Miki Mor	No	Yes	Acquisition			0
36	Loan		1	Park Place at Heathrow	Ira Mitzner	No	No	Refinance			0
37	Loan		1	A Storage Place - Englewood	Darryl B. Flaming, Carolyn Ann Flaming and Flaming Revocable Declaration of Trust Dated May 24, 2005	No	No	Refinance			0
38	Loan	G	1	Shops at City Line	Lakeview Crossing Shopping Center Dallas TX. Limited Partnership	No	No	Refinance			0
39	Loan		1	Augustine Plastics	George Hicker	No	Yes	Acquisition			0
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	No	No	Refinance			0
41	Loan		1	College Plaza	Sassan J. Emral Shaool, Adam C. Emral Shaool and Shaool Family II Irrevocable Trust U/A/D January 1, 2016	No	No	Refinance			0
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	No	No	Refinance			0
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	No	No	Refinance			0
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	No	No	Refinance			0
45	Loan		1	Bryant Circle Self Storage	David Spiegel	No	No	Refinance			0
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	No	No	Refinance			0
47	Loan		1	Cubesmart - Wayne, NJ	Edmund Moy	No	No	Refinance			0
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	No	No	Refinance			0
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	No	No	Recapitalization			0
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	No	No	Refinance			0
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	No	No	Refinance			0
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	No	No	Refinance			0
53	Loan		1	111 Fulton - Chipotle	Jacob Klein	No	No	Refinance			0
54	Loan		1	Broadmoor Self Storage Portfolio	R. Alex Smith and Thomas L. Slayton	No	No	Refinance			0
55	Loan	H	1	Sandy Springs Wellness Center	Abhishek Mathur and Brian C. Adams	No	No	Acquisition			0
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	No	No	Refinance			0
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	No	No	Refinance			0
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	No	No	Refinance			0
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	No	No	Refinance			0
60	Loan		1	Stafford Self Storage	David Schmid and Joseph S. Milazzo	No	No	Refinance			0
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	No	No	Refinance			0
62	Loan		1	Edgewood Square Shopping Center	Spring Green LLC	No	No	Refinance			0
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	No	No	Recapitalization			0
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	No	No	Refinance			0
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	No	No	Refinance			0
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	No	No	Refinance			0
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	No	No	Refinance			0
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	No	No	Refinance			0
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	No	No	Refinance			0

A-1-34

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
1	Loan	5, 14, A	1	Constitution Center	52,000,000	0	450,000,000	372,749,794	0	3,078,877	14,759,288	59,412,042	0	450,000,000	NAP	NAP	NAP	NAP
2	Loan	20, B	1	1600 Broadway	0	0	194,175,506	0	191,500,000	2,675,506	0	0	0	194,175,506	NAP	NAP	NAP	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	0	0	196,545,518	0	189,235,565	3,362,542	3,947,411	0	0	196,545,518	NAP	NAP	NAP	NAP
4	Loan	5, 6, 9	9	Life Science Office Portfolio	0	0	295,794,909	0	0	2,843,360	951,549	292,000,000	0	295,794,909	NAP	NAP	NAP	NAP
4.01	Property		1	21717 & 21823 30th Drive SE											NAP	NAP	NAP	NAP
4.02	Property		1	47900 Bayside Parkway											NAP	NAP	NAP	NAP
4.03	Property		1	2904 Orchard Parkway											NAP	NAP	NAP	NAP
4.04	Property		1	4770 Regent Boulevard											NAP	NAP	NAP	NAP
4.05	Property		1	1111 W. 34th Street											NAP	NAP	NAP	NAP
4.06	Property		1	330 Baker Ave											NAP	NAP	NAP	NAP
4.07	Property		1	6300 Eighth Avenue											NAP	NAP	NAP	NAP
4.08	Property		1	15 North Broadway											NAP	NAP	NAP	NAP
4.09	Property		1	30 New Crossing Road											NAP	NAP	NAP	NAP
5	Loan	5, 22, 23	1	601 Lexington Avenue	0	0	1,000,000,000	618,492,902	0	13,156,127	0	368,350,972	0	1,000,000,000	NAP	NAP	NAP	NAP
6	Loan		1	2115 Wisconsin Avenue	0	0	95,981,183	0	91,500,000	3,403,913	1,077,269	0	0	95,981,183	NAP	NAP	NAP	NAP
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	0	0	150,000,000	0	0	697,548	0	149,302,452	0	150,000,000	NAP	NAP	NAP	NAP
8	Loan	5	1	Norfolk Premium Outlets	0	0	102,344,632	101,763,070	0	581,562	0	0	0	102,344,632	NAP	NAP	NAP	NAP
9	Loan	16	1	Shops at Dakota Crossing	0	0	69,654,276	0	68,126,000	825,920	702,356	0	0	69,654,276	NAP	NAP	NAP	NAP
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	0	3,898,500	220,493,916	0	199,447,281	8,803,556	12,243,079	0	0	220,493,916	NAP	NAP	NAP	NAP
10.01	Property		1	800 Northwest 4th Street											NAP	NAP	NAP	NAP
10.02	Property		1	4100 Millennium Boulevard Southeast											NAP	NAP	NAP	NAP
10.03	Property		1	3000 East Mount Pleasant Street											NAP	NAP	NAP	NAP
10.04	Property		1	7330 West Sherman Street											NAP	NAP	NAP	NAP
10.05	Property		1	821 Route 97											NAP	NAP	NAP	NAP
10.06	Property		1	3200 Northern Cross Boulevard											NAP	NAP	NAP	NAP
10.07	Property		1	3636 Medallion Avenue											NAP	NAP	NAP	NAP
10.08	Property		1	692 Wabash Avenue North											NAP	NAP	NAP	NAP
10.09	Property		1	225 Commonwealth Avenue Extension											NAP	NAP	NAP	NAP
11	Loan	24	1	Village Green East Apartments	0	0	28,150,000	25,948,786	0	357,397	46,055	1,797,762	0	28,150,000	NAP	NAP	NAP	NAP
12	Loan	18	1	980 Jolly Road	0	4,869,745	41,874,502	0	36,500,000	830,463	4,544,038	0	0	41,874,502	NAP	NAP	NAP	NAP
13	Loan	5	1	Journal Squared Tower 2	166,500,000	0	350,000,000	278,722,136	0	3,145,058	1,158,998	0	66,973,808	350,000,000	NAP	NAP	NAP	NAP
14	Loan	8	1	Storage Express I	0	0	14,500,000	10,250,403	0	287,350	122,027	3,637,460	0	14,500,000	NAP	NAP	NAP	NAP
15	Loan	8	1	Storage Express II	0	0	6,500,000	4,857,222	0	123,953	91,000	1,630,586	0	6,500,000	NAP	NAP	NAP	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
16.01	Property		1	Market32 – Worcester, MA											NAP	NAP	NAP	NAP
16.02	Property		1	Price Chopper – Gardner, MA											NAP	NAP	NAP	NAP
16.03	Property		1	Hannaford Grocery – Gardner, MA											NAP	NAP	NAP	NAP
16.04	Property		1	Tractor Supply – Minot, ND											NAP	NAP	NAP	NAP
16.05	Property		1	Walgreens – Baton Rouge, LA											NAP	NAP	NAP	NAP
16.06	Property		1	Walgreens – Prattville, AL											NAP	NAP	NAP	NAP
16.07	Property		1	Tractor Supply – Elizabethtown, KY											NAP	NAP	NAP	NAP
16.08	Property		1	Novant Health – Winston-Salem, NC											NAP	NAP	NAP	NAP
16.09	Property		1	Fresenius Medical Care – Magnolia, TX											NAP	NAP	NAP	NAP
16.10	Property		1	CVS Pharmacy – Kenova, WV											NAP	NAP	NAP	NAP
16.11	Property		1	CVS Pharmacy – Abbeville, LA											NAP	NAP	NAP	NAP
16.12	Property		1	Tractor Supply – Holden, ME											NAP	NAP	NAP	NAP
16.13	Property		1	Kum and Go – North Little Rock, AR											NAP	NAP	NAP	NAP
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC											NAP	NAP	NAP	NAP
16.15	Property		1	Dollar Tree – Teaneck, NJ											NAP	NAP	NAP	NAP
16.16	Property		1	CVS Pharmacy – Anderson, IN											NAP	NAP	NAP	NAP
16.17	Property		1	Sherwin Williams – Hilliard, OH											NAP	NAP	NAP	NAP
16.18	Property		1	Family Dollar – Pennsauken, NJ											NAP	NAP	NAP	NAP
16.19	Property		1	Family Dollar – Trenton, NJ											NAP	NAP	NAP	NAP
16.20	Property		1	Dollar General – National Park, NJ											NAP	NAP	NAP	NAP
16.21	Property		1	Dollar Tree – Fridley, MN											NAP	NAP	NAP	NAP
16.22	Property		1	Dollar General – Greensburg, PA											NAP	NAP	NAP	NAP
16.23	Property		1	Dollar General – East Lyme, CT											NAP	NAP	NAP	NAP
16.24	Property		1	Dollar General – Hammond, LA											NAP	NAP	NAP	NAP
16.25	Property		1	Dollar General – Brandon, MS											NAP	NAP	NAP	NAP
16.26	Property		1	Dollar General – Edinburg, TX											NAP	NAP	NAP	NAP
16.27	Property		1	Dollar Tree – Abilene, TX											NAP	NAP	NAP	NAP
16.28	Property		1	Dollar General – Bossier City, LA											NAP	NAP	NAP	NAP
16.29	Property		1	Dollar General – Walker, LA											NAP	NAP	NAP	NAP
16.30	Property		1	Dollar General – Texarkana, AR											NAP	NAP	NAP	NAP
16.31	Property		1	Family Dollar – Casper, WY											NAP	NAP	NAP	NAP
16.32	Property		1	Dollar General – Omaha, NE											NAP	NAP	NAP	NAP
16.33	Property		1	Family Dollar – Lafayette, LA											NAP	NAP	NAP	NAP
16.34	Property		1	Sherwin Williams – Saginaw, MI											NAP	NAP	NAP	NAP
16.35	Property		1	Dollar General – Cameron, NC											NAP	NAP	NAP	NAP
16.36	Property		1	Dollar General – Kingman, AZ											NAP	NAP	NAP	NAP

A-1-35

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
17	Loan	5	1	Silver Sands Premium Outlets	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
18	Loan	9	1	Hoffner Commerce Center	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
19	Loan		1	Stor-All Vinings	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
20	Loan		1	640 2nd Street	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
21	Loan	11	1	Oakwood North and South Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
22	Loan	6	2	Hydrafacial and Red Oak Depot	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
22.01	Property		1	Hydrafacial											NAP	NAP	NAP	NAP
22.02	Property		1	Red Oak Depot											NAP	NAP	NAP	NAP
23	Loan		1	7510-7610 Mason King Data Center	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
25	Loan	6	2	Basecamp Tahoe Portfolio	0	0	0	0	0	0	0	0	0	0	NAP	181.03	112.29	62.0%
25.01	Property		1	Basecamp Tahoe South											NAP	172.53	102.11	59.2%
25.02	Property		1	Basecamp Tahoe City											NAP	206.89	143.24	69.2%
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
26.01	Property		1	4000 Principio Parkway											NAP	NAP	NAP	NAP
26.02	Property		1	2020 Joe B. Jackson Parkway											NAP	NAP	NAP	NAP
26.03	Property		1	1901 Meadowville Technology Parkway											NAP	NAP	NAP	NAP
26.04	Property		1	52 Pettengill Road											NAP	NAP	NAP	NAP
26.05	Property		1	510 John Dodd Road											NAP	NAP	NAP	NAP
26.06	Property		1	309 Dulty's Lane											NAP	NAP	NAP	NAP
26.07	Property		1	5300 Centerpoint Parkway											NAP	NAP	NAP	NAP
26.08	Property		1	17001 West Mercury Street											NAP	NAP	NAP	NAP
26.09	Property		1	725 Darlington Avenue											NAP	NAP	NAP	NAP
26.10	Property		1	10100 89th Avenue North											NAP	NAP	NAP	NAP
26.11	Property		1	7303 Rickenbacker Parkway West											NAP	NAP	NAP	NAP
26.12	Property		1	4836 Hickory Hill Road											NAP	NAP	NAP	NAP
26.13	Property		1	7000 West Post Road											NAP	NAP	NAP	NAP
26.14	Property		1	3201 Bearing Drive											NAP	NAP	NAP	NAP
26.15	Property		1	900 Commerce Parkway West Drive											NAP	NAP	NAP	NAP
26.16	Property		1	6825 West County Road 400 North											NAP	NAP	NAP	NAP
26.17	Property		1	951 Trails Road											NAP	NAP	NAP	NAP
27	Loan		1	45360 Severn Way Data Center	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
29	Loan		1	Home2 Suites - Loves Park Rockford	0	0	0	0	0	0	0	0	0	0	2/28/2039	110.00	93.50	85.0%
30	Loan		1	Town & Country Apartments	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
31	Loan	10	1	Harundale Plaza	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
34	Loan		1	Superior Self Storage	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
35	Loan		1	Fresno Center	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
36	Loan		1	Park Place at Heathrow	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
37	Loan		1	A Storage Place - Englewood	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
38	Loan	G	1	Shops at City Line	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
39	Loan		1	Augustine Plastics	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
41	Loan		1	College Plaza	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
45	Loan		1	Bryant Circle Self Storage	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
47	Loan		1	Cubesmart - Wayne, NJ	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
53	Loan		1	111 Fulton - Chipotle	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
55	Loan	H	1	Sandy Springs Wellness Center	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
57	Loan	11, 12, 13, I	1	325 House Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
60	Loan		1	Stafford Self Storage	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
62	Loan		1	Edgewood Square Shopping Center	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
65	Loan	11, 13, I	1	77th Apartment Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
66	Loan	11, 13, I	1	855 West End Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
67	Loan	11, 13, I	1	34 Downing Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP	NAP

A-1-36

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	Loan	5, 14, A	1	Constitution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	20, B	1	1600 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 9, 15, C	4	Dallas Design District	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, 6, 9	9	Life Science Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	21717 & 21823 30th Drive SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	47900 Bayside Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	2904 Orchard Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	4770 Regent Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	1111 W. 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	330 Baker Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	6300 Eighth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	15 North Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	30 New Crossing Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 22, 23	1	601 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan		1	2115 Wisconsin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, D	1	UCI Research Park Phases 12 & 13	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5	1	Norfolk Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16	1	Shops at Dakota Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	800 Northwest 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	4100 Millennium Boulevard Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	3000 East Mount Pleasant Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	7330 West Sherman Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	821 Route 97	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	3200 Northern Cross Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	3636 Medallion Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	692 Wabash Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	225 Commonwealth Avenue Extension	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	24	1	Village Green East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	18	1	980 Jolly Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5	1	Journal Squared Tower 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	8	1	Storage Express I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8	1	Storage Express II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Market32 – Worcester, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Price Chopper – Gardner, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Hannaford Grocery – Gardner, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Tractor Supply – Minot, ND	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Walgreens – Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Walgreens – Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07	Property		1	Tractor Supply – Elizabethtown, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Novant Health – Winston-Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.09	Property		1	Fresenius Medical Care – Magnolia, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.10	Property		1	CVS Pharmacy – Kenova, WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.11	Property		1	CVS Pharmacy – Abbeville, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.12	Property		1	Tractor Supply – Holden, ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.13	Property		1	Kum and Go – North Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.15	Property		1	Dollar Tree – Teaneck, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.16	Property		1	CVS Pharmacy – Anderson, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.17	Property		1	Sherwin Williams – Hilliard, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.18	Property		1	Family Dollar – Pennsauken, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.19	Property		1	Family Dollar – Trenton, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.20	Property		1	Dollar General – National Park, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.21	Property		1	Dollar Tree – Fridley, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.22	Property		1	Dollar General – Greensburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.23	Property		1	Dollar General – East Lyme, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.24	Property		1	Dollar General – Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.25	Property		1	Dollar General – Brandon, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.26	Property		1	Dollar General – Edinburg, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.27	Property		1	Dollar Tree – Abilene, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.28	Property		1	Dollar General – Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.29	Property		1	Dollar General – Walker, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.30	Property		1	Dollar General – Texarkana, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.31	Property		1	Family Dollar – Casper, WY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.32	Property		1	Dollar General – Omaha, NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.33	Property		1	Family Dollar – Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.34	Property		1	Sherwin Williams – Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.35	Property		1	Dollar General – Cameron, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.36	Property		1	Dollar General – Kingman, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-37

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
17	Loan	5	1	Silver Sands Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9	1	Hoffner Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Stor-All Vinings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	640 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	11	1	Oakwood North and South Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	48,000,000	29.2%	68.5%
22	Loan	6	2	Hydrafacial and Red Oak Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Hydrafacial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Red Oak Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	7510-7610 Mason King Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	ShopRite Square Shopping Center - Kingston NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	2	Basecamp Tahoe Portfolio	179.08	103.55	57.8%	170.55	79.42	46.6%	164.91	100.84	61.1%
25.01	Property		1	Basecamp Tahoe South	172.18	93.57	54.3%	163.61	72.14	44.1%	159.55	88.30	55.3%
25.02	Property		1	Basecamp Tahoe City	200.05	133.89	66.9%	191.66	101.57	53.0%	181.20	138.98	76.7%
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	4000 Principio Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	2020 Joe B. Jackson Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	1901 Meadowville Technology Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	52 Pettengill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	510 John Dodd Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.06	Property		1	309 Dulty's Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.07	Property		1	5300 Centerpoint Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.08	Property		1	17001 West Mercury Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.09	Property		1	725 Darlington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.10	Property		1	10100 89th Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.11	Property		1	7303 Rickenbacker Parkway West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.12	Property		1	4836 Hickory Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.13	Property		1	7000 West Post Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.14	Property		1	3201 Bearing Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.15	Property		1	900 Commerce Parkway West Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.16	Property		1	6825 West County Road 400 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.17	Property		1	951 Trails Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	45360 Severn Way Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	750,000	59,300,000	18.5%	11.8%
29	Loan		1	Home2 Suites - Loves Park Rockford	110.00	93.50	85.0%	108.90	85.62	78.6%	NAV	NAV	NAV
30	Loan		1	Town & Country Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	10	1	Harundale Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	68,500,000	12.9%	0.0%
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	103,000,000	8.2%	0.0%
34	Loan		1	Superior Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Fresno Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Park Place at Heathrow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	A Storage Place - Englewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	G	1	Shops at City Line	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Augustine Plastics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	48,400,000	14.2%	0.0%
41	Loan		1	College Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	130,700,000	5.0%	0.0%
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	750,000	93,200,000	6.9%	12.9%
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	43,550,000	14.5%	0.0%
45	Loan		1	Bryant Circle Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	27,200,000	22.0%	1.0%
47	Loan		1	Cubesmart - Wayne, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	35,600,000	14.5%	5.5%
49	Loan	11, 13, I	1	210 Central Park South, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68,250,000	7.3%	27.9%
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	46,400,000	10.8%	0.0%
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	101,200,000	4.9%	0.0%
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	25,300,000	19.7%	3.2%
53	Loan		1	111 Fulton - Chipotle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	Broadmoor Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	H	1	Sandy Springs Wellness Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	17,800,000	17.7%	7.2%
57	Loan	11, 12, 13, I	1	325 House Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	23,300,000	13.2%	16.9%
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	13,720,000	21.8%	10.2%
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	16,700,000	17.9%	5.1%
60	Loan		1	Stafford Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11,400,000	24.3%	41.1%
62	Loan		1	Edgewood Square Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	18,300,000	13.1%	0.0%
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	31,400,000	6.8%	7.9%
65	Loan	11, 13, I	1	77th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8,800,000	22.7%	52.1%
66	Loan	11, 13, I	1	855 West End Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11,800,000	13.9%	12.5%
67	Loan	11, 13, I	1	34 Downing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6,600,000	18.1%	66.7%
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	21,300,000	5.5%	12.8%
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	200,000	10,670,000	9.4%	0.0%

A-1-38

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Loan	5, 14, A	1	Constitution Center
2	Loan	20, B	1	1600 Broadway
3	Loan	5, 7, 9, 15, C	4	Dallas Design District
4	Loan	5, 6, 9	9	Life Science Office Portfolio
4.01	Property		1	21717 & 21823 30th Drive SE
4.02	Property		1	47900 Bayside Parkway
4.03	Property		1	2904 Orchard Parkway
4.04	Property		1	4770 Regent Boulevard
4.05	Property		1	1111 W. 34th Street
4.06	Property		1	330 Baker Ave
4.07	Property		1	6300 Eighth Avenue
4.08	Property		1	15 North Broadway
4.09	Property		1	30 New Crossing Road
5	Loan	5, 22, 23	1	601 Lexington Avenue
6	Loan		1	2115 Wisconsin Avenue
7	Loan	5, D	1	UCI Research Park Phases 12 & 13
8	Loan	5	1	Norfolk Premium Outlets
9	Loan	16	1	Shops at Dakota Crossing
10	Loan	5, 6, 17, E	9	Shearer's Industrial Portfolio
10.01	Property		1	800 Northwest 4th Street
10.02	Property		1	4100 Millennium Boulevard Southeast
10.03	Property		1	3000 East Mount Pleasant Street
10.04	Property		1	7330 West Sherman Street
10.05	Property		1	821 Route 97
10.06	Property		1	3200 Northern Cross Boulevard
10.07	Property		1	3636 Medallion Avenue
10.08	Property		1	692 Wabash Avenue North
10.09	Property		1	225 Commonwealth Avenue Extension
11	Loan	24	1	Village Green East Apartments
12	Loan	18	1	980 Jolly Road
13	Loan	5	1	Journal Squared Tower 2
14	Loan	8	1	Storage Express I
15	Loan	8	1	Storage Express II
16	Loan	5, 6, 9, 21	36	ExchangeRight Net Leased Portfolio #54
16.01	Property		1	Market32 – Worcester, MA
16.02	Property		1	Price Chopper – Gardner, MA
16.03	Property		1	Hannaford Grocery – Gardner, MA
16.04	Property		1	Tractor Supply – Minot, ND
16.05	Property		1	Walgreens – Baton Rouge, LA
16.06	Property		1	Walgreens – Prattville, AL
16.07	Property		1	Tractor Supply – Elizabethtown, KY
16.08	Property		1	Novant Health – Winston-Salem, NC
16.09	Property		1	Fresenius Medical Care – Magnolia, TX
16.10	Property		1	CVS Pharmacy – Kenova, WV
16.11	Property		1	CVS Pharmacy – Abbeville, LA
16.12	Property		1	Tractor Supply – Holden, ME
16.13	Property		1	Kum and Go – North Little Rock, AR
16.14	Property		1	Forsyth Memorial Hospital – Winston-Salem, NC
16.15	Property		1	Dollar Tree – Teaneck, NJ
16.16	Property		1	CVS Pharmacy – Anderson, IN
16.17	Property		1	Sherwin Williams – Hilliard, OH
16.18	Property		1	Family Dollar – Pennsauken, NJ
16.19	Property		1	Family Dollar – Trenton, NJ
16.20	Property		1	Dollar General – National Park, NJ
16.21	Property		1	Dollar Tree – Fridley, MN
16.22	Property		1	Dollar General – Greensburg, PA
16.23	Property		1	Dollar General – East Lyme, CT
16.24	Property		1	Dollar General – Hammond, LA
16.25	Property		1	Dollar General – Brandon, MS
16.26	Property		1	Dollar General – Edinburg, TX
16.27	Property		1	Dollar Tree – Abilene, TX
16.28	Property		1	Dollar General – Bossier City, LA
16.29	Property		1	Dollar General – Walker, LA
16.30	Property		1	Dollar General – Texarkana, AR
16.31	Property		1	Family Dollar – Casper, WY
16.32	Property		1	Dollar General – Omaha, NE
16.33	Property		1	Family Dollar – Lafayette, LA
16.34	Property		1	Sherwin Williams – Saginaw, MI
16.35	Property		1	Dollar General – Cameron, NC
16.36	Property		1	Dollar General – Kingman, AZ

A-1-39

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
17	Loan	5	1	Silver Sands Premium Outlets
18	Loan	9	1	Hoffner Commerce Center
19	Loan		1	Stor-All Vinings
20	Loan		1	640 2nd Street
21	Loan	11	1	Oakwood North and South Owners Corp.	137	0	0	1,070,939
22	Loan	6	2	Hydrafacial and Red Oak Depot
22.01	Property		1	Hydrafacial
22.02	Property		1	Red Oak Depot
23	Loan		1	7510-7610 Mason King Data Center
24	Loan		1	ShopRite Square Shopping Center - Kingston NY
25	Loan	6	2	Basecamp Tahoe Portfolio
25.01	Property		1	Basecamp Tahoe South
25.02	Property		1	Basecamp Tahoe City
26	Loan	5, 6, 9, 19, F	17	ILPT Logistics Portfolio
26.01	Property		1	4000 Principio Parkway
26.02	Property		1	2020 Joe B. Jackson Parkway
26.03	Property		1	1901 Meadowville Technology Parkway
26.04	Property		1	52 Pettengill Road
26.05	Property		1	510 John Dodd Road
26.06	Property		1	309 Dulty's Lane
26.07	Property		1	5300 Centerpoint Parkway
26.08	Property		1	17001 West Mercury Street
26.09	Property		1	725 Darlington Avenue
26.10	Property		1	10100 89th Avenue North
26.11	Property		1	7303 Rickenbacker Parkway West
26.12	Property		1	4836 Hickory Hill Road
26.13	Property		1	7000 West Post Road
26.14	Property		1	3201 Bearing Drive
26.15	Property		1	900 Commerce Parkway West Drive
26.16	Property		1	6825 West County Road 400 North
26.17	Property		1	951 Trails Road
27	Loan		1	45360 Severn Way Data Center
28	Loan	11, 12, 13, I	1	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp.	0	26	0	232,722
29	Loan		1	Home2 Suites - Loves Park Rockford
30	Loan		1	Town & Country Apartments
31	Loan	10	1	Harundale Plaza
32	Loan	11, 12, 13, I	1	Soho Plaza Corp.	0	0	0	NAP
33	Loan	11, 12, 13, I	1	24 Central Park South, Inc.	0	0	0	NAP
34	Loan		1	Superior Self Storage
35	Loan		1	Fresno Center
36	Loan		1	Park Place at Heathrow
37	Loan		1	A Storage Place - Englewood
38	Loan	G	1	Shops at City Line
39	Loan		1	Augustine Plastics
40	Loan	11, 12, 13, I	1	Grinnell Housing Development Fund Corporation	0	0	0	NAP
41	Loan		1	College Plaza
42	Loan	11, 12, 13, I	1	30 Fifth Avenue Owners Incorporated	0	0	0	NAP
43	Loan	11, 12, 13, I	1	51 Fifth Avenue Owners Corp.	10	0	1	417,416
44	Loan	11, 12, 13, I	1	333 West End Tenants Corp.	0	0	0	NAP
45	Loan		1	Bryant Circle Self Storage
46	Loan	11, 12, 13, I	1	Gateway Apartment Owners Corp.	1	0	0	777
47	Loan		1	Cubesmart - Wayne, NJ
48	Loan	11, 12, 13, I	1	620-640 Pelham Owners Corp.	0	0	7	NAP
49	Loan	11, 13, I	1	210 Central Park South, Inc.	24	0	0	861,722
50	Loan	11, 13, I	1	Nine-G Cooperative, Inc.	0	0	0	NAP
51	Loan	11, 13, I	1	Queen Anne Apartment Corp.	0	0	0	NAP
52	Loan	11, 12, 13, I	1	Saxon House Apartment Corp.	0	0	3	NAP
53	Loan		1	111 Fulton - Chipotle
54	Loan		1	Broadmoor Self Storage Portfolio
55	Loan	H	1	Sandy Springs Wellness Center
56	Loan	11, 12, 13, I	1	Locust Street Owners Inc.	6	0	0	5,495
57	Loan	11, 12, 13, I	1	325 House Inc.	0	10	0	222,360
58	Loan	11, 12, 13, I	1	345 East 77th Street Owners, Inc.	6	0	0	-21,466
59	Loan	11, 12, 13, I	1	Fairfield Owners Corp.	0	3	0	-12,628
60	Loan		1	Stafford Self Storage
61	Loan	11, 13, I	1	2420 Morris Avenue Owners, Inc.	0	30	0	-72,775
62	Loan		1	Edgewood Square Shopping Center
63	Loan	11, 12, 13, I	1	Sun Garden Homes Association, Inc.	0	0	0	NAP
64	Loan	11, 13, I	1	4380 Vireo Avenue Owners, Inc.	0	10	0	54,020
65	Loan	11, 13, I	1	77th Apartment Corp.	25	0	0	261,644
66	Loan	11, 13, I	1	855 West End Owners Corp.	3	0	0	-27,867
67	Loan	11, 13, I	1	34 Downing Owners Corp.	8	0	0	142,104
68	Loan	11, 13, I	1	203-205 West 87th Street Owners Corp.	0	0	5	NAP
69	Loan	11, 12, 13, I	1	920 Union Street Tenants' Corporation	0	0	0	NAP

A-1-40

BANK 2022-BNK41

Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; NCB—National Cooperative Bank, N.A.; NCCB—National Consumer Cooperative Bank.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, Constitution Center, Mortgage Loan No. 3, Dallas Design District, Mortgage Loan No. 4, Life Science Office Portfolio, Mortgage Loan No. 5, 601 Lexington Avenue, Mortgage Loan No. 7, UCI Research Park Phases 12 & 13, Mortgage Loan No. 8, Norfolk Premium Outlets, Mortgage Loan No. 10, Shearer's Industrial Portfolio, Mortgage Loan No. 13, Journal Squared Tower 2, Mortgage Loan No. 17, Silver Sands Premium Outlets, Mortgage Loan No. 16, ExchangeRight Net Leased Portfolio #54 and Mortgage Loan No. 26, ILPT Logistics Portfolio, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “The Constitution Center Pari Passu-A/B Whole Loan,” “The 601 Lexington Avenue Pari Passu-A/B Whole Loan,” The Journal Squared Tower 2 Pari Passu-A/B Whole Loan” and “The ILPT Logistics Portfolio Pari Passu-A/B Whole Loan,” and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 4, Life Science Office Portfolio, Mortgage Loan No. 10, Shearer's Industrial Portfolio, Mortgage Loan No. 16, ExchangeRight Net Leased Portfolio #54, Mortgage Loan No. 22, Hydrafacial and Red Oak Depot, Mortgage Loan No. 25, Basecamp Tahoe Portfolio, and Mortgage Loan No. 26 ILPT Logistics Portfolio, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 3, Dallas Design District, the Mortgage Loan is secured by four properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loan, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis on one tapeline with one aggregate revenue, expenses, net operating income and net cash flow.

(8)	With respect to Mortgage Loan No. 14, Storage Express I, and Mortgage Loan No. 15, Storage Express II, such Mortgage Loans are cross-collateralized and cross-defaulted with one another (the "Storage Express I & II Crossed Mortgage Loans”) and are not allowed to be uncrossed. All information on Annex A-1 presents the Storage Express I & II Crossed Mortgage Loans as one Mortgage Loan. With respect to each of the individual Storage Express I & II Crossed Mortgage Loans, the applicable loan-to-value ratios, debt service coverage ratios and debt yields are based upon the indebtedness evidenced by both Mortgage Loans. On an individual basis, without regard to the cross-collateralization feature, a related Mortgage Loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented.

(9)	With respect to Mortgage Loan No. 3, Dallas Design District, Mortgage Loan No. 4, Life Science Office Portfolio, Mortgage Loan No. 16, ExchangeRight Net Leased Portfolio #54, Mortgage Loan No. 18, Hoffner Commerce Center and Mortgage Loan No. 26, ILPT Logistics Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance, partial prepayment or partial assumption of the related Mortgage Loan or substitution of a Mortgaged Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

A-1-41

(10)	With respect to Mortgage Loan No. 31, Harundale Plaza, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(11)	For Mortgage Loan No. 21, Oakwood North & South Owners Corp. and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the residential cooperative Mortgage Loans sold to the trust, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or is shown same as the borrower in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the residential cooperative Mortgage Loans sold to the trust and is, instead, reflected as not applicable (NAP). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the residential cooperative Mortgage Loans sold to the trust. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

(12)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors — Other Secured Indebtedness — Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

(13)	With respect to the residential cooperative Mortgage Loans, National Cooperative Bank, N.A., does not generally track whether a borrower has obtained a Small Business Association Paycheck Protection Program Loan. Accordingly, with respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., none of the information presented in Annex A-1 accounts for whether the related borrower may have obtained such a loan.

(14)	With respect to Mortgage Loan No. 1, Constitution Center, the Appraised Value constitutes the hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As Is” value, without the assumption that such capital reserve account is established, of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

(15)	With respect to Mortgage Loan No. 3, Dallas Design District, the Appraised Value represents a portfolio value, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000. Based on the aggregate “as is” value of the mortgaged properties, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 69.1%.

(16)	With respect to Mortgage Loan No. 9, Shops at Dakota Crossing, the appraised value assumes that the outstanding tenant improvements, leasing commissions and free rent of $1,080,190 have been paid. At origination, the borrowers reserved $60,000 for the upcoming free rent and has provided a recourse guaranty for outstanding tenant improvements allowances and leasing commissions of $1,020,190. In addition, the borrower is required to deposit $150,000 per month into the Existing TI/LC Reserve until the account balance reaches the lesser of $1,020,190 or the amount of owed tenant improvements outstanding. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the as-is value of $66,900,000 are 68.7% and 68.7%, respectively.

(17)	With respect to Mortgage Loan No. 10, Shearer’s Industrial Portfolio, the aggregate appraised value of $219,100,000 includes a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion to increase the SF of the 821 Route 97 property from 145,485 SF. to 221,876 SF. The expansion is expected to be completed by August 2022. The hypothetical market value “as if complete” for the 821 Route 97 property assumes the expansion is completed as planned. The funds for the expansion are reserved upfront. The Cut-off Date LTV Ratio and the Maturity Date LTV ratio based on the “as-is” value is 66.7%.

(18)	With respect to Mortgage Loan No. 12, 980 Jolly Road, the Appraised Value represents the “Hypothetical As-Is” value, which assumes tenants with signed leases are in occupancy, paying full rent and all leasing costs have been paid. All estimated property renovation work and leasing costs for the tenant were reserved at loan origination. The as-is appraised value of the property is $31,200,000 which represents a 79.3% cut-off date LTV Ratio and Maturity Date LTV Ratio.

(19)	With respect to Mortgage Loan No. 26, ILPT Logistics Portfolio, the Appraised Value represents the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the
A-1-42

“as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) is $1,128,300,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the aggregate “as-is” appraised value are 30.2% and 30.2%, respectively, for the ILPT Logistics Portfolio Senior Loans, 39.4% and 39.4%, respectively, for the ILPT Logistics Portfolio Whole Loan and 62.0% and 62.0%, respectively, for the ILPT Logistics Portfolio Total Debt (which includes related mezzanine loans).

(20)	With respect to Mortgage Loan No. 2, 1600 Broadway, the whole loan is structured with an Anticipated Repayment Date (“ARD”) of March 1, 2032 and a final maturity date of May 1, 2036. The initial interest rate for the 1600 Broadway whole loan is 3.45100% per annum. From and after the ARD, interest accrues at a rate equal to the sum of (a) 2.5000% and (b) the greater of (i) the initial interest rate and (ii) the sum of the treasury rate plus 5.0000%; provided that payment of interest accrued at the excess of the post ARD rate over the initial rate is deferred until the whole loan is repaid in full.

(21)	With respect to Mortgage Loan No. 16, ExchangeRight Net Leased Portfolio #54, a separate NFIP flood policy was purchased and paid for at closing for the Dollar General – National Park, NJ Mortgaged Property. $254.83 was paid up front at closing, with the borrower paying to the lender $254.83 per month for the renewal of the coverage afforded by the policy.

(22)	With respect to Mortgage Loan No. 5, 601 Lexington Avenue, once every twelve month period during the term of the loan, the Debt Service Grace Period to Call a Default will be two business days.

(23)	With respect to Mortgage Loan No. 5, 601 Lexington Avenue, if current balance of the TI/LC Escrow less the Outstanding TI/LC Reserve and Free Rent Reserve is equal to or greater than the TI/LC Reserve Cap, then no monthly deposit into the TI/LC Reserve is required pursuant to the Mortgage Loan documents.

(24)	With respect to Mortgage Loan No. 11, Village Green East Apartments, the borrower sponsor entered into a Land Use Restriction Agreement (“LURA”) with the Wisconsin Housing and Economic Development Authority (“WHEDA”) in April 2012 in connection with obtaining tax-exempt bond financing for the property. Until its expiration in April 2027, the LURA requires that 82 of the property’s 406 total units be designated as affordable housing units and set aside for residents whose income does not exceed 60.0% of the Rock County, Wisconsin median income. Further, the affordable housing units are rent-restricted, and the borrower sponsor is obligated to provide compliance-related documentation to the WHEDA, including tenant income information. The borrower sponsor paid off the tax-exempt bond financing in 2015. Further, the loan is structured with springing recourse in the event of any losses associated with any enforcement action or default under the LURA.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) one percent (1%) of the principal amount of the Loan being prepaid or (b) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (i) the Interest Rate and (ii) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” five (5) Business Days prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a reasonably comparable publication generally used by similarly-situated lenders to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. The calculation of the Yield Maintenance shall be made by Lender in good faith and shall be conclusive and binding absent manifest error.

C.	Section 2.7 Prepayments

(a) Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Borrower may, from and after the Defeasance Lockout Release Date and provided no Event of Default has occurred and is continuing, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole on any date, but not in part, provided that if such prepayment occurs prior to September

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11, 2031 (the “Open Period Start Date”), such prepayment is accompanied by the payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date (such amounts, the “Interest Shortfall”).

2.7 (d) Prepayments Prior to Open Period Start Date. Subject to Section 2.7(c), on and after the Defeasance Lockout Release Date, through but not including the Open Period Start Date, Borrower may, at its option and upon at least thirty (30) days’ (and no greater than ninety (90) days’) prior notice to Lender (which notice shall specify the proposed prepayment date), prepay the Debt in whole (but not in part), on any date, provided that such prepayment shall be accompanied by (i) the Yield Maintenance Premium, (ii) Interest Shortfall, (iii) the outstanding principal balance, (iv) all accrued and unpaid interest, and (v) other amounts payable under the Loan Documents. If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.7(d), the amount designated for prepayment and all other sums required under this Section 2.7(d) shall be due and payable on the proposed prepayment date.

“Defeasance Lockout Release Date” shall mean the earlier to occur of (i) the third (3rd) anniversary of the first Monthly Payment Date and (ii) the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the IRS Code) of the REMIC Trust established in connection with the last Securitization involving any portion of or interest in the Loan.

“Monthly Debt Service Payment Amount” shall mean for the Monthly Payment Date occurring in April, 2022 and for each Monthly Payment Date occurring thereafter, a payment equal to the amount of interest which has accrued during the preceding Interest Accrual Period computed at the Interest Rate.

“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period

Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s reasonable calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

“Default Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to three percent (3%) of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Defeasance Lockout Release Date (assuming the outstanding principal balance of the Loan is due on the Defeasance Lockout Release Date), from the Defeasance Lockout Release Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Defeasance Lockout Release Date (or if two or more such securities have maturity dates equally close to the Defeasance Lockout Release Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s good faith and reasonable calculation of the Default Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to: (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date; multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean: (A) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date,
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the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date; divided by (B) twelve (12). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

E.	“Par Prepayment Date” means the third Payment Date prior to the Maturity Date. “Maturity Date” means the Payment Date in March 2032, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement. “Principal Indebtedness” means the principal balance of the Loan outstanding from time to time. “Interest Accrual Period” means each period from and including the sixth day of a calendar month through and including the fifth day of the immediately succeeding calendar month; provided, that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date “Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days immediately preceding the date on which acceleration has been declared or, as applicable, the date on which a prepayment subject to a Yield Maintenance Premium pursuant to this Agreement is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the Par Prepayment Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). “Permitted Prepayment Date” means the first Payment Date following the 12-month anniversary of the Closing Date. “Closing Date” means the date of this Agreement (Feb 16, 2022).

“Yield Maintenance Premium” means, with respect to any payment of principal on a Note or Note Component (including following an acceleration of the Loan), the product of: (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Note or Note Component before giving effect to such payment, times (B) the amount by which (1) the sum of the respective present values, computed as of the date of prepayment, of the remaining scheduled unpaid payments of principal and interest with respect to the Note or Note Component, assuming a repayment in full by Borrower of the Loan on the Par Prepayment Date (and no earlier prepayment or acceleration of the Loan), determined by discounting such payments to the date on which such prepayment is made at the Treasury Constant Yield, exceeds (2) the outstanding principal balance of the Note or Note Component on such date immediately prior to such prepayment; provided that the Yield Maintenance Premium shall not be less than 1% of the amount prepaid. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

Section 1.2. Interest and Principal

(e) If, prior to the Par Prepayment Date, all or any portion of the Principal Indebtedness is paid to Lender following acceleration of the Loan, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that

(i) a prepayment prior to the Par Prepayment Date will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid prior to the Par Prepayment Date; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents prior to the Par Prepayment Date; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from such prepayment and is not a penalty.

Section 2.1. Voluntary Prepayment.

(a) Borrower shall be prohibited from prepaying the Loan, in whole or in part, prior to the Permitted Prepayment Date (except as described in Section 1.2(d)). Borrower shall have the right, at its option, upon 30 days’ prior written notice to Lender (which notice shall be revocable in the manner described below), to prepay the Loan in whole, but not in part, at any time on or after the Permitted Prepayment Date, provided that if such prepayment is made prior to the Par Prepayment Date (except as described in Section 5.16(f)), Borrower shall pay to Lender simultaneously with such prepayment the applicable Yield Maintenance Premium. A prepayment shall be accompanied by the amount of interest theretofore accrued but unpaid in respect of the Principal Indebtedness plus, if not made on a Payment Date, the amount of interest that would have accrued on the Principal Indebtedness had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded by delivery of written notice by Borrower to Lender not less than 5 days prior to the scheduled prepayment date (in which event Borrower shall pay reasonable out-of-pocket attorneys’ fees and title company expenses incurred by Lender in connection with the anticipated repayment).

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F.	"Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 0.5% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Open Prepayment Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

G.	Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the first day of the Open Period determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.	“Applicable Percentage” shall mean, as applicable, (i) in connection with any prepayment made pursuant to Sections 2.7(d) hereof and provided that no Event of Default then exists, 1%, or (ii) in connection with any other prepayment of the Debt, 3%.

“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

Section 2.7 Prepayments.

(a) Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On and after the Monthly Payment Date occurring in December, 2031 (the “Open Period Start Date”), Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon thirty (30) days’ prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole, but not in part, without payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date (such amounts, the “Interest Shortfall”).

(d) Prepayments Prior to Open Period Start Date. Subject to Section 2.7(c), on and after the Lockout Release Date, through but not including the Open Period Start Date, Borrower may, at its option and upon at least thirty (30) days’ (and no greater than ninety (90) days’) prior notice to Lender (which notice shall specify the proposed prepayment date), prepay the Debt in whole (but not in part), on any date, provided that such prepayment shall be accompanied by (i) the Yield Maintenance Premium, (ii) Interest Shortfall, (iii) the outstanding principal balance, (iv) all accrued and unpaid interest and (v) other amounts payable under the Loan Documents. If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.7(d), the amount

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designated for prepayment and all other sums required under this Section 2.7(d) shall be due and payable on the proposed prepayment date; provided, Borrower may withdraw or update any notice of prepayment given pursuant to this Section 2.7(d), so long as Borrower withdraws or updates such notice of prepayment by the date that is five (5) Business Days prior to the proposed prepayment date and reimburses Lender for all expenses as a result of such withdrawal or update.

I.	"Yield Maintenance Premium" is equal to the greater of: (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium will be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate

n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Fed Release") under the heading "U.S. government securities") closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b

a = the yield for the longer U.S. Treasury constant maturity

b = the yield for the shorter U.S. Treasury constant maturity

x = the term of the longer U.S. Treasury constant maturity

y = the term of the shorter U.S. Treasury constant maturity

z = “n” (as defined in the present value factor calculation above) divided by 12.

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term will be used, and interpolation will not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee will determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Bank of America, National Association	16	$423,866,222	36.2%	3.9886%	118	2.54x	10.8%	52.3%	51.1%
Wells Fargo Bank, National Association	16	$345,776,936	29.6%	3.9509%	117	2.48x	10.0%	57.7%	56.1%
Morgan Stanley Mortgage Capital Holdings LLC	11	$208,384,300	17.8%	3.6245%	118	3.30x	12.5%	50.7%	49.9%
National Cooperative Bank, N.A.	25	$111,992,133	9.6%	3.3139%	118	10.20x	45.3%	9.3%	8.0%
Wells Fargo Bank, National Association / Bank of America, National Association	1	$79,800,000	6.8%	3.4570%	117	2.50x	9.2%	62.3%	62.3%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
999,068 - 5,000,000	21	$63,498,947	5.4%	3.6159%	118	8.34x	37.0%	22.8%	21.2%
5,000,001 - 15,000,000	33	$310,495,755	26.5%	4.0834%	118	3.95x	18.2%	43.4%	41.5%
15,000,001 - 25,000,000	4	$87,143,833	7.4%	3.6352%	117	2.90x	11.2%	53.1%	53.1%
25,000,001 - 35,000,000	1	$28,150,000	2.4%	4.5530%	117	1.25x	8.0%	69.2%	60.0%
35,000,001 - 55,000,000	5	$242,163,775	20.7%	4.1087%	119	2.28x	10.2%	58.9%	57.1%
55,000,001 - 110,000,000	5	$438,367,280	37.5%	3.4711%	118	3.12x	10.8%	52.4%	52.4%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: $999,068
Maximum: $110,000,000
Average: $16,953,907

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States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	32	$319,514,734	27.3%	3.3423%	118	5.71x	23.1%	34.4%	34.0%
District of Columbia	3	$210,884,375	18.0%	3.7372%	118	3.17x	11.7%	52.4%	52.4%
California	10	$127,877,311	10.9%	3.7111%	118	2.88x	11.3%	54.4%	53.0%
Texas	11	$113,062,264	9.7%	4.3865%	118	1.77x	8.1%	64.2%	64.2%
Virginia	5	$77,342,370	6.6%	4.5407%	119	1.91x	11.6%	51.3%	45.9%
Florida	6	$64,550,000	5.5%	4.0618%	118	2.69x	12.0%	52.8%	51.7%
Pennsylvania	6	$50,347,241	4.3%	3.9013%	118	2.34x	10.2%	63.7%	62.0%
New Jersey	8	$31,740,104	2.7%	3.6045%	116	3.03x	11.5%	42.0%	40.0%
Wisconsin	1	$28,150,000	2.4%	4.5530%	117	1.25x	8.0%	69.2%	60.0%
Georgia	3	$27,525,000	2.4%	4.3408%	118	1.95x	8.8%	61.8%	61.8%
Massachusetts	5	$19,319,773	1.7%	3.4734%	117	2.51x	9.3%	59.6%	59.6%
Washington	1	$15,598,419	1.3%	3.4570%	117	2.50x	9.2%	62.3%	62.3%
Maryland	2	$10,745,280	0.9%	4.1533%	119	2.68x	12.8%	61.7%	61.7%
Illinois	1	$10,487,309	0.9%	4.9680%	119	1.99x	14.0%	62.1%	51.1%
Ohio	5	$9,803,363	0.8%	3.8824%	118	2.09x	8.9%	59.0%	59.0%
Minnesota	3	$7,780,787	0.7%	3.8839%	118	2.04x	8.6%	60.6%	60.6%
Colorado	1	$7,200,000	0.6%	3.8530%	118	2.37x	9.4%	45.3%	45.3%
Iowa	2	$6,280,672	0.5%	3.8989%	118	1.99x	8.5%	61.7%	61.7%
Arizona	2	$5,481,709	0.5%	3.8903%	118	1.96x	8.3%	62.6%	62.6%
Arkansas	3	$4,841,273	0.4%	3.8394%	118	2.04x	8.5%	61.6%	61.6%
Mississippi	2	$4,161,995	0.4%	4.0886%	118	2.23x	9.6%	55.3%	55.3%
Connecticut	2	$3,037,163	0.3%	4.5792%	119	2.06x	12.5%	63.6%	52.7%
Louisiana	6	$2,194,072	0.2%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Tennessee	2	$1,709,880	0.1%	3.8647%	118	3.12x	13.2%	29.0%	29.0%
North Carolina	3	$1,403,258	0.1%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Indiana	4	$1,288,869	0.1%	3.7540%	118	2.94x	12.1%	36.9%	36.9%
New Hampshire	1	$1,255,585	0.1%	3.8647%	118	3.12x	13.2%	29.0%	29.0%
South Carolina	1	$1,247,797	0.1%	3.8647%	118	3.12x	13.2%	29.0%	29.0%
North Dakota	1	$785,824	0.1%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Alabama	1	$773,351	0.1%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Kentucky	1	$760,878	0.1%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
West Virginia	1	$623,670	0.1%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Maine	1	$573,777	0.0%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Kansas	1	$566,960	0.0%	3.8647%	118	3.12x	13.2%	29.0%	29.0%
Nevada	1	$341,976	0.0%	3.8647%	118	3.12x	13.2%	29.0%	29.0%
Wyoming	1	$199,575	0.0%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Nebraska	1	$194,585	0.0%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Michigan	1	$168,391	0.0%	3.5016%	118	2.54x	9.5%	55.0%	55.0%
Total:	141	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

A-2-2

Property Types

	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Office
CBD	3	$230,467,280	19.7%	3.2443%	118	3.84x	12.7%	46.7%	46.7%
Medical	14	$99,225,979	8.5%	3.6770%	117	2.37x	9.5%	62.0%	61.3%
Suburban	3	$81,350,000	7.0%	3.4052%	118	3.15x	11.2%	56.1%	56.1%
Urban	1	$14,200,000	1.2%	3.8870%	119	3.06x	12.3%	51.4%	51.4%
Subtotal:	21	$425,243,259	36.4%	3.3975%	118	3.34x	11.6%	52.2%	52.1%
Retail
Single Tenant	35	$120,307,854	10.3%	3.5082%	118	2.64x	9.4%	50.7%	50.7%
Anchored	6	$85,213,375	7.3%	4.5787%	119	1.95x	9.9%	65.7%	64.9%
Outlet Center	2	$69,000,000	5.9%	4.3510%	119	2.26x	12.8%	56.1%	50.0%
Unanchored	2	$14,100,000	1.2%	4.4626%	118	2.28x	11.3%	53.2%	53.2%
Subtotal:	45	$288,621,229	24.7%	4.0724%	118	2.33x	10.4%	56.5%	54.9%
Multifamily
Cooperative	26	$125,992,133	10.8%	3.3776%	118	9.52x	42.1%	11.5%	10.4%
Garden	2	$38,150,000	3.3%	4.5784%	118	1.37x	8.1%	66.8%	60.0%
High Rise	1	$23,500,000	2.0%	3.4900%	115	3.37x	12.0%	38.0%	38.0%
Subtotal:	29	$187,642,133	16.0%	3.6358%	118	7.09x	31.4%	26.1%	23.9%
Various
Various	4	$85,000,000	7.3%	4.5770%	118	1.61x	7.7%	65.2%	65.2%
Subtotal:	4	$85,000,000	7.3%	4.5770%	118	1.61x	7.7%	65.2%	65.2%
Self Storage
Self Storage	9	$68,255,242	5.8%	3.8793%	118	2.46x	10.0%	54.2%	52.8%
Subtotal:	9	$68,255,242	5.8%	3.8793%	118	2.46x	10.0%	54.2%	52.8%
Industrial
Manufacturing/Warehouse	5	$23,502,140	2.0%	3.9000%	118	1.95x	8.3%	62.8%	62.8%
Warehouse/Distribution	17	$22,329,497	1.9%	3.8821%	118	2.54x	10.8%	45.7%	45.7%
Warehouse/Manufacturing	1	$7,000,000	0.6%	4.0600%	119	2.51x	11.2%	50.1%	50.1%
Manufacturing	1	$6,741,800	0.6%	3.9000%	118	1.95x	8.3%	62.8%	62.8%
Manufacturing/Distribution	3	$820,500	0.1%	3.8647%	118	3.12x	13.2%	29.0%	29.0%
Subtotal:	27	$60,393,938	5.2%	3.9115%	118	2.25x	9.6%	54.5%	54.5%
Other
Data Center	2	$24,500,000	2.1%	4.7000%	119	1.91x	10.1%	37.8%	37.8%
Subtotal:	2	$24,500,000	2.1%	4.7000%	119	1.91x	10.1%	37.8%	37.8%
Hospitality
Limited Service	2	$12,486,014	1.1%	5.3830%	119	1.75x	13.2%	56.5%	47.2%
Extended Stay	1	$10,487,309	0.9%	4.9680%	119	1.99x	14.0%	62.1%	51.1%
Subtotal:	3	$22,973,323	2.0%	5.1936%	119	1.86x	13.6%	59.1%	49.0%
Mixed Use
Retail/Office	1	$7,190,467	0.6%	4.4700%	119	1.62x	10.3%	65.4%	53.0%
Subtotal:	1	$7,190,467	0.6%	4.4700%	119	1.62x	10.3%	65.4%	53.0%

Total:	141	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

A-2-3

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2.7920 - 3.2499	15	$283,422,696	24.2%	3.0195%	118	5.77x	20.2%	37.3%	37.0%
3.2500 - 3.4999	11	$238,513,086	20.4%	3.4479%	117	3.76x	15.8%	46.2%	46.0%
3.5000 - 3.9999	16	$201,472,401	17.2%	3.7725%	118	2.97x	12.5%	50.2%	50.0%
4.0000 - 5.3830	27	$446,411,407	38.2%	4.5268%	118	1.87x	9.9%	60.5%	57.8%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 2.7920%
Maximum: 5.3830%
Weighted Average: 3.8117%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
120	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 120 mos.
Maximum: 120 mos.
Weighted Average: 120 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
115 - 118	41	$826,853,677	70.7%	3.5701%	118	3.56x	13.4%	49.6%	49.0%
119 - 119	28	$342,965,914	29.3%	4.3943%	119	2.98x	15.5%	51.6%	48.9%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 115 mos.
Maximum: 119 mos.
Weighted Average: 118 mos.

A-2-4

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	39	$940,788,426	80.4%	3.7402%	118	3.09x	11.5%	52.3%	52.3%
360	18	$170,258,899	14.6%	4.3906%	119	3.34x	19.7%	52.5%	44.8%
480	12	$58,772,266	5.0%	3.2797%	118	8.36x	37.9%	9.1%	7.9%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 360 mos.
Maximum: 480 mos.
Weighted Average: 391 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	39	$940,788,426	80.4%	3.7402%	118	3.09x	11.5%	52.3%	52.3%
357 - 360	18	$170,258,899	14.6%	4.3906%	119	3.34x	19.7%	52.5%	44.8%
361 - 479	12	$58,772,266	5.0%	3.2797%	118	8.36x	37.9%	9.1%	7.9%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 357 mos.
Maximum: 479 mos.
Weighted Average: 390 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.25 - 1.60	4	$55,247,816	4.7%	4.5135%	118	1.41x	9.0%	66.4%	58.1%
1.61 - 1.80	6	$164,960,856	14.1%	4.7235%	118	1.65x	8.6%	64.4%	63.2%
1.81 - 2.00	7	$153,751,709	13.1%	4.3799%	118	1.92x	10.5%	57.0%	53.5%
2.01 - 2.20	3	$70,696,427	6.0%	4.2268%	119	2.12x	9.5%	59.7%	59.3%
2.21 - 2.40	2	$11,125,000	1.0%	3.9486%	118	2.31x	9.5%	48.8%	48.8%
2.41 - 22.29	47	$714,037,784	61.0%	3.3812%	118	4.40x	17.0%	43.3%	43.0%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 1.25x
Maximum: 22.29x
Weighted Average: 3.39x

A-2-5

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2.2 - 10.0	16	$74,915,078	6.4%	3.2500%	118	11.93x	51.4%	5.9%	5.2%
10.1 - 20.0	7	$28,948,575	2.5%	3.5049%	118	6.91x	33.3%	14.9%	12.9%
20.1 - 40.0	7	$82,243,017	7.0%	3.9469%	118	3.27x	14.3%	33.5%	33.0%
40.1 - 50.0	8	$348,877,280	29.8%	3.1948%	118	3.68x	12.1%	46.3%	46.3%
50.1 - 60.0	15	$239,164,847	20.4%	4.2135%	119	2.30x	10.9%	55.7%	53.5%
60.1 - 69.2	16	$395,670,793	33.8%	4.2136%	118	1.94x	9.0%	64.8%	63.0%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 2.2%
Maximum: 69.2%
Weighted Average: 50.2%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2.1 - 10.0	17	$83,747,390	7.2%	3.2394%	118	11.65x	50.4%	6.5%	5.7%
10.1 - 20.0	8	$28,244,743	2.4%	3.5348%	119	5.87x	30.1%	17.8%	14.9%
20.1 - 40.0	5	$74,114,538	6.3%	4.0262%	118	2.98x	12.4%	34.8%	34.8%
40.1 - 50.0	11	$416,532,110	35.6%	3.4280%	118	3.38x	12.2%	48.2%	46.7%
50.1 - 60.0	19	$247,232,035	21.1%	4.2111%	118	2.19x	10.2%	58.1%	55.6%
60.1 - 67.8	9	$319,948,775	27.4%	4.1273%	118	2.04x	8.8%	64.5%	64.5%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 2.1%
Maximum: 67.8%
Weighted Average: 49.0%

A-2-6

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	38	$842,788,426	72.0%	3.7738%	118	3.13x	11.8%	52.7%	52.7%
Amortizing Balloon	26	$128,952,165	11.0%	3.7764%	119	6.95x	35.0%	24.8%	20.5%
Interest Only, Amortizing Balloon	4	$100,079,000	8.6%	4.5296%	118	1.63x	10.7%	62.6%	54.5%
Interest Only - ARD	1	$98,000,000	8.4%	3.4510%	118	2.70x	9.4%	49.7%	49.7%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
7.7 - 9.0	7	$228,998,775	19.6%	4.4870%	118	1.67x	8.2%	65.1%	64.0%
9.1 - 10.0	12	$340,466,649	29.1%	3.7575%	118	2.39x	9.4%	56.7%	56.3%
10.1 - 12.0	10	$101,610,467	8.7%	4.0077%	118	2.57x	11.0%	48.9%	47.3%
12.1 - 13.0	7	$140,346,427	12.0%	3.9034%	119	2.77x	12.3%	54.9%	51.7%
13.1 - 15.0	6	$229,655,141	19.6%	3.3086%	118	3.97x	13.7%	44.6%	43.6%
15.1 - 92.2	27	$128,742,133	11.0%	3.3967%	118	9.38x	41.5%	12.3%	11.1%
Total:	69	$1,169,819,591	100.0%	3.8117%	118	3.39x	14.0%	50.2%	49.0%

Minimum: 7.7%
Maximum: 92.2%
Weighted Average: 14.0%

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

A-3-3

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
National Theatre
Thurmond Arnold Building
Ford Theatre
Hotel Monaco
Smithsonian American Art Museum
Capital One Arena
Terrell Place
Shakespeare Theatre Company
National Building Museum
FBI Field House
Judiciary Center
Georgetown University Law Center
DC Superior Court
CWA Bldg.
US Court of Military Appeals
JUDICIARY SQUARE
President's Park
Pennsylvania Ave NW
J. Edgar Hoover FBI Bldg.
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
Judiciary Square
US Tax Court
METRO
DC City Hall
The Residences at Market Square
D St NW
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
Dept. of Justice
Superior Court of DC
DC Dept. of Moror Vehicles
Labor Department
FEDERAL TRIANGLE
IRS
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Embassy of Canada
C St NW
US District Court
395
Louisiana Ave NW
Federal Trade Commission
Pennsylvania Ave NW
Constitution Ave NW
Constitution Ave NW
Constitution Ave NW
National Museum of African American History and Culture
Museum of American History
Museum of Natural History
National Gallery
East Gallery
BLUE, ORANGE, SILVER LINES
METRO YELLOW, GREEN LINES
15th St NW
14th St NW
13th St NW
12th St NW
11th St NW
10th St NW
9th St NW
8th St NW
7th St NW
F St NW
E St NW
Washington Monument
THE NATIONAL MALL
4th St NW
3rd St NW
Capitol Reflecting Pool
Ulysses S. Grant Memorial
12th St Expwy
Sylvan Theater Stage
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
14th St SW
Independence Ave SW
Independence Ave SW
USDA Forest Service
WASHINGTON D.C.
Agriculture Department
U. S. Department of Education
US Dept of Health & Human Services
Hancock Park
C St SW
4th St SW
United States Holocaust Memorial Museum
Bureau of Engraving
12th St SW
Aerospace Center
Dept. of Homeland Security
AMTRAK
Holiday Inn
Food and Drug Administration
METRO BLUE, ORANGE, SILVER LINES
FEDERAL CENTER SW
L'ENFANT PLAZA
Intl. Spy Museum
Ford House Office Building
AMTRAK
Maryland Ave SW
Constitution Center
400 7th Street Southwest
Washington, DC 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
E St SW
ITC Building
NASA
Southwest Frwy
Vietnam Women's Memorial
Jefferson Memorial
FRANCIS CASE MEMORIAL BRIDGE
Benjamin Banneker Park
G St SW
G St SW
Jefferson Recreation Center
Town Square Towers
Potomac Place Tower
Culture House DC
Ronald Reagan Washington Natl. Airport 3 miles
METRO
Jefferson Jr. High School
7th St SW
6th St SW
4th St SW
Randall Jr. High School
I St SW
Maine Ave SW
Southwest Duck Pond
Southwest Washington
Delaware Ave SW
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Washington Channel
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Ohio Dr. SW
N St SW
King Greenleaf Recreation Center
4th St SW
Canal St SW
First St SW
East Potomac Park Golf Course
O St SW
P St SW
Rockville
Wheaton
Calverton
Laurel
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Seabrook
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Merrifield
ARLINGTON
Temple Hills
Suitland
Forestville
Annandale
ALEXANDRIA
Upper Marlboro
Camp Springs
Rose Hill
VIRGINIA
MARYLAND
Springfield
Groveton
Burke
Franconia
Clinton

A-3-4

Mortgage Loan No. 1 – Constitution Center

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/A-sf/AA	Location:	Washington, DC 20024
Original Balance(1):	$110,000,000	General Property Type:	Office
Cut-off Date Balance(1):	$110,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	9.4%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1968/2010
Borrower Sponsor:	MetLife, Inc. and New York Common	Size:	1,410,049 SF
Retirement Fund	Cut-off Date Balance Per SF(1):	$282
Guarantor(2):	NAP	Maturity Date Balance Per SF(1):	$282
Mortgage Rate(3):	3.0494%	Property Manager:	Hines GS Properties, Inc.
Note Date:	2/16/2022
First Payment Date:	4/9/2022
Maturity Date:	3/9/2032
Original Term to Maturity:	120 months	Underwriting and Financial Information(7)
Original Amortization Term:	0 months	UW NOI:	$56,275,098
IO Period:	120 months	UW NOI Debt Yield(1):	14.1%
Seasoning:	2 months	UW NOI Debt Yield at Maturity(1):	14.1%
Prepayment Provisions(4):	L(24),YM1(2),DorYM1(87),O(7)	UW NCF DSCR(1):	4.30x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI:	$52,895,989 (12/31/2021)
Additional Debt Type(1)(5):	Pari Passu / Subordinate	2nd Most Recent NOI:	$51,433,757 (12/31/2020)
Additional Debt Balance(1)(5):	$288,000,000 / $52,000,000	3rd Most Recent NOI:	$49,648,892 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	100.0% (12/1/2021)
Reserves(6)	2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$0	Springing	NAP	Appraised Value (as of)(8):	$914,000,000 (12/29/2021)
Insurance:	$0	Springing	NAP	Appraised Value per SF(8):	$648
TI/LC:	$416,036	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	43.5%
Free Rent Reserve:	$14,343,252	$0	NAP	Maturity Date LTV Ratio(1)(8):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$398,000,000	88.4%	Loan Payoff:	$372,749,794	82.8%
Subordinate Loan Amount	$52,000,000	11.6%	Reserves:	$14,759,288	3.3%
			Closing Costs:	$3,078,877	0.7%
			Return of Equity:	$59,412,042	13.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Constitution Center Whole Loan are $319, $319, 3.68x, 12.5%, 12.5%, 49.2% and 49.2%, respectively.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.
(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.
(4)	Defeasance of the Constitution Center Whole Loan is permitted at any time after the earlier of (i) February 16, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Constitution Center Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in May 2022. In addition, the Constitution Center Whole Loan may be prepaid, in whole but not in part, on and after the second anniversary of the first monthly payment date, together with, prior to the monthly payment date in September 2031, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.
(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional indebtedness.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	The novel coronavirus pandemic is an evolving situation and could impact the Constitution Center Whole Loan more severely than assumed in the underwriting of the Constitution Center Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(8)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of nine pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center Subordinate Loans, consisting of three subordinate promissory notes in the original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A-1 and Note A-7, with an aggregate original principal balance of $110,000,000, represent the Constitution Center Mortgage Loan and will be included in the BANK 2022-BNK41 securitization trust. The non-controlling senior Note A-5 and Note A-9 have been contributed to the MSC 2022-L8 securitization trust. The remaining Constitution Center Senior Loans (together with Note A-5 and Note A-9, the

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

“Constitution Center Non-Serviced Pari Passu Companion Loans”) are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan is serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Constitution Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BANK 2022-BNK41	No
A-2	$80,000,000	$80,000,000	Morgan Stanley Bank, N.A.	No
A-3	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
A-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-7	$30,000,000	$30,000,000	BANK 2022-BNK41	No
A-8	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
B-1	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-2	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-3	$20,000,000	$20,000,000	Third Party Purchaser	Yes
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsor. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The Borrower Sponsor purchased the Constitution Center Property in 2012, and from 2016-2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Comptroller of the Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and Dallas, with over 700 employees nationwide. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. GSA space is utilized by the Federal Trade Commission (251,805 SF), the National Endowment for the Arts (60,015 SF) and the National Endowment for the Humanities (63,440 SF).

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. ASPR leases its space through the GSA.

The following table presents a summary regarding the tenants at the Constitution Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P /Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent		% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
OCC	Aaa/AA+/AAA	471,499	33.4%	$26,936,849	(3)	36.0%	$57.13	10/31/2038	N	2, 5-year
FHFA	Aaa/AA+/AAA	377,092	26.7%	$20,432,612		27.3%	$54.18	1/31/2027	N	2, 5-year
GSA	Aaa/AA+/AAA	375,260	26.6%	$18,439,068		24.7%	$49.14	2/29/2024	N	1, 5-year
ASPR	Aaa/AA+/AAA	186,198	13.2%	$8,938,069	(4)	12.0%	$48.00	10/31/2037	N	NAP
Subtotal/Wtd. Avg.		1,410,049	100.0%	$74,746,598		100.0%	$53.01

Vacant Space		0	0.0%	$0		0.0%	$0.00
Total/Wtd. Avg.		1,410,049	100.0%	$74,746,598		100.0%	$53.01

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.
(3)	OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.
(4)	ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information with respect to the lease rollover at the Constitution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	375,260	$49.14	26.6%	26.6%	$18,439,068	24.7%	24.7%
2025	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2026	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2027	1	377,092	$54.18	26.7%	53.4%	$20,432,612	27.3%	52.0%
2028	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2029	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2030	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2031	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2032	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2033 & Beyond	2	657,697	$54.55	46.6%	100.0%	$35,874,918	48.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	1,410,049	$53.01	100.0%		$74,746,598	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. The Constitution Center Whole Loan was originated on February 16, 2022 and as of April 4, 2022, the Borrower Sponsor has reported that the Constitution Center Property is open and operating and no lease modification or rent relief requests have been received and all tenants have remained current on all rent and lease obligations. Plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 10% of the space is being utilized due to COVID restrictions.

The Market. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 per SF and inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.57 per SF and inventory of approximately 164.9 million SF. According to the appraisal,

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

the 2021 population within a one-, three- and five-mile radius was 27,288, 338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
GSA Space:	$48.00	GSA (Full Service)	None	$85.00 / $45.00	10 Years	4.50%	2.00%
Agency Space:	$55.00	Full Service	2.0% per annum	$100.00 / $50.00	10 Years	4.50%	2.00%
Concourse Level Space:	$26.00	Full Service	None	$45.00 / $5.00	10 Years	4.50%	2.00%
Storage Space:	$18.00	None	None	$0.00 / $0.00	10 Years	4.50%	2.00%

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (subject)(1) Washington, DC	1968 / 2010	1,410,049	OCC	471,499	May 2021	$57.13	GSA
Union Square – North Tower Washington, DC	1972 / 2011	322,249	Department of Justice	164,000	Oct. 2021	$46.75	GSA
National Place Washington, DC	1984 / NAP	691,200	US Commission on Civil Rights	24,139	Aug. 2021	$45.00	GSA
L’Enfant Plaza North Washington, DC	1969 / 2014	299,476	FAA	65,734	Jan. 2021	$48.15	GSA
Aerospace Center Washington, DC	1987 / NAP	407,321	Internal Revenue Service	38,000	Jun. 2020	$43.00	GSA
Potomac Center South Washington, DC	1969 / 2003	429,256	Department of Education	290,000	Feb. 2020	$46.90	GSA
International Trade Commission Washington, DC	1987 / NAP	262,959	International Trade Commission	29,092	Nov. 2018	$49.75	GSA

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than year built / renovated and lease type.

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Constitution Center Property:

Cash Flow Analysis
	2018		2019		2020		2021		UW	UW PSF
Gross Potential Rent	$68,424,283		$70,158,070		$71,355,483		$72,427,586		$74,746,598(1)	$53.01
Reimbursements	$2,037,839		$2,840,701		$2,244,245		$3,152,519		$3,820,656	$2.71
Other Income(2)	$4,079,598		$4,046,891		$4,062,096		$4,393,495		$5,451,525	$3.87
Free Rent	($1,147)		($1,147)		($1,147)		($1,147)		$0	$0.00
Straight Line Rent(3)	$0		$0		$0		$0		$4,468,440	$3.17
Net Rental Income	$74,540,573		$77,044,515		$77,660,677		$79,972,453		$88,487,218	$62.75
Less Vacancy & Credit Loss	$0		$0		$0		$0		($2,547,531)	($1.81)
Effective Gross Income	$74,540,573		$77,044,515		$77,660,677		$79,972,453		$85,939,687	$60.95

Real Estate Taxes	$14,499,868		$14,856,597		$14,927,387		$14,463,167		$13,549,234	$9.61
Insurance	$497,217		$528,288		$394,008		$396,060		$364,902	$0.26
Management Fee	$552,937		$571,673		$588,419		$583,597		$1,000,000	$0.71
Other Operating Expenses	$11,162,472		$11,439,065		$10,317,106		$11,633,640		$14,750,453	$10.46
Total Operating Expenses	$26,712,494		$27,395,623		$26,226,920		$27,076,464		$29,664,589	$21.04

Net Operating Income	$47,828,079		$49,648,892		$51,433,757		$52,895,989		$56,275,098	$39.91
Replacement Reserves	$0		$0		$0		$0		$352,512	$0.25
TI/LC	$0		$0		$0		$0		$3,006,585	$2.13
Net Cash Flow	$47,828,079		$49,648,892		$51,433,757		$52,895,989		$52,916,001	$37.53

Occupancy %	100.0%	(4)	100.0%	(4)	100.0%	(4)	100.0%	(5)	97.1%
NOI DSCR(6)	3.89x		4.03x		4.18x		4.30x		4.57x
NCF DSCR(6)	3.89x		4.03x		4.18x		4.30x		4.30x
NOI Debt Yield(6)	12.0%		12.5%		12.9%		13.3%		14.1%
NCF Debt Yield(6)	12.0%		12.5%		12.9%		13.3%		13.3%

(1)	Underwritten Gross Potential Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.
(2)	Other Income includes solar incentive revenue, energy revenue, garage and parking revenue, and income from antenna roof top, tenant service, other interest, health club, signs, and café.
(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.
(4)	Sourced from appraisal.
(5)	Sourced from the Underwritten Rent Roll dated December 1, 2021.
(6)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Escrows and Reserves.

At origination the borrower deposited (i) $14,343,252 into a reserve for free rent for the tenant ASPR and (ii) $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance – During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).

TI/LC Reserve – On each monthly payment date, during the continuance of a Cash Management Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows and Reserves,” (ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default and (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Management Sweep Period will end: with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating income debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount not exceeding $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income debt yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Additional Secured Indebtedness (not including trade debts). In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $288,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum. The Constitution Center Mortgage Loan and the Constitution Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Non-Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in the prospectus.

The Constitution Center Whole Loan as of the origination date is summarized in the following table:

Constitution Center Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$398,000,000	3.0494%	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	3.68x	12.5%	49.2%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Real Estate Substitution. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

A-3-10

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-11

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

A-3-12

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

M200
3,508 SF
OPEN TO BELOW
THIRD FLOOR / MEZZANINE
STORAGE
200
11,411 SF
MECH
SECOND FLOOR
EGRESS FOR RETAIL SPACE #1
101
5,681 SF
RESIDENTIAL LOBBY
GROUND FLOOR
RETAIL SPACE #1 LOADING DOCK
B100A
873 SF
RETAIL SPACE #1 ADDITIONAL STORAGE
B100
4,220 SF
BROADWAY
LOWER LEVEL
7TH AVENUE
W. 48TH STREET
Retail/Storage
Non Rentable

A-3-13

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

MANHATTAN
Upper West Side
West Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Central Park West
West Drive
East Drive
Center Drive
Broadway
Metropolitan Opera House
Avery Fisher Hall
LINCOLN CENTER
Damrosch Park
David H. Koch Theater
Lincoln Center Bandshell
Fordham Univ. School of Law
Quinn Library
NYIT Auditorium on Broadway
Leon Lowenstein Center
Church of St. Paul the Apostle
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
222 Central Park South
Museum of Arts & Design
JW Marriott Essex House
Park Lane Hotel
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
5TH AVE/ 59TH ST
One57
9 West 57th
CBS Broadcast Center
CBS News
Hotel The Watson
Hearst Tower
Alvin Ailey American Dance Theater
Carnegie Hall
Viceroy Central Park
57TH ST
The Moderne Hotel
Park Central Hotel NY
Wellington Hotel
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
New York Hilton Midtown
Ed Sullivan Theater
7TH AVE/ 53RD ST
Museum of Modern Art
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
Baccarat Hotel
666 Fifth Avenue
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
AXA Equitable Building
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
50TH ST
Nomura Securities
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Caroline's on Broadway
Eugene O'Neill Theater
Crowne Plaza Times Sq.
1600 Broadway
1600 Broadway
New York, NY 10019
1 Rockefeller Plaza
Union Hall
49TH ST
Longacre Theatre
Morgan Stanley Global HQ
News Corp. Building
Cranky Cabaret
DoubleTree Hilton NY-Times Sq.
W New York-Times Sq.
Riu Plaza
Richard Rogers Theatre
Kimpton Muse Hotel
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Al Hirschfeld Theatre
TIMES SQUARE
Jacobs Theatre
Row NYC
Viacom Intl.
Millennium Hotel
Belasco Theatre
Majestic Theatre
Paramount Building
Casablanca Hotel
The Westin Times Square
TIMES SQ SHUTTLE
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
42ND ST/ PORT AUTHORITY
New Amsterdam Theatre
Port Authority Bus Terminal
Hilton Times Sq.
The Knickerbocker
Salesforce Tower
Bryant Park
5TH AVE
BRYANT PARK
New York Public Library
42ND ST/ TIMES SQ.
New York Times Building
452 5th Ave
GO Studios
Bricken Arcade Bldg.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
N Q R W
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
HUDSON COUNTY
MANHATTAN
Greenpoint
East River
Chelsea
Hoboken
Greenwich Village
Williamsburg
Hudson River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

A-3-14

Mortgage Loan No. 2 – 1600 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):		NR/NR/NR		Location:	New York, NY 10019
Original Balance:		$98,000,000		General Property Type:	Retail
Cut-off Date Balance:		$98,000,000		Detailed Property Type:	Single Tenant
% of Initial Pool Balance:		8.4%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2005 / NAP
Borrower Sponsor:		Paramount Group, Inc.		Size:	25,693 SF
Guarantor(1):		1600 Broadway Retail Owner, LLC		Cut-off Date Balance PSF:	$3,814
Mortgage Rate(2):		3.4510%		Maturity Date/ARD Balance PSF(2):	$3,814
Note Date:		2/24/2022		Property Manager:	Paramount Group Property-
First Payment Date:		4/1/2022			Asset Management TRS LLC
Anticipated Repayment Date(2)		3/1/2032			(borrower-related)
Maturity Date(2):		5/1/2036		Underwriting and Financial Information(4)
Original Term to Maturity/ARD(2):		120 months		UW NOI:	$9,253,257
Original Amortization Term(2):		0 months		UW NOI Debt Yield:	9.4%
IO Period(2):		120 months		UW NOI Debt Yield at Maturity/ARD(2):	9.4%
Seasoning:		2 months		UW NCF DSCR:	2.70x
Prepayment Provisions(2):		YM1(115),O(5)		Most Recent NOI(5):	NAV
Lockbox/Cash Mgmt Status:		Hard/Springing		2nd Most Recent NOI(5):	NAV
Additional Debt Type:		NAP		3rd Most Recent NOI(5):	NAV
Additional Debt Balance:		NAP		Most Recent Occupancy:	100.0% (4/1/2022)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent Occupancy:	100.0% (12/31/2021)
Reserves(3)				3rd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$197,000,000 (1/19/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value PSF(6):	$7,667
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(6):	49.7%
Replacement Reserve:	$0	Springing	NAP	Maturity Date/ARD LTV Ratio(2)(6):	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$98,000,000	50.5%	Purchase Price:	$191,500,000	98.6%
Borrower Equity:	$96,175,506	49.5%	Closing Costs:	$2,675,506	1.4%
Total Sources:	$194,175,506	100.0%	Total Uses:	$194,175,506	100.0%

(1)	There is no non-recourse carveout guarantor and no environmental indemnitor (other than the borrower) for the 1600 Broadway Mortgage Loan (as defined below). While the borrower is obligated under the non-recourse carveout provisions in the loan agreement, no separate guaranty was executed by the borrower.

(2)	The 1600 Broadway Mortgage Loan has an initial term of 120 months to the ARD (as defined below) of March 1, 2032, with a final maturity date of May 1, 2036. Prior to the ARD, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the 1600 Broadway Mortgage Loan has been paid in full, or until the final maturity date on May 1, 2036, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to the Extension Rate (as defined below); however, interest at the excess of the Extension Rate over the Initial Interest Rate will be deferred as described below, and all excess cash flow from the 1600 Broadway Property (as defined below) will be applied as described below (see “The Mortgage Loan” below).

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the 1600 Broadway Mortgage Loan more severely than assumed in the underwriting of the 1600 Broadway Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	Further historical information is not available because the 1600 Broadway Property was recently acquired.

(6)	The appraisal also provided a “Hypothetical Go Dark” value of $125,000,000 as of January 19, 2022, which value would result in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of $4,865, 78.4% and 78.4%, respectively, based on the original principal balance of the 1600 Broadway Mortgage Loan.

The Mortgage Loan. The second largest mortgage loan (the “1600 Broadway Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal balance of $98,000,000. The 1600 Broadway Mortgage Loan is secured by a first priority fee mortgage encumbering a 25,693 SF retail condominium located in New York, New York (the “1600 Broadway Property”).

The 1600 Broadway Mortgage Loan has an initial term of 120 months to an anticipated repayment date (“ARD”) of March 1, 2032. Prior to the ARD, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to 3.4510% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the 1600 Broadway Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date of May 1, 2036, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to the sum of (a) 2.50% and (b) the greater of (i) the Initial Interest Rate and (ii) the sum of the treasury rate plus 5.0000% (the “Extension Rate”); however interest accrued at the excess of the Extension Rate over the Initial Interest Rate (“Excess Interest”) will be deferred and added to the outstanding principal balance, and will be payable on the final maturity date or such earlier date on which the 1600 Broadway Mortgage Loan is repaid in full. On and after the ARD, all excess cash flow from the 1600 Broadway Property, after the payment of interest at the Initial Interest Rate (and other amounts as required by the loan documents), is required to be applied to reduce the outstanding principal balance of the 1600 Broadway Mortgage Loan until paid in full and then to pay Excess Interest.

The Borrower and the Borrower Sponsor. The borrower is 1600 Broadway Retail Owner, LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. The borrowing entity is indirectly owned by Paramount Group, Inc. (9.2%) and BAYVK

A-3-15

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

Immobilien Dachfonds 1 S.C.S., SICAV FIS – Elektra 2 (90.8%). The borrower sponsor is Paramount Group, Inc. There is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower.

Paramount Group, Inc. (NYSE: PGRE) is an owner, operator and manager of Class A office properties in Manhattan, Washington, DC and San Francisco. Founded in 1978, Paramount Group, Inc. employs an in-house team of commercial real estate professionals across all facets of the business including asset management, leasing, acquisitions, redevelopment and financing. Paramount Group, Inc.’s current portfolio consists of 13 REIT-owned assets across six funds and 13.9 million SF of assets managed. The firm’s current portfolio includes several notable assets such as 712 Fifth Avenue, 1633 Broadway, 1301 Avenue of the Americas, 300 Mission Street, 111 Sutter, and One Market Plaza. As of March 2022, Paramount Group, Inc. has an equity market capitalization of $2.3 billion.

Bayerische Versorgungskammer (“BVK”) is the largest public-law pension group in Germany. BVK is a service and competence center for professional and municipal pensions. It manages twelve independent professional and municipal pension funds with over 2.4 million active members and pensioners. It currently manages more than $116 billion in assets, including more than 11,800 residential units and 5.9 million SF of commercial real estate. BVK has a strategic allocation to direct real estate at 4.5% and to real estate funds, including real estate investment trusts, at 24.3%.

The Property. The 1600 Broadway Property is a 25,693 SF retail condominium located within a 25-story, mixed-use residential/retail building at 1600 Broadway in New York, New York. The 1600 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan on a block-front site encompassing the entire north side of West 48th Street, with frontage also on the east side of Broadway and the west side of Seventh Avenue. The building was constructed in 2005 and is situated on a 0.29-acre site. The 1600 Broadway Property is 100.0% leased to Mars Retail Group, LLC which operates the M&M’s Flagship Store from the space. Mars Retail Group, LLC also leases two LED signs (one sign fronting Broadway and one sign fronting Seventh Avenue) which are utilized for store signage/advertising. According to the borrower sponsor, 1600 Broadway is the highest grossing location for the M&M brand.

Mars Retail Group, LLC is expected to invest approximately $25.0 million of capital to redesign and transform the store to be consistent with the global M&M brand. Mars Retail Group, LLC has assembled a team to complete the build-out and is responsible for all construction and costs in connection with the renovation. Construction is anticipated to commence in August 2022 with an estimated completion in July 2023, during which time the store will be closed to the public. No assurances can be made that Mars Retail Group, LLC will complete such renovation as described. Mars Retail Group, LLC is obligated to continue to pay full, unabated rent regardless of any construction or closure period.

The 1600 Broadway Property is part of a condominium, which consists of 139 units: 137 residential units and 2 commercial units. The commercial units are sub-divided into: (1) Retail 1 Unit, Retail 2 Unit and Retail 3 Unit and (2) Retail Storage Unit and Residential Storage Unit. The 1600 Broadway Property consists of Retail 1 Unit (which subunit also includes the related signage rights) and Retail Storage Unit, which together represent approximately 9.24% of the total condominium common interests (84% of the commercial condominium common interests) and the related voting rights in the condominium.  Retail 1 Unit holds the right to appoint one of the six members of the condominium board. Neither the borrower nor the borrower sponsors owns or controls the voting rights with respect to any other non-collateral units or subunits in the condominium.

The condominium documents provide that most decisions are majority decisions (both decisions that require the condominium board and decisions by the unit owners), with a limited number of decisions that require an 80% vote of the respective residential or commercial unit members (as required should the matter affect such units), including any vote to terminate the condominium, to not repair the building or the general common elements following a casualty/condemnation or to amend the condominium documents.

Sole Tenant.

Mars Retail Group, LLC (25,693 SF, 100.0% of NRA, 100.0% of underwritten base rent). Mars Retail Group, LLC’s lease is guaranteed by Mars, Inc. (rated

A1/A by Moody’s/S&P). Founded in 1911, Mars, Inc. is one of the largest food conglomerates in the world, employing 130,000 people across 80 countries. Mars, Inc. operates through four primary product groups: Mars Wrigley Confectionary, Mars Petcare, Mars Food, and Mars Edge. The family-owned business has leading positions in its major categories with a number one position globally in gum, chocolate confectionery and pet food, making Mars, Inc. one of the world’s largest private companies. The M&M’s brand has been prominent in the Mars portfolio since the 1940’s.

The Mars Retail Group, LLC’s lease originally commenced on May 1, 2006. The lease was recently renewed for a 15-year term that commenced on May 1, 2021 and expires on April 30, 2036. Mars Retail Group, LLC received approximately $6.5 million as a tenant improvement allowance in January 2022. Mars Retail Group, LLC has the right to extend the term of its lease for two additional periods of 5 years upon 34 months’ prior written notice. Mars Retail Group, LLC does not have any lease termination options. The tenant pays, effective May 2022, an annual retail rent of $7,748,359 ($301.57 PSF) and an annual signage rent of $2,478,162, structured with annual escalations of 2.5% and 2.25%, respectively. Base rent during the first year of the renewal term will be the greater of (i) 95% of the annual fair market rental and (ii) the rent payable during the 12-month period preceding the renewal term’s commencement date plus 2.5%. The annual rent for each year thereafter during the renewal term will be equal to the preceding year’s base rent plus 2.5%.

The following table presents certain information relating to the sole tenant at the 1600 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Exp.	Renewal Options	Term. Options
Mars Retail Group, LLC	NR/A1/A	25,693	100.0%	$7,783,956	75.9%	$302.96	4/30/2036	Y(2)	N
Mars, Inc. (signage lease)	NR/A1/A	0	0.0%	$2,478,163	24.1%	NAP	3/31/2036
Total/Wtd. Avg.		25,693	100.0%	$10,262,119	100.0%	$399.41

(1)	Ratings are of the parent company, Mars, Inc., which guarantees the lease.

(2)	Mars Retail Group, LLC has the right to extend the term of its lease for two additional periods of 5 years upon 34 months’ prior written notice.

A-3-16

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the 1600 Broadway Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033 & Beyond	2	25,693	$399.41	100.0%	100.0%	$10,262,119	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	25,693	$399.41	100.0%		$10,262,119	100.0%

The Market. The 1600 Broadway Property is situated within the Times Square neighborhood in the western portion of Midtown Manhattan. The neighborhood is a destination for tourists, residents and office tenants alike, as the confluence of mass transit, retail, entertainment, hotel and office uses make this a 24-hour community. The 1600 Broadway Property is served by numerous subway lines, the closest of which is the 49th Street station at Seventh Avenue, where the N, R and W trains can be accessed. Bus transportation is accessible in both directions (east and west bound) along 42nd Street. In addition, north-south bus lines are available along the avenues in the area. The Port Authority Bus Terminal is located along the full block of Eighth Avenue between West 42nd Street and West 43rd Street.

According to a local business organization, Times Square is responsible for approximately 15% of New York City’s economic output ($107 billion), featuring approximately 32 million SF of commercial office space, approximately 16% of the city’s hotel rooms and over 63,000 entertainment seats (including 47,635 Broadway seats). Times Square has an automated counting system installed since 2012 that provides 24/7 data on the number of pedestrians who enter and pass through specific Times Square counting zones. This data estimates that in a typical year, nearly 360,000 pedestrians enter the heart of Times Square daily, with pedestrian counts as high as 450,000 per day on the busiest days.

The 1600 Broadway Property is situated within the Times Square Manhattan retail submarket. The Times Square Manhattan retail submarket consists of 2,985,288 SF of rentable area. In the third quarter of 2021, the vacancy was reported at 5.1% and the average asking rent was reported at $130.42 PSF. The year to date net absorption held at positive 18,058 SF. According to the appraisal, within the 10019 zip code, the 2021 estimated population was 45,505 and the estimated average household income was $167,977.

The appraisal found comparable retail leases with blended asking rents ranging from $182 PSF to $2,000 PSF, with an average of $610 PSF. The grade-level retail rents ranged from $525 PSF to $2,000 PSF, with an average of $1,250 PSF. The rent comparables were from leases that were signed between April 2015 and December 2021 in and around the Times Square Bowtie area, loosely defined as Broadway/Seventh Avenue from 42nd Street to 47th Street. These rent comparables ranged in size from 3,232 SF to 42,435 SF and included both mid-block and corner frontage spaces.

A-3-17

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1600 Broadway Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Retail - Grade	$800	10	3.0% per annum
Retail - 2nd Floor	$200	10	3.0% per annum
Retail - 3rd Floor / Mezz	$80	10	3.0% per annum
Retail - Lower Level	$50	10	3.0% per annum
Wtd Avg	$286.55	10	3.0% per annum

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1600 Broadway Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$10,262,119	$399.41
Reimbursements	$46,986	$1.83
Straight line rent(3)	$1,163,405	$45.28
(Vacancy)	($344,175)	($13.40)
Effective Gross Income	$11,128,335	$433.13

Real Estate Taxes	$1,716,809	$66.82
Insurance(5)	$0	$0.00
Other Operating Expenses	$158,269	$6.16
Total Operating Expenses	$1,875,078	$72.98

Net Operating Income	$9,253,257	$360.15
Replacement Reserves	$7,708	$0.30
TI/LC	$0	$0.00
Net Cash Flow	$9,245,549	$359.85

Occupancy %	96.6%(4)
NOI DSCR	2.70x
NCF DSCR	2.70x
NOI Debt Yield	9.4%
NCF Debt Yield	9.4%

(1)	Historical information is not available because the 1600 Broadway Property was recently acquired.

(2)	Based upon in-place rent and is inclusive of annual steps.

(3)	Represents a 10-year rent average for the loan term.

(4)	Represents economic UW occupancy. The 1600 Broadway Property is currently 100.0% occupied.

(5)	Insurance expense is fully reimbursed by the tenant.

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), ongoing monthly real estate tax reserves are required in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – In the event the 1600 Broadway Property is no longer covered by a blanket insurance policy or during a Cash Sweep Period, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – During a Cash Sweep Period, ongoing monthly replacement reserves are required in an amount equal to $642.33.

A-3-18

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

Lockbox and Cash Management. The 1600 Broadway Mortgage Loan is structured with a hard lockbox and springing cash management. All rents and other revenue from the 1600 Broadway Property are required to be deposited directly to the lockbox account. Upon the first occurrence of a Cash Sweep Period or an event of default, the borrower is required to establish a cash management account for the benefit of the lender. During the continuance of a Cash Sweep Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and disbursed in accordance with 1600 Broadway Mortgage Loan documents. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the 1600 Broadway Mortgage Loan, subject to certain permitted uses by the borrowers described in the loan documents. If the 1600 Broadway Mortgage Loan is not paid by the ARD, from and after the ARD, all excess cash flow from the 1600 Broadway Property, after the payment of interest at the Initial Interest Rate (and other amounts as required by the loan documents), is required to be applied to reduce the outstanding principal balance of the 1600 Broadway Mortgage Loan until paid in full, and then to pay Excess Interest.

A “Cash Sweep Period” will occur (i) upon the occurrence of an event of default until cured, (ii) during a Debt Yield Trigger Period, (iii) during a Tenant Trigger Period, or (iv) upon the occurrence of the ARD until the payment of the debt in full.

A “Debt Yield Trigger Period” will commence on the first day of the month following the month when the debt yield is less than 7.0% for two consecutive quarters and will terminate when the debt yield is equal to or greater than 7.10% for two consecutive calendar quarters, provided that the borrower is permitted to deposit funds and/or letters of credit to a cash collateral reserve sufficient to maintain the 7.10% minimum debt yield in order to avoid a Debt Yield Trigger Period.

A “Tenant Trigger Period” will commence (i) upon the date on which Mars Retail Group, LLC terminates or gives notice of its intent to terminate or cancel the lease, (ii) if Mars Retail Group, LLC no longer has an investment grade rating from at least one rating agency, (iii) the date on which Mars Retail Group, LLC goes “dark” in 50% or more of the space, (iv) if Mars Retail Group, LLC is in a monetary or material non-monetary default under the lease, or (v) upon the occurrence of an insolvency proceeding of Mars Retail Group, LLC.

A Tenant Trigger Period will be cured (a) when one or more replacement tenants has entered into one or more leases that is satisfactory to the lender, (b) with respect to clause (ii) and (iii) above, if the cash collateral reserve account equals or exceeds $250 PSF, provided that the borrower is permitted to deposit additional funds to the cash collateral reserve sufficient to meet the minimum balance in order to avoid a Tenant Trigger Period, (c) with respect to clause (iv) above, the date on which the subject default has been cured, and (d) with respect to clause (v) above, the applicable insolvency proceeding has terminated and the lease is affirmed or assumed and the assumption is approved by the court.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. If the borrower enters into a contract to sell the Retail 1 Unit and/or Retail Storage Unit, to certain competitors of Mars, Inc. (specified in the related lease), then Mars Retail Group, LLC will have the right to elect to purchase Retail 1 Unit and/or Retail Storage Unit, as applicable, on the same terms and conditions as in the contract. Mars Retail Group, LLC’s right of first refusal is not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, TRIPRA will determine the acts of terrorism for which coverage is required and the borrower will not be required to spend on terrorism insurance overage more than two times the amount of the then-current insurance premium that is payable with respect to the required property and rental loss/business income insurance (exclusive of the cost of the terrorism component of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-19

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

DALLAS DESIGN CENTER
1100 SLOCUM

Oak

JANUS et Cie

A-3-20

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

A-3-21

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Dallas Design District
Various
Dallas, TX 75207
DALLAS
Dallas Love Field 4 miles
Dallas-Ft. Worth Intl. Airport 15 miles
Parkland Memorial Hospital
Dallas County Hospital
DALLAS COUNTY
Dallas Market Center
Dallas World Trade Ctr.
Wade College
Stemmons Frwy
Dallas North Tollway
Scottish Rite for Children
Reverchon Park
Turtle Creek
Turtle Creek Park
Oak Lawn
Uptown
Museum of Geometric and MDI Art
Gables
Quadrangle Shopping Center
Villas at Katy Trail
DESIGN DISTRICT
Conduit Gallery
PDNB Gallery
Gallery 12.26
Dallas Glass Art
Ginger Fox Studio
Christopher Martin Gallery
Dallas Contemporary
The Echo Lounge & Music Hall
CINQ Gallery
Trinity River Greenbelt Park
American Airlines Center
Victory Park
The Victor Dallas
Perot Museum of Nature and Science
Hotel Crescent
Uptown Plaza
Federal Reserve Bank of Dallas
Klyde Warren Park
Dallas Museum of Art
Oncor
Dallas Art Fair
Fountain Place
The Dallas World Aquarium
West End Event Ctr.
WEST END
Dallas Holocaust Museum
Dallas Coll. El Centro Campus
Bank of America Plaza
Dealey Plaza
Old Red Museum
Downtown Dallas
George L. Allen Sr. Courts Building
Founders Square
Frank Crowley Courts Building
Margaret Hunt Hill Bridge
Woodall Rodgers Frwy
TRINITY RAILWAY EXPRESS
Irving Blvd
Oak Lawn Ave
Hi Line Dr
Market Center Blvd
Sylvan Ave
E. Levee St
Cole St
Howell St
Payne St
Riverfront Blvd
Dragon St
Slocum St
Wichita St
Inspiration Dr
Houston St
Harry Hines Blvd
McKinnon St
Cedar Springs Rd
Maple Ave
McKinney Ave
Victory Ave
Olive St
Akard St
Fairmount St
Turtle Creek Blvd
Carlisle St
Allen
Plano
Richardson
Garland
Rowlett
Lewisville
Carrollton
Flower Mound
Coppell
Addison
Farmers Branch
Irving
Mesquite
Grand Prairie
Duncanville
DeSoto
Lancaster
Cedar Hill
Wilmer
Seagoville
Hutchins
Balch Springs
Sachse
Wylie
Lucas
Combine
Midlothian
Ovilla
Red Oak

A-3-22

Mortgage Loan No. 3. – Dallas Design District

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio(3):	Single Asset
Credit Assessment (S&P/Fitch/DBRSM ):	NR/NR/NR			Location:	Dallas, TX 75207
Original Balance(1):	$85,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsor:	HN Capital Partners, L.L.C. and			Size:	524,030 SF
	McCourt Partners Real Estate LLC			Cut-off Date Balance PSF(1):	$249
Guarantor:	Vipin Nambiar			Maturity Date Balance PSF(1):	$249
Mortgage Rate:	4.5770%			Property Manager:	Dunhill Property Management Services,
Note Date:	2/14/2022				Inc.(4)
First Payment Date:	4/11/2022
Maturity Date:	3/11/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	0 months			UW NOI(5):	$9,971,800
IO Period:	120 months			UW NOI Debt Yield(1):	7.7%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	7.7%
Prepayment Provisions:	L(26),DorYM1(87),O(7)			UW NCF DSCR(1):	1.61x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(6):	$9,180,888 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(6):	$8,338,599 (12/31/2020)
Additional Debt Balance(1):	$45,350,000			3rd Most Recent NOI(6):	$7,336,840 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	97.8% (1/12/2022)
Reserves(2)				2nd Most Recent Occupancy(7):	98.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	98.0% (12/31/2019)
Taxes:	$307,411	$153,706	NAP	Appraised Value (as of)(8):	$200,000,000 (1/14/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF(8):	$382
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	65.2%
Leasing Reserve:	$3,640,000	Springing	$3,640,000	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,350,000	66.3%	Purchase Price(9):	$189,235,565	96.3%
Cash Equity:	$66,195,518	33.7%	Closing Costs(10):	$3,362,542	1.7%
			Upfront Reserves:	$3,947,411	2.0%
Total Sources:	$196,545,518	100.0%	Total Uses:	$196,545,518	100.0%

(1)	The Dallas Design District Mortgage Loan (as defined below) is part of the Dallas Design District Whole Loan (as defined below) with an original aggregate principal balance of $130,350,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Dallas Design District Whole Loan.

(2)	See “Escrows and Reserves” below.

(3)	The Dallas Design District Whole Loan is secured by four properties. All LTV, DSCR, Debt Yield and Loan PSF calculations are shown on an aggregate basis.

(4)	See “Description of the Mortgage Pool— Litigation and Other Considerations” in the prospectus.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Dallas Design District Mortgage Loan more severely than assumed in the underwriting of the Dallas Design District Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The increase in Net Operating Income from 3rd Most Recent NOI to 2nd Most Recent NOI, from 2nd Most Recent NOI to Most Recent NOI, and from Most Recent NOI to UW NOI is primarily driven by growth in the base rent from rent steps and increasing rents, as evidenced by an average 27% rental increase over prior leases signed for the same spaces since 2019.

(7)	Information obtained from a third party market research source and represents occupancy as of the fourth quarter of each year.

(8)	The Appraised Value represents a portfolio value, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000. Based on the aggregate “as is” value of the Dallas Design District Properties (defined below), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 69.1%.

(9)	The Purchase Price represents the allocated purchase price of the Dallas Design District Properties (defined below), which were part of a larger 21 property portfolio acquired for a total of $310,788,800.

(10)	The Closing Costs are calculated based on 60.9% of total closing costs allocated to the Dallas Design District Properties, representing the allocated purchase price percentage of the total portfolio purchase price.

The Mortgage Loan. The third largest mortgage loan (the “Dallas Design District Mortgage Loan”) is part of a whole loan (the “Dallas Design District Whole Loan”) secured by first priority fee interests in three showroom properties and one single tenant restaurant building totaling 524,030 SF, located in Dallas, Texas (the “Dallas Design District Properties”). The Dallas Design District Whole Loan has an original aggregate principal balance of $130,350,000 and is comprised of three pari passu notes. The Dallas Design District Mortgage Loan, with an aggregate original principal balance of $85,000,000 is evidenced by the non-controlling Note A-1 and the controlling Note A-2. The non-controlling Note A-3, with an original principal balance of $45,350,000 (the “Dallas Design District Serviced Pari Passu Companion Loan”) is currently held by WFB. The Dallas Design District Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK41 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus. The proceeds of the Dallas Design District Whole Loan were used to purchase the Dallas Design District Properties, fund upfront reserves, and pay closing costs.

A-3-23

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Dallas Design District Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$10,000,000	$10,000,000	BANK 2022-BNK41	No
A-2	$75,000,000	$75,000,000	BANK 2022-BNK41	Yes
A-3	$45,350,000	$45,350,000	WFB	No
Total	$130,350,000	$130,350,000

The Borrower and the Borrower Sponsor. The borrower is DDD Property Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dallas Design District Whole Loan. The borrower sponsors are McCourt Partners Real Estate LLC (“McCourt”) and HN Capital Partners, L.L.C. (“HN Capital”), and the non-recourse carveout guarantor is Vipin Nambiar, the managing member of HN Capital.

HN Capital is an opportunistic private investment manager founded by Vipin Nambiar and located in Dallas, Texas. The company is sponsored by Hunt Investment Group, which is part of the Hunt family companies. McCourt was founded in 1893 and is an investment firm which focuses on real estate, technology, sports and media, and finance.

The Property. The Dallas Design District Properties are comprised of four properties totaling 524,030 SF, primarily made up of design showroom space located within 1.7 miles of each other. The Dallas Design District Properties are part of a larger, 21-property portfolio within the Design District that was purchased by the borrower sponsors for a total purchase price of $310,788,800. Built between 1952 and 1982, the Dallas Design District Properties are 97.8% leased to 66 tenants as of January 12, 2022, with no tenant making up more than 5.8% of the NRA.

Property Summary
Property Name – Location	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Appraised Value PSF
Dallas Design Center 1025 North Stemmons Freeway and 1250 Slocum Street	96.8%	1982 / 2017	364,996	$110,100,000	$302
Dallas Decorative Center 1617 Hi Line Drive	100.0%	1955 / 2022	136,376	$64,650,000	$474
1401 Turtle Creek Boulevard	100.0%	1952 / 2022	10,898	$6,700,000	$615
1405 Turtle Creek Boulevard	100.0%	1952 / 2019	11,760	$7,250,000	$616
Total/Weighted Average	97.8%		524,030	$200,000,000(1)	$382

(1)	Represents the portfolio appraised value of the Dallas Design District Properties of $200,000,000, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000.

Dallas Design Center

The Dallas Design Center Property comprises four buildings totaling 364,996 SF of one-story multi-tenant design showroom space. Built in 1982 and renovated most recently in 2017, the Dallas Design Center Property is situated on a 14.2-acre site and contains 603 parking spaces for a ratio of 1.65 spaces per 1,000 SF. As of January 12, 2022, the Dallas Design Center Property is 96.8% leased to 43 tenants.

Dallas Decorative Center

The Dallas Decorative Center Property comprises five buildings totaling 136,376 SF of one-story multi-tenant design showroom space. Built in 1955 and renovated most recently in 2022, the Dallas Decorative Center Property is situated on a 7.5-acre site and contains 232 parking spaces for a ratio of 1.70 spaces per 1,000 SF. As of January 12, 2022, the Dallas Decorative Center Property is 100.0% leased to 22 tenants.

1401 Turtle Creek Boulevard

The 1401 Turtle Creek Property is a 10,898 SF, one-story building that is 100.0% leased to a restaurant tenant, The Mexican, LLC. Built in 1952, the property was recently converted from a warehouse to restaurant space. The property is situated on a 0.85-acre site, and contains 11 parking spaces for a ratio of 1.01 spaces per 1,000 SF.

1405 Turtle Creek Boulevard

The 1405 Turtle Creek Property is an 11,760 SF, one-story building that is 100.0% leased to a furniture showroom tenant. Built in 1952, the property was converted from warehouse to its current use in 2019. The property is situated on a 0.43-acre site, and contains 23 parking spaces for a ratio of 1.96 spaces per 1,000 SF.

Major Tenants.

Walter Lee Culp Associates, Inc. (30,650 SF; 5.8% of portfolio NRA; 4.3% of portfolio underwritten base rent). Walter Lee Culp Associates, Inc. launched its Dallas showroom in 1972 featuring textile designers and expanding into other luxury textile brands and selected furniture collections. The firm has had a showroom in the Dallas Design Center Property since 1972. The tenant has a lease expiration date of October 31, 2028 and has two, five-year renewal options remaining.

Perennials and Sutherland (29,937 SF; 5.7% of portfolio NRA; 3.7% of portfolio underwritten base rent). Perennials and Sutherland is an international design company which collaborates with designers to produce luxury furniture, fabrics and accessories. The company opened its first showroom in Houston in 1978 and opened its second showroom at the Dallas Design Center Property which serves as its corporate headquarters today. The tenant has been located at the Dallas Design Center Property since 1997. The tenant has a lease expiration date of May 31, 2023 and has one, five-year renewal option remaining.

Interior Design (24,651 SF; 4.7% of portfolio NRA; 5.1% of portfolio underwritten base rent). Interior Design is a design company that carries lines including fabric, wall coverings, modern furniture, traditional furniture, lighting and accessories. It has two locations including its location at the Dallas Design Center

A-3-24

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Property and one in Houston. The tenant has been a tenant at the Dallas Design Center Property since 2002 and has a lease expiration date of June 30, 2026. Interior Design has two, five-year renewal options remaining.

The following table presents certain information relating to the tenancy at the Dallas Design District Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of Portfolio SF	Annual UW Rent(1)	% of Portfolio Total Annual UW Rent	Annual UW Rent PSF(1)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Walter Lee Culp Associate, Inc.	NR/NR/NR	30,650	5.8%	$462,000	4.3%	$15.07	N	10/31/2028	2 x 5-yrs.
Perennials and Sutherland	NR/NR/NR	29,937	5.7%	$404,150	3.7%	$13.50	N	5/31/2023	1 x 5-yrs.
Interior Design	NR/NR/NR	24,651	4.7%	$552,000	5.1%	$22.39	N	6/30/2026	2 x 5-yrs.
E.C. Dicken	NR/NR/NR	23,083	4.4%	$357,786	3.3%	$15.50	N	5/31/2025	N
George Cameron Nash, Inc. (GCN Inc)	NR/NR/NR	21,305	4.1%	$477,019	4.4%	$22.39	N	1/31/2026	1 x 10-yrs.
Baker Knapp & Tubbs	NR/NR/NR	20,800	4.0%	$353,600	3.3%	$17.00	N	1/31/2026	N
Scott + Cooner	NR/NR/NR	20,079	3.8%	$431,698	4.0%	$21.50	N	8/31/2029	1 x 5-yrs.
Total/Wtd. Avg.		170,505	32.5%	$3,038,253	28.1%	$17.82

Non-Major Tenants(2)		341,960	65.3%	$7,759,726	71.9%	$22.69
Occupied Collateral Total		512,465	97.8%	$10,797,980	100.0%	$21.23(3)
Vacant Space		11,565	2.2%
Total		524,030	100.0%

(1)	The Annual UW Rent and Annual UW Rent PSF include rent steps through January 2023 totaling $98,412.

(2)	Non-Major Tenants includes a 3,795 SF management office that does not contribute rent.

(3)	The Annual UW Rent PSF for the Occupied Collateral Total excludes the 3,795 SF of management office space.

The following table presents certain information relating to the lease rollover schedule at the Dallas Design District Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	4	14,896	$23.62	2.8%	2.8%	$351,774	3.3%	3.3%
2023	15	97,213	$17.45	18.6%	21.4%	$1,696,039	15.7%	19.0%
2024	8	40,961	$24.23	7.8%	29.2%	$992,442	9.2%	28.2%
2025	9	79,860	$17.92	15.2%	44.4%	$1,430,914	13.3%	41.4%
2026	11	94,261	$22.12	18.0%	62.4%	$2,085,406	19.3%	60.7%
2027	5	43,738	$19.87	8.3%	70.8%	$869,197	8.0%	68.8%
2028(4)	3	37,746	$14.57	7.2%	78.0%	$549,774	5.1%	73.9%
2029	3	37,039	$26.14	7.1%	85.1%	$968,306	9.0%	82.8%
2030	2	21,068	$20.01	4.0%	89.1%	$421,473	3.9%	86.7%
2031	5	32,525	$30.99	6.2%	95.3%	$1,008,088	9.3%	96.1%
2032	0	0	$0.00	0.0%	95.3%	$0	0.0%	96.1%
2033 & Beyond(5)	2	13,158	$32.27	2.5%	97.8%	$424,566	3.9%	100.0%
Vacant	0	11,565	$0.00	2.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	67	524,030	$21.23(6)	100.0%		$10,797,980	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	Includes a 3,795 SF management office that does not contribute rent.

(5)	2033 & Beyond includes one tenant representing 0.6% of the NRA which has no lease expiration date.

(6)	The Total/Wtd. Avg. UW Rent PSF Rolling excludes the 3,795 SF management office.

COVID-19 Update. As of March 11, 2022, the Dallas Design District Properties are open and operating, with no outstanding tenant rent relief agreements. All rent payments for March 2022 have been made.

A-3-25

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The Market. The Dallas Design District Properties are located approximately 2.5 miles west of downtown Dallas, Texas in an area known as the Design District. The area consists primarily of industrial buildings that have been repositioned into interior design and art showroom space. The area is a design industry hub with over 370 shops and art/design showrooms, as well as art galleries, antique shops, and restaurants. Recent development in the area includes multi-family projects and a Virgin Hotel. A one-mile urban trail called the Hi-Line Connector is currently under construction which will run through the Design District and connects with the Katy Trail and the Trinity Strand Trail. The Design District is centrally located with access to regional transportation routes, approximately 0.5 miles to I-35 and 0.7 miles to the Dallas North Tollway. Additionally, the Dallas Design Properties are approximately 4.3 miles from the Dallas Love Airfield and 0.9 miles from the Trinity River. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was approximately 13,292, 169,909 and 368,950, respectively, and the average household income within the same radii was $145,544, $118,523 and $117,985, respectively.

According to the appraisal, the Dallas Design District Properties are located within the Love Field/West Dallas retail submarket. As of the fourth quarter of 2021 the submarket reported total inventory of approximately 11.9 million SF with a 2.3% vacancy rate and average rent of $25.76 PSF. The appraisal concluded to market rents for the Dallas Design District Properties ranging from $12.39 PSF to $35.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dallas Design District Properties:

Market Rent Summary
	Dallas Decorative Center	1401 Turtle Creek	1405 Turtle Creek	Dallas Design Center High Visibility	Dallas Design Center Low Visibility	Dallas Design Center >10K SF
Market Rent (PSF)	$35.00	$32.00	$35.00	$26.00-$33.00	$22.50-$23.00	$12.39-$22.50
Lease Term (Years)	10-11	10-15	10-15	10-11	10-11	10-11
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net
Tenant Improvements	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF

Source: Appraisal

The table below presents certain information relating to comparable sales pertaining to the Dallas Decorative Center Property and the Dallas Design Center Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price (PSF)(2)
Dallas Design Center (Subject Property)	1250 Slocum Street and 1025 North Stemmons Freeway Dallas, TX	1982 / 2017	364,996	Feb. 2022(3)	$316.92
Dallas Decorative Center (Subject Property)	1617 Hi Line Drive Dallas, TX	1955 / 2022	136,376	Feb. 2022(3)	$426.15
Multi-Tenant Office Showroom	1700 Oak Lawn Avenue Dallas, TX	1957 / 2016	17,425	Feb. 2022	$480.34
Office-Showroom	1528 Slocum Street Dallas, TX	1954 / 2017	10,500	Sep. 2021	$428.57
Victory Park Retail	2401 Victory Park Lane Dallas, TX	2006 / 2016	227,544	May 2019	$566.09
Multi-Tenant Office Showroom	1201 Oak Lawn Avenue Dallas, TX	1963 / 2014	40,048	April 2017	$257.50
Mockingbird Station	5307 Mockingbird Lane Dallas, TX	1940 / 2001	560,468	Nov. 2015	$285.48

(1)	Information obtained from the appraisal.

(2)	Sale Price (PSF) is based on the borrower’s allocated purchase price.

(3)	Information obtained from the settlement statement.

A-3-26

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The table below presents certain information relating to comparable sales pertaining to the 1401 Turtle Creek Property and the 1405 Turtle Creek Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Year Built / Renovated	Rentable Area (SF)	Sale Date	Sale Price (PSF)(2)
1401 Turtle Creek Boulevard (Subject Property)	1401 Turtle Creek Boulevard, Dallas, TX	1952 / 2022	10,898	Feb. 2022(3)	$676.54
1405 Turtle Creek Boulevard (Subject Property)	1405 Turtle Creek Boulevard Dallas, TX	1952/ 2019	11,760	Feb. 2022(3)	$686.22
Two Sisters Catering Restaurant	2633 Gaston Avenue Dallas, TX	1955 / 2012	4,850	Sep. 2021	$577.32
Office-Showroom	1528 Slocum Street Dallas, TX	1954 / 2017	10,500	Sep. 2021	$428.57
Multi-Tenant Retail	12050 Inwood Road Dallas, TX	2014 / NAP	5,600	April 2021	$857.14
Future Restaurant Building	1400 North Riverfront Boulevard Dallas, TX	1952 / 2021	5,060	Nov. 2020	$686.76

(1)	Information obtained from the appraisal

(2)	Sale Price (PSF) is based on the borrower’s allocated purchase price.

(3)	Information obtained from the settlement statement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Dallas Design District Properties:

Cash Flow Analysis
	2019	2020	2021	UW	UW PSF
Base Rent	$8,466,922	$9,059,465	$9,894,027	$10,797,980(1)	$20.61
Grossed Up Vacant Space	$0	$0	$0	$325,005	$0.62
Gross Potential Rent	$8,466,922	$9,059,465	$9,894,027	$11,122,985	$21.23

Other Income	$59,444	$265,793	$0	$11,250	$0.02
Percentage Rent	$11,247	$6,550	$23,163	$0	$0.00
Total Recoveries	$2,130,250	$2,267,887	$2,270,642	$2,407,367	$4.59
Net Rental Income	$10,667,863	$11,599,695	$12,187,833	$13,541,602	$25.84
(Vacancy & Credit Loss)	$0	$0	$0	($325,005)(2)	($0.62)
Effective Gross Income	$10,667,863	$11,599,695	$12,187,833	$13,216,597	$25.22

Real Estate Taxes	$1,713,035	$1,741,418	$1,348,259	$1,798,244	$3.43
Insurance	$162,142	$233,133	$210,111	$177,740	$0.34
Management Fee	$497,582	$527,046	$503,468	$396,498	$0.76
Other Operating Expenses	$958,263	$759,499	$945,108	$872,314	$1.66
Total Operating Expenses	$3,331,023	$3,261,097	$3,006,945	$3,244,797	$6.19

Net Operating Income	$7,336,840(3)	$8,338,599(3)	$9,180,888(3)	$9,971,800(3)	$19.03
Replacement Reserves	$0	$0	$0	$104,806	$0.20
TI/LC	$0	$0	$0	$139,840	$0.27
Net Cash Flow	$7,336,840	$8,338,599	$9,180,888	$9,727,154	$18.56

Occupancy %	98.0%	98.5%	97.8%	97.1%(2)
NOI DSCR(4)	1.21x	1.38x	1.52x	1.65x
NCF DSCR(4)	1.21x	1.38x	1.52x	1.61x
NOI Debt Yield(4)	5.6%	6.4%	7.0%	7.7%
NCF Debt Yield(4)	5.6%	6.4%	7.0%	7.5%

(1)	The UW Base Rent includes rent steps through January 2023 totaling $98,412.

(2)	The underwritten economic vacancy is 2.9%. The Dallas Design District Properties were 97.8% occupied as of January 12, 2022.

(3)	The increase in Net Operating Income from 2019 to 2020, from 2020 to 2021, and from 2021 to UW is primarily driven by growth in the base rent from rent steps and increasing rents, evidenced by an average 27% rental increase over prior leases on the same spaces since 2019.

(4)	The debt service coverage ratios and debt yields are based on the Dallas Design District Whole Loan.

A-3-27

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $307,411 and ongoing monthly deposits of $153,706 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $14,812. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Cash Trap Event Period (defined below), the loan documents require ongoing monthly replacement reserve deposits of $8,734.

Leasing Reserve – The loan documents require an upfront deposit of $3,640,000 and springing monthly deposits of $43,669 for tenant improvements and leasing commissions, if the balance in the reserve is below $1,048,060. The reserve is capped at $3,640,000.

Lockbox and Cash Management. The Dallas Design District Whole Loan is structured with a hard lockbox with springing cash management. The borrower is required to deposit all rents within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, all funds in the lockbox are required to be swept into a lender controlled cash management account, and, after the satisfaction of the payment priorities set forth in the Dallas Design District Whole Loan documents, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the Dallas Design District Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; and

(ii)	the net operating income debt yield falling below 6.0%, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net operating income debt yield is equal to or greater than 6.0% for one calendar quarter.

Additional Secured Indebtedness (not including trade debts). The Dallas Design District Properties also secure the Dallas Design District Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $45,350,000. The Dallas Design District Serviced Pari Passu Companion Loan accrues interest at the same rate as the Dallas Design District Mortgage Loan. The Dallas Design District Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Dallas Design District Serviced Pari Passu Companion Loan. The holders of the Dallas Design District Mortgage Loan and the Dallas Design District Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Dallas Design District Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. None.

Release of Property. From and after the prepayment lockout date, the borrower may obtain the release of the 1401 Turtle Creek Property and/or the 1405 Turtle Creek Property, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) the borrower prepays the Dallas Design District Whole Loan in an amount equal to 110% of the allocated loan amount for the released property, in addition to any required yield maintenance premium; and (iii) the debt yield following the release is no less than the greater of the debt yield at origination (7.4%) and the debt yield immediately prior to the release (provided that the borrower will be permitted to prepay the Dallas Design District Whole Loan in an amount sufficient to satisfy such debt yield condition). The allocated loan amounts for the respective properties are $5,095,000 for the 1401 Turtle Creek Property and $5,577,000 for the 1405 Turtle Creek Property.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Dallas Design District Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-28

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A-3-29

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

A-3-30

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Everett
Bothell
Shoreline
Puget Sound
Kirkland
Redmond
SEATTLE
BELLEVUE
Sammamish
Lowell
Andover
Burlington
Concord
Lexington
Woburn
Medford
Waltham
Cambridge
Framingham
Newton
BOSTON
Peabody
Salem
Lynn
NEW YORK
CONN
STAMFORD
Greenwich
YONKERS
BRONX
NEW JERSEY
PATERSON
NEWARK
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Hempstead
Fremont
Newark
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
Cupertino
SAN JOSE
Campbell
Los Gatos
COLO.
KANSAS
Wichita
MO
TULSA
OKLAHOMA CITY
OKLAHOMA
ALBUQUERQUE
NEW MEXICO
Amarillo
Lubbock
FT. WORTH
DALLAS
Irving
EL PASO
TEXAS
Abilene
AUSTIN
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Gulf of Mexico
MONTERREY

Life Science Office Portfolio

1	21717 & 21823 30th Drive SE	Bothell, WA
2	47900 Bayside Parkway	Fremont, CA
3	2904 Orchard Parkway	San Jose, CA
4	4770 Regent Boulevard	Irving, TX
5	1111 W. 34th Street	Austin, TX
6	330 Baker Ave	Concord, MA
7	6300 Eighth Avenue	Brooklyn, NY
8	15 North Broadway	White Plains, NY
9	30 New Crossing Road	Reading, MA

A-3-31

Mortgage Loan No. 4 – Life Science Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$79,800,000			General Property Type:	Office
Cut-off Date Balance(1):	$79,800,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsor:	The LSMD Fund REIT LLC			Size:	737,871 SF
Guarantor:	The LSMD Fund REIT LLC			Cut-off Date Balance Per SF(1):	$257
Mortgage Rate:	3.4570%			Maturity Balance Per SF(1):	$257
Note Date:	1/28/2022			Property Manager:	The RMR Group LLC
First Payment Date:	3/11/2022				(borrower-related)
Maturity Date:	2/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(3)
Seasoning:	3 months			UW NOI:	$17,480,324
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield(1):	9.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.50x
Additional Debt Balance(1):	$110,000,000			Most Recent NOI:	$16,258,955 (10/31/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$16,251,911 (12/31/2020)
Reserves(2)				3rd Most Recent NOI:	$16,288,869 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.8% (1/20/2022)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.4% (12/31/2020)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.7% (12/31/2019)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(4):	$304,800,000 (Various)
Leasing Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$413
Rent Concession Reserve:	$32,725	$0	NAP	Cut-off Date LTV Ratio(1):	62.3%
Existing TI/LC Obligations Reserve:	$918,824	$0	NAP	Maturity Date LTV Ratio(1):	62.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original loan amount:	$189,800,000	64.2%	Recapitalization Price(5):	$292,000,000	98.7%
Sponsor Equity:	$105,994,909	35.8%	Upfront Reserves:	$951,549	0.3%
			Closing Costs:	$2,843,360	1.0%
Total Sources:	$295,794,909	100.0%	Total Uses:	$295,794,909	100.0%
(1)	The Life Science Office Portfolio Mortgage Loan (as defined below) is part of the Life Science Office Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $189,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF,UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Life Science Office Portfolio Whole Loan.

(2)	See “Escrows and Reserves” section.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Life Science Office Portfolio Whole Loan more severely than assumed in the underwriting of the Life Science Office Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	Represents the aggregate “As-is” values of appraisals dated between October 13, 2021 and October 27, 2021.

(5)	The Life Science Office Portfolio was recapitalized at a price of $292,000,000. DHC (as defined below) retained a 20% interest in connection with the recapitalization.

The Mortgage Loan. The fourth largest mortgage loan (the “Life Science Office Portfolio Mortgage Loan”) is part of a whole loan (the “Life Science Office Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $189,800,000. The Life Science Office Portfolio Whole Loan was co-originated on January 28, 2022, by Wells Fargo Bank, National Association (“WFB”) and Bank of America, N.A. (“BANA”). The Life Science Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering nine office properties totaling 737,871 SF, located across five states (the “Life Science Office Portfolio Properties”). The Life Science Office Portfolio Mortgage Loan is evidenced by the $43,890,000 non-controlling promissory Note A-1-2, contributed by WFB, and the $35,910,000 non-controlling promissory Note A-3, contributed by BANA, in the aggregate original principal amount of $79,800,000. The controlling Note A-1-1 and the non-controlling Note A-2, with an aggregate original principal balance of $110,000,000 (the “Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans”) were contributed to the BANK 2022-BNK40 securitization trust. The Life Science Office Portfolio Whole Loan is serviced under the pooling and servicing agreement for the BANK 2022-BNK40 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-32

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Note Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,500,000	$60,500,000	BANK 2022-BNK40	Yes
A-2	$49,500,000	$49,500,000	BANK 2022-BNK40	No
A-1-2	$43,890,000	$43,890,000	BANK 2022-BNK41	No
A-3	$35,910,000	$35,910,000	BANK 2022-BNK41	No
Total	$189,800,000	$189,800,000

The Borrowers and the Borrower Sponsor. The borrowers comprise three single purpose entities: The LSMD Fund 30 Newcrossing LLC, The LSMD Fund Propco LLC and The LSMD Fund Concord LLC, each a Delaware limited liability company. The borrowers have two independent directors and legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Life Science Office Portfolio Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Life Science Office Portfolio Whole Loan is The LSMD Fund REIT LLC, which is 20% owned by Diversified Healthcare Trust (“DHC”) and controlled by the RMR Group LLC (“RMR”). The non-recourse carveout guarantor’s liability with respect to bankruptcy related full recourse carveouts is capped at 15% of the then outstanding principal amount of the Life Science Office Portfolio Whole Loan.

DHC (Nasdaq: DHC) is a real estate investment trust managed by RMR that is focused on owning healthcare properties located throughout the United States. As of September 30, 2021, DHC’s $8.2 billion portfolio included 392 properties in 36 states and Washington, DC, occupied by approximately 600 tenants, and totaling approximately 10.9 million SF of life science and medical office properties and more than 27,700 senior living units.

RMR (Nasdaq: RMR) is a U.S. alternative asset management company with a focus on commercial real estate and related businesses. RMR has over 600 real estate professionals in more than 30 offices nationwide. As of September 30, 2021, RMR had $32.7 billion in assets under management.

The Properties. The Life Science Office Portfolio Properties comprise eight single-tenant medical office properties and one multi-tenant medical office property located across five states. The Life Science Office Portfolio Properties are located in California (two properties, 27.3% of net rentable area), Texas (two properties, 25.4% of net rentable area), Washington (one property, 19.6% of net rentable area), New York (two properties, 16.5% of net rentable area), and Massachusetts (two properties, 11.2% of net rentable area). Constructed from 1954 to 2013 and renovated from 2007 to 2016, the Life Science Office Portfolio Properties total 737,871 SF, and as of January 20, 2022, were 99.8% leased to 15 tenants, with investment grade tenants comprising 55.5% of net rentable area and 49.9% of underwritten base rent. The Life Science Portfolio Properties have averaged 99.8% occupancy since 2010.

The Life Science Office Portfolio Properties range in size from 33,600 SF to 144,900 SF and comprise ten, 1- to 4-story buildings. The Life Science Office Portfolio Properties have a weighted average parking ratio of 3.5 spaces per 1,000 SF of rentable area with individual properties ranging from 1.4 to 5.1 spaces per 1,000 SF of rentable area (see table below).

The following table presents certain information relating to the Life Science Office Portfolio Properties:

Life Science Office Portfolio Properties Summary
Property Name Location	Year Built / Renovated	Total NRA (SF)	Allocated Whole Loan Amount	Allocated Whole Loan Amount PSF	% of Total Balance	Appraised Value	Cut-off Date LTV Ratio	UW NCF	% Total UW NCF
21717 & 21823 30th Drive SE Bothell, WA	1998; 2000 / NAP	144,900	$37,100,000	$256.04	19.5%	$58,300,000	63.6%	$3,099,160	18.7%
47900 Bayside Parkway Fremont, CA	1992 / NAP	122,092	$28,000,000	$229.34	14.8%	$44,800,000	62.5%	$2,501,643	15.1%
2904 Orchard Parkway San Jose, CA	1982 / 2015	78,979	$26,900,000	$340.60	14.2%	$43,000,000	62.6%	$2,105,077	12.7%
4770 Regent Boulevard Irving, TX	1995 / NAP	116,948	$20,700,000	$177.00	10.9%	$32,000,000	64.7%	$1,869,941	11.3%
1111 W. 34th Street Austin, TX	1971 / NAP	70,505	$17,900,000	$253.88	9.4%	$28,700,000	62.4%	$1,603,097	9.6%
330 Baker Avenue Concord, MA	2013 / NAP	49,250	$17,350,000	$352.28	9.1%	$27,400,000	63.3%	$1,558,657	9.4%
6300 Eighth Avenue Brooklyn, NY	1978 / NAP	71,500	$15,300,000	$213.99	8.1%	$29,500,000	51.9%	$1,104,789	6.7%
15 North Broadway White Plains, NY	1954 / 2016	50,097	$14,800,000	$295.43	7.8%	$23,200,000	63.8%	$1,469,548	8.8%
30 New Crossing Road Reading, MA	1991 / 2007	33,600	$11,750,000	$349.70	6.2%	$17,900,000	65.6%	$1,300,799	7.8%
Total/Weighted Average		737,871	$189,800,000	$257.23	100.0%	$304,800,000	62.3%	$16,612,710	100.0%

Major Tenants.

Largest Tenant: Seattle Genetics, Inc. (144,900 SF; 19.6% of portfolio net rentable area; 19.4% of portfolio underwritten base rent; June 30, 2024 lease expiration). Seattle Genetics (Nasdaq: SGEN), now known as “Seagen”, is a global biotechnology company that develops and commercializes cancer therapies. Founded in 1998, Seagen is one of the largest biotech companies in the Pacific Northwest with a market capitalization of $22.8 billion, as of February 10, 2022. Seagen occupies 100% of the 21717 & 21823 30th Drive SE property, which serves as its global headquarters. Seagen has been in occupancy since 2000, expanded in 2011 and 100% of its space is classified as office, 40% of which is lab space. Seagen has one, five-year renewal option at fair market rent with at least nine but no more than twelve months’ notice and no termination options.

2nd Largest Tenant: Stryker Corporation (122,092 SF; 16.5% of portfolio net rentable area; 13.8% of portfolio underwritten base rent; December 31, 2030 lease expiration). Stryker Corporation (“Stryker”; NYSE: SYK) is a medical technology company that offers products and services in orthopedics, medical and surgical, and neurotechnology and spine that help improve patient and hospital outcomes. Founded in 1941, Stryker had 43,000 employees worldwide with 10,452 patents owned and $14.4 billion in sales as of 2020. Stryker has been a tenant at the 47900 Bayside Parkway property since 2007 where it

A-3-33

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

occupies 100% of the net rentable area. Stryker has two, five-year renewal options at fair market rent, with at least twelve but no more than fifteen months’ notice and no termination options.

3rd Largest Tenant: Complete Genomics (78,979 SF; 10.7% of portfolio net rentable area; 12.8% of portfolio underwritten base rent; December 31, 2025 lease expiration). Complete Genomics was founded in 2006 and is a technology company that specializes in whole human genome sequencing. Using its proprietary sequencing instruments, chemistry, and software, the company has sequenced more than 20,000 whole human genomes.  In March 2013, Complete Genomics was acquired by BGI-Shenzhen, one of the world’s largest genomics services companies. Complete Genomics has been a tenant at the 2904 Orchard Parkway property, which serves as its headquarters, since 2016 and occupies 100% of the net rentable area. The tenant has two, five-year renewal options at fair market rent, with at least nine but no more than twelve months’ notice, and does not have any termination options.

The following table presents certain information relating to the tenancy at the Life Science Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Seattle Genetics, Inc.	NR/NR/NR	144,900	19.6%	$3,598,533	19.4%	$24.83	6/30/2024	N	1 x 5-year
Stryker Corporation	NR/Baa1/A-	122,092	16.5%	$2,564,643	13.8%	$21.01	12/31/2030	N	2 x 5-year
Complete Genomics	NR/NR/NR	78,979	10.7%	$2,387,142	12.8%	$30.23	12/31/2025	N	2 x 5-year
Quest Diagnostics Clinical Laboratories, Inc.	BBB/Baa2/BBB+	116,948	15.8%	$2,163,538	11.6%	$18.50	12/31/2025	N	2 x 5-year
Atrius Health, Inc.	NR/NR/BBB	49,250	6.7%	$1,688,659	9.1%	$34.29	6/30/2030	N	3 x 10-year
Subtotal/Wtd. Avg.		512,169	69.4%	$12,402,515	66.8%	$24.22

Other Tenants		223,884	30.3%	$6,177,099	33.2%	$27.59
Vacant Space		1,818	0.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		737,871	100.0%	$18,579,614	100.0%	$25.24(4)

(1)	Information based on underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent steps through September 2022 totaling $388,227. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants through the earlier of lease or loan maturity. The total implied underwritten rental rate for Stryker, Quest Diagnostics Clinical Laboratories, Inc., and Atrius Health, Inc., inclusive of the straight line credit, is approximately $23.37, $19.01 and $36.69 PSF, respectively. See “Operating History and Underwritten Net Cash Flow” below.

(4)	Total/Wtd. Avg. Annual UW Gross Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Life Science Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	9,755	$24.00	1.3%	1.3%	$234,120	1.3%	1.3%
2023	1	4,332	$27.60	0.6%	1.9%	$119,563	0.6%	1.9%
2024	2	144,900	$24.83	19.6%	21.5%	$3,598,533	19.4%	21.3%
2025	5	205,719	$23.42	27.9%	49.4%	$4,818,264	25.9%	47.2%
2026	1	33,600	$42.98	4.6%	54.0%	$1,444,096	7.8%	55.0%
2027	0	0	$0.00	0.0%	54.0%	$0	0.0%	55.0%
2028	0	0	$0.00	0.0%	54.0%	$0	0.0%	55.0%
2029	3	44,808	$27.44	6.1%	60.1%	$1,229,649	6.6%	61.6%
2030	2	171,342	$24.82	23.2%	83.3%	$4,253,302	22.9%	84.5%
2031	0	0	$0.00	0.0%	83.3%	$0	0.0%	84.5%
2032	0	0	$0.00	0.0%	83.3%	$0	0.0%	84.5%
2033 & Beyond	2	121,597	$23.70	16.5%	99.8%	$2,882,087	15.5%	100.0%
Vacant	0	1,818	$0.00	0.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	17	737,871	$25.24(3)	100.0%		$18,579,614	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-34

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

COVID-19 Update. As of January 19, 2022, the Life Science Office Portfolio Properties are open and operating. There are no outstanding rent relief requests.

The Markets. The Life Science Office Portfolio Properties are located within the metropolitan statistical areas of Seattle, Washington (one property, 19.5% of the allocated loan amount), New York, New York (two properties, 15.9% of the allocated loan amount), Boston, Massachusetts (two properties, 15.3% of the allocated loan amount), Oakland, California (one property, 14.8% of the allocated loan amount), San Jose, California (one property, 14.2% of the allocated loan amount), Dallas, Texas (one property, 10.9% of the allocated loan amount) and Austin, Texas (one property, 9.4% of the allocated loan amount).

The following table presents certain local demographic data related to the Life Science Office Portfolio Properties:

Property Name – Location	2021 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2021 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
21717 & 21823 30th Drive SE - Bothell, WA	12,505 / 101,182 / 260,310	$166,408 / $142,066 / $137,789
47900 Bayside Parkway - Fremont, CA	3,743 / 53,098 / 196,790	$212,490 / $199,619 / $183,465
2904 Orchard Parkway - San Jose, CA	18,795 / 125,041 / 491,425	$213,153 / $172,471 / $159,618
4770 Regent Boulevard - Irving, TX	330 / 31,260 / 154,581	$168,105 / $141,419 / $117,830
1111 W. 34th Street - Austin, TX	28,969 / 148,245 / 371,266	$86,503 / $122,023 / $114,692
330 Baker Avenue - Concord, MA	6,570 / 26,074 / 67,358	$204,082 / $227,556 / $208,053
6300 Eighth Avenue - Brooklyn, NY	186,427 / 770,748 / 1,811,958	$81,443 / $95,953 / $105,865
15 North Broadway - White Plains, NY	36,637 / 103,584 / 193,316	$120,889 / $161,614 / $194,399
30 New Crossing Road - Reading, MA	10,990 / 76,365 / 194,985	$143,647 / $148,516 / $147,085

The following table presents certain information relating to the appraisal’s market rent conclusion for the Life Science Office Portfolio Properties:

Market Rent Summary
Property Name – Location	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type (Reimbursements)	Rent Increase Projection	Tenant Improvements (New Tenants) (PSF)	Tenant Improvements (Renewals) (PSF)
21717 & 21823 30th Drive SE - Bothell, WA	$24.50	5.4	5 mos.	NNN	3.0% per annum	$35.00	$10.00

47900 Bayside Parkway - Fremont, CA	$21.00	10	6 mos. (new) / 3 mos. (renew)	NNN	3.0% per annum	$30.00	$20.00

2904 Orchard Parkway - San Jose, CA	$30.00	10	6 mos. (new) / 3 mos. (renew)	NNN	3.0% per annum	$40.00	$25.00

4770 Regent Boulevard - Irving, TX	$19.20	10	3 mos. (new) / 0 mos. (renew)	NNN	3.0% per annum	$25.00	$15.00

1111 W. 34th Street - Austin, TX (Medical Office)	$27.00	5	1 mos.	NNN	3.0% per annum	$30.00	$15.00

1111 W. 34th Street - Austin, TX (Surgical Center)	$31.00	10	1 mos.	NNN	3.0% per annum	$35.00	$17.50

330 Baker Avenue - Concord, MA	$34.00	10	0 mos.	NNN	2.0% per annum	$50.00	NAV

6300 Eighth Avenue - Brooklyn, NY	$35.00	10	6 mos. (new) / 2 mos. (renew)	Net	2.0% per annum	$30.00	$15.00

15 North Broadway - White Plains, NY	$30.00	10	6 mos.	NNN	3.0% per annum	$50.00	$25.00

30 New Crossing Road - Reading, MA	$35.00	10	0 mos.	NNN	2.0% per annum	$50.00	$10.00

Source: Appraisal

A-3-35

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Life Science Office Portfolio Properties:

Cash Flow Analysis
	2019	2020	10/30/2021 TTM	UW	UW PSF
Gross Potential Base Rent	$16,998,310	$16,853,903	$16,664,928	$18,191,387	$24.65
Contractual Rent Steps	$0	$0	$0	$388,227(1)	$0.53
Rent Average Benefit	$0	$0	$0	$796,796(2)	$1.08
Grossed Up Vacant Space	$0	$0	$0	$49,086	$0.07
Other Income	$51,036	$25,013	$5,581	$0	$0.00
Total Recoveries	$5,442,153	$6,186,752	$6,164,961	$6,463,146	$8.76
Less Vacancy & Credit Loss	$0	$0	$0	($1,211,397)(3)	($1.64)
Effective Gross Income	$22,491,499	$23,065,668	$22,835,470	$24,677,246	$33.44

Real Estate Taxes	$3,366,847	$3,715,974	$3,286,049	$3,719,866	$5.04
Insurance	$205,517	$281,201	$308,370	$321,040	$0.44
Management Fee	$674,745	$689,577	$687,257	$740,317	$1.00
Other Operating Expenses	$1,955,521	$2,127,004	$2,294,839	$2,415,698	$3.27
Total Expenses	$6,202,630	$6,813,757	$6,576,515	$7,196,922	$9.75

Net Operating Income	$16,288,869	$16,251,911	$16,258,955	$17,480,324	$23.69
CapEx	$0	$0	$0	$179,841	$0.24
TI/LC	$0	$0	$0	$687,774	$0.93
Net Cash Flow	$16,288,869	$16,251,911	$16,258,955	$16,612,710	$22.51

Occupancy %	99.7%	99.4%	99.8%	93.5%(3)
NOI DSCR(4)	2.45x	2.44x	2.44x	2.63x
NCF DSCR(4)	2.45x	2.44x	2.44x	2.50x
NOI Debt Yield(4)	8.6%	8.6%	8.6%	9.2%
NCF Debt Yield(4)	8.6%	8.6%	8.6%	8.8%

(1)	Represents contractual rent steps through September 2022.

(2)	Represents straight-line rent averaging for five investment grade tenants through the earlier of lease or loan maturity.

(3)	The underwritten economic vacancy is 6.5%. The Life Science Office Portfolio Properties were 99.8% occupied as of January 20, 2022.

(4)	The debt service coverage ratios and debt yields are based on the Life Science Office Portfolio Whole Loan.

A-3-36

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Escrows and Reserves.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (as defined below) provided that the Reserve Waiver Conditions (as defined below) are not being satisfied, the Life Science Office Portfolio Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – The Life Science Office Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrowers or a borrower affiliate provides the lender with evidence that the Life Science Office Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrowers pay all applicable insurance premiums and provide the lender with evidence of payment of insurance premiums/renewals no later than ten business days prior to the expiration of the policies.

“Reserve Waiver Conditions” means, with respect to an individual property:

(i)	No event of default has occurred and is continuing;

(ii)	the applicable Material Tenant (as defined below) lease is in full force and effect with no defaults;

(iii)	the applicable Material Tenant lease requires the applicable Material Tenant to pay taxes directly to the applicable governmental authority and the applicable Material Tenant continues to pay such taxes directly to the applicable governmental authority as required under the applicable Material Tenant lease; and

(iv)	the borrowers and/or the applicable Material Tenant delivers evidence (if required under the lease) of the same to lender on or prior to the applicable due date for such taxes.

Replacement Reserve – The Life Science Office Portfolio Whole Loan documents require ongoing monthly replacement reserves of $14,987 upon the occurrence of a Cash Trap Event Period.

Leasing Reserve – The Life Science Office Portfolio Whole Loan documents require ongoing monthly general tenant improvement and leasing commission (“TI/LC”) reserves of $76,862 upon the occurrence of a Cash Trap Event Period.

Rent Concession Reserve – The Life Science Office Portfolio Whole Loan documents require an upfront rent concession reserve of $32,725 related to outstanding gap rent, future rent credits and future rent abatements under existing leases. The borrowers may provide a letter of credit in lieu of a cash deposit into the rent concession reserve.

Existing TI/LC Obligations Reserve - The Life Science Office Portfolio Whole Loan documents require an upfront TI/LC reserve of $918,824 related to outstanding TI/LCs payable by the borrowers under existing leases. The borrowers may provide a letter of credit in lieu of a cash deposit into the outstanding TI/LC reserve.

Lockbox and Cash Management. The Life Science Office Portfolio Whole Loan requires a hard lockbox and in-place cash management. The borrowers are required to cause all rents to be deposited directly into the lockbox account, and all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account are required to be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow payment priorities set forth in the Life Science Office Portfolio Whole Loan documents will be transferred to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of such payment priorities is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Life Science Office Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net operating income debt yield (“NOI DY”) being less than 6.50% for two consecutive calendar quarters; or

(iii)	the occurrence of a Material Tenant Trigger Period (as defined below).

A “Material Tenant Trigger Period” means a Material Tenant (a) defaults under its lease beyond any notice and cure period, (b) vacates, abandons, or otherwise goes dark in its leased space, or gives notice of its intent to do so, within the last 24 months of its lease, (c) terminates its lease (for all or any portion of its space) or gives notice to do so, provides written notice to not renew or fails to renew at least six months prior to the scheduled expiration date of its lease, or (d) files for bankruptcy or similar insolvency proceeding.

A “Material Tenant” means each of the tenants, together with any guarantor of its respective lease, under the following leases: (i) the Seattle Genetics 21823 lease (63,900 SF; 8.7% of net rentable area; 9.7% of underwritten base rent; June 30, 2024 lease expiration), (ii) the Seattle Genetics 27171 lease (81,000 SF; 11.0% of net rentable area; 9.7% of underwritten base rent; June 30, 2024 lease expiration) and (iii) any lease which, individually or when aggregated with all other leases at the Life Science Office Portfolio Properties with the same tenant or its affiliates, accounts for 15% or more of the gross potential rent for the Life Science Office Portfolio Properties.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NOI DY being greater than or equal to 6.50% for two consecutive calendar quarters; or

●	with regard to clause (iii), a Material Tenant Trigger Event cure.

A-3-37

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

A Material Tenant Trigger Period will be cured upon the occurrence of the following, as applicable:

●	the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings;

●	the applicable Material Tenant is paying full, unabated rent under the lease;

●	with respect to the space which is the subject of the Material Tenant Trigger Period, (i) the borrowers leasing the entirety of the applicable space for the Material Tenant’s renewal term and the tenant(s) being in physical occupancy of the space, (ii) either there are no TI/LCs due and payable in connection with such replacement lease(s) or borrowers have deposited with lender any unpaid TI/LCs that may be incurred in connection with such lease(s), (iii) either the applicable new tenant(s) is(are) paying full, unabated rent under its applicable lease(s), or borrowers have deposited with lender any applicable “free rent” granted pursuant to the applicable new lease(s); and (iv) such lease(s) may not contain any “outs”; or

●	there are funds on deposit in the excess cash flow subaccount in an amount equal to at least $60 PSF for the applicable Material Tenant space or the borrowers deliver to lender a letter of credit in an amount equal to at least $60 PSF for the applicable Material Tenant space.

Additional Secured Indebtedness (not including trade debts). The Life Science Office Portfolio Properties also secure the Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $110,000,000. The Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Life Science Office Portfolio Mortgage Loan. The Life Science Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the Life Science Office Portfolio Mortgage Loan and the Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Life Science Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Letter of Credit. Not permitted.

Release of Property. Provided that no event of default is ongoing, the borrowers have the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Life Science Office Portfolio Properties from the lien of the Life Science Office Portfolio Whole Loan in an amount up to 20% of the outstanding principal balance, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to at least 105% of the allocated loan amount for the property being released;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 2.67x and (b) the NCF DSCR immediately prior to the release;

(iii)	the NOI DY immediately following the release being equal to or greater than the greater of (a) 9.35% and (b) the NOI DY immediately prior to the release;

(iv)	compliance with all applicable REMIC requirements; and

(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2022-BNK41 certificates.

Ground Lease. None.

Right of First Refusal/Right of First Offer. Atrius Health, Inc. has a right of first offer (“ROFO”) to purchase the 330 Baker Avenue property if the borrowers intend to offer such property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The Life Science Office Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Life Science Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

A-3-38

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-39

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

A-3-40

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

A-3-41

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

601 Lexington Avenue
601 Lexington Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
CENTRAL PARK
The Pond
Central Park Zoo
Central Park South
Bryant Park
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
W. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
Barneys New York
Apple Store, FAO Schwarz, GM Building
Ritz Carlton
The Plaza Hotel
AKA Central Park
Four Seasons Hotel
150 East 57th St
The Concorde Hotel
The Bristol
400 Plaza
The Peninsula New York
St. Regis New York
909 Third Avenue
St. James Tower
New York Hilton Midtown
Museum of Modern Art
Lever House
399 Park
Lipstick Building
River Tower
Baccarat Hotel
666 Fifth Avenue
Three Ten
The Sutton
75 Rockefeller Plaza
345 Park
Beekman Hill
Radio City Music Hall
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51 Hotel
The Benjamin
30 Rockefeller
ROCKEFELLER CENTER
Saks Fifth Avenue
Palmolive Building
ITT-American Building
Waldorf Astoria
Beekman Tower
Tower 49
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
860 UN Plaza
Consulate of the Republic of Singapore
British Consulate General NY
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Roger Smith Hotel
Consulate General of Jamaica
Consulate General of Estonia
Japan Society
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
United Nations Visitor Centre
Hotel St. James
The Roosevelt Hotel
Club Quarters Grand Central
Millennium Hilton NY One UN Plaza
UNITED NATIONS
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Royalton New York
Grand Central Terminal
Fitzpatrick Grand Central
Winstar Building
Hampton Inn Manhattan Grand Central
One Bryant Park
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
The Knickerbocker Hotel
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
QUEENS-MIDTOWN TUNNEL
495
Consulate General of Switzerland
Consulate General of South Africa
Bryant Park Hotel
Park Terrace Hotel
425 Fifth Ave.
260 Madison Ave.
The William Hotel
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
West New York
Astoria
Long Island City
Greenpoint
Williamsburg
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Hudson River
East River
Liberty State Park

A-3-42

Mortgage Loan No. 5 – 601 Lexington Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/BBB-sf/A			Location:	New York, NY 10022
Original Balance(1):	$65,567,280			General Property Type:	Office
Cut-off Date Balance(1):	$65,567,280			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1977/2021
Borrower Sponsor:	BP/CGCenter MM LLC			Size:	1,675,659 SF
Guarantors(2):	BP/CGCenter I LLC and			Cut-off Date Balance per SF(1):	$432
	BP/CGCenter II LLC			Maturity Balance per SF(1):	$432
Mortgage Rate:	2.79196%			Property Manager:	Boston Properties Limited
Note Date:	12/10/2021				Partnership (borrower-related)
First Payment Date:	2/9/2022
Maturity Date:	1/9/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(8)
Seasoning:	4 months			UW NOI:	$95,273,106
Prepayment Provisions(3):	L(28),D(85),O(7)			UW NOI Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.2%
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NCF DSCR(1):	4.50x
Additional Debt Balance(1)(4):	$657,732,720/$276,700,000			Most Recent NOI:	$89,547,809 (9/30/2021 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$88,939,219 (12/31/2020)
Reserves(5)				3rd Most Recent NOI:	$82,516,612 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.3% (11/1/2021)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.6% (12/31/2020)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2019)
Replacement Reserve:	$0	Springing	$837,829	Appraised Value (as of):	$1,700,000,000 (10/1/2021)
TI/LC Reserve:	$0	Springing	$10,053,948	Appraised Value per SF:	$1,015
Tenant Specific TI/LC Reserve:	(6)	$0	NAP	Cut-off Date LTV Ratio(1):	42.5%
Free Rent Reserve:	(7)	$0	NAP	Maturity Date LTV Ratio(1):	42.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,000,000,000	100.0%	Loan Payoff:	$618,492,902	61.8%
			Return of Equity	$368,350,972	36.8%
			Closing Costs	$13,156,127	1.3%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The 601 Lexington Avenue Mortgage Loan (as defined below) is part of the 601 Lexington Avenue Whole Loan (as defined below) with an original aggregate principal balance of $1,000,000,000. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 601 Lexington Avenue Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 601 Lexington Avenue Whole Loan are $597, $597, 9.5%, 9.5%, 3.25x, 58.8% and 58.8%, respectively.
(2)	BP/CGCenter I LLC and BP/CGCenter II LLC are the single purpose entity borrowers. The 601 Lexington Avenue Whole Loan is recourse to the single purpose entity borrowers for certain items. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“BPLP”) has executed a Guaranty of Reserve Funds in place of posting certain reserves.
(3)	Defeasance of the 601 Lexington Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 601 Lexington Avenue Whole Loan to be securitized and (b) December 10, 2024. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in May 2022.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.
(7)	BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.
(8)	The novel coronavirus pandemic is an evolving situation and could impact the 601 Lexington Avenue Whole Loan more severely than assumed in the underwriting of the 601 Lexington Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fifth largest mortgage loan (the “601 Lexington Avenue Mortgage Loan”) is part of a whole loan (the “601 Lexington Avenue Whole Loan”) that is evidenced by 23 pari passu senior promissory notes in the aggregate original principal amount of $723,300,000 (collectively, the “601 Lexington Avenue Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $276,700,000 (collectively, the “601 Lexington Avenue Subordinate Companion Loan”). The 601 Lexington Avenue Whole Loan was co-originated on December 10, 2021, by Wells Fargo Bank, National Association (“WFB”), DBR Investments Co. Limited (“DBRI”), Morgan Stanley Bank, N.A. (“MSBNA”) and Citi Real Estate Funding Inc. (“CREFI”). The 601 Lexington Avenue Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in three condominium units and a leasehold interest in a portion of a fourth condominium unit relating to an office building located in New York, New York (the “601 Lexington Avenue Property”). The 601 Lexington Avenue Mortgage Loan is evidenced by the $17,500,000 non-controlling promissory Note A-1-C1 and the $48,067,280 non-controlling promissory Note A-1-C4, each contributed by WFB, in the aggregate original principal amount of $65,567,280. As shown in

A-3-43

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

the “601 Lexington Avenue Whole Loan Summary” table below, eight promissory notes in the original aggregate principal amount of $426,700,000 were contributed to the BXP 2021-601L securitization trust. The 601 Lexington Avenue Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP 2021-601L securitization trust. The 601 Lexington Avenue Senior Loan pari passu notes other than those evidencing the 601 Lexington Avenue Mortgage Loan are referred to herein as the “601 Lexington Avenue Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

601 Lexington Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
601 Lexington Avenue Senior Loan
A-1-S1	$52,500,000	$52,500,000	BXP 2021-601L	Yes
A-2-S1, A-3-S1, A-4-S1	$97,500,000	$97,500,000	BXP 2021-601L	No
A-1-C2, A-3-C2	$110,000,000	$110,000,000	BANK 2022-BNK39	No
A-1-C3, A-3-C3	$110,000,000	$110,000,000	BANK 2022-BNK40	No
A-2-C2-2, A-4-C2-2	$25,000,000	$25,000,000	BMARK 2022-B32	No
A-2-C3-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-C1, A-2-C3-2, A-2-C4, A-4-C3	$80,000,000	$80,000,000	BMARK 2022-B33	No
A-3-C1, A-3-C4	$41,213,720	$41,213,720	MSC 2022-L8	No
A-2-C2-1, A-4-C2-1	$85,000,000	$85,000,000	BMARK 2022-B34	No
A-1-C1, A-1-C4	$65,567,280	$65,567,280	BANK 2022-BNK41	No
A-4-C1, A-4-C4	$16,519,000	$16,519,000	CREFI	No
Total (Senior Loan)	$723,300,000	$723,300,000
601 Lexington Avenue Subordinate Companion Loan
B-1, B-2, B-3, B-4	$276,700,000	$276,700,000	BXP 2021-601L	No
Total (Whole Loan)	$1,000,000,000	$1,000,000,000

The Borrowers and the Borrower Sponsor. The borrowers are BP/CGCenter I LLC and BP/CGCenter II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is BP/CGCenter MM LLC, an indirectly owned subsidiary of Boston Properties Limited Partnership and of Norges Bank Investment Management (“Norges”). There is no separate environmental indemnitor or non-recourse carveout guarantor with respect to the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“Boston Properties” or “BPLP”) has executed a Guaranty of Reserve Funds in place of posting certain reserves.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in five markets: Boston, Los Angeles, New York, San Francisco and Washington, DC. The company was founded in 1970 and became a public company in 1997. The company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The company’s portfolio totals 52.5 million SF and 202 properties, including nine properties under construction or redevelopment. Boston Properties has held an ownership in interest in the 601 Lexington Avenue Property since 2001 and also controls property and leasing management.

Norges manages the Norwegian Government Pension Fund Global, often referred to as the Norwegian oil fund. Norges manages assets worth more than 11,000 billion kroner, or about $1.3 trillion dollars. The fund is invested in international equity and fixed-income markets and in real estate.

The Property. The 601 Lexington Avenue Property is comprised of the borrowers’ fee and leasehold interests in certain condominium units within a 59-story, Class A, office tower located in Midtown Manhattan at East 53rd Street and Lexington Avenue. Situated on a 1.6-acre site, the property comprises approximately 1.7 million SF of office and retail space, which includes a high-rise office tower as well as a six-story office and retail building totaling 227,276 SF situated at the base (the “Low Rise Building”). The building, with a 45° angled top and a stilt-style base, was designated as a landmark by the New York City Landmarks Preservation Commission in September 2016. As of November 1, 2021, the property was 96.3% leased. Investment grade tenants and other tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue represent 83.6% of the NRA and 85.7% of underwritten gross rent. Further, the top four tenants represent 71.6% of underwritten gross rent and have a weighted average remaining lease term of 14.7 years.

Originally built in 1977, the 601 Lexington Avenue Property underwent renovations totaling approximately $283 million in 2021, which included repositioning the Low Rise Building as well as the redevelopment of the ground and lower level space into a food hall. Following the repositioning, the Low Rise Building includes 195,326 SF of office space, 31,950 SF of retail space and a public marketplace and a new dedicated street-level entrance and lobby for low-rise office floors. The food hall (known as The Hugh) contains a collection of 15 restaurants, bars and food retailers and is directly connected to a public plaza that provides access to the East 53rd Street subway stop. Additional amenities of the Low Rise Building include a succession of rooftop terraces on each floor as well as a fitness center. The Low Rise Building office space is fully leased to NYU, which utilizes the space to house NYU Langone Health. In addition, NYU is occupying a portion of the land owned by the adjoining St. Peter’s Church (see “Ground Lease” section below).

Condominium Regime. The 601 Lexington Avenue Property is comprised of (a) the borrowers’ fee simple interest in three condominium units within the four unit Condominium known as 601 Lexington Avenue Condominium (the “Condominium”) and (b) the borrowers’ leasehold interest in a portion of a fourth condominium unit, commonly known as the “Church Unit”, within the Condominium. The borrower-owned units include 94.4% of the common elements, which entitles the borrowers to 94 of the 100 votes in the condominium regime (together with the right to appoint 6 of 7 board members). The loan documents provide that it is an event of default if, without the prior written consent of the lender, the borrowers vote for or otherwise consent to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the loan agreement. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the prospectus.

A-3-44

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Major Tenants.

Kirkland & Ellis (616,139 SF, 36.8% NRA, 39.4% underwritten gross rent, 2/28/2039 expiration). Kirkland & Ellis (“K&E”) was founded in 1909 in Chicago, Illinois and is the largest law firm in the world by revenue and the fifth-largest by number of attorneys. K&E is a long-term tenant at the property having been in occupancy since 1993. K&E signed an early renewal in 2014 to extend its lease through 2039 and expanded its space again in 2019. As the 601 Lexington Avenue Property’s largest tenant, K&E occupies the majority of the upper floors of the building (32-47, 49-52). For floor 32 only, K&E has a termination option on June 30, 2027 with 18 months’ notice and the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest floor (one floor only). K&E has $4,062,504 of outstanding free rent.

Citibank (216,256 SF, 12.9% of NRA; 12.3% of underwritten gross rent, various expirations). Citibank, N.A. (“Citibank”) an affiliate of CREFI, one of the originators of the 601 Lexington Avenue Whole Loan, is a multinational consumer and investment bank, with core activities that include safeguarding assets, lending money, making payments and accessing the capital markets on behalf of its clients. The 601 Lexington Avenue Property was originally developed as Citicorp’s headquarters and the bank was previously an owner of the property. Citibank is on various leases expiring in December 2022 (3.6% of NRA, 3.4% of underwritten gross rent), August 2023 (3.6% of NRA, 3.4% of underwritten gross rent), April 2027 (1.8% NRA, 1.8% of underwritten gross rent), and April 2032 (4.0% NRA, 3.7% of underwritten gross rent). Citibank has four, 5-year renewal options and does not have any termination options.

NYU (195,326 SF; 11.7% of NRA; 10.1% of underwritten gross rent, 10/31/2049 expiration). New York University (“NYU”) is a new tenant to the 601 Lexington Avenue Property with a lease commencing in 2020 of the newly redeveloped atrium building. NYU will use the space to house NYU Langone Health. NYU took occupancy of the 4th floor and is expected to take occupancy of the remaining space between July and December 2022. NYU structured a leasehold condominium for a period of approximately 30 years through October 2049. The leasehold condominium is structured as a standard lease, and is operated as a leasehold condominium to allow the tenant to benefit from its tax exempt entity status. NYU has one, 10-year renewal option, and one, 7-year renewal option and does not have any termination options.

Freshfields Bruckhaus Deringer (139,243 SF; 8.3% of NRA; 9.8% of underwritten gross rent; 6/30/2026 expiration). Freshfields Bruckhaus Deringer (“Freshfields”) is one of the largest multinational law firms in the world, headquartered in London. Tracing its roots back to the 18th century, it is also among the world’s oldest law firms. Freshfields has been a tenant at the property since 2010, expanded in 2017, and is on a lease expiring in 2026 with two, 5-year renewal options and no termination options.

Blackstone (89,967 SF; 5.4% of NRA; 5.2% of underwritten gross rent, 12/31/2027 expiration). Blackstone is an investment firm with total assets under management of $730.7 billion as of October 21, 2021. Blackstone’s asset management businesses include investment vehicles focused on real estate, private equity, public debt and equity, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone has been a tenant at the property since 2015, expanded in 2017 and is on a lease expiring in 2027 with two, 5-year renewal options or one, 10-year renewal option and no termination options.

A-3-45

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the major tenants at the 601 Lexington Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Gross Rent(3)(4)	% of Total Annual UW Gross Rent(3)	Annual UW Gross Rent PSF(3)(4)	Lease Expiration	Renewal Options	Termination Option (Y/N)
K&E	NR/NR/NR	616,139(5)	36.8%	$61,225,450	39.4%	$99.37	2/28/2039	None	Y(6)
Citibank	Aa3/A+/A+	216,256(7)(8)	12.9%	$19,030,810	12.3%	$88.00	Various(9)	4x5 yr	N
NYU	Aa2/NR/AA-	195,326	11.7%	$15,697,290	10.1%	$80.36	10/31/2049	1x10 yr and 1x7 yr	N
Freshfields	NR/NR/NR	139,243(10)	8.3%	$15,272,330	9.8%	$109.68	6/30/2026	2x5 yr	N
Citadel	Ba1/NR/BBB-	144,193	8.6%	$13,771,418	8.9%	$95.51	8/31/2022(11)	None	N
Blackstone	NR/A+/A+	89,967	5.4%	$8,067,806	5.2%	$89.68	12/31/2027	2x5 yr or 1x10 yr	N
BTG	NR/NR/NR	31,401	1.9%	$4,747,674	3.1%	$151.19	3/31/2028	1x5 yr	N
Apax	NR/NR/NR	31,401	1.9%	$4,093,254	2.6%	$130.35	7/31/2026	1x5 yr	N
OrbiMed	NR/NR/NR	31,401	1.9%	$3,543,036	2.3%	$112.83	3/31/2033	2x5 yr	N
Siris Capital Group	NR/NR/NR	18,928	1.1%	$2,331,624	1.5%	$123.18	9/30/2030	None	Y(12)
Subtotal/Wtd. Avg.		1,514,255	90.4%	$147,780,691	95.2%	$97.59

Other Tenants		99,343	5.9%	$7,530,269	4.8%	$75.80
Vacant Space		62,061	3.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,675,659	100.0%	$155,310,960	100.0%	$96.25(13)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Gross Rent, % of Total Annual UW Gross Rent and Annual UW Gross Rent PSF are based on the underwritten gross rent based on the underwritten rent roll.
(4)	The Annual UW Gross Rent and Annual UW Gross Rent PSF shown above include contractual rent steps through September 2022 totaling $128,513. The lender’s underwriting gives separate credit for straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields) through loan maturity. The total implied underwritten rental rate for K&E, NYU, and Freshfields, inclusive of the straight line credit, is approximately $108.46, $85.17 and $111.22 PSF, respectively. See “Underwritten Net Cash Flow” below.
(5)	Includes 600 SF of storage space.
(6)	For floor 32 only, K&E has a June 30, 2027 termination option with 18 months’ notice and the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest floor (one floor only).
(7)	Includes 6,333 SF of storage space.
(8)	Citibank is currently subleasing Suites 1900 and 2100 totaling 59,978 SF (3.6% of NRA).
(9)	Leases on Floors 18 and 20 (59,978 SF) expire in December 2022, on Floors 19 and 21 (59,978 SF) expire in August 2023, on Floor 23 (29,989 SF) expires in April 2027, and on Floors 24 and 25 (66,311 SF) expire in April 2032. Citibank is expected to vacate the space expiring in December 2022 and August 2023.
(10)	Freshfields is currently subleasing Suite 5510 totaling 15,932 SF (1.0% of NRA). As of the origination date, Freshfields was also publicly marketing the remainder of its leased space for sublet.
(11)	Citadel has provided notice it intends to vacate at its lease expiration in August 2022.
(12)	Siris Capital Group has the option to terminate all its space on September 30, 2027 with notice by September 30, 2026 (12 months) and the payment of unamortized leasing costs.
(13)	Total/Wtd. Avg. Annual UW Gross Rent PSF excludes vacant space.

A-3-46

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the lease rollover schedule at the 601 Lexington Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Gross Rent PSF Rolling(3)	Total UW Gross Rent Rolling(3)	Approx. % of Total Gross Rent Rolling(3)	Approx. Cumulative % of Total Gross Rent Rolling(3)
2022	10	204,171	12.2%	12.2%	$93.23	$19,035,831	12.3%	12.3%
2023	2	59,978	3.6%	15.8%	$87.77	$5,264,413	3.4%	15.6%
2024	1	5,724	0.3%	16.1%	$115.00	$658,260	0.4%	16.1%
2025	0	0	0.0%	16.1%	$0.00	$0	0.0%	16.1%
2026	7	170,645	10.2%	26.3%	$113.48	$19,365,584	12.5%	28.5%
2027	4	119,956	7.2%	33.4%	$90.20	$10,820,276	7.0%	35.5%
2028	1	31,401	1.9%	35.3%	$151.19	$4,747,674	3.1%	38.6%
2029	0	0	0.0%	35.3%	$0.00	$0	0.0%	38.6%
2030	4	18,928	1.1%	36.5%	$123.18	$2,331,624	1.5%	40.1%
2031	2	37,789	2.3%	38.7%	$80.72	$3,050,214	2.0%	42.0%
2032	8	73,873	4.4%	43.1%	$88.37	$6,528,398	4.2%	46.2%
Thereafter	33	891,133	53.2%	96.3%	$93.71	$83,508,684	53.8%	100.0%
Vacant	0	62,061	3.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	72	1,675,659	100.0%		$96.25(4)	$155,310,960	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The UW Gross Rent PSF Rolling, Total UW Gross Rent Rolling, Approx. % of Total UW Gross Rent Rolling and Approx. Cumulative % of Total Gross Rent Rolling are based on the underwritten gross rent based on the underwritten rent roll.
(4)	Total/Wtd. Avg. UW Gross Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of April 8, 2022, the 601 Lexington Avenue Property was open and operating. The borrower sponsor reported that the only tenant with outstanding rent relief is Hillstone (7,800 SF, 0.5% of NRA, 0.9% of underwritten gross rent), which received an abatement of 50% of six months’ rent (approximately $168,000 from September 1, 2020 to February 28, 2021), which it is expected to repay over the course of 2022 and 2023.

The Market. The 601 Lexington Avenue Property is located in Midtown Manhattan at East 53rd Street and Lexington Avenue in New York, New York. The 601 Lexington Avenue Property, which takes up the majority of a city block bounded clockwise from the west by Lexington Avenue, 54th Street, benefits from its proximity to Central Park, access to the luxury shopping corridor along Fifth and Madison Avenues, and available mass transit including the 4, 5, 6, E, M, N, R, and W subway lines. The property sits on top of a public plaza (directly connected to The Hugh food hall) that provides access to the East 53rd Street subway stop.

According to a third party market research report, the 601 Lexington Avenue Property is situated within the Plaza District Office submarket of the New York City Office Market. The Plaza District is not only the largest office submarket in New York City, with 90 million SF of inventory, but in the United States as well. As of October 2021, the Plaza District submarket reported a 14.4% vacancy rate (and a 17.4% availability rate) and average asking rents of $86.73 PSF, gross. The appraisal identified nine directly competitive buildings totaling 10.5 million SF with a 7.0% vacancy rate and average asking rents of $102.14 PSF. The appraisal concluded to market rents ranging from $80.00 to $115.00 PSF, modified gross, for the various floors of office space at the 601 Lexington Avenue Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 601 Lexington Avenue Property:

Market Rent Summary
	Office Floors 2-22	Office Floors 23-31	Office Floors 32-42	Office Floors 43-54	East Building 55-59
Market Rent (PSF)	$80.00	$85.00	$95.00	$105.00	$115.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6

A-3-47

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

The following table presents information relating to comparable office property sales for the 601 Lexington Avenue Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
601 Lexington Avenue Property New York, NY		1977/2021	1,675,659(1)	96.3%(1)
Confidential Park Ave New York, NY	Nov-2021	1994/2021	765,000	91.0%	$750,000,000	$980.39
51 West 52nd Street New York, NY	Nov-2021	1963/NAP	872,593	100.0%	$960,000,000	$1,100.17
1177 Avenue of the Americas New York, NY	Nov-2021	1987/2013	1,024,733	81.0%	$858,500,000	$837.78
550 Washington Street New York, NY	Sep-2021	1934/2022	1,257,529	100.0%	$2,020,800,000	$1,606.96
220 East 42nd Street New York, NY	Jul-2021	1930/2015	1,224,755	93.0%	$790,100,000	$645.11
One Park Avenue New York, NY	Jul-2021	1926/2000	947,894	99.0%	$875,000,000	$923.10
410 Tenth Avenue New York, NY	Dec-2020	1927/2021	634,359	98.0%	$952,840,000	$1,502.05
1633 Broadway New York, NY	May-2020	1972/2013	2,561,512	98.0%	$2,400,000,000	$936.95

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

The following table presents information with respect to comparable office properties to the 601 Lexington Avenue Property:

Comparable Office Supply Summary
Property Name/Location	Office Area	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
601 Lexington Avenue Property New York, NY	1,675,659(1)	1977/2021	59	-	96.3%(1)	$96.25(1)(2)
599 Lexington Avenue New York, NY(3)	1,058,805	1986/NAV	50	0	100.0%	NAP
600 Lexington Avenue New York, NY	305,472	1983/NAV	36	34,922	87.8%	$90.00
55 East 52nd Street New York, NY	1,518,210	1981/NAV	49	0	97.6%	$95.00
65 East 55th Street New York, NY	619,631	1986/NAV	38	23,708	92.9%	$155.00
237 Park Avenue New York, NY	1,243,384	1915/NAV	21	220,823	98.6%	$75.00
245 Park Avenue New York, NY	1,787,000	1966/NAV	45	93,108	89.5%	$110.00
875 Third Avenue New York, NY	750,000	1982/NAV	29	0	87.3%	$80.00
277 Park Avenue New York, NY	1,850,000	1964/NAV	51	23,163	83.2%	$110.00
280 Park Avenue New York NY	1,320,211	1968/NAV	43	27,407	100.0%	NAP

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents Annual UW Gross Rent PSF.
(3)	Owned by the borrower sponsor.

A-3-48

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 601 Lexington Avenue Property:

Cash Flow Analysis
	2018	2019	2020	9/30/2021 TTM	UW	UW PSF
Base Rent	$133,149,752	$135,562,062	$ 143,558,635	$144,061,141	$145,905,931	$87.07
Contractual Rent Steps(1)	$0	$0	$0	$0	$128,513	$0.08
Rent Average Benefit(2)	$0	$0	$0	$0	$6,752,020	$4.03
Grossed Up Vacant Space	$0	$0	$0	$0	$5,489,750	$3.28
Total Recoveries	$13,799,300	$10,210,032	$9,414,939	$9,538,732	$10,422,946	$6.22
Other Income	$1,616,466	$1,730,575	$2,517,181	$1,475,308	$1,452,145	$0.87
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	($10,444,971)	($6.23)
Effective Gross Income	$148,565,518	$147,502,669	$155,490,755	$155,075,181	$159,706,334	$95.31

Real Estate Taxes	$39,670,091	$42,193,437	$43,060,793	$41,588,994	$40,950,953	$24.44
Insurance	$569,495	$ 612,718	$732,213	$892,330	$1,375,389	$0.82
Management Fee	$3,006,130	$3,265,479	$3,235,326	$3,218,199	$1,000,000	$0.60
Other Operating Expenses	$18,195,642	$18,914,423	$19,523,204	$19,827,849	$21,106,886	$12.60
Total Expenses	$61,441,358	$64,986,057	$66,551,536	$65,527,372	$64,433,228	$38.45

Net Operating Income	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$95,273,106	$56.86
Capital Expenditures	$0	$0	$0	$0	$418,915	$0.25
TI/LC	$0	$0	$0	$0	$2,743,708	$1.64
Net Cash Flow	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$92,110,483	$54.97

Occupancy%	99.3%	100.0%	97.6%	96.3%	93.5%
NOI DSCR(4)	4.26x	4.03x	4.34x	4.37x	4.65x
NCF DSCR(4)	4.26x	4.03x	4.34x	4.37x	4.50x
NOI Debt Yield(4)	12.0%	11.4%	12.3%	12.4%	13.2%
NCF Debt Yield(4)	12.0%	11.4%	12.3%	12.4%	12.7%

(1)	Represents contractual rent steps through September 2022.
(2)	Represents straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields).

(3)	The underwritten economic vacancy is 6.5%. The 601 Lexington Avenue Property was 96.3% leased as of November 1, 2021.

(4)	The debt service coverage ratios and debt yields are based on the 601 Lexington Avenue Senior Loan, and exclude the 601 Lexington Avenue Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 601 Lexington Avenue Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating is at least “BBB” by S&P and “Baa3” by Moody’s (the “BPLP Guarantor Required Rating”).

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any Cash Trap Event Period, the reserve will not be required if the borrowers maintain a blanket insurance policy reasonably acceptable to the lender. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly replacement reserves of $34,910, subject to a cap of $837,829. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly TI/LC reserves of $418,915, subject to a cap of $10,053,948. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Tenant Specific TI/LC Reserve – BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.

A-3-49

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Free Rent Reserve – BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.

Lockbox and Cash Management. The 601 Lexington Avenue Whole Loan documents require that the borrowers establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 601 Lexington Avenue Whole Loan documents also require that all rents received by the borrowers be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the borrowers’ operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 601 Lexington Avenue Whole Loan documents to make required deposits (if any) into the real estate tax and insurance reserves, to pay debt service on the 601 Lexington Avenue Whole Loan, to make required deposits (if any) into the replacement and TI/LC reserves, and to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Trap Event Period). During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the foregoing items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 601 Lexington Avenue Whole Loan; provided, however, so long as no event of default exists under the 601 Lexington Avenue Whole Loan, if amounts on deposit in the TI/LC Reserve are not sufficient to pay approved leasing expenses, then upon request of the borrowers, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) for the 601 Lexington Avenue Whole Loan falling below 1.20x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default; or
(ii)	with regard to clause (ii) above:
(a)	the NOI DSCR for the 601 Lexington Avenue Whole Loan being greater than or equal to 1.20x for one calendar quarter; or
(b)	the borrowers delivering to the lender as additional collateral and security for the payment of the debt, (x) cash to be held as an additional reserve fund that, if applied as a prepayment of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, would cause the NOI DSCR to be at least 1.20x (the “Cash Management Sweep Cure Amount”), (y) a letter of credit having an aggregate notional amount in the amount of the Cash Management Sweep Cure Amount, or (z) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating, a guaranty by BPLP in the amount of the Cash Management Sweep Cure Amount.

BPLP Guaranty. The borrowers have the right to deliver to the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts and in lieu of making any cash deposits as alteration security, net proceeds deficiency with respect to the restoration after a casualty or condemnation or Cash Sweep Management Sweep Cure Amount, so long as BPLP’s senior unsecured credit rating meets the BPLP Guarantor Required Rating. Additionally, the borrowers have the right to deliver to the lender a BPLP Guaranty in lieu of deposits previously made for any such purpose (whereupon, the amount so replaced would then be returned to the borrowers). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrowers to the lender and/or any letter of credit delivered by the borrowers to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrowers are required to have on deposit for such purpose. The aggregate amount guaranteed under any BPLP Guaranty (when aggregated with the full amount of any letter of credit and/or cash on deposit) will be reduced as the borrowers expend funds for the purposes which such funds would have otherwise been deposited in the applicable reserve account. The aggregate amount of any BPLP Guaranty (and the full amount of any letter of credit obtained by BPLP) will not at any time exceed 10.0% of the outstanding principal balance of the Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP guarantees and letters of credit.

In the event of any downgrade, withdrawal or qualification of the rating of the BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrowers are required to either (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Additional Secured Indebtedness (not including trade debts). The 601 Lexington Avenue Property also secures the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $657,732,720 and the 601 Lexington Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $276,700,000. The 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loan are coterminous with the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and 601 Lexington Avenue Subordinate Companion Loan accrue interest at the same rate as the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Mortgage Loan and the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 601 Lexington Avenue Subordinate Companion Loan. The holders of the 601 Lexington Avenue Mortgage Loan, the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 601 Lexington Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
601 Lexington Avenue Subordinate Companion Loan	$276,700,000	2.79196%	120	0	120	3.25x	9.5%	58.8%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

A-3-50

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Right of First Offer/Right of First Refusal. None.

Ground Lease. The borrowers have an approximately 18,000 SF ground lease from the abutting St. Peter’s Lutheran Church of Manhattan (“St. Peter’s Church”), that is in turn sub-leased to NYU. The office space (floors 2-6) is 100% leased by NYU and is being used to house NYU Langone Health. NYU is occupying a portion of the “Church Unit” condominium unit owned by St. Peter’s Church. Such portion of the condominium unit is incorporated into the office building. The borrowers are required to pay ground rent ($49.96 PSF with annual escalations of 1.5%) to St. Peter’s Church. The borrowers are required to purchase the ground leased space in 2036 for a fixed price of approximately $23.3 million.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Trap Event Period due to clause (ii) as described above under “Lockbox and Cash Management” or in place of any amount reserved under the loan documents provided the aggregate amount of any letters of credit (together with any BPLP Guaranties) do not at any time exceed 10.0% of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP Guaranties and letters of credit.

Terrorism Insurance. The 601 Lexington Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the 601 Lexington Avenue Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

The 601 Lexington Avenue Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer owned by BPLP subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is not subject to a bankruptcy or similar insolvency proceeding; (vi) such captive insurer is licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vii) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-51

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

A-3-52

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

WASHINGTON D.C.
2115 Wisconsin Avenue
2115 Wisconsin Avenue Northwest
Washington, DC 20007
METRO RED LINE
UDC David A. Clark School of Law
American Univ. Washington College of Law
Spring Valley Shopping Ctr.
46th St NW
Van Ness St NW
Univ. of the District of Columbia
VAN NESS-UDC
Hillwood Estate, Museum and Gardens
Blagden Ave NW
16th St NW
Howard Univ. School of Law
Tilden St NW
Rock Creek Park
Embassies of Bangladesh, Ethiopia, Ghana, Israel and Jordan
Wisconsin Ave
Wesley Theological Seminary
American Univ. Museum at the Katzen Arts Ctr.
Bender Arena
U.S. Dept. of Homeland Security
American University
Massachusetts Ave NW
The Washington Ballet
Piney Branch Pkwy
CLEVELAND PARK
New Mexico Ave NW
Nebraska Ave NW
Macomb St NW
Columbia Heights
Pierce-Klingle Estate
Woodley Rd NW
Tregaron Conservancy
Washington National Cathedral
Cathedral Ave NW
Smithsonian National Zoological Park
Irving St NW
Foxhall Crescent
WOODLEY PARK-ZOO ADAMS MORGAN
Woodley Park
Washington Marriott
Columbia Rd NW
Mass Ave NW
Calvert St NW
Omni Shoreham
Naval Observatory
Wisconsin Ave NW
Pkwy
RED LINE METRO
The Kreeger Museum
Rock Cr & Potomac
Mt. Vernon College at GWU
Glover Archbold Park
Florida Ave NW
Montrose Park
EMBASSY ROW
Dupont Circle
NW New Hampshire Ave
MacArthur Blvd NW
Reservoir Rd NW
R St NW
Canal Rd NW
MedStar Georgetown Univ. Hospital
Foxhall Rd NW
Mass Ave NW
F St NW
P St NW
P St NW
DU PONT CIRCLE
NW 17th St
NW 16th St
Georgetown University
34th St NW
Heurich House Museum
Potomac River
McDonough Arena
National Geographic Museum
Canal Rd NW
Georgetown
C&O Canal Lock 1
M St NW
23rd St NW
22nd St NW
21st St NW
M St NW
FARRAGUT NORTH
29
L St NW
Downtown Washington DC
The Washington Harbour
G. Washington University Hospital
Penn Ave NW
METRO
FARRAGUT WEST
FOGGY BOTTOM-GWU
George Washington University
66
66
ROSSLYN
Roosevelt Island
The Kennedy Center
Virginia Ave NW
F St NW
White House
NW 17th St
E St NW
ARLINGTON
Foggy Bottom
Constitution Hall
66
50
Constitution Ave NW
Vietnam Veterans Memorial
NATIONAL MALL
Lincoln Memorial
World War II Memorial
Potomac River
ARLINGTON NATIONAL CEMETERY
Reagan Natl. Airport 3 miles
Rockville
Calverton
Laurel
Wheaton
North Bethesda
Potomac
Silver Spring
College Park
Beltsville
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Hyattsville
New Carrollton
Seabrook
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
Temple Hills
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Rose Hill
Camp Springs
Springfield
VIRGINIA
National Harbor
Burke
Franconia
Groveton
MARYLAND
Clinton
Mount Vernon
Andrews Air Force Base

A-3-53

Mortgage Loan No. 6 – 2115 Wisconsin Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Washington, DC 20007
Original Balance:	$54,900,000			General Property Type:	Office
Cut-off Date Balance:	$54,900,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1988/2020
Borrower Sponsors:	Ritz Banc Group and Lincoln Property			Size:	184,822 SF
	Company			Cut-off Date Balance Per SF:	$297
Guarantor:	LPC Commercial Services Inc.			Maturity Date Balance Per SF:	$297
Mortgage Rate:	4.1750%			Property Manager:	LPC Commercial Services, Inc.
Note Date:	3/31/2022				(borrower-related)
First Payment Date:	5/1/2022
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$5,064,668
IO Period:	120 months			UW NOI Debt Yield:	9.2%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.2%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF DSCR:	2.14x
Lockbox/Cash Mgmt Status:	Hard/In-Place			Most Recent NOI(3):	NAV
Additional Debt Type:	No			2nd Most Recent NOI(3):	NAV
Additional Debt Balance:	NAP			3rd Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	99.5% (3/14/2022)
Reserves(1)				2nd Most Recent Occupancy:	99.5% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.5% (12/31/2020)
RE Taxes:	$179,682	$89,841	NAP	Appraised Value (as of):	$94,500,000 (2/23/2022)
Insurance:	$6,028	$6,028	NAP	Appraised Value Per SF:	$511
Replacement Reserve:	$510,000	$5,391	NAP	Cut-off Date LTV Ratio:	58.1%
TI/LC Reserve:	$381,560	Springing	NAP	Maturity Date LTV Ratio:	58.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,900,000	57.2%	Purchase Price:	$91,500,000	95.3%
Borrower Equity:	$41,081,183	42.8%	Closing Costs:	$3,403,913	3.5%
			Reserves:	$1,077,269	1.1%
Total Sources:	$95,981,183	100.0%	Total Uses:	$95,981,183	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 2115 Wisconsin Avenue Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 2115 Wisconsin Avenue Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	Historical financial information is not available because the 2115 Wisconsin Avenue Property (as defined below) was recently acquired.

The Mortgage Loan. The sixth largest mortgage loan (the “2115 Wisconsin Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $54,900,000. The 2115 Wisconsin Avenue Mortgage Loan is secured by a first priority fee mortgage encumbering a 184,822 SF office property located in Washington, DC (the “2115 Wisconsin Avenue Property”).

The Borrower and the Borrower Sponsors. The borrower is 2115 Wisconsin Property Company LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Certain indirect investors in the 2115 Wisconsin Avenue Property require a Shari’ah compliant loan structure. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the 2115 Wisconsin Avenue Property to a master tenant  (the “2115 Wisconsin Avenue Master Tenant”), which is ultimately controlled by the borrower sponsors, Ritz Banc Group and Lincoln Property Company. See “Risk Factors – Risks Relating to the Mortgage Loans – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool–Mortgage Pool Characteristics–Shari’ah Compliant Loans” in the prospectus. The non-recourse carveout guarantor is LPC Commercial Services Inc., an affiliate of Lincoln Property Company.

Ritz Banc Group, founded in 2012, is a real estate, private equity, and alternative asset management firm headquartered in Washington, DC which invests in Eastern gateway cities and Mid-Atlantic markets. Ritz Banc Group has acquired over 1.7 million SF of real estate and has current assets under management of over $300 million.

Lincoln Property Company, founded in 1965, is a privately held, full-service real estate firm based in Dallas, Texas. Lincoln Property Company currently maintains a presence in over 200 cities in the United Sates and 10 countries throughout Europe, both in commercial and residential real estate markets. The firm has had a presence in Washington, DC since 1984 and currently has around 600 employees. Lincoln Property Company has developed in excess of 75 million SF of commercial space, 11 million SF of specialty retail space, and 52 million SF of industrial space. In addition, Lincoln Property Company currently manages over 138 million SF of commercial space, with 40 million SF under management in the Mid-Atlantic Region.

A-3-54

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

The Property. The 2115 Wisconsin Avenue Property is a 184,822 SF Class A office property located in the Georgetown/Glover Park area of Washington, DC. Situated on a 2.35-acre parcel, the 2115 Wisconsin Avenue Property is comprised of a six-story building which was built in 1988 and underwent renovations in 2020. Over the last five years, the seller has invested more than $9.8 million into the 2115 Wisconsin Avenue Property in order to upgrade the tenant amenity lounges, the fitness center, and lobby in addition to installing a new HVAC system.

Parking is provided by a four-level below-grade parking garage, which is shared with 2121 & 2111 Wisconsin Avenue (not part of the collateral). The borrower does not own the parking garage but has rights to the parking spaces through a reciprocal easement agreement. Approximately 346 spaces are allocated to the 2115 Wisconsin Avenue Property on Levels G-1, G-2, and G-3. The G-4 level is allocated to 2111 Wisconsin Avenue in its entirety and has separate controlled access. The parking garage is accessed via an entrance between the 2115 Wisconsin Avenue Property and 2121 Wisconsin Avenue or a separate entrance off Whitehaven Street. Additionally, the parking garage is directly connected to the 2115 Wisconsin Avenue Property via a tunnel at the building C-2 and garage G-1 levels.

As of March 14, 2022, the 2115 Wisconsin Avenue Property was 99.5% leased to two investment grade rated tenants. The largest tenant at the 2115 Wisconsin Avenue Property is Directors of Georgetown College, occupying 89.2% of the NRA through February 2036. The second tenant at the 2115 Wisconsin Avenue Property is MedStar Medical Group, Gtown Hospital, occupying 10.3% of the NRA through April 2027. The 2115 Wisconsin Avenue Mortgage Loan is structured with a springing TI/LC reserve twelve months prior to the MedStar Medical Group, Gtown Hospital lease expiration (see “Escrows and Reserves” below).

Major Tenants.

Directors of Georgetown College (164,799 SF, 89.2% of NRA, 89.1% of underwritten rent). The largest tenant is Directors of Georgetown College (“Georgetown University”) (Moody’s/S&P: A3/A). Georgetown University is a private university with 9 undergraduate and graduate schools including Georgetown Law, the School of Foreign Service and a campus in Qatar. Georgetown University is the oldest Jesuit institution of higher education in the US and was founded in 1789. The school has about 17,000 undergraduate and post-graduate students from 135 countries and has an endowment of approximately $1.5 billion.

Georgetown University’s original lease at the 2115 Wisconsin Avenue Property commenced in November 1992. Georgetown University uses this space for conferencing facilities and administrative needs for its campus and endowment office. Georgetown University expanded into additional space at the 2115 Wisconsin Avenue Property with its most recent renewal in December 2019, consolidating offices from 3300 Whitehaven and 2121 Wisconsin. The current lease expires on February 29, 2036 and has either (a) one, one-year extension option with twelve months’ notice or (b) one, ten-year or two, five-year renewal options with 15-24 months’ notice. All extension options are required to be at fair market rents. Georgetown University received $900,000 as a tenant improvement allowance at renewal and expansion. Georgetown University’s lease is structured as Net of Electric (“NOE”) and the tenant currently pays a base rent of $38.36 PSF for its above grade space (107,597 SF) and $25.56 PSF for its below grade space (57,202 SF). Both are subject to 2.4% annual increases. The lease does not contain any termination or contraction options.

MedStar Medical Group, Gtown Hospital (19,078 SF, 10.3% of NRA, 10.9% of underwritten rent). MedStar Medical Group, Gtown Hospital (“MedStar Health”) (Fitch/Moody’s/S&P: BBB+/A2/A) is a not-for-profit healthcare organization in the Baltimore-Washington metro area headquartered in Columbia, Maryland. It operates 280 entities including ten hospitals in the region. MedStar Health’s areas of clinical activity include cardiology, cardiac surgery, oncology services, rehabilitation, neurosciences, orthopedic surgery, women’s services, and emergency and trauma services. As a clinical partner of Georgetown University, MedStar Health trains over 1,100 medical residents annually, employs over 32,000 associates and generates over $5.6 billion in net revenue annually.

MedStar Health has been a tenant at the 2115 Wisconsin Avenue Property since 2009 and its current lease expires on April 30, 2027, with one, five-year automatic extension, unless cancelled by the tenant with 120-180 days’ notice, and one subsequent five-year renewal option, with a 90-day notice at fair market value. The tenant currently pays a rent of $38.00 PSF with 2.75% annual increases. MedStar Health has an upcoming period of rent abatement beginning on May 1, 2022, and ending on July 31, 2022, for a total of $181,241. MedStar Health is also entitled to $381,560 of outstanding tenant improvements, which amount was reserved by the lender at loan closing. MedStar Health’s lease does not contain any termination or contraction options.

A-3-55

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

The following table presents a summary regarding the tenants at the 2115 Wisconsin Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option
Georgetown University	NR/A3/A-	164,799	89.2%	$6,264,029	89.1%	$38.01	2/29/2036	Various(3)	N
MedStar Health	BBB+/A2/A	19,078	10.3%	$766,129	10.9%	$40.16	4/30/2027	Various(4)	N
Subtotal/Wtd. Avg.		183,877	99.5%	$7,030,158	100.0%	$38.23

Vacant Space		945	0.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		184,822	100.0%	$7,030,158	100.0%	$38.23(5)

(1)	Information is based on the underwritten rent roll as of March 14, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Georgetown University has either (a) one, 12-month extension option or (b) one, ten-year or two, five-year renewal options.

(4)	MedStar Health has one, five-year automatic extension, unless cancelled by the tenant with 120-180 days’ notice, and one subsequent five-year renewal option. In addition, MedStar Health has an upcoming period of rent abatement beginning on May 1, 2022, and ending on July 31, 2022, for a total of $181,241, which has not been reserved for.

(5)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the lease rollover at the 2115 Wisconsin Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	1	19,078	$40.16	10.3%	10.3%	$766,129	10.9%	10.9%
2028	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2029	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2030	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2031	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2032	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2033 & Beyond	1	164,799	$38.01	89.2%	99.5%	$6,264,029	89.1%	100.0%
Vacant	0	945	$0.00	0.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	184,822	$38.23(2)	100.0%		$7,030,158	100.0%

(1)	Information is based on the underwritten rent roll as of March 14, 2022.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The 2115 Wisconsin Avenue Property is situated within Washington DC’s Georgetown Center, on the east side of Wisconsin Avenue Northwest at the terminus of 35th Street Northwest, in the Glover Park neighborhood just north of historic Georgetown. The area is of mixed use with a supply of residential, retail and restaurants. The 2115 Wisconsin Avenue Property is located directly next to the U.S. Naval Observatory, approximately 1.0 mile north of Georgetown University’s campus and MedStar’s Georgetown University Hospital facility. The area’s subway system, Metrorail, provides access throughout the region and the nearest subway station is Woodley Park-Zoo/Adams Morgan located on Connecticut Avenue Northwest and Woodley Road Northwest approximately 1.0 mile northeast of the 2115 Wisconsin Avenue Property. Reagan National Airport is located approximately 3.0 miles southwest of the 2115 Wisconsin Avenue Property.

The 2115 Wisconsin Avenue Property is located in the District of Columbia office market and the Uptown submarket. According to the appraisal, as of the trailing four quarters ended in the fourth quarter of 2021, the Uptown submarket had approximately 7.7 million SF of office space inventory, overall vacancy was approximately 8.3% and average asking rent was $43.42 PSF. According to the appraisal, the 2021 population within a 1-, 3- and 5-mile radius of the 2115 Wisconsin Avenue Property was 36,462, 343,803 and 773,655, respectively, and the 2021 average household income within the same radii was $203,340, $174,401, and $168,566, respectively.

A-3-56

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

The following table presents comparable office leases with respect to the 2115 Wisconsin Avenue Property:

Comparable Office Lease Summary
Property/Location	Total SF	Tenant	Term (Months)	Size (SF)	Lease Start Date	Rent PSF	Lease Type
2115 Wisconsin Avenue(1) 2115 Wisconsin Avenue Northwest Washington, DC	184,822	Georgetown University MedStar Health	96 86	164,799 19,078	Dec. 2019 Aug. 2009	$38.01 $40.16	NOE Full Service
The Miller Building 4910 Massachusetts Avenue Northwest Washington, DC	80,000	Integrated Dermatology Noojin, Gallagher, Mattison & Manning McEnearney Associates Children’s Chorus of Washington	82 89 91 72	3,136 1,313 5,695 1,023	June 2021 May 2021 April 2020 Sept. 2019	$44.50 $43.00 $49.03 $41.00	Full Service Full Service Full Service Full Service
Chevy Chase Pavilion 5335 Wisconsin Avenue Northwest Washington, DC	361,471	Strittmatter Metro Construction Kumi Construction Management	85 132	2,277 1,638	June 2021 Sept. 2020	$45.00 $44.00	Full Service Full Service
5101 Wisconsin 5101 Wisconsin Avenue Northwest Washington, DC	65,458	Old Dominion Settlements Aquila Recovery Center Cameron Ruppert Interiors	18 132 63	1,524 2,328 1,013	Jan. 2021 July 2020 March 2020	$45.00 $38.00 $41.50	Full Service Full Service Full Service
The Georgetown Building 2233 Wisconsin Avenue Northwest Washington, DC	150,315	Embassy of the Republic of Serbia	24	5,971	Oct. 2020	$36.75	Full Service
2201 Wisconsin 2201 Wisconsin Avenue Northwest Washington, DC	161,806	Embassy of Switzerland	31	15,461	Jan. 2019	$35.89	Full Service

Source: Appraisal.

(1)	Information is based on the underwritten rent roll as of March 14, 2022.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 2115 Wisconsin Avenue Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Escalations
Office Space:	$40.00	72	Full Service	2.5% per annum
Office NOE Space:	$37.50	120	Net of Electric	2.5% per annum
Storage Space:	$25.00	60	Net of Electric	2.5% per annum

A-3-57

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 2115 Wisconsin Avenue Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$7,030,159	$38.04
Other Income(3)	$392,336	$2.12
Reimbursements	$157,383	$0.85
Vacancy & Credit Loss	($166,735)	($0.90)
Effective Gross Income	$7,413,143	$40.11

Real Estate Taxes	$804,299	$4.35
Insurance	$70,390	$0.38
Other Expenses	$1,473,786	$7.97
Total Expenses	$2,348,475	$12.71

Net Operating Income	$5,064,668	$27.40
Capital Expenditures	$64,688	$0.35
TI/LC	$35,886	$0.19
Net Cash Flow	$4,964,094	$26.86

Occupancy %(4)	97.6%
NOI DSCR	2.18x
NCF DSCR	2.14x
NOI Debt Yield	9.2%
NCF Debt Yield	9.0%

(1)	Historical financial information is not available because the 2115 Wisconsin Avenue Property was recently acquired.

(2)	Gross Potential Rent includes straight-lined average rent ($717,599) for investment grade rated Georgetown University and MedStar Health.

(3)	Other Income is comprised of parking income, late fees and miscellaneous income.

(4)	Represents economic UW occupancy. The 2115 Wisconsin Avenue Property was 99.5% occupied as of March 14, 2022.

Escrows and Reserves.

Real Estate Taxes – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $179,682 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the 2115 Wisconsin Avenue Property (initially approximately $89,841 per month).

Insurance – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $6,028 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the annual estimated insurance premiums (initially approximately $6,028 per month).

Replacement Reserve – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $510,000 for replacement reserves and ongoing monthly replacement reserve deposits of approximately $5,391.

TI/LC Reserve – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $381,560 for tenant improvements and leasing commissions. In the event the MedStar Health tenant has not renewed its lease on or before April 30, 2026 (twelve months prior to the expiration of the then-current term of the MedStar Health lease), the borrower will be required to deposit into the leasing reserve account $50,000 on each of the following twelve monthly payment dates.

Lockbox and Cash Management. The 2115 Wisconsin Avenue Mortgage Loan is structured with a hard lockbox and in-place cash management. All rents or other income are required to be deposited directly by the tenants to the lockbox account, and any income from the 2115 Wisconsin Avenue Property that is received by the borrower, property manager or 2115 Wisconsin Avenue Master Tenant (through the related subordination agreement) is required to be deposited to the lockbox account. On each business day, funds are required to be transferred from the lockbox account to the lender-controlled cash management account to be disbursed according to the 2115 Wisconsin Avenue Mortgage Loan documents. Excess cash is required to be swept during the continuance of a Cash Sweep Period into a lender controlled account and held as additional collateral for the 2115 Wisconsin Avenue Mortgage Loan.

A “Cash Sweep Period” will occur during: (i) an event of default until cured, (ii) the period commencing when the debt service coverage ratio is below 1.15x (tested quarterly) for two consecutive quarters until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (iii) the period commencing when Georgetown University terminates or gives notice of its intent to terminate, or goes dark in 50% or more of its leased space, until as applicable, Georgetown University has revoked its termination or is no longer dark, or a replacement lease is entered into for the terminated or dark space with a tenant acceptable to the lender who is paying full unabated rent, or (iv) when any of S&P, Moody’s or Fitch has its long-term unsecured debt rating of the Georgetown University below BBB- (or its equivalent).

A-3-58

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. Should the borrower elect to sell the 2115 Wisconsin Avenue Property, Georgetown University, has a right of first offer to purchase and right of first refusal to purchase the 2115 Wisconsin Avenue Property at either (i) 100% of fair market value prior to the 2115 Georgetown University Property being marketed for sale, or (ii) upon receipt of any bona fide third party offer, on the same terms that match such offer to sell the 2115 Wisconsin Avenue Property. Such right of first offer and right of first refusal does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

The 2115 Wisconsin Avenue Master Tenant (with respect to the master lease established for Shari’ah compliance) has an option to purchase the 2115 Wisconsin Avenue Property (i) on and after the monthly payment date in October, 2031, and (ii) if the 2115 Wisconsin Avenue Property is damaged or destroyed in a casualty or condemnation.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 2115 Wisconsin Avenue Property together with 18 months of business income insurance plus a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-59

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

UCI Research Park
SKYWORKS SOLUTIONS
UCI APPLIED INNOVATION
ACORNS
MEDTRONIC

LPA

LPA

A-3-60

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

A-3-61

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

UCI Research Park Phases 12 & 13
5260, 5270, 5271, 5281, 5290, 5291, 5300, and 5301 California Avenue
Irvine, CA 92617
SANTA ANA
Bristol Center
Segerstrom Center for the Arts
South Coast Plaza
Bristol St.
Segerstrom Stage
The MET
Experian
Costa Mesa Fwy
55
405
LAX 38 miles
Univ. of Phoenix Southern CA Campus
Red Hill Ave.
John Wayne Orange County Airport
Pacific College
73
Costa Mesa
Lyon Air Museum
UCI Health Susan Samueli Center
Campus Dr.
Newport Beach GC
Santa Ana Ave.
Irvine Ave.
Newport Beach Vineyards & Winery
USAA Real Estate
MacArthur Blvd.
Bayview Park
Upper Newport Bay
Jamboree Rd.
Bonita Creek Park
Eastbluff Village Ctr.
Newport North Shopping Centre
Mazda North America
MacArthur Blvd.
Alton Pkwy.
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
Von Karman Ave.
The Square
MAIN PLAZA
Main St.
TJ Maxx Regional Office
Ultimate Software
The Irvine Museum Collection
Western Digital
Michelson Dr.
B Braun Medical Inc.
Jamboree Rd.
The District
261
Barranca Pkwy.
Bill Barber Mem. Park
Warner Ave
Harvard Ave.
Culver Plaza
Culver Dr.
Westpark
Crossroads Shopping Mall
Westpark Plaza
Woodbridge Village Center
Yale Loop
Alton Pkwy.
Harvard Place
San Diego Fwy
Culver Dr.
Woodbridge
Yale Loop
IRVINE
Jazz Semiconductor
Campus Dr.
Rancho San Joaquin Golf Course
Harvard Ave.
San Diego Creek
University Park Ctr.
University Park
Michelson Dr.
Google
University Dr.
William R. Mason Regional Park
Parkview Center
Concordia University-Irvine
Strawberry Farms Golf Course
Cicerone Field
University Dr.
Anteater Stadium
University Center
The Chicago School of Professional Psychology
UCI Student Center
Irvine Barclay Theatre
Campus Dr.
Turtle Rock Dr.
UNIVERSITY RESEARCH PARK
Bren Events Center
Langson Library
Anteater Recreation Center
BIOMED RESEARCH PARK
Cisco
Intel
University of California - Irvine
Culver Dr.
Anteater Dr.
ORANGE COUNTY
Skyworks Solutions
Bonita Canyon Dr.
Big Canyon
Bonita Canyon Dr.
Irvine Farmers Market
Turtle Ridge
Upper Newport Bay Ecological Preserve
San Joaquin Hills Rd.
Big Canyon Country Club
MacArthur Blvd.
Newport Beach
Pacific Life
Jamboree Rd.
Fashion Island
Irvine Company
San Miguel Dr.
San Joaquin Reservoir
Newport Beach Country Club
Bayside Shopping Ctr.
Newport Beach Civic Center
Newport Coast
San Joaquin Hills Rd.
Balboa Island
Corona Del Mar Plaza
Newport Bay
Corona Del Mar
Marguerite Ave.
Coast Hwy.
SAN JOAQUIN HILLS
Balboa Peninsula
The Wedge
1
Ocean North-Pelican Hill Golf Course
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Torrance
Fullerton
ANAHEIM
LONG BEACH
Orange
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

A-3-62

Mortgage Loan No. 7 – UCI Research Park Phases 12 & 13

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Irvine, CA 92617
Original Balance(1):	$50,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.3%			Title Vesting:	Leasehold
Loan Purpose:	Recapitalization			Year Built/Renovated:	2007 / 2019
Borrower Sponsor:	The Irvine Company LLC			Size:	686,276 SF
Guarantor:	Spectrum Office Properties LLC			Cut-off Date Balance Per SF(1):	$219
Mortgage Rate:	3.1260%			Maturity Date Balance Per SF(1):	$219
Note Date:	2/4/2022			Property Manager:	Irvine Management Company
First Payment Date:	4/1/2022				(borrower-related)
Maturity Date:	3/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(3)
Original Amortization Term:	0 months			UW NOI:	$18,212,655
IO Period:	120 months			UW NOI Debt Yield(1):	12.1%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	12.1%
Prepayment Provisions:	L(26),DorYM1(89),O(5)			UW NCF DSCR(1):	3.66x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$19,063,666 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(4):	$16,911,432 (6/30/2021)
Additional Debt Balance(1):	$100,000,000			3rd Most Recent NOI(4):	$10,787,004 (6/30/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(4):	100.0% (1/26/2022)
Reserves(2)				2nd Most Recent Occupancy(4):	74.0% (6/30/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	17.0% (6/30/2019)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$300,000,000 (1/6/2022)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$437
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.0%
TI/LC Reserve:	$0	Springing	$2,000,000	Maturity Date LTV Ratio(1):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$150,000,000	100.0%	Return of Equity(5):	$149,302,452	99.5%
			Closing Costs:	$697,548	0.5%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the UCI Research Park Phases 12 & 13 Whole Loan (as defined below).

(2)	See “Escrows and Reserves” below for further discussion of reserve information. The borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of certain monthly reserves.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the UCI Research Park Phases 12 & 13 Whole Loan more severely than assumed in the underwriting of the UCI Research Park Phases 12 & 13 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The UCI Research Park Phases 12 & 13 Property (as defined below) was originally built-to-suit for a single tenant, Broadcom Inc., who vacated in 2018 after acquiring and developing its own campus. After investing approximately $54.9 million to reposition the UCI Research Park Phases 12 & 13 Property for multi-tenant use, which improvements were completed in 2019, the borrower sponsor re-leased the UCI Research Park Phases 12 & 13 Property to 100.0% occupancy since 2019.

(5)	The borrower sponsor developed the UCI Research Park Phases 12 & 13 Property in 2007 and maintains an estimated cost basis of $199.5 million.

The Mortgage Loan. The seventh largest mortgage loan (the “UCI Research Park Phases 12 & 13 Mortgage Loan”) is part of a whole loan that is evidenced by three pari passu promissory notes, with an aggregate original principal balance of $150,000,000 (together, the “UCI Research Park Phases 12 & 13 Whole Loan”). The UCI Research Park Phases 12 & 13 Whole Loan is secured by a first priority leasehold mortgage encumbering a 686,276 SF office property located in Irvine, California (the “UCI Research Park Phases 12 & 13 Property”). The UCI Research Park Phases 12 & 13 Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $50,000,000. Notes A-1 and A-3 were contributed to the BANK 2022-BNK40 securitization trust. The UCI Research Park Phases 12 & 13 Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK40 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

UCI Research Park Phases 12 & 13 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BANK 2022-BNK40	Yes
A-2	$50,000,000	$50,000,000	BANK 2022-BNK41	No
A-3	$20,000,000	$20,000,000	BANK 2022-BNK40	No
Total	$150,000,000	$150,000,000

A-3-63

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

The Borrower and the Borrower Sponsor. The borrower is URP XII XIII LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is The Irvine Company LLC, a private real estate developer, operator and investor headquartered in Newport Beach, California. The Irvine Company LLC developed the UCI Research Park Phases 12 & 13 Property in 2007 and maintains an estimated cost basis of $199.5 million. The non-recourse carveout guarantor is Spectrum Office Properties LLC, an affiliate of the borrower sponsor.

The Property. The UCI Research Park Phases 12 & 13 Property consists of eight single- and multi-tenant office buildings, including two four-story buildings and six, three-story buildings for a total of 686,276 SF, located in Irvine, California. The UCI Research Park Phases 12 & 13 Property is part of the broader 185-acre University of California Irvine Research Park (“UCIRP”), which includes 36 buildings and approximately 2.2 million rentable SF of office and R&D facilities, which is approximately 89% leased and includes approximately 75 companies. The non-collateral buildings comprising UCIRP are also owned by the borrower sponsor. Just north of the UCI Research Park Phases 12 & 13 Property is John Wayne Airport and the Irvine Business Center.

The borrower sponsor initially developed the UCI Research Park Phases 12 & 13 Property in 2007 as a build to suit for Broadcom Inc., which occupied the project as its headquarters for over 10 years. After acquiring land in 2015 and developing its own campus, Broadcom Inc. vacated the UCI Research Park Phases 12 & 13 Property in 2018. Following Broadcom Inc.’s departure, the borrower sponsor commenced a $33.5 million reinvestment project to competitively position the project for multi-tenant use. The enhancements included a new one-acre central open-air venue, a conference and presentation space, a new food hall, a premium fitness center, upgrades to existing courtyards, new building entries and lobbies, indoor/outdoor connections to customer spaces and the addition of 141 parking stalls (bringing total parking to 2,405 spaces (3.5 spaces/1,000 SF)). The borrower sponsor invested an additional $21.4 million in operating capital to fund the balance of the project costs including code-required restrooms and stairwell upgrades, electrical room configuration, building system improvements, site landscaping, ADA improvements and exterior signage to accommodate multi-tenancy. The improvements were completed in 2019, and the entire UCI Research Park Phases 12 & 13 Property has since been re-leased to 100.0% occupancy. As of January 26, 2022, the UCI Research Park Phases 12 & 13 Property was 100.0% leased to a diverse roster of 25 tenants, with no tenant occupying more than 14.9% of NRA or representing more than 13.6% of underwritten rent.

The borrower’s interest in the UCI Research Park Phases 12 & 13 Property is a leasehold interest under a long-term ground lease with The Regents of the University of California. The ground lease has 54 years remaining, fully extended, and expires in April 2076. See “Ground Lease” below.

Major Tenants.

Covidien LP (102,001 SF, 14.9% of NRA, 13.6% of underwritten base rent). Covidien LP operates as a manufacturer of surgical appliances and supplies and is owned by Medtronic PLC (NYSE: MDT; Moody’s: A3). Since April 2019, Covidien LP has occupied 102,001 SF at the UCI Research Park Phases 12 & 13 Property on a lease that expires in April 2026, with one, five-year renewal option. Covidien LP does not have any early termination rights.

Acorns Grow Incorporated (91,136 SF, 13.3% of NRA, 13.2% of underwritten base rent). Founded in 2012, Acorns Grow Incorporated is a financial technology company that provides basic banking services and promotes incremental and passive investing through the use of robo-advisors. Acorns Grow Incorporated allows members to invest in ETFs, fund an IRA, and provides basic banking services. Since January 2019, Acorns Grow Incorporated has occupied 91,136 SF at the UCI Research Park Phases 12 & 13 Property on a lease that expires in January 2026, with one, five-year renewal option. Acorns Grow Incorporated has a one-time option to terminate its lease on January 21, 2024, with 12 months’ notice and payment of a termination fee equal to four months’ rent plus unamortized tenant improvements, leasing commissions, rent abatements and occupancy concessions received. Acorns Grow Incorporated currently subleases the 4th floor of its premises encompassing 22,784 SF to Comcast Cable Communications Management, LLC, under a sublease that commenced on October 1, 2021 and is coterminous with, and for the same rent as, the Acorns Grow Incorporated lease.

Skyworks Solutions, Inc. (91,136 SF, 13.3% of NRA, 13.1% of underwritten base rent). Founded in 1962, Skyworks Solutions, Inc. (NASDAQ: SWKS; S&P: BBB-/Moody’s: Ba1/Fitch: BBB+) manufactures semiconductors for use in radio frequency and mobile communications systems. Since December 2019, Skyworks Solutions, Inc. has occupied 91,136 SF at the UCI Research Park Phases 12 & 13 Property on a lease that expires in November 2029, with one, five-year renewal option. Skyworks Solutions, Inc. has a one-time termination option, effective June 30, 2026, with 12 months’ notice and payment of five months’ rent plus unamortized tenant improvements, leasing commissions, rent abatements and occupancy concessions received. Skyworks Solutions, Inc. also occupies an additional 126,880 SF within UCIRP at non-collateral buildings 5211 California Avenue and 5221 California Avenue.

A-3-64

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the UCI Research Park Phases 12 & 13 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Covidien LP	NR/A3/NR	102,001	14.9%	$3,047,784	13.6%	$29.88	4/30/2026	1 x 5 yr	N
Acorns Grow Incorporated(3)	NR/NR/NR	91,136	13.3%	$2,952,816	13.2%	$32.40	1/31/2026	1 x 5 yr
Skyworks Solutions, Inc.	BBB+/Ba1/BBB-	91,136	13.3%	$2,930,928	13.1%	$32.16	11/30/2029	1 x 5 yr
The Regents of the University(6)	AA/Aa2/AA	84,896	12.4%	$2,394,060	10.7%	$28.20	11/30/2029	1 x 5 yr
LPA, Inc.	NR/NR/NR	55,450	8.1%	$1,769,964	7.9%	$31.92	3/31/2026	2 x 3 yr
Subtotal/Wtd. Avg.		424,619	61.9%	$13,095,552	58.6%	$30.84

Other Tenants(9)		261,657	38.1%	$9,246,708	41.4%	$35.34
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		686,276	100.0%	$22,342,260	100.0%	$32.56

(1)	Information is based on the underwritten rent roll dated January 26, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Acorns Grow Incorporated is currently subleasing the 4th floor of its premises (22,784 SF) to Comcast Cable Communications Management, LLC, which sublease is coterminous with, and for the same rent as, the Acorns Grow Incorporated lease.

(4)	Acorns Grow Incorporated has a one-time option to terminate its lease effective January 21, 2024, with 12 months’ notice and payment of a termination fee.

(5)	Skyworks Solutions, Inc. has a one-time option to terminate its lease effective June 30, 2026, with 12 months’ notice and payment of a termination fee.

(6)	The Regents of the University is affiliated with the ground lessor. See “Ground Lease” below.

(7)	The Regents of the University has a one-time option to terminate its lease effective November 18, 2026, with 12 months’ notice and payment of a termination fee.

(8)	LPA, Inc. has a one-time option to terminate its lease effective March 22, 2024, with 12 months’ notice and payment of a termination fee.

(9)	Other Tenants include borrower sponsor affiliated space including Herb & Ranch (4,882 SF), fitness center (4,522 SF) and conference center (4,156 SF).

The following table presents certain information relating to the lease rollover schedule at the UCI Research Park Phases 12 & 13 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	2,437	$35.28	0.4%	0.4%	$85,980	0.4%	0.4%
2023(3)	5	25,447	$42.37	3.7%	4.1%	$1,078,212	4.8%	5.2%
2024	2	7,408	$34.92	1.1%	5.1%	$258,692	1.2%	6.4%
2025	2	5,168	$35.54	0.8%	5.9%	$183,648	0.8%	7.2%
2026	8	357,393	$31.92	52.1%	58.0%	$11,409,466	51.1%	58.3%
2027(4)	3	70,224	$33.77	10.2%	68.2%	$2,371,230	10.6%	68.9%
2028	0	0	$0.00	0.0%	68.2%	$0	0.0%	68.9%
2029	4	218,199	$31.87	31.8%	100.0%	$6,955,032	31.1%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	25	686,276	$32.56	100.0%		$22,342,260	100.0%

(1)	Information is based on the underwritten rent roll dated January 26, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Leases expiring include borrower sponsor affiliated space including a fitness center (4,522 SF, underwritten rent of $46.56 PSF) and conference center (4,156 SF, underwritten rent of $1).

(4)	Leases expiring include borrower sponsor affiliated space Herb & Ranch (4,882 SF, underwritten rent of $46.32 PSF).

A-3-65

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

COVID-19 Update. As of February 4, 2022, the UCI Research Park Phases 12 & 13 Property is open and operating. There are no outstanding rent relief requests.

The Market. The UCI Research Park Phases 12 & 13 Property is located in the City of Irvine and is considered a suburban location within Orange County. Primary access to the UCI Research Park Phases 12 & 13 Property is provided by the San Diego (405) Freeway and the Santa Ana (5) Freeway which bisect the city. The 73 Toll Road is located adjacent to the UCI Research Park Phases 12 & 13 Property and runs in a north/south direction. The land use in the immediate area is primarily office and residential uses. To the north is University of California Irvine followed by the San Joaquin Marsh and multi-family housing. A mix of office and retail uses are located farther north followed by the San Diego (405) Freeway.

According to a third party market research report dated November 15, 2021, office rents in Orange County offer tenants a discount to other Southern California markets. Rents are approximately 20% less expensive than the Los Angeles market and are slightly lower than the San Diego market. Average asking office rent in Orange County is $31.00 PSF per year, compared with the national average of $34.00 PSF per year.

According to the appraisal, the estimated 2021 population within a 1-, 3- and 5-mile radius of the UCI Research Park Phases 12 & 13 Property was 14,712, 115,607 and 327,132, respectively, and the estimated 2021 average household income within the same radii was $177,460, $168,435 and $148,270, respectively.

The following table presents recent office leasing data at comparable properties with respect to the UCI Research Park Phases 12 & 13 Property:

Comparable Property Summary
Property Name Address	Year Built/Renovated	Tenant	Lease Date / Term (yrs)	Lease Size (SF)	Annual Base Rent PSF (NNN)	Annual Escalations	Free Rent	TI PSF
UCI Research Park XI(1) 5201-5251 California Avenue	2001 / NAP	California Pacific Homes	Aug-21 / 3.0	5,171	$27.00	3.50%	NAP	$26.00
UCI Research Park, Phase 5(1) 111 Theory	1999 / NAP	Bridge Diagnostics	Aug-21 / 7.0	26,987	$27.00	4.50%	NAP	$70.00
UCI Research Park, Phase 8(1) 131 Innovation	2000 / NAP	Opentrons Labworks	Jun-21 / 7.0	8,925	$27.60	Fixed	3 months	$30.00
Intersect (Irvine, CA) 17875 & 17877 Von Karman Avenue 17872 & 17838 Gillette Avenue	1987 / 2018	RPMG Management Services	Oct-21 / 10.8	9,957	$43.20	Fixed	3 months	NAP
		David Son, DDS	Jun-21 / 10.7	2,402	$42.00	4.00%	4 months	$135.00
The Boardwalk 18565 & 18575 Jamboree Road	2017 / NAP	Velocityitek	Aug-21 / 5.3	6,258	$60.00(2)	3.00%	3-5 months	NAP
Spectrum Terrace - Phase 2 17400, 17500, 17520, 17600 Laguna Canyon Road	2020 / NAP	Fisher & Paykel Healthcare	Apr-21 / 7.0	29,673	$42.00	3.00%	6 months	$80.00
		TGS Management	Mar-21 / 10.1	114,781	$41.76	3.00%	6 months	$75.00
		CoStar	Feb-21 / 10.1	114,781	$39.60	3.00%	8 months	$60.00

Source: Appraisal

(1)	Owned by the borrower sponsor.

(2)	Annual Base Rent PSF is Full Service.

The following table presents certain information relating to the appraisal’s market rent conclusion for the UCI Research Park Phases 12 & 13 Property:

Market Rent Summary
Office
Market Rent (PSF)	$29.40 NNN
Lease Term (Years)	7
Rent Increase Projection	3.50% per annum

A-3-66

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

The following table presents recent comparable office sales data with respect to the UCI Research Park 12 & 13 Property:

Comparable Office Sales
Property Name Address	Year Built/Renovated	Total NRA (SF)	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
1, 3 and 5 Glen Bell Way	2001 / 2009	273,180	100%	Aug-21	$159,000,000 / $582	5.70%
2600 Olive 2600 West Olive Avenue	1986 / NAP	151,028	97%	Nov-21	$90,500,000 / $599	4.75%
Glaukos Headquarters 26600, 26650 & 26700 Aliso Viejo Parkway	1999 / NAP	159,746	100%	Jun-20	$77,000,000 / $482	5.83%
Broadcom Corporate Campus 15101 and 15191 Alton Parkway	2018 / NAP	660,893	100%	Aug-20	$355,000,000 / $537	5.25%
Burbank Empire Center 2350-2400 West Empire Avenue	2002 / NAP	233,909	100%	Jul-21	$106,660,000 / $456	5.40%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the UCI Research Park Phases 12 & 13 Property:

Cash Flow Analysis
	2020(1)	2021(1)	12/31/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$13,675,846	$19,446,986	$20,760,102	$23,047,797	$33.58
Reimbursements	$3,487,679	$3,770,679	$4,259,902	$4,391,704	$6.40
Other Income(3)	$595,399	$1,222,982	$1,047,977	$1,048,284	$1.53
(Vacancy & Concessions)(4)	($49,491)	$15,771	$313,534	($1,371,975)	($2.00)
Effective Gross Income	$17,709,433	$24,456,418	$26,381,515	$27,115,810	$39.51

Real Estate Taxes	$1,532,366	$1,500,204	$1,441,684	$1,539,900	$2.24
Insurance	$144,022	$144,964	$146,746	$147,221	$0.21
Ground Rent(5)	$2,920,180	$3,063,754	$2,920,180	$3,543,334	$5.16
Other Operating Expenses	$2,325,861	$2,836,064	$2,809,239	$3,672,700	$5.35
Total Operating Expenses	$6,922,429	$7,544,986	$7,317,849	$8,903,155	$12.97

Net Operating Income	$10,787,004	$16,911,432	$19,063,666	$18,212,655	$26.54
Replacement Reserves	$0	$0	$0	$116,667	$0.17
TI/LC	$0	$0	$0	$686,276	$1.00
Net Cash Flow	$10,787,004	$16,911,432	$19,063,666	$17,409,712	$25.37

Occupancy %	74.0%	100.0%	100.0%	94.0%(4)
NOI DSCR(6)	2.27x	3.56x	4.01x	3.83x
NCF DSCR(6)	2.27x	3.56x	4.01x	3.66x
NOI Debt Yield(6)	7.2%	11.3%	12.7%	12.1%
NCF Debt Yield(6)	7.2%	11.3%	12.7%	11.6%

(1)	Represents trailing 12 months as of June 30 for each respective year. Historical occupancies are as of calendar year-end.

(2)	UW Gross Potential Rent includes contractual rent steps through February 1, 2023 ($545,356) and straight line averaged rent for Skyworks Solutions, Inc. ($386,539) and The Regents of the University ($318,999).

(3)	Other Income includes late fees, after hours HVAC, tenant coordination, charging station income and other miscellaneous income.

(4)	Historical Vacancy & Concessions represents bad debt write-offs net of recoveries. The UCI Research Park Phases 12 & 13 Property is 100.0% occupied as of January 26, 2022.

(5)	UW Ground Rent is based on the average estimated ground rent during the loan term. The borrower provided the estimated ground rent increase for May 2022 which equates to an implied consumer price index (“CPI”) of 3.00% per annum for the five years preceding the rent increase. The same CPI increase was assumed for the second ground rent increase during the loan term. The two ground rent increases occur in May 2022 and May 2027.

(6)	Debt service coverage ratios and debt yields are based on the UCI Research Park Phases 12 & 13 Whole Loan.

A-3-67

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Trap Event Period (as defined below) or (ii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Trap Event Period or (ii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Replacement Reserve – During a Cash Trap Event Period, the borrower is required to deposit monthly $14,295 to a reserve for replacements to the UCI Research Park Phases 12 & 13 Property. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

TI/LC Reserve – During a DSCR Trigger Event Period (as defined below), the borrower is required to deposit monthly $57,189 for future tenant improvements and leasing commissions, subject to a cap of $2,000,000. In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

A “DSCR Trigger Event Period” will commence upon the date, tested quarterly, that the debt service coverage ratio is less than 1.15x and will expire on the date, tested quarterly, that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The UCI Research Park Phases 12 & 13 Whole Loan is structured with a hard lockbox and springing cash management. All rents from the UCI Research Park Phases 12 & 13 Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the UCI Research Park Phases 12 & 13 Whole Loan documents. During a Cash Trap Event Period all excess cash is required to be held by the lender as additional security for the UCI Research Park Phases 12 & 13 Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items.

A “Cash Trap Event Period” will (a) commence upon (i) the occurrence of an event of default or (ii) the date, tested quarterly, that the debt service coverage ratio is less than 1.10x and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, or (ii) with respect to clause (a)(ii), the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The UCI Research Park Phases 12 & 13 Property also secures Notes A-1 and A-3 (the “UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans”), which have a Cut-off Date principal balance of $100,000,000. The UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the UCI Research Park Phases 12 & 13 Mortgage Loan. The UCI Research Park Phases 12 & 13 Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans. The holders of the UCI Research Park Phases 12 & 13 Mortgage Loan and the UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the UCI Research Park Phases 12 & 13 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. The borrower’s interest in the UCI Research Park Phases 12 & 13 Property is a leasehold interest under a long-term ground lease with The Regents of the University of California. The ground lease has 54 years remaining, fully extended, and expires in April 2076. The ground lease payment is readjusted per the CPI every five years (the next adjustment is May 2022) and is based upon the change in the CPI between adjustment dates. The CPI increase is floored at 2.25% and capped at 4.25%. Every 20 years the ground lease payment is readjusted per an appraisal with the next adjustment occurring in May 2041. Per the reappraisal ground lease adjustment, ground lease payments are required to be adjusted (increased or decreased) to 8% of the fair market value as determined by a written agreement of fair market value or an appraisal of the value of the land as if vacant and entitled for the uses and densities as contemplated by the development plan.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the UCI Research Park Phases 12 & 13 Property at the time with respect to the property and business interruption policies (excluding the terrorism, named storm and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

A-3-68

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A-3-69

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

COACH
LOFT
COACH
POLO RALPH LAUREN

LOFT

COACH

TORY BURCH

POLO RALPH LAUREN

A-3-70

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

A-3-71

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

Norfolk Premium Outlets
1600 Premium Outlets Boulevard
Norfolk, VA 23502
Chesapeake Bay
Naval Station Norfolk
Ocean View Ave
East Beach Shoppes
Joint Expeditionary Base Little Creek - Fort Story
Little Creek
Partra
Southern Shopping Center
E. Little Creek Rd
Little Creek Plaza
Little Creek East Shopping Center
Shore Dr
Lake Whitehurst
Norfolk Botanical Gardens
Hampton Roads Beltway
Thole St
Military Hwy
Azalea Garden Rd
Granby St
Lakewood
Bon Secours DePaul Medical Center
Bromley Shopping Center
Norfolk International Airport
Little Creek Reservoir
Northampton Blvd
Lakewood Park
Willow Wood Dr
Tidewater Dr
Chesapeake Blvd
Fairmont Park
Greenwood
Culinary Institute of Virginia
Baker Rd
Diamond Springs Rd
Cypress Point Country Club
Virginia Zoological Park
Lafayette Blvd
NORFOLK
Wesleyan Dr
Virginia Wesleyan College
Newtown Rd
Barraud Park
JANAF Shopping Yard
VIRGINIA BEACH
Monticello Ave
Church St
Princess Anne Rd
NORFOLK INDUSTRIAL PARK
Virginia Beach Blvd
Military Crossing
VA Bch Blvd
Scope Arena
Chrysler Hall
Military Circle Mall
Downtown Virginia Beach 10 miles
Downtown
Ventosa
Norfolk-Virginia Beach Expwy
MacArthur Center
Norfolk State University
BALLENTINE/ BROAD CR.
INGLESIDE ROAD
MILITARY HWY
TIDE LIGHT RAIL
NEWTOWN ROAD
Harbor Park Stadium
Elizabeth River
Campostella Rd
Berkley
Berkley Ave
Indian River Rd
22nd St
Indian River Shopping Center
College Park Square
Chesapeake
Atlantic Ave
Providence Rd
Poquoson
Hampton
Chesapeake Bay
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake
Pungo

A-3-72

Mortgage Loan No. 8 – Norfolk Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Norfolk, VA 23502
Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2017 / NAP
Borrower Sponsor:	Simon Property Group, L.P.			Size:	332,281 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$226
Mortgage Rate:	4.5000%			Maturity Date Balance PSF(1):	$193
Note Date:	3/9/2022			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	5/1/2022				(borrower-related)
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	360 months			UW NOI:	$9,292,647
IO Period:	24 months			UW NOI Debt Yield(1):	12.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	14.5%
Prepayment Provisions(2):	L(25),D(89),O(6)			UW NCF DSCR(1):	1.88x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,114,056 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(5):	$6,932,137 (12/31/2020)
Additional Debt Balance(1):	$25,000,000			3rd Most Recent NOI:	$7,983,029 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(6):	81.5% (2/15/2022)
Reserves(3)				2nd Most Recent Occupancy(6):	89.0% (11/30/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	86.1% (12/31/2020)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$129,000,000 (2/25/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$388
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.1%
TI/LC Reserve:	$0	$55,380	$2,658,248	Maturity Date LTV Ratio(1):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$75,000,000	73.3%	Loan Payoff:	$101,763,070	99.4%
Borrower Equity:	$27,344,632	26.7%	Closing Costs:	$581,562	0.6%
Total Sources:	$102,344,632	100.0%	Total Uses:	$102,344,632	100.0%

(1)	The Norfolk Premium Outlets Mortgage Loan (as defined below) is part of the Norfolk Premium Outlets Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $75,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Norfolk Premium Outlets Whole Loan.

(2)	Defeasance of the Norfolk Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Norfolk Premium Outlets Whole Loan to be securitized and (b) September 1, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in May 2022.

(3)	See “Escrows and Reserves” below for further discussion of reserve information. The borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of certain monthly reserves.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Norfolk Premium Outlets Whole Loan more severely than assumed in the underwriting of the Norfolk Premium Outlets Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	The Norfolk Premium Outlets Property (as defined below) was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

(6)	The Norfolk Premium Outlets Property was 89.8% occupied as of February 15, 2022, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.

The Mortgage Loan. The eighth largest mortgage loan (the “Norfolk Premium Outlets Mortgage Loan”) is part of a whole loan (the “Norfolk Premium Outlets Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000 and secured by a first priority fee mortgage encumbering a 332,281 SF retail outlet center located in Norfolk, Virginia (the “Norfolk Premium Outlets Property”). The Norfolk Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Column Financial, Inc. The Norfolk Premium Outlets Mortgage Loan, with an aggregate original principal amount of $50,000,000, is evidenced by the controlling Note A-1 and the non-controlling Note A-2. The non-controlling Note A-3 with an original principal amount of $25,000,000 (the “Norfolk Premium Outlets Serviced Pari Passu Companion Loan”), is currently held by Column Financial, Inc. The Norfolk Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK41 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Norfolk Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	BANK 2022-BNK41	Yes
A-2	$25,000,000	$25,000,000	BANK 2022-BNK41	No
A-3	$25,000,000	$25,000,000	Column Financial, Inc.	No
Total	$75,000,000	$75,000,000

A-3-73

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The Borrower and the Borrower Sponsor. The borrower is Norfolk Premium Outlets, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The equity ownership in the borrower, is held by Simon Norfolk Member, LLC (65.0%) and LSG-POP Virginia, LLC (35.0%). Simon Norfolk Member, LLC, is wholly owned by Simon Property Group, L.P and LSG-POP Virginia, LLC is owned by The Lightstone Group.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon owns shopping, dining, entertainment and mixed-use destinations, with properties across North America, Europe and Asia. Simon is an S&P 100 company, publicly traded under the ticker “SPG”, and rated A3/A- by Moody’s/S&P. As of December 31, 2021, Simon owned or had an interest in 232 properties comprising 186 million SF in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2021, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of December 2021, Simon has an equity market capitalization of over $60 billion. Simon’s liability as the non-recourse carveout guarantor is limited to 20% ($15,000,000) of the original principal amount of the Norfolk Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Norfolk Premium Outlets Mortgage Loan. Simon is also a borrower sponsor for the Silver Sands Premium Outlets Mortgage Loan also included in the BANK 2022-BNK41 securitization trust.

The Lightstone Group is a privately held real estate investment company which owns and operates a diversified portfolio of multifamily, office, industrial, hotel, and retail properties. The company’s current portfolio encompasses 167 properties across 25 states with investments in residential, hospitality, retail and industrial assets. The company’s $1.4 billion portfolio currently includes some 6.0 million SF of office, retail and industrial commercial properties, 23,000 residential units and 4,300 keys. The company was founded by David Lichtenstein in 1988 and is headquartered in New York City. Transfers of the Norfolk Premium Outlets Property or any controlling or majority interest in the borrower to David Lichtenstein, his family or any entity majority owned or controlled by David Lichtenstein (collectively, the “DL Group”) are expressly prohibited and none of the DL Group is qualified to qualify as a replacement guarantor.

The Property. The Norfolk Premium Outlets Property is a 332,281 SF retail outlet center located in Norfolk, Virginia. The Norfolk Premium Outlets Property is comprised of seven buildings situated on 50.39 acres. Parking is provided by 1,990 surface spaces, equating to a ratio of 5.99 spaces per 1,000 SF of NRA. The Norfolk Premium Outlets Property was originally developed by a partnership with Simon and The Lightstone Group and since completion in 2017, ownership has invested approximately $6.4 million in the Norfolk Premium Outlets Property in various capital improvements including roofing, signage, HVAC, security equipment, furniture and fixtures, maintenance equipment, sprinkler systems and storm water drainage and remediation.

Historical occupancy at the Norfolk Premium Outlets Property has averaged 86.6%, including RDP tenants, over the last four years (2018-2021). As of February 15, 2022, the Norfolk Premium Outlets Property was 81.5% occupied by a granular rent roll consisting of 59 unique tenants (89.8% occupied including 10 RDP tenants), with no single tenant occupying more than 6.0% of NRA or contributing more than 4.7% of underwritten rent. The 10 largest tenants at the Norfolk Premium Outlets Property account for less than 32% of the underwritten rent. The Norfolk Premium Outlets Property is anchored by H&M, Nike Factory Store, Old Navy, Polo Ralph Lauren and Under Armour, and is home to many national brands including Adidas Clearance Center, Columbia Sportswear, Gap Outlet, The North Face, Kate Spade and Coach, as well as an indoor food court.

As of the trailing-12 months ending December 31, 2021, the Norfolk Premium Outlets Property generated total sales of approximately $140.1 million which is approximately 33.8% higher than 2020 sales and 22.2% higher than 2019 sales. Over the same time period, inline tenants with less than 10,000 SF generated sales of $528 PSF (at an occupancy cost of 9.3%). As of TTM December 2021, several tenants generated higher sales figures compared to 2019 sales including H&M ($240 PSF, 39.6% increase), Crocs ($1,724 PSF, 192.7% increase), Steve Madden ($446 PSF, 93.2% increase), Kay Jewelers Outlet ($1,823 PSF, 89.1% increase), A/X Armani Exchange ($419 PSF, 76.6% increase), Bath & Body Works/White ($1,466 PSF, 75.6% increase), and Rack Room Shoes ($339 PSF, 50.4% increase), among others.

The following table contains sales history for the Norfolk Premium Outlets Property:

Tenant Sales History(1)
	2018	2019	2020(2)	2021
Sales PSF (Inline < 10,000 SF)	$397	$424	$398	$528
Occupancy Cost (Inline < 10,000 SF)	11.2%	11.0%	11.3%	9.3%
Total Mall Sales	$106,639,875	$114,588,306	$104,722,668	$140,140,267
Total Mall Sales PSF	$408	$436	$396	$535

(1)	Information is as of December 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

A-3-74

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The following table contains anchor and major tenant sales history for the Norfolk Premium Outlets Property:

Major Tenant Sales History(1)
Tenant	SF	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF(2)	2021 Sales PSF
H&M	20,084	$154	$172	$172	$240
Nike Factory Store	14,000	$659	$755	$580	$835
Old Navy	11,244	$449	$490	$403	$557
Polo Ralph Lauren	10,200	$536	$596	$509	$749
Under Armour	10,000	$501	$518	$436	$582
Adidas Clearance(3)	9,376	$0	$0	$400	$393
Columbia Sportswear	8,900	$316	$311	$231	$305
Gap Outlet	7,800	$306	$311	$297	$382
Quiet Storm Surf Shop	7,500	$185	$231	$250	$390
Tommy Hilfiger	7,500	$343	$371	$310	$323

(1)	Information is as of December 31, 2021, as provided by the borrower sponsor.

(2)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

(3)	The lease for Adidas Clearance commenced in May 2020.

Major Tenants.

H&M (20,084 SF, 6.0% of NRA, 4.6% of underwritten base rent). H&M is a Swedish multinational clothing company headquartered in Stockholm that sells a variety of trendy, sporty, and classic garments in addition to accessories such as jewelry, bags, scarves, and cosmetics. The company operates in 75 markets with more than 4,800 stores under the various company brands. H&M occupies 20,084 SF at the Norfolk Premium Outlets Property under a lease expiring on January 31, 2029 with two, five-year extension options. H&M has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, H&M is paying 9% of sales in lieu of rent. H&M reported sales at the Norfolk Premium Outlets Property of $240 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $172, $172, and $154 for 2020, 2019 and 2018, respectively.

Nike Factory Store (14,000 SF, 4.2% of NRA, 3.0% of underwritten base rent). Nike Factory Store (“Nike”) (NYSE: NKE), founded in 1964 and headquartered in Beaverton, Oregon, is the largest seller of athletic footwear and athletic apparel in the world with approximately 73,300 employees as of May 31, 2021. Nike is currently rated “A1” by Moody’s and “AA-” by S&P. Nike occupies 14,000 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with one, five-year extension option. Nike has been a tenant at the Norfolk Premium Outlets Property since 2017. The lease provides for a rental rate of $19.87 PSF effective July 2022, with 2% annual increases each July. Nike reported sales at the Norfolk Premium Outlets Property of $835 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $580, $755, and $659 for 2020, 2019 and 2018, respectively.

Old Navy (11,244 SF, 3.4% of NRA, 4.1% of underwritten base rent). Old Navy is a family clothing store offering items under its own brand name at discounted prices. Founded in 1994, Old Navy has grown to more than 1,010 stores throughout the United States and Canada. Old Navy is owned by Gap Inc. (NYSE: GPS). Gap is currently rated “Ba2” by Moody’s and “BB” by S&P. Old Navy occupies 11,244 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with no extension options. Old Navy has been a tenant at the Norfolk Premium Outlets Property since 2017. The lease provides for a rental rate of $22.08 PSF effective July 2022, with 2% annual increases each July. In addition, Old Navy is paying percentage rent of 6% of annual sales over a $4.1 million breakpoint. Old Navy reported sales at the Norfolk Premium Outlets Property of $557 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $403, $490, and $449 for 2020, 2019 and 2018, respectively.

Polo Ralph Lauren (10,200 SF, 3.1% of NRA, 2.5% of underwritten base rent). Polo Ralph Lauren (“Polo”) is part of Ralph Lauren Corporation (NYSE: RL), a designer, marketer and distributor of premium lifestyle products in apparel, home, accessories and fragrances. Founded in 1967 and based in New York City, Ralph Lauren Corporation’s brand names include: Polo by Ralph Lauren, Ralph Lauren Collection, RLX, Rugby, Chaps and Club Monaco. Ralph Lauren Corporation is currently rated “A3” by Moody’s and “A-” by S&P. Polo occupies 10,200 SF at the Norfolk Premium Outlets Property under a lease expiring on November 30, 2027 with four, five-year extension options. Polo has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, Polo is paying 3% of sales up to $7.65 million and then 2.0% of any sales above $7.65 million in lieu of rent. Polo reported sales at the Norfolk Premium Outlets Property of $749 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $509, $596, and $536 for 2020, 2019 and 2018, respectively.

Under Armour (10,000 SF, 3.0% of NRA, 4.7% of underwritten base rent). Under Armour is a sports equipment company that develops, markets, and distributes branded performance products for men, women, and youth. The company designs and sells a broad offering of apparel and accessories made of synthetic microfibers. The company operates 169 factory house stores in North America, primarily located in outlet centers throughout the United States. Under Armour occupies 10,000 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with no extension options. Under Armour has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, Under Armour is paying 7.5% of sales in lieu of rent. During the sixth year of the lease (beginning June 2022) and through lease expiration, the tenant’s rent converts from percent in-lieu to a base rent structure equivalent to 80% of the fifth year’s rent. There are also 3.0% annual increases in the base rent beginning in the seventh year of the lease. Under Armour reported sales at the Norfolk Premium Outlets Property of $582 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $436, $518, and $501 for 2020, 2019 and 2018, respectively.

A-3-75

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The following table presents certain information relating to the tenancy at the Norfolk Premium Outlets Property:

Tenant Summary(1)
							2021 Sales
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ Cost %	Lease Expiration	Renewal Options
H&M(3)	NR/NR/BBB	20,084	6.0%	$433,244	4.6%	$21.57	$4,813,817	$240	10.0%	1/31/2029	2 x 5 yr
Nike Factory Store	NR/A1/AA-	14,000	4.2%	$278,180	3.0%	$19.87	$11,692,709	$835	4.3%	6/30/2027	1 x 5 yr
Old Navy(4)	NR/Ba2/BB	11,244	3.4%	$380,617	4.1%	$33.85	$6,263,030	$557	9.3%	6/30/2027	None
Polo Ralph Lauren(3)	NR/A3/A-	10,200	3.1%	$229,226	2.5%	$22.47	$7,640,882	$749	3.5%	11/30/2027	4 x 5 yr
Under Armour(3)	NR/Ba2/BB	10,000	3.0%	$436,778	4.7%	$43.68	$5,823,700	$582	8.0%	6/30/2027	None
Subtotal/Wtd. Avg.		65,528	19.7%	$1,758,044	18.8%	$26.83

Other Tenants		205,224	61.8%	$7,568,663	81.2%	$36.88
Vacant Space		61,529	18.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		332,281	100.0%	$9,326,708	100.0%	$34.45(5)

(1)	Information is based on the underwritten rent roll dated February 15, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent reflects percent in lieu rent as of trailing twelve December 2021 sales pursuant to the original tenant lease structures.

(4)	Annual UW Rent includes additional percentage rent paid above a breakpoint.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Norfolk Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2022	5	11,158	$36.62	3.4%	3.4%	$408,614	4.4%	4.4%
2023	1	2,884	$55.68	0.9%	4.2%	$160,592	1.7%	6.1%
2024	2	3,367	$36.25	1.0%	5.2%	$122,069	1.3%	7.4%
2025	2	11,776	$40.51	3.5%	8.8%	$477,046	5.1%	12.5%
2026	1	1,263	$74.67	0.4%	9.2%	$94,303	1.0%	13.5%
2027	33	156,178	$36.05	47.0%	56.2%	$5,630,839	60.4%	73.9%
2028	9	48,179	$30.19	14.5%	70.7%	$1,454,303	15.6%	89.5%
2029	4	30,154	$27.84	9.1%	79.7%	$839,364	9.0%	98.5%
2030	1	1,181	$37.74	0.4%	80.1%	$44,571	0.5%	99.0%
2031	1	4,612	$20.60	1.4%	81.5%	$95,007	1.0%	100.0%
2032	0	0	$0.00	0.0%	81.5%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	81.5%	$0	0.0%	100.0%
Vacant	0	61,529	$0.00	18.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	59	332,281	$34.45(3)	100.0%		$9,326,708	100.0%

(1)	Information is based on the underwritten rent roll dated February 15, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. On March 18, 2020, after extensive discussions with federal, state and local officials and in recognition of the need to address the spread of COVID-19, Simon temporarily closed its retail properties in the United States. The Norfolk Premium Outlets Property re-opened on May 15, 2020. Twenty-four tenants at the Norfolk Premium Outlets Property received COVID-19 related relief in the form of rent deferments, waiver of rent, expense recovery discounts or a combination thereof. Waivers (typically waiver of base rent) and expense recovery discounts (typically related to Simon’s Promotional Fund) totaled approximately $287,575 on a combined basis. Most base rent waivers were for April and May 2020. All other COVID relief, deferral, waivers and/or discounts have burned off or been repaid. Two tenants (1.8% NRA and 2.9% underwritten rent) are still paying back deferred rent, which is expected to be repaid by the end of 2022.

The Market. The Norfolk Premium Outlets Property is located in Norfolk, Virginia, in the South Hampton Roads region. The Norfolk Premium Outlets Property is situated along Premium Outlet Boulevard, off the intersection of Northampton Boulevard (US Highway 13) and Interstate 64. The Norfolk Premium Outlets Property is located in the Virginia Beach-Norfolk-Newport News, VA-NC Core Based Statistical Area, which is commonly referred to as Hampton Roads, encompassing six counties and nine unincorporated cities in Virginia as well as two counties in North Carolina. The population of the Virginia Beach-Norfolk-Newport News Core Based Statistical Area is estimated at 1.74 million and has increased at an annual rate of 0.3% since 2010. The Norfolk Premium Outlets Property draws patronage from local residents as well as domestic visitors originating primarily from the Mid-Atlantic United States. The Norfolk/Virginia Beach area attracts nearly 13 million visitors annually with primary destinations of the Virginia Beach Oceanfront and Norfolk Waterfront, accounting for $1.2 billion in visitor spending annually.

A-3-76

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The Norfolk Premium Outlets Property is located in the Norfolk/Hampton Roads retail market and the Norfolk/Chesapeake retail submarket. According to the appraisal, as of year-end 2021, the Norfolk/Hampton Roads retail market contained 26,700,000 SF, had an overall vacancy rate of 12.8%, and an average asking rent of $16.29 PSF. The Norfolk/Chesapeake retail submarket had an increase in supply of 21,000 SF between 2017 and 2021, however rental rates increased from $16.70 PSF in 2017 to $16.96 PSF in 2021 and year-end 2021 vacancy was 15.6%.

Major employers in the area include Naval Station Norfolk (67,000 employees), Huntington Ingalls (25,000 employees), Joint-Base Langley-Eustis (20,000 employees), NAS Oceana-Virginia Beach (10,700 employees), Virginia Beach City Schools (9,600 employees), Sentara Health (9,000 employees), Chesapeake City Public Schools (5,865 employees), NAS Oceana-Dam Neck (5,600 employees), Dollar Tree Corporation (5,400 employees) and Volvo Group North America (5,000 employees). The estimated 2021 population within a 5-, 10- and 15-mile radius of the Norfolk Premium Outlets Property was 257,191, 729,962, and 1,139,462, respectively. The estimated 2021 average household income within the same radii was $79,073, $86,627 and $91,137, respectively.

The following table presents information regarding certain competitive properties to the Norfolk Premium Outlets Property:

Competitive Property Summary(1)
Property Address	Detailed Property Type	Year Built / Renovated	Size (SF)	Occ%	Major Tenants	Distance From Subject
Norfolk Premium Outlets 1600 Premium Outlets Boulevard Norfolk, VA	Outlet Center	2017 / NAP	332,281(2)	81.5%(2)	H&M, Nike Factory Store, Old Navy, Polo Ralph Lauren, Under Armour(2)	NAP
Williamsburg Premium Outlets(3) 5699 Richmond Road Williamsburg, VA	Outlet Center	1988 / 2008	522,000	100.0%	Under Armour, Nike, The North Face, Polo Ralph Lauren, Gap Outlet	42.0 mi
Town Center at Virginia Beach 4621 Columbus Street Virginia Beach, VA	Lifestyle Center	2005 / NAP	493,090	97.0%	Apex Entertainment, Bed, Bath & Beyond, Barnes & Noble, Ulta	5.0 mi
Pembroke Mall(4) 4554 Virginia Beach Boulevard Virginia Beach, VA	Regional Center	1966 / 2017	471,700	61.0%	Target, Kohl’s, Old Navy, Off Broadway Shoes	5.0 mi
Lynnhaven Mall 701 Lynnhaven Parkway Virginia Beach, VA	Super-Regional Center	1981 / 2003	1,292,025	100.0%	Dillard’s, JC Penney, Macy’s Backstage, Barnes & Noble, Dick’s Sporting Goods	9.0 mi
Greenbrier Mall 1401 Greenbrier Parkway Chesapeake, VA	Super-Regional Center	1981 / 2003	896,822	96.0%	Dillard’s, JC Penney, Macy’s Backstage, Former Sears	7.0 mi
MacArthur Center(4) 300 Monticello Avenue Norfolk, VA	Super-Regional Center	1999 / NAP	934,880	89.0%	Dillard’s, H&M, Former Nordstrom	5.0 mi
Peninsula Town Center 1800 West Mercury Boulevard Hampton, VA	Regional Center	1977 / NAP	611,888	95.0%	Target, JC Penney	15.0 mi
Patrick Henry Mall 12300 Jefferson Avenue Newport News, VA	Regional Center	1987 / 2005	714,607	100.0%	Dillard’s, Dick’s Sporting Goods, Macy’s, H&M	25.0 mi

(1)	Source: Appraisal.

(2)	Information is based on the underwritten rent roll dated February 15, 2022. The Norfolk Premium Outlets Property was 89.8% occupied including the RDP tenants.

(3)	Williamsburg Premium Outlets is also owned by the borrower sponsor.

(4)	Properties are currently undergoing redevelopment anticipated to reduce retail square footage.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Norfolk Premium Outlets Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Major	$12.00	10	10% increase in year 6
10,000-15,000 SF	$22.00	10	10% increase in year 6
7,501-9,999 SF	$25.00	7	2.5% per annum
5,001-7,500 SF	$27.00	7	2.5% per annum
2,501-5,000 SF	$28.00	7	2.5% per annum
1,001-2,500 SF (Center Court)	$80.00	7	2.5% per annum
1,001-2,500 SF	$30.00	7	2.5% per annum
Less than 1,000 SF	$60.00	7	2.5% per annum
Food Court	$135.00	7	2.5% per annum

A-3-77

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Norfolk Premium Outlets Property:

Cash Flow Analysis
	2018	2019	2020(1)	2021	UW	UW PSF
Base Rent(2)	$5,637,551	$6,335,103	$6,122,064	$5,946,112	$6,320,125	$19.02
Contractual Rent Steps(3)	$0	$0	$0	$0	$135,499	$0.41
Income from Vacant Units	$0	$0	$0	$0	$2,755,551	$8.29
Overage Rent(4)	$696,986	$633,657	$384,377	$1,325,249	$1,414,292	$4.26
Percent In Lieu(4)	$1,035,319	$1,099,760	$853,927	$1,429,804	$1,456,792	$4.38
Expense Reimbursement	$3,961,260	$4,347,404	$4,038,295	$4,111,706	$3,879,398	$11.68
Net Rental Income	$11,331,116	$12,415,924	$11,398,663	$12,812,871	$15,961,656	$48.04
Temp / Specialty Leasing Income	$286,560	$406,274	$239,963	$450,723	$345,880	$1.04
Other Income(5)	$223,646	$209,758	$178,362	$250,111	$198,000	$0.60
(Vacancy & Credit Loss)	($27,577)	($177,865)	($1,104,130)	($54,028)	($2,860,319)	($8.61)
Effective Gross Income	$11,813,745	$12,854,091	$10,712,858	$13,459,677	$13,645,217	$41.07

Real Estate Taxes	$701,019	$776,185	$816,039	$806,701	$789,000	$2.37
Insurance	$329,887	$333,089	$373,052	$382,198	$388,358	$1.17
Other Operating Expenses	$3,884,266	$3,761,788	$2,591,630	$3,156,722	$3,175,212	$9.56
Total Operating Expenses	$4,915,172	$4,871,062	$3,780,721	$4,345,621	$4,352,570	$13.10

Net Operating Income	$6,898,573	$7,983,029	$6,932,137	$9,114,056	$9,292,647	$27.97
Replacement Reserves	$0	$0	$0	$0	$49,842	$0.15
TI/LC	$0	$0	$0	$0	$664,562	$2.00
Net Cash Flow	$6,898,573	$7,983,029	$6,932,137	$9,114,056	$8,578,243	$25.82

Occupancy %(6)	87.8%	83.3%	86.1%	89.0%	82.1%(7)
NOI DSCR(8)	1.51x	1.75x	1.52x	2.00x	2.04x
NCF DSCR(8)	1.51x	1.75x	1.52x	2.00x	1.88x
NOI Debt Yield(8)	9.2%	10.6%	9.2%	12.2%	12.4%
NCF Debt Yield(8)	9.2%	10.6%	9.2%	12.2%	11.4%

(1)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

(2)	UW Base Rent is based on the underwritten rent roll dated February 15, 2022, with adjustments made for executed leases and tenants that have given notice to vacate.

(3)	UW Contractual Rent Steps were taken through May 2023.

(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM December 2021 sales figures.

(5)	UW Other Income includes stroller income, ad panel income, telco revenue, tower signage fees, local media, 3rd party email income, and other rents (net of Carolina ATM revenue).

(6)	Historical Occupancy is inclusive of RDP tenants. Year end 2021 occupancy is as of November 30, 2021.

(7)	Represents underwritten occupancy. The Norfolk Premium Outlets Property was 89.8% occupied as of February 15, 2022, including the RDP tenants.

(8)	Debt service coverage ratios and debt yields are based on the Norfolk Premium Outlets Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Lockbox Event Period (as defined below) or (ii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Lockbox Event Period or (ii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Replacement Reserve – During a Lockbox Event Period, the borrower is required to deposit monthly $5,538 to a reserve for replacements to the Norfolk Premium Outlets Property. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

TI/LC Reserve – The borrower is required to deposit monthly approximately $55,380 for future tenant improvements and leasing commissions, subject to a cap of $2,658,248 (provided that no such cap will apply during a Lockbox Event Period). In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

A-3-78

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

Lockbox and Cash Management. The Norfolk Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Norfolk Premium Outlets Property are required to be deposited directly to the lockbox account and so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Lockbox Event Period, the borrower will not have access to the funds in the lockbox account and such funds are required to be transferred weekly to a lender-controlled cash management account and disbursed according to the Norfolk Premium Outlets Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Norfolk Premium Outlets Whole Loan.

A “Lockbox Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) any bankruptcy action by the borrower, (iii) any bankruptcy action by the property manager if the property manager is an affiliate of the borrower, or (iv) the trailing four-quarter debt yield on the Norfolk Premium Outlets Whole Loan being less than 9.0% (tested quarterly for two consecutive quarters) and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), such period will not terminate, (iii) with respect to clause (a)(iii), the property manager is replaced within 60 days by a qualified manager or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the Norfolk Premium Outlets Property or the Norfolk Premium Outlets Whole Loan, (iv) with respect to clause (a)(iv), the trailing four-quarter debt yield on the Norfolk Premium Outlets Whole Loan is greater than or equal to 9.0% (tested quarterly for two consecutive quarters). However, the borrower may not cure a Lockbox Event Period more than five times during the term of the Norfolk Premium Outlets Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Norfolk Premium Outlets Property also secures the Norfolk Premium Outlets Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $25,000,000. The Norfolk Premium Outlets Serviced Pari Passu Companion Loan accrues interest at the same rate as the Norfolk Premium Outlets Mortgage Loan. The Norfolk Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Norfolk Premium Outlets Serviced Pari Passu Companion Loan. The holders of the Norfolk Premium Outlets Mortgage Loan and the Norfolk Premium Outlets Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Norfolk Premium Outlets Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect and such policies contain an exclusion for acts of terrorism, the borrower will only be required to pay for terrorism insurance a maximum of two times the premium being charged as of the time of origination of the Norfolk Premium Outlets Whole Loan for such a stand-alone policy, which amount will be increased annually by the consumer price index (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage under a stand-alone policy available with funds equal to such cap to the extent such coverage is available) (and any stand-alone terrorism insurance policy may have a deductible of up to $5,000,000).See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-79

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

LOWE'S
DICK'S SPORTING GOODS
PETSMART
Marshalls
five BELOW
STARBUCKS
The Shops at Dakota Crossing

DICK'S
SPORTING GOODS

STARBUCKS

Visionworks
Visionworks

Marshalls

PETSMART
five BELOW

A-3-80

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

A-3-81

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

Shops at Dakota Crossing
2438 Market Street Northeast
Washington, DC 20018
WASHINGTON D.C.
MARYLAND
DISTRICT OF COLUMBIA
Hyattsville
East Riverdale
Chillum
The Shops at Queens Chillum
Mount Rainier
PRINCE GEORGE'S COUNTY
Bladensburg
Colmar Manor
Port Towns Shopping Center
Colmar Manor Community Park
Cheverly
Catholic University of America
Providence Hospital
HSC Pediatric Center
Fort Bunker Hill
EchoStage
National Arboretum
Anacostia River
Gallaudet University
Union Market
Northeast Academy
Langston Golf Course
Kenilworth Aquatic Gardens
Phelps High School
Hechinger Mall
H STREET CORRIDOR
BridgePort Hospital Capitol Hill
Eastern Senior High School
Capitol Hill
Lincoln Park
RFK Stadium
DC Armory
DC Healthcare Alliance
Kimball Elementary School
Tyler Elementary School
Anacostia Park
Fort Dupont Park
Washington Naval Yard
Reagan Natl. Airport 4 miles
GREEN/YELLOW LINE METRO
RED LINE METRO
MARC TRAIN
RED LINE/MARC TRAIN
METRO
New York Ave NE
Rhode Island Ave NE
South Dakota Ave NE
Dakota Ave NE
Queens Chapel Rd
Michigan Ave NE
Franklin St NE
Taylor St NE
Montana Ave NE
Bladensburg Rd
Mt. Olivet Rd NE
Florida Ave NE
Benning Rd
Maryland Ave NE
Constitution Ave NE
East Capitol St NE
Independence Ave NE
Kentucky Ave SE
Balt.-Washington Pkwy
Minnesota Ave SE
Sheriff Rd NE
K St NE
H St NE
M St SE
Baltimore Ave
FORT TOTTEN
BROOKLAND-CUA
RHODE ISLAND AVE
NEW YORK AVE
DEANWOOD
MINNESOTA AVE
STADIUM/ARMORY
EASTERN MARKET
POTOMAC AVENUE
Rockville
Wheaton
Potomac
Bethesda
Silver Spring
College Park
Hyattsville
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Annandale
Springfield
Landover
Greenbelt

A-3-82

Mortgage Loan No. 9 – Shops at Dakota Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Washington, DC 20018
Original Balance:	$45,984,375			General Property Type:	Retail
Cut-off Date Balance:	$45,984,375			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2016-2019 / NAP
Borrower Sponsors:	David Taban and Joseph Daneshgar			Size:	139,668 SF
Guarantors:	David Taban and Joseph Daneshgar			Cut-off Date Balance PSF:	$329
Mortgage Rate:	4.8600%			Maturity Date Balance PSF:	$329
Note Date:	3/17/2022			Property Manager:	CBRE, Inc.
First Payment Date:	5/1/2022
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(2)
Seasoning:	1 month			UW NOI:	$4,067,679
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.8%
Additional Debt Type:	No			UW NCF DSCR:	1.68x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,858,693 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,628,457 (12/31/2020)
Reserves(1)				3rd Most Recent NOI:	$2,725,446 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	100.0% (2/28/2022)
RE Taxes:	$129,269	$64,634	NAP	2nd Most Recent Occupancy:	87.8% (12/31/2020)
Insurance:	$13,087	$6,544	NAP	3rd Most Recent Occupancy:	85.3% (12/31/2019)
Replacement Reserve:	$0	$2,245	$80,820	Appraised Value (as of)(4):	$68,900,000 (7/1/2022)
TI/LC Reserve:	$500,000	Springing	$500,000	Appraised Value PSF(4):	$493
Rent Concession:	$60,000	$0	NAP	Cut-off Date LTV Ratio(4):	66.7%
Existing TI/LC Reserve:	$0	$150,000	$1,020,190	Maturity Date LTV Ratio(4):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,984,375	66.0%	Purchase Price:	$68,126,000	97.8%
Borrowers Equity:	$23,669,901	34.0%	Closing Costs:	$825,920	1.2%
			Reserves:	$702,356	1.0%
Total Sources:	$69,654,276	100.0%	Total Uses:	$69,654,276	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Shops at Dakota Crossing Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Shops at Dakota Crossing Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	Most recent occupancy includes five tenants, Hook & Reel Cajun Seafood, Five Guys, Mezeh, Cold Stone Creamery and T-Mobile (10.0% NRA and 15.1% UW rent) that have signed leases but may not be in occupancy yet.

(4)	The appraised value is based on the assumption that the outstanding tenant improvements, leasing commissions and free rent of $1,080,190 have been paid. At origination, the borrowers reserved $60,000 for the upcoming free rent and provided a recourse guaranty for outstanding tenant improvement allowances and leasing commissions of $1,020,190. In addition, the borrowers are required to deposit $150,000 per month into the Existing TI/LC Reserve until the account balance reaches the lesser of $1,020,190 or the amount of outstanding owed tenant improvements. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the as-is value of $66,900,000 are 68.7% and 68.7%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Shops at Dakota Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,984,375 and secured by the fee interest in an anchored retail property located in Washington, DC (the “Shops at Dakota Crossing Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Dakota Crossing One, LLC and Dakota Crossing Two, LLC, each a Delaware limited liability company and single purpose entity with one independent director that together hold the property as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Joseph Daneshgar and David Taban.

Joseph Daneshgar is a principal in 3D Investments, which is a real estate investment firm located in Beverly Hills, California. Joseph Daneshgar currently has ownership, apart from the Shops at Dakota Crossing Property, in a portfolio of 114 properties located in California, Hawaii and Nevada. The portfolio includes 19 land parcels, 36 retail, 18 office, 10 mixed use, 25 apartment and six hotel properties.

David Taban is a managing partner of JADE Enterprises, one of the largest family-owned, private commercial real estate investment and development companies in southern California. The company was formed in 1979 and over the past 30 years, has been responsible for organizing and managing real estate investment partnerships and joint ventures. JADE Enterprises has amassed a diverse portfolio of properties across the United States. The portfolio includes office developments, medical office buildings, major power centers, multifamily and land holdings. David Taban individually holds ownership interest in 66 commercial properties.

A-3-83

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

The Property. The Shops at Dakota Crossing Property is an anchored retail center totaling 139,668 SF across seven buildings, located approximately five miles northeast of downtown Washington, DC. The Shops at Dakota Crossing Property is situated on 20.47 acres and was developed in phases starting in 2016. By year-end 2017, 125,984 SF of the total 139,668 SF delivered and was 86.4% leased. In 2019, the additional 13,684 SF of space was delivered and the Shops at Dakota Crossing reached a year-end occupancy in 2019 of 85.3%, increasing to 87.8% by year-end 2020, and further to 89.3% by year-end 2021, despite the coronavirus pandemic. As of February 28, 2022, the Shops at Dakota Crossing Property was 100.0% leased and 98.7% occupied by 24 tenants.

The Shops at Dakota Crossing Property was developed with modern amenities and a pedestrian-friendly ‘Main Street’ that includes outdoor areas with outdoor seating, designed streetscapes and open spaces. The Shops at Dakota Crossing Property contains 531 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 SF of rentable area. The Shops at Dakota Crossing Property is anchored by Marshalls, Dick’s Sporting Goods and PetSmart, and benefits from two adjacent national corporate-owned shadow anchors, Costco (154,000 SF) and Lowes (145,462 SF), which also drive daily traffic to the area. The Shops at Dakota Crossing Property has a granular rent roll, with a mix of local and national retail tenants including Five Below, Cold Stone Creamery, The Good Feet Store, T-Mobile, The UPS Store, and Verizon, and quick service and fast casual restaurant tenants including Chic Fil-A, Five Guys, Starbucks, Chipotle, Jersey Mike’s and Panda Express.

The following table contains in-line tenant sales history for tenants required to report sales at the Shops at Dakota Crossing Property:

Tenant Sales History(1)
Tenant	SF	2018 Sales PSF(2)	2019 Sales PSF(2)	2020 Sales PSF(3)	2021 Sales PSF
The Vitamin Shoppe	3,000	NAP	$314	$353	$367
Mecho’s Dominican Kitchen	2,451	NAP	$381	$316	$387
Visionworks	2,396	$314	$316	$416	$517
Quickway Japanese Hibachi	1,995	NAP	NAP	NAP	$702
T-Mobile	1,500	$163	$183	$173	$283
Jersey Mike’s Subs	1,375	$1,094	$959	$1,019	$1,176
The UPS Store	1,277	NAP	NAP	$313	$458
Tropical Smoothie Cafe	1,200	NAP	NAP	$1,219	$1,504
Dakota Nail Spa	1,200	NAP	NAP	$294	$593
Wtd. Avg.		$474	$394	$466	$600

(1)	Information is as of February 28, 2022, as provided by the borrower sponsors.

(2)	The Shops at Dakota Crossing Property was built in phases beginning in 2016 and completed in 2019.

(3)	The non-essential businesses at the Shops at Dakota Crossing Property were closed from March 25, 2020 through May 29, 2020 due to the COVID-19 state restrictions.

Major Tenants.

Dick’s Sporting Goods (50,018 SF, 35.8% of NRA, 20.5% of underwritten base rent). Dick’s Sporting Goods (“Dick’s”) (NYSE: DKS, Moody’s/S&P: Baa3/BBB) was founded in 1948 in Binghamton, New York. Dick’s is a leading omnichannel retailer serving athletes and outdoor enthusiasts in more than 850 Dick’s Sporting Goods, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the Dick’s mobile app. Dick’s occupies 50,018 SF at the Shops at Dakota Crossing Property under a lease expiring on January 31, 2027 with four, five-year extension options with 12 months’ notice at fixed rents. Dick’s has been a tenant at the Shops at Dakota Crossing Property since 2016 and currently pays a flat base rent of $18.75 PSF. The next closest Dick’s location is 15 miles from the Shops at Dakota Crossing Property. Dick’s is not required to report sales at the Shops at Dakota Crossing Property.

Marshalls (22,471 SF, 16.1% of NRA, 8.5% of underwritten base rent). Marshalls was founded in 1956 and is headquartered in Farmingham, Massachusetts. Marshalls was acquired by TJX Companies, Inc. (NYSE: TJX, Moody’s/S&P: A2/A) in 1995 and is the largest off-price retailer of apparel and home fashions in the United States, with approximately 1,000 stores. Marshalls occupies 22,471 SF at the Shops at Dakota Crossing Property under a lease expiring on November 30, 2026 with four, five-year extension options with 6 months’ notice at fixed rents. Marshalls has been a tenant at the Shops at Dakota Crossing Property since 2016 and currently pays a flat base rent of $17.25 PSF. Marshalls reported sales at the Shops at Dakota Crossing Property of $292 PSF, $371 PSF and $346 PSF for 2020, 2019 and 2018, respectively, noting that in 2020, the Shops at Dakota Crossing Property was closed for approximately three months due to the coronavirus pandemic. 2021 sales will not be reported until May 2022. The next closest Marshalls location is 5.7 miles from the Shops at Dakota Crossing Property.

PetSmart (12,652 SF, 9.1% of NRA, 8.0% of underwritten base rent). PetSmart is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. PetSmart operates approximately 1,650 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store PetSmart PetsHotel® dog and cat boarding facilities. Through its in-store adoption program and other signature events, PetSmart has facilitated more than 9.5 million adoptions, more than any other brick-and-mortar organization. PetSmart occupies 12,652 SF at the Shops at Dakota Crossing Property under a lease expiring on January 31, 2027 with two, five-year extension options with 180 days’ notice at fixed rent. PetSmart has been a tenant at the Shops at Dakota Crossing Property since 2016 and currently pays a flat base rent of $29.00 PSF. The next closest PetSmart location is 7.9 miles from the Shops at Dakota Crossing Property. PetSmart is not required to report sales at the Shops at Dakota Crossing Property.

A-3-84

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the tenancy at the Shops at Dakota Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2020 Sales(3)
							$	PSF	Occ Cost %	Lease Expiration	Renewal Options
Anchor Tenants
Dick’s Sporting Goods	NR/Baa3/BBB	50,018	35.8%	$937,838	20.5%	$18.75	NAP	NAP	NAP	1/31/2027	4 x 5 yr
Marshalls	NR/A2/A	22,471	16.1%	$387,625	8.5%	$17.25	$6,551,474	$292	9.1%	11/30/2026	4 x 5 yr
PetSmart	NR/B1/B	12,652	9.1%	$366,908	8.0%	$29.00	NAP	NAP	NAP	1/31/2027	2 x 5 yr
Subtotal/Wtd. Avg.		85,141	61.0%	$1,692,370	36.9%	$19.88

In-Line Tenants(4)		49,552	35.5%	$2,687,116	58.7%	$54.23
Pad Tenant(5)		4,975	3.6%	$201,600	4.4%	$40.52
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		139,668	100.0%	$4,581,087	100.0%	$32.80

(1)	Information is based on the underwritten rent roll dated February 28, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Marshall’s 2021 sales are not due to be reported until May 2022. Due to government mandate, the tenant was required to close for approximately three months in 2020.

(4)	In-line tenants include the roof space leased to New Columbia Solar, LLC which uses this space as a solar facility.

(5)	Pad Tenant represents Chick-Fil-A, which owns its improvements and pays ground rent to the borrowers.

The following table presents certain information relating to the lease rollover schedule at the Shops at Dakota Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	1	975	$60.00	0.7%	0.7%	$58,500	1.3%	1.3%
2026	1	22,471	$17.25	16.1%	16.8%	$387,625	8.5%	9.7%
2027	10	86,418	$29.27	61.9%	78.7%	$2,529,778	55.2%	65.0%
2028	1	2,451	$56.00	1.8%	80.4%	$137,256	3.0%	68.0%
2029	2	3,508	$54.84	2.5%	82.9%	$192,392	4.2%	72.2%
2030	2	2,477	$52.56	1.8%	84.7%	$130,182	2.8%	75.0%
2031	1	1,995	$52.82	1.4%	86.1%	$105,375	2.3%	77.3%
2032	5	14,398	$47.37	10.3%	96.4%	$682,003	14.9%	92.2%
2033 & Beyond	2	4,975	$71.95	3.6%	100.0%	$357,976	7.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	25	139,668	$32.80	100.0%		$4,581,087	100.0%

(1)	Information is based on the underwritten rent roll dated February 28, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

COVID-19 Update. The non-essential businesses at the Shops at Dakota Crossing Property were closed from March 25, 2020 through May 29, 2020 due to the COVID-19 state restrictions. Five tenants received rent relief in the form of full or partial rent deferrals. The rent deferral periods were between April and July 2020. Only one tenant, Visionworks (1.7% of NRA and 3.0% of UW Rent), has any outstanding deferred rent, which it is expected to repay in equal monthly instalments through June 2022.

The Market. The Shops at Dakota Crossing Property is located in Washington, DC, at the intersection of South Dakota Avenue Northeast and New York Avenue Northeast (US Route 50). The surrounding area is a densely populated community located just west of the Maryland state line and approximately 4.0 miles southwest of the Washington, DC, Central Business District. The Shops at Dakota Crossing Property is located in the Washington, DC Metropolitan Statistical Area (“MSA”), which is the seventh most populous metropolitan area in the nation with an estimated 2020 population of 6.2 million, which has increased at an annual rate of 1.1% since 2010.

The Shops at Dakota Crossing Property is located in the Washington, DC retail market and the Northeast retail submarket. According to the appraisal, as of year-end 2021, the Northeast retail submarket contained 4.1 million SF, with an average asking rent of $25.50 PSF and a vacancy rate of 6.3%.

Major employers in the area of the Shops at Dakota Crossing Property include Naval Support Activity Washington (23,511 employees), Joint-Base Andrews – Naval Air Force (17,500 employees), MedStar Health (17,419 employees), Marriott International Inc. (16,773 employees), Inova Health System (16,000 employees), SAIC Inc. (15,441 employees), Booz Allen Hamilton (15,210 employees), University of Maryland at College Park (14,072 employees), Washington Metropolitan Area Transit Area Authority (13,032 employees) and Joint-Base Myer-Henderson (11,045 employees). The local neighborhood

A-3-85

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

benefits from planned communities in the District of Columbia. Notable developments within a three-mile radius include Hecht Warehouse at Ivy City, NewCityDC, the Crummel School and Market Terminal. These developments are expected to bring an additional 1,600 residential units, 156 hotel rooms as well as a new community center and culinary school into the immediate area. Additionally, across the street from the Shops at Dakota Crossing Property along Fort Lincoln Drive NE is the Villages at Dakota Crossing which includes over 322 townhomes. And behind the Village at Dakota Crossing Property is the Reserve at Dakota Crossing, which includes 236 apartment units and 90 for-sale townhome units, and Wesley House Senior Living, a new senior housing development which has 120 units.

The estimated 2021 population within a 1-, 3- and 5-mile radius of the Shops at Dakota Crossing Property was 8,566, 234,656, and 742,491, respectively. The estimated 2021 average household income within the same radii was $90,273, $94,368 and $111,412, respectively.

The following table presents information regarding certain competitive properties to the Shops at Dakota Crossing Property:

Competitive Property Summary(1)
Property / Location	Year Built / Renovated	Size (SF)	Occupancy	Major Tenants	Distance From Subject
Shops at Dakota Crossing(2) 2438 Market Street Northeast Washington, DC	2016-2019 / NAP	139,668	100.0%	Dick’s Sporting Goods, Marshalls, PetSmart	NAP
Rhode Island Place 1060 Brentwood Road Northeast Washington, DC	2002 / NAP	232,416	97.0%	The Home Depot, Giant Food	2.9 mi
Hechinger Mall 1518 Benning Road Northeast Washington, DC	1981 / 2004	183,349	90.0%	Safeway, Ross Dress for Less, Dollar Tree	2.9 mi
Woodmore Towne Centre 2250 Petrie Lane Glenarden, MD	2010 / NAP	707,901	97.0%	Wegmans, Costco, At Home, Best Buy, Nordstrom Rack, LA Fitness	7.9 mi
Largo Plaza 10410 Campus Way South Upper Marlboro, MD	1973 / NAP	479,024	97.0%	Lowe’s Home Improvement, Target, Giant Food	10.7 mi
The Shoppes at New Carrollton 7710 Riverdale Road New Carrollton, MD	NAP	253,574	100.0%	Lowe’s Home Improvement, Shoppers Food Warehouse, K&G Fashion	6.9 mi
Vista Garden Marketplace 10201 Martin Luther King Jr Highway Bowie, MD	2006 / NAP	399,235	100.0%	Target, Home Depot, Office Depot, Shoppers Food Warehouse	8.8 mi
Beltway Plaza 6000 Greenbelt Road Greenbelt, MD	1962 / 2000	807,354	93.0%	Target, Marshalls, TJ Maxx, Shoppers World, Giant Food	7.5 mi

(1)	Source: Appraisal

(2)	Information is based on the underwritten rent roll dated as of February 28, 2022.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at Dakota Crossing Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Anchor Space:	$18.00-$20.00	10	10% increase in year 6
Major Space:	$30.00	10	10% increase in year 6
In-Line Space:	$50.00-$55.00	10	10% increase in year 6
Restaurant Space:	$45.00	10	10% increase in year 6
Fast Food Restaurant Out Parcel:	$200,000/Year	15	10% increase every 5 years

A-3-86

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shops at Dakota Crossing Property:

Cash Flow Analysis
	2018(1)	2019(1)	2020	2021	UW	UW PSF
Gross Potential Rent(2)	$2,830,807	$3,159,602	$3,262,383	$3,964,393	$4,581,087	$32.80
Free Rent	$0	$0	($312,828)	($14,820)	$0	$0.00
Expense Reimbursement	$715,836	$804,292	$950,962	$1,259,198	$1,281,059	$9.17
Net Rental Income	$3,546,643	$3,963,894	$3,900,517	$5,208,771	$5,862,146	$41.97
Other Income	$0	($1,294)	$0	$0	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	($351,729)(3)	($2.52)
Effective Gross Income	$3,546,643	$3,962,600	$3,900,517	$5,208,771	$5,510,417	$39.45

Real Estate Taxes	$514,709	$662,929	$724,135	$764,574	$775,612	$5.55
Insurance	$38,415	$42,643	$46,826	$49,903	$50,487	$0.36
Other Operating Expenses	$528,002	$531,582	$501,099	$535,601	$616,639	$4.42
Total Operating Expenses	$1,081,126	$1,237,154	$1,272,060	$1,350,078	$1,442,738	$10.33

Net Operating Income	$2,465,517	$2,725,446	$2,628,457	$3,858,693	$4,067,679	$29.12
Replacement Reserves	$0	$0	$0	$0	$26,939	$0.19
TI/LC	$0	$0	$0	$0	$224,258	$1.61
Net Cash Flow	$2,465,517	$2,725,446	$2,628,457	$3,858,693	$3,816,482	$27.33

Occupancy %	86.4%	85.3%	87.8%	89.3%	94.0%(3)
NOI DSCR	1.09x	1.20x	1.16x	1.70x	1.80x
NCF DSCR	1.09x	1.20x	1.16x	1.70x	1.68x
NOI Debt Yield	5.4%	5.9%	5.7%	8.4%	8.8%
NCF Debt Yield	5.4%	5.9%	5.7%	8.4%	8.3%

(1)	The Shops at Dakota Crossing Property was built in phases from 2017 to 2019.

(2)	UW Gross Potential Rent includes rent steps through May 2023.

(3)	UW Vacancy is equal to 6.0% which includes Cold Stone Creamery (1.3% of NRA), which has a signed lease but is not expected to be in occupancy until June 2022. The Shops at Dakota Crossing Property was 100.0% leased as of February 28, 2022.

Escrows and Reserves.

Real Estate Taxes – The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of approximately $129,269 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Shops at Dakota Crossing Property (initially approximately $64,634 per month).

Insurance – The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of approximately $13,087 for insurance premiums. In the event the Shops at Dakota Crossing Property is no longer covered by a blanket insurance policy, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums monthly (initially approximately $6,544 per month).

Replacement Reserve – The Shops at Dakota Crossing Mortgage Loan documents require ongoing monthly replacement reserve deposits of $2,245, subject to a cap of $80,820.

TI/LC Reserve – The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of approximately $500,000 for TI/LCs and springing ongoing monthly deposits in an amount of $11,639, if the balance in the account falls below the cap of $500,000.

Free Rent Reserve - The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of $60,000 (equivalent to 6 months of rent) for the tenant Mezeh’s rent abatement period.

Existing TI/LC Reserve – The Shops at Dakota Crossing Mortgage Loan documents require ongoing monthly deposits in an amount of $150,000 into the Existing TI/LC Reserve account until such time as the aggregate amount deposited reaches the lesser of $1,020,190 or the amount of outstanding owed tenant improvements. As of the loan origination date, tenant improvement allowances were owed to The Good Feet Store ($145,050), Mezeh ($192,000), Hook & Reel ($500,990) and Five Guys ($145,200) and leasing commissions were owed to Five Guys ($36,950), which total obligations equal $1,020,190.

Lockbox and Cash Management. The Shops at Dakota Crossing Mortgage Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period (as defined below). Revenues from the Shops at Dakota Crossing Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds are required to be transferred on each business day to the lender-controlled cash management account and disbursed according to the Shops at Dakota Crossing Mortgage Loan documents. During a Cash Sweep Period all excess cash is required to be held by the lender as additional security for the Shops at Dakota Crossing Mortgage Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items.

A “Cash Sweep Period” means any one or more of the following periods: (i) the debt service coverage ratio falls below 1.20x (tested quarterly) and continues until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (ii) in the event Dick’s is part of insolvency proceedings until no longer subject to bankruptcy court or the lease is assumed without alteration, (iii) in the event Dick’s vacates, “goes dark”,

A-3-87

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

terminates the lease, fails to renew 12 months prior to the lease expiration date, and continues until Dick’s is replaced with a replacement tenant acceptable to the lender, or (iv) in the event Dick’s defaults under the lease, until the cure of the default. If the Cash Sweep Period is triggered by (v) above, if the Dick’s space is renewed or re-leased, the cash flow sweep will be capped at $100 PSF of the unleased Dick’s space. Additionally, if the Cash Sweep Period is triggered by (iii) above, and (a) all of the Dick’s space except for 10,000 SF or less is renewed or re-leased, (b) the Shops at Dakota Crossing Property is at least 90% occupied and (c) the debt service coverage ratio is at least 1.25x, then a Cash Sweep Period will not be in effect.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect and such policies contain an exclusion for acts of terrorism, the borrowers will only be required to pay for terrorism insurance a maximum of two times the premium then currently payable in respect of the property, business interruption/loss of rents and liability insurance for the Shops at Dakota Crossing Property at the time (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such premiums) on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-88

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A-3-89

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

7330 West Sherman Street – Phoenix, AZ

692 Wabash Avenue North – Brewster, OH

225 Commonwealth Avenue Extension – Bristol, VA

3200 Northern Cross Boulevard – Fort Worth, TX

3636 Medallion Avenue – Newport, AR

821 Route 97 – Waterford, PA

800 Northwest 4th Street – Perham, MN

3000 East Mount Pleasant Street – Burlington, IA

4100 Millennium Boulevard Southeast – Massillon, OH

A-3-90

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Fargo
Perham
Duluth
Lake Superior
NORTH DAKOTA
MICHIGAN
WISCONSIN
MINNEAPOLIS
St. Paul
MINNESOTA
SOUTH DAKOTA
Rochester
Madison
MILWAUKEE
IOWA
Des Moines
Cedar Rapids
NEBRASKA
OMAHA
Davenport
CHICAGO
Rockford
Lincoln
Burlington
Peoria
Springfield
KANSAS
KANSAS CITY
MISSOURI
ILLINOIS

Flint
LONDON
ONTARIO
BUFFALO
Lansing
DETROIT
NY
Jackson
WINDSOR
Lake Erie
Waterford
MICHIGAN
TOLEDO
CLEVELAND
PENNSYLVANIA
FORT WAYNE
Findlay
AKRON
Youngstown
Lima
Mansfield
Massillon
Canton
Brewster
PITTSBURGH
OHIO
COLUMBUS
Wheeling
DAYTON
Springfield
Lancaster
Chillicothe
CINCINNATI
Athens
WEST VIRGINIA
KENTUCKY
Huntington
Charleston
VA

Peoria
Glendale
Avondale
Tolleson
PHOENIX
MARICOPA COUNTY

Shearers Foods Industrial Portfolio

1	808 Northwest 4th Street	Perham, MN
2	4100 Millennium Boulevard Southeast	Massillon, OH
3	3080 East Mount Pleasant Street	Burlington, IA
4	7330 West Sherman Street	Phoenix, AZ
5	821 Route 97	Waterford, PA
6	3290 Northern Cross Boulevard	Fort Worth, TX
7	3636 Medallion Avenue	Newport, AR
8	692 Wabash Avenue North	Brewster, OH
9	325 Commonwealth Avenue Extension	Bristol, VA

Haslet
Southlake
Keller
Colleyville
North Richland Hills
Saginaw
Watauga
Hurst
Lake Worth
Haltom City
Richland Hills
FORT WORTH
Arlington

ST. LOUIS
INDIANA
LOUISVILLE
Charleston
ILLINOIS
Evansville
Lexington
WV
MISSOURI
KENTUCKY
Bowling Green
VA
Bristol
ARKANSAS
NASHVILLE
Knoxville
NC
Jonesboro
Newport
Murfreesboro
Asheville
MEMPHIS
TENNESSEE
Chattanooga
Little Rock
Huntsville
ATLANTA
Athens
SC
Pine Bluff
Tupelo
Birmingham
Augusta
MISSISSIPPI
Tuscaloosa
ALABAMA
Auburn
Macon
Monroe
Columbus
Jackson
Montgomery
GEORGIA
Albany
Dothan
Hattiesburg
Valdosta
Mobile
Baton Rouge
Pensacola
Tallahassee
Panama City
LOUISIANA
NEW ORLEANS
Gulf of Mexico
FLORIDA

A-3-91

Mortgage Loan No. 10 – Shearer’s Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$41,279,400			General Property Type:	Industrial
Cut-off Date Balance(1):	$41,279,400			Detailed Property Type:	Various
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsor:	USRA Institutional Net Lease Fund IV,			Size(3):	2,206,965 SF
	LLC			Cut-off Date Balance Per SF(1):	$62
Guarantor:	USRA Net Lease IV Capital Corp.			Maturity Balance Per SF(1):	$62
Mortgage Rate:	3.9000%			Property Manager:	Tenant-managed
Note Date:	2/16/2022
First Payment Date:	4/6/2022
Maturity Date:	3/6/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	120 months			UW NOI:	$11,385,868
Seasoning:	2 months			UW NOI Debt Yield(1):	8.3%
Prepayment Provisions:	L(11),YM1(105),O(4)			UW NOI Debt Yield at Maturity(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.95x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(5):	NAV
Additional Debt Balance(1):	$96,318,600			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	100.0% (5/1/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of) (6) (7):	$219,100,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$99
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.8%
Other(3):	$12,243,079	$0	NAP	Maturity Date LTV Ratio(1):	62.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original loan amount:	$137,598,000	62.4%	Purchase Price:	$199,447,281	90.5%
Sponsor Equity:	$78,997,416	35.8%	Upfront reserves:	$12,243,079	5.6%
Seller Credit(8):	$3,898,500	1.8%	Closing costs:	$8,803,556	4.0%
Total Sources:	$220,493,916	100.0%	Total Uses:	$220,493,916	100.0%

(1)	The Shearer’s Industrial Portfolio Mortgage Loan (defined below) is part of the Shearer’s Industrial Portfolio Whole Loan (defined below) evidenced by four pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $137,598,000. The Shearer’s Industrial Portfolio Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Shearer’s Industrial Portfolio Whole Loan.
(2)	See “Escrows and Reserves” section below.
(3)	The size includes the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion to increase the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is the tenant’s responsibility and the expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.
(4)	The novel coronavirus pandemic is an evolving situation and could impact the Shearer’s Industrial Portfolio Properties (defined below) more severely than assumed in the underwriting of the Shearer’s Industrial Portfolio Properties and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(5)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease over the Shearer’s Industrial Portfolio Properties was executed with a 20-year initial term and an absolute triple-net (“NNN”) structure.
(6)	The aggregate appraised value of $219,100,000 includes a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion to increase the SF of the 821 Route 97 property from 145,485 SF to 221,876 SF. The expansion is expected to be completed by August 2022. The hypothetical market value “as if complete” for the 821 Route 97 property assumes the expansion is completed as planned. The funds for the expansion are reserved upfront.
(7)	According to the appraisals, the Shearer’s Industrial Portfolio Properties had an aggregate “as-is” appraised value of $206,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV ratio based on the “as-is” value is 66.7%. The appraisal also concluded an aggregate “go dark” value of $157,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value is 87.5%.
(8)	Represents a seller credit for fees paid in exchange for reduction of the interest rate on the Shearer’s Industrial Portfolio Whole Loan.

The Mortgage Loan. The tenth largest mortgage loan (the “Shearer’s Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Shearer’s Industrial Portfolio Whole Loan”) that was co-originated by Goldman Sachs Bank USA (“GSB”) and Wells Fargo Bank, National Association, and evidenced by four pari passu promissory notes in the aggregate original principal amount of $137,598,000. The Shearer’s Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering nine single-tenant industrial properties totaling 2,206,965 SF, located across eight states (the “Shearer’s Industrial Portfolio Properties”). The Shearer’s Industrial Portfolio Mortgage Loan, with an original principal amount of $41,279,400, is evidenced by the non-controlling Note A-2. The non-controlling Note A-1-2, with an original principal amount of $30,000,000 was contributed to the Benchmark 2022-B34 securitization transaction. The controlling Note A-1-1, in the original principal amount of $36,318,600, and the non-controlling Note A-1-3, in the original

A-3-92

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

principal amount of $30,000,000 (collectively, together with the non-controlling Note A-1-2, the “Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans”) are currently held by GSB. The Shearer’s Industrial Portfolio Whole Loan will initially be serviced under the pooling and servicing agreement for the Benchmark 2022-B34 securitization trust, until the securitization of the controlling Note A-1-1, at which point it will be serviced under the pooling and servicing agreement for the securitization to which the controlling Note A-1-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Shearer’s Industrial Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$36,318,600	$36,318,600	GSB	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2022-B34	No
A-1-3	$30,000,000	$30,000,000	GSB	No
A-2	$41,279,400	$41,279,400	BANK 2022-BNK41	No
Total	$137,598,000	$137,598,000

The Borrower and the Borrower Sponsor. The borrower is Snackhouse Portfolio Property LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shearer’s Industrial Portfolio Whole Loan. The non-recourse carveout guarantor of the Shearer’s Industrial Portfolio Whole Loan is USRA Net Lease IV Capital Corp., which is a subsidiary of USRA Institutional Net Lease Fund IV Capital Corp. The borrower sponsor is USRA Institutional Net Lease Fund IV, LLC, a real estate investment fund sponsored by U.S. Realty Advisors (“USRA”).

USRA was founded in 1989 as a single-tenant real estate investment and asset management firm. The borrower sponsor has completed $4.6 billion in transactions with a focus on acquisition and ownership of single-tenant, net leased properties. Currently, USRA has over $2.7 billion of assets under management.

The Properties. The Shearer’s Industrial Portfolio Properties comprise nine single-tenant manufacturing and/or warehouse/distribution facilities located across eight states. The Shearer’s Industrial Portfolio Properties are located in Minnesota (one property, 23.4% of NRA), Ohio (two properties, 14.2% of NRA), Iowa (one property, 20.1% of NRA), Arizona (one property, 9.4% of NRA), Pennsylvania (one property, 10.1% of NRA), Texas (one property, 5.5% of NRA), Arkansas (one property, 12.6% of NRA), and Virginia (one property, 4.7% of NRA). Constructed from 1946 to 2009, the Shearer’s Industrial Portfolio Properties total 2,206,965 SF, inclusive of the expected 76,391 SF expansion of the 821 Route 97 property, projected to be completed in August 2022, for which all funds have been reserved upfront. The Shearer’s Industrial Portfolio Properties range in size from 104,203 SF to 515,972 SF with clear heights ranging from 17’ to 35’ and parking ratios from 0.52 to 2.02 per 1,000 SF of rentable area. As of May 1, 2022, the Shearer’s Industrial Portfolio Properties are 100% leased to Shearer’s Foods, LLC (“Shearer’s Foods”). The tenant has spent a total of $429.0 million on equipment at the Shearer’s Industrial Portfolio Properties, as well as $42.3 million in capital expenditures since 2017.

The borrower purchased the nine assets as part of a sale-leaseback transaction for an allocated purchase price of $199.4 million.

The following table presents certain information relating to the Shearer’s Industrial Portfolio Properties:

Shearer’s Industrial Portfolio Properties Summary
Property Name – Location	Year Built / Renovated	Total NRA (SF)	Property Sub-Type	Allocated Whole Loan Balance(1)	Allocated Whole Loan Balance PSF(1)	% of Total Balance	As-Is Appraised Value	Cut-off Date LTV Ratio(1)	UW NCF(1)	% Total UW NCF
800 Northwest 4th Street – Perham, MN	1970 / 2016	515,972	Manufacturing / Warehouse	$23,539,804	$45.62	17.1%	$37,500,000	62.8%	$1,817,092	17.1%
4100 Millennium Boulevard Southeast – Maddillon, OH	2009 / 2020	171,390	Manufacturing	$22,472,666	$131.12	16.3%	$35,800,000	62.8%	$1,786,111	16.9%
3000 East Mount Pleasant Street – Burlington, IA	1946; 1978 / 2017	444,618	Manufacturing / Warehouse	$20,275,618	$45.60	14.7%	$32,300,000	62.8%	$1,565,805	14.8%
7330 West Sherman Street – Phoenix, AZ	2009 / NAP	207,222	Warehouse / Distribution	$17,827,478	$86.03	13.0%	$28,400,000	62.8%	$1,206,357	11.4%
821 Route 97 – Waterford, PA	1965; 2022 / 2018	221,876	Manufacturing / Warehouse	$15,191,020	$68.47	11.0%	$24,200,000(2)	62.8%	$1,189,608	11.2%
3200 Northern Cross Boulevard – Fort Worth, TX	1993 / 2020	121,253	Warehouse / Distribution	$13,810,018	$113.89	10.0%	$22,000,000	62.8%	$1,096,297	10.3%
3636 Medallion Avenue – Newport, AR	1968 / 2004	278,553	Manufacturing / Warehouse	$13,684,473	$49.13	9.9%	$21,800,000	62.8%	$1,109,104	10.5%
692 Wabash Avenue North – Brewster, OH	1969 / 2017	141,878	Manufacturing / Warehouse	$5,649,553	$39.82	4.1%	$9,000,000	62.8%	$434,389	4.1%
225 Commonwealth Avenue Extension – Bristol, VA	1965 / NAP	104,203	Warehouse / Distribution	$5,147,370	$49.40	3.7%	$8,100,000	63.5%	$390,936	3.7%
Total/Weighted Average		2,206,965		$137,598,000	$62.35	100.0%	$219,100,000	62.8%	$10,595,698	100.0%

(1)	The Allocated Whole Loan Balance and Allocated Whole Loan Balance PSF, Appraised Value, Cut-off Date LTV Ratio and UW NCF represent the total amounts of the Shearer’s Industrial Portfolio Whole Loan.

(2)	Represents the hypothetical market value “As-If Complete”, which assumes the contemplated expansion is completed. All funds related to the expansion were reserved at loan closing.

A-3-93

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Major Tenant.

Shearer’s Foods. (NR/B2/B-: F/M/S&P; 2,206,965 SF; 100.0% of NRA; 100.0% of underwritten base rent; February 28, 2042 lease expiration) – Officially founded in 1974, Shearer’s Foods traces its roots back to the early 1900’s when William Shearer opened a family grocery store in Canton, Ohio called Shearer’s Market. Since its inception, Shearer’s Foods has expanded through a series of acquisitions and expansions. Shearer’s is headquartered in Massillon, Ohio and is a contract manufacturer and private label supplier to the snack industry in North America. Shearer’s Foods is known for producing salty snacks, cookies, and crackers. The company’s largest customers are Walmart and Frito-Lay, which have been customers for 31 years and over 20 years, respectively. The Shearer’s Foods Industrial Portfolio Properties generated $1.05 billion in net sales in the 2021 fiscal year and comprise nine of the company’s 11 properties.

At loan origination, all nine facilities comprising the Shearer’s Industrial Portfolio Properties commenced an absolute NNN unitary master lease with Shearer’s Foods, a subsidiary of Chip Holdings, LLC, which guarantees the lease. The lease has an initial term of 20 years and five, five-year renewal options, for a fully extended term of 45 years, and contains no termination options (outside of casualty and condemnation). For the first 10 years, the rent will escalate by 2.0% annually, followed by 1.5% annual escalations for the next 10 years.

The following table presents certain information relating to the tenancy at the Shearer’s Industrial Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)(1)	Lease Expiration	Renewal Options	Term. Options
Shearer’s Foods	NR/B2/B-	2,206,965	100.0%	$12,134,938	100.0%	$5.50	2/28/2042	5, 5-yrs.	N
Subtotal/Wtd. Avg.		2,206,965	100.0%	$12,134,938	100.0%	$5.50

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,206,965	100.0%	$12,134,938	100.0%	$5.50

(1)	The Annual UW Rent and Annual UW Rent PSF shown above include rent steps through March 2023 totaling $237,939.

The following table presents certain information relating to the lease rollover schedule at the Shearer’s Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling(2)	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
Thereafter	1	2,206,965	$5.50	100.0%	100.0%	$12,134,938	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	2,206,965	$5.50	100.0%		$12,134,938	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The SF Rolling includes the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion increasing the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is expected to be completed by August 2022, with all related funds to complete the expansion reserved upfront.

COVID-19 Update. As of March 30, 2022, the Shearer’s Industrial Portfolio Properties are open and operating. The first payment date for the Shearer’s Industrial Portfolio Whole Loan was April 6, 2022 and the loan is current as of such date. There are no outstanding rent relief requests or modifications.

The Markets. The Shearer’s Industrial Portfolio consists of nine properties in eight states. The following highlights the five largest markets by allocated loan amount:

Cleveland, OH (20.4% of the allocated loan amount): The Cleveland industrial market has approximately 541.4 million square feet of industrial space and an average rent of $4.33 PSF with vacancy of 4.4%, as of fourth quarter of 2021.

A-3-94

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Fargo, ND-MN (17.1% of the allocated loan amount): The Fargo industrial market has approximately 13.6 million square feet of industrial space and an average rent of $7.47 PSF with vacancy of 3.9%, as of fourth quarter of 2021.

Davenport, IA (14.7% of the allocated loan amount): The Davenport industrial market has approximately 43.5 million square feet of industrial space and an average rent of $4.04 PSF with vacancy of 2.2%, as of fourth quarter of 2021.

Phoenix, AZ (13.0% of the allocated loan amount): The Phoenix industrial market has approximately 354.1 million square feet of industrial space and an average rent of $7.69 PSF with vacancy of 4.6% as of fourth quarter of 2021.

Erie, PA (11.0% of the allocated loan amount): The Erie industrial market currently has approximately 26.2 million square feet of industrial space and an average rent of $4.00 PSF with vacancy of 2.4% as of fourth quarter of 2021.

The following table presents certain local demographic data related to the Shearer’s Industrial Portfolio Properties:

Demographic Data Summary
Property Name – Location	2021 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2021 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
800 Northwest 4th Street – Perham, MN	3,377 / 4,327 / 5,257	$69,451 / $73,384 / $76,946
4100 Millennium Boulevard Southeast – Massillon, OH	758 / 16,539 / 64,864	$66,244 / $63,692 / $64,401
3000 East Mount Pleasant Street – Burlington, IA	3,714 / 21,500 / 30,999	$67,766 / $63,746 / $65,307
7330 West Sherman Street – Phoenix AZ	1,071 / 105,987 / 319,457	$58,509 / $64,976 / $64,311
821 Route 97 – Waterford, PA	83 / 7,220 / 32,538	$81,062 / $70,172 / $74,698
3200 Northern Cross Boulevard – Fort Worth, TX	4,334 / 99,981 / 269,854	$71,603 / $75,820 / $80,858
3636 Medallion Avenue – Newport, AR	2,121 / 2,319 / 7,383	$41,595 / $47,470 / $57,801
692 Wabash Avenue North – Brewster, OH	1,264 / 5,024 / 16,107	$65,986 / $76,584 / $73,691
225 Commonwealth Avenue Extension – Bristol, VA	3,954 / 28,773 / 51,120	$54,484 / $52,148 / $59,824

Source: Appraisal

The following table presents the appraisal’s market rent summary for the Shearer’s Industrial Portfolio Properties:

Market Rent Summary
Property Name – Location	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type (Reim- bursements)	Rent Increase Projection	Tenant Improvements (New / Renewal Tenants) (PSF)	Leasing Commissions (New / Renewal Tenants)
800 Northwest 4th Street – Perham, MN	$4.00	10	0 mos.	NNN	1.0%-2.0% per annum	$0.25 / NAV	6.0% / NAV
4100 Millennium Boulevard Southeast – Massillon, OH	$11.50	20	0 mos.	NNN	2.0% per annum	$0.50 / $0.25	6.0% / 3.0%
3000 East Mount Pleasant Street – Burlington, IA	$4.00	20	0 mos.	NNN	0.0%-2.0% per annum	$1.00 / NAV	6.0% / NAV
7330 West Sherman Street – Phoenix AZ	$6.50	15	0 mos.	NNN	3.0% per annum	$2.00 / $1.00	6.0% / 3.0%
821 Route 97 – Waterford, PA	$5.25	10	0 mos.	NNN	2.0% per annum	$0.50 / NAV	6.0% / NAV
3200 Northern Cross Boulevard – Fort Worth, TX	$10.00	5	0 mos.	NNN	3.0% per annum	$1.00 / $0.50	6.75% / 3.0%
3636 Medallion Avenue – Newport, AR	$4.50	20	0 mos.	Absolute Net	2.0% per annum	$2.00 / $0.00	5.0% / 2.5%
692 Wabash Avenue North – Brewster, OH	$3.50	20	0 mos.	NNN	2.0% per annum	$0.50 / $0.25	6.0% / 3.0%
225 Commonwealth Avenue Extension – Bristol, VA	$4.25	NAV	0 mos.	NNN	NAV	$1.00 / NAV	6.0% / NAV

Source: Appraisal

A-3-95

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Shearer’s Industrial Portfolio:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Base Rent	$11,896,999	$5.39
Contractual Rent Steps	$237,939(2)	$0.11
Grossed Up Vacant Space	$0	$0.00
Other Income	$0	$0.00
Total Recoveries	$2,704,144	$1.23
Less Vacancy & Credit Loss	($606,747)	($0.27)
Effective Gross Income	$14,232,335	$6.45

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee(3)	$142,323	$0.06
Other Operating Expenses(4)	$2,704,144	$1.23
Total Expenses	$2,846,467	$1.29

Net Operating Income	$11,385,868	$5.16
CapEx	$348,967	$0.16
TI/LC	$44,1202	$0.20
Net Cash Flow	$10,595,698	$4.80

Occupancy %	100.0%(5)
NOI DSCR(6)	2.09x
NCF DSCR(6)	1.95x
NOI Debt Yield(6)	8.3%
NCF Debt Yield(6)	7.7%

(1)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease for all of the Shearer’s Industrial Portfolio Properties was executed with a 20-year initial term and an absolute NNN structure.

(2)	Represents rent steps through March 2023.

(3)	The Shearer’s Industrial Portfolio Properties are tenant-managed. A 1% management fee was underwritten.

(4)	Other Operating Expenses, in combination with the Management Fee, assumes a 20% total expense load.

(5)	Occupancy % is based on the in-place rent roll dated May 1, 2022. Vacancy is underwritten at 5.0%.

(6)	The debt service coverage ratios and debt yields are based on the Shearer’s Industrial Portfolio Whole Loan balance.

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly tax reserves in an amount equal to 1/12 of the real property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, provided no event of default is continuing, the borrower will not be required to pay monthly tax reserves as long as the lender has received reasonably satisfactory evidence that the tenant is paying all real estate tax expenses, or the tenant is contesting the same.

Insurance – The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, provided no event of default is continuing, the borrower will not be required to pay monthly insurance reserves as long as the lender has received reasonably satisfactory evidence that the insurance requirements in the loan documents are satisfied, and the tenant is paying all insurance premiums.

Replacement Reserve – During the continuance of a Trigger Period (defined below), unless it is caused solely by a Tenant Semi-Vacancy Period (defined below), the borrower is required to fund a monthly replacement reserve in an amount equal to $27,587.

Leasing Reserve – During the continuance of a Trigger Period, unless it is caused solely by a Tenant Semi-Vacancy Period, the borrower is required to fund a monthly tenant improvement and leasing commission reserve in an amount equal to $183,914.

Shearer Expansion Allowance – The loan documents require an upfront reserve of $12,243,079 in connection with the expected expansion of the 821 Route 97 property, which is expected to increase the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is the tenant’s responsibility and the expansion is expected to be completed by August 2022.

Lockbox and Cash Management. The Shearer’s Industrial Portfolio Whole Loan requires a hard lockbox and in-place cash management. The borrower is required to cause all rents to be deposited directly into the lockbox account, and all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept periodically into a cash management account and, provided no event of default under the loan documents has occurred, prior to a Trigger Period, or during a Trigger Period caused soled by a Tenant Semi-Vacancy Period, any funds remaining in the cash management account after the payment priorities set forth in the Shearer’s Industrial

A-3-96

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Portfolio Whole Loan documents will be transferred to the borrower. Provided however, that during the continuance of a Trigger Period that is continuing solely as a result of a Tenant Semi-Vacancy Period, the borrower is required to fund an excess cash flow reserve monthly, as additional collateral for the Shearer’s Industrial Portfolio Whole Loan, in an amount equal to 1/12 of the product of (x) $0.50 multiplied by (y) the number of leasable square feet under the lease that is no longer in regular use, has been vacated or for which the tenant has ceased to occupy. During a Trigger Period, excluding one caused solely by a Tenant Semi-Vacancy Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in the Shearer’s Industrial Portfolio Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Shearer’s Industrial Portfolio Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default by the borrower under the lease which is reasonably expected to lead to the termination of the lease in its entirety;

(ii)	a bankruptcy or similar insolvency proceeding of the tenant, unless the lease has been affirmed;

(iii)	the termination, cancellation or surrender of the lease prior to its scheduled expiration;

(iv)	a Tenant Semi-Vacancy Period (as defined below);

(v)	a Tenant Full-Vacancy Period (as defined below); or

(vi)	the net operating income debt yield is less than 7.3%, tested quarterly.

A “Tenant Semi-Vacancy Period” means any period in which the tenant is not occupying at least 35%, but not more than 50%, of the leasable area at all of the Shearer’s Industrial Portfolio Properties, collectively, for a period of 90 consecutive days, or 150 days within a 12-month period. The calculation excludes any square footage that is unrentable because of the performance of any alteration, equipment installment, or accession or retooling, permitted under the Shearer’s Industrial Portfolio Whole Loan documents, including the expansion of the 821 Route 97 property.

A “Tenant Full-Vacancy Period” means any period in which the tenant is not occupying at least 50% of the leasable area at all of the Shearer’s Industrial Portfolio Properties, collectively, for a period of 90 consecutive days, or 150 days within a 12-month period. The calculation excludes any square footage that is unrentable because of the performance of any alteration, equipment installment, or accession or retooling, permitted under the Shearer’s Industrial Portfolio Whole Loan documents, including the expansion of the 821 Route 97 property. During the continuance of a Tenant Full-Vacancy Period, the borrower is required to deliver to the lender a letter of credit from the tenant in an amount equal to the basic rent payable under the lease for the 18-month period following the date of determination.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the bankruptcy proceeding has been resolved or the lease has been affirmed;

●	with regard to clause (iv) the Tenant Semi-Vacancy Period is no longer continuing;

●	with regard to clause (v), the Tenant Full-Vacancy Period is no longer continuing; and

●	with regard to clause (vi), the net operating income debt yield being greater than or equal to 7.3% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Shearer’s Industrial Portfolio Properties also secure the Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $96,318,600. The Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Shearer’s Industrial Portfolio Mortgage Loan. The Shearer’s Industrial Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the Shearer’s Industrial Portfolio Mortgage Loan and the Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Shearer’s Industrial Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Letter of Credit. Not permitted, other than with respect to a Tenant Full-Vacancy Period as set forth above.

Release of Property. Not permitted.

Right of First Refusal/Right of First Offer. None.

Terrorism Insurance. The Shearer’s Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shearer’s Industrial Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

A-3-97

Mortgage Loan No. 11 – Village Green East Apartments

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	WFB	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/S&P):	NR/NR/NR	Location:	Janesville, WI 53546
Original Balance:	$28,150,000	General Property Type:	Multifamily
Cut-off Date Balance:	$28,150,000	Detailed Property Type:	Garden
% of Initial Pool Balance:	2.4%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1973; 1978/2016
Borrower Sponsor:	J. Peter Jungbacker	Size:	406 Units
Guarantor:	J. Peter Jungbacker	Cut-off Date Balance per Unit:	$69,335
Mortgage Rate:	4.553%	Maturity Date Balance per Unit:	$60,164
Note Date:	2/9/2022	Property Manager:	Olympic Realty Corp.
First Payment Date:	3/11/2022
Maturity Date:	2/11/2032	Underwriting and Financial Information(2)
Original Term to Maturity:	120 months	UW NOI:	$2,261,919
Original Amortization Term:	360 months	UW NOI Debt Yield:	8.0%
IO Period:	30 months	UW NOI Debt Yield at Maturity:	9.3%
Seasoning:	3 months	UW NCF DSCR:	1.25x
Prepayment Provisions:	L(27),D(88),O(5)	Most Recent NOI:	$2,105,673 (2/28/2022 TTM)
Lockbox/Cash Mgmt Status:	Springing	2nd Most Recent NOI:	$2,006,105 (12/31/2020)
Additional Debt Type:	No	3rd Most Recent NOI:	$1,943,214 (12/31/2019)
Additional Debt Balance:	NAP	Most Recent Occupancy:	95.1% (2/28/2022)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent Occupancy:	94.0% (12/31/2020)
Reserves	3rd Most Recent Occupancy:	89.0% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$40,700,000 (1/7/2022)
RE Taxes:	$46,055	$46,055	NAP	Appraised Value per Unit:	$100,246
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	69.2%
Replacement Reserve:	$0	$8,459	NAP	Maturity Date LTV Ratio:	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,150,000	100.0%	Loan Payoff(3):	$25,948,786	92.2%
			Closing Costs:	$357,397	1.3%
			Return of Equity:	$1,797,762	6.4%
			Reserves:	$46,055	0.2%
Total Sources:	$28,150,000	100.0%	Total Uses:	$28,150,000	100.0%

(1)	The Village Green East Apartments Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with written evidence that all required insurance coverages are being maintained in full force and effect, and (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums at least 10 business days prior to the expiration of the policy.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Village Green East Apartments Mortgage Loan more severely than assumed in the underwriting of the Village Green East Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	The Loan Payoff includes the defeasance (and corresponding costs) of a prior loan secured by the Village Green East Apartments Property (as defined below) that was securitized in the COMM 2015-CCRE25 securitization trust.

The Mortgage Loan. The eleventh largest mortgage loan (the “Village Green East Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,150,000. The Village Green East Apartments Mortgage Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Janesville, Wisconsin (the “Village Green East Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Village Green East Apartments, LLC, a single-purpose Wisconsin limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is J. Peter Jungbacker. Mr. Jungbacker is a managing member of Alexander & Bishop Real Estate Capital Markets LLC (“Alexander & Bishop”), a real estate development, management, and investment banking company. Alexander & Bishop and its affiliates have developed over 3 million SF of shopping centers, office buildings, and multi-family apartment communities. Affiliates of Mr. Jungbacker have previously filed for Chapter 11 bankruptcy protections. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

A-3-98

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$28,150,000
3121 Village Court	Village Green East Apartments	Cut-off Date LTV:	69.2%
Janesville, WI 53546		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The Property. The Village Green East Apartments Property is a 406-unit garden multifamily apartment complex located in Janesville, Rock County, Wisconsin, totaling 318,599 SF situated on a 23.3-acre site and includes 26 one to two-story apartment buildings and 631 parking spaces (1.6 per unit).

The Village Green East Apartments Property was built in two phases in 1973 and 1978. The Village Green East Apartments Property has undergone renovations in 2012-2013 and 2016 with the borrower sponsor investing approximately $7.1 million (approximately $17,600/unit) since 2012. The renovations included upgrades to flooring, appliances, cabinets, lighting, roofs, siding, windows, and improvements to the boiler system. The apartment unit mix comprises one-, two- and three-bedroom units ranging in size from 621 – 1,500 SF with an average of 785 SF. As of February 28, 2022, the Village Green East Apartments Property is currently 95.1% occupied at an average contract rent of $839 per unit per month. Each unit generally features air conditioning, a balcony or patio, ceiling fans, fire/smoke detector and kitchens with an electric oven/range combination, garbage disposal dishwasher, microwave and refrigerator. Building amenities include a clubhouse, common laundry (in each building’s basement), exterior lighting, on-site manager, swimming pool, surface parking and a security patrol.

The borrower sponsor entered into a Land Use Restriction Agreement (“LURA”) with the Wisconsin Housing and Economic Development Authority (“WHEDA”) in April 2012 in connection with obtaining tax-exempt bond financing for the Village Green East Apartments Property. Until its expiration in April 2027, the LURA requires that 82 of the Village Green East Apartments Property’s 406 total units be designated as affordable housing units and set aside for residents whose income does not exceed 60.0% of the Rock County, Wisconsin median income. Further, the affordable housing units are rent-restricted, and the borrower sponsor is obligated to provide compliance-related documentation to the WHEDA, including tenant income information. The borrower sponsor repaid the tax-exempt bond financing in 2015. Further, the Village Green East Apartments Mortgage Loan is structured with springing recourse in the event of any losses associated with any enforcement action or default under the LURA.

The table below shows the residential apartment unit mix at the Village Green East Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
One Bedroom	185	181	97.8%	624	$776	$1.24
Two Bedroom	213	197	92.5%	897	$879	$0.98
Three Bedroom	8	8	100.0%	1,500	$1,191	$0.79
Total/Weighted Average	406	386	95.1%	785	$839	$1.07

Source: Underwritten rent roll dated February 28, 2022.

(1)	The Three Bedroom units are the only units with rents that would not be deemed to be affordable unit rents under the terms of the LURA; however, the borrower is only obligated to operate 82 units under the terms of the LURA.

The Market. The Village Green East Apartments Property is located in Janesville, Rock County, Wisconsin in the Janesville multifamily submarket of the Janesville-Beloit, WI multifamily market. The on-ramp for Interstate 90 (which provides access eastbound to Chicago, Illinois and westbound to Madison, Wisconsin) is situated approximately 1.4 miles northwest of the Village Green East Apartments Property. According to the appraisal, the other major thoroughfares in the immediate vicinity include Interstate 39, U.S. Route 14 and State Route 26, which are all within two miles of the Village Green East Apartments Property. The retail corridor along State Route 26 located approximately 2.4 to 2.7 miles northwest of the Village Green East Apartments Property includes Target, Kohl’s, Woodman’s Food Market, Dick’s Sporting Goods, Ulta Beauty, GameStop, UPS, FedEx and Hobby Lobby.

Within Rock County, the principal employers are spread throughout sectors including healthcare and education. According to the appraisal, the largest employer in Rock County is Mercy Health System, a non-profit hospital with 2,635 employees. The Janesville and Beloit School Districts employ 1,515 and 1,199 people, respectively.

According to a third party market research provider, as of March 28, 2022, the vacancy rate in the Janesville multifamily submarket was approximately 3.1%, with average asking rents of $890 per unit and inventory of approximately 2,688 units. Vacancy has averaged 4.8% from 2010 to 2021, with a high of 6.5% in 2010. Additionally, no units are under construction or expected to be delivered in the next eight calendar quarters. According to a third party market research provider, the estimated 2021 population within a one-, three- and five-mile radius of the Village Green East Apartments Property was 11,165, 42,724 and 68,065, respectively. The estimated 2021 average household income within the same radii was $66,560, $73,275 and $74,673, respectively.

A-3-99

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$28,150,000
3121 Village Court	Village Green East Apartments	Cut-off Date LTV:	69.2%
Janesville, WI 53546		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to comparable multifamily rental properties to the Village Green East Apartments Property:

Comparable Rental Properties(1)
Property	Year Built	# of Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
Village Green East Apartments Property(2) Janesville, WI	1973; 1978	406	1BR 2BR 3BR	624 897 1,500	$776 $879 $1,191	$1.24 $0.98 $0.79
Morningside Apartments Janesville, WI	1993	75	1BR 2BR	756 943	$700 $759	$0.93 $0.80
Woodsview Apartments at Park Place Janesville, WI	2001	270	1BR 2BR	864 1,765	$985 $1,255	$1.14 $0.71
Diamond Ridge Apartments Janesville, WI	2020	115	1BR 2BR 3BR	765 1,010 1,325	$975 $1,225 $1,590	$1.27 $1.21 $1.20
Palmer House Apartments Janesville, WI	1992	109	1BR 2BR	777 1,049	$667 $779	$0.86 $0.74
Badgerland Apartments Janesville, WI	1998	120	1BR 2BR	1,200 1,023	$850 $916	$0.71 $0.90

Source: Appraisal, unless otherwise indicated.

(1)	The comparables do not include affordable housing units.

(2)	Based on the underwritten rent roll dated February 28, 2022.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Village Green East Apartments Property:

Market Rent Summary
Unit Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
One Bedroom	185	624	$776	$1.24	$800	$1.22
Two Bedroom	213	897	$879	$0.98	$903	$0.88
Three Bedroom	8	1,500	$1,191	$0.79	$1,200	$0.80

(1)	Based on the underwritten rent roll dated February 28, 2022.

(2)	Based on the appraisal. The market rents averages do not contemplate affordable housing units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Village Green East Apartments Property:

Cash Flow Analysis
	2019	2020	2021	2/28/2022 TTM	UW	UW per Unit
Gross Potential Rent(1)	$3,808,421	$3,908,607	$3,973,730	$4,003,303	$4,088,712	$10,070.72
Other Income(2)	$131,952	$139,488	$187,986	$196,190	$196,190	$483.23
Discounts Concessions	($42,481)	($45,893)	($19,565)	($18,225)	($18,225)	($44.89)
Vacancy & Credit Loss	($324,445)	($391,105)	($284,291)	($284,417)	($215,026)(3)	($529.62)
Effective Gross Income	$3,573,448	$3,611,098	$3,857,860	$3,896,852	$4,051,652	$9,979.44

Real Estate Taxes	$518,894	$541,693	$578,344	$584,825	$578,444	$1,424.74
Insurance	$97,920	$87,632	$86,171	$85,879	$86,171	$212.24
Other Expenses	$1,013,419	$975,668	$1,116,996	$1,120,474	$1,125,118	$2,771.23
Total Expenses	$1,630,234	$1,604,993	$1,781,512	$1,791,178	$1,789,733	$4,408.21

Net Operating Income	$1,943,214	$2,006,105	$2,076,348	$2,105,673	$2,261,919	$5,571.23
Capital Expenditures	$0	$0	$0	$0	$101,500	$250.00
Net Cash Flow	$1,943,214	$2,006,105	$2,076,348	$2,105,673	$2,160,419	$5,321.23

Occupancy %(1)	89.0%	94.0%	93.0%	95.1%	95.0%
NOI DSCR	1.13x	1.16x	1.21x	1.22x	1.31x
NCF DSCR	1.13x	1.16x	1.21x	1.22x	1.25x
NOI Debt Yield	6.9%	7.1%	7.4%	7.5%	8.0%
NCF Debt Yield	6.9%	7.1%	7.4%	7.5%	7.7%

(1)	UW Gross Potential Rent and 2/28/2022 TTM Occupancy % are based on the underwritten rent roll dated February 28, 2022.

(2)	Other Income includes laundry income, application fees, late fees, pet fees, forfeited security deposits, cleaning fees, damage fees and month-to-month leases.

(3)	UW Vacancy & Credit Loss includes $204,436 attributable to vacancy (5.0% of the Gross Potential Rent) and $10,590 of collection loss.

A-3-100

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A-3-101

Mortgage Loan No. 12 – 980 Jolly Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/S&P):	NR/NR/NR			Location:	Blue Bell, PA 19422
Original Balance:	$24,750,000			General Property Type:	Office
Cut-off Date Balance:	$24,750,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1984/2019
Borrower Sponsor:	LMHT Capital, LLC			Size:	149,115 SF
Guarantors:	T. William Lingo and Douglas A.			Cut-off Date Balance PSF:	$166
	Motley			Maturity Date Balance PSF:	$166
Mortgage Rate:	3.6320%			Property Manager:	Kairos Property Services, LLC
Note Date:	1/21/2022
First Payment Date:	3/11/2022
Maturity Date:	2/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months
Prepayment Provisions:	L(27),D(89),O(4)
Lockbox/Cash Mgmt Status:	Soft/Springing
Additional Debt Type:	No
Additional Debt Balance:	NAP			Underwriting and Financial Information(6)
Future Debt Permitted (Type):	No (NAP)			UW NOI(7):	$2,417,152
Reserves				UW NOI Debt Yield:	9.8%
Type	Initial	Monthly	Cap	UW NOI Debt Yield at Maturity:	9.8%
RE Taxes:	$41,553	$8,311	NAP	UW NCF DSCR:	2.46x
Insurance:	$3,671	$3,674	NAP	Most Recent NOI(7):	NAV
Replacement Reserve:	$0	$2,487	$170,000	2nd Most Recent NOI(7):	NAV
Leasing Reserve:	$0	$12,426	NAP	3rd Most Recent NOI(7):	NAV
Elevate Holdover Reserve Funds(1):	$0	Springing	NAP	Most Recent Occupancy(8):	86.2% (9/30/2021)
Rent Concession and				2nd Most Recent Occupancy(7):	NAV
Reimbursement Reserve Funds(2):	$1,491,069	$0	NAP	3rd Most Recent Occupancy(7):	NAV
Gap Rent Reserve(3):	$328,042	$0	NAP	Appraised Value (as of)(9):	$36,500,000 (12/3/2021)
Existing TI/LC Reserve:	$2,591,868	$0	NAP	Appraised Value PSF(9):	$245
HUB Last Mile Credit Reserve(4):	$20,000	$0	NAP	Cut-off Date LTV Ratio(9):	67.8%
Prepaid Rent Reserve(5):	$67,835	$0	NAP	Maturity Date LTV Ratio(9):	67.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Mortgage Loan amount	$24,750,000	59.1%	Purchase Price(10)	$36,500,000	87.2%
Borrower Equity	$12,254,757	29.3%	Closing costs	$830,463	2.0%
Seller Credits	$4,869,745	11.6%	Upfront Reserves	$4,544,038	10.9%
Total Sources:	$41,874,502	100.0%	Total Uses:	$41,874,502	100.0%

(1)	If the borrower fails to deliver, and/or the tenant Elevate Healthcare Marketing (“Elevate”) has not accepted occupancy and/or possession of its space, by June 1, 2022, the borrower will deposit with the lender $18,000, to be released so long as there is no event of default and the lender has received evidence that the tenant is in occupancy and/or possession of its space.

(2)	The Rent Concession and Reimbursement Reserve is related to free rent due under existing leases with Elevate, Henkels & McCoy Group, LLC (“Henkels & McCoy”), and Fox Rothschild, LLP, to be disbursed in accordance with the loan documents.

(3)	The Gap Rent Reserve represents 125% of the gap rent between loan closing and the estimated lease start dates for Elevate, Henkels & McCoy, and Fox Rothschild, LLP, to be disbursed in accordance with the loan documents.

(4)	The Hub Last Mile Credit represents a landlord obligation to provide up to $20,000 to assist tenant in reimbursing its employees for certain ride-sharing commuting costs.

(5)	The Prepaid Rent Reserve represents prepaid rent under existing leases at the 980 Jolly Road Property (defined below), for Elevate and Fox Rothschild, LLP. The funds will be released when the lender has received an updated tenant estoppel confirming that no further free rent is owned to the tenant and that the tenant is in occupancy, conducting business in its space, and is paying full unabated rent.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the 980 Jolly Road Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(7)	The seller purchased the 980 Jolly Road Property vacant in 2017, after Aetna vacated the building in 2016. The seller implemented a $5.2 million renovation plan. Given the renovation and significant vacancy from 2017-2021, historical operating information and historical occupancy is limited.

(8)	The Most Recent Occupancy includes one tenant, Elevate, representing 6.9% of the net rentable area, that is not yet in occupancy of its space, and which is expected to take occupancy by June 1, 2022.

(9)	The appraised value represents the Hypothetical As-Is value, which assumes tenants with signed leases are in occupancy, paying full rent and all leasing costs have been paid. The As-Is appraised value of the 980 Jolly Road Property is $31,200,000 which represents a 79.3% Cut-off Date LTV Ratio and Maturity Date LTV Ratio.

(10)	The Purchase Price includes $4,869,745 in seller credits.

A-3-102

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

The Mortgage Loan. The twelfth largest mortgage loan (the “980 Jolly Road Mortgage Loan”) is evidenced by a single promissory note and secured by the first priority fee interest encumbering a multi-tenant office property totaling 149,115 square feet located in Blue Bell, Pennsylvania (the “980 Jolly Road Property”).

The Borrower and the Borrower Sponsor. The borrower is JLAM Jolly Office Property, LLC a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 980 Jolly Road Mortgage Loan. The borrower sponsor is LMHT Capital, LLC and the nonrecourse carveout guarantors are T. William Lingo and Douglas A. Motley.

LMHT Capital, LLC is the acquisition arm of JLAM, a Rehoboth Beach, Delaware based real estate investment firm specializing in investments in middle market commercial properties. Douglas A. Motley and T. William Lingo are principals of the company.

The Property. The 980 Jolly Road Property consists of a 2-story and 4-story multi-tenant office building totaling 149,115 square feet, located in Blue Bell, Pennsylvania. Built in 1984, the property previously served as the regional headquarters for Aetna Insurance until it vacated in 2016. The seller purchased the 980 Jolly Road Property vacant in 2017 and implemented a $5.2 million renovation plan consisting of a new lobby, renovated common areas including conference and meeting rooms, a fitness center, food and cafeteria amenity and renovated restrooms. The 980 Jolly Road Property is situated on a 10.4-acre site and has the use of an additional 11-acre parcel via a prepaid easement agreement that runs through March 2116. The additional parcel is currently used as parking and provides 386 parking spaces, resulting in a total of 736 parking spaces for the 980 Jolly Road Property, representing a parking ratio of 4.94 spaces per 1,000 square feet. As of September 30, 2021, the 980 Jolly Road Property is 86.2% leased to six tenants. One tenant, Elevate, representing 6.9% of the net rentable area, has not yet taken occupancy. The tenant is expected to take occupancy by June 1, 2022 and all leasing costs are reserved upfront.

Major Tenants.

Brightview Landscapes, LLC (NR/B1/B+: F/M/S&P; 55,905 square feet; 37.5% of NRA; 44.1% of underwritten base rent; 3/31/2032 lease expiration). Brightview Landscapes, LLC (“Brightview”) is a commercial landscaping company. Brightview dates back to 1939, and currently offers services for the entire landscape lifecycle including design, development, and maintenance. The company has approximately 21,500 employees and its clients include corporate, commercial, homeowner’s associations, public parks, resorts, golf courses, educational facilities and healthcare facilities. Brightview has been a tenant since 2019 and has one, 10-year renewal option remaining.

Henkels & McCoy Group, LLC (28,268 square feet; 19.0% of NRA; 21.4% of underwritten base rent; 2/28/2033 lease expiration) – Founded in 1923, Henkels & McCoy Group, LLC (“Henkels & McCoy”) is a privately held infrastructure construction, design, and engineering contractor connecting utility infrastructure networks. The company focuses on the power, oil and gas, gas distribution, and communications markets and is headquartered across the street from the 980 Jolly Road Property at 985 Jolly Road. The tenant’s lease commenced in February 2022 and it has one, 10-year renewal option. The tenant is currently in a 12-month free rent period, all of which was reserved upfront.

Fox Rothschild LLP (19,835 square feet; 13.3% of NRA; 15.3% of underwritten base rent; 3/31/2033 lease expiration) – Fox Rothschild LLP is a law firm with 950 lawyers across 28 offices throughout the United States. The tenant’s lease commenced on April 1, 2022, and has two, 5-year renewal options. Additionally, the tenant has a one-time right to terminate its lease effective after the expiration of the 96th month (March 31, 2030), provided that the tenant provides 12 months written notice, pays a termination fee equal to $681,604 ($34.36 PSF) with 50% of the termination payment paid when the tenant provides notice of termination and the remaining 50% paid on or before the termination date, and the tenant continues to pay all monthly rent through the termination date. The tenant is currently in a 12-month free rent period, all of which was reserved upfront.

The following table presents certain information relating to the tenancy at the 980 Jolly Road Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Brightview	NR/B1/B+	55,905	37.5%	$1,515,548	44.1%	$27.11	N	3/31/2032	1 x 10 yr
Henkels & McCoy(2)	NR/NR/NR	28,268	19.0%	$734,968	21.4%	$26.00	N	2/28/2033	1 x 10 yr
Fox Rothschild LLP(3)	NR/NR/NR	19,835	13.3%	$525,628	15.3%	$26.50	Y(4)	3/31/2033	2 x 5 yr
Total/Wtd. Avg.		104,008	69.8%	$2,776,143	80.8%	$26.69

Non-Major Tenants(5)		24,491	16.4%	$661,623	19.2%	$27.01
Occupied Collateral Total		128,499	86.2%	$3,437,766	100.0%	$26.75
Vacant Space		20,616	13.8%
Total/Wtd. Avg.		149,115	100.0%

(1)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through April 2022 totaling $36,818.

(2)	Henkels & McCoy is currently in a 12-month free rent period, all of which was reserved upfront.

(3)	Fox Rothschild LLP is currently in a 12-month free rent period, all of which was reserved upfront.

(4)	Fox Rothschild LLP has a one-time right to terminate its lease effective after the expiration of the 96th month (March 31, 2030), provided that the tenant provides 12 months written notice, pays a termination fee equal to $681,604 ($34.36 PSF) with 50% of the termination payment paid when the tenant provides notice of termination and the remaining 50% paid on or before the termination date, and the tenant continues to pay all monthly rent through the termination date.

(5)	Non-Major Tenants includes one tenant, Elevate, representing 6.9% of the net rentable area, that is not yet in occupancy of its space. All leasing costs are reserved upfront.

A-3-103

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the 980 Jolly Road Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling(3)	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	180	$19.33	0.1%	0.1%	$3,479	0.1%	0.1%
2027	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2028	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2029	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2030	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2031	1	13,972	$27.31	9.4%	9.5%	$381,575	11.1%	11.2%
2032	1(4)	55,905	$27.11	37.5%	47.0%	$1,515,548	44.1%	55.3%
2033 & Beyond	3	58,442	$26.30	39.2%	86.2%	$1,537,164	44.7%	100.0%
Vacant	0	20,616	$0.00	13.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	149,115	$26.75	100.0%		$3,437,766	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

(3)	The UW Base Rent PSF and Approx. % of Total Rent excludes vacant space.

(4)	The lease expiring includes 720 SF of storage space leased to Brightview.

COVID-19 Update. As of April 5, 2022, the 980 Jolly Road Property was fully open and operational. The borrower sponsor reported that all tenants are current on rent and there is no ongoing rent relief or modifications.

The Market. The 980 Jolly Road Property is located in Blue Bell, Pennsylvania, approximately 19 miles north of Philadelphia, Pennsylvania. The 980 Jolly Road Property is located proximate to regional transportation routes including Interstate 476 and Interstate 276 (Pennsylvania Turnpike), which are 0.20 miles and 3.0 miles from the 980 Jolly Road Property, respectively. The area is comprised mainly of office parks with major companies located in the area including Siemens, Aetna, Unisys, Signant Health, and Abington Memorial Hospital. Amenities in the area include Plymouth Meeting Mall, located approximately 2.6 miles from the 980 Jolly Road Property and anchored by Boscov’s and Macy’s and a recently added lifestyle center with a Whole Foods. This section of Interstate 476 also includes several hotels, retail uses, as well as high-rise residential uses. According to a third party research provider, within a one, three- and five-mile radius of the 980 Jolly Road Property, the 2021 average household income was approximately $144,693, $125,763, and $115,997, respectively; and within the same radii, the 2021 estimated population was 6,305, 54,914, and 162,978, respectively.

According to the appraisal, the 980 Jolly Road Property is situated within the Blue Bell/Plymouth Meeting/Fort Washington office submarket, of the greater Philadelphia office market. As of third quarter 2021, the submarket reported total inventory of approximately 12.4 million SF, with an 18.8% vacancy rate, average rent of $28.48 PSF, and no office properties under construction in the submarket. The appraisal included 11 lease comparables from five buildings ranging from $18.00 to $38.00 PSF and concluded to a market rent of $30.00 PSF, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 980 Jolly Road Property:

Market Rent Summary
	Office – 5 Yr	Office – 10 yr	Lower Level	Storage
Market Rent (PSF)	$27.00	$27.00	$25.00	$11.50
Lease Term (Years)	5	10	5	7
Lease Type (Reimbursements)	FS + Electric	FS + Electric	FS + Electric	None
Concessions (New/Renewal) (months)	4 months / 2 months	8 months / 4 months	4 months / 2 months	None
Tenant Improvement (New/Renewal)	$35.00 / $15.00	$55.00 / $25.00	$35.00 / $15.00	$0.00 / $0.00
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	0.0% / 0.0%

Source: Appraisal.

A-3-104

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

The table below presents certain information relating to comparable sales pertaining to the 980 Jolly Road Property identified by the appraisal:

Comparable Sales
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Office Building (Subject) 980 Jolly Road	Blue Bell, PA	1984/2019	149,115	86.2%	Jan-22	$245
Westlakes 1055 Westlakes Drive	Berwyn, PA	1988/2015	455,183	92.0%	Nov-21	$297
Office Building 211 S. Gulph Road	King of Prussia, PA	1957/2018	102,204	97.0%	Apr-21	$252
Arborcrest 721 Arbor Way	Blue Bell, PA	1960/2018	855,600	94.0%	Dec-20	$263
Office Building 518 East Township Line Road	Blue Bell, PA	NAV/2019	123,087	80.0%	Apr-20	$202
Bay Colony Executive Park 565-595 East Swedesford Road	Wayne, PA	1984/2017	246,003	93.0%	Dec-19	$237

Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 980 Jolly Road Property:

Comparable Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	SF	Date	Term	Annual Base Rent PSF	Lease Type
Office Building (Subject) 980 Jolly Road Blue Bell, PA	1984/2019(2)	149,115(2)
Plymouth Meeting Executive Campus 610 West Germantown Pike Plymouth Meeting, PA	1986/NAP(3)	90,088(3)	Horst Krekstein LLC	5,949	Jun-2021	6.0 Yrs.	$30.50	FS+ Electric
16-18 Sentry Park West 1787 Sentry Park West Whitpain Township Blue Bell, PA	1988/2016(3)	95,583(3)	Kenney McCafferty PC	4,828	Oct-2020	5.0 Yrs.	$27.80	FS+ Electric
Blue Bell Plaza 510 East Township Line Road Blue Bell, PA	1963/2017(3)	89,500(3)	Griswold International	12,492	Aug-2020	7.0 Yrs.	$26.50	FS+ Electric
Woodlands I 785 Arbor Way Blue Bell, PA	1970/2018(3)	202,962(3)	Konica Minolta	10,641	Feb-2020	7.0 Yrs.	$32.50	FS+ Electric
Woodlands I 785 Arbor Way Blue Bell, PA	1970/2018(3)	202,962(3)	Bracket Global	105,638	Feb-2019	13.0 Yrs.	$29.50	FS+ Electric

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from a third party research report.

A-3-105

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 980 Jolly Road Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$3,437,766(2)	$23.05
Free Rent Adjustment	$0	$0.00
Grossed Up Vacant Space	$522,150	$3.50
Gross Potential Rent	$3,959,916	$26.56
Other Income	$0	$0.00
Total Recoveries	$500,688	$3.36
Net Rental Income	$4,460,604	$29.91
(Vacancy & Credit Loss)	($522,150)	($3.50)
Effective Gross Income	$3,938,454	$26.41

Real Estate Taxes	$324,350	$2.18
Insurance	$41,986	$0.28
Management Fee	$118,154	$0.79
Other Operating Expenses	$1,036,813	$6.95
Total Operating Expenses	$1,521,303	$10.20

Net Operating Income	$2,417,152	$16.21
Replacement Reserves	$23,858	$0.16
TI/LC	$149,115	$1.00
Net Cash Flow	$2,244,178	$15.05

Occupancy %	86.2%(3)
NOI DSCR	2.65x
NCF DSCR	2.46x
NOI Debt Yield	9.8%
NCF Debt Yield	9.1%

(1)	The seller purchased the 980 Jolly Road Property vacant in 2017, after Aetna vacated the building in 2016. The seller implemented a $5.2 million renovation plan. Given the renovation and significant vacancy from 2017-2021, historical operating information is limited.

(2)	The UW Base Rent and UW Base Rent PSF include contractual rent steps through April 2022 totaling $36,818. Additionally, it includes income from one tenant, representing 6.9% of net rentable area, that is not yet in occupancy of its space. The tenant is estimated to be in occupancy by June 1, 2022 and all leasing costs are reserved upfront.

(3)	The 980 Jolly Road Property is underwritten at 86.6% occupancy. As of September 30, 2021, the 980 Road Property was 86.2% leased.

A-3-106

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A-3-107

Mortgage Loan No. 13 – Journal Squared Tower 2

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/S&P):	A (low)/BBB-sf/NR			Location:	Jersey City, NJ 07306
Original Balance(1):	$23,500,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$23,500,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2021/NAP
Borrower Sponsors:	Affiliates of the Kushner Real			Size:	704 Units
	Estate Group and INDURE Build-			Cut-off Date Balance per Unit(1):	$260,653
	to-Core Fund, LLC			Maturity Balance per Unit(1):	$260,653
Guarantor:	Murray Kushner			Property Manager:	KRE Property Management Company
Mortgage Rate:	3.4900%				LLC (borrower related)
Note Date:	11/30/2021
First Payment Date:	1/11/2022
Maturity Date:	12/11/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$22,045,994
Seasoning:	5 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	L(29),D(84),O(7)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Springing			UW NCF DSCR(1):	3.37x
Additional Debt Type(1)(2):	Pari Passu/Subordinate			Most Recent NOI(4):	NAV
Additional Debt Balance(1)(2):	$160,000,000/$166,500,000			2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	98.4% (11/2/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$148,128	$74,062	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$35,746	$35,742	NAP	Appraised Value (as of):	$483,100,000 (9/1/2021)
Replacement Reserve:	$0	$14,667	NAP	Appraised Value per Unit:	$686,222
Existing TI/LC Obligations Reserve:	$559,751	$0	NAP	Cut-off Date LTV Ratio(1):	38.0%
Rent Concession Reserve:	$415,373	$0	NAP	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$183,500,000	52.4%	Loan Payoff(5):	$278,722,136	79.6%
Subordinate Loan Amount	$166,500,000	47.6%	Cash Investment in Tower III	$66,973,808	19.1%
			Upfront Reserves	$1,158,998	0.3%
			Closing Costs	$3,145,058	0.9%
Total Sources:	$350,000,000	100.0%	Total Uses:	$350,000,000	100.0%

(1)	The Journal Squared Tower 2 Mortgage Loan (as defined below) is part of the Journal Squared Tower 2 Whole Loan (as defined below). The Cut-off Date Balance Per Unit, Maturity Balance Per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Journal Squared Tower 2 Senior Loan (as defined below). See “Journal Squared Tower 2 Whole Loan Summary” table below. The Cut-off Date Balance Per Unit, Maturity Balance Per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Journal Squared Tower 2 Whole Loan are: $497,159, $497,159, 1.77x, 6.3%, 6.3%, 72.4% and 72.4%, respectively.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Journal Squared Tower 2 Whole Loan more severely than assumed in the underwriting of the Journal Squared Tower 2 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	Historical occupancies and NOI figures are not presented as the Journal Squared Tower 2 Property (as defined below) was constructed in 2021 and has been undergoing lease up.

(5)	The Journal Squared Tower 2 Whole Loan was used to repay the existing construction debt and the land loan on the Journal Squared Tower 2 Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Journal Squared Tower 2 Mortgage Loan”) is part of a whole loan (the “Journal Squared Tower 2 Whole Loan”) that is evidenced by four pari passu senior promissory notes in the aggregate original principal amount of $183,500,000 (collectively, the “Journal Squared Tower 2 Senior Loan”) and one subordinate promissory note in the original principal amount of $166,500,000 (the “Journal Squared Tower 2 Subordinate Companion Loan”). The Journal Squared Tower 2 Whole Loan was originated on November 30, 2021, by Wells Fargo Bank, National Association. The Journal Squared Tower 2 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 71-story, 704 unit luxury residential tower in Jersey City, New Jersey (the “Journal Squared Tower 2 Property”). The Journal Squared Tower 2 Mortgage Loan is evidenced by the $23,500,000 non-controlling promissory Note A-4. As shown in the “Journal Squared Tower 2 Whole Loan Summary” table below, one senior promissory note and the Journal Squared Tower 2 Subordinate Companion Loan, in the original aggregate principal amount of $216,500,000 were contributed to the WFCM 2022-JS2 securitization trust and two senior promissory notes in the original aggregate principal amount of $110,000,000 were contributed to the BANK 2022-BNK40 securitization trust. The Journal Squared Tower 2 Whole Loan is being serviced pursuant to the trust and servicing agreement for the WFCM 2022-JS2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Journal Squared Tower 2 Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-108

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$23,500,000
605 Pavonia Avenue	Journal Squared Tower 2	Cut-off Date LTV:	38.0%
Jersey City, NJ 07306		UW NCF DSCR:	3.37x
		UW NOI Debt Yield:	12.0%

Journal Squared Tower 2 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Journal Squared Tower 2 Senior Loan
A-1	$50,000,000	$50,000,000	WFCM 2022-JS2	Yes
A-2	$55,000,000	$55,000,000	BANK 2022-BNK40	No
A-3	$55,000,000	$55,000,000	BANK 2022-BNK40	No
A-4	$23,500,000	$23,500,000	BANK 2022-BNK41	No
Total (Senior Loan)	$183,500,000	$183,500,000
Journal Squared Tower 2 Subordinate Companion Loan B	$166,500,000	$166,500,000	WFCM 2022-JS2	No
Total (Whole Loan)	$350,000,000	$350,000,000

The Borrower and the Borrower Sponsors. The borrower is Journal Square II Urban Renewal LLC, a New Jersey limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Journal Squared Tower 2 Whole Loan. The borrower sponsors are entities controlled by affiliates of the Kushner Real Estate Group (the “KRE Group”) and INDURE Build-to-Core Fund, LLC and the non-recourse carveout guarantor under the Journal Squared Tower 2 Whole Loan is Murray Kushner.

The KRE Group is a New Jersey real estate development and management company founded in 1979 by Murray Kushner. The KRE Group has developed, owns, and manages over six million square feet of commercial, retail and industrial property and owns over 9,000 apartments, while employing over 300 full-time employees. In addition, the KRE Group has several thousand additional residential units in its development pipeline, more than 3,000 of which are in Jersey City alone. Murray Kushner has been a real estate investor and developer for more than 40 years and is Chairman of the KRE Group, the successor company to SK Properties.

The Property. The Journal Squared Tower 2 Property is a 71-story, luxury residential tower containing 704 units, 17,500 square feet of ground floor retail space and an in-building 351-space parking garage situated in Jersey City, New Jersey. According to the appraisal, residents have access to approximately 70,000 square feet of amenities spread across three floors at the Journal Squared Tower 2 Property, including a 68th-floor sky lounge with unobstructed views of the Manhattan skyline, two outdoor pools and sundecks with barbecue grills and fire pits, two fitness centers, yoga studio, climbing wall, library, screening room, a kids’ playroom, and multiple lounges and co-working spaces. Unit finishes include hardwood flooring, two-pipe central air conditioning and heating and in-home full-sized washer/dryers. Kitchens feature modern cabinetry and stainless steel appliances, inclusive of refrigerator, range, microwave and dishwasher.

The Journal Squared Tower 2 Property is the second phase of the borrower sponsor’s three phase Journal Squared development. Journal Squared Tower 1 (“Phase 1” or “Tower 1”) was completed in mid-March 2017 and consists of 538 units, and Journal Squared Tower 3 (“Phase 3” or “Tower 3”) is expected to have 598 units and broke ground in the beginning of October 2021. The borrower sponsor has completed its initial lease up and the Journal Squared Tower 2 Property, as of the November 2, 2021 rent roll, is 98.4% leased with eleven units being marketed (including three model units and one administrative unit). The Journal Squared Tower 2 Property also includes 17,500 square feet of commercial space that is currently 53.6% leased to one tenant (Food Story) with the remaining 8,119 square feet of space currently being marketed for lease.

In 2013, the City of Jersey City granted an affiliate of the sponsor three financial agreements for tax abatements and redevelopment bonds, one for each of the Journal Squared developments. The PILOT agreement with respect to Tower 2 (the ‘‘JS2 PILOT’’) allowed for the multi-year construction period with the first full year of service charge payments in lieu of taxes (“Annual Service Charges”) due under the JS2 PILOT beginning in 2022. Based on the JS2 PILOT, the Annual Service Charges’ are on a schedule for approximately 22 years through 2043. Annual Service Charges under the JS2 PILOT in the first 10 years are $787 per unit, or $554,048 annually (plus a current $290,726 pledged annual service charge for an estimated total of $844,774, which such total is expected to be adjusted upon the completion of Tower 3). Step-ups of Annual Service Charges are scheduled to occur in 2032 (to $1,000 per unit, plus a pledged annual service charge that is expected to be determined after completion of Tower 3) and 2037 (to $2,300 per unit, plus a pledged annual service charge that is expected to be determined after completion of Tower 3), and then are scheduled to be 10.0% of gross revenue (plus a pledged annual service charge that is expected to be determined after completion of Tower 3) from 2044 until the expiration of the JS2 PILOT in 2048.

In total, the Journal Squared Tower 2 Property consists of approximately 516,000 rentable residential square feet spread across 135 studios, 407 one-bedrooms, 142 two-bedrooms and 20 three-bedrooms, with 351 parking spaces (this equates to a parking ratio of 0.50 per unit).

Condominium Regime. The Journal Squared Tower 2 Property is comprised of the borrower’s fee simple interest in a condominium unit within the three-unit condominium known as Journal Squared Condominium (the “Condominium”) along with Tower 1 and Tower 3. The borrower-owned unit includes 43.4409% of the common elements, which entitles the borrower to 43 of the 100 votes in the condominium regime (together with the right to appoint 1 of 3 board members). Tower 1 and Tower 3 include 26.4516% and 30.1075% of the common elements, respectively. The loan documents provide that it is an event of default if, without the prior written consent of the lender, the borrower votes for or otherwise consents to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the loan documents.

A-3-109

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$23,500,000
605 Pavonia Avenue	Journal Squared Tower 2	Cut-off Date LTV:	38.0%
Jersey City, NJ 07306		UW NCF DSCR:	3.37x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the unit mix of the Journal Squared Tower 2 Property:

		Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	135	134	19.2%	99.3%	496	$2,376
1 Bedroom	407	401	57.8%	98.5%	673	$2,911
2 Bedrooms	142	141	20.2%	99.3%	1,034	$4,320
3 Bedrooms	20	17	2.8%	85.0%	1,433	$5,291
Total/Weighted Average	704	693	100.0%	98.4%	733	$3,153

(1)	Information based on the underwritten rent roll.

The Market. The Journal Squared Tower 2 Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Jersey City/Journal Square multifamily submarket. The Journal Squared Tower 2 Property is situated adjacent to the Journal Square Port Authority Trans Hudson (PATH) Station, three stops away from PATH’s remodeled World Trade Center Station in Downtown Manhattan, eight stops away from PATH’s 33rd Street Station in Midtown Manhattan, and two stops from Newark Penn Station (where passengers can connect to Amtrak for national service and NJ Transit for regional service (including direct access to Newark Liberty International Airport).

As of January 31, 2022, the Jersey City/Journal Square Multifamily submarket had approximately 17 buildings with approximately 2,033 units under construction with an overall vacancy rate of 8.6% and average asking rents of $2,406 per unit (per month).

The appraisal identified six directly competitive multifamily comparables. Average asking rents ranged from $1,762 to $5,283 per unit and are further detailed in the table below:

			Competitive Set
	Journal Squared Tower 2 (Subject)	The Beacon	3 Journal Square Apartments	MRK	90 Columbus	Journal Squared Tower 1(1)	70 Columbus
Location	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ
Distance to Subject	--	0.9 miles	0.2 miles	0.5 Miles	1.5 miles	0.2 Miles	1.5 miles
Property Type	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise
Year Built/Renovated	2021/NAP	1920/2018	2017/NAP	2020/NAP	2018/NAP	2017/NAP	2015/NAP
Number of Units	704(2)	1,155	240	132	539	538	545
Average Monthly Rent (per unit)
Studio	$2,376(2)	$1,914	$2,108	$1,762	$2,600	$2,270	$2,430
1 Bedroom	$2,911(2)	$2,515	$2,802	$2,692	$2,989	$2,633	$2,790
2 Bedrooms	$4,320(2)	$2,953	$3,002	$3,021	$4,225	$4,261	$4,065
3 Bedrooms	$5,291(2)	$3,995	$4,841	$4,000	$5,025	$5,283	NAP
Occupancy	98.4%(2)	96%	98%	99%	98%	95%	98%

Source: Appraisal, unless otherwise indicated.

(1)	Affiliates of the borrower sponsor own and developed Journal Squared Tower 1.

(2)	Information obtained from the underwritten rent roll.

A-3-110

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$23,500,000
605 Pavonia Avenue	Journal Squared Tower 2	Cut-off Date LTV:	38.0%
Jersey City, NJ 07306		UW NCF DSCR:	3.37x
		UW NOI Debt Yield:	12.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Journal Squared Tower 2 Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$26,688,888	$37,910
Grossed Up Vacant Space	$0	$0
Other Income(2)	$2,265,601	$3,218
Less Vacancy & Credit Loss(3)	($1,334,444)	($1,896)
Effective Gross Income	$27,620,045	$39,233

Real Estate Taxes(4)	$598,021	$849
Insurance	$408,484	$580
Management Fee	$828,601	$1,177
Other Operating Expenses	$3,738,944	$5,311
Total Expenses	$5,574,050	$7,918

Net Operating Income	$22,045,994	$31,315
Capital Expenditures	$176,000	$250
Net Cash Flow	$21,869,994	$31,065

Occupancy%(3)	95.2%
NOI DSCR(5)	3.40x
NCF DSCR(5)	3.37x
NOI Debt Yield(5)	12.0%
NCF Debt Yield(5)	11.9%

(1)	Historical cash flow information is not presented as the Journal Squared Tower 2 Property was constructed in 2021 and has been undergoing lease up.

(2)	Other Income includes parking income, commercial tenant income attributed to the executed lease with Food Story, which is expected to open in 2022, amenity fees, lease application and credit fees, tenant late charges, bad check charges, lease breakage fees, tenant service charges, pet fees and storage fees.

(3)	The underwritten economic vacancy is 4.8%. The Journal Squared Tower 2 Property was 98.4% leased as of November 2, 2021. Outstanding rent concessions of $415,373 were reserved for at the time of origination of the Journal Squared Tower 2 Whole Loan.

(4)	Reflects anticipated Year 1 payment due under the JS2 PILOT (see “The Property” section above for additional information). The appraisal’s concluded unabated tax amount is $3,327,213, which results in a NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield based on the Journal Squared Tower 2 Senior Loan of 2.97x, 2.95x, 10.5% and 10.4%, respectively and a NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield based on the Journal Squared Tower 2 Whole Loan of 1.56x, 1.55x, 5.5% and 5.5%, respectively.

(5)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Journal Squared Tower 2 Senior Loan and exclude the Journal Squared Tower 2 Subordinate Companion Loan.

Journal Squared Tower 2 Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$183,500,000	3.490%	3.37x	12.0%	38.0%
Subordinate Notes	$166,500,000	3.490%	1.77x	6.3%	72.4%

A-3-111

Mortgage Loan No. 14 & 15 – Storage Express I and Storage Express II Crossed Group(1)

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR	Location(4):	Various, FL
Original Balance:	$21,000,000	General Property Type:	Self Storage
Cut-off Date Balance:	$21,000,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	1.8%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated(4):	Various / NAP
Borrower Sponsor:	Elyezer Hus	Size(5):	194,997 SF
Guarantor:	Elyezer Hus	Cut-off Date Balance PSF(5):	$108
Mortgage Rate:	3.5810%	Maturity Date Balance PSF(5):	$108
Note Date:	3/1/2022	Property Manager:	Self-managed
First Payment Date:	4/1/2022	Underwriting and Financial Information(5)(6)
Maturity Date:	3/1/2032	UW NOI:	$2,239,229
Original Term to Maturity:	120 months	UW NOI Debt Yield:	10.7%
Original Amortization Term:	0 months	UW NOI Debt Yield at Maturity:	10.7%
IO Period:	120 months	UW NCF DSCR:	2.89x
Seasoning:	2 months	Most Recent NOI:	$2,184,785 (1/31/2022 TTM)
Prepayment Provisions:	L(26),D(90),O(4)	2nd Most Recent NOI:	$2,143,122 (12/31/2021)
Lockbox/Cash Mgmt Status:	Springing	3rd Most Recent NOI:	$1,771,654 (12/31/2020)
Additional Debt Type:	NAP	Most Recent Occupancy:	97.4% (2/15/2022)
Additional Debt Balance:	NAP	2nd Most Recent Occupancy:	96.5% (12/31/2021)
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent Occupancy:	89.3% (12/31/2020)
Reserves	Appraised Value (as of):	$41,510,000 (1/25/2022)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$213
RE Taxes(2):	$213,027	$45,673	NAP	Cut-off Date LTV Ratio:	50.6%
Insurance:	$0	Springing(3)	NAP	Maturity Date LTV Ratio:	50.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Storage Express I Mortgage Loan:	$14,500,000	69.0%	Loan Payoff:	$15,107,624	71.9%
Storage Express II Mortgage Loan:	$6,500,000	31.0%	Return of Equity:	$5,268,046	25.1%
			Closing Costs:	$411,303	2.0%
			Reserves:	$213,027	1.0%
Total Sources:	$21,000,000	100.0%	Total Uses:	$21,000,000	100.0%

(1)	The Storage Express I and II Crossed Mortgage Loans (as defined below) are cross-collateralized and cross-defaulted with one another. All information herein presents the Storage Express I and II Crossed Mortgage Loans as one mortgage loan, except as otherwise specified. With respect to each of the individual Storage Express I and II Crossed Mortgage Loans, the applicable loan-to-value ratios, debt service coverage ratios and debt yields are based upon the indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in the table above.

(2)	The upfront tax reserve for the Storage Express I Mortgage Loan (as defined below) and the Storage Express II Mortgage Loan (as defined below) are approximately $122,027 and $91,000, respectively. The ongoing monthly tax deposits for the Storage Express I Mortgage Loan and the Storage Express II Mortgage Loan are approximately $30,507 and $15,167, respectively.

(3)	The Storage Express I and II Crossed Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Storage Express I and II Properties (as defined below) are covered under a blanket policy acceptable to the lender.

(4)	See “Property Summary” below.

(5)	The underwriting and financial information shown represents the Storage Express I and II Crossed Mortgage Loans in aggregate.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Storage Express I and II Crossed Mortgage Loans more severely than assumed in the underwriting of the Storage Express I and II Crossed Mortgage Loans and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loans. The mortgage loans (individually, the “Storage Express I Mortgage Loan” and the “Storage Express II Mortgage Loan”, and collectively, the “Storage Express I and II Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another and are not permitted to be uncrossed. The Storage Express I Mortgage Loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 110,234 SF self storage property located in Lauderhill, Florida (the “Storage Express I Property”). The Storage Express II Mortgage Loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an 84,763 SF self storage property located in Pompano Beach, Florida (the “Storage Express II Property”, and, together with the Storage Express I Property, the “Storage Express I and II Properties”).

A-3-112

Self Storage – Self Storage	Loan # 14-15	Cut-off Date Balance:	$21,000,000
Various	Storage Express I and Storage Express II	Cut-off Date LTV:	50.6%
Various, FL	Crossed Group	UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	10.7%

The Borrowers and the Borrower Sponsor. The borrowers are comprised of two entities, Storage Express I, LLC and Storage Express II, LLC, each a Florida limited liability company and single purpose entity. The non-recourse carve-out guarantor and borrower sponsor of the Storage Express I and II Crossed Mortgage Loans is Elyezer Hus.

Elyezer Hus is a self-storage owner/operator with over 25 years of experience in developing, operating, and managing commercial real estate assets. Elyezer Hus began acquiring land in south Florida in the early 1990s and has developed three self-storage facilities totaling 3,382 units and parking spaces since that time. Mr. Hus currently owns five commercial assets (four self-storage and one office) and currently manages three residential properties totaling 18 units.

The Properties. The Storage Express I and II Properties comprise seven self-storage buildings totaling 194,997 SF located in the Miami-Fort Lauderdale-Pompano Beach, FL Core Based Statistical Area (“CBSA”). The Storage Express I and II Properties were built in 1996 and 2001, respectively.

The following table presents certain information relating to the Storage Express I and II Properties:

Property Summary
Property Name Location	Allocated Cut-off Date Balance	Cut-off Date Balance PSF	% of ALA	Year Built/ Renovated	Appraised Value	LTV %	U/W NCF	% Total U/W NCF	NRA (SF)(1)	% NRA	# of Units(1)	Occ%(1)
Storage Express I 7400 West Oakland Park Boulevard Lauderhill, FL	$14,500,000	$132	69.0%	1996 / NAP	$27,970,000	51.8%	$1,472,123	66.9%	110,234	56.5%	1,354	96.0%

Storage Express II 500 Green Road Pompano Beach, FL	$6,500,000	$77	31.0%	2001 / NAP	$13,540,000	48.0%	$728,691	33.1%	84,763	43.5%	792	99.1%

Total/Wtd Avg	$21,000,000	$108	100.0%		$41,510,000	50.6%	$2,200,814	100.0%	194,997	100.0%	2,146	97.3%

Source: Appraisal, unless indicated otherwise.

(1)	Based on the borrower rent roll dated February 15, 2022.

Storage Express I

The Storage Express I Property is a 110,234 SF self storage facility located in Lauderhill, Florida. Situated on a 5.0-acre site, the Storage Express I Property was developed in 1996 by the borrower sponsor and consists of 1,267 self storage and locker units (105,074 SF) and 87 uncovered parking spaces (5,160 SF). The Storage Express I Property consists of five one- and two-story buildings and includes amenities such as electronic access gate, 24-hour video surveillance, key-pad entry, wide aisles, 24/7 access, outdoor lighting, and an on-site resident manager. Year-end historical occupancy at the property has been 92.0% in 2017, 93.4% in 2018, 88.4% in 2019, 89.6% in 2020 and 95.8% in 2021.

The following table presents certain information relating to the unit mix of the Storage Express I Property:

Storage Express I - Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% NRA	# of Units	Current Occupancy	% Gross Potential Rent(2)	Actual Rent/Unit(2)	Market Rent/Unit(2)
Storage Units(3)	105,074	95.3%	1,267	97.0%	94.6%	$150	$172
Parking Spaces	5,160	4.7%	87	76.7%	5.4%	$128	$143
Total/Weighted Average	110,234	100.0%	1,354	96.0%	100.0%	$149	$170

(1)	Based on the borrower rent roll dated February 15, 2022.

(2)	Source: Appraisal

(3)	Approximately 73% of the storage units are climate controlled.

Storage Express II

The Storage Express II Property is an 84,763 SF self storage facility located in Pompano Beach, Florida. Situated on a 2.79-acre site, the Storage Express II Property was developed in 2001 by the borrower sponsor and consists of 769 self storage and locker units (65,983 SF), 21 uncovered parking spaces (4,410 SF) and 14,370 SF of commercial space. The Storage Express II Property consists of a one-story building and a three-story building and includes amenities such as electronic access gate, 24- hour video surveillance, key-pad entry, wide aisles, 24/7 access, outdoor lighting, and an on-site resident manager. The Storage Express II Property has 14,370 SF of commercial space located on the third floor of the climate-controlled building. This space is occupied by Volico, an electronic storage provider of data files. Volico is operated by an affiliate of the borrower sponsor and is considered to be owner occupied space. The space includes an office area, a conference room, a break room, and large open areas which are used for the storage of data files. They are primarily filled with secured cages that host servers which protect/store electronic data. Volico currently pays $4,686 per month ($3.92 PSF) to occupy this space and recently signed a 15-year lease. Year-end historical occupancy at the property has been 97.2% in 2017, 91.0% in 2018, 86.4% in 2019, 88.8% in 2020 and 97.4% in 2021.

A-3-113

Self Storage – Self Storage	Loan # 14-15	Cut-off Date Balance:	$21,000,000
Various	Storage Express I and Storage Express II	Cut-off Date LTV:	50.6%
Various, FL	Crossed Group	UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the unit mix of the Storage Express II Property:

Storage Express II - Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% NRA	# of Units	Current Occupancy	% Gross Potential Rent(2)	Actual Rent/Unit(2)	Market Rent/Unit(2)
Storage Units(3)	65,983	77.8%	769	98.8%	85.3%	$132	$146
Parking Spaces	4,410	5.2%	21	100.0%	2.6%	$135	$162
Storage Total/Weighted Average	70,393	83.0%	790	98.9%	87.9%	$132	$146

Commercial Space(4)	14,370	17.0%	2	100.0%	12.1%	$7,963	$8,383
Total/Weighted Average	84,763	100.0%	792	99.1%	100.0%	$152	$167

(1)	Based on the borrower rent roll dated February 15, 2022.

(2)	Source: Appraisal.

(3)	Approximately 76% of the storage units are climate controlled.

(4)	The commercial space is currently operated by an affiliate of the borrower sponsor and is considered to be owner occupied space.

The Market.

The Storage Express I Property is located in the Fort Lauderdale market and Plantation/Sunrise/Oakland Park submarket and is approximately 30.7 miles north of Miami in Broward County. The Storage Express I Property can be accessed via a right-in-right-out curb cut along West Oakland Park Boulevard and is situated approximately 3.0 miles from U.S. Route 441, a north-south local highway and approximately 6.0 miles from Interstate 95, the primary north-south interstate highway on the East Coast. The Storage Express I Property is located in close proximity to the Fort Lauderdale-Hollywood International Airport. The appraisal identified six competitive properties with vacancy ranging from 5% to 10% and an average of 8%. The competitive properties have rents ranging from $67 per unit to $317 per unit for non-climate controlled and from $99 per unit to $641 per unit for climate controlled and an average market rent of $172 per unit.

The Storage Express II Property is located in the Fort Lauderdale market and North Broward submarket and is approximately 40.5 miles north of Miami in Broward County. The Storage Express II Property is located approximately within 2.0 miles of Interstate 95, the primary north-south interstate highway on the East Coast, within 2.0 miles of State Route 811 and within 3.0 miles of U.S. Route 1. The appraiser identified 12 competitive properties with vacancy ranging from 5% to 15% and an average of 6.3%. The appraiser concluded vacancy and collection loss of 8.0%. The competitive properties have rents ranging from $203 per unit to $435 per unit for non-climate controlled units and from $60 per unit to $502 per unit for climate controlled units and an average market rent of $146 per unit.

The following table presents certain local demographic data related to the Storage Express I and II Properties:

Property Name	Radius (miles)	2021 Population	2021 Average Household Income
Storage Express I	One / Three / Five	25,395 / 224,880 / 469,402	$59,733 / $65,093 / $72,601
Storage Express II	One / Three / Five	21,954 / 124,277 / 327,415	$57,710 / $73,980 / $88,014

Source: Appraisal.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Storage Express I and II Properties:

Property Name	Occupancy (2/15/2022)(1)	Competitive Set Average Occupancy Rate	Actual Rent/Unit	Market Rent/Unit
Storage Express I	96.0%	92.0%	$149	$170
Storage Express II	99.1%	93.7%	$152	$167

Source: Appraisal, unless indicated otherwise.

(1)	Based on the borrower rent roll dated February 15, 2022.

A-3-114

Self Storage – Self Storage	Loan # 14-15	Cut-off Date Balance:	$21,000,000
Various	Storage Express I and Storage Express II	Cut-off Date LTV:	50.6%
Various, FL	Crossed Group	UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Storage Express I and II Properties:

Cash Flow Analysis
	2019	2020	2021	1/31/2022 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,390,302	$3,104,271	$3,473,275	$3,503,474	$3,710,040	$19.03
Other Income(2)	$13,347	$11,969	$21,941	$22,423	$78,727	$0.40
(Vacancy)	$0	$0	$0	$0	($185,502)	($0.95)
Effective Gross Income	$3,403,649	$3,116,240	$3,495,216	$3,525,897	$3,603,265	$18.48

Real Estate Taxes	$487,283	$508,965	$526,452	$526,452	$542,245	$2.78
Insurance	$64,357	$65,070	$69,011	$69,011	$69,011	$0.35
Other Operating Expenses	$963,827	$770,551	$756,631	$745,649	$752,780	$3.86
Total Operating Expenses	$1,515,467	$1,344,586	$1,352,094	$1,341,112	$1,364,036	$7.00

Net Operating Income	$1,888,182	$1,771,654	$2,143,122	$2,184,785	$2,239,229	$11.48
Replacement Reserves	$38,415	$38,415	$38,415	$38,415	$38,415	$0.20
Net Cash Flow	$1,849,767	$1,733,239	$2,104,707	$2,146,370	$2,200,814	$11.29

Occupancy %	87.5%	89.3%	96.5%	97.4%	95.0%(3)
NOI DSCR	2.48x	2.32x	2.81x	2.87x	2.94x
NCF DSCR	2.43x	2.27x	2.76x	2.82x	2.89x
NOI Debt Yield	9.0%	8.4%	10.2%	10.4%	10.7%
NCF Debt Yield	8.8%	8.3%	10.0%	10.2%	10.5%

(1)	Underwritten to the rent roll dated February 15, 2022 grossed up to full occupancy.

(2)	Other Income includes truck rental income.

(3)	Represents economic UW occupancy. The Storage Express I and II Properties were 97.4% (96.0% and 99.1%, respectively) occupied as of February 15, 2022.

A-3-115

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Contacts
Role	Party and Contact Information
Depositor	Morgan Stanley Capital I Inc.
	Jane Lam		cmbs_notices@morganstanley.com
1585 Broadway | New York, NY 10036 | United States
Master Servicer	Wells Fargo Bank, National Association
	Commercial Servicing		commercial.servicing@wellsfargo.com
Three Wells Fargo, MAC D1050-084, 401 S. Tryon Street, 8th Floor | Charlotte, NC 28202 | United States
Master Servicer	Wells Fargo Bank, National Association
	Commercial Servicing		commercial.servicing@wellsfargo.com
Three Wells Fargo, MAC D1050-084, 401 S. Tryon Street, 8th Floor | Charlotte, NC 28202 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Niral Shah	(305) 485-2041	Niral.shah@rialtocapital.com
200 S. Biscayne Blvd., Suite 3550 | Miami, FL 33131 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Don Simon	(203) 660-6100
375 North French Road, Suite 100 | Amherst, NY 14228 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Wilmington Trust, National Association
	Attention: CMBS Trustee	(302) 636-4140	CMBSTrustee@wilmingtontrust.com
1100 North Market Street | Wilmington, DE 19890 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹

A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Exchangeable Certificate Detail

Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Interest
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Regular Interest Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
None
© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00
Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed
Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00
Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.
© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.
© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0
Jul-21	0	0	0	0	0	0
Jun-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Modified Loan Detail

		Pre-Modification		Post-Modification		Modification	Modification Booking	Modification Closing	Modification Effective
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Code¹	Date	Date	Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	05/17/22	BANK 2022-BNK41
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates
Series 2022-BNK41

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the

Pooling and Servicing Agreement, dated as of May 1, 2022 (the “Pooling and Servicing Agreement”).

Transaction: BANK 2022-BNK41,

Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: [Rialto Capital Advisors, LLC][National Cooperative Bank, N.A.]

Directing Certificateholder: RREF IV Debt AIV, LP or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●         [LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

●         [ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

C-1-2

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.         Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

C-1-3

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-1-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2.    Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.     Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) (1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver, or modification relates to the COVID-19 emergency, (2) as of April 16, 2022, to the knowledge of the Mortgage Loan Seller, there has been no written request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

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7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its

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obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the

Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security

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interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

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16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

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22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii)  at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in a future guidance) provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

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25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or

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liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii)  breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the

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restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with

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the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made

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without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

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(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than

30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the

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Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose

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compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
26	ILPT Logistics Portfolio

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
14	Storage Express I
15	Storage Express II

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
8	Norfolk Premium Outlets
17	Silver Sands Premium Outlets
23	7510-7610 Mason King Data Center
27	45360 Severn Way Data Center
24		ShopRite Square Shopping Center
62		Edgewood Square Shopping Center
34	Superior Self Storage
45	Bryant Circle Self Storage

D-1-22

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	1600 Broadway (Loan No. 2)

If the related borrower enters into a contract to sell the Retail 1 Unit and Retail Storage Unit, collectively or individually (the “1600 Broadway ROFR Property”), to certain competitors of Mars, Inc. (as specified in the related lease), then the related borrower must deliver a copy of the contract for such sale to Mars, Inc. and Mars, Inc. will have the right (“Mars ROFR”) to elect to purchase the 1600 Broadway ROFR Property on the same terms and conditions as in the contract. The Mars ROFR is not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

7	Life Science Office Portfolio (Loan No. 4)

With respect to the Concord, MA Mortgaged Property (having an allocated loan amount of $17,350,000, or approximately 9.1% of the original principal balance of the related Whole Loan), Atrius Health (single tenant) has a Right of First Offer (ROFO) to purchase the related Mortgaged Property if the borrower intends to offer such Mortgaged Property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

7	2115 Wisconsin Avenue (Loan No. 6)

Certain indirect investors in the related Mortgaged Property require a Shari'ah compliant loan structure. In order to facilitate a Shari'ah compliant loan structure, the related borrower master leases the 2115 Wisconsin Avenue Property to a master tenant (the “2115 Wisconsin Avenue Master Tenant”), which is ultimately controlled by the borrower sponsors, Ritz Banc Group and Lincoln Property Company. The 2115 Wisconsin Avenue Master Tenant has an option to purchase such Mortgaged Property on and after the monthly payment date in October, 2031, which purchase option is conditional upon payment by the 2115 Wisconsin Avenue Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the related Mortgage Loan) and (iii) $10.

The 2115 Wisconsin Avenue Master Tenant also has a purchase option to purchase the related Mortgaged Property if such Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price.

Such rights do not apply to foreclosure or deed-in-lieu thereof and are extinguished by foreclosure.

D-2-1

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Furthermore with respect to the master lease, a parent entity of the 2115 Wisconsin Avenue Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Mortgagor at a price equal to $1,000.

7	2115 Wisconsin Avenue (Loan No. 6)

In the event that the related Mortgagor elects to market the related Mortgaged Property for sale then, prior to such Mortgagor marketing the Mortgaged Property for sale to the public, the largest tenant at such Mortgaged Property, Directors of Georgetown College, has a right of first offer to purchase such Mortgaged Property for a price equal to 100% of the fair market value of such Mortgaged Property (the “2115 Wisconsin Avenue Landlord’s ROFO Purchase Offer”).

Such right of first offer does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

In addition, in the event that the related Mortgagor receives (i) an unsolicited bona fide third party offer to purchase the related Mortgaged Property which such Mortgagor is willing to accept or (ii) a bona fide third party offer to purchase such Mortgaged Property during such Mortgagor’s marketing of such Mortgaged Property which such Mortgagor is willing to accept and which is at a purchase price that is less than 95% of a 2115 Wisconsin Avenue Landlord’s ROFO Purchase Offer pursuant to the Directors of Georgetown College’s right of first offer (each such offer, a “2115 Wisconsin Avenue Third Party Offer”), then Directors of Georgetown College has the right to purchase such Mortgaged Property upon the same terms and conditions as set forth in the 2115 Wisconsin Avenue Third Party Offer. Such right of first refusal does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

7	Norfolk Premium Outlets (Loan No. 8) Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
7	7510-7610 Mason King Data Center (Loan No. 23)	Prior to the related Mortgaged Property being marketed for sale, the sole tenant, Amazon Data Services, Inc. (“Amazon”), has a right of first offer to purchase the related Mortgaged Property on the terms

D-2-2

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
45360 Severn Way Data Center (Loan No. 27)

that related Mortgagor intends to market the property. Notwithstanding, such right of first offer does not apply if the related Mortgaged Property is to be marketed along with two or more other properties as a portfolio. If Amazon declines the right of first offer to purchase or fails to respond within a 30 day period, then the related Mortgagor is free to sell such Mortgaged Property to any party for any purchase price that is not more than 7.5% lower than the purchase price set forth in the Mortgagor's notice to Amazon.

In the event that the related Mortgagor receives an unsolicited third party offer to purchase such Mortgaged Property, Amazon also has a right of first refusal to purchase the related Mortgaged Property, on the terms that match such offer. The Mortgagor and Amazon will have 30 days from the delivery date of the offer terms to Amazon to negotiate and execute a purchase agreement. If Amazon does not return the signed purchase agreement within such 30 day period, then the related Mortgagor is free to sell such Mortgaged Property to such third party offeror or to any other third party for any purchase price that is not more than 7.5% lower than the purchase price set forth in the Mortgagor's notice to Amazon.

Neither Amazon's right of first offer or its right of first refusal apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

7	ILPT Logistics Portfolio (Loan No. 26)	The related single tenant at each of the following Mortgaged Properties has a right of first refusal and/or a right of first offer to purchase the related Mortgaged Property: 1901 Meadowville Technology Parkway, 2020 Joe B Jackson Parkway, 510 John Dodd Road, 309 Dulty’s Lane, 5300 Centerpoint Parkway and 7000 West Post Road. With respect to the 5300 Centerpoint Parkway and 7000 West Post Road Mortgaged Properties, the right of first refusal may apply to a foreclosure or deed in lieu thereof, and will apply as to subsequent transfers. With respect to each other such Mortgaged Property, the right of first refusal does not apply to a foreclosure or deed in lieu thereof, but will apply to subsequent transfers.
8	1600 Broadway (Loan No. 2) Life Science Office Portfolio (Loan No. 4) Norfolk Premium Outlets (Loan No. 8) Silver Sands Premium Outlets (Loan No. 17) 7510-7610 Mason King Data Center (Loan No. 23)	See exception to Representation 7.

D-2-3

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
ILPT Logistics Portfolio (Loan No. 26) 45360 Severn Way Data Center (Loan No. 27)
18	All BANA Mortgage Loans (Loan Nos. 2, 4, 6, 7, 8, 9, 14, 15, 17, 21, 23, 26, 27, 29, 30, 34 and 45)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 17.
18	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents permit a property insurance deductible up to $100,000.
18	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents acknowledge that the related condominium board maintains one or more insurance policies that provide for some of the insurance coverage required under such Mortgage Loan documents (with respect to the core and shell of the building and the “Common Elements” as defined in the related condominium declaration).
18	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents permit the related sole tenant, Mars Retail Group, LLC, to maintain one or more insurance policies that provide for some of the insurance coverage required under such Mortgage Loan documents (with respect to the improvements and betterments within the collateral unit).
18	1600 Broadway (Loan No. 2) Superior Self Storage (Loan No. 34) Bryant Circle Self Storage (Loan No. 45)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the Certificates), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the related insurance policies in the first layer of coverage, then at least sixty percent (60%) of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the Certificates), with no carrier below “BBB”.
18	Life Science Office Portfolio (Loan No. 4)	The related Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 basic deductible.

D-2-4

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Furthermore, the threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the outstanding principal balance of the allocated loan amount attributable to such individual property, rather than 5% of the outstanding principal amount of the related Mortgage Loan.
18	Life Science Office Portfolio (Loan No. 4)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the insurance companies, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies, or (ii) if five (5) or more insurance companies issues the Policies, then at least 60% of the required coverage must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and “A3” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the insurance companies, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies.
18	2115 Wisconsin Avenue (Loan No. 6)	The related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of the master lessee.
18	2115 Wisconsin Avenue (Loan No. 6)	The related Mortgage Loan documents permit certain insurance coverage relating to the “Supplemental Easement Area” (as defined in the related Mortgage Loan Agreement) through insurance policies issued to or for the benefit of the owner of the property benefitting from such easement.
18	UCI Research Park Phases 12 & 13 (Loan No. 7)	The related Whole Loan agreement does not permit any deductible (i) for property insurance in excess of (x) for so long as the related borrower sponsor owns a direct or indirect ownership interest in the related borrower and controls such borrower, excess of $1,500,000 (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value) and (y) if the related borrower sponsor no longer owns a direct or indirect ownership interest in the related borrower or no longer controls such borrower, 5% of underwritten net operating income (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value).

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company

D-2-5

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
as follows: (A) if four or fewer insurance companies issue the policies, then (1) at least 75% of the insurance coverage represented by the policies must be issued by insurance companies who are Qualified Insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the insurance company or Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P; or (B) if five or more insurance companies issue the policies, then (1) at least 60% of the insurance coverage represented by the policies must be provided by insurance companies who are Qualified Insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the carrier and Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P. “Qualified Insurer” means insurance companies must have a financial strength rating of “A” or better and a financial size category of “VIII” or better by A.M. Best Company, Inc., and a rating of: (i) “A-” or better by S&P; and (ii) if (A) Fitch rates the insurance company and is designated by the lender in connection with the Certificates, “A-” or better by Fitch or (B) Moody's rates the insurance company and is designated by the lender in connection with the Certificates, “A2” or better by Moody's.
18	Norfolk Premium Outlets (Loan No. 8)	The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency.
18	Norfolk Premium Outlets (Loan No. 8)	With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P,

D-2-6

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
“Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:X or better in the current A.M. Best insurance reports.
18	Norfolk Premium Outlets (Loan No. 8)	The related Mortgage Loan documents permit a property insurance deductible up to $500,000.
18	Shops at Dakota Crossing (Loan No. 9)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is, with respect to each individual Mortgaged Property, an amount equal to the lesser of (i) 5% of the outstanding balance of the related Mortgage Loan or (ii) $2,250,000.
18	Storage Express I (Loan No. 14) Storage Express II (Loan No. 15)	The lender has agreed at the related Mortgage Loan origination to accept the then-current umbrella carrier, StarStone National Insurance Company until renewal. As of the related Mortgage Loan origination date, StarStone National Insurance Company was rated A-:XI by AM Best.
18	Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating

D-2-7

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.
18	Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan agreement permits an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
18	ILPT Logistics Portfolio (Loan No. 26)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is 7.5% of the outstanding principal amount of the Allocated Loan Amount attributable to the related individual Mortgaged Property.
18	ILPT Logistics Portfolio (Loan No. 26)	The related Mortgage Loan documents permit a property insurance deductible and a liability insurance deductible of up to $250,000.
18	ILPT Logistics Portfolio (Loan No. 26)	With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody's, to the extent Moody's rates the insurer and rates the Certificates, with no remaining insurance carrier below “BBB” by S&P, and “Baa1” by Moody's (to the extent Moody's rates the insurer and rates the Certificates), or (B) if five (5) or fewer insurance companies issue the related insurance policies, then at least 60% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody's (to the extent Moody's rates the insurer and rates the Certificates), with no remaining insurance carrier below “BBB” by S&P, and “Baa1” by Moody's (to the extent Moody's rates the insurer and rates the Certificates).
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related Mortgage Loan documents permit a property insurance deductible up to $50,000.
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with a syndicate of insurers through which at least 75% (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with insurers having the insurer ratings required under the related Mortgage Loan documents, and all remaining insurers must have ratings of not less than “BBB” by S&P

D-2-8

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best)).
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of California Public Employees’ Retirement System in connection with the California Public Employees’ Retirement System blanket insurance program, and, solely in connection with policies issued to or for the benefit of California Public Employees' Retirement System in connection with the California Public Employees' Retirement System blanket insurance program, the related borrower is permitted to maintain a portion of the insurance coverage required under the related Mortgage Loan documents with insurance companies (including without limitation a syndicate of insurers) which do not meet the requirements set forth in the related Mortgage Loan documents (but, for the avoidance of doubt, maintain a financial strength and claims paying ability rating of not lower than “A-:VII” by A.M. Best) (the “Otherwise Rated Insurers”), provided that if the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below “A:VII” by AM Best, the related borrower is required to replace such Otherwise Rated Insurer.
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of the sole tenant and/or tenants under a “Major Lease” covering 50% or more of the total rentable square footage of the related Mortgaged Property or the gross rents (and any guarantor of any such tenant’s lease, as applicable) (individually and collectively, “Specified Tenants”) for so long as (A) one or more Specified Tenants maintain insurance policies on the entire related Mortgaged Property meeting the requirements for insurance coverage required under the related Mortgage Loan documents, except with respect to (1) each Specified Tenant’s property deductible, the amount of which may be in an amount reasonably acceptable to the related lender, such acceptance not to be unreasonably withheld, and (2) the extended period of indemnity may be for a period of ninety (90) days when provided by the Specified Tenants, (B) each Specified Tenant delivers evidence acceptable to the related lender of such coverage no less frequently than annually, (C) no default exists under the applicable leases with the Specified Tenants beyond any applicable notice and cure periods unless California Public Employees’ Retirement System is providing “excess and contingent” insurance coverage in relation to such Mortgaged Property, (D) the related lender is named as a mortgagee/loss payee on insurance policies maintained by Specified Tenants and (E) each Specified Tenant maintains a credit rating from S&P of at least “BBB” unless CalPERS is providing “excess and contingent” insurance coverage in relation to such Mortgaged

D-2-9

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Property, (the foregoing clauses (A) - (E) are referred to collectively herein as the “Tenant Insurance Conditions”).

To the extent any of the Tenant Insurance Conditions are not satisfied, the related borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of the related Mortgage Loan documents.
28	All BANA Mortgage Loans (Loan Nos. 2, 4, 6, 7, 8, 9, 14, 15, 17, 21, 23, 26, 27, 29, 30, 34 and 45)	The related loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
28	1600 Broadway (Loan No. 2)	There is no separate non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrowers are obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by such borrowers.

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower.

The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation is subject to the qualification that (i) if such misrepresentation was not intentional or such Mortgagor did not otherwise know any such representation was false and misleading in any material respect when it made it and (ii) subject to specified cure rights.
28	UCI Research Park Phases 12 & 13 (Loan No. 7)	The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower.

The borrower and the non-recourse carveout guarantor will not have liability under non-recourse carveout provisions where the circumstance, event or condition that would otherwise give rise to such liability is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrower’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged

D-2-10

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Property cash flow or otherwise; (iii) insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrower’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property, subject to the full recourse carveout relating to substantive consolidation as a result of violation of separateness covenants; (v) failure to pay the Whole Loan or other obligations or debts of the borrower, as a result of (i), (ii) or (iii) above; and/or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (i), (ii) or (iii) above. Also, solely for the purposes of clause (i) above, if the borrower has sufficient funds to pay ground rent available to it and does not apply those funds to the payment of ground rent prior to the payment of other expenses, that is not deemed to be insufficient revenue.
28	Norfolk Premium Outlets (Loan No. 8)	There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate environmental indemnity agreement was executed by the borrower.

For so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a Simon “Key Principal” or an affiliate of Simon “Key Principal”, the non-recourse carveout guarantor’s liability is limited to 20% ($15,000,000) of the Mortgage Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The borrowers and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or

D-2-11

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.
28	Silver Sands Premium Outlets (Loan No. 17)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the related Mortgage Loan or related Whole Loan. While the single-purpose entity borrowers are obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty or environmental indemnity agreement was executed by such borrowers.

The borrowers and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.
28	Oakwood North and South Owners Corp. (Loan No. 21)	The related borrower is a cooperative housing corporation therefore there is no separate non-recourse carveout guarantor and no separate environmental indemnitor with respect to the related Mortgage Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty or environmental indemnity agreement was executed by such borrower.
28	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation is subject to the qualification that if such representation or warranty was not

D-2-12

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
intentionally false when made and is capable of being cured, then such Mortgagor will have certain specified cure rights.
28	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related environmental indemnity agreement provides that if the borrower obtains an environmental insurance policy with respect to the related Mortgaged Property that is approved by the lender, then the lender and other indemnified parties (as indemnitees) are permitted to seek to collect under such approved environmental policy prior to making a claim against the environmental indemnitor; provided, however, that if the indemnitee makes a claim or instructs indemnitor to make a claim under such approved environmental policy for payment of the Indemnification Obligations under this Agreement (a “Claim”), and such Claim is not paid to the indemnitee by the provider of such approved environmental policy within sixty (60) days after the date such Claim is made, then the indemnitee will have the option to recover from Indemnitor pursuant to the terms of the environmental indemnity agreement.
29	Life Science Office Portfolio (Loan No. 4)	The related Whole Loan documents provide that, following the lockout period, the related borrower may obtain the release of any of the nine Mortgaged Properties, subject to certain conditions, including: (i) no event of default has have occurred or is continuing, (ii) partial defeasance of such Mortgage Loan in an amount equal to greater of (A) 105% of the allocated amount for the release property, (B) an amount that would result in the post-release DSCR (interest-only) of the remaining properties being no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.67x, and (C) an amount that would result in the post-release debt yield of the remaining properties being no less than the greater of the pre-release debt yield for the entire property and 9.35%; (iii) a rating agency confirmation; and (iv) an opinion of counsel that the partial release complies with REMIC requirement.
30	UCI Research Park Phases 12 & 13 (Loan No. 7)	In terms of annual financial statements, the related Whole Loan documents require the borrower to deliver annual unaudited operating statement of the Mortgaged Property prepared internally and certified by the borrower, detailing the revenues received and the expenses incurred for the period of calculation and containing appropriate year-to-date information.
31	1600 Broadway (Loan No. 2) Life Science Office Portfolio (Loan No. 4)	To the extent that terrorism insurance is available, the borrower is not obligated to expend more than two (2) times the annual insurance premium payment for the Mortgaged Property for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis at the time that any terrorism coverage is excluded from any insurance policy (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage

D-2-13

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
available with funds equal to such cap to the extent such coverage is available).
31	UCI Research Park Phases 12 & 13 (Loan No. 7)	If TRIPRA is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two times the annual insurance premiums payable for the related Mortgaged Property at the time with respect to the property and business interruption policies (excluding cost of the terrorism, named storm and earthquake components of such all-risk and business interruption insurance policies).

The Mortgage Loan documents permit the borrower to satisfy terrorism coverage requirements through the use of a licensed captive insurance company that is an affiliate of the borrower sponsor (The Irvine Company LLC), subject to certain conditions, including (A) the policy limits are approved by the lender in its reasonable discretion, and the deductible is no greater than that calculated by TRIPRA, (B) other than the deductible, the portion of the insurance not reinsured by TRIPRA must be reinsured by an insurance carrier rated no less than S&P “A-” (or Moody’s/ Fitch equivalents, if applicable), (C) TRIPRA is in effect and requires that the federal government must reinsure that portion of any terrorism claim above the applicable deductible and other privately reinsured amounts as set forth above, and (D) the captive insurer is not the subject of a bankruptcy or similar proceeding.
31	Norfolk Premium Outlets (Loan No. 8)	If TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium being charged as of the time of closing of the related Mortgage Loan for such a standalone policy, which amount will be increased annually by the consumer price index (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage under a stand-alone policy available with funds equal to such cap to the extent such coverage is available). Any stand-alone terrorism insurance policy may have a deductible of up to $5,000,000.
31	Shops at Dakota Crossing (Loan No. 9) Superior Self Storage (Loan No. 34)	If TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of property, business interruption/loss of rents and liability insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap).

D-2-14

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
31	Silver Sands Premium Outlets (Loan No. 17)	If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
31	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the then-current property casualty insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such Mortgaged Property and business interruption/rental insurance) obtained as of the date the applicable new terrorism insurance is being obtained.
32	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related borrower as long as “Qualifying Successor Merger Entity” satisfying certain requirements set forth in such Mortgage Loan documents control such borrower following such transfer.
32	Norfolk Premium Outlets (Loan No. 8)	The related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related borrower as long as “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents control the related borrower following such transfer.
32	Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Whole Loan documents permit transfers of equity interests that result in a change in control of the borrower as long as a “Qualified Transferee” satisfying certain requirements set forth in such Whole Loan documents controls the borrower following such transfer.
32	Oakwood North and South Owners Corp. (Loan No. 21)	The related Mortgage Loan documents permit the related Mortgagor to issue, enter into. assign, amend and/or terminate stock

D-2-15

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
certificates, and/or proprietary leases with respect to the residential cooperative units without the consent of the lender, provided that such transactions do not have a material adverse effect, and that such transactions are made at arms-length and on market terms.
33	UCI Research Park Phases 12 & 13 (Loan No. 7)

Storage Express I(Loan No. 14)

Storage Express II (Loan No. 15)

Silver Sands Premium Outlets (Loan No. 17)

Oakwood North and South Owners Corp. (Loan No. 21)

7510-7610 Mason King Data Center (Loan No. 23)

ILPT Logistics Portfolio (Loan No. 26)

45360 Severn Way Data Center (Loan No. 27)

Home2 Suites - Loves Park Rockford (Loan No. 29)

Town & Country Apartments (Loan No. 30)

Superior Self Storage (Loan No. 34)

	Bryant Circle Self Storage (Loan No. 45)	Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
33	UCI Research Park Phases 12 & 13 (Loan No. 7)	The Whole Loan documents permit property revenue to be managed and accounted for pursuant to a centralized cash management system with certain other borrower affiliates. In the absence of a cash sweep period, funds are deposited into a concentration account owned and administered by The Irvine Company LLC, TIC Acquisition and Development LLC or Irvine Management Company. All funds in the concentration account are required to be tracked so that the cash

D-2-16

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
attributable to borrower is ascertainable, and borrower obligations will not be paid by funds attributable to any borrower affiliates.
33	ILPT Logistics Portfolio (Loan No. 26)	Three of the related Mortgagors previously owned real properties other than the Mortgaged Properties, as follows: (i) ILPT Bemidji LLC previously owned a property located at 2401 Cram Avenue SE, Bemidji, Minnesota, (ii) ILPT KYIN LLC previously owned properties located at i. 9215-9347 E Pendleton Pike, Lawrence, Indiana, ii. 1985 International Way, Hebron, Kentucky, iii. 2801 Airwest Boulevard, Plainfield, Indiana, iv. 2150 Stanley Road, Plainfield, Indiana, v. 4237-4255 Anson Boulevard, Whitestown, Indiana, vi. 20 Logistics Boulevard, Walton, Kentucky, and (iii) ILPT North East LLC previously owned property located at 16101 Queens Court, Upper Marlboro, Maryland. Prior to origination such properties were transferred either to affiliates of the Mortgagors or to third parties.
34	Shops at Dakota Crossing (Loan No. 9)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $5,000.
34	Silver Sands Premium Outlets (Loan No. 17)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $10,000.
36	UCI Research Park Phases 12 & 13 (Loan No. 7)	(e) In the event the lender or its subsidiary forecloses or acquires the leasehold interest in the property through foreclosure or an assignment in lieu thereof, it cannot assign or transfer its leasehold interest in the property without the prior written consent of the ground lessor, which consent must be based on ground lessor's exclusive determination that it's programmatic and financial interests in consenting to such assignment or transfer is not impaired. Ground lessor is also generally prohibited from unreasonably withholding, delaying or conditioning its consent to any assignment.

(k) Upon a total or substantially total loss or taking of the related Mortgaged Property, the condemnation award will be applied, first to the related ground lessor, Mortgagor and Mortgagee for the reimbursement of all costs and expenses incurred by each of them in the collection of the award and then to the extent not applied to restoration, to such Mortgagee.
43	ILPT Logistics Portfolio (Loan No. 26)	With respect to the 510 John Dodd Road Mortgaged Property, the related Phase I environmental report stated that an adjacent facility had known volatile organic compounds in the soil and groundwater that had the potential to impact the Mortgaged Property, and that the adjoining parcel is potentially a REC originating from an off-property facility, and recommended that a file review be conducted to identify the extent of the groundwater contamination and evaluate the potential for the adjoining parcel to impact the Mortgaged Property. Such investigation has not been conducted.

D-2-17

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
8	601 Lexington Avenue (Loan No. 5)	The mortgaged property is security for 20 pari passu senior notes and 4 pari passu subordinate notes aggregating $1,000,000,000. The mortgaged property is comprised of (i) the borrower’s fee simple interest in three condominium units totaling approximately 1,657,621 sf within the four-unit condominium known as 601 Lexington Avenue Condominium (the “Condominium”), and (ii) the borrower’s leasehold interest in a portion of what is commonly known as the “Church Unit” within the Condominium (approximately 18,038 sf). The borrower-owned units include 94.4% of the common elements which entitles the borrower to 94 of the 100 votes in the condominium regime (together with the right to appoint 6 of 7 board members). The loan documents provide that it is an event of default if, without the prior written consent of the Lender, the borrowers vote for or otherwise consent to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the Loan Agreement.
8	Life Science Office Portfolio (Loan No. 4)	With respect to the Concord, MA mortgaged property (having an allocated loan amount of $17,350,000, or approximately 9.1% of the original principal balance of the related Whole Loan), Atrius Health (single tenant) has a Right of First Offer (ROFO) to purchase the related mortgaged property if the borrower intends to offer such mortgaged property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8	Shearer’s Industrial Portfolio (Loan No. 10)	With respect to the Waterford, PA property (having an allocated loan amount of $15,191,020, or approximately 11.0% of the original principal balance of the related Whole Loan), the mortgaged property is subject to residual contamination from nitrates due to historic wastewater management practices that affect groundwater at the site and surrounding areas. Regulatory closure was granted in 2017 with land use restrictions; namely, that groundwater at the property cannot be used as a potable water source.
8	Journal Squared Tower 2 (Loan No. 13)	(i) Fractional Condominium. The mortgaged property is the second of three master units in a residential condominium project that will consist of three high-rise residential towers at completion. The related borrower has 43.4409% (43 of 100 total votes) of the voting rights in the owners’ association, and the right to appoint one of three condominium board members. The borrower lacks the voting rights necessary to affirmatively control the owners’ association’s operations; however, it does have negative control or the ability to block decisions of the Condominium’s Board of Trustees for certain actions requiring a supra-majority, including: (A) amending the Declaration, which requires 67% of the votes, (B) levying a special assessment that exceeds $100,000 (adjusted for increases in CPI), which requires 66 and 2/3% of the votes, (C) levying a capital improvement assessment that exceeds $500,000 (adjusted for

D-2-18

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
increases in CPI), which requires 66 and 2/3% of the votes, and (D) terminating the condominium form of ownership, which requires 80% of the votes. The loan documents provide for personal liability to the borrower and guarantors for losses if the borrower votes to amend or modify the condominium documents in violation of the mortgage documents, the borrower fails to pay any condominium assessments or the condominium is terminated without lender’s consent to the extent required under the loan documents. (ii) PILOT Agreement. The mortgaged property is the second phase of the sponsor’s three-phase Journal Squared development. In 2013 the City of Jersey City, NJ granted a sponsor affiliate three financial agreements for tax abatements and redevelopment bonds, one for each of the Journal Squared phased developments. The PILOT Agreement for the mortgaged property allowed for a multi-year construction period with first full-year service charge payments beginning in 2022. As of the loan origination date, the annual service charge was $844,744 (including $290,726 as a so-called “pledged annual service charge” as a payment on the redevelopment bonds). Fixed base annual service charges are on a schedule for approximately 22 years through 2043. Step-ups of annual service charges occur in 2032 and 2037, and are scheduled to be 10% of gross revenue from 2044 until the PILOT’s expiration in 2048. Loan underwriting was based on the anticipated payment due under the PILOT for the first year from loan origination. The borrower obtained final site plan approval as defined in the redevelopment bond documents on November 9, 2021 and substantial completion under the PILOT Agreement occurred on April 22, 2021. Beyond making scheduled annual service charge payments and pledged annual service charge payments, the borrower’s remaining obligation under the PILOT Agreement is to obtain a certificate of completion with respect to the mortgaged property’s improvements. The PILOT Agreement requires that the municipal council of Jersey City, NJ must approve any sale of the mortgaged property. The municipal council’s approval will not be unreasonably withheld if (i) the foreclosing entity does not own any other project subject to long term tax exemption as the time of the transfer, (ii) the foreclosing entity is formed and eligible to operate under applicable laws, (iii) the entity is not in default under the PILOT Agreement or applicable law, (iv) the foreclosing entity assumes the obligations under the PILOT Agreement and (v) the foreclosing entity pays the maximum transfer fee equal to 2% of the annual service charge as permitted by applicable law and the related tax exemption application fee.
8	640 2nd Street (Loan No. 20)	Right of First Offer (ROFO) to purchase the mortgaged properties if the borrower intends to offer such mortgaged property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
12	Village Green East Apartments (Loan No.11)	The property condition assessment is dated January 6, 2021, more than 12 months prior to the Cut-off Date.

D-2-19

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Dallas Design District (Loan No. 3)	The mortgaged property is security for 3 pari passu notes aggregating $130,350,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $50,000 deductible.
18	601 Lexington Avenue (Loan No. 5)	The mortgaged property is security for 20 pari passu senior notes and 4 pari passu subordinate notes aggregating $1,000,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $250,000. The in-place coverage provides for a $25,000 deductible. (ii) Captive Terrorism Insurance Provider. The loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (A) TRIPRA shall be in full force and effect; (B) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (C) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better or such higher rating as the rating agency may require not to exceed S&P “A+”/ Moody’s “A1”; (D) all reinsurance agreements between the captive insurer and other reinsurance providers shall be reasonably acceptable to lender; and (E) such captive insurer shall be licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.
18	Life Science Office Portfolio (Loan No. 4)	The mortgaged property is security for 4 pari passu notes aggregating $189,800,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 basic deductible.
18	Shearer’s Industrial Portfolio (Loan No. 10)	The mortgaged property is security for 4 pari passu notes aggregating $137,598,000. Property Insurance Deductible. Loan documents permit a property insurance deductible up to $125,000. The in-place coverage provides for a $100,000 deductible.

D-2-20

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Village Green East Apartments (Loan No. 11)	The sponsor entered into a Land Use Restriction Agreement (“LURA”) with the Wisconsin Housing and Economic Development Authority (“WHEDA”) in April 2012 in connection with obtaining tax-exempt bond financing for the property. Until its expiration in April 2027, the LURA requires that 82 of the property’s 406 total units be designated as affordable housing units and set aside for residents whose income does not exceed 60% of the Rock County, WI median income. Further, the affordable housing units are rent-restricted, and the sponsor is obligated to provide compliance-related documentation to the WHEDA, including tenant income information. The sponsor paid off the tax-exempt bond financing in 2015, and, mistakenly thinking the reporting obligations were terminated when WHEDA ceased requesting information, failed to continue the compliance-related reporting to WHEDA. The borrower maintains it has nonetheless continued to comply with rent restrictions and tenant income requirements since 2015. The loan documents require the borrower to notify WHEDA and to resume compliance-related reporting, together with any curative steps required by WHDA. Further, the loan documents provide that the borrower and guarantor are personally liable for any losses related to non-compliance with LURA requirements.
18	Journal Squared Tower 2 (Loan No. 13)	Mortgaged property is security for 4 senior pari passu notes and one subordinate note totaling $350,000,000. (i) Property Insurance Deductible. Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible. (ii) Control Over Disbursements of Available Proceeds. Available insurance proceeds are to be received and held by the related condominium’s board of trustees in trust for Master Unit owners and permitted mortgagees as their interest may appear (the mortgaged property is Master Unit 2). The receipt, administration and disposition of insurance proceeds will be subject to and in accordance with the applicable provisions of a permitted mortgage encumbering the Master Unit.
18	A Storage Place – Englewood (Loan No. 37)	A portion of the improvements are located in a special flood hazard area. Flood insurance is in-place at National Flood Insurance Program maximum limits of $500,000. In lieu of requiring excess flood insurance in the amount of $300,000, the loan documents provide for springing partial recourse to the borrower and guarantors for flood-related losses in an amount equal to the lesser of (i) the putative recovery if excess flood insurance were in place (12 months’ business interruption and full replacement cost coverage for flood-related losses) or (ii) $300,000.

D-2-21

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
28	All WFB Mortgage Loans (Loan Nos. 3, 4, 5, 10, 11, 12, 13, 19, 20, 25, 35, 37, 41, 47, 54, 55, 60)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
28	601 Lexington Avenue (Loan No. 5)	The mortgaged property is security for 20 senior pari passu notes aggregating $723,300,000 and four subordinate pari passu notes aggregating $276,700,000, totaling $1,000,000,000. The loan documents provide for SPE borrower-only liability as to the stipulated losses carve-outs and springing recourse events. There is no separate carve-out guarantor.
28	Life Science Office Portfolio (Loan No. 4)	The mortgaged property is security for 4 pari passu notes aggregating $189,800,000. The loan documents provide that the aggregate liability of the guarantor, The LSMD Fund REIT LLC, for certain bankruptcy-related events (namely, voluntary or collusive involuntary bankruptcy filings) is subject to a cap of $28,470,000.
29	Life Science Office Portfolio (Loan No. 4)	The loan documents provide that, following the lockout period, the borrower may obtain the release of any of the nine mortgaged properties, subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to greater of (A) 105% of the allocated amount for the release property, (B) an amount that would result in the post-release DSCR (interest-only) of the remaining properties being no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.67x, and (C) an amount that would result in the post-release debt yield of the remaining properties being no less than the greater of the pre-release debt yield for the entire property and 9.35%; (iii) a rating agency confirmation; and (iv) an opinion of counsel that the partial release complies with REMIC requirement.
31	All WFB Mortgage Loans (Loan Nos. 3, 4, 5, 10, 11, 12, 13, 19, 20, 25, 35, 37, 41, 47, 54, 55, 60)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

D-2-22

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
36	601 Lexington Avenue (Loan No. 5)	The mortgaged property is security for 20 pari passu senior notes and 4 pari passu subordinate notes aggregating $1,000,000,000. The mortgaged property is comprised of (i) the borrower’s fee simple interest in three condominium units totaling approximately 1,657,621 sf within the four unit condominium known as 601 Lexington Avenue Condominium (the “Condominium”), and (ii) the borrower’s leasehold interest in a portion of what is commonly known as the “Church Unit” within the Condominium (approximately 18,038 sf). Variations: (B) The ground lease may be amended/modified without Leasehold Mortgagee’s prior consent but any modification or amendment of the lease will not be binding on the Lender without Lender’s prior written consent; (C) The related ground lease expires April 30, 2036 (the loan matures January 9, 2032). The borrower is obligated to purchase the fee interest from the ground lessor for a purchase price of $23,284,421 on April 30, 2036. (E) If the leasehold mortgagee forecloses upon the leasehold, the leasehold mortgagee’s initial assignment of its interest does not require the ground lessor’s consent; however, any subsequent transfers of the leasehold interest require the ground lessor’s consent. (G) The ground lease requires the ground lessor to provide the leasehold mortgagee notice of any default by tenant under the ground lease but does not specifically provide that any notice of default or termination is ineffective against the leasehold mortgagee unless such notice is given to the leasehold mortgagee; and (L) the ground lease does not provide that the lender is entitled to a new lease either generally upon a termination of the ground lease or specifically upon a rejection of the ground lease in bankruptcy.

D-2-23

Morgan Stanley Mortgage Capital Holdings LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	ExchangeRight Net Leased Portfolio #54 (Loan No. 16)	The related single tenant at each of the following Mortgaged Properties has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property: CVS—Abbeville, LA, CVS—Kenova, WV, Dollar Tree—Teaneck, NJ, Family Dollar—Lafayette, LA, Kum & Go— North Little Rock, AR, Forsyth Memorial Hospital—Winston-Salem, NC, Tractor Supply—Elizabethtown, KY, Tractor Supply—Holden, ME, Tractor Supply—Minot, ND, Walgreens—Baton Rouge, LA, and Walgreens—Prattville, AL. In addition, with respect to the Forsyth Memorial Hospital—Winston-Salem, NC Mortgaged Property, which constitutes a condominium unit, the related condominium association has a ROFR to purchase such Mortgaged Property.

With respect to the CVS—Abbeville, LA and CVS—Kenova, WV Mortgaged Properties, the ROFR applies only during the extension terms of the related leases. With respect to the Dollar Tree— Teaneck, NJ, Tractor Supply—Holden, ME and Tractor Supply— Minot, ND Mortgaged Properties, the related subordination, non-disturbance and attornment agreement (“SNDA”) states that the ROFR is subject and subordinate to the Mortgage, but does not state that such ROFR does not apply to a foreclosure or deed in lieu of foreclosure, and therefore may apply to a foreclosure or deed in lieu of foreclosure as well as to subsequent transfers. With respect to the Tractor Supply—Elizabethtown, KY and Forsyth Memorial Hospital—Winston-Salem, NC Mortgaged Property (as to the tenant ROFR), each such ROFR may apply to a foreclosure or deed in lieu of foreclosure, as well as to subsequent transfers. With respect to the Family Dollar—Lafayette, LA, Kum & Go—North Little Rock, AR, Forsyth Memorial Hospital—Winston-Salem, NC (as to the condominium association ROFR), Walgreens—Baton Rouge, LA, and Walgreens—Prattville, AL ROFRs, pursuant to either the related lease or an SNDA, such ROFR does not apply to a foreclosure or deed in lieu of foreclosure, but will apply to subsequent transfers.
14	Park Place at Heathrow (Loan No. 36)	There is a pending condemnation by the State of Florida Department of Transportation (“FLDOT”) in connection with the widening of a road adjacent to the Mortgaged Property. The anticipated area of condemnation is an approximately 3,201 square foot strip of land, with no improvements other than paving, curbing, sidewalks, signage, fencing, landscaping, irrigation and similar items. The anticipated payment by the FLDOT for the condemned land is $172,000.
18	All MSMCH Mortgage Loans (Loan Nos. 1, 16, 18, 22, 24, 31, 36, 38, 39, 53, 62)	The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

D-2-24

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26 and 27	Constitution Center (Loan No. 1)	A final municipal violations report delivered after origination of the Mortgage Loan indicated that the property owner had not posted required building and trade permits in the required location with respect to certain tenant improvements, and was missing a required identification card at the time of the inspection. A Post-Closing Agreement executed by the Mortgagor at origination requires that the Mortgagor address any municipal violation that has not already been cured.
26 and 27	ExchangeRight Net Leased Portfolio #54 (Loan No. 16)	The uses of the Hannaford Grocery—Gardner, MA Mortgaged Property and Dollar General—Edinburg, TX Mortgaged Property are legal non-conforming uses. With respect to the Hannaford Grocery— Gardner MA Mortgaged Property (which also has improvements with substantial nonconformities as to setbacks and density), the related zoning ordinance may require a special permit to be issued in order to reconstruct such Mortgaged Property to its existing footprint and use following a casualty. Further the anticipated insurance proceeds for such Mortgaged Property, even if the land value is added thereto, are significantly less than the allocated loan amount of such Mortgaged Property. With respect to the Dollar General, Edinburgh, TX Mortgaged Property, the related zoning letter states that such Mortgaged Property would need to be rezoned in order to permit replacement or substantial reconstruction of such Mortgaged Property to the existing use. The issuance of a special permit as to the Hannaford Grocery—Gardner, MA Mortgaged Property, and any rezoning of the Dollar General—Edinburg, TX Mortgaged Property are discretionary on the part of the applicable zoning authorities.
28	Constitution Center (Loan No. 1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
28	All MSMCH Mortgage Loans (Loan Nos. 1, 16, 18, 22, 24, 31, 36, 38, 39, 53, 62)	The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time

D-2-25

period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.
29	ExchangeRight Net Leased Portfolio #54 (Loan No. 16)	With respect to the Kum & Go—North Little Rock, AR Mortgaged Property, the Mortgage Loan documents permit such Mortgaged Property to be released in connection with substitution of another property for such Mortgaged Property, provided that certain conditions in the Mortgage Loan documents are satisfied.
29	Harundale Plaza (Loan No. 31)	The Mortgage Loan permits the free release of a release parcel (the “Release Parcel”) that is comprised of an approximately 90,159 square foot retail strip, an approximately 49,000 square foot vacant structure and an approximately 3.0 acre parcel improved as a parking lot, without prepayment or defeasance of any release price. The parcels that comprise the Release Parcel were given appraised values in the appraisal of the Mortgaged Property of $5,680,000 (“as is” value), $490,000 (“as is” value, based on the hypothetical condition that a parking and cross access easement exists between such parcel and an adequate portion of the remainder of the Mortgaged Property to meet the minimum parking requirement for the retail development on this parcel) and $1,490,000 (land value, based on the hypothetical condition that the remainder of the Mortgaged Property will remain in zoning compliance with the minimum parking requirement for retail properties upon completion of the subdivision). The overall Mortgaged Property, including the Release Parcel, was given an “as is” appraised value of $16,500,000, and the core collateral (identified in the appraisal as the remaining core property) was given an “as is” appraised value of $13,800,000.
31	All MSMCH Mortgage Loans (Loan Nos. 1, 16, 18, 22, 24, 31, 36, 38, 39, 53, 62)	The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components

D-2-26

of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.
33	Shops at City Line (Loan No. 38)	The Mortgaged Property is subject to a condominium regime for which the Mortgagor is the declarant, and such condominium regime comprises two condominium units: Unit 1, which is part of the Mortgaged Property, and Unit 2, which is not part of the Mortgaged Property. The Mortgagor is a recycled entity which previously owned Unit 2 (which is leased to a cannabis retailer).
40	All MSMCH Mortgage Loans (Loan Nos. 1, 16, 18, 22, 24, 31, 36, 38, 39, 53, 62)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

D-2-27

National Cooperative Bank, N.A.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	920 Union Street Tenants’ Corporation (Loan No. 69)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Locust Street Owners Inc. (Loan No. 56)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Soho Plaza Corp. (Loan No. 32)

30 Fifth Avenue Owners Incorporated (Loan No. 42)

333 West End Tenants Corp. (Loan No. 44)

Gateway Apartment Owners Corp. (Loan No. 46)

620-640 Pelham Owners Corp. (Loan No. 48)

Saxon House Apartment Corp. (Loan No. 52)

325 House Inc. (Loan No. 57)

345 East 77th Street Owners, Inc. (Loan No. 58)

Fairfield Owners Corp. (Loan No. 59)

	Sun Garden Homes Association, Inc. (Loan No. 63)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp. (Loan No. 28) 51 Fifth Avenue Owners Corp. (Loan No. 43)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $750,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-28

National Cooperative Bank, N.A.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	24 Central Park South, Inc. (Loan No. 33) Grinnell Housing Development Fund Corporation (Loan No. 40)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

12	2420 Morris Avenue Owners, Inc. (Loan No. 61)	The property inspection for the referenced Mortgaged Property was not conducted within six months of the closing date of the Mortgage Loan.
18	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 28, 32, 33, 40, 42, 43, 44, 46, 48, 49, 50, 51, 52, 56, 57, 58, 59, 61, 63, 64, 65, 66, 67, 68, 69).	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
28	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 28, 32, 33, 40, 42, 43, 44, 46, 48, 49, 50, 51, 52, 56, 57, 58, 59, 61, 63, 64, 65, 66, 67, 68, 69).	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
30	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 28, 32, 33, 40, 42, 43, 44, 46, 48, 49, 50, 51, 52, 56, 57, 58, 59, 61, 63, 64, 65, 66, 67, 68, 69).	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 28, 32, 33, 40, 42, 43, 44, 46, 48, 49, 50, 51, 52, 56, 57, 58, 59, 61, 63, 64, 65, 66, 67, 68, 69).	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the

D-2-29

National Cooperative Bank, N.A.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 28, 32, 33, 40, 42, 43, 44, 46, 48, 49, 50, 51, 52, 56, 57, 58, 59, 61, 63, 64, 65, 66, 67, 68, 69).	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 28, 32, 33, 40, 42, 43, 44, 46, 48, 49, 50, 51, 52, 56, 57, 58, 59, 61, 63, 64, 65, 66, 67, 68, 69).	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
45	2420 Morris Avenue Owners, Inc. (Loan No. 61)	The date of the appraisal for the referenced Mortgaged Property is not within six months of the closing date of the Mortgage Loan.
47	920 Union Street Tenants’ Corporation (Loan No. 69)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Locust Street Owners Inc. (Loan No. 56)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Soho Plaza Corp. (Loan No. 32)

30 Fifth Avenue Owners Incorporated (Loan No. 42)

333 West End Tenants Corp. (Loan No. 44)

Gateway Apartment Owners Corp. (Loan No. 46)

620-640 Pelham Owners Corp. (Loan No. 48)

	Saxon House Apartment Corp. (Loan No. 52)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-30

National Cooperative Bank, N.A.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
325 House Inc. (Loan No. 57) 345 East 77th Street Owners, Inc. (Loan No. 58) Fairfield Owners Corp. (Loan No. 59) Sun Garden Homes Association, Inc. (Loan No. 63)
47	The Seven Park Avenue Corporation a/k/a Park Avenue & 35th Street Corp. (Loan No. 28) 51 Fifth Avenue Owners Corp. (Loan No. 43)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	24 Central Park South, Inc. (Loan No. 33) Grinnell Housing Development Fund Corporation (Loan No. 40)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-31

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
June 2022	18,700,000.00	April 2027	18,700,000.00
July 2022	18,700,000.00	May 2027	18,665,187.71
August 2022	18,700,000.00	June 2027	18,368,389.97
September 2022	18,700,000.00	July 2027	18,047,251.16
October 2022	18,700,000.00	August 2027	17,748,267.00
November 2022	18,700,000.00	September 2027	17,448,225.99
December 2022	18,700,000.00	October 2027	17,123,937.13
January 2023	18,700,000.00	November 2027	16,821,686.46
February 2023	18,700,000.00	December 2027	16,495,251.44
March 2023	18,700,000.00	January 2028	16,190,775.26
April 2023	18,700,000.00	February 2028	15,885,222.26
May 2023	18,700,000.00	March 2028	15,532,571.11
June 2023	18,700,000.00	April 2028	15,224,685.15
July 2023	18,700,000.00	May 2028	14,892,776.77
August 2023	18,700,000.00	June 2028	14,582,624.87
September 2023	18,700,000.00	July 2028	14,248,515.68
October 2023	18,700,000.00	August 2028	13,936,081.59
November 2023	18,700,000.00	September 2028	13,622,541.72
December 2023	18,700,000.00	October 2028	13,285,141.92
January 2024	18,700,000.00	November 2028	12,969,295.56
February 2024	18,700,000.00	December 2028	12,629,655.54
March 2024	18,700,000.00	January 2029	12,311,486.13
April 2024	18,700,000.00	February 2029	11,992,190.06
May 2024	18,700,000.00	March 2029	11,604,071.91
June 2024	18,700,000.00	April 2029	11,282,263.70
July 2024	18,700,000.00	May 2029	10,936,833.13
August 2024	18,700,000.00	June 2029	10,612,659.04
September 2024	18,700,000.00	July 2029	10,264,930.57
October 2024	18,700,000.00	August 2029	9,938,373.62
November 2024	18,700,000.00	September 2029	9,610,659.44
December 2024	18,700,000.00	October 2029	9,259,492.59
January 2025	18,700,000.00	November 2029	8,929,370.11
February 2025	18,700,000.00	December 2029	8,575,864.16
March 2025	18,700,000.00	January 2030	8,243,316.10
April 2025	18,700,000.00	February 2030	7,909,588.98
May 2025	18,700,000.00	March 2030	7,508,388.81
June 2025	18,700,000.00	April 2030	7,172,049.27
July 2025	18,700,000.00	May 2030	6,812,504.84
August 2025	18,700,000.00	June 2030	6,473,694.98
September 2025	18,700,000.00	July 2030	6,111,751.23
October 2025	18,700,000.00	August 2030	5,770,453.31
November 2025	18,700,000.00	September 2030	5,427,944.42
December 2025	18,700,000.00	October 2030	5,062,407.88
January 2026	18,700,000.00	November 2030	4,717,384.34
February 2026	18,700,000.00	December 2030	4,349,405.39
March 2026	18,700,000.00	January 2031	4,001,849.10
April 2026	18,700,000.00	February 2031	3,653,058.99
May 2026	18,700,000.00	March 2031	3,238,203.91
June 2026	18,700,000.00	April 2031	2,886,696.59
July 2026	18,700,000.00	May 2031	2,512,420.12
August 2026	18,700,000.00	June 2031	2,158,333.40
September 2026	18,700,000.00	July 2031	1,781,551.61
October 2026	18,700,000.00	August 2031	1,424,866.90
November 2026	18,700,000.00	September 2031	1,066,915.04
December 2026	18,700,000.00	October 2031	686,379.13
January 2027	18,700,000.00	November 2031	325,801.48
February 2027	18,700,000.00	December 2031	0.00
March 2027	18,700,000.00	and thereafter
E-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	69
Risk Factors	71
Description of the Mortgage Pool	188
Transaction Parties	313
Credit Risk Retention	396
Description of the Certificates	400
Description of the Mortgage Loan Purchase Agreements	450
Pooling and Servicing Agreement	463
Certain Legal Aspects of Mortgage Loans	603
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	624
Pending Legal Proceedings Involving Transaction Parties	626
Use of Proceeds	626
Yield and Maturity Considerations	626
Material Federal Income Tax Considerations	644
Certain State and Local Tax Considerations	660
Plan of Distribution (Conflicts of Interest)	660
Incorporation of Certain Information by Reference	664
Where You Can Find More Information	665
Financial Information	665
Certain ERISA Considerations	665
Legal Investment	670
Legal Matters	671
Ratings	671
Index of Defined Terms	674

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$994,639,000
(Approximate)

Morgan Stanley Capital I
Inc.
Depositor

BANK 2022-BNK41
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2022-BNK41

Class A-1	$13,400,000	Class A-S	$130,581,000
Class A-SB	$18,700,000	Class A-S-1	$0
Class A-3	$0 -	Class A-S-2	$0
	$340,000,000	Class A-S-X1	$0
Class A-3-1	$0	Class A-S-X2	$0
Class A-3-2	$0	Class B	$43,064,000
Class A-3-X1	$0	Class B-1	$0
Class A-3-X2	$0	Class B-2	$0
Class A-4	$405,830,000 -	Class B-X1	$0
	$745,830,000	Class B-X2	$0
Class A-4-1	$0	Class C	$43,064,000
Class A-4-2	$0	Class C-1	$0
Class A-4-X1	$0	Class C-2	$0
Class A-4-X2	$0	Class C-X1	$0
Class X-A	$777,930,000	Class C-X2	$0
Class X-B	$173,645,000

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.
Co-Manager

Drexel Hamilton
Co-Manager

April        , 2022